Exhibit 10.01

AMENDED AND RESTATED
MASTER LEASE AGREEMENT
Dated as of March 27, 2012
Between
NEW PRIVATE RESTAURANT PROPERTIES, LLC,
as Landlord,
and
PRIVATE RESTAURANT MASTER LESSEE, LLC,
as Tenant

PORTIONS OF THIS EXHIBIT MARKED BY [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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LIST OF EXHIBITS AND SCHEDULES
EXHIBIT A – Legal Description of the Land
EXHIBIT B – Guaranty
EXHIBIT C – Form of Removal Amendment
EXHIBIT D – Form of Non-Disturbance Agreement
EXHIBIT E – Master Lease SNDA
SCHEDULE 1.2 – Outparcels and Leasable Building Pads
SCHEDULE 1.3 – “Go Dark” Purchase Option Properties
SCHEDULE 2A – Landlord’s Loan Documents
SCHEDULE 2B – Certain Deemed Affiliates
SCHEDULE 2C – Classification of Certain Fixtures and Trade Fixtures
SCHEDULE 2D – Non-Disturbance Eligible Subleases/Unaffiliated Subleases
SCHEDULE 2E – Portfolio Four-Wall EBITDAR Calculation Examples
SCHEDULE 2F – Restaurant Locations
SCHEDULE 2G – RLP Subleases
SCHEDULE 2H – Specified Prior Subleases
SCHEDULE 6.1(h) – Reporting Requirements
SCHEDULE 8.2(a)(i) – Affiliated Subleases, Unaffiliated Subleases and Specified Prior Subleases
SCHEDULE 8.2(a)(ii) – Current Sublease Defaults
SCHEDULE 8.2(a)(iii) – Sublease Prepayments of Rent
SCHEDULE 10.1 – Insurance Requirements
SCHEDULE 15.4 – Arbitration Procedures

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AMENDED AND RESTATED MASTER LEASE AGREEMENT (this “Lease”), dated as of the 27th day of March, 2012, by and between New Private Restaurant Properties, LLC, a Delaware limited liability company (collectively with its successors and assigns, “Landlord”), having offices at 2202 North West Shore Boulevard, Suite No. 470C, Tampa, FL 33607 Attention: Chief Financial Officer, and Private Restaurant Master Lessee, LLC, a Delaware limited liability company (collectively with its successors and assigns, “Tenant”), having its principal offices at 2202 North West Shore Boulevard, Suite No. 500, Tampa, FL 33607, Attention: Chief Financial Officer.
STATEMENT OF INTENT
This Lease constitutes a single, unitary, indivisible, non-severable lease of all the Leased Property. This Lease does not constitute separate leases contained in one document each governed by similar terms. The use of the expression “unitary lease” to describe this Lease is not merely for convenient reference. It is the conscious choice of a substantive appellation to express the intent of the parties in regard to an integral part of this transaction. To accomplish the creation of an indivisible lease, the parties intend that from an economic point of view the portions of the property locations leased pursuant to this Lease constitute one economic unit and that the Base Rent and all other provisions of this Lease have been negotiated and agreed to based on a demise of all the portions of the property locations covered by this Lease as a single, composite, inseparable transaction. All provisions of this Lease, including definitions, commencement and expiration dates, rental provisions, use provisions, renewal provisions, removal provisions, breach, default, enforcement and termination provisions and assignment and subletting, shall apply equally and uniformly to all the Leased Property as one unit and are not severable. A default of any of the terms or conditions of this Lease occurring with respect to any Leased Property shall be a default under this Lease with respect to all the Leased Properties. The provisions of this Lease shall at all times be construed, interpreted and applied such that the intention of Landlord and Tenant to create a unitary lease shall be preserved and maintained. For the purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. Section 365 or any amendment or successor section thereof, this is one indivisible and non-severable lease dealing with and covering one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Properties covered hereby. The Lease is intended to be a true lease and not a secured financing for Tenant, and by entering into this Lease Landlord does not, and does not intend to, convey to Tenant any interest in the Leased Property except leasehold interests to the extend provided for hereunder, and Tenant does not, and does not intend to, obtain, hold or retain any interest in the Leased Property except leasehold interests to the extent provided for hereunder. Landlord and Tenant agree that this Lease shall not be construed in any manner to create any relationship between the parties thereto other than as landlord and tenant.
RECITALS
WHEREAS, Private Restaurant Properties, LLC (“Original Landlord”) and Tenant entered into that certain Master Lease Agreement, dated as of June 14, 2007 (as subsequently amended pursuant to that certain First Amendment to Master Lease Agreement, dated as of September 15, 2007, and as may have been further amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the “Original Lease”), pursuant to which Original Landlord agreed to let to Tenant, and Tenant agreed to lease from Landlord, certain parcels of real property and improvements described therein;
WHEREAS, on the date hereof, Original Landlord has conveyed all of its right, title and interest in and to the Leased Properties (as defined below) to Landlord and assigned to Landlord all of Original Landlord’s right, title and interest in the Original Lease as they relate to the Leased Properties; and

WHEREAS, Landlord and Tenant now wish to amend and restate the Original Lease to (i) extend the term of the Original Lease to March 27, 2027 and (ii) effect such other amendments thereto as are hereinafter provided.
NOW, THEREFORE, in consideration of the foregoing Statement of Intent, which is hereby incorporated by this reference, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
ARTICLE I

LEASED PROPERTY; TERM

Section 1.1 Leased Property. Upon and subject to the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord’s right, title and interest in and to all of the following (each, a “Leased Property” and collectively, the “Leased Properties”):
(i) those certain tracts, pieces and parcels of land, as more particularly described in Exhibit A attached hereto and made a part hereof (collectively, the “Land”);
(ii) all buildings, structures, and other improvements of every kind, including alleyways, sidewalks, utility pipes, conduits and lines, parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land (collectively, the “Leased Improvements”);
(iii) all easements, rights and appurtenances relating to the Land and the Leased Improvements; and
(iv) all Fixtures.
Section 1.2 Release of Outparcels. Notwithstanding anything herein to the contrary, Landlord shall have the right from time to time to remove from this Lease any Outparcel comprising a part of a Leased Property as well as grant in connection therewith in respect of the Leased Property remaining subject to this Lease reasonable easements, restrictions, covenants, reservations and rights of way for, among other things, traffic circulation, ingress, egress, parking, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, including subjecting and/or converting such individual Leased Property and Outparcel to a condominium form of ownership (provided the related Condominium Documents do not materially increase Tenant’s obligations hereunder or require Tenant or its Affiliates to modify the accounting treatment or classification of this Lease, as determined by Tenant’s or its Affiliates’ auditors), all at no cost to Tenant and with no adjustment in Rent (other than a reduction in Taxes and Other Charges as a result of the removal of such Outparcel from this Lease); provided, in each such case, (x) such Outparcel shall be used for the purpose of erecting, maintaining and operating other structures and improvements not inconsistent with the use of the related Leased Property, and (y) such removal will not materially adversely affect either the value of the remaining portion of the related Leased Property (as distinguished from the value of the entire applicable Leased Property) or the net operating income of the remaining portion of the Leased Property (taking into account, to the extent applicable, any potential loss of revenue resulting if the transfer and development of the Outparcel by Landlord were not to occur), as supported by the Officer’s Certificate of Landlord described below. As used herein, “Outparcel” shall mean those properties described as Outparcels and Leasable Building Pads on Schedule 1.2 hereto. In connection with any removal of an Outparcel permitted pursuant to this Section 1.2, Tenant agrees to execute and deliver any instrument reasonably necessary or appropriate to facilitate said action, including, if requested by Landlord, a cross easement agreement and a subordination of this lease to any Condominium Documents or other Property Documents created in connection therewith, subject to Tenant’s receipt of:

1. a plot plan identifying the location of the applicable Outparcel;
2. a metes and bounds description of such Outparcel;
3. an amendment to the legal description attached as an exhibit to this Lease implementing the proposed removal, including a metes and bounds description of the portion of the Land at the relevant Leased Property that will continue to be subject to this Lease after the proposed removal of such Outparcel; and
4. copies of all Property Documents or Condominium Documents created in connection with the release of such Outparcel that will affect the remaining Leased Property.
Section 1.3 [Reserved]
Section 1.4 [Reserved]
Section 1.5 Term. The term of this Lease (the “Term”) shall commence on the Commencement Date and shall expire at 11:59 p.m. (California time) on March 26, 2027 unless otherwise terminated as provided herein.
Section 1.6 No Merger of Landlord’s Interest. If Landlord or any Affiliate of Landlord shall purchase any fee or other interest in a Leased Property that is superior to the interest of Landlord, then the estate of Landlord and such superior interest shall not merge.
Section 1.7 [Reserved]
Section 1.8 Removed Properties. In the event that any Leased Property is removed from this Lease pursuant to the terms hereof (each, a “Removed Property”) the date of removal (such date, the “Property Removal Date”) shall be (a) the date of Condemnation, in the case of any removal of a Leased Property as described in Section 10.3(a); (b) the Rent Payment Date specified in the applicable notice removing a Leased Property, in the case of a removal of a Leased Property from the Lease as described in Section 10.2, 10.3(b) or 12.1, and, except for any EOD Removed Property, all sums payable by Tenant hereunder, including the Rent with respect to such Leased Property to be released, shall be prorated through and including the Property Removal Date. As of and effective upon the applicable Property Removal Date, this Lease shall be automatically deemed amended to: (i) remove such Removed Property herefrom and all obligations of Tenant hereunder from and after the Property Removal Date with respect thereto (except for any such obligations that expressly survive such removal, and except with respect to any EOD Removed Property); (ii) exclude the applicable Removed Property from the definition of Leased Properties; (iii) (A) in the case of a removal of a Leased Property as described in Section 10.2, reduce the Base Rent in respect of each Lease Year by the Casualty Rent Reduction Amount (which reduction shall be effective as of the Rent Payment Date first occurring after the related Casualty and shall be prorated with respect to the Lease Year during which the related Casualty occurs), and reduce the amount of Additional Charges by the amounts thereof related and attributable to such Removed Property, and (B) in the case of a removal of a Leased Property as described in Section 10.3(a) or 10.3(b), reduce the Base Rent in respect of each Lease Year by the Condemnation Rent Reduction Amount (which reduction shall be effective as of the Rent Payment Date first occurring after the related Condemnation and shall be prorated with respect to the Lease Year during which the related Condemnation occurs), and reduce the amount of Additional Charges by the amounts thereof related and attributable to such Removed Property (with the parties hereby acknowledging that no reductions of Base Rent or Additional Charges shall occur by reason of any removal of an EOD Removed Property); and (iv) remove the information relevant to such Removed Property from each of the other schedules and exhibits hereto. With respect to any Removed Property, the terms of items (i) through (iv) above shall not limit the liability of Tenant for any obligations owed by Tenant to Landlord on account of such removal of the Removed Property for events occurring prior to the Property Removal Date. None of the terms of items (ii) or (iv) shall be deemed to limit Landlord’s remedies following the removal from this Lease of any EOD Removed Property. If requested by either party, Landlord and Tenant shall execute and enter into a confirmatory amendment to this Lease reflecting the removal of any Removed Property herefrom in the form attached hereto as

Exhibit C, and the parties shall execute any such amendment promptly (and in any event within ten (10) Business Days) after the requesting party submits such amendment, properly filled out, to the other for execution; provided, however, that Tenant shall have no right to request, and Landlord shall have no obligation to execute, any such amendment following the removal from this Lease of any EOD Removed Property. For the avoidance of doubt, the parties acknowledge and agree that the provisions of this Section 1.8 shall not apply to the removal of any Outparcel from this Lease pursuant to Section 1.2.
ARTICLE II

DEFINITIONS

Section 2.1 Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article II have the meanings assigned to them in this Article II and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable, (iii) all references in this Lease to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, (iv) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision, (v) the term “including” and words of similar import shall be deemed to be followed by the phrase “without limitation” (unless already followed by such phrase or a phrase of similar effect) (vi) the term “attorneys’ fees” and “attorneys’ fees and expenses” and words of similar import shall be deemed preceded with the word “reasonable” (unless already preceded by such word), (vii) the phrase “Leased Property” shall be deemed to be followed by the phrase “or any portion thereof” (unless already followed by such phrase or a phrase of similar effect) and (viii) where any party is required to not unreasonably withhold its consent or approval hereunder, such party shall be required to not unreasonably withhold, condition or delay such consent or approval.
AAA: As defined in Section 5.3(d).
Abandoned FF&E: As defined in Section 5.3(c).
Abandoned FF&E Sale Amounts: The amount of any cash proceeds received by Landlord as consideration for any sale of any Abandoned FF&E to a third party, in each case net of Landlord’s out of pocket expenses and taxes paid in connection with such sale.
Additional Charges: As defined in Section 3.1(d).
Affiliate: With respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with, or any general partner or managing member in, such specified Person. An Affiliate of a Person includes, without limitation, (i) any officer or director of such Person, and (ii) any Affiliate of the foregoing; provided, however, that no Sponsor Portfolio Company shall be deemed to be an Affiliate of Sponsors. Notwithstanding the above, for purposes of this definition, references to an Affiliate of Guarantor or its subsidiaries shall not include PropCo or its subsidiaries. In addition, for the purposes of this Lease, (x) Guarantor and its Controlled Affiliates (including Tenant) shall not be Affiliates of Landlord, and PropCo and its Controlled subsidiaries (including Landlord) shall not be Affiliates of Tenant and (y) the Persons listed on Schedule 2B shall be deemed to be Affiliates of Guarantor.
Affiliated Sublease: A Sublease under which the Subtenant is a Close Subsidiary of Guarantor.

Affiliated Subleases shall include Concept Subleases, Pass-Through Subleases and RLP Subleases.
Allowed Claim: A claim against Tenant or Guarantor as a debtor in a Bankruptcy Proceeding for any amounts owed pursuant to the terms of this Lease, including, without limitation, any rejection damages arising from a Lease Rejection, to the extent such claim is: (a) scheduled by the debtor pursuant to the Bankruptcy Code and Bankruptcy Rules in a liquidated amount and not listed as contingent, unliquidated, zero, undetermined or disputed, and as to which (i) no objection has been filed, and (ii) no contrary proof of claim has been filed, (b) a claim proof of which has been timely filed, or deemed timely filed with the bankruptcy court pursuant to the Bankruptcy Code, the Bankruptcy Rules and/or any applicable Final Orders of the bankruptcy court, or late filed with leave of court, and not objected to within the period fixed by the Bankruptcy Code, the Bankruptcy Rules and/or applicable orders of the bankruptcy court, or (c) that has otherwise been allowed by a Final Order.
Alteration: As defined in Section 8.1.
Annual Budget: The variable operating expense budget for each Leased Property prepared by Tenant for the applicable Fiscal Year or other period setting forth, in reasonable detail, Tenant’s good faith estimates of the anticipated variable operating expenses for each Leased Property, including Variable Additional Charges, Scheduled Additional Charges, Base Rent, sales projections and planned capital expenditures.
Approved Bank: A bank or other financial institution which has a minimum long-term unsecured debt rating of at least “AA” and a minimum short-term unsecured debt rating of at least “A‑1+” by each of the Rating Agencies, or if any such bank or other financial institution is not rated by all the Rating Agencies, then a minimum long-term rating of at least “AA” and a minimum short-term unsecured debt rating of at least “A‑1+”, or their respective equivalents, by two of the Rating Agencies, but in any event one of the two Rating Agencies shall be S&P, it being understood that the AA and A‑1+ benchmark ratings and other benchmark ratings in this Lease are intended to be the ratings, or the equivalent of ratings, issued by S&P.
Auctioneer: As defined in Section 5.3(d).
Auctioneer Appointment Notices: As defined in Section 5.3(d).
Award: Any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Leased Property.
Bankruptcy Code: Title 11, U.S.C.A., as amended from time to time and any successor statute thereto.
Bankruptcy Proceeding: Any proceeding under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law.
Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure and the local rules of any bankruptcy court, as now in effect or hereafter amended.
Base Rent: As defined in Section 3.1(a).
Base Sublease Conditions: As defined in Section 8.2(c).

Base Transfer Conditions: With respect to any Transfer for which the Base Transfer Conditions are required to be satisfied pursuant to the terms of this Lease, the following conditions to such Transfer: (a) Landlord and Landlord’s Lender shall each receive no less than thirty (30) days prior written notice of such Transfer; and (b) immediately prior to such Transfer, no Event of Default shall have occurred and be continuing.
Blanket Policy: As defined in Schedule 10.1.
Bonds: Appeal bonds, security bonds, payment and performance bonds or similar surety bonds issued by a surety reasonably acceptable to Landlord.
Building Equipment: The machinery, appliances, apparatus, equipment, fittings, Fixtures, materials, articles of personal property and goods of every kind and nature whatsoever used in connection with the Land and/or the Leased Improvements and all additions to and renewals, products and replacements thereof, and all substitutions therefor, now or hereafter affixed to, attached to, placed upon or located upon or in the Land and/or the Leased Improvements, or any part thereof, in each case used or usable or intended to be used in connection with the complete and comfortable use, ownership, management, maintenance, enjoyment or operation of the Land and/or the Leased Improvements in any present or future occupancy or use thereof, including, but without limiting the generality of the foregoing, all heating, lighting, laundry, cooking, incinerating, loading, unloading and power equipment, boilers, dynamos, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus, air cooling and air conditioning apparatus, building materials and equipment, elevators, escalators, carpeting, shades, draperies, awnings, screens, doors and windows, blinds, furnishings.
Business Day: Any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.
Calculation Date: As defined in Section 5.3(d).
Cash: Coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.
Cash and Cash Equivalents: Any one or a combination of the following: (i) Cash, and (ii) U.S. Securities.
Cash Management Procedures: As defined in Section 11.1.
Casualty: As defined in Section 10.2(a).
Casualty Rent Reduction Amount: With respect to a Leased Property removed from this Lease following a Casualty as provided in Section 10.2, the product of (i) 8.381%, multiplied by (ii) the sum of (A) the total amount of casualty insurance proceeds received by Landlord by reason of such Casualty (and not including any rental interruption proceeds), plus (B) the Post-Casualty Value.
Close Affiliate: With respect to any Person (the “First Person”) any other Person (each, a “Second Person”) which is an Affiliate of the First Person and in respect of which any of the following are true: (a) the Second Person owns, directly or indirectly, at least seventy-five percent (75%) of all of the legal, beneficial and/or equitable interest in such First Person, (b) the First Person owns, directly or indirectly, at least seventy-five percent (75%)of all of the legal, beneficial and/or equitable interest in such Second Person, or (c) a third Person owns, directly or indirectly, at least seventy-five percent (75%) of all of the legal, beneficial and/or equitable interest in both the First Person and the Second Person.
Close Subsidiary: A “Close Subsidiary” of a Person shall mean a Subsidiary of such Person, no less than seventy-five percent (75%) of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by Legal Requirements) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.
Commencement Date: The date of this Lease.
Concept: (a) Each of Bonefish Grill, Carrabba’s Italian Grill, Fleming’s Prime Steakhouse and Wine Bar, Outback Steakhouse and Roy’s Restaurant; provided, however, that any such restaurant brand shall constitute a Concept only for so long as such brand is owned by Guarantor or its Close Subsidiaries, and (b) any future restaurant brand owned by Guarantor or its Close Subsidiaries, so long as at the time that one or more Leased Properties are first opened for operation under such new restaurant brand, no less than twenty (20) restaurants in the United States (including, but not limited to, such Leased Properties) are open and operated by Guarantor or its Close Subsidiaries under such new restaurant brand.
Concept Sublease: Any Sublease entered into by a Concept Subsidiary and Tenant, together with any amendments thereto or replacements thereof, for all or any portion of the Leased Properties as and to the extent permitted under the terms and conditions of this Lease. As of the Commencement Date, the Concept Subleases are those certain Amended and Restated Subleases, each dated as of the Commencement Date, between Tenant, as sublandlord, and one of the following as subtenant: Outback Steakhouse of Florida, LLC, Carrabba’s Italian Grill, LLC, Bonefish Grill, LLC, OS Pacific, LLC or OS Prime, LLC.
Concept Subsidiary: Any direct or indirect Close Subsidiary of Guarantor that operates any Leased Property as a Concept Restaurant Location located thereon, either directly or indirectly through RLP Subleases, in accordance with the terms of this Lease. As of the Commencement Date, the Concept Subsidiaries are Carrabba’s Italian Grill, LLC, Outback Steakhouse of Florida, LLC, Bonefish Grill, LLC, OS Pacific, LLC and OS Prime, LLC.
Condemnation: As defined in Section 10.3(a).
Condemnation Rent Reduction Amount: With respect to a Leased Property removed from this Lease following a Condemnation as provided in Section 10.3(a) or 10.3(b), the product of (i) 8.381%, multiplied by (ii) the sum of (A) the total amount of the Award received by Landlord in connection with such Condemnation of such Leased Property, plus (B) the Post-Condemnation Value.
Condominium Documents: Condominium declarations; bylaws, covenants, conditions and restrictions relating to a condominium regime; and similar recorded agreements and instruments affecting any Leased Property and binding upon and/or benefiting Landlord or Tenant and other third parties as disclosed in the Title Policy or amendments thereto hereafter consented to by Tenant.
Continuing Directors: The directors of HoldCo on the Commencement Date, and each other director of HoldCo if such other director’s nomination for election to the board of directors of HoldCo (or Guarantor after a Qualifying IPO of Guarantor) is recommended by a majority of the then Continuing Directors or such other director receives (i) the vote of one or more of the Permitted Holders or (ii) following a Transfer to one or more Permitted Transferees permitted under this Lease, the vote of one or more of such Permitted Transferees in such director’s election by the stockholders of HoldCo (or Guarantor after a Qualifying IPO of Guarantor).
Continuously Operate: With respect to any Restaurant Location, if such Restaurant Location is not a Go Dark Restaurant Location.
Control: The possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and Control shall not be deemed absent solely because another member, partner or other Person shall have a veto with respect to major decisions and shall not be deemed absent solely because such other member, partner or other Person has been granted such veto right, and the terms Controlled, Controlling and Common Control shall have correlative meanings.
De Minimis Amounts: With respect to any given level of Hazardous Substances, that level or quantity of Hazardous Substances in any form or combination of forms, the use, storage or release of which does not constitute a violation of, or require regulation, remediation, reporting or monitoring under, any Environmental Laws and is customarily employed in the ordinary course of, or associated with, similar businesses located in the states in which the relevant Leased Property is located.
Default: The occurrence of any event hereunder which, but for the giving of notice or passage of time, or both, would be an Event of Default hereunder.
Delinquent Party: As defined in Section 5.3(d).
Depositary: Landlord or, at Landlord’s election, Landlord’s Lender or a depositary selected by Landlord, it being agreed that different Persons may serve as Depositary at any one time and from time to time.
Discussion Period: As defined in Section 5.3(d).
Disqualified Transferee: Any Person that (i) has been convicted in a criminal proceeding of a felony or a crime involving moral turpitude or that is an organized crime figure or is reputed (as determined by Landlord and Landlord’s Lender in their sole discretion) to have substantial business or other affiliations with an organized crime figure; (ii) has at any time filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (iii) as to which an involuntary petition has at any time been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law and which was not dismissed prior to the entry of an order for relief; (iv) has at any time filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (v) has at any time consented to or acquiesced in or joined in an application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property; or (vi) has at any time made an assignment for the benefit of creditors, or has at any time admitted its insolvency or inability to pay its debts as they become due; provided, however, with regard to any Person that would otherwise be a “Disqualified Transferee” by reason of any one or more of clauses (ii) through (vi) above, such Person shall not be a Disqualified Transferee if, at the time of determination, (A) such Person is solvent, such Person and such Person’s property is not subject to a custodian, receiver, trustee or examiner, and neither such Person nor its debts or assets are subject to any federal or state bankruptcy or insolvency proceeding, and (B) such Person has been reasonably approved by Landlord and Landlord’s Lender.
Eligible Collateral: U.S. Securities, Cash and Cash Equivalents, Bonds, Title Endorsements and Letters of Credit, or any combination of the foregoing.
Environmental Conditions: The conditions of Environmental Media and the conditions of any part of the Leased Properties, including building materials, that affect or may affect Environmental Media.
Environmental Laws: Any and all of the following as applicable to Tenant and/or any of the Leased Properties: present and future federal, state and local laws (whether under common law, statute, ordinance, rule, regulation or otherwise), court or administrative orders or decrees, requirements of permits issued with respect thereto, and other requirements of governmental authorities relating to any Hazardous Substances or Hazardous Substances activity (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §§9601, et seq.) as heretofore or hereafter amended from time to time).
Environmental Media: Soil, fill material, or other geologic materials at all depths, groundwater at all depths, surface water including storm water and sewerage, indoor and outdoor air, and all living organisms, including all animals and plants, whether such Environmental Media are located on or off the Leased Properties.
EOD Removed Property: Any Leased Property removed from this Lease by Landlord as an exercise (without limitation) of its remedies under this Lease in connection with an Event of Default.
Equity Interests: (i) any ownership, management or membership interests in any limited liability company, (ii) any general or limited partnership interest in any partnership, (iii) any common, preferred or other stock interest in any corporation, (iv) any share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (v) any ownership or beneficial interest in any trust or, (vi) any option, warrant or other right to convert into or otherwise receive any of the foregoing.
ERISA: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.
Escrow Account: As defined in Section 3.1(e).
Event of Default: As defined in Section 12.1.
Exchange Act: The Securities and Exchange Act of 1934, as amended.
Excluded FF&E: As defined in Section 5.3(b).
Exercise Notice: As defined in Section 5.3(d).
Failing Party: As defined in Section 5.3(d).
Fair Market Rental: With respect to a particular Leased Property, the rental that a willing tenant not compelled to rent would pay a willing landlord not compelled to let for such Leased Property for the Primary

Intended Use, excluding all capital improvements (as distinguished from necessary repairs and replacements) paid for by Tenant, determined in accordance with the appraisal procedures set forth in Section 23.1 or in such other manner as shall be mutually acceptable to Landlord and Tenant.
Fair Market Value: As defined in Section 5.3(d).
Final Order: An order or judgment of a bankruptcy court, as entered on the docket of the bankruptcy court, that has not been reversed, stayed, modified, or amended, and as to which: (a) the time to appeal, seek review or rehearing or petition for certiorari has expired and no timely filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought, provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other rules governing procedure in cases before the bankruptcy court, may be filed with respect to such order shall not cause such order not to be a Final Order.
Fiscal Year: Each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of this Lease or the portion of any such twelve (12) month period falling within the term of this Lease in the event that such a twelve (12) month period occurs partially before or after, or partially during, the term of this Lease.
Fixed Charge Coverage Ratio: As of any date, the ratio of the TTM EBITDAR of the Leased Properties to the Base Rent for the same twelve month period. For the first twelve months of the Term, the Fixed Charge Coverage Ratio shall be calculated based on notional Base Rent in respect of the relevant period prior to the Commencement Date equal to Base Rent for the applicable Leased Property. From and after the removal of any Leased Property from the Lease pursuant to Section 10.2, 10.3 or 12.1, (i) the calculation of the Fixed Charge Coverage Ratio shall exclude TTM EBITDAR for such Removed Property (for the entire applicable twelve (12) month period in such calculation, including any portion of such period prior to such removal), and (ii) Base Rent in the calculation of the Fixed Charge Coverage Ratio shall be reduced if and to the extent provided in Section 1.8 (for the entire applicable twelve-month period in such calculation, including any portion of such period prior to such removal).
Fixtures: “Fixtures” shall have the meaning set forth in the Uniform Commercial Code in effect in the State of New York, and, in addition, shall include the following: general, non-specialized building mechanical, electrical and plumbing and HVAC systems and equipment, elevators and escalators (together with all related controls equipment, parts and supplies used to service, repair, maintain and equip the foregoing), sprinkler systems, fire suppression/fire alarm systems, security system, awnings, ceiling tile and grids, restroom and utility plumbing fixtures, carpeting, hard wood flooring, domestic water heaters, brick pizza ovens, and general and emergency lighting, all of which, to the greatest extent permitted by law, are hereby deemed by the parties to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but excluding all items included within Tenant’s Personalty. Without limiting the generality of the foregoing, with respect to any Concept restaurant, the term Fixtures shall specifically include the items set forth as “Fixtures” on Schedule 2C.
Founders: (i) Christopher T. Sullivan, Robert D. Basham and J. Timothy Gannon, or in the event of any such Person’s death such Person’s estate; (ii) any trust Controlled by any of the Persons described in clause (i) (or in the event of the death or incompetency of any such Person, such Person’s estate, executor, administrator or committee administering such estate) created for the benefit of any of the Persons described in clause (i) or any of (or any combination of) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in clause (i), or any trust for the benefit of such Person Controlled by any of the Persons described in clause (i) (or in the event of the death or incompetency of any such Person, such Person’s estate, executor, administrator or committee administering such estate); or (iii) any entity that both (a) is Controlled by any of the Persons described in clause (i) (or in the event of the death or incompetency of any such Person, such Person’s estate, executor, administrator or committee administering such estate) and (b) no less than fifty-one percent (51%) of the Equity Interests in which entity are owned by any of the Persons described in any of clauses (i) or (ii) above.
GAAP: Generally accepted accounting principles from time to time in effect and as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination; provided, however, that if Tenant notifies Landlord that Tenant requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Commencement Date in GAAP or in the application thereof on the operation of such provision (or if Landlord notifies Tenant that Landlord requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
Go Dark: With respect to any Restaurant Location (a Restaurant Location that shall Go Dark is sometimes referred to herein as a “Go Dark Restaurant Location”) (a) if the Restaurant Location is not open for business to the public for a period of thirty (30) consecutive days, unless such closure (i) is a result of a condemnation or casualty or other damage or injury to such Leased Property, provided that, in the event Tenant elects to undertake the Restoration pursuant to Section 10.2(a)(i) or Section 10.3(b), only so long as Tenant (A) promptly and diligently pursues and completes repair or restoration of such Restaurant Location pursuant to the terms of this Lease, or takes other appropriate actions to resolve such closure, and (B) reopens such Restaurant Location to the public no later than two hundred seventy (270) days after the date of the initial closure, subject to an extension not to exceed an additional two hundred seventy (270) days in the event that such closure continues due to Unavoidable Delay, upon the expiration of which, such Restaurant Location shall be a Go Dark Restaurant Location; or (ii) subject to the proviso below, is temporary and is in connection with an Alteration permitted hereunder, so long as Tenant (A) promptly and diligently pursues and completes such Alteration pursuant to the terms of this Lease, and (B) reopens such Restaurant Location to the public no later than one hundred eighty (180) days after the date of the initial closure, subject to an extension not to exceed sixty (60) days in the event that such closure continues due to Unavoidable Delay, upon the expiration of which, such Restaurant Location shall be a Go Dark Restaurant Location; provided, however, that no greater than ten percent (10%) of all Restaurant Locations under this Lease at the time of determination (rounded up to the nearest whole number, which number as of the Commencement Date is 27 based on 261 Restaurant Locations under this Lease as of the Commencement Date) shall be permitted to be closed pursuant to this clause (a)(ii) at any one time; and (b) if the Restaurant Location is a Go Dark Purchase Option Property, if the Restaurant Location is not open for business to the public for any period of time, and such closure would constitute an event after which a purchase right, termination right, recapture right or option could be triggered (regardless of the applicability of the provisions of the foregoing clause (a) that would otherwise result in such Restaurant Location not being considered a Go Dark Restaurant Location).

Go Dark Leased Property: The meaning set forth in the definition of “Go Dark” above.
Go Dark Purchase Option Property: Any Restaurant Location having an Operating Agreement or other agreement of record (or off record and evidenced by a recorded memorandum) which contains a purchase right, termination right, recapture right or option that would be exercisable if such Restaurant Location is not open for business to the public for a period designated in such Operating Agreement or other agreement of record, including, but not limited to, the Restaurant Locations listed on Schedule 1.3 which are specifically designated as having such a purchase right, termination right, recapture right or option.
Go Dark Restaurant Location: As defined in the definition of “Go Dark”.
Go Dark/Sublease Limit: At any given time, fourteen percent (14%) of the Restaurant Locations that remain subject to this Lease at the time of determination (rounded up to the nearest whole number). As of the Commencement Date, the Go Dark/Sublease Limit is equal to 37 Restaurant Locations based on 261 Restaurant Locations being subject to this Lease as of the Commencement Date.
Governmental Authority: Any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
Guarantor: OSI Restaurant Partners, LLC, a Delaware limited liability company.
Guarantor Asset Covenants: The following covenants pertaining to Guarantor, except to the extent such covenants are no longer complied with as a result of a foreclosure (or transfer in lieu thereof) of the Liens granted by HoldCo, Guarantor or any of Guarantor’s Subsidiaries resulting from the exercise of remedies as set forth in the Guarantor Facility: (i) Guarantor shall continue to own, directly or through Close Subsidiaries, the restaurant brands and related intellectual property and businesses known as “Outback Steakhouse” and “Carrabba’s Italian Grill”; (ii) Guarantor shall not dispose of all or substantially all of its assets, exclusive of transfers to and among Guarantor’s Close Subsidiaries; and (iii) Tenant shall continue to be a wholly owned Subsidiary of Guarantor and Guarantor shall not permit and shall not consent to any assignment by Tenant of its interest in this Lease or its rights and interests thereunder.
Guarantor Facility: The credit facilities provided under the Credit Agreement, dated as of June 14, 2007, by and among Guarantor, as borrower, HoldCo, Deutsche Bank AG, New York Branch, as Administrative Agent, and the other lenders from time to time party thereto, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders; provided, however, that in no event shall such credit facilities, or any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof, be secured in whole or in part by the direct or indirect Equity Interests in Holdco Parent or any of its direct or indirect parent entities or in HoldCo or any Intermediate Holdco Entity.
Guaranty: The Guaranty of this Lease executed by Guarantor in favor of Landlord, a copy of which is attached hereto as Exhibit B.

Guaranty Event of Default: An “Event of Default” as defined in the Guaranty.
Hazardous Substances: Any of the following: (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a “hazardous substance”, “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “infectious waste”, “toxic substance”, “toxic pollutant” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or “EP toxicity” and (ii) any petroleum, natural gas, natural gas liquid, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters, and other wastes associated with the exploration, development or reduction of crude oil, natural gas, or geothermal resources. Without limiting the foregoing, Hazardous Substances shall also include asbestos and asbestos-containing materials and polychlorinated biphenyls.
HoldCo: OSI HoldCo, Inc., a Delaware corporation.
HoldCo Parent: OSI HoldCo I, Inc., a Delaware corporation.
Holdings: Kangaroo Holdings, Inc., a Delaware corporation.
Indemnitee: As defined in Section 15.9.
Independent: When used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in Landlord, any Affiliate of Landlord, Tenant, or any Affiliate of Tenant, (ii) is not connected with Landlord, any Affiliate of Landlord, Tenant, or any Affiliate of Tenant, as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, customer or supplier (other than a customer or supplier in the ordinary course of business on terms applicable generally to all customers and suppliers) or person performing similar functions and (iii) is not a member of the immediate family of a Person defined in clause (i) or (ii) above.
Independent Leasing Broker: (a) Cushman & Wakefield, or (b) such other Independent leasing broker which (i) is a reputable, nationally or regionally recognized leasing broker having at least five (5) years’ experience in the leasing of commercial restaurant properties, (ii) has, during the five (5) year period immediately prior to its engagement by Tenant to provide the certificate required under Section 8.2(j)(iv), acted as leasing broker for commercial properties with leasable square footage equal to at least the lesser of (A) 1,000,000 leasable square feet and (B) five (5) times the leasable square feet of the Leased Properties, and (iii) is not the subject of a bankruptcy or similar insolvency proceeding.
Institutional Lender: Any one or more of the following: a bank, investment bank, trust company, broker-dealer, insurance company, separate account, pension fund, retirement plan, governmental agency, real estate investment trust, investment company, investment company adviser or pension fund adviser, or any Affiliate of any of the foregoing, in each case, whether acting for its own account or as a trustee, fiduciary or agent of others.
Insurance Requirements: Collectively, (i) all material terms of any insurance policy required hereunder, (ii) all material regulations and then-current standards applicable to or affecting the Leased Properties or any part thereof or any use or condition thereof, which may, at any time, be recommended by the National Board of Fire Underwriters, if any, having jurisdiction over the Leased Property, or such other body exercising similar functions.
Interest Rate: The rate of interest, as of any date, equal to one month LIBOR, as reasonably determined by Landlord, plus one hundred seventy-five (175) basis points.
Intermediate HoldCo Entity: Any Person satisfying all of the following: (a) one hundred percent (100%) of the direct or indirect Equity Interests in such Person are owned by, and such Person is Controlled by, Holdco Parent, (b) such Person owns, directly or indirectly, one hundred percent (100%) of the Equity Interests in, and Controls, HoldCo, and (c) such Person does not own, directly or indirectly, any Equity Interest in any Person other than another Intermediate HoldCo Entity (if any) and, indirectly by virtue of its direct or indirect Equity Interests in HoldCo, the Persons in which HoldCo owns a direct or indirect Equity Interest. As of the Commencement Date, there are no Intermediate HoldCo Entities.
Inventory: As defined in and subject to the provisions of the Uniform Commercial Code as in effect in the State of New York.
IP Removal Costs: Any reasonable out-of-pocket costs incurred by Tenant, Guarantor and any of Guarantor’s Subsidiaries in connection with the removal, destruction or concealment of any Tenant Proprietary/IP Material from any tangible Personal Property or Trade Fixtures as to which Landlord has exercised the Purchase Option.
IPO Entity: Any Lower Tier Entity or Upper Tier Entity.
Land: As defined in Section 1.1.
Landlord: As defined in the first paragraph hereof.
Landlord Liens: Liens on or against the Leased Property or this Lease or any payment of Rent (i) in favor of any taxing authority by reason of any tax excluded from the definition of “Taxes” hereunder owed by Landlord, (ii) any easements, rights of way, restrictions or other similar encumbrances encumbering any Leased Property and entered into by Landlord after the Commencement Date (including any amendments entered into by Landlord after the date hereof to any easements, rights of way, restrictions or other similar encumbrances encumbering any Leased Property and existing on the Commencement Date), unless Tenant shall have consented thereto (such consent not to be unreasonably withheld), or (iii) securing Landlord’s Debt.
Landlord’s Debt: The loan in the aggregate principal amount of $324,800,000 made to Landlord pursuant to that certain Loan and Security Agreement, dated as of March 27, 2012, as the same may be modified, increased or reinstated from time to time.
Landlord’s Lender: Collectively, German American Capital Corporation, a Maryland corporation, and Bank of America, N.A., a national banking association, together with their respective successors and assigns and any other lender in respect of Landlord’s Debt.
Landlord’s Loan Documents: The instruments and agreements evidencing, establishing and securing Landlord’s Debt as of the date hereof as set forth on Schedule 2A, as such instruments and agreements may be amended, restated, or supplemented from time to time. In any instance in this Lease in which Tenant (and any Person claiming by, through or under Tenant) is obligated to comply with or perform in accordance with or subject to Landlord’s Loan Documents, Tenant (and such Person) shall not be so obligated to the extent that any Landlord’s Loan Documents entered into after the date hereof, or amendment to any existing Landlord’s Loan Documents, impose any additional obligation, duty or liability on Tenant (or such Person) or diminish any right of Tenant (or such Person) provided for hereunder or would require Tenant or its Affiliates to modify the accounting treatment or classification of this Lease, as determined by Tenant’s or its Affiliates’ auditors.
LC Expiration Date: As defined in the definition of “Letter of Credit”.
Lease: As defined in the first paragraph hereof.
Lease Rejection: As defined in Section 5.3(a).
Lease Termination: Any termination of this Lease by Landlord with respect to one or more Leased Properties due to an Event of Default as described in Section 12.1.
Lease Year: The period beginning on the Commencement Date, or any anniversary thereof, and ending on the day immediately preceding the next succeeding anniversary of the Commencement Date, provided that the final Lease Year shall end on the last day of the Term.
Leased Improvements: As defined in Section 1.1.
Leased Property: As defined in Section 1.1.
Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Landlord, Tenant or the Leased Property, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant, at any time in force affecting the Leased Property (other than any subleases, this Lease, and service contracts and other similar agreements now in effect or hereafter entered into in the ordinary course of Tenant’s or any Subtenant’s business), including any which may (i) require repairs, modifications or alterations in or to the Leased Property, or (ii) in any way limit the use and enjoyment thereof.
Letter of Credit: An irrevocable, unconditional, transferable, clean sight draft letter of credit (either an evergreen letter of credit or one which does not expire until at least sixty (60) days after the maturity date of Landlord’s Debt (the “LC Expiration Date”)), in favor of Landlord (or, at Landlord’s Lender’s request, Landlord’s Lender) and entitling Landlord (or, at Landlord’s Lender’s request, Landlord’s Lender) to draw thereon in New York, New York, based solely on a statement executed by an officer or authorized signatory of Landlord (or Landlord’s Lender, as applicable) and issued by an Approved Bank. With respect to any Letter of Credit provided under this Lease, if at any time (a) the institution issuing any such Letter of Credit shall cease to be an Approved Bank or (b) the Letter of Credit is due to expire prior to the LC Expiration Date, Landlord (or at Landlord’s Lender’s request, Landlord’s Lender) shall have the right immediately to draw down ( as Eligible Collateral) the same in full and hold the proceeds thereof in accordance with the provisions of this Lease, unless Tenant shall deliver a replacement Letter of Credit from an Approved Bank within (i) as to (a) above, twenty (20) days after Landlord or Landlord’s Lender delivers written notice to Tenant that the institution issuing the Letter of Credit has ceased to be an Approved Bank or (ii) as to (b) above, at least twenty (20) days prior to the expiration date of said Letter of Credit.
LIBOR: The rate (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one one-hundredth (1/100) of one percent (1%)) for deposits in U.S. Dollars in an amount equal to One Million Dollars ($1,000,000) for a one (1) month period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the date of determination or, if such rate does not appear, as reasonably determined by Landlord.
Lien: Any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting the Leased Property or Tenant, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and the filing of mechanics’, materialmen’s and other similar liens and encumbrances, in each case excluding any such items filed against and solely affecting Tenant or Tenant’s Personalty or other Personal Property of Tenant; provided, however, that such exclusion of such items does not extend to, and the term “Lien” shall include, for the avoidance of doubt, any of such items encumbering either Tenant’s leasehold estate created under this Lease or the Leased Property.
Limited Default Event: An Event of Default arising out of or resulting from breach of the following provisions of this Lease: (i) Section 8.2(l) (except Section 8.2(l)(i)(A)), or (ii) Section 12.1(g)) (but only if the event or circumstance resulting in such breach is not also an Event of Default under another provision of this Lease).
Litigation Costs: All costs reasonably incurred by Landlord, as applicable, in connection with the enforcement by Landlord against Tenant of any provision of this Lease, including attorneys’ fees and expenses, court costs and reasonable consultants’ fees and expenses.
Losing Party: As defined in Section 5.3(d).
Lower Tier Entity: Any of Guarantor, HoldCo or any Intermediate HoldCo Entity.
Management Fee: As defined in Section 13.2(c).
Management Stockholders: The bona fide members of management of Guarantor or its Subsidiaries (excluding the Founders) who are as of the relevant date of determination both (i) actively involved in the management of Guarantor or its Subsidiaries and (ii) investors in Holdco Parent or any direct or indirect parent thereof.
Master Lease SNDA: As defined in Section 15.1.
Material Adverse Effect: Any event or condition that has a material adverse effect on (i) the Leased Properties taken as a whole, (ii) the use, operation, or value of any Leased Property, (iii) the business, profits, operations or financial condition of Tenant, or (iv) the ability of Tenant to satisfy any of Tenant’s material obligations under this Lease.
Material Alteration: Any Alteration the cost of which is reasonably anticipated to exceed the Threshold Amount.

Mezzanine Debt: Collectively and individually as the context may require, each of (i) the senior mezzanine loan in the aggregate principal amount of $87,600,000 made to New PRP Mezz 1, LLC (Landlord’s direct equity holder) pursuant to that certain Mezzanine Loan and Security Agreement (First Mezzanine), dated as of March 27, 2012, and (ii) the junior mezzanine loan in the aggregate principal amount of $87,600,000 made to New PRP Mezz 2, LLC (Landlord’s indirect equity holder) pursuant to that certain Mezzanine Loan and Security Agreement (Second Mezzanine), dated as of March 27, 2012, each as the same may be modified, increased or reinstated from time to time.
Minimum Ownership/Control Requirements: As defined in Section 8.2(l)(ii)(D)(2).
New Sublease: As defined in Section 8.2(c).
Non-Disturbance Agreement: As defined in Section 8.2(j).
Non-Disturbance Eligible Sublease: Any existing Sublease, or any new Sublease entered into in accordance with this Lease, in each case, where neither Guarantor nor any of its Affiliates owns any direct or indirect Equity Interests in, or Controls, the Subtenant that is the party thereto; provided, however, that as of the Commencement Date, no Specified Prior Subleases are Non-Disturbance Eligible Subleases. All Non-Disturbance Eligible Subleases as of the Commencement Date are listed on Schedule 2D attached hereto.
Notices and notices: As defined in Section 22.1.
NRSRO: As defined in Section 24.2.
Occurrence Date: As defined in Section 12.5.
Officer’s Certificate: (i) With respect to Landlord, a certificate executed by an authorized signatory of Landlord, and (ii) with respect to Tenant, a certificate executed by an authorized signatory of Tenant that is familiar with the financial condition of Tenant and the operation of the Leased Properties.
Operating Agreements: Reciprocal easement and/or operating agreements; recorded covenants, conditions and restrictions; and similar recorded agreements affecting any Leased Property and binding upon and/or benefiting Landlord or Tenant and other third parties as disclosed in the Title Policy or hereafter consented to by Tenant, such consent not to be unreasonably withheld.
Option FF&E: As defined in Section 5.3(a).
Option FF&E Purchase Price: The sum of (a) Fair Market Value, plus (b) any IP Removal Costs.
Option Notice Date: As defined in Section 5.3(d).
Original Landlord: As defined in the Recitals.
Original Lease: As defined in the Recitals.
Other Charges: All governmental impositions other than Taxes, and any other governmental or quasi-governmental charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining a Leased Property, now or hereafter levied or assessed or imposed against any Leased Property or any part thereof by any Governmental Authority.
Outparcel: As defined in Section 1.2.
Overdue Rate: On any date, a rate equal to the Interest Rate plus three percent (3%), but in no event greater than the maximum rate then permitted under applicable law.
Partner Equity Program: The Outback Steakhouse, Inc. Partner Equity Plan and OSI Restaurant Partners, LLC Partner Ownership Account Plan, each as may be modified, amended, extended, supplemented, restated or replaced from time to time.
Pass-Through Sublease: Any Sublease entered into by a Pass-Through Subsidiary and Tenant, together with any amendments thereto or replacements thereof, for all or any portion of the Leased Properties as and to the extent permitted under the terms and conditions of this Lease. As of the Commencement Date, the Pass-Through Subleases are those certain Amended and Restated Subleases, each dated as of the Commencement Date, between Tenant, as sublandlord, and either OS Southern, LLC or OS Tropical, LLC, as Subtenant.
Pass-Through Subsidiary: Any direct or indirect wholly-owned Subsidiary of Guarantor that subleases from Tenant any Leased Property at which an Unaffiliated Business is being operated. As of the Commencement Date, the Pass-Through Subsidiaries are OS Southern, LLC and OS Tropical, LLC.
Permits: As defined in Section 13.3(a).
Permitted Encumbrances: Collectively, (a) all Liens, encumbrances and other matters disclosed in the Title Policy; (b) Liens, if any, for Taxes or Other Charges imposed by any Governmental Authority not yet due or delinquent; (c) Liens which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the terms of this Lease; (d) statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens arising by operation of law, which are incurred in the ordinary course of business or permitted Alterations under this Lease for sums which are not more than thirty (30) days past due or being contested in good faith in accordance with the terms of this Lease; (e) Subleases, easements, licenses, restrictions, covenants, reservations, rights of way and other Transfers permitted pursuant to this Lease; (f) the Specified Prior Subleases; and (g) such other Liens as each of Landlord and Landlord’s Lender may approve in writing in its sole discretion. In addition, “Permitted Encumbrances” shall include any Landlord Liens, but not for purposes of determining Tenant’s obligations and, except where the terms of this Lease expressly require Tenant to comply with or perform the covenants and obligations of Landlord’s Loan Documents, Tenant shall not be deemed to have agreed to comply with or perform said covenants or obligations of Landlord’s Loan Documents, notwithstanding that Tenant is obligated to observe or perform the Permitted Encumbrances or Property Documents.
Permitted Holders: The Sponsors, the Founders and the Management Stockholders; provided that for purposes of determining under the provisions of this Lease the percentage of stock or ownership interests directly or indirectly owned by the Permitted Holders at any time, (i) if the Management Stockholders own beneficially or of record more than ten percent (10%) of the outstanding Equity Interests of any Person in the aggregate, they shall be treated as Permitted Holders of only ten percent (10%) of the outstanding Equity Interests of such Person at such time; and (ii) if the Founders own beneficially or of record more than fifteen percent (15%) of the outstanding Equity Interests of any Person in the aggregate, they shall be treated as

Permitted Holders of only fifteen percent (15%) of the outstanding Equity Interests of such Person at such time.
Permitted Transferee: Any Person that, immediately prior to the applicable Transfer, satisfies the following: (a) such Person, together with its Close Affiliates, has (or at least 51% of the Equity Interests in such Person are owned, directly or indirectly, by and such Person is Controlled, directly or indirectly, by one or more Persons that each, together with its Close Affiliates, has) a net worth of at least $1 Billion, and (b) neither such Person, nor any Person directly or indirectly Controlling such Person is, a Disqualified Transferee.
Person: Any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
Personal Property: All tangible and intangible personal property of any kind or character, Inventory, equipment, furniture, furnishings, objects of art, goods, tools, supplies, appliances, general intangibles, investment property, contract rights, accounts, accounts receivable, intellectual property, franchises and licenses, certificates and permits obtained by Tenant, Guarantor and its Affiliates or any Subtenant for its own business, in each case, of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code as in effect in the State of New York) which are located within or about the Leased Property, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof.
Portfolio Four-Wall EBITDAR: With respect to any Leased Property or Leased Properties, as the case may be, earnings from restaurant and related operations conducted thereon (after deducting compensation payable directly or indirectly to restaurant employees in the nature of regular salaries, wages and bonuses but prior to deductions, without duplication, for payment of management services fees to any management partnerships owned by employees or other partners which are based upon earnings or cash flow, elimination of minority partner interests or distributions payable to partners and joint venturers) plus, to the extent deducted in determining such earnings:
i. interest expense,
ii. income taxes,
iii. depreciation and amortization,
iv. any rental expense on real property,
v. regional office allocation and corporate-level overhead expense (including marketing, insurance, accounting and supervision expense allocable to the restaurant-level for internal accounting purposes),
vi. royalty charges from affiliates,
vii. pre-opening expenses and restructuring expenses,
viii. provisions for impairments, closings and disposals, and
ix. any non-cash charges (whether positive or negative, including, but not limited to, gains/losses on sales of assets, provisions for restatement of prior periods and non-cash compensation expense, including Partner Equity Program expense).
Portfolio Four-Wall EBITDAR shall be calculated consistently with past practice, as reflected in past periods pursuant to the past period calculations and associated financial statements attached hereto as Schedule 2E.

Post-Casualty Value: With respect to a Leased Property removed from this Lease following a Casualty as provided in Section 10.2, the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for such Leased Property, determined in accordance with the appraisal procedures set forth in Section 23.1 or in such other manner as shall be mutually acceptable to Landlord and Tenant.
Post-Condemnation Value: With respect to a Leased Property removed from this Lease following a Condemnation as provided in Section 10.3, the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for the portion of such Leased Property that is not subject to such Condemnation, determined in accordance with the appraisal procedures set forth in Section 23.1 or in such other manner as shall be mutually acceptable to Landlord and Tenant.
Post-IPO Change of Control: In the event of a Qualifying IPO of any IPO Entity, that the Post-IPO Control Requirements are no longer satisfied.
Post-IPO Control Requirements: In the event of a Qualifying IPO of an IPO Entity, that either (i) Permitted Holders or, following a Transfer to a Permitted Transferee permitted under this Lease, such Permitted Transferee (or any combination of one or more of them, subject to the limitations in the definition of Permitted Holders), shall own, directly or indirectly, of record and beneficially, no less than fifty-one percent (51%) of the voting stock of such IPO Entity, and have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of such IPO Entity, or (ii) both of the following criteria are satisfied: (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders or, following a Transfer to a Permitted Transferee permitted under this Lease, such Permitted Transferee, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the shares outstanding of such IPO Entity, and (y) the percentage of the then outstanding voting stock of such IPO Entity owned, directly or indirectly, beneficially by the Permitted Holders or, following a Transfer to a Permitted Transferee permitted under this Lease, such Permitted Transferee (or any combination of one or more of them, subject to the limitations in the definition of Permitted Holders), and (B) the majority of the board of directors of such IPO Entity consist of Continuing Directors.
Primary Intended Use: As defined in Section 6.1(a).
PropCo: PRP Holdings, LLC, a Delaware limited liability company.
Property Documents: Collectively, any documents that are included within the definition of “Permitted Encumbrances,” “Operating Agreements” and “Condominium Documents”.
Property Removal Date: As defined in Section 1.8.
Proprietary Information: As defined in Section 24.1.
PRP Entity: Any of the following: PropCo; Private Restaurant Properties, LLC, a Delaware limited liability company; New PRP Mezz 2, LLC, a Delaware limited liability company; and New PRP Mezz 1, LLC, a Delaware limited liability company.
Purchase Option: As defined in Section 5.3(a).

Qualified Architect: Any experienced architect, engineer or construction manager, which may be an employee of Tenant or one of its Affiliates, licensed or registered in the jurisdiction where the applicable Leased Property is located, if required by the laws of such jurisdiction, and has at least five (5) years of relevant architectural experience.
Qualifying IPO: With respect to any IPO Entity, the issuance by such IPO Entity of its common equity interests in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8), satisfying the following conditions: (a) such public offering is made pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, (b) the publicly-offered common equity interests of such IPO Entity are listed and traded on the New York Stock Exchange, the NASDAQ Global Market or other nationally or internationally recognized stock exchange or automated quotation system, and (c) after giving effect to such public offering, the Post-IPO Control Requirements are satisfied.
Rating Agencies: Each nationally-recognized statistical rating agency organization which has rated the securities in any securitization.
Regulation AB: Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.
Rejected Leased Properties: As defined in Section 5.3(a).
Related Holding Entity: As defined in Section 8.2(l)(ii)(D).
Removed Property: As defined in Section 1.8.
Rent: Collectively, (i) the Base Rent and (ii) Additional Charges.
Rent Payment Date: As defined in Section 3.1(a).
Rental Period: As defined in Section 3.1(a).
Required Alteration: As defined in Section 8.1.
Restaurant Locations: The restaurants listed on Schedule 2F attached hereto located at the corresponding street addresses set forth therein. Where only a single restaurant is operated at a Leased Property, then Restaurant Location with respect to such restaurant shall mean such Leased Property. Where two or more restaurants are operated at a Leased Property, then (a) Restaurant Location with respect to each such restaurant shall mean the portion of such Leased Property related to the use and operation of such restaurant, and (b) all such Restaurant Locations shall in the aggregate mean such Leased Property.
Restoration: As defined in Section 10.2(a).
Restricted Party: HoldCo, Holdco Parent, Guarantor, any Intermediate Holdco Entity, Tenant, or any shareholder, partner, member or non-member manager, or direct or indirect legal or beneficial owner of HoldCo, Holdco Parent, Guarantor, any Intermediate Holdco Entity, or Tenant.

Reuters Screen LIBOR01 Page: The display page currently so designated on the Reuters Monitor Money Rates (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying comparable rates or prices).
RLP Subleases: The Subleases listed on Schedule 2G between a Concept Subsidiary, as sub-sublandlord, and the entities that are parties thereto as sub-subtenants, for all or any portion of a Leased Property, and any amendments or modifications thereto or replacements thereof; provided, however, that if Guarantor’s direct or indirect ownership percentage of any such entity decreases below seventy-five percent (75%) or its ownership percentage as of the Commencement Date, whichever is lower, or if Guarantor no longer Controls such entity, then the Sublease to which such entity is a party shall no longer be an RLP Sublease, and shall become an Unaffiliated Sublease.
Scheduled Additional Charges: As defined in Section 3.1(c).
Scheduled Lease Payments: As defined in Section 3.1(c).
Securities: As defined in the definition of “Securitization”.
Securities Act: The Securities Act of 1933, as amended.
Securitization: Any sale, transfer, or assignment of Landlord’s Loan Documents, or granting of participations therein, or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (“Securities”), secured by or evidencing ownership interests in Landlord’s Loan Documents.
Specified Prior Subleases: Those leases listed on Schedule 2H attached hereto.
Sponsor Portfolio Company: A company and the related business in which any Sponsor, or any investment fund advised or managed by any Sponsor, is invested, so long as such company is not otherwise an Affiliate of Landlord, any PRP Entity, HoldCo, Holdco Parent, Tenant, Guarantor or any of their respective Subsidiaries.
Sponsors: Bain Capital Partners, LLC, Catterton Partners and any investment funds advised or managed by either of them, but not including, however, any Sponsor Portfolio Companies.
State: The State or Commonwealth in which the particular Leased Property is located.
Sublease: Any lease (other than this Lease), sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Leased Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, letting, license, concession or other agreement entered into in connection with such lease, sublease, subsublease, letting, license, concession or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
Sublease Modification: As defined in Section 8.2(c).

Subsidiary: A “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
Subtenant: A subtenant, licensee, occupant or other party being granted a right to occupy or use all or any portion of any Leased Property pursuant to a Sublease.
Superior Interests: As defined in Section 15.1.
Superior Party: As defined in Section 15.1.
Taxes: All real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents and other governmental charges now or hereafter levied or assessed or imposed against Landlord, Tenant or any Leased Property or rents therefrom or which may become Liens on Tenant’s Personalty, provided that Taxes shall not include any income, franchise, estate, inheritance or gift taxes, or any other tax imposed on or measured by the net income of Landlord, except to the extent that the same is in direct substitution for a tax that would otherwise be included within the definition of “Taxes” hereunder.
Tenant: As defined in the first paragraph hereof.
Tenant Proprietary/IP Material: The trade names, trademarks, service marks, trade dress, proprietary marks, proprietary information, proprietary technology, proprietary equipment, branded equipment and other intellectual property of any kind (including recipes, product specifications or other trade secrets) of any Concept Subtenant, Tenant, Guarantor or their respective Affiliates or of any third party under license to any of such parties. Whether a mark, information, technology, equipment or other matter is “proprietary” shall be determined by Guarantor in its reasonable good-faith discretion.
Tenant Security Period: Any period (a) commencing on the Rent Payment Date following the conclusion of any two (2) consecutive months for which the Fixed Charge Coverage Ratio is less than ninety percent (90%) of the Fixed Charge Coverage Ratio on the Commencement Date and (b) ending on the day immediately preceding the Rent Payment Date following the conclusion of any two (2) consecutive months for which the Fixed Charge Coverage Ratio exceeds ninety percent (90%) of the Fixed Charge Coverage Ratio on the Commencement Date.
Tenant’s Personalty: Collectively, (a) all of the Personal Property and Trade Fixtures (but excluding any other Fixtures) owned by Tenant, Guarantor or their Affiliates, (b) any licenses or other intellectual property (i) of Tenant, Guarantor and its Affiliates or any Subtenant or (ii) relating to the Concepts or the business of Tenant, Guarantor and its Affiliates or any Subtenant, and (c) any Personal Property or Trade Fixtures owned by third-party Subtenants, in all cases now owned or hereafter acquired, provided that (except as may be included and labeled in the attached Schedule 2C as “Excluded Personal Property”), Tenant’s Personalty shall not include any portion of a Leased Property that is real property. Without limiting the generality of the foregoing, with respect to any Concept restaurant, Tenant’s Personalty includes all items labeled as “Excluded Personal Property” on Schedule 2C, but expressly excludes all items labeled as “Fixtures” on Schedule 2C.

Term: As defined in Section 1.5.
Third-Party Brand: Any restaurant brand operated at a Leased Property where such restaurant brand is not owned by Guarantor or its Close Subsidiaries (regardless of whether such Leased Property is subleased by a Pass-Through Subsidiary). As of the Commencement Date, the Third-Party Brands are Cheeseburger in Paradise, Lee Roy Selmon’s and Sterling’s Bistro.
Threshold Amount: With respect to each Leased Property, $500,000.
Title Endorsement: An endorsement to the Title Policy and any corresponding title insurance policy insuring the lien of Landlord’s Loan Documents in form reasonably acceptable to Landlord and Landlord’s Lender and insuring Landlord and Landlord’s Lender against any loss, cost or damage incurred by such Person as a result of the foreclosure of the lien or execution of judgment specified in such endorsement or the failure of such other assurance set forth therein.
Title Policy: The ALTA (or equivalent) title insurance policy acquired by Landlord or Landlord’s predecessor-in-interest most recently prior to the date hereof (i) naming Landlord or Landlord’s predecessor-in-interest as the insured and (ii) insuring Landlord’s or Landlord’s predecessor-in-interest’s ownership of any Leased Property subject to the exceptions and exclusions set forth therein.
Trade Fixtures: Any furniture, furnishings, signs, machinery, equipment or improvements installed, placed or made on or to any Leased Property by Tenant or its Affiliates or any Subtenant, whether or not affixed to any Leased Property, and either (i) used for the specific purposes of the business being conducted by Tenant or any Subtenant thereon or (ii) that contains or displays the trade name or proprietary marks or intellectual property of any Concept or Subtenant, including electronic data-processing and other office equipment, refrigerators, refrigeration units, freezers, coolers, stoves, ovens, fryers, kitchen exhaust, dishwashers, bars, bar sinks and bar equipment, booths, serving stations, phone systems, computer systems, decorative lighting and chandeliers (as opposed to general, primary or emergency lighting) and trade signage, and any and all additions, substitutions and replacements of any of the foregoing; provided, however, that with respect to any Concept restaurant, the term Trade Fixtures expressly excludes any items set forth as “Fixtures” on Schedule 2C; and in no event shall the term Trade Fixtures include any capital improvements, or additions, Alterations or replacements thereof.
Transfer: To, directly or indirectly, sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any legal or beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, exchange or other disposition of any legal or beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise. A “Transfer” shall include, but not be limited to, (a) an installment sales agreement wherein Tenant agrees to sell its interest in any Leased Property or any part thereof for a price to be paid in installments; (b) an agreement by Tenant to sublease all or any part of any Leased Property other than pursuant to Subleases in accordance with the terms of this Lease, or a sale, assignment or other transfer of, or the grant of a security interest in, Tenant’s right, title and interest in and to this Lease, any Subleases or any rents; (c) if a Restricted Party is a corporation, any merger or consolidation, or any sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, exchange or other disposition of such corporation’s stock, or the creation or issuance of new stock in one or a series of transactions; (d) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation, or any sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, exchange or other disposition of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests, or the change, removal, resignation or addition of a general partner, or the creation or issuance of new partnership interests; (e) if a Restricted Party is a limited liability company, any merger or consolidation, or any sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, exchange or other disposition of the membership interest of any member or any profits or proceeds relating to such membership interest, or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member); or (f) if a Restricted Party is a trust or nominee trust, any merger or consolidation, or sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, exchange or other disposition of the legal or beneficial interest in such Restricted Party, or the creation or issuance of new legal or beneficial interests.
Transition Period: As defined in Section 13.2(b).
Transition Properties: As defined in Section 13.2(a).
Transition Services: As defined in Section 13.2(a).
Transition Services Notice: As defined in Section 13.2(b).
TTM EBITDAR: As of any date, on a trailing twelve (12) months basis, Portfolio Four-Wall EBITDAR at the Leased Properties.
Unaffiliated Business: A business being operated at a Leased Property where either or both of the following conditions are satisfied: (a) such business is a Third-Party Brand restaurant or is any other business that is not a Concept restaurant; and/or (b) the Subtenant operating such business is the Subtenant under an Unaffiliated Sublease.
Unaffiliated Sublease: (a) any Sublease (other than the Specified Prior Subleases) under which the Subtenant is not a Close Subsidiary of Guarantor; or (b) any RLP Sublease that becomes an Unaffiliated Sublease pursuant to the definition of RLP Sublease, it being agreed that no RLP Sublease shall be deemed to be an Unaffiliated Sublease unless and until such RLP Sublease becomes an Unaffiliated Sublease pursuant to the definition of RLP Sublease. All Unaffiliated Subleases as of the Commencement Date are listed on Schedule 2D attached hereto.
Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Lease.
Unresponsive Party: As defined in Section 8.2(c).
Upper Tier Entity: Any of Holdco Parent or any direct or indirect parent of Holdco Parent.
U.S. Securities: Obligations or securities not subject to prepayment, call or early redemption which are (a) obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or (b) obligations of any agency or instrumentality of the United States of America that qualify as “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, in each case, that are acceptable to Landlord.
Variable Additional Charges: As defined in Section 3.1(d).
Winning Party: As defined in Section 5.3(d).

ARTICLE III

RENT

Section 3.1 Rent. Tenant will pay to Landlord, in lawful money of the United States of America by wire transfer or other immediately available funds which shall be legal tender for the payment of public and private debts, at Landlord’s address set forth above or at such other place or to such other Person, firms or corporations as Landlord may designate in writing from time to time Base Rent (as defined below). In addition, Tenant will pay to Landlord or the Person otherwise entitled thereto all Additional Charges during the Term on or before the same are delinquent.
(a) Base Rent:
Subject to the terms of this Section 3.1(a) and Section 1.8, base rent for each Lease Year is as follows (“Base Rent”):

Lease Year	Base Rent
1	$54,483,373
2	$54,483,373
3	$54,483,373
4	$54,483,373
5	$54,483,373
6	$59,931,710
7	$59,931,710
8	$59,931,710
9	$59,931,710
10	$59,931,710
11	$65,924,881
12	$65,924,881
13	$65,924,881
14	$65,924,881
15	$65,924,881

Base Rent for each Lease Year shall be payable in twelve (12) equal monthly installments, in advance, two (2) Business Days prior to the tenth (10th) calendar day of each calendar month during the Term (such date when a monthly installment of Base Rent is due, the “Rent Payment Date”), and each such payment shall be for the period from and after the ninth (9th) calendar day of such calendar month through and including the eighth (8th) calendar day of the immediately succeeding calendar month during the Term (each, a “Rental Period”), provided that the last installment of Base Rent shall be prorated, based on the number of days within the Term during such Rental Period and the number of days in such Rental Period. Tenant hereby agrees to make any reasonable changes with respect to the definitions of “Rent Payment Date” or “Rental Period,” including changing the Rent Payment Date and Rental Period, as may be requested in connection with any Landlord’s Debt. The first Rent Payment Date shall be, and the first monthly installment payment of Base Rent under this Lease shall be payable on, the date that is two (2) Business Days prior to April 10, 2012, which payment shall be for the Rental Period from and after April 9, 2012 through and including May 9, 2012. Landlord and Tenant acknowledge and agree that Base Rent through and including April 8, 2012 has been paid by Tenant to Landlord pursuant to the Original Lease.
(b) Survival. The obligations of Tenant and Landlord contained in this Section 3.1 shall survive the expiration or earlier termination of this Lease.
(c) Scheduled Additional Charges. In addition to the Base Rent payable with respect to the Leased Properties, Tenant shall pay and discharge as and when due and payable: Taxes and Other Charges as provided in Section 6.1(b), insurance premiums as required pursuant to Article X and all fixed charges due under the Property Documents in respect of the Leased Properties (collectively, “Scheduled Additional Charges” and, together with Base Rent, “Scheduled Lease Payments”). As and to the extent required under Section 3.1(e), Tenant shall pay Scheduled Additional Charges to Landlord, on a monthly installment basis on each Rent Payment Date as follows:
(i) Taxes and Other Charges. Tenant shall pay all Taxes and Other Charges as set forth in Section 6.1(b) herein, in advance in equal monthly installments.
(ii) Insurance Premiums. During any period that a Blanket Policy satisfying the requirements of Schedule 10.1 hereto is not in full force and effect, Tenant shall pay on each Rent Payment Date one twelfth (1/12) of the annual amount of all premiums for the insurance coverage required to be maintained pursuant to Section 10.1 hereof (without regard to the Blanket Policy).
(iii) Fixed Charges Under Property Documents. Tenant shall pay all fixed charges and other fixed or scheduled amounts due under the Property Documents. For such amounts as are payable on a monthly basis, Tenant shall pay on each Rent Payment Date the amount next coming due. For such amounts as are payable on some other basis, Tenant shall pay on each Rent Payment Date, the portion of the amount next coming due.
(d) Variable Additional Charges. In addition to the Scheduled Lease Payments payable with respect to the Leased Properties, Tenant shall pay and discharge as and when due and payable the following (collectively, “Variable Additional Charges” and, together with Scheduled Additional Charges, “Additional Charges”):
(i) Utility Charges. Tenant shall pay all charges for electricity, power, gas, oil, water, sanitary and storm sewer, refuse collection, security, common area or association charges, dues or assessments, variable charges under the Operating Agreements and other utilities used or consumed in connection with the applicable Leased Property during the Term.
(ii) Other Amounts. Tenant shall pay, as Variable Additional Charges, all other amounts, liabilities and obligations that Tenant (i) assumes, (ii) is liable or (iii) obligated to pay (or otherwise agrees to become liable for or obligated to pay) under this Lease, including all of its indemnification obligations set forth herein.
(iii) Late Payment of Base Rent. If any Base Rent shall not be paid on its due date, Tenant will pay to Landlord on demand, as Variable Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) on the amount of such Scheduled Lease Payment, from the due date of such Scheduled Lease Payment to the date of payment thereof.
(iv) Late Payment of Additional Charges. If any payment of Additional Charges (but with respect to Variable Additional Charges, only those Variable Additional Charges which are payable directly to Landlord, if any) shall not be paid within five (5) Business Days after such payments are due and payable, Tenant will pay to Landlord on demand, as Variable Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) on the amount of such payment, from the due date of such payment to the date of payment thereof.
(e) Additional Charge; Escrow of Scheduled Lease Payments. If Tenant timely pays specified Additional Charges to Landlord pursuant to any requirement of this Lease and specifies in writing the purpose of such payments, and provided such payments are in an amount equal to or in excess of the entire payment that is due, then Tenant shall be relieved of its obligation to pay such specific Additional Charges to the entity to which they would otherwise be due. If and to the extent required by Landlord’s Loan Documents, Tenant shall deposit by wire transfer or other immediately available funds each Scheduled Lease Payment (to the extent required to be paid to Landlord hereunder) into an escrow account (the “Escrow Account”) designated by Landlord (which designation shall be irrevocable without the consent of Landlord’s Lender) under the sole dominion and control of Landlord or, if required under Landlord’s Loan Documents, Landlord’s Lender, on the Rent Payment Date on which such Scheduled Lease Payment is due hereunder. Landlord or Landlord’s Lender, as the case may be, shall apply the amounts so deposited to the payment of Scheduled Lease Payments, and, upon an Event of Default under this Lease, to such other amounts due and owing to Landlord from Tenant as Landlord or, if required under Landlord’s Loan Documents, Landlord’s Lender, shall, in its sole discretion, elect. In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost that may be added for non-payment or late payment of such items. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Rent. Landlord shall have the right to have the Escrow Account held with a Depositary. Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing and pursuant to the terms of Schedule 10.1 hereto, Tenant shall not be required to pay any amounts to Landlord in respect of insurance premiums for insurance required to be maintained hereunder that is maintained under Blanket Policies satisfying the requirements of Schedule 10.1 hereto and, with respect to any other policies required to be maintained hereunder, so long as Landlord’s Lender does not require Tenant to pay such amounts to Landlord.
(f) [Reserved].
(g) [Reserved].
Section 3.2 Net Lease. The Base Rent, as well as such Additional Charges as are due and payable to Landlord, shall be paid absolutely net to Landlord of any expenses, costs, charges, or other payments relating to the Leased Properties, so that this Lease shall throughout the Term yield to Landlord the full amount of the installments of Base Rent, as well as any payments of Additional Charges payable to Landlord, subject to any other provisions of this Lease which expressly provide for adjustment or abatement of Rent or other charges. Base Rent, Additional Charges and all other sums payable by Tenant hereunder shall continue to be payable in all events, and the obligations of Tenant hereunder shall continue unaffected, unless the obligations to pay or perform the same shall be terminated or abated pursuant to the express provisions of this Lease. This is a net Lease and Base Rent, Additional Charges and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without any counterclaim, abatement, deduction, deferment, setoff, recoupment, suspension, diminution, reduction or defense except as otherwise expressly provided herein.

ARTICLE IV

TERMINATION; ABATEMENT

Section 4.1 No Termination, Abatement, etc. Except as otherwise specifically provided herein, Tenant, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property from whatever cause or any taking of any Leased Property, (b) the interruption or discontinuance of any service or utility servicing the applicable Leased Property, (c) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties or are subject, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law. Except as otherwise specifically provided herein, Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease, in whole or in part, or quit or surrender any Leased Property, or (ii) entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations hereunder of Landlord, on the one hand, and Tenant, on the other hand, shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions this Lease.
ARTICLE V

OWNERSHIP OF THE LEASED PROPERTIES
Section 5.1 Ownership of the Leased Properties. Tenant acknowledges that the Leased Properties are the property of Landlord and that Tenant has only the right to the exclusive possession and use of the Leased Properties upon the terms and conditions of this Lease, provided that, until the expiration or earlier termination of this Lease, all capital improvements and additions, Alterations and replacements thereof made by Tenant, at Tenant’s expense, to any Leased Property shall be the property of Tenant and, upon the expiration or earlier termination of this Lease, title to the same shall automatically and immediately vest in Landlord.
Section 5.2 Tenant’s Personalty. Tenant may (and shall as provided hereinafter), at its expense, assemble or place on any parcels of the Land or in any of the Leased Improvements any items of Tenant’s Personalty, and Tenant may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term, or, with respect to any Leased Property, the removal of such Leased Property from this Lease pursuant to the terms of this Lease. Tenant shall cause its Concept Subsidiaries and any Subtenant that is an Affiliate of Tenant, and shall use commercially reasonable efforts to cause all other Subtenants (through the prudent exercise of its rights and remedies, as sublandlord, under the Subleases), to provide and maintain during the entire Term all such Tenant’s Personalty as shall be necessary to operate each Leased Property in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. All of Tenant’s Personalty not removed by Tenant from any Leased Property within the earlier of (a) thirty (30)

days following the expiration or earlier termination of this Lease, or (b) thirty (30) days following the removal of such Leased Property from this Lease pursuant to the terms of this Lease, shall be considered abandoned by Tenant and may be stored, appropriated, sold, destroyed or otherwise disposed of by Landlord, at Tenant’s sole cost and expense, without first giving notice thereof to Tenant and without any payment to Tenant and without any obligation to account therefor, provided that such thirty (30) day time periods shall be tolled (i) with respect to any Tenant’s Personalty that is subject to Landlord’s rights under Section 5.3, for so long as Landlord is exercising its rights under Section 5.3 and (ii) with respect to Tenant’s Personalty that is required to remain on the applicable Transition Properties in order for Tenant to provide the Transition Services that Landlord elects under Section 13.2 to require Tenant to provide, for so long as Tenant is providing such Transition Services.
Section 5.3 Purchase Option.
(a) Within sixty (60) days after any rejection of this Lease in a Bankruptcy Proceeding (“Lease Rejection”) or Lease Termination, Landlord shall have the option (“Purchase Option”), exercised pursuant to Section 5.3(d), with respect to all Leased Properties in the event of Lease Rejection (collectively, “Rejected Leased Properties”), or with respect to any EOD Removed Property, to purchase from Tenant, Guarantor and any of Guarantor’s Subsidiaries at the Option FF&E Purchase Price, on an “as is, where is” basis, with all its faults, without representation or warranty and subject to any purchase-money liens, security interests and other third-party claims (but not subject to any security interests or other encumbrances securing the Guarantor Facility), not less than all of the tangible Personal Property and Trade Fixtures that (1) are physically located at the Rejected Leased Properties or EOD Removed Properties (as applicable), at the time of such Lease Rejection or Lease Termination (as applicable); (2) are owned by Tenant, Guarantor or any of Guarantor’s Subsidiaries, and (3) are no longer used or useful in the conduct of the business of Tenant, Guarantor or any of Guarantor’s Subsidiaries in the ordinary course (as determined by Tenant, in its reasonable good faith discretion, taking into consideration the costs of removal) (such tangible Personal Property and Trade Fixtures, collectively, “Option FF&E”); provided that the “Option FF&E” shall not include, and none of Tenant, Guarantor and any of Guarantor’s Subsidiaries shall be under any obligation to sell to Landlord, and Landlord shall not be entitled or obligated to purchase from any of Tenant, Guarantor and any of Guarantor’s Subsidiaries, any of Tenant’s Personalty that constitutes, uses, contains or displays any Tenant Proprietary/IP Material, except if (in connection with such use, containment or display) such Tenant Proprietary/IP Material can be removed from such items of Tenant’s Personalty, or, if applicable, destroyed or concealed from public view prior to such sale through Tenant’s commercially reasonable efforts. Tenant shall use commercially reasonable efforts to remove, destroy or conceal from public view any such Tenant Proprietary/IP Material from any tangible Personal Property or Trade Fixtures regarding which Landlord has exercised the Purchase Option, promptly following the Option Notice Date.
(b) Excluded FF&E. With respect to any items of Tenant’s Personalty that are not Option FF&E (collectively, “Excluded FF&E”), (i) Tenant may not remove the same until (A) the end of the Transition Period (in the case of Excluded FF&E located at a Leased Property with respect to which the Transition Period is in effect), or (B) the date of the applicable Lease Rejection or Lease Termination (in the case of all other Excluded FF&E), and (ii) Tenant shall be required to remove the same not later than sixty (60) days after the applicable date specified in clause (i)(A) or (B) of this sentence, and Landlord shall permit Tenant to remove the same at any time during such sixty (60) day period.
(c) Abandoned FF&E. If Tenant elects not to remove from a Leased Property any Excluded FF&E, then the same shall be deemed abandoned (“Abandoned FF&E”) and Landlord shall have full rights to use the same in the ordinary course of its business, or destroy, sell or otherwise discard same in its sole discretion, provided that (i) Landlord shall remove, destroy and/or conceal from public view any Tenant Proprietary/IP Material to the extent the same can be accomplished at no or nominal expense, or Tenant provides Landlord with the funds necessary to accomplish the same, and (ii) unless Tenant fails to provide Landlord with necessary funds as described in clause (i) of this sentence, at no time may Landlord utilize any such Abandoned FF&E with Tenant Proprietary/IP Material so as to suggest that any Leased Property is operated by or on behalf of, or pursuant to a franchise or similar arrangement from, Tenant. If Landlord sells any Abandoned FF&E to a third party, Landlord shall pay to Tenant, or credit against amounts otherwise due to Landlord from Tenant or Guarantor, any Abandoned FF&E Sale Amounts.
(d) Exercise of Option and Fair Market Value. Landlord may exercise the Purchase Option by delivering written notice thereof (an “Exercise Notice”) to Tenant (the date such notice is delivered to Tenant is referred to herein as the “Option Notice Date”). Landlord and Tenant shall attempt for a ten (10) day period following the Option Notice Date (the “Discussion Period”) to agree on the fair market value of the Option FF&E to be purchased by Landlord, assuming the Option FF&E was fully removed from the Leased Properties, and sold at a commercial auction, properly administered in accordance with generally accepted commercial standards by a reputable commercial auctioneer who has been active over the previous ten (10) year period in the auction sales of personal property and trade fixtures similar to the Option FF&E, and excluding Landlord and any Affiliate thereof as possible purchasers at such auction (collectively, “Fair Market Value”). If Landlord and Tenant do not agree, in writing, as to Fair Market Value by the end of the Discussion Period (and Landlord has not withdrawn its Exercise Notice as described below), Fair Market Value shall be determined by the following arbitration procedure:
(i) Submission of Fair Market Value. Within fifteen (15) days after the last date of the Discussion Period (the last day of such fifteen (15) day period is referred to in this Section 5.3 as the “Calculation Date”), each of Landlord and Tenant shall deliver to the other party its calculation of the Fair Market Value. If either party (as referred to this Section 5.3, a “Failing Party”) fails to deliver its calculation to the other party on or before the Calculation Date, but the other party delivers its calculation to the Failing Party on or before the Calculation Date, such other party’s calculation shall be binding on both parties as the Fair Market Value, and the arbitration shall be deemed concluded as of the first day following the Calculation Date.
(ii) Appointment and Qualifications of Auctioneers. If the arbitration is not deemed concluded pursuant to subsection (i), above, then within thirty (30) days after the Calculation Date, Landlord and Tenant shall each appoint a reputable commercial auctioneer who has been active over the previous ten (10) year period in the auction sales of furniture, fixtures and equipment similar to the Option FF&E (each such auctioneer chosen pursuant to this subsection (ii), an “Auctioneer”). Each of Landlord and Tenant shall notify the other party, in writing, of the identity of its Auctioneer (and the business address thereof) within two (2) Business Days after the appointment thereof (collectively, “Auctioneer Appointment Notices”). Each of Landlord and Tenant agree that any Auctioneer may be (but is not required to be) an auctioneer who assisted either party in determining such party’s calculation of the Fair Market Value pursuant to subsection (i), above.
(iii) Appointment of Third Auctioneer. If each party appoints an Auctioneer and notifies the other party in accordance with subsection (ii) above, then the two Auctioneers shall, within ten (10) days after delivery of the later of the two Auctioneer Appointment Notices, agree on and appoint a third Auctioneer (who shall be an auctioneer with all other qualifications for the initial two Auctioneers chosen by the parties as set forth in subsection (ii), above) and provide prompt written notice to Landlord and Tenant of such third Auctioneer and the business address thereof. If the two Auctioneers fail to agree on and appoint a third Auctioneer within such ten (10) day period, then either party may elect to have the third Auctioneer selected by the American Arbitration Association or any successor thereto (“AAA”) by delivering written notice thereof to the other party. In such event, the electing party shall petition the AAA (with a copy to the other party) to so determine the third Auctioneer and the parties shall cooperate reasonably with each other and the AAA (including by responding promptly to any requests for information made by the AAA) in connection with such determination. The decision of the AAA shall be final and conclusive as to the identity of the third Auctioneer. If any fees of the third Auctioneer or the AAA are required to be paid in advance (prior to the completion of the arbitration procedure described in this Section 5.3(d)) in order for such Auctioneer, or the AAA, as the case may be, to commence or continue its work in connection with the arbitration described in this Section 5.3(d), each party shall promptly pay one-half of such fees as and when due, and if either Landlord or Tenant fails to pay its one-half share of any such fees as and when due (such party is referred to in this Section 5.3 as the “Delinquent Party”), and the other party does pay its one-half share of any such fees as and when due, then if the Delinquent Party fails to pay its one-half share of all such fees within ten (10) days after written notice from the other party, such other party’s calculation of the Fair Market Value described in subsection (i) shall be binding on both parties, and the arbitration shall be deemed concluded as of the first day following the expiration of such ten (10) day period.
(iv) Auctioneers’ Decision. If the arbitration is not previously deemed concluded pursuant to subsection (iii), above, then within thirty (30) days after the appointment of the third Auctioneer, each of the three Auctioneers shall determine whether the Fair Market Value as proposed by Landlord or Tenant pursuant to subsection (i), above, is closer to the Fair Market Value as determined by such Auctioneer, and shall notify Landlord and Tenant of such determination. The decision of the majority of the three Auctioneers shall be binding on Landlord and Tenant (subject to subsection (v) below). The determination of each Auctioneer shall be limited to the sole issue of, and each Auctioneer shall have neither the right nor the power to determine any issue other than, whether the Fair Market Value as proposed by Landlord or Tenant pursuant to subsection (i) above, is closer to the actual Fair Market Value as determined by such Auctioneer. The Fair Market Value as proposed by Landlord or Tenant that is determined by the majority of the Auctioneers to be closer to the actual Fair Market Value shall be binding on Landlord and Tenant, and the arbitration shall be deemed concluded upon delivery of notice of such determination to Landlord and Tenant.
(v) If Only One Auctioneer Is Appointed. If the arbitration is not previously deemed concluded pursuant to subsection (i) above, then if either Landlord or Tenant fails to appoint an Auctioneer within thirty (30) days after the Calculation Date or fails to deliver an Auctioneer Appointment Notice in accordance with subsection (ii) above, and the other party does appoint an Auctioneer within such thirty (30) day period and delivers an Auctioneer Appointment Notice in accordance with subsection (ii) above, then the Auctioneer timely appointed by such other party shall decide whether the Fair Market Value as proposed by Landlord or Tenant pursuant to subsection (i) above, is closer to the actual Fair Market Value as determined by such Auctioneer, and notify Landlord and Tenant of that decision within thirty (30) days after such Auctioneer’s appointment. The Fair Market Value as proposed by Landlord or Tenant that is determined by the such Auctioneer to be closer to the actual Fair Market Value shall be binding on Landlord and Tenant, and the arbitration shall be deemed concluded upon delivery of notice of such determination to Landlord and Tenant.
(vi) Cost of Arbitration. If the Auctioneers (or Auctioneer, pursuant to subsection (v) above) determine that Tenant’s proposed Fair Market Value is closer to the actual Fair Market Value, then Tenant shall be deemed the “Winning Party” under this subsection (vi), and Landlord shall be deemed the “Losing Party” under this subsection (vi), and if the Auctioneers (or Auctioneer, pursuant to subsection (v) above) determine that Landlord’s proposed Fair Market Value is closer to the actual Fair Market Value, then Landlord shall be deemed the “Winning Party” under this subsection (vi), and Tenant shall be deemed the “Losing Party” under this subsection (vi). In addition, in the event the arbitration is deemed concluded due to a Failing Party not timely delivering its calculation of Fair Market Value as described in subsection (i), or a Delinquent Party failing to pay its share of fees after written notice as described in subsection (iii), such Failing Party or Delinquent Party (as the case may be) shall be deemed the “Losing Party” under this subsection (vi), and the party that is not the Failing Party or Delinquent Party (as the case may be) shall be deemed the “Winning Party” under this subsection (vi). Each party shall initially pay the fees and expenses of its legal counsel, appointed auctioneer, any written reports prepared by any auctioneer in connection with its duties under this Section 5.3(d), one-half of the fees of the third auctioneer, and one-half the fees of the AAA (if applicable), provided, however, that the Losing Party shall be obligated to reimburse the Winning Party for all such fees and expenses of the arbitration paid by the Winning Party promptly upon the completion of the arbitration procedure described in this Section 5.3(d).
Notwithstanding the foregoing, at any time from and after the Option Notice Date until the time that the applicable Option FF&E is actually purchased by Landlord, Landlord may withdraw any Exercise Notice upon delivery to Tenant of written notice thereof, in which event the Exercise Notice shall be deemed void and of no further force or effect, Landlord shall not be obligated to purchase any of the Option FF&E in connection with such Exercise Notice, and each of Landlord and Tenant shall be responsible for all of its fees and expenses incurred in connection with the delivery of such Exercise Notice by Landlord, including in connection with any arbitration proceedings under subsections (i) through (vi) of this Section 5.3(d); provided, however, that (x) if an arbitration has been completed under subsections (i) through (vi) of this Section 5.3(d), and if Tenant was the Winning Party (as defined above in subsection (vi)), then Landlord shall remain obligated to reimburse Tenant for the fees and expenses of such arbitration, and (y) if Landlord failed to withdraw its Exercise Notice prior to delivering to Tenant Landlord’s calculation of the Fair Market Value under subsection (i) of this Section 5.3(d), then Landlord shall pay to Tenant any IP Removal Costs actually incurred by Tenant up to the date of withdrawal of the Exercise Notice. Landlord shall permit Tenant to remove the Option FF&E for a period of not less than sixty (60) days following any withdrawal by Landlord of its Exercise Notice regarding such Option FF&E.
(e) Closing of Option FF&E Purchase. Subject to the terms of this Section 5.3, Landlord’s purchase of the Option FF&E shall close not more than thirty (30) days after the Option Notice Date or such earlier date as the applicable Transition Period in effect with respect to the related Leased Properties shall expire or be terminated, unless there is an arbitration to determine Fair Market Value as described in Section 5.3(d), in which event Landlord’s purchase of the Option FF&E shall close not more than ten (10) days following the conclusion of such arbitration. The Option FF&E Purchase Price shall be paid in Cash at such closing.
ARTICLE VI

AFFIRMATIVE COVENANTS; PERMITTED USE
Section 6.1    Tenant Covenants. Tenant hereby covenants and agrees with Landlord that:
(a) Existence; Use of Leased Property; Legal Compliance; Insurance.
(i) Tenant shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its (and shall cause each Concept Subsidiary and any Affiliate of Tenant to keep their) existence, rights, licenses, permits and franchises as necessary in the conduct of its (or any Concept Subsidiary’s or Affiliate of Tenant’s) business on the Leased Properties and comply (and cause compliance by each Concept Subsidiary and Affiliate of Tenant) in all material respects with all applicable Legal Requirements and all Property Documents in connection therewith. Subject to Landlord’s obligations under Articles X and XI, Tenant shall at all times maintain and preserve the Leased Properties and shall keep the Leased Properties in good working order and repair, reasonable wear and tear excepted, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals and replacements. Tenant will operate, maintain and repair the Leased Properties in material compliance with all Legal Requirements and all Property Documents, and will not cause or allow the same to be misused or wasted or to deteriorate, reasonable wear and tear excepted.
(ii) Subject to the terms of this Lease (including clause (iii) of this Section 6.1(a)), Tenant shall use the applicable Leased Property and the Leased Improvements thereof solely (x) for their current purpose as a full service restaurant (including any of the Concepts) and, provided the same are permitted pursuant to the terms of the applicable Property Documents and Insurance Requirements, for such other uses as may be necessary or incidental to such use (such use, the “Primary Intended Use”), (y) for such other current uses of such Leased Property as of the date hereof ancillary to the Primary Intended Use that are not prohibited by Legal Requirements, Insurance Requirements, the applicable Property Documents or other provisions hereof, and (z) in connection with any Sublease of any Leased Property (or portion thereof, including pursuant to the Specified Prior Subleases), any other use not prohibited by Legal Requirements, Insurance Requirements, or the applicable Property Documents so long as the remainder of such Leased Property is used for the Primary Intended Use. Tenant shall not use the applicable Leased Property for any other use without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. No use shall be made or permitted to be made of a Leased Property, and no acts shall be done, that will cause the cancellation of any insurance policy covering such Leased Property, nor shall Tenant sell or otherwise provide, or permit to be kept, used or sold in or about such Leased Property any article which may be prohibited by applicable law or by Insurance Requirements. Tenant shall, at its sole cost, comply with all of the requirements pertaining to the Leased Properties or other improvements of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Properties.
(iii) Tenant shall Continuously Operate each Restaurant Location for the Primary Intended Use. Notwithstanding the immediately preceding sentence, at any one time and from time to time, Tenant may allow Restaurant Locations to Go Dark, provided that (A) the number of Go Dark Restaurant Locations plus the number of Restaurant Locations that are being operated as one or more Unaffiliated Businesses (without duplication) does not exceed the Go Dark/Sublease Limit at any time, and (B) in no event may Tenant allow any Go Dark Purchase Option Property to Go Dark unless the holder of the purchase right, termination right, recapture right, option or similar right has irrevocably waived in writing (in form and substance acceptable to Landlord and Landlord’s Lender in their sole discretion) such rights with respect to the period during which such Go Dark Purchase Option Property continues to be a Go Dark Restaurant Location. If any Restaurant Location shall Go Dark, Tenant shall promptly send written notice thereof to Landlord. If any Restaurant Location shall Go Dark, the full payment of Base Rent and Additional Charges as and when, and to the extent, required under this Lease with respect to all Restaurant Locations that are leased pursuant to this Lease shall nonetheless be required to be paid to Landlord without reduction.
(b) Taxes and Other Charges; Contest for Taxes and Other Charges, Legal Requirements and Liens.
(i) Subject to the provisions of Section 6.1(b)(ii) and Section 3.1(e), Tenant shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Leased Properties prior to the date on which such sums become delinquent. Tenant will deliver to Landlord, upon request, receipts for payment or other evidence satisfactory to Landlord that the Taxes and Other Charges have been so paid (provided Tenant shall not be required to furnish such receipts for payment of Taxes in the event such Taxes have been (or were to have been) paid by Landlord, pursuant to Section 3.1(e). Subject to the provisions of Section 6.1(b)(ii), Tenant shall not suffer (other than Permitted Encumbrances) and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Leased Properties (other than liens and charges under the Landlord Liens), and shall promptly pay for all utility services provided to the Leased Properties. Subject to Section 6.1(b)(ii), Tenant shall pay, bond or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others that, if unpaid, might result in, or permit the creation of, a lien or encumbrance on any Leased Property, or on the rents arising therefrom.
(ii) After prior written notice to Landlord, Tenant, at its own expense, may contest by appropriate legal, administrative or other proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges or Lien therefor or any Legal Requirement or Insurance Requirement or the application of any instrument of record affecting the Leased Properties (other than this Lease or Landlord’s Loan Documents) or any claims or judgments of mechanics, materialmen, suppliers, vendors or other Persons or any Lien therefor, and may withhold payment of the same pending such proceedings if permitted by law; provided that (A) no Event of Default has occurred and remains uncured, except for an Event of Default caused by the matter being contested, (B) such proceeding shall suspend any collection of the contested Taxes, Other Charges or Liens from the Leased Properties, Tenant or Landlord, or adequate time shall at all times remain prior to such collection, (C) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Tenant is subject and shall not constitute a default thereunder, (D) neither any Leased Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (E) (x) with respect to any contested Taxes or Other Charges or Liens where the failure to pay the same, if the contest is determined adversely to Tenant, would result in a Lien senior to the Lien of Landlord’s Lender or the interest of Tenant hereunder (excluding, however, any “CAM” or common area maintenance or similar charges payable under Property Documents), then Tenant shall have furnished Landlord with Eligible Collateral as security (in an amount reasonably approved by Landlord and required by Landlord’s Loan Documents) to insure the payment of any such Taxes or Other Charges, in each case together with all reasonably anticipated interest and penalties thereon, and (y) with respect to other matters contested under this clause (ii), including “CAM” or common area maintenance and similar charges payable under Property Documents, Tenant shall have made adequate reserves on its financial statements for such contests; provided that, to the extent matters contested under this clause (y) exceed $15 million in the aggregate, then Tenant shall furnish Landlord with Eligible Collateral as security in the amount of such excess, (F) in the case of an Insurance Requirement, the failure of Tenant to comply therewith shall not impair the validity of any insurance required to be maintained by Tenant hereunder or the right to full payment of any claims thereunder, (G) in the case of any essential or significant service with respect to any Leased Property, any contest or failure to pay will not result in a discontinuance of any such service without replacement thereof, (H) in the case of any instrument of record affecting any Leased Property or any part thereof, the contest or failure to perform under any such instrument shall not result in the placing of any Lien on any Leased Property or any part thereof (except if such Lien would be removed upon completion of such proceedings and the compliance by the parties with the terms of the resulting order, decision or determination and the removal costs for such Lien have been escrowed with Landlord or in the proceedings or bonded or otherwise deposited or paid in connection with such proceedings), (I) Tenant shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or Liens, together with all costs, interest and penalties which may be payable in connection therewith, (J) Tenant shall keep Landlord and Landlord’s Lender informed of the status of such contest at reasonable intervals, and (K) Tenant shall otherwise comply with any applicable requirements of Landlord’s Loan Documents to the extent the same do not impose any additional material condition on Tenant’s ability to conduct such contest, compared to the conditions imposed under this Lease. Landlord may pay over any Eligible Collateral (or the proceeds thereof, if the Eligible Collateral is not Cash) or part thereof held by or on behalf of Landlord to the claimant entitled thereto at any time when, in the judgment of Landlord, the entitlement of such claimant is finally established, and Landlord shall otherwise remit any remaining such amounts to Tenant. Landlord shall give Tenant written notice of any such payments promptly following the making thereof. Subject to the foregoing, at Tenant’s timely request, Landlord shall not pay and shall not cause to be paid from any tax or insurance escrow account that may be maintained in connection with Landlord’s Debt the Taxes or Other Charges being contested.
(c) Litigation. Tenant shall give prompt written notice to Landlord of any litigation or governmental proceeding pending or threatened in writing against Tenant or against or affecting any Leased Property of which it is aware and where the uninsured damages claimed or asserted are in excess of (i) $500,000 for any Leased Property or (ii) $5,000,000 in the aggregate.
(d) Inspection. Tenant shall permit agents, representatives and employees of Landlord and/or Landlord’s Lender (including any servicer or special servicer on behalf of Landlord’s Lender) to inspect any Leased Property on any Business Day at reasonable hours upon reasonable advance notice.
(e) Notice of Downgrade. Tenant shall give Landlord reasonably prompt notice of any downgrade in the credit ratings from any Rating Agency of the corporate family of the Guarantor.

(f) Cooperate in Legal Proceedings. Tenant shall cooperate fully with Landlord (and with Landlord’s Lender) with respect to any proceedings before any court, board or other Governmental Authority brought by a third party or Governmental Authority against Tenant or any Leased Property which may in any way affect the rights of Landlord (or Landlord’s Lender, as the case may be) hereunder or in respect of any Leased Property and, in connection therewith, permit Landlord (and Landlord’s Lender, as applicable), at its election, to participate in any such proceedings.
(g) Insurance Benefits. Tenant shall cooperate with Landlord (and Landlord’s Lender) in obtaining for Landlord (and Landlord’s Lender, as applicable) the benefits of any insurance proceeds lawfully or equitably payable in connection with any Leased Property, and Landlord (and Landlord’s Lender, as applicable) shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Landlord in case of a fire or other casualty affecting any Leased Property) out of such insurance proceeds.
(h) Financial Reporting and Other Information.
(i) Generally. Tenant will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis books, records and accounts as necessary to calculate the Fixed Charge Coverage Ratio in accordance with the terms hereof and to comply with applicable reporting requirements under this Lease and shall make such books and records available to Landlord and Landlord’s accountants and consultants at reasonable times upon reasonable notice. Tenant will prepare and maintain books, records and accounts throughout the Term that are separate from those of Landlord.
(ii) Reporting Requirements. So long as Landlord’s Debt and the Mezzanine Debt have not been repaid in full, Tenant shall comply with the information keeping and reporting requirements set forth on Schedule 6.1(h) hereto, subject in all instances to the confidentiality provisions of Article XXIV hereof.
(iii) Governmental Notices. Tenant shall furnish to Landlord, promptly after receipt, a copy of any notice received by or on behalf of Tenant from any Governmental Authority having jurisdiction over any Leased Property as to the commencement or proposed commencement of (i) any Condemnation proceedings with respect to any Leased Property or (ii) any other proceedings, which, if determined adversely to Tenant or any Leased Property, could reasonably be expected to result in uninsured losses, costs or damages to Tenant in excess of $500,000.
(i) Business and Operations. Tenant will qualify to do business (and will require all Subtenants to qualify to do business) and will remain (and will require all Subtenants to remain) in good standing under the laws of each jurisdiction as and to the extent the same are required for the conduct of its business at any Leased Property. In addition to and without limiting the foregoing, Tenant represents (1) that it has observed, and covenants and agrees that it will continue to observe, in all material respects, and that it has complied, and covenants and agrees that it will continue to comply, in all material respects, with its organizational documents and the Delaware Limited Liability Company Act, as applicable; (2) that it has maintained, and covenants and agrees that it will continue to maintain, its existence and good standing under the laws of its state of formation or organization; and (3) that it has qualified, and covenants and agrees that it will continue to qualify, to do business in each state in which the conduct of its business so requires.

(j) Property Documents. Tenant shall observe and perform all of the obligations of Landlord under each Property Document; provided, however, that Landlord and not Tenant shall retain, observe and perform all administrative, enforcement and other rights and obligations, if any, of Landlord as the “Declarant” (as opposed to any such rights or obligations of Landlord in its capacity as the owner of a parcel of real estate subject to such Operating Agreement) under any Operating Agreement.
ARTICLE VII

NEGATIVE COVENANTS
Section 7.1 Tenant’s Negative Covenants. Tenant covenants and agrees with Landlord that it will not do, directly or indirectly, any of the following:
(a) Liens. Subject to Section 6.1(b)(ii), Tenant shall not, without the prior written consent of Landlord, create, incur, assume, permit or suffer to exist any Lien on any portion of any Leased Property (or any of them) or any other portion of any Leased Property or any expansions or alterations that remain Tenant’s property during the Term, except (i) Permitted Encumbrances, (ii) Liens created by or permitted pursuant to Landlord’s Loan Documents and (iii) Liens for Taxes or Other Charges not yet delinquent.
(b) Zoning and Uses. Tenant shall not (i) initiate or support any limiting change in the permitted uses of any Leased Property (or to the extent applicable, limiting zoning reclassification of any Leased Property), (ii) seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to any Leased Property or use or permit the use of any Leased Property in each case in a manner that would result in the existing use becoming a non-conforming use under applicable land-use restrictions (and, if any, zoning ordinances) with any materially adverse effect on the value of any Leased Property or that would violate the terms of any Legal Requirements or any Property Document, (iii) modify, amend or supplement any of the terms of any Property Document in a manner adverse in any material respect to the interests of Landlord, (iv) other than Permitted Encumbrances, impose or permit or suffer the imposition of any restrictive covenants, easements or encumbrances upon any Leased Property in any manner that adversely affects in any material respect the value or utility of any Leased Property, (v) execute or file any subdivision plat affecting any Leased Property, institute, or permit the institution of, proceedings to alter any tax lot comprising any Leased Property, or (vi) other than Permitted Encumbrances, permit or suffer any Leased Property to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.
ARTICLE VIII
ALTERATIONS; LEASING

Section 8.1 Alterations. Tenant will, at Tenant’s expense, make any demolition, alteration, installation, improvement, expansion, reduction or decoration (each, an “Alteration”) of or to any Leased Property or any part thereof to the extent required to cause such Leased Property to comply with Legal Requirements, any Property Document or any provision of this Lease (each, a “Required Alteration”). Tenant shall comply with the provisions of clauses (a), (d), (e), (f) and (g) of this Section 8.1 in connection with any Required Alteration. Tenant will not make any Alteration (other than Required Alterations), except in accordance with the following terms and conditions:
(a) The Alteration shall be undertaken in accordance with the applicable provisions of this Lease, Landlord’s Loan Documents, the Property Documents and all Legal Requirements.

(b) No Event of Default shall have occurred and be continuing and no Default shall occur as a result of such action.
(c) The Alteration shall not materially adversely affect the (i) Primary Intended Use or (ii) fair market value of the Leased Property in question (it being understood and agreed that Alterations undertaken to conform, upgrade or comply with then applicable Concept system standards shall be in compliance with this clause (c)).
(d) A Material Alteration shall be conducted under the supervision of a Qualified Architect and shall not be undertaken until ten (10) Business Days after there shall have been delivered to Landlord, for information purposes only and not for approval by Landlord, detailed plans and specifications and cost estimates therefor, prepared and approved in writing by such Qualified Architect. Such plans and specifications may be revised at any time and from time to time, provided that material revisions of such plans and specifications shall be delivered to Landlord in accordance with this Section 8.1(d) for information purposes only.
(e) All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall be not less than the standard of quality of the materials generally used at the applicable Leased Property as of the date hereof and all work shall be performed and all materials used in accordance with all applicable Legal Requirements and Insurance Requirements.
(f) The cost of any Alteration shall be promptly and fully paid for by Tenant. Unless otherwise consented to by Landlord, such consent not to be unreasonably withheld, conditioned or delayed, construction contracts for Material Alterations shall require at least five percent (5%) retainage until substantial completion and, thereafter, retainage of one hundred five percent (105%) of the cost to complete the work. During a Tenant Security Period, no Alteration the cost of which exceeds the Threshold Amount shall be performed by or on behalf of Tenant unless Tenant shall have delivered to Landlord Eligible Collateral as security in an amount not less than the amount by which the estimated cost (as set forth in the Qualified Architect’s written estimate referred to above) of such Alteration exceeds the Threshold Amount. In addition to payment or reimbursement from time to time of Tenant’s expenses incurred in connection with any such Alteration, the amount of the security required by reason of the estimated cost of such Alteration exceeding the Threshold Amount shall be reduced, dollar for dollar, if and to the extent that the Qualified Architect’s written estimate of the cost to complete such Alteration (including any retainages being withheld by Tenant from its contractors), free and clear of Liens, other than Permitted Encumbrances, is less than the previous estimate regarding such cost from a Qualified Architect. Eligible Collateral provided by Tenant pursuant to this Section 8.1(f) shall be held and paid by Landlord solely as provided in this Section 8.1(f) and Section 8.1(g) and shall serve as security for funding the costs of completion of the applicable Material Alteration and shall not otherwise be available to secure any other obligations of Tenant under this Lease.
(g) With respect to security required by reason of the estimated cost of an Alteration exceeding the Threshold Amount, at any time after substantial completion of such Alteration in respect of which Eligible Collateral is deposited pursuant hereto, the whole balance of any Eligible Collateral so deposited by Tenant with Landlord and then remaining on deposit (together with earnings thereon) may be withdrawn by Tenant and shall be paid by Landlord to Tenant, and any other Eligible Collateral so deposited or delivered shall, to the extent it has not been called upon, reduced or theretofore released, be released to Tenant, within ten (10) days after receipt by Landlord of an application for such withdrawal and/or release together with an officer’s certificate from Tenant, and signed also (as to the following clause (i)) by the Qualified Architect, setting forth in substance as follows:
(i) that the Alteration in respect of which such Eligible Collateral was deposited has been substantially completed in all material respects substantially in accordance with any plans and specifications therefor previously filed with Landlord under Section 8.1 and that, if applicable, a certificate of occupancy has been issued with respect to such Alteration by the relevant governmental authority(ies) or, if not applicable, that a certificate of occupancy is not required; and
(ii) that, to the knowledge of the certifying person, all amounts which Tenant is or may become liable to pay in respect of such Alteration through the date of the certification have been paid in full or adequately provided for or are being contested in accordance with the terms of this Lease and that, except to the extent of such contests, lien waivers have been obtained from the general contractor and major subcontractors performing such Alterations (or such waivers are not customary and reasonably obtainable by prudent owners in the area where the applicable Leased Property is located).
(h) Tenant shall obtain Landlord’s prior written approval (which approval shall not be unreasonably withheld) for any Alteration (i) which would, after completion of the Alteration, have a material adverse effect on the value or utility of the applicable Leased Property (it being understood and agreed that Alterations undertaken to conform, upgrade or comply with then applicable Concept system standards shall be deemed not to have a material adverse effect on the value or utility of such Leased Property), provided that Landlord shall approve such Alteration if Tenant covenants with Landlord to restore the applicable Leased Property at the expiration or earlier termination of this Lease to its state prior to such alteration and Landlord is reasonably assured of Tenant’s ability to do so and (ii) during a Tenant Security Period, which would affect the material structural elements or systems of the applicable Leased Property.
Section 8.2    Subletting and Transfers.
(a) Current Subleases. Tenant hereby represents, warrants and covenants to Landlord as follows: (i) none of the Leased Properties is subject to any Subleases other than the Affiliated Subleases, Unaffiliated Subleases and the Specified Prior Subleases, in each case as set forth on Schedule 8.2(a)(i); (ii) the current Subleases are in full force and effect and to Tenant’s knowledge, there are no material defaults thereunder by any party thereto (other than as expressly disclosed on Schedule 8.2(a)(ii)); (iii) no rent under any Sublease has been paid more than one (1) month in advance of its due date, except as set forth on Schedule 8.2(a)(iii); and (d) there has been no prior sale, transfer or assignment, hypothecation or pledge by Tenant of this Lease or any Sublease or of the rents received therein.
(b) Current Operations. Tenant represents and warrants to Landlord that each Leased Property is currently operated as one or more Restaurant Locations under a Concept or a Third-Party Brand, and is occupied and operated pursuant to a Concept Sublease, an RLP Sublease or an Unaffiliated Sublease.
(c) Subleasing Conditions. Except as otherwise provided in this Section 8.2, neither Tenant nor any Subtenant shall (i) enter into any Sublease (a “New Sublease”) or (ii) modify any Sublease (including, without limitation, accept a surrender of any portion of any Leased Property subject to a Sublease (unless otherwise required by law), allow a reduction in the term of any Sublease or a reduction in the rent or other amounts payable under any Sublease, change any renewal provisions of any Sublease, materially increase the obligations of the sublandlord or materially decrease the obligations of any Subtenant, or terminate any

Sublease unless the Subtenant under such Sublease is in default (any such action referred to in clause (ii) being referred to herein as a “Sublease Modification”) without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed; provided, however, that Tenant, or any Subtenant or Affiliate of Tenant, may terminate a Sublease (x) that is an Affiliated Sublease, (y) for Tenant or a Concept Subsidiary to use the property formerly subleased for itself as a Concept, or (z) subject to compliance with Section 6.1(a)(iii), in connection with the decision to have the applicable store Go Dark. Any New Sublease or Sublease Modification that requires Landlord’s consent shall be delivered to Landlord and Landlord’s Lender for approval not less than ten (10) Business Days prior to the effective date of such New Sublease or Sublease Modification. If any of Landlord and Landlord’s Lender (either, an “Unresponsive Party”) fails to respond to a request for its consent pursuant to this Section 8.2(c) within ten (10) Business Days after its receipt of Tenant’s request therefor, Tenant may deliver to the Unresponsive Party a second request in an envelope or under cover of a letter marked URGENT and including a legend in bold typeface that such Unresponsive Party’s failure to grant or deny the requested consent within ten (10) Business Days after the receipt thereof will result in the requested consent being deemed to have been granted. If the Unresponsive Party fails to respond to such second request within ten (10) Business Days after its receipt thereof, such Unresponsive Party’s consent shall be deemed granted; provided, however, that unless each of Landlord and Landlord’s Lender has granted its consent, or is deemed to have granted its consent pursuant to the terms hereof, to any New Sublease or Sublease Modification, such New Sublease or Sublease Modification shall not be permitted hereunder, and Tenant agrees that if either Landlord or Landlord’s Lender withholds its consent to any New Sublease or Sublease Modification, such New Sublease or Sublease Modification shall not be permitted hereunder, even if one of Landlord or Landlord’s Lender grants (or is deemed to have granted pursuant to the terms hereof) its consent to such New Sublease or Sublease Modification. Notwithstanding the foregoing, provided no Event of Default shall have occurred and be continuing, Tenant and/or any Subtenant may enter into a New Sublease or a Sublease Modification, without Landlord or Landlord’s Lender’s prior written consent, that satisfies each of the following conditions (collectively, the “Base Sublease Conditions”):
(i) such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, will not result in the number of Go Dark Restaurant Locations plus the number of Restaurant Locations that are being operated as one or more Unaffiliated Businesses (without duplication) exceeding the Go Dark/Sublease Limit;
(ii) the term of such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, including any and all renewal options, does not exceed the remaining Term;
(iii) such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, shall not include the payment by Tenant of any tenant improvement allowances or leasing commissions, or similar sublandlord monetary obligations, unless such Sublease expressly provides that such obligations will not be binding upon Landlord or its successors or assigns upon the termination of this Lease, and shall not be binding upon Landlord’s Lender or its successors or assigns upon foreclosure (or transfer in lieu thereof) of Landlord’s Lender’s lien;
(iv) such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, does not trigger any of the rights or obligations set forth on Schedule 1.3, and does not grant to the Subtenant thereunder any new purchase option, right of first refusal or other preferential rights with respect to the applicable Leased Property or any other Leased Property;
(v) such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, provides that the premises demised thereby can only be used for operation of a Concept restaurant (or, so long as paragraph (i) above is satisfied, an Unaffiliated Business), but cannot be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, obscene materials, activities or sexual conduct or any other use that has or could reasonably be expected to have a Material Adverse Effect;
(vi) such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, does not prevent casualty insurance proceeds or the proceeds of any condemnation award from being held and disbursed by Landlord’s Lender in accordance with the terms of Landlord’s Loan Documents;
(vii) such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, does not conflict with any Legal Requirement, Property Document, Insurance Requirement or any of the terms of this Lease;
(viii) (A) the Subtenant under such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, shall not have the benefit of the Master Lease SNDA, and (B) except for a new or existing Non-Disturbance Eligible Sublease with respect to which Landlord’s Lender has executed a Non-Disturbance Agreement pursuant to Section 8.2(j) below, such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, shall not provide for non-disturbance of the Subtenant thereunder, and shall, by its express terms, terminate upon the expiration or termination of this Lease; and
(ix) such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, satisfies the requirements of Section 8.2(h) and Section 8.2(i).
Notwithstanding the terms of this Section 8.2, and without limiting any sublease rights of Tenant under this Lease, any Affiliate of Tenant that has entered into a Concept Sublease for a Leased Property shall be permitted to subsublease such Leased Property to an Affiliate of Tenant provided such subsublease complies with the Base Sublease Conditions, and such subsublease shall not limit or release Guarantor’s obligations under the Guaranty.
Notwithstanding the terms of this Section 8.2, and without limiting any sublease rights of Tenant under this Lease, without the consent of Landlord, Tenant may sublet a portion of any one or more Leased Properties operated as a Concept to one or more concessionaires or other similar licensees of portions of the Leased Property in conjunction with the operation of the Leased Property for its Primary Intended Use, provided that such concessions and similar licenses shall be entered into in conjunction with and without in any material respect interfering with the operation of such Leased Property as a Concept.
(d) Delivery of New Sublease or Sublease Modification. Upon the execution of any New Sublease or Sublease Modification, as applicable, Tenant shall deliver to Landlord an executed copy of the Sublease or Sublease Modification, as the case may be. In addition, Tenant shall, from time to time, at the advance written request of Landlord, but not more than one (1) time per calendar year unless an Event of Default has occurred and is continuing, deliver to Landlord a list of (a) each and every Sublease then affecting all or any part of the Leased Properties, and (b) all sublicenses or other grants of possessory interests in any portion of the Leased Properties to which Tenant has given its consent or of which Tenant otherwise has knowledge, said list to be certified by an Officer’s Certificate of Tenant as true, complete and correct in all material respects.
(e) Sublease Amendments. Tenant agrees that it shall not have the right or power, as against Landlord without its consent (which consent shall not be unreasonably withheld or delayed except as provided herein), to cancel, abridge, amend or otherwise modify any Sublease, unless such modification complies with this Section 8.2.
(f) [Reserved].
(g) No Default Under Subleases. Tenant shall or shall cause each Subtenant to (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Tenant or Subtenant under the Subleases, if the failure to perform or observe the same would have a Material Adverse Effect; (ii) exercise, within eight (8) Business Days after a written request by Landlord, any right to request from the Subtenant under any Sublease a certificate with respect to the status thereof and (iii) not collect any of the rents under any Sublease more than one (1) month in advance (except that Tenant may collect such security deposits and last month’s rents as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of each Sublease).
(h) Subordination. All Sublease Modifications and New Subleases entered into by Tenant or any Subtenant after the date hereof shall be expressly subject and subordinate to Landlord’s Loan Documents and this Lease (either through a subordination provision contained in such Sublease or Sublease Modification or, at Landlord’s option, in a separate subordination agreement in form reasonably satisfactory to Landlord and Landlord’s Lender).
(i) Attornment. Each New Sublease entered into from and after the date hereof shall provide that in the event of the enforcement by Landlord of any remedy under this Lease, or Landlord’s Lender of any remedy under Landlord’s Loan Documents, the Subtenant under such Sublease shall, at the option of Landlord or Landlord’s Lender or of any other Person succeeding to the interest of Landlord’s Lender as a result of any such enforcement, as applicable, attorn to Landlord, Landlord’s Lender or to such other Person, as applicable, and shall recognize Landlord, Landlords’ Lender or such successor-in-interest, as applicable, as sublandlord under such Sublease without change in the provisions thereof; provided, however, none of Landlord, Landlord’s Lender or such successor-in-interest shall be liable for or bound by (i) any payment of an installment of rent or additional rent made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by any sublandlord under any such Sublease (but Landlord, Landlord’s Lender, or such successor-in-interest, as applicable, shall be subject to the continuing obligations of the sublandlord to the extent arising from and after such succession to the extent of Landlord’s, Landlord Lender’s, or such successor-in-interest’s, as applicable, interest in the applicable Leased Property), (iii) any credits, claims, setoffs or defenses which any Subtenant may have against any sublandlord, (iv) any obligation under such Sublease to maintain a fitness facility at the applicable Leased Property, (v) any obligation on sublandlord’s part, pursuant to such Sublease, to perform any tenant improvement work, or (vi) any obligation on sublandlord’s part, pursuant to such Sublease, to pay any sum of money to any Subtenant. Each such New Sublease shall also provide that, upon the reasonable request by Landlord, Landlord’s Lender or such successor-in-interest, the Subtenant shall execute and deliver an instrument or instruments confirming such attornment.
(j) Non-Disturbance Agreements. Landlord agrees that Landlord’s Lender shall enter into, and, if required by applicable law to provide constructive notice or requested by a Subtenant, record in the county where the subject Leased Property is located, a subordination, attornment and non-disturbance agreement, substantially in form and substance to the form attached hereto as Exhibit D (a “Non-Disturbance Agreement”), with any Subtenant under any new or existing Non-Disturbance Eligible Sublease, within twelve (12) Business Days after written request therefor by Subtenant; provided that the following conditions are satisfied:
(i) no Event of Default shall have occurred and be continuing;
(ii) such new or existing Non-Disturbance Eligible Sublease complies with the Base Sublease Conditions;
(iii) with respect to any new Non-Disturbance Eligible Sublease only, the “fixed” or “base” rent under such Non-Disturbance Eligible Sublease is at a substantially consistent or rising level throughout the term of such Sublease, other than for an initial “free rent” period complying with clause (iv) below;
(iv) with respect to any new Non-Disturbance Eligible Sublease only, the rental rate, any “free rent” periods and other material terms of such new Non-Disturbance Eligible Sublease are market-rate, commercially reasonable and no less favorable to the sublandlord than those that would be available on an arm’s-length basis, as evidenced by a certificate from an Independent Leasing Broker; and
(v) such request is accompanied by (i) an Officer’s Certificate stating that such new or existing Non-Disturbance Eligible Sublease complies with the foregoing conditions and is otherwise in compliance with this Section 8.2, and (ii) payment of all reasonable out-of-pocket costs and expenses incurred by Landlord and Landlord’s Lender in connection with the negotiation, preparation, execution and delivery of such Non-Disturbance Agreement, including, without limitation, reasonable attorneys’ fees and disbursements.
(k) Default Under Landlord’s Loan Documents; Additional Required New Sublease Provisions. Notwithstanding the foregoing, Tenant shall not sublet all or any portion of one or more Leased Properties if and to the extent such subletting would cause a default or breach under Landlord’s Loan Documents, in which case Landlord shall use reasonable and good faith efforts, at Tenant’s expense, to obtain any consents or approvals required under Landlord’s Loan Documents in connection with such subletting. In addition to the other requirements set forth herein, each New Sublease entered into from and after the date hereof shall provide that (i) Subtenant shall not further sublet all or any part of the applicable Leased Property or assign its Sublease except insofar as the same would be permitted if it were a Sublease by Tenant under this Lease (excluding Section 8.2(c)(i), but without limiting Tenant’s obligations under Section 6.1(a)(iii)), and (ii) in the event the Subtenant receives a written notice from Landlord stating that this Lease has been cancelled, surrendered or terminated, or that the applicable Leased Property has been removed from this Lease pursuant to the terms hereof, the Subtenant shall thereafter be obligated to pay all rentals accruing under said sublease directly to Landlord (or Landlord’s Lender if Landlord or Landlord’s Lender shall so direct) (and all rentals received from the Subtenant by Landlord shall be credited against the amounts owing by Tenant under this Lease).
(l) Transfers.
(i) General Restrictions. Unless otherwise expressly permitted under the provisions of this Section 8.2, Tenant shall not cause, suffer or permit, and in no event shall there be permitted to occur, regardless of whether Tenant shall have or have not caused, suffered to permitted the same to occur:
(A) any assignment or other Transfer of this Lease by Tenant, or any Transfer of any interest of Tenant in any Leased Property or any part thereof or any legal or beneficial interest therein, other than Permitted Encumbrances;
(B) any Transfer of an Equity Interest in any Restricted Party;

(C) any failure, prior to a Qualifying IPO of the Minimum Ownership/Control Requirements set forth in clause (x) of the definition thereof set forth in Section 8.2(l)(ii)(D)(2) to continue to be satisfied;
(D) in the event a Qualifying IPO, permitted under Section 8.2(l)(ii) occurs, any Post-IPO Change of Control; or
(E) any failure of Guarantor to satisfy the Guarantor Asset Covenants.
(ii) Permitted Equity Transfers. Notwithstanding anything herein to the contrary, the following Transfers shall not require the prior written consent of Landlord or Landlord’s Lender:
(A) the pledge of the Equity Interests in Guarantor or any of its Subsidiaries pursuant to the terms of the Guarantor Facility or a foreclosure (or transfer in lieu thereof) of such Equity Interests in Guarantor or any of its Subsidiaries resulting from the exercise of remedies as set forth in the Guarantor Facility;
(B) a Transfer (but not a pledge or encumbrance) by Holdco Parent or any then-existing Intermediate HoldCo Entity of one hundred percent (100%) (and not less than one hundred percent (100%)) of its direct Equity Interests in HoldCo or any then-existing Intermediate HoldCo Entity to a new Intermediate HoldCo Entity, provided that the Base Transfer Conditions have been satisfied;
(C) a Transfer of direct or indirect Equity Interests in any Sponsor;
(D) a Qualifying IPO of any IPO Entity, or any other Transfer (but not a pledge or encumbrance) of the direct or indirect Equity Interests in Holdco Parent, Guarantor, HoldCo, or any Intermediate Holdco Entity (such Person in which such Equity Interests are transferred by means other than a Qualifying IPO, a “Related Holding Entity”), provided that the following conditions have been satisfied:
(1) the Base Transfer Conditions have been satisfied; and
(2) with respect to (x) any such Transfer other than a Qualifying IPO, subsequent to such Transfer, Permitted Holders or in the case of a Transfer to a Permitted Transferee, the related Permitted Transferee (or any combination of one or more of them, subject to the limitations in the definition of Permitted Holders), directly or indirectly own no less than fifty-one percent (51%) percent of the Equity Interests in, and Control, the Related Holding Entity (and, through ownership of the Related Holding Entity, in each direct or indirect Subsidiary of the Related Holding Entity), and (y) with respect to any Qualifying IPO, following such Qualifying IPO, the Post-IPO Control Requirements shall be satisfied (the foregoing requirements of (x) and (y) above, as applicable, the “Minimum Ownership/Control Requirements”);
(E) upon and subsequent to a Qualifying IPO of any IPO Entity, Transfers (whether direct or indirect and whether in open market transactions or otherwise) of the shares in such IPO Entity, provided that no Post-IPO Change of Control occurs;
(F) a Transfer (but not a pledge or encumbrance) of direct or indirect Equity Interests in any Permitted Transferee, provided that, subsequent to such

Transfer, such Person shall continue to satisfy the criteria for a Permitted Transferee set forth in the definition thereof; or
(G) upon and subsequent to a Qualifying IPO of an Upper Tier Entity, Transfers of direct or indirect Equity Interests in such Upper Tier Entity, provided that no Post-IPO Change of Control occurs.
(iii) Deliveries to Landlord. Tenant shall deliver to Landlord (A) with respect to any Transfer to which the Base Transfer Conditions apply, not less than thirty-five (35) days prior to the closing of such Transfer, an Officer’s Certificate describing the proposed transaction and stating that such transaction is permitted by this Section 8.2(l) together with any appraisal or other documents upon which such Officer’s Certificate is based, (B) an Officer’s Certificate promptly following the realization or foreclosure (or transfer in lieu thereof) upon any pledge or encumbrance described in Section 8.2(l)(ii), and (C) copies of executed deeds or other similar closing documents within eight (8) Business Days after the closing of any Transfer described in clauses (A) or (B) of this sentence.
(iv) Tenant shall be responsible for the payment of and shall pay or reimburse Landlord and Landlord’s Lender for all of Landlord’s and Landlord’s Lender’s reasonable out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs and any Rating Agency fees and expenses, actually incurred by Landlord or Landlord’s Lender in connection with the review, negotiation and implementation of the provisions and documentation provided for in this Section 8.2(l).
(v) Nothing in this Section 8.2(l) shall prohibit the grant of a Lien by Tenant, Guarantor, any direct or indirect Subsidiary of Guarantor, or any Subtenant on Tenant’s Personalty.
(m) Landlord’s Right to Collect from Assignees and Subtenants. Without limiting any other provisions of this Lease, if this Lease is assigned or the applicable Leased Property or any part thereof is sublet (or occupied by any entity other than Tenant and its employees), Landlord, (i) after an Event of Default occurs and so long as it is continuing, may collect the rents from such assignee, and (ii) after the termination, cancellation or surrender of this Lease, or removal of the applicable Leased Property from this Lease, may collect the rents from such Subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such collection shall be deemed (A) a waiver of any obligations of Tenant, or rights of Landlord, under this Lease, (B) the acceptance by Landlord of such assignee, Subtenant or occupant, as the case may be, as a tenant or (C) release of Tenant from the future performance of its covenants, agreements or obligations contained in this Lease.
(n) No Release; Affirmance of Guaranty. No subletting or assignment or other Transfer shall in any way impair or release the continuing primary liability hereunder of Tenant named herein, as well as of each subsequent Tenant, and no consent to any subletting or assignment or other Transfer in any particular instance shall be deemed a waiver of the prohibition set forth in this Section 8.2. Any subletting, assignment or other Transfer in contravention of this Section 8.2 shall be void at Landlord’s option.
(o) Reimbursement of Landlord’s Costs. Tenant shall pay to Landlord, within ten (10) Business Days after request therefor, all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord (including, to the extent Landlord is liable for the same, by Landlord’s Lender) in connection with any request made by Tenant to Landlord to assign this Lease or sublet any Leased Property, or with respect to any other Transfer.

ARTICLE IX

MAINTENANCE AND REPAIR
Section 9.1    Maintenance and Repair.
(a) Subject to Articles X and XI and any Unavoidable Delays, Tenant, at its expense, shall, or shall cause, each Leased Property, including all areas that are part of such Leased Property outside of any buildings (including all roadways, sidewalks, driveways, landscaping, trash enclosures, trash compacting and loading areas, parking areas and curbs), and including portions to be maintained by non-governmental third parties under any Property Document, to be maintained in a safe condition and good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such Leased Property) and shall promptly make all necessary and appropriate repairs and replacements thereto, of every kind and nature, whether interior or exterior, structural (including any roof on any Leased Improvements) or non-structural, ordinary or extraordinary, foreseen or unforeseen, arising by reason of a condition (concealed or otherwise) occurring subsequent or prior to the Commencement Date. All work, maintenance and repairs shall be made in a good and workmanlike manner, in accordance with all applicable Legal Requirements, Insurance Requirements, any applicable repair standards and requirements promulgated by Tenant or its Affiliates for Tenant’s properties (or applicable to any Concept operated at the applicable Leased Property), and safe practices. Tenant will not take or omit to take any action the taking or omission of which might materially impair the operation, use, value or utility of the Leased Property or any part thereof for the Primary Intended Use. Without limitation, (i) no work, maintenance and repairs by Tenant shall result in any structural damage to any Leased Properties or any injury to any persons, and (ii) Tenant shall ensure that the quality of materials and workmanship of any work, maintenance or repairs meets or exceeds the quality of materials and workmanship of the Leased Property prior to the need for such work, maintenance or repairs. To the extent any portion of the Leased Property, including any roadways, sidewalks, driveways, landscaping, trash enclosures, trash compacting and loading areas, parking areas and curbs, are to be maintained by non-governmental third parties under any Property Document, Tenant’s obligations hereunder shall be to use its best efforts to enforce such third party obligations under the Property Documents, and Landlord agrees to cooperate, at Tenant’s sole cost and expense, with any such efforts.
(b) Except as otherwise expressly provided herein, Landlord shall not be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Leased Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or thereafter enacted.
(c) Nothing contained herein and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property, or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property.

Tenant will, upon the expiration or prior termination of the Term with respect to any Leased Property, or removal of a Leased Property from this Lease pursuant to the terms hereof, immediately vacate and surrender the same to Landlord (i) in compliance with all Legal Requirements, (ii) in safe condition and (iii) in all other respects in the condition in which the same was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term). In addition, if Tenant so elects, Tenant may remove Tenant’s Personalty from the Leased Property. To the extent that any damage is caused by Tenant or its employees, agents or contractors to any portion of the Leased Property as a result of such removal or in connection with Tenant vacating the Leased Property, Tenant shall be responsible for the repair of such damage (or, at Landlord’s option, Tenant shall reimburse or pay Landlord for all costs and expenses incurred by Landlord in repairing such damage). Tenant shall surrender to Landlord all keys, any key cards or other devices permitting access to the Leased Improvements or the Leased Property, and shall advise Landlord as to the combination of any locks or vaults then remaining in the Leased Property. All Tenant’s Personalty shall be and remain the property of Tenant, provided that any of Tenant’s Personalty not removed by Tenant within thirty (30) days after the expiration or termination of this Lease, or removal of the applicable Leased Property from this Lease pursuant to the terms hereof, shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord, at Tenant’s expense, without obligation to account therefor or to reimburse or compensate Tenant for the value therefor. Tenant shall have the right during such 30-day period to enter upon the Leased Property and remove all or any part of Tenant’s Personalty and will pay all costs and expenses incurred in removing or disposing of Tenant’s Personalty. Tenant will repair, at its expense, all damage to the Leased Property caused by the removal of Tenant’s Personalty, whether effected by Tenant or Landlord. Landlord shall not be responsible for any loss or damage to Tenant’s Personalty during the Term or such thirty (30) day period except to the extent such loss or damage is caused by the gross negligence or willful misconduct of Landlord, and Landlord shall not be responsible for any loss or damage to Tenant’s personalty in any event (and regardless of Landlord’s gross negligence or willful misconduct) after the expiration of such thirty (30) day period.

ARTICLE X

CASUALTY AND CONDEMNATION
Section 10.1    Insurance.
(a) Tenant shall keep the applicable Leased Properties, and all property located in or on the applicable Leased Properties, including Tenant’s Personalty, insured at Tenant’s sole cost and expense with the kinds and amounts of insurance, and issued by such insurance companies, as set forth on Schedule 10.1 hereto.
(b) If Tenant does not furnish the certificates as required pursuant to Schedule 10.1 hereto, Landlord may procure, but shall not be obligated to procure, such replacement policy or policies and pay the insurance premiums therefor, and Tenant agrees to reimburse Landlord for the cost of such insurance premiums promptly on demand, which unpaid amounts shall bear interest until paid to Landlord at the lesser of (x) the maximum interest rate permitted by applicable law, and (y) the Overdue Rate.
Section 10.2 Casualty; Application of Proceeds.
(a) Right to Adjust.
(i) If any Leased Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Tenant shall give prompt written notice thereof to Landlord generally describing the nature and extent of such Casualty. Subject to Section 10.2(c), following the occurrence of a Casualty, Landlord, to the extent sufficient insurance proceeds and other amounts made available by Tenant pursuant to Section 10.2(b) are available for restoration, and subject to Unavoidable Delays, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the affected Leased Property (a “Restoration”) to the extent practicable to be of substantially the same character and quality as prior to the Casualty. If elected by Tenant, Tenant shall undertake such Restoration in which case Landlord shall make available all insurance proceeds in respect of such Casualty, subject to the requirements of Landlord’s Loan Documents. The party undertaking such Restoration hereunder shall restore all Leased Improvements such that when they are fully restored and/or repaired, such Leased Improvements and their contemplated use fully comply with all applicable material Legal Requirements. Notwithstanding anything herein to the contrary, subject to Unavoidable Delays, available insurance proceeds and any delays caused by Tenant, if Landlord does not complete any such Restoration within eighteen (18) months after the date of the final settlement of all applicable insurance claims, Tenant may thereafter remove the affected Leased Property from this Lease upon not less than thirty (30) days prior written notice, whereupon the affected Leased Property shall be removed from this Lease on the Rent Payment Date specified in Tenant’s notice unless such Restoration is completed prior to such date specified by Tenant for termination. The immediately preceding sentence shall not apply if Tenant elects to undertake such Restoration. Landlord shall not be obligated to restore or replace Tenant’s Personalty or any alterations or additions to the Leased Property made by Tenant, unless, with respect to such alterations or additions, the same were Required Alterations. Landlord may settle and adjust the insurance claim in respect of any Casualty; provided that such adjustment is carried out in a reasonable and timely manner and that Tenant shall be entitled, at its own expense, to participate in any such adjustment.

(b) Landlord’s Right to Proceeds. In the case of a Casualty, Tenant shall make available to Landlord all proceeds from insurance policies that are required to be maintained pursuant to Section 10.1 (but excluding proceeds in respect of Tenant’s business interruption insurance, and Tenant’s Personalty) to apply to the cost of the Restoration, plus an amount equal to any applicable deductibles or other self-retained risks. If Tenant shall have defaulted upon its obligation to maintain insurance in the amounts and of the types required under this Lease, and such default results in insufficient proceeds to restore or pay Rent owed to Landlord, then Tenant shall pay Landlord such insufficiency.
(c) No Obligation to Restore in Certain Circumstances.
(i) Notwithstanding the provisions clauses (a) and (b) above, Landlord shall not be required to restore, repair, replace or rebuild a Leased Property affected by a Casualty if Landlord determines in good faith that:
(A) the Restoration, if diligently prosecuted, could not reasonably be completed within the eighteen (18) month period required in Section 10.2(a), or
(B) the Casualty destroyed more than fifty percent (50%) (by value) of the Leased Improvements with respect to such Leased Property, or
(C) there are insufficient proceeds to complete the Restoration and Tenant has not made an election to complete the Restoration pursuant to Section 10.2(c)(ii) (provided that the foregoing shall not limit Tenant’s liability for any default under its obligation to maintain insurance).
(ii) Landlord shall notify Tenant of its election not to restore within sixty (60) days after final settlement of all insurance claims arising from the Casualty, in which case (subject to Tenant’s right in the immediately following sentence), the affected Leased Property shall be removed from this Lease on a Rent Payment Date specified in said notice not later than the thirtieth (30th) day after such notice. Notwithstanding Landlord’s notice of its election not to restore, then, Tenant, by written notice to Landlord and Landlord’s Lender within thirty (30) days after the notice received from Landlord as set forth above in this Section 10.2(c)(ii), may elect, but shall not be required, to undertake and complete the Restoration, and in doing so, make use of the related proceeds, in which event the affected Leased Property shall not be removed from this Lease.
(d) Abatement of Rent. To the extent and for the time that a Casualty renders a Leased Property unusable for the Primary Intended Use, Base Rent and Additional Charges shall abate by an amount up to the Fair Market Rental for such Leased Property, but only to the extent Landlord is reimbursed for such amounts from Landlord’s rental interruption insurance.
(e) Surplus. Any surplus which may remain out of proceeds received pursuant to a Casualty (other than proceeds in respect of Tenant’s Personalty) shall be paid to Landlord after payment of such costs of Restoration.
Section 10.3 Condemnation.
(a) Tenant shall promptly give Landlord written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Leased Property (a

“Condemnation”) of which it receives written notice and shall deliver to Landlord copies of any and all papers served in connection with such Condemnation. The affected Leased Property shall be removed from this Lease upon the Condemnation of all or substantially all of such Leased Property. A Condemnation of substantially all of a Leased Property shall be deemed to have occurred if (i) fifty percent (50%) or more of the improved portion of such Leased Property shall have been subject to a Condemnation or Tenant is unable to use the Leased Property for the Primary Intended Use for a period in excess of twelve (12) months as a result of a Condemnation, (ii) there shall have been a loss of access or egress, parking capacity or any other appurtenance necessary for the operation of such Leased Property substantially in the manner in which it had previously been operated and there is no reasonably equivalent replacement therefor, or (iii) the net Condemnation proceeds available are insufficient to permit the Restoration of such Leased Property to an economically viable operation in accordance with the Primary Intended Use.
(b) If a portion of a Leased Property is the subject of a Condemnation and the affected Leased Property is not removed from this Lease pursuant to clause (a) above, then Landlord shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of substantially the same character as prior to such Condemnation, provided that Landlord shall not be obligated to expend in such Restoration more than the net Condemnation proceeds paid to Landlord in connection with such Condemnation. If elected by Tenant, Tenant shall undertake such Restoration in which case Landlord shall make available all condemnation proceeds in respect of such Condemnation, subject to the requirements of Landlord’s Loan Documents. The party undertaking such restoration hereunder shall restore all Leased Improvements such that when they are fully restored and/or repaired, such Leased Improvements and their contemplated use fully comply with all applicable material Legal Requirements. Notwithstanding anything herein to the contrary, unless Tenant has elected to undertake such restoration, and subject to Unavoidable Delays, available Condemnation and insurance proceeds and any delays caused by Tenant, if Landlord does not complete any such Restoration within eighteen (18) months after the date of settlement of all applicable insurance and Condemnation claims, Tenant may thereafter remove the affected Leased Property from this Lease upon not less than thirty (30) days’ prior written notice, whereupon the affected Leased Property shall be removed from this Lease on the Rent Payment Date specified in Tenant’s notice unless such Restoration is completed prior to such specified date.
(c) For the period of time that a Condemnation renders a Leased Property unusable for the Primary Intended Use, the Base Rent shall be reduced by the Fair Market Rental for such Leased Property for such period, and the Additional Charges in respect of such Leased Property shall abate for such period; provided, however, that if Tenant has elected to perform the Restoration as provided in Section 10.3(b), then the Base Rent reduction and abatement of Additional Charges as provided in this clause (c) shall end (and Base Rent and Additional Charges shall return to their respective amounts as otherwise provided for in this Lease) upon the earlier of (i) the date when the Restoration is sufficiently completed such that the Leased Property is again usable for the Primary Intended Use or (ii) twelve (12) months after the date of such Condemnation, even if at the end of such twelve (12) month period the Restoration has not been completed and regardless of whether the Leased Property is then usable or unusable for the Primary Intended Use.
(d) Landlord is hereby irrevocably appointed as Tenant’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any proceeds in respect of a Condemnation and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Section 10.3, and such power shall include the power to substitute Landlord’s Lender in Landlord’s discretion. Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant’s leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant’s right to any award or payment on account of (i) Tenant’s Personalty, (ii) moving expenses, (iii) business dislocation damages or (iv) such other claims that Tenant is entitled or permitted to pursue under applicable law in respect of such Condemnation, so long as in each case any such claim does not in any way reduce the amount of the award otherwise payable to Landlord for the Condemnation of Landlord’s right, title and/or interest in the applicable Leased Property.
(e) Any surplus which may remain out of proceeds or awards received pursuant to a Condemnation in respect of the Leased Property (and not Tenant’s Personalty or other permitted claims of Tenant) after payment of such costs of Restoration shall be paid over to and belong to Landlord.
ARTICLE XI

ACCOUNTS AND RESERVES
Section 11.1    Cash Management Procedures. Tenant hereby agrees to cooperate with Landlord and to execute any and all instruments reasonably requested by Landlord (including, if necessary, the execution of an amendment to this Lease), in the establishment and maintenance of cash management procedures reasonably requested by any Landlord’s Lender in connection with Landlord’s Loan Documents (the “Cash Management Procedures”) with respect to payment of Base Rent and other amounts payable by Tenant directly to Landlord as and when the same are due and payable hereunder; provided that such do not (A) increase the obligations of Tenant hereunder or adversely affect Tenant’s rights under this Lease or (B) require Tenant or its Affiliates to modify the accounting treatment or classification of this Lease (as reasonably determined by Tenant’s or its Affiliates’ auditors).
ARTICLE XII

EVENTS OF DEFAULT AND REMEDIES
Section 12.1    Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:
(a) if Tenant shall fail to pay any Scheduled Lease Payment on the date the same is due and payable hereunder, or
(b) Subject to Tenant’s rights under Section 6.1(b), if Tenant shall fail to pay any item of Variable Additional Charges when due and payable and such default shall continue for ten (10) Business Days after receipt of notice thereof from Landlord or the party to whom such payment is required to be made, or
(c) if Tenant shall fail to observe or perform any term, covenant or condition of this Lease not specifically provided for in this Section 12.1 and such failure is not cured within a period of thirty (30) days after receipt of notice from Landlord, unless such failure is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided, further, that Tenant shall have commenced to cure such failure within such thirty (30) day period and thereafter diligently proceeds to cure the same, such cure period shall be extended for such time as is reasonably necessary for Tenant in the exercise of due diligence to cure such failure, such additional period not to exceed one hundred eighty (180) days, or
(d) if Tenant or Guarantor shall admit in writing its inability to pay its debts generally as they become due; file a petition in bankruptcy or a petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or
(e) any petition shall be filed by or against Tenant or Guarantor under Federal bankruptcy laws, or any other proceeding shall be instituted by or against Tenant or Guarantor or such subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or Guarantor, or for any substantial part of the property of Tenant or Guarantor, and such proceeding is not dismissed within ninety (90) days after institution thereof, or Tenant or Guarantor shall take any action to authorize or effect any of the actions set forth above in this paragraph (e), or
(f) if the estate or interest of Tenant in any Leased Property shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with the terms of this Lease), or
(g) the occurrence of a Guaranty Event of Default, or
(h) any breach by Tenant under Section 6.1(a)(iii) and such breach continues uncured for thirty (30) days;
and in any such event, Landlord may terminate this Lease on a Rent Payment Date with respect to one or more, or all of the Leased Properties by giving notice of such termination and upon the expiration of the time fixed in such notice, if any, and the failure of the applicable Event of Default to be cured prior to the expiration of such period, the Term shall terminate with respect to the Leased Properties on the Rent Payment Date specified in such notice and all rights of Tenant under this Lease with respect to such Leased Properties shall cease. Landlord shall have all rights at law and in equity available to Landlord as a result of Tenant’s breach of this Lease. Tenant shall, to the maximum extent permitted by law, pay as Additional Charges all Litigation Costs as a result of any Event of Default hereunder.
Section 12.2    Certain Remedies. During the continuance of an Event of Default, Landlord shall have the right to terminate this Lease, and otherwise exercise remedies, at any time and from time to time, with respect to one or more, or all, of the Leased Properties, and the termination of this Lease or other exercise of remedies with respect to one or more Leased Properties shall in no way constitute a waiver on the part of Landlord or an election to terminate this Lease on account of such Event of Default, or otherwise exercise remedies, at any time and from time to time, in one or more other instances, with respect to the balance of the Leased Properties. Without limitation, and subject to applicable law, Landlord shall have the right during the continuance of any Event of Default (a) to terminate Tenant’s possession of any of the Leased Properties with the intention of preparing the same for re-letting without terminating this Lease as to such Leased Properties, and (b) following any termination by Landlord of Tenant’s possession of any of the Leased Properties, or abandonment by Tenant of any of the Leased Properties, in each case where Landlord does not terminate this Lease as to such Leased Properties, to enforce all of Landlord’s rights and remedies under this Lease, including the right to collect Rent as it comes due under this Lease.
Section 12.3    Damages. Neither (a) the termination of this Lease pursuant to Section 12.1 with respect to any or all of the Leased Properties, (b) the repossession of the applicable Leased Property, (c) the failure of Landlord, notwithstanding reasonable good faith efforts, to relet the applicable Leased Property, (d) the reletting of all or any portion thereof, nor (e) the failure of Landlord to collect or receive any rentals due upon any such reletting, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the applicable Leased Property to and including the date of such termination. Thereafter, Tenant, until the end of what would have been the Term in the absence of such termination, and whether or not the applicable Leased Property shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent and other charges which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any re-letting of the applicable Leased Property, after deducting all expenses in connection with such re-letting, including all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising costs, expenses of employees, alteration costs and expenses of preparation of the applicable Leased Property for such re-letting. Tenant shall pay such current damages to Landlord monthly on the days on which the Base Rent would have been payable hereunder if this Lease had not been terminated. Upon Landlord’s repossession of any Leased Property, Landlord shall use reasonable efforts to mitigate its damages by re-letting such Leased Property and, without limitation of the foregoing, shall consider in good faith re-letting opportunities presented to Landlord by Tenant or third parties.
At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such termination, at Landlord’s election, Tenant shall pay to Landlord an amount equal to the net present value (using a discount rate of five percent (5%)) of the excess, if any, of the Rent (assuming, with respect to items of Rent that are not fixed or determinable, that the amounts payable by Tenant in respect of such items of Rent during the preceding Lease Year would remain constant throughout the Term) which would be payable hereunder from the date of such termination for what would be the then unexpired term of this Lease if the same remained in effect (with respect to the applicable Leased Property), over the Fair Market Rental (including, for the avoidance of doubt, items of additional rent that would be paid by a third party tenant which shall, to the extent not fixed or determinable, be based on the amounts payable by Tenant in respect of Variable Additional Charges during the preceding Lease Year, without increase) for the same period. Nothing contained herein shall, however, limit or prejudice the right of Landlord to prove and obtain in any Bankruptcy Proceeding, or other proceeding for insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.
In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (a) relet the applicable Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord’s option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) make such alterations, repairs and decorations in the applicable Leased Property as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the applicable Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.
Section 12.4    Application of Funds. Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to

Landlord rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant’s obligations in the order which Landlord may determine or as may be prescribed by the laws of the State where the applicable Leased Property is located.
Section 12.5 Limitations In Respect of Certain Events of Default. Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity; provided, however, with respect to a Limited Default Event, the maximum aggregate amount Tenant shall be required to pay to Landlord from and after the date of the occurrence of such Limited Default Event (the “Occurrence Date”) shall be limited to the sum of (i) the present value as of the Occurrence Date, discounted at the annual rate of 8.38%, of all Base Rent reserved hereunder for the unexpired portion after the Occurrence Date of the Term devised herein as if this Lease had not expired or been terminated and (ii) any amounts of Additional Charges which are due and payable or have accrued under this Lease after the Occurrence Date while Tenant remains in possession of any Leased Property after any Limited Default Event that relates to Taxes, Other Charges, and other Scheduled Additional Charges, Variable Additional Charges, repairs, maintenance, environmental maintenance, remediation and compliance and other routine and customary costs and expenses of operating and maintaining the Leased Properties. Nothing contained in this Section 12.5 shall limit any amounts payable by Tenant with respect to Base Rent if any Event of Default that is not a Limited Default Event has occurred (notwithstanding that a Limited Event of Default also has occurred).
ARTICLE XIII

LANDLORD’S SELF HELP RIGHTS; LANDLORD’S RIGHTS UPON LEASE REJECTION OR LEASE TERMINATION
Section 13.1 Landlord’s Right to Act Regarding Tenant’s Default. If an Event of Default shall have occurred and be continuing, Landlord, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the applicable Leased Property or any portion thereof for such purpose and take all such action thereon as, in Landlord’s opinion, may be necessary or appropriate therefor, including, without limitation, to the fullest extent permitted by law, repossessing the Leased Property and ejecting any Person or property thereon. No such entry shall be deemed an eviction of Tenant. All reasonable sums so paid by Landlord and all costs and expenses (including attorneys’ fees and expenses, in each case, to the extent permitted by law) so incurred, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and the rights of Landlord contained in this Article XIII shall survive the expiration or earlier termination of this Lease.
Section 13.2 Transition Services.
(a) In the event of a Lease Rejection or a Lease Termination, Landlord shall have the option, exercised pursuant to Section 13.2(b), to cause Tenant to provide Transition Services on the terms set forth in this Section 13.2 with respect to any or all of the Rejected Leased Properties or the EOD Removed Properties, respectively, as Landlord shall elect (such Leased Properties, the “Transition Properties”), for the duration of the Transition Period. As used herein, “Transition Services” shall mean all of the services of Tenant (i) that were provided by Tenant or its Affiliate with respect to the Transition Properties immediately prior to the commencement of the Transition Period, (ii) that are required to operate the Transition Properties in substantially the same manner as such Transition Properties were operated by Tenant and its Affiliates immediately prior to the commencement of the Transition Period, and (iii) the performance of which would not breach or otherwise violate applicable law or any contractual agreements to which Tenant or such Affiliate is a party or by which it is bound.
(b) Landlord may elect to cause Tenant to provide Transition Services by delivering written notice (a “Transition Services Notice”) to Tenant, no later than ten (10) Business Days after the occurrence of a Lease Rejection or Lease Termination, specifying (i) the identity of the Transition Properties and (ii) the duration of the period during which Transition Services are to be provided, not to exceed ninety (90) days from the occurrence of the Lease Rejection or Lease Termination, as applicable (the “Transition Period”), which Transition Period shall be the same for all of the Transition Properties; provided, that after delivery of the initial Transition Services Notice, Landlord may shorten the Transition Period by delivering written notice to Tenant at least five (5) Business Days in advance of the new termination date of the Transition Period.
(c) As compensation for providing Transition Services, Landlord shall pay Tenant a fee (the “Management Fee”) equal to four and one-half percent (4.5%) of aggregate gross collected revenues derived from the operation of the Transition Properties (but not any sums which, under GAAP, are attributable to capital) during the Transition Period, payable on a monthly basis for the applicable monthly accounting period. For purposes of this Lease, an “applicable monthly accounting period” shall mean the period encompassing a full fiscal month as designated by Tenant. For example, if the applicable monthly accounting period is the twenty-first (21st) of the previous month through the twentieth (20th) day of the current month, the applicable monthly accounting period for the month of June would be May 21st through June 20th. Landlord shall pay the Management Fee monthly on the first day of each month following a month for which any portion of the Management Fee is payable. Tenant shall send monthly to Landlord a calculation of the Management Fee, which shall be subject to Landlord’s approval, not to be unreasonably withheld, delayed or conditioned. The Management Fee for any partial month shall be appropriately prorated. Notwithstanding the foregoing, Landlord may offset against any Management Fee owing to Tenant the amount of any damages owing hereunder on account of termination but not to exceed, in any bankruptcy of Tenant, the amount of any Allowed Claim.
(d) All revenues from operation of the Transition Properties during the Transition Period shall be the sole property of Landlord and shall be held by Tenant in trust for Landlord’s benefit. Notwithstanding the foregoing, Tenant may reimburse itself directly from the revenues of the Transition Properties for any out-of-pocket costs and expenses of operating the Transition Properties or of providing Transition Services that are advanced, accrued or suffered by Tenant or its Affiliate (including any payments to Affiliates of Tenant for advertising, insurance and other expenses incurred by such Affiliate on behalf of Tenant, provided that such expenses are charged to Tenant on the same basis as similar expenses are charged to other “company-owned” stores operated by Tenant’s Affiliates). In no event shall Tenant or any Affiliate be required to pay, advance, accrue or suffer any out-of-pocket costs or expenses of operating the Transition Properties or of providing Transition Services unless there are sufficient revenues available from the Transition Properties (after provision for a sufficient reserve to pay any Management Fee for the then-current monthly accounting period) to reimburse Tenant or its Affiliate for such costs and expenses or unless Landlord shall advance funds to Tenant or its Affiliate to pay such costs and expenses.
(e) Tenant’s obligation to provide Transition Services to Landlord is subject to the following limitations:
(i) Tenant shall not be required to provide Transition Services with respect to, or to reopen or re-operate, any Leased Property that was, as of the date of Lease Rejection or Lease Termination, a Go Dark Leased Property or otherwise not in operation by Tenant or its Affiliate (including by reason of a Sublease).
(ii) Tenant shall perform Transition Services in the capacity of a third-party property manager. Tenant’s performance of Transition Services shall not create any agency or fiduciary relationship among, or any duty owed by, Tenant, Landlord and their respective Affiliates, officers, employees and agents, apart from contractual duties expressly set forth in this Lease.
(iii) Tenant shall have no obligation to pay Base Rent or Additional Charges with respect to any Transition Property or any other sum to Landlord in consideration of Tenant’s or its Affiliates’ use and occupancy of any Transition Property during the Transition Period; provided, however, that this provision shall not abrogate or impede any rights or remedies otherwise available to Landlord under Article XII hereof as a result of an Event of Default.
(iv) Upon the expiration of the Transition Period, Tenant shall have the absolute right, without notice to or consent of Landlord, to (i) remove, destroy or conceal from public view all Tenant Proprietary/IP Material contained, used or displayed on any Fixture or Trade Fixture located at the Transition Properties (or any Leased Property subject to Lease Rejection or Lease Termination that is not a Transition Property), and (ii) remove from such Leased Properties any of Tenant’s Personalty that constitutes, uses, contains or displays any Tenant Proprietary/IP Material, except if (in connection with such use, containment or display) such Tenant Proprietary/IP Material can be removed from such items of Tenant’s Personalty, or destroyed or concealed from public view, through Tenant’s commercially reasonable efforts. Landlord shall have no ownership, franchise or other right to own or use any Tenant Proprietary/IP Material or any interest therein.
(v) Tenant and its Affiliates shall not be required to disclose to Landlord any proprietary technology or trade secrets constituting Tenant Proprietary/IP Material.
Section 13.3    Cooperation.
Upon the occurrence of a Lease Rejection or a Lease Termination and until the date that is ninety (90) days after such Lease Rejection or Lease Termination, and whether or not Landlord has delivered a Transition Services Notice to Tenant, Tenant shall (in each case, at no out-of-pocket cost or expense to Tenant), to the extent permitted by applicable law and contractual agreements:
(a) Cooperate, upon Landlord’s reasonable request, with Landlord’s efforts to identify, apply for and obtain any governmental permits or licenses required to operate any Leased Property (“Permits”); provided, that Tenant shall not be obligated to assign or transfer any Permit to Landlord, or to cooperate with Landlord in applying for or obtaining a replacement for any Permit, if Tenant or its Affiliate intends to use such Permit or to sell, license, assign or transfer such Permit to another Person;
(b) Cooperate, upon Landlord’s reasonable request, with Landlord’s efforts to obtain replacement software relating to the operation of the Leased Properties; provided, that Tenant and its Affiliates shall have no obligation at any time to disclose to Landlord any proprietary technology or trade secrets constituting Tenant Proprietary/IP Material;
(c) Provide Landlord reasonable access during reasonable business hours to employees of Tenant or its Affiliate employed on-site at the Leased Properties that are subject to Lease Rejection or Lease Termination, and to such employees’ salary, pay history, personal contact information and other employee data in Tenant’s or its Affiliate’s possession or control, in each case, for the purpose of enabling Landlord to offer employment to such employees; provided, that the foregoing shall not prohibit Tenant or its Affiliate from offering employment to such employees at other locations or in other positions; and
(d) Provide Landlord with all store-level operational data and information in its possession or control (including lists of vendors and supply contracts) for the period from and after the date that is twelve (12) months prior to Lease Rejection or Lease Termination with respect to all Leased Properties that are subject to Lease Rejection or Lease Termination, except to the extent such information constitutes Tenant Proprietary/IP Material.
Section 13.4 Rights of Superior Parties.
In addition to, but not in limitation of, the rights of any purchaser, assignee or Superior Party under Section 15.2, if Landlord notifies Tenant in writing of any pledge or assignment of its rights hereunder to a Superior Party, then the rights of Landlord provided in this Article XIII and in Section 5.3 may be exercised by such Superior Party. Tenant, its Affiliates, and any other Persons (including any court) shall be entitled to rely on any and all communications or acts of such Superior Party, or of any party claiming to be such Superior Party’s agent or representative (but shall not be required to rely if Tenant, its Affiliates or such other Person questions in good faith the authority of the Person claiming to be such Superior Party’s agent or representative), with respect to the exercise of any rights or options or the giving of any notice or direction under this Article XIII or Section 5.3 on behalf of Landlord, without the necessity of making any inquiry of as to the authority of such Person with respect to such matter and notwithstanding any conflicting instructions from Landlord, and Landlord shall hold Tenant and its Affiliates harmless for any damages suffered by Landlord or any Affiliate of Landlord incurred because of such reliance by Tenant or its Affiliates.
ARTICLE XIV

HOLD-OVER
Section 14.1 Holding Over. Subject to the terms of Section 13.2 hereof with respect to the applicable Transition Properties in the event and to the extent Landlord elects under Section 13.2 to require Tenant to provide Transition Services at such Transition Properties and Tenant remains in possession of such Transition Properties solely as required to provide such Transition Services on Landlord’s behalf pursuant to Section 13.2, if Tenant shall for any reason remain in possession of all or any portion of any Leased Property after the expiration of the Term or earlier termination of the Term, or removal of such Leased Property from this Lease as provided herein, such possession shall be as a month-to-month tenant, during which time Tenant shall pay as rental each month, one and one-half times the aggregate of (i) one-twelfth (1/12) of the Base Rent payable with respect to the last Lease Year of the Term; (ii) all Additional Charges accruing during the month and (iii) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease, in all cases with respect to the applicable Leased Property. During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the applicable Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease, or removal of the applicable Leased Property from this Lease. The foregoing provisions shall not be deemed to limit or constitute a waiver by Landlord of any rights of immediate re-entry or other rights or remedies of Landlord provided herein or at law or in equity and shall not serve as permission for Tenant to hold over, nor serve to extend the Term (although after commencement of said holdover Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates all of the Leased Properties in accordance with the terms of this Lease), it being understood that any such holdover shall constitute an immediate Event of Default under this Lease.
ARTICLE XV

SUBORDINATION
Section 15.1 Subordination. This Lease and all rights of Tenant hereunder are subject and subordinate to the Lien affecting the Leased Properties created pursuant to Landlord’s Loan Documents, whether now or hereafter existing, or the interest of any landlord under a lease senior in title to this Lease, whether now or hereafter existing and to all Property Documents (all such Liens and interests, collectively, the “Superior Interests”), and to all renewals, modifications, consolidations, replacements and extensions of Superior Interests, provided that the holder of such Superior Interest shall have executed and delivered to Tenant a “subordination, non-disturbance and attornment agreement” in favor of Tenant substantially on the same terms and conditions as are contained in the form attached hereto as Exhibit E or such other terms and conditions upon which the parties may agree (a “Master Lease SNDA”). Subject to the immediately preceding sentence, this Section 15.1 shall be self-operative and no further instrument of subordination shall be required. Tenant agrees to execute and deliver promptly an agreement in the form attached as Exhibit E hereto or any commercially reasonable form of instrument (in recordable form, if requested) that Landlord or the holder of any Superior Interest (each, a “Superior Party”) shall request.
Section 15.2 Attornment. If the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any such Superior Interest, then Tenant shall, at the option of such purchaser, assignee or any Superior Party, as the case may be, (x) attorn to such party and perform for its benefit all the terms, covenants and conditions of this Lease on Tenant’s part to be performed with the same force and effect as if such party were the Landlord originally named in this Lease and this Lease shall continue as a direct lease between Tenant and such assignee or Superior Party, as the case may be, on all of the terms, covenants and conditions herein contained, or (y) enter into a new lease with such party, as Landlord, for the remaining Term and otherwise on the same terms and conditions of this Lease except that in the case of either clause (x) or (y) such successor Landlord shall not be (i) liable for any previous act, omission or negligence of Landlord under this Lease; (ii) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month’s rent in advance of its due date, unless such modification, amendment or prepayment shall have been approved in writing by the Superior Party through or by reason of which such successor Landlord shall have succeeded to the rights of Landlord under this Lease; or (iii) liable for any security (if any) deposited pursuant to this Lease unless such security has actually been delivered to such successor Landlord. Nothing contained in this Section 15.2 shall be construed to impair any right otherwise exercisable by any such owner, holder or Tenant.
Section 15.3 [Reserved].
Section 15.4 Modifications to Secure Financing. If any Superior Party or prospective Superior Party shall request modifications of this Lease as a condition to the provision, continuance or renewal of any such financing, Tenant will not unreasonably withhold its consent thereto and shall consider and review all such requests in good faith, provided that such modifications (A) do not increase the obligations of Tenant hereunder or materially adversely affect Tenant’s rights under this Lease, and (B) do not require Tenant or its Affiliates to modify the accounting treatment or classification of this Lease (as determined by Tenant’s or its Affiliates’ auditors). Disputes as between Landlord and Tenant regarding whether a proposed modification would increase the obligations of Tenant hereunder or adversely affect Tenant’s rights under this Lease, and the compensation that would be payable to Tenant as a result thereof shall be determined by arbitration in accordance with the terms of Schedule 15.4 hereto.
Section 15.5 Delivery of Notices to Landlord’s Lender. Subsequent to the receipt by Tenant of Notice from Landlord as to the identity and address of any Superior Party, no Notice from Tenant to Landlord shall be effective unless and until a duplicate original of such Notice shall be given to such Superior Party at the address set forth in the above described Notice. The curing of any of Landlord’s defaults by such Superior Party shall be treated as performance by Landlord.
Section 15.6 Right of Landlord’s Lender to Enforce Lease. To the extent permitted under Landlord’s Loan Documents, Landlord’s Lender may exercise the rights of Landlord hereunder, including the right on the part of Landlord to obtain insurance in the circumstances set forth in Section 10.1(b) hereof.
Section 15.7 Exercise of Landlord’s Discretion. In any instance hereunder in which Landlord is required to be reasonable in making a request or granting or withholding an approval or consent, Tenant acknowledges and agrees that Landlord may take into account the reasonable objections of Landlord’s Lender.
Section 15.8 Cure of Landlord Defaults. No Landlord default under this Lease shall be deemed to exist as long as any Landlord’s Lender, in good faith, (i) shall have commenced promptly to cure the default in question and prosecutes the same to completion with reasonable diligence and continuity, or (ii) if possession of the Leased Property is required in order to cure the default in question, such Landlord’s Lender (x) shall have entered into possession of the Leased Property with the permission of Tenant for such purpose or (y) shall have notified Tenant of its intention to institute foreclosure proceedings to obtain possession of Landlord’s interest directly or through a receiver and thereafter prosecutes such proceedings with reasonable diligence and continuity.
Section 15.9 Indemnification. Notwithstanding the existence of any insurance required to be provided hereunder, and without regard to the policy limits of any such insurance, but subject to the other terms and conditions hereof, Tenant will protect, indemnify, save harmless and defend Landlord and Landlord’s Lender and their respective partners, shareholders, officers, directors and employees (each, an “Indemnitee”) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including Litigation Costs), to the maximum extent permitted by law, imposed upon or incurred by or asserted against such Indemnitee by reason of any of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about any Leased Property while Tenant is in possession of the applicable Leased Property, including any claims made by employees at any Leased Property, (b) any use, misuse, non-use, condition, maintenance or repair by Tenant or anyone claiming by, through or under Tenant, including agents, contractors, invitees or visitors, of the applicable Leased Property or Tenant’s Personalty, (c) any Taxes or Other Charges, (d) any failure on the part of Tenant or anyone claiming by, through or under Tenant to perform or comply with any of the terms of this Lease, (e) any failure by Tenant to perform its obligations under any Sublease and any claims made thereunder, and (f) any contest of any Legal Requirement or Insurance Requirement, regardless of whether the same is conducted in accordance with the terms hereof. Any amounts which become payable by Tenant under this Section 15.9 shall be paid within ten (10) days after liability therefor on the part of Tenant is determined by litigation or otherwise, and if not timely paid, shall bear interest (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Indemnitee or may compromise or otherwise dispose of the same as Tenant sees fit; provided that any such actions of Tenant do not create any cost, expense, liability or obligation for any Indemnitee. Nothing herein shall be construed as indemnifying an Indemnitee against its own grossly negligent acts or omissions, bad faith or willful misconduct. If at any time an Indemnitee shall have notice of a claim, such Indemnitee shall give reasonably prompt written notice of such claim to Tenant; provided that (i) such Indemnitee shall have no liability for a failure to give notice of any claim of which Tenant has otherwise been notified or has knowledge and (ii) the failure of such Indemnitee to give such a notice to Tenant shall not limit the rights of such Indemnitee or the obligations of Tenant with respect to such claim except to the extent that Tenant incurs actual expenses or suffers actual monetary loss as a result of such failure. Tenant shall have the right to control the defense or settlement of any Claim, provided that (A) if the compromise or settlement of any such claim shall not result in the complete release of such Indemnitee from the claim so compromised or settled, the compromise or settlement shall require the prior written approval of such Indemnitee and (B) no such compromise or settlement shall include any admission of wrongdoing on the part of such Indemnitee. An Indemnitee shall have the right to approve counsel engaged to defend such claim (such approval not to be unreasonably withheld) and, at its election and sole cost and expense, shall have the right, but not the obligation, to participate in the defense of any claim. Tenant’s liability under this Article XV with respect to matters arising or accruing during the Term hereof shall survive any termination of this Lease, and with respect to any Leased Property shall survive the removal of such Leased Property from this Lease pursuant to the terms hereof.
The parties hereto agree that this Article XV shall not apply to those matters specifically covered by the provisions of Article XXV hereof.
ARTICLE XVI

NO WAIVER
Section 16.1 No Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.
ARTICLE XVII

REMEDIES CUMULATIVE
Section 17.1 Remedies Cumulative. Except as otherwise expressly provided herein, to the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy; and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.

ARTICLE XVIII

ACCEPTANCE OF SURRENDER
Section 18.1 Acceptance of Surrender. No surrender to Landlord of this Lease or of any Leased Property, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and Landlord’s Lender (if any) and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord and Landlord’s Lender (if any), shall constitute an acceptance of any such surrender.
ARTICLE XIX

NO MERGER OF TITLE
Section 19.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created thereby or any interest herein or in such leasehold estate and (b) the fee estate in the applicable Leased Property.
ARTICLE XX

CONVEYANCE BY LANDLORD
Section 20.1 Conveyance by Landlord. If Landlord or any successor owner of the applicable Leased Property shall convey such Leased Property other than as security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.
ARTICLE XXI

QUIET ENJOYMENT
Section 21.1 Quiet Enjoyment. So long as Tenant shall pay all Rent as the same becomes due and no Event of Default shall have occurred and be continuing, Tenant shall peaceably and quietly have, hold and enjoy the Leased Properties for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to the terms of the Property Documents or liens and encumbrances otherwise permitted to be created by Landlord hereunder and liens hereafter consented to by Tenant, including any Liens created under Landlord’s Loan Documents.

ARTICLE XXII

NOTICES
Section 22.1 Notices. All notices, demands, requests, consents, approvals and other communications required or permitted to be given hereunder (collectively, “Notices” or “notices”) shall be in writing and delivered by hand or mailed (by registered or certified mail, return receipt requested or reputable nationally recognized overnight courier service and postage prepaid), addressed to the respective parties, as follows:

If to Tenant:	PRIVATE RESTAURANT MASTER LESSEE, LLC
2202 North West Shore Boulevard, Suite 500
Tampa, FL 33607
Attention: Chief Financial Officer
Telecopy No.: (813) 282-1225
Confirmation No.: (813) 281-2114

With a copy to:	PRIVATE RESTAURANT MASTER LESSEE, LLC
2202 North West Shore Boulevard, Suite 500
Tampa, FL 33607
Attention: VP – Real Estate
Telecopy No.: (813) 282-1225
Confirmation No.: (813) 281-2114

With copies of any default notices (or	OSI Restaurant Partners, LLC
correspondence related to any default) or	2202 North West Shore Boulevard, 5th Floor
notices given during the continuance of	Tampa, FL 33607
any Event of Default to:	Attention: General Counsel
Telecopy No.: (813) 282-1225
Confirmation No.: (813) 281-2114

Bain Capital Partners, LLC
John Hancock Tower
200 Clarendon Street
Boston, MA 02116
Attention: Mr. David Humphrey
Telecopy No.: (617) 652-3112
Confirmation No.: (617) 516-2112

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004-2498
Attention: Arthur Adler, Esq.
Telecopy No.: (212) 291-9001

Confirmation No.: (212) 558-3960
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
Attention: Richard E. Gordet, Esq.
Telecopy No.: (617) 951-7050
Confirmation No.: (617) 951-7491

If to Landlord:	NEW PRIVATE RESTAURANT PROPERTIES, LLC
2202 North West Shore Boulevard, Suite 470C
Tampa, FL 33607
Attention: Chief Financial Officer
Telecopy No.: (813) 387-8000
Confirmation No.: (813) 830-2497

With a copy to:	NEW PRIVATE RESTAURANT PROPERTIES, LLC
2202 North West Shore Boulevard, Suite 470C
Tampa, FL 33607
Attention: VP – Real Estate
Telecopy No.: (813) 387-8000
Confirmation No.: (813) 830-2497

With copies of any default notices (or	Bain Capital Partners, LLC
correspondence related to any default) or	John Hancock Tower
notices given during the continuance of any	200 Clarendon Street
Event of Default to:	Boston, MA 02116
Attention: Mr. David Humphrey
Telecopy No.: (617) 652-3112
Confirmation No.: (617) 516-2112

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004-2498
Attention: Arthur Adler, Esq.
Telecopy No.: (212) 291-9001
Confirmation No.: (212) 558-3960

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
Attention: Richard E. Gordet, Esq.

Telecopy No.: (617) 951-7050
Confirmation No.: (617) 951-7491
if required pursuant to Section 15.5 hereof, to Landlord’s Lender, in accordance with the terms of said Section 15.5 as follows:

Bank of America, N.A.
Real Estate Structured Finance – Servicing
900 West Trade Street, Suite 650
Mail Code: NC1-026-06-01
Charlotte, North Carolina 28255 Telecopy No.: (704) 317-4501 Confirmation No.: (866) 531-0957
Attention: Servicing Manager

And to:

Bank of America, N.A.
Real Estate Structured Finance
214 North Tryon Street
Mail Code: NC1-027-15-01
Charlotte, North Carolina 28255
Telecopy No.: (704) 602-3726
Confirmation No.: (980) 386-8154
Attention: Steven Wasser

With copies to:	German American Capital Corporation 60 Wall Street, 10th floor New York, NY 10005 Attention: John Beacham and General Counsel Telecopy No.: (732) 578-4639 Confirmation No.: (212) 250-0164

Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Attention: Charles Schrank, Esq. Telecopy No.: (312) 853-7036 Confirmation No.: (312) 853-7000

or to such other address as either party may hereunder designate, and shall be effective upon receipt.
ARTICLE XXIII

APPRAISERS
Section 23.1 Appraisers. In the event that it becomes necessary to determine the Fair Market

Rental , Post-Casualty Value or Post-Condemnation Value of any property for any purpose of this Lease, and the parties cannot agree amongst themselves regarding same within twenty (20) days after the first request made by one of the parties to do so, then the parties shall engage the Valuation Services Division of the Capital Markets Group of Cushman & Wakefield in New York, New York to determine the Fair Market Rental, Post-Casualty Value or Post-Condemnation Value, as applicable, as of the relevant date in accordance with the procedures herein contained. The appraiser employed by Cushman & Wakefield must be a member of The Appraisal Institute/American Institute of Real Estate Appraisers (or any successor organization thereto), and shall, within forty-five (45) days after engagement of Cushman & Wakefield proceed to appraise the applicable Leased Property to determine the Fair Market Rental thereof , Post-Casualty Value or Post-Condemnation Value thereof, as applicable, as of the relevant date.
If Cushman & Wakefield shall decline such engagement (or it shall no longer exist), then the following procedures shall apply. Either party may notify the other of a Person selected to act as appraiser on its behalf (which Person, if selected by Landlord, shall be subject to the approval of Landlord’s Lender). Within fifteen (15) days after receipt of any such notice, the other party shall by notice to the first party appoint a second Person as appraiser on its behalf. Any appraiser thus appointed must be a member of The Appraisal Institute/American Institute of Real Estate Appraisers (or any successor organization thereto), and shall, within forty-five (45) days after the notice appointing the first appraiser, as applicable, proceed to appraise the applicable Leased Property to determine the Fair Market Rental, Post-Casualty Value or Post-Condemnation Value thereof, as applicable, as of the relevant date. If one appraiser shall have been so appointed, or if two appraisers shall have been so appointed but only one such appraiser shall have made such determination within fifty (50) days after the making of the initial appointment, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Rental, Post-Casualty Value or Post-Condemnation Value, as applicable, shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser, but if such appraisers fail to do so within such twenty (20) day period, then either party may request the AAA to appoint an appraiser within twenty (20) days of such request, and both parties shall be bound by any appointment so made within such twenty (20) day period. If no such appraiser shall have been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of Fair Market Rental, Post-Casualty Value or Post-Condemnation Value, as applicable, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers, by the AAA or by such court shall be instructed to determine the Fair Market Rental , Post-Casualty Value or Post-Condemnation Value, as applicable, within thirty (30) days after appointment of such Appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determination of the other two appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two determinations shall be final and binding upon Landlord and Tenant as the Fair Market Rental, Post-Casualty Value or Post-Condemnation Value, as applicable.
This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Landlord and Tenant shall share equally the fees and expenses of Cushman & Wakefield. If Cushman & Wakefield declines such engagement (or it no longer exists), then Landlord and Tenant shall each pay the fees and expenses of the appraiser appointed by it and their own legal fees, and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal; provided, however, that from and after any Event of Default, or breach by Tenant under this Section 23.1, Tenant shall pay all fees and expenses otherwise payable by Landlord under this Section 23.1 (and if Tenant fails to pay same, and Landlord pays same, Tenant shall promptly reimburse Landlord for any and all such amounts paid by Landlord, together with interest at the Overdue Rate from the date incurred by Landlord until reimbursed to Landlord by Tenant). If Cushman & Wakefield is not engaged, then any consent or agreement by Landlord as to Fair Market Rental , Post-Casualty Value or Post-Condemnation Value, as applicable, shall be subject to the approval of Landlord’s Lender.
ARTICLE XXIV

CONFIDENTIALITY
Section 24.1 Confidentiality. Landlord (and Landlord’s Lender) shall keep confidential all sales reports and other financial performance and financial results information pertaining to any Leased Property delivered to Landlord and any other proprietary information delivered after the date hereof pursuant to this Lease (provided that any such other proprietary information is clearly marked by Tenant as confidential) (collectively, “Proprietary Information”), and Landlord, Landlord’s direct or indirect equity holders, Landlord’s Lender and any holders of the Mezzanine Debt shall use any Proprietary Information solely for purposes of this Lease (and in the case of Landlord’s Lender and holders of the Mezzanine Debt, solely for their ownership of Landlord’s Debt or the Mezzanine Debt, as applicable) and shall not use such Proprietary Information in a manner to compete with Tenant, Guarantor or any Concept Subsidiary in the business of the ownership and operation of restaurant properties similar to the Leased Properties.
Section 24.2 Safe Harbor. Notwithstanding the foregoing Section 24.1,
(a) (i) Landlord shall be permitted to disclose any such Proprietary Information to any of its direct or indirect equity holders; (ii) such equity holders shall be permitted to disclose such Proprietary Information to holders of the Mezzanine Debt (or, upon foreclosure of the applicable Mezzanine Debt, any actual or prospective investors or transferees of a direct or indirect interest in the Leased Property) in accordance with and subject to the provisions of the loan documents governing the applicable Mezzanine Debt (irrespective of whether the applicable Mezzanine Debt is still outstanding, and references therein to “Lender” or “holder of an interest in the Loan” shall, for purposes hereof, be deemed to include any actual or prospective investors or transferees of a direct or indirect interest in the Leased Property); and (iii) the holders of the such Mezzanine Debt (or such investors or transferees) shall be permitted to disclose such Proprietary Information to such other Persons permitted pursuant to, and in accordance with, the provisions of the loan documents governing the applicable Mezzanine Debt (irrespective of whether the applicable Mezzanine Debt is still outstanding, and references therein to “Lender” or “holder of an interest in the Loan” shall, for purposes hereof, be deemed to include any actual or prospective investors or transferees of a direct or indirect interest in the Leased Property); and
(b) (i) Landlord shall be permitted to disclose any such Proprietary Information Landlord’s Lender (or, upon foreclosure of Landlord’s Debt, any actual or prospective investors or transferees of a direct or indirect interest in the Leased Property, subject to an agreement to comply with the confidentiality provisions contained in Landlord’s Loan Documents); and (ii) Landlord’s Lender (or such investors or transferees) shall be permitted to disclose such Proprietary Information (A) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (B) to any Rating Agency, underwriter or any other credit rating agency that has elected to be treated as a nationally recognized statistical rating organization for purposes of Section 15E of the Exchange Act (each an “NRSRO”), provided that (x) each Rating Agency or underwriter to which such information is disclosed has executed its usual and customary confidentiality agreement and (y) any NRSRO desiring access to any secured website containing such information shall, as a condition to its access to such secured website, have either furnished to the Securities and Exchange Commission the certification required under Rule 17g-5(e) of the Exchange Act or be required to agree to (or “click through”) such website’s confidentiality provisions, (C) to any actual or prospective investor in Landlord’s Debt, any actual or prospective assignee of Landlord’s Debt or beneficial interests in Landlord’s Debt, including investors in Securities, and any actual or prospective participant in Landlord’s Debt, subject to an agreement to comply with the confidentiality provisions contained in Landlord’s Loan Documents, (D) upon the request or demand of any Governmental Authority (including, without limitation, any governmental agency, regulatory authority or self-regulatory authority (including, without limitation, bank and securities examiners) having or claiming to have authority to regulate or oversee any aspect of Landlord’s Lender’s business or that of its Affiliates in connection with the exercise of such authority or claimed authority) or as may otherwise be required pursuant to any Legal Requirement, (E) if requested or required to do so in connection with any litigation or similar proceeding, (F) that has been publicly disclosed, (G) that was already known to Landlord’s Lender or any of its Affiliates prior to Landlord’s disclosure to Landlord’s Lender, (H) that is independently developed, discovered or arrived at by Landlord’s Lender or any of its Affiliates without reference to the Proprietary Information, or (J) in connection with the exercise of any remedy under Landlord’s Loan Documents.
ARTICLE XXV

ENVIRONMENTAL MATTERS
Section 25.1 Environmental Indemnity Provisions. Tenant shall protect, indemnify, save harmless and defend each Indemnitee from and against all claims, demands, causes of action (including causes of action in tort), losses, damages (including consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs) and expenses (including reasonable attorneys’ fees and court costs, including Litigation Costs) of any and every kind or character, to the maximum extent permitted by law, incurred by such Indemnitee by virtue of any claim or lien by any governmental or quasi-governmental unit, body, or agency, or any third party, for cleanup costs or other costs pursuant to any Environmental Laws, but only to the extent that the same relate to or arise from activities or events occurring from and after the date of the Original Lease through the expiration of the Term. Tenant’s indemnity shall survive the termination of this Lease and any removal of any Leased Property from this Lease as provided herein; provided, however, Tenant shall have no indemnity obligation with respect to (a) Hazardous Substances first introduced to the Leased Property subsequent to the date that Tenant’s occupancy of the Leased Property shall have fully ceased, or (b) Hazardous Substances introduced to the Leased Property by Landlord, its successors and assigns.
Section 25.2 No Landlord Representations. Tenant acknowledges that Landlord makes no warranties or representations of any kind, or in any manner or in any form whatsoever, as to any Hazardous Substances at any of the Leased Properties. Tenant shall conduct, at its own expense, any and all investigations regarding Environmental Conditions of the Leased Properties and will satisfy itself as to the absence or existence of Hazardous Substances contamination of the Leased Properties. Tenant’s entry into this Lease shall be made at its sole risk.
ARTICLE XXVI

MISCELLANEOUS

Section 26.1 Survival of Claims. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to (a) any date of termination of this Lease, or (b) with respect to any Leased Property, the removal of such Leased Property from this Lease as provided herein, shall survive such termination or removal (as the case may be).
Section 26.2 Severability. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.
Section 26.3 Maximum Permissible Rate. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be determined at the maximum permissible rate.
Section 26.4 Headings. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 26.5 Exculpation. Landlord’s liability hereunder shall be limited solely to its interest in the Leased Properties, and no recourse under or in respect of this Lease shall be had against any other assets of Landlord whatsoever. In addition, to the extent not prohibited by applicable law, none of the Indemnitees shall be liable for, under any circumstances, and Tenant hereby releases all Indemnitees from, any loss, injury, death or damage to person or property (including any business or any loss of income or profit therefrom) of Tenant, Tenant’s members, officers, directors, shareholders, agents, employees, contractors, customers, invitees, or any other Person in or about any of the Leased Properties, whether the same are caused by (a) fire, explosion, falling plaster, steam, dampness, electricity, gas, water, rain; (b) breakage, leakage or other defects of any equipment, sprinklers, wires, appliances, plumbing fixtures, water or gas pipes, roof, air conditioning, lighting fixtures, street improvements, or subsurface improvements; (c) theft, acts of God, acts of the public enemy, riot, strike, insurrection, civil unrest, war, court order, requisition or order of governmental body or authority; (d) any act or omission of any other occupant of any of the Leased Properties; (e) operations in construction of any private, public or quasi-public work; (f) Landlord’s reentering and taking possession of any of the Leased Properties in accordance with the provisions of this Lease or removing and storing the property of Tenant as herein provided; or (g) any other cause, including damage or injury that arises from the condition of any of the Leased Properties, from occupants of adjacent property, from the public, or from any other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same are inaccessible to Tenant, or that may arise through repair, alteration or maintenance of any part of any of the Leased Properties or failure to make any such repair (except where any such repair is the express obligation of Landlord), from any condition or defect in, on or about any of the Leased Properties, including the presence of any Hazardous Substances or mold at any of the Leased Properties, or from any other condition or cause whatsoever; provided, however, that the foregoing release set forth in this Section 26.5 shall not be applicable to any claim against an Indemnitee to the extent, and only to the extent, that such claim is directly attributable to the gross negligence or willful misconduct of such Indemnitee, as determined by a final nonappealable judgment (or by a judgment that such Indemnitee elects not to appeal) by a court of competent jurisdiction. Without limiting the foregoing, Tenant hereby waives any right to any consequential, indirect or punitive damages against any Indemnitees arising out of any claim in connection with or related to this Lease or the Leased Properties. In no event under this Section 26.5, or any other provision of this Lease that references the “gross negligence” of Landlord, or otherwise, shall gross negligence be imputed as a matter of law to Landlord solely by reason of its interest in the Leased Properties or the failure to act by Landlord or anyone acting under its direction or control or on its behalf, in respect of matters that are or were the obligation of Tenant under this Lease.

Section 26.6    Exhibition of Leased Property. Landlord and Landlord’s agent shall have the right to enter any Leased Property at all reasonable times during usual business hours after reasonable notice for the purpose of exhibiting such Leased Property to others. Without limiting the generality of the foregoing, for purposes of satisfying the requirements of Landlord’s Loan Documents or any refinancing, sale or appraisal process, Landlord shall have the right (but not the obligation) to conduct such inspections and audits of any Leased Property as Landlord may desire, and for such purposes Tenant shall provide to Landlord and its representatives access to the Leased Properties and Tenant’s books and records with respect to the Leased Properties, subject to Article XXIV, at Tenant’s corporate offices (or such other locations as such books and records are kept) as reasonably necessary to audit Tenant’s compliance with its obligations hereunder. Such access shall be provided to Landlord during normal business hours upon reasonable notice. No such inspection or audit conducted by Landlord or its representatives or any report resulting therefrom shall modify or reduce in any way Tenant’s obligations under this Lease.
Section 26.7 Entire Agreement. This Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof.
Section 26.8 Governing Law.
(a) This Lease shall be construed in accordance with, and this Lease and all matters arising out of or relating to this Lease (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York without regard to conflicts of law principles; provided, however, that any forcible entry and detainer action or similar proceeding shall be governed by the laws of the state in which the applicable Leased Property is located. If any provision of this Lease or the application thereof shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by applicable law.
(b) Tenant and Landlord each hereby consents to the exclusive jurisdiction of any state or federal court located within the County of New York, State of New York, and each irrevocably agrees that all actions or proceedings arising out of or relating to this Lease shall be litigated in such courts (except for forcible entry and detainer actions, or similar proceedings, which shall be litigated in courts located within the county and state in which the applicable Leased Property is located). Tenant and Landlord each accepts, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts (except as provided above in this Section 26.8(b)) and waives any defense of forum non‑conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Lease.
(c) EACH OF TENANT AND LANDLORD, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS LEASE.
(d) Tenant and Landlord each acknowledges that the provisions of this Section 26.8 are a material inducement to the other party’s entering into this Lease.
Section 26.9 No Waiver. No waiver of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant herein construed as a waiver of such default, or of Landlord’s right to terminate this Lease or exercise any other remedy granted herein on account of such existing default.
Section 26.10 Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.
Section 26.11 Modifications in Writing. This Lease may only be modified by a writing signed by both Landlord and Tenant and, unless expressly permitted by Landlord’s Loan Documents, any such modification shall not be effective until it is consented to by Landlord’s Lender.
Section 26.12 Delay Not a Waiver. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.
Section 26.13 [Reserved].
Section 26.14 Third Party Beneficiaries. Nothing in this Lease shall be deemed to create any right in any Person (other than Landlord’s Lender to the extent provided herein) not a party hereto, and this Lease shall not be construed in any respect to be a contract in whole or in part, for the benefit of any third Person (other than Landlord’s Lender to the extent provided herein). It is expressly understood and agreed that Landlord’s Lender is and shall be a third party beneficiary of this Lease.
Section 26.15    Waiver of Landlord’s Lien. Landlord hereby waives any statutory or common-law “landlord’s lien” or other lien or security interest on or in Tenant’s Personalty to secure Tenant’s obligations under this Lease. Landlord agrees to execute and deliver to Tenant or Tenant’s lender reasonable documentation confirming that (i) Landlord has not and will not claim a lien on any such property and (ii) Landlord will permit such lender access to the Leased Properties in order to secure any such property Tenant may have offered as collateral, provided that any such documentation shall be on commercially reasonable terms and shall include provisions with respect to the length of time that Landlord must make the Leased Properties available for such entry and with respect to Tenant’s lender’s obligation to repair any damage to the Leased Properties resulting from the removal of any such Tenant’s Personalty from the Leased Properties by Tenant’s lender.
Section 26.16    Litigation Costs. If either Landlord or Tenant commences any action or other proceeding to enforce such party’s rights hereunder, the party substantially prevailing in such action or proceeding shall be entitled, in addition to any award for damages or costs hereunder, to an award of its Litigation Costs.
Section 26.17 Letters of Credit. With respect to any Letter of Credit delivered by Tenant to Landlord as Eligible Collateral hereunder, if at any time (a) the institution issuing any Letter of Credit shall cease to be an Approved Bank, or (b) the Letter of Credit is due to expire prior to Tenant being entitled to the return thereof, Landlord or Landlord’s Lender shall have the right immediately to draw down the same in full and hold the proceeds thereof in accordance with the provisions of this Lease as Eligible Collateral, unless Tenant shall deliver a replacement Letter of Credit from an Approved Bank within (i) as to (a) above, twenty (20) days after Landlord or Landlord’s Lender delivers written notice to Tenant that the institution issuing the Letter of Credit has ceased to be an Approved Bank or (ii) as to (b) above, at least twenty (20) days prior to the expiration date of said Letter of Credit.
ARTICLE XXVII

MEMORANDUM OF LEASE; ESTOPPELS
Section 27.1 Memorandum of Lease. Landlord and Tenant shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the state in which the applicable Leased Property is located, in which reference to this Lease, and all options contained therein, shall be made. Tenant shall pay all costs and expenses of recording such Memorandum of Lease.
Section 27.2 Estoppels.
(a) Tenant Estoppels. Tenant agrees that it shall, at any time and from time to time (but not more than four (4) times in any calendar year) upon not less than ten (10) Business Days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications), the Base Rent and Additional Charges payable directly to Landlord hereunder and the dates to which the Base Rent and Scheduled Additional Charges payable to Landlord have been paid, that the address for notices to be sent to Tenant is as set forth in this Lease, stating whether or not Landlord is, to Tenant’s knowledge, in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default, the commencement date and expiration date for the current term, that Tenant is in possession of the Leased Properties, and any other matters reasonably requested by Landlord; it being intended that any such statement delivered pursuant to this Section 27.2(a) may be relied upon by Landlord, Landlord’s Lender, or any prospective purchaser of the Leased Properties, any mortgagee thereof and/or any assignee of any mortgagee upon the Leased Properties.
(b) Landlord Estoppels. Landlord agrees that it shall, at any time and from time to time (but not more than four (4) times in any calendar year) upon not less than ten (10) Business Days’ prior notice by Tenant, execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications), the Base Rent and Additional Charges payable directly to Landlord hereunder and the dates to which the Base Rent and such Additional Charges have been paid, that the address for notices to be sent to Landlord is as set forth in this Lease, stating whether or not, to Landlord’s knowledge, Tenant is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default, the commencement date and expiration date for the current term, that Tenant is in possession of the Leased Properties, and any other matters reasonably requested by Tenant; it being intended that any such statement delivered pursuant to this Section 27.2(b) may be relied upon by Tenant, Tenant’s lender, and/or any prospective assignee, subtenant or Transferee of Tenant.

ARTICLE XXVIII

TRUE LEASE
Section 28.1 True Lease. Landlord and Tenant intend that this Lease be a true lease that affords the parties hereto the rights and remedies of landlord and tenant hereunder and does not represent a financing arrangement.
Section 28.2 Acknowledgment of Law. This Lease is not an attempt by Landlord or Tenant to evade the operation of any aspect of the law applicable to any of the Leased Properties.
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IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed as of the day and year first written above.

Witness #1 as to Leased Property in CT:	LANDLORD:

/s/Margaret Hannay	NEW PRIVATE RESTAURANT PROPERTIES, LLC,
Name: Margaret Hannay	a Delaware limited liability company

By:/s/Karen Bremer
Witness #2 as to Leased Property in CT:	Name: Karen Bremer
Title: Vice President of Real Estate
/s/Julia Geykhman
Name: Julia Geykhman

TENANT:
Acknowledgement:
PRIVATE RESTAURANT MASTER, LESSEE, LLC,
For the Tenant:
State of New York	a Delaware limited liability company
County of New York
By: /s/Karen Bremer
The foregoing instrument was acknowledged	Name: Karen Bremer
before me this 20th, day of March, 2012 by	Title: Vice President of Real Estate
Karen Bremer of Private Restaurant
Master Lessee, LLC, a Delaware limited
liability company, on behalf of the limited
liability company, as the free act and deed of
the limited liability company and his/her free
act and deed as VP of Real Estate.

/s/Stephanie R. Dini
Notary Public

For the Landlord:

State of New York
County of New York

The foregoing instrument was acknowledged
before me this 20th, day of March, 2012 by
Karen Bremer of New Private Restaurant Properties, LLC, a Delaware limited liability company, on behalf of the limited liability company, as the free act and deed of the limited liability company and his/her free act and deed as VP of Real Estate.

/s/Stephanie R. Dini
Notary Public

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

EXHIBIT A

INDIVIDUAL PARCELS – LEGAL DESCRIPTIONS

1.FEE PARCEL DESCRIPTION: UNIT 0311

Parcel No. 1:

Lot 4, Talavi Towne Centre II, according to Book 448 of Maps, page 36, records of Maricopa County, Arizona.

Parcel No. 2:

An easement for ingress and egress, parking and utilities as created in Declaration of Reciprocal Easements and Declaration of Covenants, Conditions and Restrictions recorded November 16, 1993, in Recording No. 93-0789859 and Declaration of Amendment recorded in Recording No. 95-0447535.

2.FEE PARCEL DESCRIPTION: UNIT 0312

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF PIMA, STATE OF ARIZONA AND IS DESCRIBED AS FOLLOWS:

Parcel No. 1:

The East 101.08 feet of the South 118.00 feet of Lot 8, THE CROSSROADS FESTIVAL, as recorded in Book 41 of Maps, Page 77, records of Pima County, Arizona.

Parcel No. 2:

A perpetual non-exclusive easement on, over and across the following described property of Grantor and adjacent to Parcel No. 1, above, for the installation and maintenance of a loading dock and of a dumpster or trash receptacle adjacent to Parcel No. 1, above: The East 101.08 feet of the North 62 feet of the South 180.00 feet of Lot 8, THE CROSSROADS FESTIVAL, as recorded in Book 41 of Maps, Page 77, records of Pima County, Arizona.

Parcel No. 3:

Easements for maintenance, parking, access, ingress and egress and landscaping as set forth in the
Declarations of Covenants, Conditions and Restrictions for The Crossroads Festival recorded Docket 8155, Page 2074, First Amendment recorded in Docket 8281, Page 1417, Second Amendment recorded in Docket 8373, Page 1608, Third Amendment recorded in Docket 8754, Page 1763, Fourth Amendment recorded in Docket 9977, Page 467, Fifth Amendment recorded in Docket 13725, Page 406 and Sixth Amendment recorded in Docket 13728, Page 783.

Parcel No. 4:

A non-exclusive easement and right-of-way of ingress and egress as set forth in Declaration of Easement and Covenants and Abandonment recorded in Docket 8153, Page 1205.

Parcel No. 5:

An easement for a detention basin as set forth in Declaration of Easements, Development and Use Restrictions recorded in Docket 9932, Page 1523.

3.FEE PARCEL DESCRIPTION: UNIT 0314

Lot 2, HARKINS SUPERSTITION SPRINGS, according to Book 424 of Maps, Page 26, records of Maricopa County, Arizona.

4.FEE PARCEL DESCRIPTION: UNIT 0316

Lot 2, CHANDLER GATEWAY WEST, according to Book 474 of Maps, Page 2, records of Maricopa County, Arizona.

Together with the non-exclusive rights, and subject to the terms, conditions, provisions and limitation of the following: All matters contained in Declaration of Covenants, Conditions, Restrictions and Easements recorded in Instrument No. 98-0622586A and Property Owner’s Agreement recorded in Instrument No, 00-0096265

5.FEE PARCEL DESCRIPTION: UNIT 0317

Lot 1, PINE CREEK VILLAGE UNIT ONE, according to Case 7, Map 75, records of Coconino County, Arizona.

6.FEE PARCEL DESCRIPTION: UNIT 0323

PARCEL I:

Lot 3, Replat of Lot 3, Grand Village Center South, according to Book 712 of Maps, page 15, records of Maricopa County, Arizona.

Being the same property as that described as that portion of Lot 3 Grand Village Center South, according to Book 565 of Maps, page 21, record of Maricopa County, Arizona, located in a portion of the Northwest quarter of Section 33, Township 4 North, Range 1 West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, and being more particularly described as follows:

BEGINNING at the most easterly corner of said Lot 3;

Thence South 43° 45' 50" West, along the southeasterly line of said Lot 3, a distance of 250.22

Thence North 46° 14' 10" West, parallel with the northeasterly line of said Lot 3, a distance of 203.18 feet;

Thence North 43° 45' 50" East, parallel with said southeasterly line of Lot 3, a distance of 250.22 feet to a point on said northeasterly line of said Lot 3;

Thence South 46° 14' 10" East along said northeasterly line, a distance of 203.18 feet to the POINT OF BEGINNING;

PARCEL II:

Easement rights as set forth in instrument recorded April 1, 1999, in Instrument No, 99-0311415.

7.FEE PARCEL DESCRIPTION: UNIT 0325

Parcel I:

Lot 14, INDIAN HILLS PLAZA, according to Book 11 of Maps, page 53, records of Cochise County, Arizona;

EXCEPT all gas, oil, minerals and other hydrocarbon substances lying 500 feet below the surface of the land but without the right to use the surface of the land to remove, drill or prospect for same as granted in Deed recorded in Docket 1400, page 107.

Parcel II:

Easements as granted by that certain "Declaration of Establishment of Protective Covenants, Conditions and Restrictions and Grants of Easements recorded in Docket 1554, page 212, records of Cochise County, Arizona.

8.FEE PARCEL DESCRIPTION: UNIT 0326

That portion of the Southwest quarter of the Southeast quarter of the Southeast quarter of Section 1, Township 1 North, Range 5 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more particularly described as follows;

COMMENCING at the Southeast corner of said Section 1;

THENCE South 88 degrees 33 minutes 10 seconds West along the South line of the Southeast quarter of said Section 1, a distance of 657.72 feet to the Southeast corner of said Southwest quarter;

THENCE North 00 degrees 05 minutes 29 seconds East along the East line of said Southwest quarter, a distance of 65.02 feet to a point on the North line of the South 65 feet of said Southeast quarter, said point being the TRUE POINT OF BEGINNING;

THENCE South 88 degrees 33 minutes 10 seconds West along said North line, a distance of 244.03 feet;

THENCE North 01 degrees 26 minutes 50 seconds West, perpendicular to said North line, a distance of 257.98 feet;

THENCE North 88 degrees 33 minutes 10 seconds East, 250.96 feet to a point on the East line of said Southwest quarter;

THENCE South 00 degrees 05 minutes 29 seconds West along said East line, a distance of 258.07 feet to the TRUE POINT OF BEGINNING;

EXCEPT that portion described as follows:

COMMENCING at the Southeast corner of said Section 1;

THENCE South 88 degrees 33 minutes 10 seconds West along the South line of the Southeast quarter of Section 1, a distance of 667.00 feet;

THENCE North 00 degrees 33 minutes 11 seconds West, a distance of 108.15 feet to the TRUE POINT OF BEGINNING;

THENCE North, a distance of 3.00 feet;

THENCE North 21 degrees 30 minutes 09 seconds East, a distance of 3.24 feet;

THENCE North, a distance of 3.00 feet;

THENCE West, a distance of 3.03 feet;

THENCE North 00 degrees 01 minutes 14 seconds East, a distance of 26.94 feet;

THENCE North 89 degrees 32 minutes 12 seconds West, a distance of 25.25 feet;

THENCE South 00 degrees 51 minutes 26 seconds West, a distance of 21.87 feet;

THENCE West, a distance of 3.08 feet;

THENCE South, a distance of 3.00 feet;

THENCE East, a distance of 3.03 feet;

THENCE South 00 degrees 51 minutes 26 seconds West, a distance of 5.23 feet;

THENCE South 89 degrees 45 minutes 03 seconds East, a distance of 24.53 feet;

THENCE South, a distance of 5.98 feet;

THENCE East, a distance of 3.00 feet to the TRUE POINT OF BEGINNING.

Together with the non-exclusive rights, and subject to the terms, conditions, provisions and limitation of the following: All matters contained in Non-Exclusive Access and Parking Easement Agreement recorded in Instrument No. 2003-0491948 and re-recorded in Instrument No. 2003-0543283. (EASEMENT BEING SEARCHED)

9.FEE PARCEL DESCRIPTION: UNIT 0453

The land referred to herein below is situated in the county of Faulkner, State of Arkansas, and is described as follows:

Lot 5, Meadows Commercial Subdivision to the City of Conway, Arkansas, as shown on plat of record in Plat Book J, page 276, records of Faulkner County, Arkansas.

Also, an access and utility easement described as the Southern 45 feet of Lot 4, Meadows Commercial Subdivision to the City of Conway, Arkansas, as filed in instrument No 2001-14013 on August 3, 2001, and shown on plat of record in Plat Book J, page 276, records of Faulkner County, Arkansas.

10.FEE PARCEL DESCRIPTION: UNIT 0455

The land referred to herein below is situated in the county of Benton, State of Arkansas, and is described as follows:

All that tract or parcel of land lying and being in Benton County, Arkansas, and begin more particularly described as follows: A part of the NE ¼ of the SW ¼ of Section 9, Township 19 North, Range 30 West, City of Rogers, Benton County, Arkansas, shown as Tract 1 of Plat Book 2004, page 690, and being more particularly described as follows:

Commencing at the SE corner of the SE ¼ of the SW ¼ of said Section 9; thence along the East line of said SW ¼ North 02º29’06” East 1979.02 feet; Thence leaving said East line North 86º47’47” West 857.89 feet to the Point of Beginning; Thence South 03º12’36” West 349.67 feet to the North right of way line of Poplar Street; Thence along said right of way the following courses, North 86º46’50” West 18.86 feet; Thence along a curve to the right, said curve having a radius of 25.31 feet, a central angle of 47º32’22”, and an arc length of 21.00 feet; Thence along a curve to the left, said curve having a radius of 50.00 feet, a central angle of 71º17’58”, and an arc length of 62.22 feet; Thence North 86º47’47” West 200.62 feet to the Easterly right of way line of Interstate Highway No. 540, thence along said easterly right of way line to the following courses, North 33º07’17” East 64.14 feet; Thence North 33º13’15” East 65.63 feet; Thence North 22º13’58” East 228.67 feet to a found rebar, thence leaving said easterly right of way line South 86º47’47” East 155.80 feet to the Point of Beginning, containing 72,014.4 sq. ft. or 1.6532 acres more or less, and subject to all rights of way easements and restrictive covenants of record or fact.

Together with those easements shown in Declaration of Protective Covenants for certain lands in Benton County, Arkansas known as the Five Forty Property, recorded August 24, 2004 in Benton County, Arkansas, Deed Book 2004 at Page 39090.

Together with the non-exclusive rights, and subject to the terms, conditions, provisions and limitation of the following:

Beneficial Easements arising from the Declaration of Protective Covenants dated August 24, 2004 recorded August 24, 2004 in Book 2004 page 39090 of the aforesaid records.

11.FEE PARCEL DESCRIPTION: UNIT 0601

Parcel A:

Lot 3,

MEADOW POINTE COMMERCIAL SUBDIVISION, CITY OF WESTMINSTER,
County of Jefferson, State of Colorado.

Parcel B:

Non-exclusive easements for ingress and egress by vehicular and pedestrian traffic as described in Declaration of Covenants, Conditions and Restrictions for Meadow Pointe recorded September 22, 1995 at Reception No. F0119551, County of Jefferson, State of Colorado.

12.FEE PARCEL DESCRIPTION: UNIT 0602

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF EL PASO, STATE OF COLORADO, AND IS DESCRIBED AS FOLLOWS: CHEYENNE MOUNTAIN CENTER SUBDIVISION, FILING NO. 4, according to the plat recorded December 26, 1995 at Reception No. 95138535, County of El Paso, State of Colorado.

Being the same property described as follows:

A parcel of land located in the NE1/4 of Section 32, Township 14 South, Range 66 West of the 6th Principal Meridian, County of El Paso and State of Colorado, described as follows:
Commencing at the E1/4 corner of said Section 32, from which the NE corner of said Section 32 bears N00° 18' 24" W a distance of 1773.48 feet to a point on the Westerly right of way line of Interstate Highway No. 25;

Thence along said right of way for the following five courses:

1. Thence S24° 01' 28" E a distance of 37.93 feet;

2. Thence S23° 01' 57" E a distance of 116.48 feet;

3. Thence S33° 19' 03" E a distance of 210.61 feet to the point of beginning;

4. Thence continuing S33° 19' 03" E a distance of 87.95 feet to a point of curve to the right, whose radius is 55,880.00 feet and central angle is 00° 20' 17";

5. Thence along the arc of said curve a distance of 329.57 feet;

Thence S60° 49' 07" W a distance of 322.50 feet;

Thence S47° 23' 00" W a distance of 106.20 feet to a point on the Easterly right of way of proposed Geyser Drive;

Thence N19° 56' 13" W along said right of way a distance of 419.55 feet to a point of curve to the left, whose radius is 331.00 feet and central angle is 02° 59' 42";

Thence along the arc of said curve a distance of 17.30 feet;

Thence departing from said curve radially N67° 04' 05" E a distance of 84.99 feet;

Thence N56° 40' 57" E a distance of 275.19 feet to the point of beginning.

13.FEE PARCEL DESCRIPTION: UNIT 0605

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LARIMER, STATE OF COLORADO, AND IS DESCRIBED AS FOLLOWS:

Parcel A:

Lot 2, Oakridge Block One P.U.D., Third Filing, according to the plat recorded March 10, 1995 at Reception No. 95013926, County of Larimer, State of Colorado.

Parcel B:

Together With access and parking easements as set forth in Declaration of Easements recorded June 30, 1995 at Reception No. 95038279 and in First Amendment to Declaration of Easements recorded June 6, 1996 at Reception No. 96040349, County of Larimer, State of Colorado.

14.FEE PARCEL DESCRIPTION: UNIT 0606

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF ARAPAHOE, STATE OF COLORADO, AND IS DESCRIBED AS FOLLOWS:

Parcel I:
Lot 1,
Block 1,
SOUTHEAST COMMONS SUBDIVISION FILING NO. 5,
County of Arapahoe, State of Colorado.

Parcel II:
Tract A and Tract B,
Southeast Commons Subdivision Filing No. 1,
County of Arapahoe,
State of Colorado.

Except those portions of the above tracts conveyed by Warranty Deed recorded November 14, 1995 at Reception No. A5120678 and Warranty Deed recorded June 21, 1996 at Reception No. A6078907, County of Arapahoe, State of Colorado.

15.FEE PARCEL DESCRIPTION: UNIT 0611

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF JEFFERSON, STATE OF COLORADO, AND IS DESCRIBED AS FOLLOWS:

Parcel A:
Lot 6,
WESTFIELD SUBDIVISION FILING NO. 1, County of Jefferson, State of Colorado.

Parcel B:

Together With those benefits of a nonexclusive easement for roadways, walkways, ingress and egress as described in Easements with Covenants and Restrictions affecting Land ("E.C.R.") recorded September 16, 1993 at Reception No. 93144727, First Amendment recorded February 3, 1994 at Reception No. 94024287, Second Amendment recorded March 24, 1994 at Reception No. 94055605, Third Amendment recorded April 15, 1994 at Reception No. 94069655 and
Fourth Amendment recorded June 24, 1994 at Reception No. 94110765., County of Jefferson, State of Colorado.

16.FEE PARCEL DESCRIPTION: UNIT 0612

Parcel A:

Lot 2,
MONUMENT CREEK COMMERCE CENTER FILING NO. 5, according to the plat recorded September 16, 1994 in plat Book G5 at Page 18, County of El Paso, State of Colorado.

Parcel B:

Non-exclusive access easement as described in Easement Agreement recorded October 31, 1985 in Book 5082 at Page 1213, County of El Paso, State of Colorado.

Parcel C:

Together with the benefits and burdens contained in that certain declaration recorded April 28, 1994 in Book 6434 at Page 1198, County of El Paso, State of Colorado

17.FEE PARCEL DESCRIPTION: UNIT 0613

Parcel A:

Lot 1,
OUTBACK STEAKHOUSE AT HARMONY MARKET 8TH FILING, County of Larimer, State of Colorado.

Parcel B:

Non-exclusive easements for access, parking and storm drainage as described in the Amended and Restated Declaration recorded December 7, 1992 at Reception No. 92078372 and Amendment recorded March 1, 1994 at Reception No. 94018270, County of Larimer, State of Colorado.

18.FEE PARCEL DESCRIPTION: UNIT 0614

Lot 1A,
HIGHLANDS RANCH - FILING NO. 57-A - 5TH. AMENDMENT, and Resolution No. R-995-020 recorded February 8, 1995 at Reception No. 9506529, County of Douglas, State of Colorado.

Easement Parcel:

Together with that certain access easement as contained in The Planned Community District Development Guide for the new Town of Highlands Ranch, as adopted by the Board of County Commissioners of

Douglas County, Colorado, on September 17, 1979, recorded October, 25 1979, in Book 373 at Page 187

19.FEE PARCEL DESCRIPTION: UNIT 0615

Block 1,
WASHINGTON SQUARE SUBDIVISION FILING NO. 6, according to the Plat filed in Plat File 17 at Map 362, County of Adams, State of Colorado.

Together with the non-exclusive rights, and subject to the terms, conditions, provisions and limitations as contained in that certain Declaration of Restrictions and Grant of Easements recorded April 26, 1995 in Book 4502 at Page 556.

20.FEE PARCEL DESCRIPTION: UNIT 0616

Parcel A:

Lot 6A,
CENTENNIAL VALLEY, PARCEL H, SECOND FILING, County of Boulder, State of Colorado.

Parcel B:

Together With those rights of a non-exclusive easement for ingress, egress and passage of vehicles and persons as described in Declaration of Covenants, Restrictions and Easements recorded September 25, 1995 at Reception No. 01549767, County of Boulder, State of Colorado.

Parcel C:

Non-exclusive easement and other rights as more particularly described in that certain Declaration of Easements, Covenants, Conditions and Restrictions recorded September 22, 1995 at Reception No. 01549444, County of Boulder, State of Colorado.

21.FEE PARCEL DESCRIPTION: UNIT 0617

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF EL PASO, STATE OF COLORADO, AND IS DESCRIBED AS FOLLOWS: CHEYENNE MOUNTAIN CENTER SUBDIVISION, FILING NO. 4, according to the plat recorded December 26, 1995 at Reception No. 95138535, County of El Paso, State of Colorado.

Being the same property described as follows:

A parcel of land located in the NE1/4 of Section 32, Township 14 South, Range 66 West of the 6th Principal Meridian, County of El Paso and State of Colorado, described as follows:
Commencing at the E1/4 corner of said Section 32, from which the NE corner of said Section 32 bears N00° 18' 24" W a distance of 1773.48 feet to a point on the Westerly right of way line of Interstate Highway No. 25;

Thence along said right of way for the following five courses:

1. Thence S24° 01' 28" E a distance of 37.93 feet;

2. Thence S23° 01' 57" E a distance of 116.48 feet;

3. Thence S33° 19' 03" E a distance of 210.61 feet to the point of beginning;

4. Thence continuing S33° 19' 03" E a distance of 87.95 feet to a point of curve to the right, whose radius is 55,880.00 feet and central angle is 00° 20' 17";

5. Thence along the arc of said curve a distance of 329.57 feet;

Thence S60° 49' 07" W a distance of 322.50 feet;

Thence S47° 23' 00" W a distance of 106.20 feet to a point on the Easterly right of way of proposed Geyser Drive;

Thence N19° 56' 13" W along said right of way a distance of 419.55 feet to a point of curve to the left, whose radius is 331.00 feet and central angle is 02° 59' 42";

Thence along the arc of said curve a distance of 17.30 feet;

Thence departing from said curve radially N67° 04' 05" E a distance of 84.99 feet;

Thence N56° 40' 57" E a distance of 275.19 feet to the point of beginning.

22.FEE PARCEL DESCRIPTION: UNIT 0619

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF ARAPAHOE, STATE OF COLORADO, AND IS DESCRIBED AS FOLLOWS:

Parcel I:

Lot 1,
Block 1,
SOUTHEAST COMMONS SUBDIVISION FILING NO. 5,
County of Arapahoe, State of Colorado.

Parcel II:
Tract A and Tract B,
Southeast Commons Subdivision Filing No. 1,
County of Arapahoe,
State of Colorado.

Except those portions of the above tracts conveyed by Warranty Deed recorded November 14, 1995 at Reception No. A5120678 and Warranty Deed recorded June 21, 1996 at Reception No. A6078907, County of Arapahoe, State of Colorado.

23.FEE PARCEL DESCRIPTION: UNIT 0628

Parcel One:

Lot 12A, Longmont Business Center Replat F, as per the plat thereof recorded December 12, 2006 at Reception No. 2823527, County of Boulder, State of Colorado.

Parcel Two:

Non-exclusive rights as more particularly described in that certain Declaration of Access Easement recorded April 28, 2003 at Reception No. 2432533, County of Boulder, State of Colorado.

Parcel Three:

Non-exclusive easements for vehicular and pedestrian access over Outlot 1 as shown on the plat for Longmont Business Center Replat F recorded December 12, 2006 at Reception No. 2823527, County of Boulder, State of Colorado.

24.FEE PARCEL DESCRIPTION: UNIT 1001

A parcel of land in Section 23, Township 45 South, Range 24 East, Lee County, Florida, more particularly described as follows:

Commence at the Northeast corner of Section 23, Township 45 South, Range 24 East; thence South 89 ° 11’ 50” West along the North line of said section 23 for 132.18 feet to an intersection with the Westerly right of way line of State Road 45 (Tamiami Trail); thence South 01 ° 16’ 00” East along said Westerly right of way line for 210.00 feet to the Point of Beginning of the herein described parcel of land; thence continue South 01° 16’ 00” East along said Westerly right of way line for 175.95 feet; thence South 89 ° 08’20” West for 324.11 feet to an intersection with the Easterly line of that certain parcel of land as described in O.R. Book 1388 at Page 822, of the Public Records of Lee County, Florida; thence North 01 ° 16’ 00” West along said Easterly line for 108.40 feet to the Northeast corner of said parcel; thence South 88 ° 44’ 00” West along the Northerly line of said parcel for 3.00 feet; thence North 01° 16’ 00” West for 67.58 feet; thence North 89° 08’ 20” East for 329.11 feet to the Point of Beginning. Said parcel of land situate, lying and being in Lee County, Florida.

TOGETHER WITH a nonexclusive easement for drainage purposes over the following described parcel:
A parcel of land in Section 23, Township 45 South, Range 24 East, Lee County, Florida, more particularly described as follows:

Commence at the Northeast corner of Section 23, Township 45 South, Range 24 East; thence South 89° 11’ 50” West along the North line of said Section 23 for 132.18 feet to an intersection with the Westerly right of way line of State Road 45 (Tamiami Trail); thence South 01° 16’ 00” East along said Westerly right of way line for 385.95 feet; thence South 89° 08’ 20” West for 292.11 feet; thence North 01° 16’ 00” West for 133.91 feet; thence South 88° 44’ 00” West for 37.00 feet to the Point of Beginning of the herein described parcel of land; thence continue South 88° 44’ 00” West for 25.00 feet; thence North 01° 16’ 00” West for 10.00 feet; thence North 88° 44’ 00” East for 25.00 feet; thence South 01° 16’ 00” East for 10.00 feet to the Point of Beginning. Said parcel of land situate, lying and being in Lee County, Florida.

Together with rights of ingress and egress over and across the following described parcels by virtue of easements reserved in Warranty Deeds recorded in O.R. Book 1600, Page 1465, O.R. Book 1621, Page 173, and in O.R. Book 1651, Page 671, of the Public Records of Lee County, Florida.

Parcel I:

A parcel of land in Section 23, Township 45 South, Range 24 East, Lee County, Florida, more particularly described as follows:

Commence at the Northeast corner of Section 23, Township 45 South, Range 24 East; thence South 89° 11’ 50” West along the North line of said Section 23 for 132.10 feet to an intersection with the Westerly right of way line of S.R. 45 (Tamiami Trail); thence continue South 89° 11’ 50” West for 20.00 feet to the Point of Beginning of the herein described parcel of land; thence South 01° 16’ 00” East for 411.11 feet to the point of curvature of circular curve concave to the Northwest; thence Southwesterly along the arc of said curve, having for its elements a radius of 103.16 feet and a central angle of 45° 00’ 00” for 81.02 feet to the point of tangency; thence South 43° 44’ 00” West for 6.80 feet to the point of curvature of a circular curve concave to the Southeast; thence southwesterly along the arc of said curve having for its elements a radius of 102.34 feet and a central angle of 44° 35’ 40” for 79.65 feet to the point of tangency and an intersection with the Northerly line of a roadway easement 64.00 feet wide as described in O.R. Book 654, Page 747 and 748 of the Public Records of Lee County, Florida; thence South 89° 00’ 20” West along said Northerly line for 20.00 feet to the point of curvature of a circular curve concave to the Southeast; thence Northerly and northeasterly along the arc of said curve having for its elements a radius of 122.34 feet and a central angle of 44° 35’ 40” for 95.22 feet to the point of tangency; thence North 43° 44’ 00” East for 6.00 feet to the point of curvature of a circular curve concave to the Northwest; thence Northeasterly along the arc of said curve having for its elements a radius of 83.16 feet and a central angle of 45° 00’ 00” for 65.32 feet to the point of tangency; thence North 01° 16’ 00” West for 411.27 feet to an intersection with the North line of the aforementioned Section 23; thence North 89° 11’ 60” East along said North line for 20.00 feet to the Point of Beginning.

Parcel II:

A parcel of land in Section 23, Township 45 South, Range 24 East, Lee County, Florida, more particularly described as follows:

Commence at the Northeast corner of Section 23, Township 45 South, Range 24 East; thence South 89° 11’ 50” West along the North line of said Section 23 for 132.10 feet to an intersection with the Westerly right of way line of S.R. 45 (Tamiami Trail); thence South 01° 16’ 00” East for 210.00 feet; thence South 89° 08’ 20” West for 5.00 feet to the Point of Beginning of the herein described parcel of land; thence continue South 89° 08’ 20” West for 40.00 feet; thence South 01° 16’ 00” East for 175.95 feet; thence North 89° 08’ 20” East for 40.00 feet; thence North 01° 16’ 00” West for 175.95 feet to the Point of Beginning.

Parcel III:

A parcel of land in Section 23, Township 45 South, Range 24 East, Lee County, Florida, more particularly described as follows:

Commence at the Northeast corner of Section 23, Township 45 South, Range 24 East; thence South 89° 11’ 50” West along the North line of said Section 23 for 132.10 feet to an intersection with the Westerly right of way line of S.R. 45 (Tamiami Trail); thence South 01° 16’ 00” East along said westerly right of way line for 305.95 feet; thence South 89° 08’ 20” West for 10.00 feet to the Point of Beginning of the herein described parcel of land; thence continue South 89° 08’ 20” West for 40.00 feet; thence South 01° 16’ 00” East for 25.35 feet to the point of curvature of a circular curve concave to the Northwest; thence

Southwesterly along the arc of said curve having for its elements a radius of 73.16 feet and a central angle of 45° 00’ 00” for 57.46 feet to the point of tangency; thence South 43° 44’ 00” West for 6.80 feet to the point of curvature of a circular curve concave to the northeast; thence southwesterly along the arc of said curve having for its elements a radius of 132.34 feet and a central angle of 37° 39’ 54” for 117.00 feet; thence South 44° 08’ 20” West for 22.58 feet to an intersection with the northerly line of a roadway easement 64.00 feet wide as described in O.R. Book 654, Page 747 and 748 of the Public Records of Lee County, Florida; thence North 89° 08’ 20” East along said northerly line for 75.00 feet ; thence North 45° 51’ 40” West for 25.72 feet to an intersection with the arc of a circular curve concave to the southeast, said Point bearing North 79° 29’ 59” West from the radius point of said curve; thence northeasterly along the arc of said curve having for its elements a radius of 92.34 feet and a central angle of 33° 13’ 59” for 53.56 feet to the point of tangency; thence North 43° 44’ 00” East for 6.00 feet to the point of curvature of a circular curve concave to the northwest; thence Northeasterly along the arc of said curve having for its elements a radius of 113.16 feet and a central angle of 45° 00’ 00” for 88.88 feet to the point of tangency; thence North 01° 16’ 00” West for 25.07 feet to the point of beginning.

Together with a non-exclusive easement for ingress and egress over and across that parcel of land in Lee County, Florida, commonly known as Seven Lakes Blvd., and more particularly described as follows:

A parcel of land in Section 23, Township 45 South, Range 24 East, Lee County, Florida, more particularly described as follows:

From the Northeast corner of said Section 23, run S 89° 11’ 50” W for 132.18 feet to the West right of way line of State Road 45 (Tamiami Trail); thence run S 01° 16’ 00” E along said right of way for 592.95 feet to the Point of Beginning of the herein described centerline. From said point of beginning run S 89° 08’ 20” W along the centerline of a roadway easement 64 feet in width for 175.00 feet to a point of curvature; thence run southwesterly along the arc of a curve to the left of radius 278.68 feet along the centerline of a roadway easement 64 feet in width (chord bearing S 64° 38’ 20” W, chord distance 231.13 feet) for 238.33 feet to a point of reverse curvature; thence run southwesterly along the arc of a curve to the right of radius 244.67 feet along the centerline of a roadway easement 64 feet in width (chord bearing S 64° 38’ 20” W, chord distance 202.93 feet) for 209.24 feet to a point of tangency; thence run S 89° 08’ 20” W along the centerline of a roadway easement 64 feet in width for 148.50 to a point of curvature; thence run northwesterly along the arc of a curve to the right of radius 653.42 feet along the centerline of a roadway easement 64 feet in width (chord bearing N 86° 29’ 10” W, chord distance 99.71 feet) for 99.80 feet to the point of tangency, thence run N 82° 06’ 34” W along the centerline of a roadway easement 64 feet in width for 100.43 feet to a point; thence run N 82° 06’ 34” W along the centerline of a roadway easement 30 feet in width for 33.60 feet; thence run N 01° 16’ 00” W along the centerline of a roadway easement 30 feet in width for 696.97 feet; thence run S 88° 52’ 20” W along the centerline of a roadway easement 30 feet in width for 183.81 feet; thence run S 89° 11’ 50” W along the centerline of a roadway easement 30 feet in width for 569.84 feet to the westerly terminus and the end of the herein above right of way easement.

25.FEE PARCEL DESCRIPTION: UNIT 1002

The North 200 feet of the West 330 feet of Lot 63, Naples Improvement Company's Little Farms, according to the Plat thereof which plat is recorded in Plat Book 2, at Page 2, of the Public Records of Collier County, Florida.

26.FEE PARCEL DESCRIPTION: UNIT 1006

Lots 4 and 5, Block 38-A, of Replat of Block 38 & Block 39, Plat No. 3, PALM BEACH LAKES SOUTH, according to the Plat thereof, as recorded in Plat Book 28, Page 180, of the Public Records of Palm Beach County, Florida.

27.FEE PARCEL DESCRIPTION: UNIT 1008

All Lot 1 and a Portion of Lot 2 according to the Plat of MARTIN SQUARE CORPORATE PARK, as recorded in Plat Book 13, Page 55, of the Public Records of Martin County, Florida, and being more particularly described as follows:

Begin at the Northeast Corner of said Lot 2; thence South 66°30'56" West along the North line of said Lot 2, a distance of 86.34 feet; thence South 23°29'04" East, parallel with and 86.34 feet Westerly of, as measured at right angles, with the East line of said Lot 2, a distance of 223.74 feet to a point in a non-tangent curve concave to the Southeast having a radius of 150.00 feet, the chord of which bears North 57°53'41" East and being the Northerly right-of-way line of Martin Square Corporate Parkway, thence Northeasterly along the arc of said curve, and said Northerly right-of-way line, a distance of 45.14 feet through a central angle of 17°14'29"; thence North 66°30'56" East, a distance of 41.88 feet to the East line of said Lot 2; thence North 23°29'04" West along the said East line a distance of 217.00 feet to the POINT OF BEGINNING.

28.FEE PARCEL DESCRIPTION: UNIT 1022

PARCEL I:

Commencing at the most Southerly corner of Lot 2, Block N, College Park Second Addition, according to plat thereof as recorded in Plat Book H, pages 36 and 36A, Public Records of Marion County, Florida, said point being on the Northwesterly right of way line of S.R. 200 (100 feet wide); thence North 41° 07' 55" East along said right of way line 30.00 feet to the point of beginning; thence departing from said right of way line North 48° 52' 05" West parallel to the Southwesterly boundary of said Lot, 400.28 feet to an intersection with the Northwesterly boundary of said lot; thence North 41° 02' 21" East along said Northwesterly boundary 100.00 feet; thence departing from said Northwesterly boundary South 48° 52' 05" East, 400.4 feet to an intersection with aforesaid right of way line; thence South 41° 07' 55" West along said right of way line 100.00 feet to the point of beginning.

PARCEL II:

Beginning at the most Southerly corner of Lot 2, Block N, College Park Second Addition, according to the plat thereof as recorded in Plat Book H, pages 36 and 36A, Public Records of Marion County, Florida, said point being on the Northwesterly right of way line of S.R. 200 (100 feet wide); thence North 48° 52' 05" West along the Southwesterly boundary of said Lot, 400.23 feet to the most Westerly corner of said Lot; thence North 41° 02' 21" East along the Northwesterly boundary of said Lot, 30.00 feet; thence departing from said Northwesterly boundary South 48° 52' 05" East, 400.28 feet to an intersection with aforesaid right of way line; thence South 41° 07' 55" West along said right of way line 30.00 feet to the point of beginning.

29.FEE PARCEL DESCRIPTION: UNIT 1023

Lots H and J of Block 9 of TEMPLE TERRACES, according to the plat thereof, as recorded in Plat Book 25, Page 62, of the Public Records of Hillsborough County, Florida. LESS that part of said lots deeded to the State of Florida as recorded in Official Records Book 824, Page 663 and also LESS that part of Lot J, Block 9 of TEMPLE TERRACES as recorded in Plat Book 25, Page 62 of the Public Records of Hillsborough County, Florida deeded to the State of Florida in Official Records Book 824, Page 681 of the aforementioned public records.

30.FEE PARCEL DESCRIPTION: UNIT 1024

PARCEL 1:

A parcel of land lying in the Northwest 1/4 of the Northeast 1/4 of Section 4, Township 36 South, Range 18 East, Sarasota County, Florida and being more particularly described as follows:

Commence at the Northwest corner of the Northwest 1/4 of the Northeast 1/4 of said Section 4; thence along the West line of said Northwest 1/4 of the Northeast l/4, being the centerline of Lockwood Ridge Road, South 00°21'41" West (measured), South 00°21'52" West (Department of Transportation), 37.94 feet; thence South 89°38'19" East, 45.00 feet to the East right-of-way line of Lockwood Ridge Road, according to Road Plat Book 3, Page 16D, of the Public Records of Sarasota County, Florida and the Southwesterly right-of-way line of State Road No. 610, now known as University Parkway, according to the Florida Department of Transportation right-of-way map, as recorded in Road Plat Book 2, Page 40-E, of the aforementioned public records and to the intersection with a curve to the right, whose center bears, South 03°04'20" West; thence along the Southwesterly right-of-way of said State Road No. 610, now known as University Parkway and the arc of said curve, having a radius of 5626.58 feet, a central angle of 04°49'28", for an arc distance of 473.78 feet to the Point of Tangency; thence continue along said right-of-way line, South 82°06'12" East, 524.21 feet for a Point of Beginning; thence continue along said right-of-way line, South 82°06'12" East, 42.19 feet to the Point of Curvature of a curve to the left; thence continue along said right-of-way line and the arc of said curve, having a radius of 5832.58 feet, a central angle of 02°35'30", for an arc distance of 263.82 feet to the East line of the Northwest 1/4 of the Northeast 1/4 of said Section 4; thence leaving said right-of-way line and along said East line, South 00°15'18" West, 219.67 feet; thence North 89°44'42" West, 304.00 feet; thence North 00°15'18" East 254.44 feet to the Point of Beginning.

PARCEL 2:

Together with the non-exclusive easements as defined in the Declaration of Easements, Restrictions and Reservations recorded in Official Records Book 2170, Page 1540, Public Records of Sarasota County, Florida, over the following property:

Outparcel A:

A parcel of land lying in the Northwest 1/4 of the Northeast 1/4 of Section 4, Township 36 South, Range 18 East, Sarasota County, Florida and being more particularly described as follows:

Commence at the Northwest corner of the Northwest 1/4 of the Northeast 1/4 of said Section 4; thence along the West line of said Northwest 1/4 of the Northeast 1/4, being the centerline of Lockwood Ridge Road, South 00°21'41" West, 37.94 feet; thence South 89°38'19" East, 45.00 feet to the East aright-of-way line of Lockwood Ridge Road and the Southwesterly right-of-way line of State Road No. 610 (University Parkway), according to the Florida Department of Transportation right-of-way map as recorded in Road Plat Book 2, Page 40-E, of the public records of Sarasota County, Florida and to the intersection with a curve to the right, whose center bears, South 03°04'20" West, and for a Point of Beginning; thence along the Southwesterly right-of-way line of said State Road No. 610 (University Parkway) and the arc of said curve having a radius of 5626.58 feet; a central angle of 02°26'04", for an arc distance of 239.08 feet; thence leaving said right-of-way line, South 00°21'41" West, 211.69 feet; thence North 89°38'19" West, 238.50 feet to the East right-of-way line of said Lockwood Ridge Road; thence along said right-of-way, North 00°21'41" East (measured), North 00°21'52" East (Department of Transportation), 228.07 feet to the Point of Beginning.

Outparcel B:

A parcel of land lying in the Northwest 1/4 of the Northeast 1/4 of Section 4, Township 36, South, Range 18 East, Sarasota County, Florida and being more particularly described as follows:

Commence at the Northwest corner of the Northwest 1/4 of the Northeast 1/4 of said Section 4; thence along the West line of said Northwest 1/4 of the Northeast l/4, being the centerline of Lockwood Ridge Road, South 00°21'41" West, 296.01 feet; thence South 89°88'l9" East, 45.00 feet to the East right-of-way line of Lockwood Ridge Road for a Point of Beginning; thence South 89°38'19" East, 238.50 feet; thence South 00°21'41" West, 203.00 feet; thence North 89°38'19" West, 238.50 feet to the East right-or-way line of said Lockwood Ridge Road; thence along said right-of-way line, North 00°2l'4l" East, 203.00 feet to the Point of Beginning.

PARCEL 3:

Together with the non-exclusive easements as defined in the Declaration of Easements, Restrictions and Reservations for Outparcel C recorded November 5, 1990 in Official Records Book 2253, Page 1360, as amended by First Amendment to Declaration of Easements, Restrictions And Reservations For Outparcel C recorded in Official Records Instrument No. 2007133947, and Consents thereto recorded in Official Records Instrument Nos. 2007133948, 2007133949 and 2007133950, all of the Public Records of Sarasota Cover the following property:

A parcel of land lying in the Northwest 1/4 of the Northeast 1/4 of Section 4, Township 36 South, Range 18 East, Sarasota County, Florida and being more particularly described as follows:

Commence at the Northwest corner of the Northwest 1/4 of the Northeast 1/4 of said Section 4; thence along the West line of said Northwest 1/4 of the Northeast 1/4, being the centerline of Lockwood Ridge Road, South 00°21'41" West, 37.94 feet; thence South 89°38'19" East, 45.00 feet to the East right-of-way line of Lockwood Ridge Road and the Southwesterly right-of-way line of State Road No. 610 (University Parkway), according to the Florida Department of Transportation right-of-way map as recorded in Road Plat Book 2, Page 40-E, of the public records of Sarasota County, Florida and to the intersection with a curve to the right, whose center bears, South 03°04'20" West; thence along the Southwesterly right-of-way line of said State Road No. 610 (University Parkway) and the arc of said curve having a radius of 5626.58 feet; a central angle of 04°49'28", for an arc distance of 473.78 feet to the Point of Tangency; thence continue along said right-of-way line, South 82°06'12" East, 224.04 feet for a Point of Beginning; thence continue along said right-of-way line, South 82°06'12" East 209.36 feet; thence leaving said right-of-way line, South 00°l5'18" West, 157.80 feet; thence North 89°44'42" West, 207.50 feet; thence North 00°15'18" East, 185.64 feet to the Point of Beginning.

PARCEL 4:

Together with the non-exclusive easements as defined in the Declaration of Easements, Restrictions and Reservations for Outparcel D by Lancaster Partners VII, Ltd., a Florida limited partnership, recorded May 31, 1994 in Official Records Book 2636, Page 2019, as amended by Amendment thereto recorded in Official Records Instrument No. 200848635, of the Public Records Sarasota County, Florida.

31.FEE PARCEL DESCRIPTION: UNIT 1025

PARCEL A:

Lot 1, TAMPOSI WILLIAMS COMPANY SUBDIVISION, according to the map or plat thereof as recorded in Plat Book 102, Page 23, of the Public Records of Polk County, Florida; also being described as:

Starting at the Northwest corner of the Southwest 1/4 of Section 33, Township 28 South, Range 26 East, Polk County, Florida, also being the Northwest corner of U.S. Government Lot 4; thence Southerly along the West boundary of said Southwest 1/4, a distance of 40 feet to the South right-of-way line of State Road 540, also known as Cypress Gardens Boulevard; thence South 90°00'00" East along said South right-of-way line, 223.21 feet to the POINT OF BEGINNING; thence continue South 90°00'00" East along said South right-of-way line, 140.00 feet; thence South 00°01'00" West, 25.00 feet; thence South 90°00'00" East, 10.00 feet; thence North 00°01'00" East, 20.00 feet; thence South 90°00'00" East, 40.00 feet; thence South 00°01'00" West, 193.50 feet; thence North 90°00'00" West, 60.04 feet; thence South 00°01'00" West, 19.58 feet; thence North 90°00'00" West, 99.97 feet; thence South 00°01'00" West 360.78 feet; thence South 90°00'00" East, 48.00 feet; thence North 00°01'00" East, 11.06 feet; thence South 90°00'00" East, 40.67 feet; thence South 00°01'00" West, 19.39 feet; thence South 90°00'00" East, 12.86 feet; thence North 00°01'00" East, 19.36 feet; thence South 90°00'00" East, 69.78 feet; thence South 00°01'00" West, 16.96 feet; thence South 90°00'00" East, 33.60 feet; thence South 00°01'00" West, 89.07 feet; thence North 90°00'00" West, 234.90 feet; thence North 00°01'00" East, 673.86 feet to the Point of Beginning;

LESS AND EXCEPT that part of Lot 1, TAMPOSI WILLIAMS COMPANY SUBDIVISION, according to the map or plat thereof as recorded in Plat Book 102, Page 23, of the Public Records of Polk County, Florida; more particularly described as follows:

Begin at the Southwest corner of said Lot 1; thence North 00°01'00" East, along the West boundary thereof a distance of 356.78 feet; thence South 90°00'00" East, 20.00 feet; thence South 00°01'00" West, 18.00 feet; thence South 90°00'00" East, 9.99 feet to a point on the common boundary between Lots 1 and 2 of said Tamposi Williams Subdivision; thence along said common boundary the following 12 courses: 1) South 00°01'00" West, 243.78 feet; thence 2) South 90°00'00" East, 48.00 feet; thence 3) North 00°01'00" East, 11.06 feet; thence 4) South 90°00'00" East, 40.67 feet; thence 5) South 00°01'00" West, 19.39 feet; thence 6) South 90°00'00" East, 12.86 feet; thence 7) North 00°01'00" East, 19.36 feet; thence 8) South 90°00'00" East, 69.78 feet; thence 9) South 00°01'00" West, 16.96 feet; thence 10) South 90°00'00" East, 33.60 feet; thence 11) South 00°01'00" West, 89.07 feet; thence 12) North 90°00'00" West, 234.90 feet to the Point of Beginning.

PARCEL B:

That part of Lot 2, TAMPOSI WILLIAMS COMPANY SUBDIVISION, according to the map or plat thereof as recorded in Plat Book 102, Page 23, of the Public Records of Polk County, Florida; more particularly described as follows:

Commence at the Southeast corner of said Lot 2; thence North 00°01'00" East, along the East boundary thereof a distance of 130.00 feet; thence North 90°00'00" West, 45.00 feet; thence South 00°01'00" West, 50.00 feet; thence North 90°00'00" West, 85.00 feet; thence North 00°01'00" East, 50.00 feet; thence North 90°00'00" West, 103.70 feet; thence North 45°00'00" West, 58.45 feet; thence North 00°01'00" East, 172.45 feet to the POINT OF BEGINNING; thence North 90°00'00" West, 129.97 feet to a point on the common boundary between Lots 1 and 2 of said TAMPOSI WILLIAMS COMPANY SUBDIVISION; thence along said common boundary the following 4 courses: 1) North 00°01'00" East, 117.00 feet; thence 2) South 90°00'00" East, 99.97 feet; thence 3) North 00°01'00" East, 19.58 feet; thence 4) South 90°00'00" East, 30.00 feet; thence departing said common boundary, South 00°01'00" West, 136.58 feet to the Point of Beginning.

PARCEL C:

That part of Lot 2, TAMPOSI WILLIAMS COMPANY SUBDIVISION, according to the map or plat thereof as recorded in Plat Book 102, Page 23, of the Public Records of Polk County, Florida; more particularly described as follows:

Commence at the Southeast corner of said Lot 2; thence North 00°01'00" East, along the East boundary thereof a distance of 130.00 feet; thence North 90°00'00" West, 45.00 feet; thence South 00°01'00" West, 50.00 feet; thence North 90°00'00" West, 85.00 feet; thence North 00°01'00" East, 50.00 feet; thence North 90°00'00" West, 103.70 feet; thence North 45°00'00" West, 58.45 feet; thence North 00°01'00" East, 172.45 feet to the POINT OF BEGINNING; thence continue North 00°01'00" East, 136.58 feet to a point on the common boundary between Lots 1 and 2 of said TAMPOSI WILLIAMS COMPANY SUBDIVISION; thence South 90°00'00" East along said common boundary a distance of 30.04 feet; thence departing said common boundary, South 00°01'00" West, 45.00 feet; thence North 90°00'00" West, 20.04 feet; thence South 00°01'00" West, 91.58 feet; thence North 90°00'00" West, 10.00 feet to the Point of Beginning.

PARCEL D:(Easement)

Together with a 24 foot easement and right-of-way which benefits the insured property as created by and set forth in Easement recorded in Official Records Book 3534, Page 1716, located within the following area:

The South 65 feet of the following described property:

Commence at the Northwest corner of Government Lot 4 in Section 33, Township 28 South, Range 26 East, Polk County, Florida, and run South 00°09'16" East, 40 feet; thence North 89°58'11" East, 50 feet; thence South 00°09'16" East, 200 feet to the POINT OF BEGINNING; thence North 89°58'11" East, 172.64 feet; thence South 00°00'31" West, 124 feet; thence North 89°59'29" West, 27.50 feet; thence North 82°04'17" West, 156.34 feet; thence South 89°50'44" West, 29.84 feet; thence North 11°53'37" East, 104.66 feet; thence North 89°58'11" East, 18 feet to the Point of Beginning.

PARCEL E: (Easement)

Together with those easements which benefit the insured property as created by and set forth in Reciprocal Easement Agreement recorded in Official Records Book 3628, Page 1608, Public Records of Polk County, Florida.

PARCEL F: (ACCESS AND UTILITY EASEMENT)

Together with Non-exclusive easements as created by and set forth in Access and Utility Easement recorded in Official Records Book 6795, Page 1892, Public Records of Polk County, Florida.

32.FEE PARCEL DESCRIPTION: UNIT 1026

Parcel 1:

A parcel of land lying in Section 7, Township 40 South, Range 22 East, Charlotte County, Florida, described as follows:

Commencing at the Southwest corner of said Section 7, run North 00°05'44" East, along the West line of said Section 7, a distance of 40.00 feet to a point on the Northerly right-of-way line of Toledo Blade Boulevard, the same as shown and described in Official Records Book 251, Pages 106 thru 109 and on the Plat of "Port Charlotte Subdivision, Section Ninety", recorded in Plat Book 7, Pages 59-A thru 59-B of the Public Records of Charlotte County, Florida; thence South 89°58'20" East, along the right-of-way line, a distance of 1,559.93 feet to the Point of Curvature of a circular curve, concave Northerly, having a radius of 1,602.15 feet and a central angle of 13°44'34"; thence Easterly along the arc of said curve, a distance of 384.29 feet to the Point of Reverse Curvature of a circular curve, concave Southerly, having a radius of 1,681.38 feet and a central angle of 13°44'34", thence Easterly along the arc of said curve, a distance of 403.29 feet to the Point of Tangency of said curve; thence South 89°58'20" East, along said Northerly right-of-way line, a distance of 49.73 feet to a point lying on the Northerly extension of the centerline of Courtland Waterway, as shown on said Plat of "Port Charlotte Subdivision, Section Ninety"; thence North 00°09'16" West, along the centerline of said Courtland Waterway extended Northerly, a distance of 1,120.00 feet to a point on the Northerly right-of-way of Murdock Circle (150 feet wide); thence along said Northerly line, North 89°50'44" East, a distance of 179.06 feet to a point; thence along said Northerly right-of-way line, a distance of 1,601.78 feet along an arc to the left, having a radius of 2,200.00 feet and a central angle of 41°42'58" to a point; thence continuing along said Northern line, North 48°07'46" East, a distance of 679.46 feet to the Point of Curvature of a circular curve concave to the left, having as elements a central angle of 21°00'00", a radius of 900.00 feet, and a chord bearing of North 37°37'46" East; thence Northeasterly along the arc of said curve, a distance of 329.87 feet to a point of compound curvature of a circular curve concave to the left, having as elements a central angle of 90°00'00", a radius of 25.00 feet, and a chord bearing of North 17°52'14" West; thence Northwesterly along said right-of-way line and the arc of said curve, a distance of 39.27 feet to the Southerly right-of-way line of U.S. 41 (S.R. 45; 200 feet wide); thence North 62°52'14" West, along said right-of-way line, a distance of 333.82 feet to the POINT OF BEGINNING;

Thence from said POINT OF BEGINNING continue North 62°52'14" West, along said right-of-way line, a distance of 200.78 feet; thence South 27°07'46" West, a distance of 186.88 feet; thence South 62°52'14" East, a distance of 186.75 feet; thence North 27°07'46" East, a distance of 69.89 feet; thence South 62°52'14" East, a distance of 33.00 feet; thence North 27°07'46" East, a distance of 73.00 feet; thence North 51°39'20" West, a distance of 19.34 feet; thence North 27°07'46" East, a distance of 40.23 feet to the POINT OF BEGINNING.

Parcel 2:

TOGETHER with Easements for the benefit of the above described parcel as set forth in Easement

Agreement dated May 29, 1996 and recorded in Official Records Book 1467, Page 1236, of the Public Records of Charlotte County, Florida.

Parcel 3:

TOGETHER with Easements for the benefit of the above described parcel as set forth in Easement Agreement and Declaration of Restrictions dated May 24, 1996 and recorded in Official Records Book 1467, Page 1246, of the Public Records of Charlotte County, Florida.

Parcel 4:

TOGETHER with Easements for the benefit of the above described parcel as set forth in Access Easement dated May 30, 1996 and recorded in Official Records Book 1467, Page 1271, of the Public Records of Charlotte County, Florida.

33.FEE PARCEL DESCRIPTION: UNIT 1027

Tract "B", EAGLE SUBDIVISION I, according to the plat thereof, as recorded in Plat Book 66, Page 16 and 17, of the Public Records of Lee County, Florida.

TOGETHER WITH

A non-exclusive easement for ingress and egress over Tract A and Tract C of Eagle Subdivision I, according to the plat thereof, recorded in Plat Book 66, Page 16 and 17, of the Public Records of Lee County, Florida.

TOGETHER WITH

Perpetual non-exclusive easements for roadways, walkways, ingress and egress, and the use of facilities for the benefit of the above described parcel as created by and set forth in that certain Declaration of Covenants, Conditions and Restrictions recorded in Official Records Book 3243, Page 0144 and as amended in Official Records Instrument No. 2009000158329, of the Public Records of Lee County, Florida.

34.FEE PARCEL DESCRIPTION: UNIT 1028

Lots 4 and 5, Hernando Square Plaza North - Phase 2, according to the map or plat thereof, as recorded in Plat Book 32, Pages 10 and 11, inclusive, of the Public Records of Hernando County, Florida.

TOGETHER WITH all easements appurtenant thereto as described and created in that certain Declaration of Covenants, Conditions and Restrictions recorded in the Official Records of Hernando County, Florida, recorded in Official Records Book 1087, Page 570 and as amended by First Amendment to Declaration of Covenants, Conditions and Restrictions for Hernando Square, recorded in Official Records Book 1110, Page 545, and as further amended by Second Amendment to Declaration of Covenants, Conditions and Restrictions for Hernando Square Annexing Property recorded in Official Records Book 1359, Page 1950, all of the Public Records of Hernando County, Florida.

35.FEE PARCEL DESCRIPTION: UNIT 1029

PARCEL 1:

A parcel of land lying in part in the NE 1/4 of Section 12, Township 26 South, Range 19 East and lying in part in the NW 1/4 of Section 7, Township 26 South, Range 20 East, Pasco County, Florida, and being more particularly described as follows:

Commence at the Southeast corner of the NE 1/4 of the SE 1/4 of Section 12, Township 26 South, Range 19 East, Pasco County, Florida, thence run N00°17'43"E, 1336.37' on the East boundary of said Section 12 to the point of intersection with the Northerly right-of-way line of State Road 54 West; thence run N77°28'17"W, 1325.17' along said R/W line to the Point of Intersection with the Easterly R/W line of Oakley Boulevard, said Point being the P.C. of a curve to the right, said curve having a radius of 25.00', chord of 35.36', chord bearing of N32°28'17"W; thence run along said curve and Easterly R/W line an arc distance of 39.27' to the P.T. of said curve; thence run N12°31°43"E, along said R/W line, 655.00' thence run S77°28'17"E, 15.00', thence run N12°31'43"E, 254.01'; thence leaving said Easterly R/W line run S80°18'30"E, 615.00'; thence run N09°41'30"E, 165.02' for a POINT OF BEGINNING; thence continue N09°41'30"E, 119.14'; thence run S87°28'33"E, 747.36' to a point on the Westerly R/W line of Interstate 75; thence run S33°54'42"W, along said R/W line, 267.65'; thence leaving said R/W line, run N77°26'08"W, 632.51 feet to the POINT OF BEGINNING.

LESS AND EXCEPT

Those lands described and set forth in Special Warranty Deed, from Private Restaurant Properties, LLC to Kazwell Realty Partners, LLC, dated July 31, 2008 and recorded August 1, 2008 in Official Records Book 7896, Page 1553, of the public records of Pasco County, Florida.

PARCEL 2:

Non-Exclusive EASEMENT FOR INGRESS AND EGRESS over and across the following described parcel:

Commence at the Southeast corner of the NE 1/4 of the SE 1/4 of Section 12, Township 26 South, Range 19 East, Pasco County, Florida, thence run N00°17'43"E, 1336.37' on the East boundary of said Section 12 to the point of intersection with the Northerly right-of-way line of State Road 54 West; thence run N77°28'17"W, 1325.17' along said R/W line to the Point of Intersection with the Easterly R/W line of Oakley Boulevard, said Point being the P.C. of a curve to the right, said curve having a radius of 25.00', chord of 35.36', chord bearing of N32°28'17"W; thence run along said curve and Easterly R/W line an arc distance of 39.27' to the P.T. of said curve; thence run N12°31°43"E, along said R/W line 542.36' for a POINT OF BEGINNING; thence continue N12°31'43"E, along said R/W line 60.00'; thence run S77°28'17"E, 230.35'; thence S77°26'08"E, 305.02' to the P.C. of a curve to the left, said curve having a radius of 220.00', Delta of 90°, chord of 311.13'; thence run along said curve an arc distance of 345.58' to the P.T. of said curve; thence run N12°33'52"E, 60.91'; thence run N12°23'47"E, 369.48'; thence run S87°28'33"E, 60.90'; thence S12°23'47"W, 380.01'; thence run S12°33'52"W, 61.00' to the P.C. of a curve to the right, said curve having a radius of 280.00', delta of 90°, chord of 395.98'; thence run along said curve an arc distance of 439.82' to the P.T. of said curve; thence run N77°26'08"W, 305.00'; thence run N77°28'17"W, 230.33' to the POINT OF BEGINNING, as created and described in EXHIBIT “A” attached to that certain Warranty Deed recorded in Official Records Book 3289, Page 646, as re-recorded in Official Records Book 3304, Page 462, and as contained in subsequent deeds in the chain of title recorded in Official Records Book 4057, Page 73, Official Records Book 4463, Page 1418, Official Records Book 7556, Page 1393 and Official Records Book 7896, Page 1553, of the public records of

Pasco County, Florida.

PARCEL 3:

Easements benefiting the above described land described and set forth in Access, Utility and Drainage Easement Agreement, by and among Kazwell Realty Partners, LLC, Oakley Grove Development LLC and Private Restaurant Properties, LLC, dated July 31, 2008 and recorded August 1, 2008 in Official Records Book 7896, Page 1578, of the public records of Pasco County, Florida.

36.FEE PARCEL DESCRIPTION: UNIT 1030

PARCEL I:

A part of the Southeast 1/4 of the Northwest 1/4 of Section 32, Township 3 South, Range 27 East, Duval County, Florida, being more particularly described as follows:

Commence at the intersection of the South line of the Southeast 1/4 of the Northwest 1/4 of Section 32, with the Easterly right of way line of State Road No. 13 (a 174.00 foot right of way as now established); thence North 34°08'50" East along said Easterly right of way line of said State Road No. 13, a distance of 424.02 feet to a point of change in width of said right of way line; thence South 55°51'10" East, a distance of 10.00 feet; thence continue North 34°08'50" East along the Easterly right of way of said State Road No. 13, a distance of 154.00 feet to the Point of Beginning for this description.

From the Point of Beginning thus described, continue North 34°08'50" East along said Easterly right of way line of State Road No. 13, a distance of 138.00 feet; thence South 55°30'25" East departing from said right of way line a distance of 210.00 feet; thence South 34°08'50" West, a distance of 138.00 feet; thence North 55°30'25" West, a distance of 210.00 feet to the Point of Beginning.

PARCEL II:

Together with a Non Exclusive Easement for access, ingress, egress and parking, as disclosed in Warranty Deed dated 10/16/84, recorded 10/31/84, in Official Records Book 5871, page 1362, Public Records of Duval County, Florida.

PARCEL III:

Together with a Non Exclusive Easement for utilities as set forth in and granted by Warranty Deed dated 10/16/84, recorded 10/31/84, in Official Records Book 5871, page 1362, Public Records of Duval County, Florida.

37.FEE PARCEL DESCRIPTION: UNIT 1031

PARCEL I:

Lot 3 (Out Parcel), SOUTH BEACH REGIONAL SHOPPING CENTER, according to plat thereof recorded in Plat Book 46, Pages 88, 88A and 88B, Public Records of Duval County, Florida.

PARCEL II:

A Non-Exclusive Easement and other rights of the insured as disclosed by Reciprocal Easement Agreement between South Beach Regional Associates, a Florida joint venture composed of (i) Gerald M. Smalley (a.k.a. Jerry M. Smalley), an individual, and (ii) Jacksonville Beach Southern Properties, a Delaware general partnership, which is composed of Norpet (Swain) Inc., a Delaware corporation, Lynro Florida, Inc., a Delaware corporation, and Robert Rouleau, an individual, Sand Castle Associates, a Florida joint venture composed of (i) Gerald M. Smalley (a.k.a Jerry M. Smalley), an individual, and (ii) Jacksonville Beach Southern Properties, a Delaware general partnership, which is composed of Norpet (Swain) Inc., a Delaware corporation, Lynro Florida, Inc., a Delaware corporation, and Robert Rouleau, an individual and South Beach Office Tower Partnership, a Florida general partnership, dated as of August 2, 1989, recorded August 3, 1989 in Official Records Book 6743, Page 851; as affected by First Amendment, dated as of December 28, 1989, recorded July 13, 1990 in Official Records Book 6931, Page 595; Second Amendment, dated as of July 20, 1990, recorded August 1, 1990 in Official Records Book 6940, Page 1199; Third Amendment, dated as of November 13, 1990, recorded November 14, 1990 in Official Records Book 6997, Page 1795; Fourth Amendment, dated as of January 6, 1992, recorded January 23, 1992 in Official Records Book 7255, Page 1757; and Fifth Amendment, dated as of November 30, 1992, recorded December 3, 1992 in Official Records Book 7468, Page 1246, of the Public Records of Duval County, Florida.

38.FEE PARCEL DESCRIPTION: UNIT 1033

ALL THOSE CERTAIN PIECES, PARCELS OR TRACTS OF LAND SITUATE, LYING AND BEING IN THE COUNTY OF CLAY AND STATE OF FLORIDA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL A:

a parcel of land situated in Section 5, Township 4 South, Range 26 East, Clay County, Florida; said parcel being more particularly described as follows: Commence at the intersection of the former Easterly line of Blanding Boulevard (State Road No. 21 as formerly established as a 100 foot right of way) with the centerline of Wells Road (a 100 foot wide County Road according to Official Records Book 157, pages 539-544 of the Public Records of said County); thence on said centerline run South 88° 36' 30" East, 2329.90 feet; thence North 01° 23' 30" East, 50.00 feet to the North line of said Wells Road; thence on last said line run the following five courses: (1) on the arc of a curve concave Southwesterly and having a radius of 4347.18 feet, a chord distance of 327.95 feet, the bearing of said chord being South 86° 26' 48" East; (2) continue on last said arc, a chord distance of 200.98 feet, the bearing of said chord being South 82° 57' 37" East; (3) continue on last said arc, a chord distance of 158.04 feet to the point of beginning. The bearing of said chord being South 80° 35' 38" East; (4) continue on last said arc, a chord distance of 71.62 feet, the bearing of last chord being South 79° 04' 49" East to the point of tangency of said curve; (5) thence continue along said North right of way line, South 78° 36' 30" East, 170.25 feet; thence North 01° 23' 30" East, 304.63 feet; thence North 78° 36' 30" West, 117.35 feet to the point of curvature of a curve concave Southwesterly and having a radius of 4647.18 feet; thence Westerly around and along the arc of said curve, an arc distance of 111.93 feet, said arc having a chord bearing and distance of North 79° 17' 54" West, 111.92 feet; thence South 10° 00' 42" West, 48.96 feet; thence North 80° 00' 00" West, 5.00 feet; thence South 01° 23' 30" West, 254.03 feet to the point of beginning.

and

PARCEL B:

A parcel of land situated in Section 5, Township 4 South, Range 26 East, Clay County, Florida; said parcel being more particularly described as follows: Commence at the intersection of the former Easterly line of Blanding Boulevard ( State Road No. 21 as formerly established as a 100 foot right of way) with the centerline of Wells Road ( a 100 foot wide County Road according to Official Records Book 157, pages 539-544 of the Public Records of said County); thence on said centerline run South 88° 36' 30" East, 2329.90 feet; thence North 01° 23' 30" East, 50.00 feet to the North line of said Wells Road; thence on last said line run the following three courses; (1) on the arc of a curve concave Southwesterly and having a radius of 4347.18 feet, a chord distance of 327.95 feet, the bearing of said chord being South 86° 26' 48" East; (2) continue on last said arc, a chord distance of 200.98 feet to the point of beginning, the bearing of last said chord being South 82° 57' 37" East; (3) continue on last said arc, a distance of 158.05 feet, said arc having a chord distance of 158.04 feet, the bearing of last said chord being South 80° 35' 38" East; thence North 01° 23' 30" East, 254.03 feet; thence South 80° 00' 00" East 5.00 feet; thence North 10° 00' 42" East, 48.96 feet to a point situate in a curve concave Southwesterly and having a radius of 4647.18 feet; thence Westerly around and along the arc of said curve, 170.28 feet; said arc being subtended by a chord bearing and distance of North 81° 02' 17" West, 170.27 feet; thence South 01° 23' 30" West, 302.09 feet to the point of beginning.

LESS AND EXCEPT that portion conveyed by Warranty Deed to JP Car Wash Investments, LLC, a Florida limited liability company recorded in Official Records Book 2712, page 350, of the Public Records of Clay County, Florida.

and

PARCEL C:

Together with easement in Official Records Book 1337, page 345 of the Public Records of Clay County, Florida.

and

PARCEL D:

Together with a perpetual non-exclusive Easement for the benefit of Parcel A and B as created by Declaration of Covenants, Conditions, Restrictions and Easements recorded in Official Records Book 2712, page 330, for the purpose described therein over, under and across the lands described therein.

39.FEE PARCEL DESCRIPTION: UNIT 1034

PARCEL I

A part of the G.W. Perpall Grant, Section 41, Township 7 South, Range 30 East, St. Johns County, Florida, and being more particularly described as follows:

For a Point of Reference, commence at a Florida, D.O.T. nail and washer at the intersection of the centerline of the Southbound lane, U.S. Highway No. 1, and the centerline of State Road No. 312, as shown on Florida D.O.T. Right-of-way Map, Section No. 78002-2502, Sheet 3 of 13 (Said Point of Intersection lying 98.0 feet East of the Westerly Right-of-Way line of said U.S. Highway No. 1); thence South 89°54'15" East, along said centerline of State Road No. 312, a distance of 123.98 feet; thence at right angles to said centerline, South 00°05'45" West, a distance of 100.00 feet to the Southerly line of said State Road No. 312; thence along the Southerly Right-of-Way line of said State Road No. 312 as shown on said D.O.T. Right-of-Way Map and as recorded O.R. Volume 234, Page 623, of the Public Records of said County, South 89°54'15" East, a distance of 704.00 feet to the Point of Beginning; thence continue South 89°54'15" East, along said Right-of-Way line, a distance of 225.24 feet; thence South 00°08'00" West, a distance of 333.28 feet; thence North 89°52'00" West, a distance of 225.24 feet; thence a North 00°08'00" East, a distance of 333.13 feet to the Point of Beginning.

PARCEL II

A Non-Exclusive Easement for passage and use for the purpose of walking upon and driving vehicles upon, over and across all those sidewalks, entrances and drives on the driveway area as disclosed in Cross Easement Agreement between Scotty's, Inc., a Florida corporation, New America Properties, Inc., a Delaware corporation, and Wal-Mart Properties, Inc., a Delaware corporation, dated as of March 22, 1983, recorded March 24, 1983 in O.R. Book 577, Pages 96 through 124; as affected by Supplement to Cross Easement Agreement, dated as of March 23, 1993, recorded March 26, 1993 in O.R. Book 984, Pages 1169 through 1183, St. Johns County Records.

PARCEL III

A Non-Exclusive Easement for pedestrian and vehicular ingress and egress over and across all those sidewalks, driveways passageways as may exist from time to time on that certain real property described in Easement for Ingress and Egress granted to Southern Centers Associates, a Florida general partnership, from Apple South, Inc., a Georgia corporation, dated March 23, 1993, recorded March 26, 1993 in O.R. Book 984, Pages 1193 through 1196, St. Johns County Records.

PARCEL IV

A Non-Exclusive Easement for pedestrian and vehicular ingress and egress over and across the service road, as disclosed in Easement Agreement between Southern Center Associates, a Florida general partnership, and Connerty, Inc., a Florida corporation, dated November 30, 1993, recorded December 6, 1993 in O.R. Book 1024, Pages 1549 through 1562, St. Johns County Records.

PARCEL V

A Non-Exclusive Easement for the purpose of using a surface and storm water retention pond system as disclosed in Easement Agreement between Southern Center Associates, a Florida general partnership, and Connerty, Inc., a Florida corporation, dated November 30, 1993, recorded December 6, 1993 in O.R. Book 1024, Pages 1549 through 1562, St. Johns County Records.

PARCEL VI

A Non-Exclusive Easement for drainage of surface waters, storm water and for the construction, installation, operations and maintenance of drainage improvements and structures over, under and across that certain property described in Easement Agreement dated November 30, 1993, recorded December 6, 1993 in O.R. Book 1024, Pages 1549 through 1562, St. Johns County Records.

PARCEL VII

A Non-Exclusive Easement for pedestrian or vehicular, or both, ingress, egress and regress, as set forth in that certain Agreement by and between Staug Properties, Inc., a Florida corporation and Scotty's, Inc., a Florida corporation recorded in Official Records Book 398, Page 164, and as affected by Amendment to Easement recorded in Official Records Book 481, Page 288, St. Johns County Records.

40.FEE PARCEL DESCRIPTION: UNIT 1035

Commence at the Department of Transportation from Pin on the Southerly Right-of-Way boundary of State Road No. 8 (Interstate 10), set iron pipe being North 89 degrees 23 minutes 03 seconds West 604.28 feet from the Easterly boundary of Section 8, Township 1 North, Range 1 East, Leon County, Florida, and run thence South 86 degrees 07 minutes 58 seconds West 135.97 feet to the POINT OF BEGINNING. From said POINT OF BEGINNING leaving said Southerly Right-of-Way run South 00 degrees 58 minutes 58 seconds West 378.71 feet to a point on the Northerly Right-of-Way of Raymond Diehl Road, thence run North 83 degrees 44 minutes 30 seconds West along said Northerly Right-of-Way 157.71 feet, thence North 04 degrees 18 minutes 58 seconds East 15.06 feet, thence North 82 degrees 57 minutes 27 seconds West along said Northerly Right-of-Way 128.81 feet, thence leaving said Northerly Right-of-Way run North 07 degrees 02 minutes 33 seconds East 114.14 feet, thence North 15 degrees 23 minutes 55 seconds West 131.30 feet, thence North 60 degrees 53 minutes 19 seconds West 14.63 feet, thence North 15 degrees 31 minutes 47 seconds West 78.80 feet to a point on the Southerly Right-of-Way of said State Road No. 8, thence run South 88 degrees 53 minutes 50 seconds East along said Southerly Right-of-Way 179.19 feet, thence North 86 degrees 07 minutes 58 seconds East 165.95 feet to the POINT OF BEGINNING.

Together with Grant of Access and Parking Easements from McKibbon Hotel Group of Tallahassee Florida, L.P., a Georgia limited partnership to Outback Steakhouse of Florida, Inc., a Florida corporation as set forth in that certain Agreement Imposing Restrictive Covenants, Granting Easements, and Creating Parking, Signage and Maintenance Obligations by and between McKibbon Hotel Group of Tallahassee Florida, L.P., a Georgia limited partnership and Outback Steakhouse of Florida, Inc., a Florida corporation recorded in Official Records Book 1803, Page 1510.

41.FEE PARCEL DESCRIPTION: UNIT 1036

COMMENCE AT THE NORTHWEST CORNER OF SECTION 32, TOWNSHIP 03 SOUTH, RANGE 14 WEST, BAY COUNTY, FLORIDA, THENCE SOUTH ALONG THE WEST LINE OF SAID SECTION 32 FOR 50.00 FEET TO THE SOUTH RIGHT OF WAY LINE OF 23RD STREET; THENCE SOUTH 89°19'39" EAST ALONG SAID SOUTH RIGHT OF WAY LINE FOR 254.92 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE SOUTH 89°19'39" EAST ALONG SAID SOUTH RIGHT OF WAY LINE FOR 200.00 FEET; THENCE SOUTH 01°05'48" WEST FOR 464.34 FEET TO THE NORTHERLY LINE OF LOT 5, EDGEWOOD, ACCORDING TO THE PLAT RECORDED IN PLAT BOOK 8, PAGE 68A, IN THE PUBLIC RECORDS OF BAY COUNTY, FLORIDA; THENCE NORTH 62°08'12" WEST ALONG SAID NORTHERLY LINE OF LOT 5, FOR 0.76 FEET; THENCE NORTH 62°17'23" WEST ALONG THE NORTHERLY LINE OF LOT 3, EDGEWOOD, ACCORDING TO SAID PLAT, FOR 171.96 FEET; THENCE NORTH 62°27'44" WEST ALONG THE NORTHERLY LINE OF LOT 3, EDGEWOOD, ACCORDING TO SAID PLAT, FOR 50.91 FEET; THENCE NORTH 01°05'48" EAST FOR 362.82 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH A NON-EXCLUSIVE DRAINAGE EASEMENT FOR THE BENEFIT OF PARCEL 1 AS SET FORTH IN THAT CERTAIN DECLARATION OF STORM DRAINAGE EASEMENT BY BARKLEY DEVELOPMENT COMPANY RECORDED SEPTEMBER 5, 1991 IN OFFICIAL RECORDS BOOK 1334, PAGE 1482 OF THE PUBLIC RECORDS OF BAY COUNTY, FLORIDA.

42.FEE PARCEL DESCRIPTION: UNIT 1060

Parcel 1

Lot 1, Florida Center Turnpike - Cypress Creek Golf Course Residential & Commercial Area Plat No. 8, according to the plat thereof as recorded in Plat Book 34, Page 58, Public Records of Orange County, Florida.

Parcel 2

Together with those certain Non-Exclusive Easements for the benefit of Parcel 1 created by Non-Exclusive Reciprocal Easement Agreement recorded in Official Records Book 4875, Page 3323, Public Records of Orange County, Florida.

Parcel 3

Together with Easements for the benefit of Parcel 1 created by Lawing Lane Declaration of Covenants, Conditions and Restrictions recorded in Official Records Book 3870, page 2729, Public Records of Orange County, Florida.

43.FEE PARCEL DESCRIPTION: UNIT 1061

Parcel A:

A parcel of land lying in Section 29, Township 19 South, Range 30 East, being more particularly described as follows:

Beginning at the Northwest corner of the Southwest 1/4 of the Northeast 1/4 of the Northeast 1/4 of said Section 29; run North 89°38'09" East along the North line of the Southwest 1/4 of the Northeast 1/4 of the Northeast 1/4 of said Section 29 for a distance of 242.76 feet to the Westerly right of way line of Hickman Drive as shown on the plat of I-4 Industrial Park as filed in Plat Book 16 at Page 59 of the Public Records of Seminole County, Florida; thence run South 00°16'14" East along said last mentioned Westerly line for a distance of 289.81 feet; thence run South 89°55'33" West for a distance of 242.76 feet to the West line of the Northeast 1/4 of the Northeast 1/4 of said Section 29, thence run North 00°16'14" West along said last mentioned West line for a distance of 288.58 feet to the point of beginning, Less the West 10 feet thereof, all in the Public Records of Seminole County, Florida.

Parcel B:

Commencing at the Northeast corner of the Northeast 1/4 of Section 29, Township 19 South, Range 30 East, Seminole County, Florida, run South 00°18'16" East along the East line of said Northeast 1/4, 660.44 feet; thence South 89°38'03" West, 1298.40 feet for a point of beginning; thence run North 00°16'14" West, 49.77 feet; thence South 89°38'03" West, 345.92 feet to the Easterly right of way of State Road 400 (I-4); thence South 23°52'49" West along said right of way, 54.58 feet; thence North 89°38'03" East, 40.00 feet; thence North 00°16'14" West, 25.00 feet; thence North 89°41'12" East, 70.00 feet; thence South 00°16'14" East, 15.00 feet; thence North 89°38'03" East, 248.24 feet; thence South 00°16'14" East, 10.00 feet; thence North 89°38'03" East, 10 feet to the point of beginning and also being described as follows:

Commencing at the Northwest corner of the Southwest 1/4 of the Northeast 1/4 of the Northeast 1/4 of Section 29, Township 19 South, Range 30 East, according to the Plat of I-4 Industrial Park, as recorded in Plat Book 16, Pages 59 and 60, of the Public Records of Seminole County, Florida, run thence North 89°38'03" East more or less, 10.00 feet for a point of beginning; thence continue North 89°38'03" East, 10.00 feet; thence North 00°16'14" West, 49.77 feet; thence South 89°38'03" West, 345.92 feet to the Easterly right of way of State Road 400 (I-4); thence South 23°52'49" West along said right of way, 54.50 feet; thence North 89°38'03" East, 40.00 feet; thence North 00°16'14" West, 25.00 feet; thence North 89°41'12" East, 70.00 feet; thence South 00°16'14" East, 15.00 feet; thence North 89°38'03" East, 248.22 feet; thence South 00°16'14" East, 10.00 feet to the point of beginning.

Parcel C:

Together with Non-Exclusive Easement for the benefit of Parcel B as created in Easement Agreement recorded in Official Records Book 3020, Page 452, for the purpose described therein over, under and across lands described therein.

44.FEE PARCEL DESCRIPTION: UNIT 1063

That portion of Lot 2, Block 46 of the revised and corrected plat of Re-Subdivision of Subdivision of Silver Lakes Estates, according to the plat thereof as recorded in Plat Book 10, Pages 66 through 69, Public Records of Lake County, Florida, described as follows:

Commence at the Northwest corner of Lot 1, Block 46, of the above said revised and corrected plat of Re-Subdivision of Subdivision of Silver Lake Estates, (said point of commencement being a 6" x 6" concrete monument); thence run North 00°44'58' East along the West line of Lot 4, of Block 45 of said subdivision a distance of 146.50 feet to the Southwesterly right of way line of State Road 500, U.S. Highway 441; thence run South 71°26'06" East along said right of way line a distance of 476.58 feet to the point of beginning; thence continue South 71°26'06" East along said right of way line a distance of 207.00 feet to the intersection with the East line of Lot 2, Block 46; thence departing said right of way line run South 00°19'45" East along said East line a distance of 302.23 feet; thence departing the East line of Lot 2, run North 89°37'35" West, a distance of 175.08 feet to the point of curvature of a curve concave Northeasterly and having a radius of 33.00 feet; thence run Northwesterly along the arc of said curve through a central angle of 90°00'00" a distance of 51.84 feet to the point of tangency thereof; thence run North 00°22'25" East, a distance of 307.72 feet to the point of curvature of a curve concave Southeasterly and having a radius of 48.00 feet; thence run Northeasterly along the arc of said curve through a central angle of 32°56'36" a distance of 27.60 feet to the abovementioned Southwesterly right of way line of State Road 500, U.S. Highway 441 and the point of beginning.

Together with:

Non-exclusive and perpetual Easements as reserved in Declaration of Covenants, Conditions and Restrictions recorded in Official Records Book 1660, Page 1002; as re-recorded in Official Records Book 1662, Page 2431, as amended by First Amendment to Declaration recorded in Official Records Book 1827, Page 276, Public Records of Lake County, Florida.

45.FEE PARCEL DESCRIPTION: UNIT 1101

All that tract or parcel of land lying and being in Land Lot 345 of the 13th Land District of Bibb County,

Georgia, being more particularly described as follows: BEGINNING AT A POINT where the North margin of the right-of-way of Riverplace Drive (variable right-of-way) intersects with the East margin of the right-of-way of Arkwright Road (variable right-of-way) and from said POINT run north 81 degrees 30 minutes 21 seconds east along the North margin of the right-of-way of Riverplace Drive a distance of 67.74 feet to a point; thence run in a Northeasterly direction along the North margin of the right-of-way of Riverplace Drive an arc distance of 82.73 feet (which arc has a radius of 359.92 feet, a delta angle of 13 degrees 10 minutes 11 seconds, a chord course of north 88 degrees 05 minutes 15 seconds east and a chord distance of 82.55) feet to a point marked by a Nail set in asphalt which is the TRUE POINT OF BEGINNING; thence leaving the North margin of the right-of-way of Riverplace Drive and from said TRUE POINT OF BEGINNING run north 21 degrees 34 minutes 15 seconds east a distance of 170.27 feet to a point marked by an iron pin; thence run north 03 degrees 24 minutes 58 seconds east a distance of 110.0 feet to a point marked by a one-half inch Rebar; thence run north 03 degrees 24 minutes 58 seconds east a distance of 7.60 feet to a point marked by an iron pin; thence run north 64 degrees 45 minutes 28 seconds east a distance of 137.66 feet to a point marked by an iron pin; thence run south 68 degrees 25 minutes 45 seconds east a distance of 154.96 feet to a point marked by an iron pin; thence run south 24 degrees 19 minutes 06 seconds west a distance of 115.47 feet to a point marked by an iron pin; thence run south 24 degrees 19 minutes 06 seconds west a distance of 24.73 feet to a point marked by an iron pin; thence run south 08 degrees 28 minutes 32 seconds east a distance of 91.56 feet to a point marked by an iron pin; thence run south 06 degrees 39 minutes 55 seconds west a distance of 56.87 feet to a point marked by an iron pin; thence run south 29 degrees 22 minutes 26 seconds west a distance of 123.93 feet to a point on the North margin of the right-of-way of River Place Drive marked by an iron pin; thence run north 46 degrees 50 minutes 25 seconds west along the North margin of the right-of-way of Riverplace Drive 13.36 feet to a point marked by an iron pin; thence run in a Northwesterly direction along the North margin of the right-of-way of Riverplace Drive an arc distance of 241.75 feet (which arc has a radius of 359.92 feet, a delta angle of 38 degrees 29 minutes 06 seconds, a chord course of north 66 degrees 04 minutes 38 seconds west and a chord distance of 237.23 feet) to a point marked by a Nail set in asphalt and the TRUE POINT OF BEGINNING. Said property is shown as TRACT "A", containing 2.0377 acres, on a certain map or plat of survey entitled "Boundary Survey for Carrabba's Restaurant", prepared by Donaldson, Garrett & Associates, Inc. (James P. Garrett, Georgia Registered Surveyor No. 2466), dated October 22, 1994, revised November 22, 1994, and recorded in Plat Book 87, Pages 992 and 993, Bibb County, Georgia Records, to which map or plat of survey and the record thereof reference is hereby made for all purposes in aid of the description of said property.

TOGETHER WITH, as appurtenance, all those real property rights which benefit the property as contained in the Easement from Southeast Timberlands, Inc. to J. Gordon Bennett, III, filed May 2, 1991 at Deed Book 1987, Page 270, aforesaid records.

46.FEE PARCEL DESCRIPTION: UNIT 1102

ALL THAT TRACT or parcel of land lying and being in Land Lot 208 of the 20th District, 2nd Section, Cobb County, Georgia, and being more particularly described as follows:

BEGINNING at an iron pin set (1/2-inch rebar) at the intersection of the northwest right-of-way of Ernest Barrett Parkway (right-of-way varies) with the northeast right-of-way of Cobb Place Drive (right-of-way varies); thence along the northeast right-of-way of Cobb Place Drive South 73 degrees 40 minutes 36 seconds West 45.78 feet to an iron pin set; thence North 75 degrees 30 minutes 22 seconds West 33.92 feet to an iron pin set; thence North 35 degrees 33 minutes 35 seconds West 277.43 feet to an iron pin set (1/2-inch rebar); thence leaving said right-of-way North 54 degrees 26 minutes 25 seconds East 207.70 feet to an iron pin set; thence along an arc 29.02 feet subtended by a chord bearing North 56 degrees 13 minutes 43 seconds East and a chord distance of 29.01 feet with a radius of 465.04 feet to an iron pin set; thence South 35 degrees 33 minutes 35 seconds East 309.11 feet to an iron pin set on the northwest right-of-way of Earnest Barrett Parkway; thence along said right-of-way South 54 degrees 26 minutes 25 seconds West 55.61 feet to an iron pin set; thence South 35 degrees 33 minutes 35 seconds East 8.50 feet to an iron pin set; thence South 54 degrees 26 minutes 25 seconds West 116.09 feet to the POINT OF BEGINNING. Said tract being 1.687 acres (73,973.06 square feet) more or less.

47.FEE PARCEL DESCRIPTION: UNIT 1108

ALL THAT TRACT or parcel of land lying and being in Land Lot 110 of the 12th District of Clayton County, Georgia, being more particularly described as follows:

Commence at a point at the intersection of the southwesterly right-of-way line of Mt. Zion Road (variable right-of-way) with the northwesterly right-of-way line of Mt. Zion Circle (50-foot right-of-way); proceed thence northwesterly along the right-of-way of Mt. Zion Road a distance of 1504.23 feet to a point, said point being the TRUE POINT OF BEGINNING; proceed thence South 43 degrees 14 minutes 51 seconds West a distance of 261.11 feet to a point; proceed thence North 46 degrees 45 minutes 09 seconds West a distance of 193.00 feet to point; proceed thence North 43 degrees 14 minutes 51 seconds East a distance of 260.90 feet to point; proceed thence South 46 degrees 48 minutes 52 seconds East a distance of 193.00 feet to a point, said point being the TRUE POINT OF BEGINNING; containing 1.16 acres more or less and being shown on ALTA/ACSM Survey for: Fourth Quarter Properties XI, LLC, SouthTrust Bank of Georgia, N.A., Carrabba's Italian Grill, Inc., Baker & Hostetler, L.P. and First American Title Insurance Company, made by Travis Pruitt & Associates, P.C., bearing the seal of Travis N. Puritt, Sr., GA R.L.S. No. 1729, dated April 19, 1997, last revised April 29, 1997, which survey is incorporated herein by this reference and made a part hereof.

TOGETHER WITH the rights, privileges, easements and burdens granted under that certain Declaration of Operations, Easements, Covenants and Restrictions by Fourth Quarter Properties XI, LLC, a Georgia limited liability company dated April 29, 1997, recorded in Deed Book 3033, Page 4, Clayton County, Georgia records.

48.FEE PARCEL DESCRIPTION: UNIT 1116

ALL THAT TRACT OR PARCEL OF LAND lying and being in the 241st District, G.M., Clarke County, Georgia, and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING, commence at a point located at the Southwest corner of the intersection of the Southwesterly right-of-way line of Timothy Road (which right-of-way is 100 feet) and the Southerly right-of-way line of Athens-Atlanta Highway (U.S. 78, a 200 foot right-of-way); running thence Southwesterly along the Southerly line of the right-of-way of said Athens-Atlanta Highway and along the arc of a curve (which arc has a radius of 2,944.79 feet and a chord distance of 53.85 feet on a bearing of South 81 degrees 03 minutes 35 seconds West), a distance of 53.85 feet to a point, which point is the TRUE POINT OF BEGINNING; from said TRUE POINT OF BEGINNING and leaving the southerly right-of-way line of said Athens-Atlanta Highway, running thence South 01 degrees 02 minutes 30 seconds East a distance of 285.07 feet to a point; running thence South 89 degrees 50 minutes 10 seconds West a distance of 180.00 feet to a point; running thence North 01 degrees 02 minutes 31 seconds West a distance of 264.63 feet to a point located on the southerly right-of-way line of said Athens-Atlanta Highway; running thence Northeasterly along the Southerly right-of-way line of said Athens-Atlanta Highway and along the arc of the curve to the left (which arc has a radius of 2,944.79 feet and a chord distance of 180.5 feet on a bearing of

North 83 degrees 20 minutes 56 seconds East) a distance of 180.87 feet to a point; which point is the TRUE POINT OF BEGINNING, according to a plat of survey for ShowBiz Pizza Place, Inc., dated September 15, 1982, by Ben McLeroy, Georgia Registered Land Surveyor #1184.

Tax Map Reference Number 074C A056D

49.FEE PARCEL DESCRIPTION: UNIT 1119

ALL THAT TRACT or parcel of land lying and being in Land Lot 649 of the 16th District, 2nd Section of Cobb County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a point located on the eastern side of the land lot line being common to Land Lots 719 and 720 of the aforesaid district, section and county and the northwestern right-of-way line of Barrett Parkway (formerly known as New Roberts Road and having a 120-foot right-of-way width); thence leaving the eastern side of the land lot line being common to Land Lots 719 and 720, run in a southwesterly direction along the northwestern right-of-way line of Barrett Parkway South 54 degrees 26 minutes 25 seconds West a distance of 674.89 feet to a point located on the southwestern right-of-way line of a private road known as Cobb Place Parkway (formerly known as New Street B) and having a variable right-of-way width); thence leaving the northwestern right-of-way line of Barrett Parkway, run along the southwestern, northwestern and western right-of-way lines of Cobb Place Parkway the following four (4) courses and distances and following the curvature thereof: (1) along the arc of a 72.444-foot radius curve to the left having an arc distance of 113.80 feet to a point (said arc being subtended by a chord lying to the west thereof bearing North 09 degrees 26 minutes 44 seconds East and being 102.45 feet in length); (2) along the arc of a 177.405-foot radius curve to the right having an arc distance of 239.38 feet to a point (said arc being subtended by a chord lying to the east thereof bearing North 03 degrees 05 minutes 43 seconds East and being 221.62 feet in length); (3) North 41 degrees 45 minutes 00 seconds East a distance of 213.30 feet to a point; and (4) along the arc of a curve of a 139.60-foot radius curve to the left having an arc distance of 99.29 feet to a point (said arc being subtended by a chord lying to the west thereof bearing North 21 degrees 22 minutes 30 seconds East and being 97.21 feet in length); thence leaving the western right-of-way line of Cobb Place Parkway, run South 89 degrees 00 minutes 00 seconds East, a distance of 25.00 feet to a point; said point being the centerline of Cobb Place Parkway and the eastern boundary line of Grantor's property; thence along the centerline of Cobb Place Parkway and the eastern boundary line of Grantor's property, run North 01 degree 00 minutes 00 seconds East, a distance of 486.58 feet to a point; thence leaving the centerline of Cobb Place Parkway and the eastern boundary line of Grantor's property, run the following two (2) courses and distances: (1) North 89 degrees 00 minutes 00 seconds West a distance of 279.00 feet to a point; and (2) South 01 degree 00 minutes 00 seconds West, a distance of 197.69 feet to an iron pin placed, said iron pin placed being the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING, as thus established, run the following four (4) courses and distances: (1) South 89 degrees 00 minutes 00 seconds East a distance of 244.00 feet to an iron pin placed; (2) South 01 degree 00 minutes 00 seconds West a distance of 151.05 feet to an iron pin placed; (3) North 89 degrees 00 minutes 00 seconds West a distance of 244.00 feet to a nail in cap placed; and (4) North 01 degree 00 minutes 00 seconds East a distance of 151.05 feet to an iron pin placed, said iron pin placed being the TRUE POINT OF BEGINNING.

The above described property contains 0.846 acres more or less, and is shown on and described according to that certain survey prepared for Outback Steakhouse of Florida, Inc., Andrew Weiss, P.C. and Chicago Title Insurance Company by Watts & Browning Engineers, Inc., (G.M. Gillespie, Georgia Registered Land Surveyor No. 2121), dated May 23, 1994, last revised July 7, 1994, which survey is incorporated herein by this reference and made a part of this description.

TOGETHER WITH the rights, privileges and easements granted under that certain Limited Warranty Deed recorded in Deed Book 3548, Page 367, Cobb County, Georgia records.

TOGETHER WITH the rights, privileges and easements granted under that certain Cobb Place Reciprocal Easement Agreement dated August 14, 1985, recorded in Deed Book 3607, Page 23, Cobb County, Georgia records; as assigned by that certain Assignment and Assumption Agreement from CA Cobb Retail Investors, Ltd. to Cobb Retail Associates, a Georgia general partnership, dated February 11, 1986, filed for record March 10, 1986, recorded in Deed Book 3851, Page 171, aforesaid county records; as amended by that certain Amendment to Cobb Place Reciprocal Easement Agreement dated November 28, 1990, filed for record December 7, 1990, recorded in Deed Book 5949, Page 516, aforesaid county records; as affected by that certain Easement and Indemnity Agreement dated August 8, 1991, filed of record August 9, 1991, recorded in Deed Book 6223, Page 433, aforesaid county records; as further amended in deed Book 8494, Page 552, aforesaid county records.

TOGETHER WITH the rights arising from that certain Easement and Indemnity Agreement dated August 8, 1991, filed of record August 9, 1991, recorded in Deed Book 6223, Page 433, aforesaid county records.

TOGETHER WITH the rights, privileges and easements granted under that certain Amendment and Restatement of Easement Agreement by and between Senior Corp. and Cobb Retail Associates, et al., dated August 20, 1986, filed for record November 6, 1986, recorded in Deed Book 4195, Page 316, Cobb County, Georgia records and in Deed Book 4195, Page 376, aforesaid county records.

TOGETHER WITH the rights, privileges and easements granted under that certain Easement Agreement by and between Jose Manuel Lomelin, et al., and Cobb Retail Associates, et al., dated August 22, 1986, filed for record November 6, 1986, recorded in Deed Book 4195, Page 435, Cobb County, Georgia records and in Deed Book 4195, Page 458, aforesaid county records.

50.FEE PARCEL DESCRIPTION: UNIT 1120

ALL THAT TRACT or parcel of land lying and being in Land Lot 23 of the 1st District, 5th Section, City of Douglasville, Douglas County, Georgia, said tract or parcel further described as follows:

To find the Point of Beginning commence at a concrete right-of-way monument found at the intersection of the westerly right-of-way line of Chapel Hill Road (r/w varies) and the northerly right-of-way line of Douglas Boulevard (100 ft r/w); thence the following courses and distances along the northerly right-of-way line of Douglas Boulevard to the Point of Beginning: North 87 degrees 28 minutes 24 seconds West for a distance of 56.11 feet to a point; thence along a curve to the right having a radius of 522.96 feet and an arc length of 126.25 feet, being subtended by a chord of North 80 degrees 47 minutes 54 seconds West for a distance of 125.94 feet to an iron pin found on the northerly right-of-way line of Douglas Boulevard said iron pin found being the Point of Beginning; thence the following courses and distances along the northerly right-of-way line of Douglas Boulevard along the arc of a curve to the right having a radius of 522.96 feet and an arc length of 75.56 feet, being subtended by a chord of North 69 degrees 44 minutes 36 seconds West for a distance of 75.49 feet to a point; thence North 65 degrees 36 minutes 15 seconds West for a distance of 166.95 feet to a point; thence along a curve to the left having a radius of 622.96 feet and an arc length of 67.35 feet, being subtended by a chord of North 68 degrees 42 minutes 05 seconds West for a distance of 67.32 feet to an iron pin found; thence North 18 degrees 12 minutes 05 seconds East for a distance of 186.89 feet leaving the northerly right-of-way line of Douglas Boulevard to an iron pin found; thence North 77 degrees 01 minute 09 seconds East for a distance of 167.34 feet to an iron pin found; thence South 27 degrees 21 minutes 53 seconds East for a distance of 134.90 feet to an iron pin found; thence South 00 degrees 34 minutes 12 seconds

East for a distance of 214.88 feet to an iron pin found on the northerly right-of-way line of Douglas Boulevard said iron pin found being the Point of Beginning. Together with and subject to covenants, easements and restrictions of record. Said parcel contains 1.471 acres, more or less.

TOGETHER WITH A 50 FOOT ACCESS EASEMENT being more particularly described as ALL THAT TRACT or parcel of land lying and being in Land Lot 23 of the 1st District, 5th Section, City of Douglasville, Douglas County, Georgia, said tract or parcel further described as follows:

To find the Point of Beginning commence at a concrete right-of-way monument found at the intersection of the westerly right-of-way lien of Chapel Hill Road (r/w varies) and the northerly right-of-way line of Douglas Boulevard (100 ft r/w); thence the following courses and distances along the northerly right-of-way line of Douglas Boulevard: North 87 degrees 28 minutes 24 seconds West for a distance of 56.11 feet to a point; thence along a curve to the right having a radius of 522.96 feet and an arc length of 126.25 feet, being subtended by a chord of North 80 degrees 47 minutes 54 seconds for a distance of 125.94 feet to an iron pin found; thence North 00 degrees 34 minutes 12 seconds West for a distance of 214.88 feet leaving the northerly right-of-way line of Douglas Boulevard to an iron pin found; thence North 27 degrees 21 minutes 53 seconds West for a distance of 134.90 feet to an iron pin found at the Point of Beginning; thence South 77 degrees 01 minute 09 seconds West for a distance of 167.34 feet to an iron pin found; thence North 18 degrees 12 minutes 05 seconds East for a distance of 58.73 feet to an iron pin set on the southerly right-of-way line of Interstate I-20; thence North 77 degrees 00 minutes 22 seconds East for a distance of 168.68 feet along the southerly right-of-way line of Interstate I-20 to an iron pin set; thence South 12 degrees 59 minutes 38 seconds East for a distance of 50.28 feet leaving the southerly right-of-way line of Interstate I-20 to an iron pin set; thence South 77 degrees 01 minute 09 seconds West for a distance of 31.75 feet to an iron pin found and the Point of Beginning.

TOGETHER WITH the rights, privileges, easements and burdens contained in that certain Perpetual Easement as contained in that certain General Warranty Deed from Benchmark United, Inc. to J.R. Morgan Oil Company, Inc., dated September 8, 1993, filed of record September 13, 1993, recorded in Deed Book 833, Page 527, aforesaid county records.

TOGETHER WITH the rights, privileges, easements and burdens contained in that certain Mutual Access, Non-Exclusive Parking and Sewer and Utility Easement Agreement by and between Benchmark United, Inc. and Outback Steakhouse of Florida, Inc., dated Nov. 2, 1995, filed of record Nov. 11, 1995, as recorded in Deed Book 971, page 489, aforesaid county records. Easement Agreement and Amendment to Mutual Access, Non-Exclusive Parking and Sewer and Utility Easement Agreement by and between Benchmark United, Inc. and Outback Steakhouse of Florida, Inc., dated Sept. 13, 1999, filed of record Sept. 15, 1999, as recorded in Deed Book 1281, page 467, aforesaid county records.

51.FEE PARCEL DESCRIPTION: UNIT 1121

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 229 of the 16th District of Rockdale County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a concrete monument found at the intersection of the southern right of way line of Old Covington Highway (Old S.R. 12) (50 foot right of way) and the western right of way line of Old Covington Access Road; run thence South 18 degrees 23 minutes 22 seconds West for a distance of 101.18 feet to an iron pin found; thence South 44 degrees 25 minutes 23 seconds West for a distance of 81.50 feet, to a point; thence along a curve to the left having a radius of 192.00 feet for an arc length of 100.57 feet , being subtended by a chord of South 58 degrees 00 minutes 57 seconds West having a chord distance of 99.43 feet; thence along a curve to the left having a radius of 193.00 feet and an arc length of 13.36 feet, being subtended by a chord of South 46 degrees 22 minutes 32 seconds West having a chord distance of 13.35 feet to a concrete monument found and the TRUE POINT OF BEGINNING; from the true point of beginning thus established, run thence South 43 degrees 54 minutes 54 seconds West for a distance of 343.52 feet to a concrete monument found; thence South 64 degrees 07 minutes 57 seconds West for a distance of 53.00 feet to a point; thence North 11 degrees 58 minutes 22 seconds West for a distance of 309.56 feet to a point; thence North 38 degrees 11 minutes 13 seconds East for a distance of 61.40 feet to a point; thence South 89 degrees 20 minutes 21 seconds East for a distance of 231.39 feet to a point; thence South 46 degrees 05 minutes 06 seconds East for a distance of 112.22 feet to a concrete monument found and the TRUE POINT OF BEGINNING, containing 1.68 acres and shown on that certain site Exhibit for Hugh W. Cheek prepared by Patrick & Associates, Inc., dated June 19, 1995, last revised November 7, 1995.

Tax Map Reference Number 072-0-01-014B

TOGETHER WITH the rights, privileges, easements and burdens granted under that certain Easement Agreement by and among Hugh W. Cheek, The Estate of Georgie D. Cheek, and Chatto Fields, II Limited Partnership, and Cracker Barrel Old Country Store, Inc., dated November 15, 1995, filed for record November 15, 1995, recorded in Deed Book 1174, Page 108, aforesaid Records, as amended by Amended Easement Agreement by and among Chatto Fields II, Limited Partnership, Hugh W. Cheek, individually and Hugh W. Cheek, as Executor under the Last Will and Testament of Georgie E. Cheek, a/k/a Mrs. Omar R. Cheek, and Cracker Barrel, dated December 4, 1995, filed for record December 21, 1995 at 3:29 p.m., recorded in Deed Book 1187, Page 1, aforesaid records, as supplemented by Supplement to Easement Agreement by and amount Hugh W. Cheek, The Estate of Georgie D. Cheek, and Chatto Fields II Limited Partnership, a Georgia limited partnership, dated October 21, 1996, filed for records October 23, 1996 at 4:58 p.m., recorded in Deed Book 1290, Page 192, aforesaid records.

52.FEE PARCEL DESCRIPTION: UNIT 1122

AS TO THE 2.268 ACRES:

TRACT 1

ALL THAT TRACT or parcel of land lying and being in Land Lot 152 of the 7th Land District of Gwinnett County, Georgia and being more particularly described as follows:

BEGINNING at a point formed by the intersection of the northwest 90 foot right-of-way of Old Peachtree Road and the southwest 80 foot right-of-way of Gwinco Boulevard if extended; thence in a northerly direction along the 80 foot right-of-way of Gwinco Boulevard for a distance of 1197.01 feet to a 1/2" rebar set, said point being the TRUE POINT OF BEGINNING; thence leaving said right-of-way North 40 degrees 14 minutes 20 seconds West for a distance of 240.00 feet to a 1/2" rebar set; thence North 51 degrees 26 minutes 50 seconds East for a distance of 280.00 feet to a 1/2" rebar set; thence South 40 degrees 14 minutes 20 seconds East for a distance of 240.00 feet to a 1/2" rebar set on the northwest right-of-way of Gwinco Boulevard; thence along said right-of-way South 51 degrees 26 minutes 50 seconds West for a distance of 251.25 feet to a point; thence leaving said right-of-way North 35 degrees 11 minutes 32 seconds West for a distance of 115.48 feet to a point; thence South 00 degrees 14 minutes 34 seconds for a distance of 19.69 feet to a point; thence South 51 degrees 26 minutes 50 seconds West for a distance of 17.45 feet to a point; said point being the POINT OF BEGINNING; sold property contains 1.540 acres more or less.

TRACT 2

ALL THAT TRACT or parcel of land lying and being in Land Lot 152 of the 7th Land District of Gwinnett County, Georgia and being more particularly described as follows:

BEGINNING at a point formed by the intersection of the northwest 90 foot right-of-way of Old Peachtree Road and the southwest 80 foot right-of-way of Gwinco Boulevard if extended; thence in a northerly direction along the 80 foot right-of-way of Gwinco Boulevard for a distance of 1197.01 feet to a 1/2" rebar set; thence leaving said right-of-way North 40 degrees 14 minutes 20 seconds West for a distance of 240.00 feet to a 1/2" rebar set; thence North 51 degrees 26 minutes 50 seconds East for a distance of 53.14 feet to a 1/2" rebar set, said point being the TRUE POINT OF BEGINNING; thence North 35 degrees 00 minutes 55 seconds West for a distance of 100.60 feet to a 1/2" rebar set; thence South 54 degrees 59 minutes 05 seconds West for a distance of 50.00 feet to a 1/2" rebar set; thence North 35 degrees 00 minutes 55 seconds West for a distance of 55.09 feet to a 1/2" rebar set on the southeast right-of-way of Interstate 85; thence along said right-of-way North 45 degrees 17 minutes 55 seconds East for a distance of 215.97 feet to a 1/2" rebar set; thence leaving said right-of-way South 36 degrees 53 minutes 10 seconds East for a distance of 181.69 feet to a 1/2" rebar set; thence South 51 degrees 26 minutes 50 seconds West for a distance of 169.14 feet to a 1/2" rebar set, said point being the POINT OF BEGINNING; said property contains 0.728 acres more or less.

AS TO THE 0.028 ACRES:

TRACT 3

ALL THAT TRACT or parcel of land lying and being in Land Lot 152 of the 7th Land District, Gwinnett County, Georgia and being more particularly described as follows:

To find the point of beginning, commence at the intersection of the centerline of Old Peachtree Road and the centerline of Lawrenceville-Suwanee Road; thence leaving said point and traveling in a northwesterly direction along said centerline of Lawrenceville-Suwanee Road 775.27 feet to a point on said centerline; thence leaving said centerline and traveling South 49 degrees 24 minutes 58 seconds West for a distance of 50.40 feet to a point at the intersection of the southwesterly right-of-way of Lawrenceville-Suwanee Road (right-of-way varies) and the northwesterly right-of-way of Gwinco Boulevard (80-foot right-of-way), said point being the TRUE POINT OF BEGINNING; thence from said point as thus established, continuing along said right-of-way of Gwinco Boulevard, South 49 degrees 24 minutes 58 seconds West for a distance of 45.00 feet to a point; thence leaving said right-of-way, North 40 degrees 35 minutes 02 seconds West for a distance of 26.71 feet to a point; thence North 49 degrees 24 minutes 59 seconds East for a distance of 45.44 feet to a point on the aforesaid southwesterly right-of-way of Lawrenceville-Suwanee Road; thence continuing along said right-of-way, South 39 degrees 38 minutes 33 seconds East for a distance of 26.71 feet to a point, said point being the TRUE POINT OF BEGINNING.

Said property contains 0.028 acres, as disclosed on that ALTA/ACSM Land Title Survey for Outback Steakhouse of Florida, Inc., prepared by Precision Planning, Inc., dated December 10, 2003, bearing the stamp and seal of Lee Jay Johnson, Georgia Registered Land Surveyor No. 2845, said survey being incorporated herein by reference.

53.FEE PARCEL DESCRIPTION: UNIT 1123

ALL THAT TRACT or parcel of land lying and being in Land Lot 171 of the 9th Land District, City of Gainesville, Hall County, Georgia said tract or parcel being more particularly described as follows:

To find the Point of Beginning commence at the intersection of the southerly right-of-way line of Georgia State Route 53 (r/w varies) and the easterly right-of-way line of relocated Green Hill Circle (r/w varies) if said right-of-way lines were extended to form an intersection instead of a miter. Thence South 48 degrees 54 minutes 00 seconds East for a distance of 23.86 feet along the extension of the right-of-way line of Georgia State Route 53 to an iron pin set at the intersection of the southerly right-of-way line of Georgia State Route 53 and the easterly right-of-way line of relocated Green Hill Circle; thence the following courses and distances along the southerly right-of-way line of Georgia State Route 53 to the Point of Beginning; thence South 48 degrees 54 minutes 00 seconds East for a distance of 223.00 feet to an iron pin set; thence South 48 degrees 54 minutes 00 seconds East for a distance of 53.22 feet to an iron pin set; thence along a curve to the left having a radius of 1513.34 feet and an arc length of 103.87 feet, being subtended by a chord of South 50 degrees 51 minutes 58 seconds East for a distance of 103.85 feet to an iron pin set, said iron pin set being the Point of Beginning; thence along a curve to the left having a radius of 1513.34 feet and an arc length of 150.48 feet, being subtended by a chord of South 55 degrees 40 minutes 52 seconds East for a distance of 150.42 feet continuing along the southerly right-of-way line of Georgia State Route53 to an iron pin set; thence South 41 degrees 06 minutes 00 seconds West for a distance of 76.02 feet leaving said southerly right-of-way line of Georgia State Route 53 to an iron pin set; thence South 48 degrees 54 minutes 00 seconds East for a distance of 37.63 feet to an iron pin set; thence South 41 degrees 06 minutes 00 seconds West for a distance of 299.78 feet to an iron pin set on the northerly right-of-way line of relocated Green Hill Circle; thence the following courses and distance along the northerly right-of-way line of relocated Green Hill Circle: North 04 degrees 18 minutes 40 seconds East for a distance of 40.42 feet to a hub and tac found; thence South 86 degrees 47 minutes 24 seconds West for a distance of 57.33 feet to a hub and tac found; thence North 48 degrees 52 minutes 22 seconds West for a distance of 121.77 feet to an iron pin set; thence North 41 degrees 06 minutes 00 seconds East for a distance of 365.66 feet leaving said northerly right-of-way line of relocated Green Hill Circle to an iron pin set on the southerly right-of-way line of Georgia State Route 53, said iron pin set being the Point of Beginning. Said tract or parcel containing 1.514 acres more or less or 65,932 square feet more or less as per plat of survey for Outback Steakhouse of Florida, Inc. and First American Title Insurance Company dated January 8, 1997, revised January 16, 1997 and January 22, 1997, by Glenn A. Valentino, Georgia Registered Land Surveyor No. 2528 of Valentino & Associates, Inc. which plat of survey is by this reference incorporated herein. Said property being 1.514 acres (65,932 square feet) more or less.

TOGETHER WITH the rights, privileges, easements and burdens contained in that certain Declaration of Restrictive Covenants and Grant of Easements by Stafford Properties, Inc., dated February 14, 1997, filed of record February 18, 1997, recorded in Deed Book 2806, Page 218, Hall County, Georgia records; as amended by that certain Amended Declaration of Restrictive Covenants and Grant of Easements by Stafford Properties, Inc., Party City of America, Inc., AEI Net Lease Income & Growth Fund XIX, Brinker Georgia, Inc., Outback Steakhouse of Florida, Inc., BV Rentals of Georgia, L.L.C., AmSouth Bank of Alabama, B&W Restaurants, LLC, Lancy W. Gotfredson, and Community Bank & Trust, dated September 4, 1997, filed of record September 5, 1997, recorded in Deed Book 2962, Page 237, aforesaid county records.

54.FEE PARCEL DESCRIPTION: UNIT 1124

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 135 of the 7th Land District, Fayette County, Georgia, and being more particularly describes as follows:

BEGIN at an iron pin found on the southerly right of way line of Peachtree Parkway (130 foot right of way), which point lies South 84 degrees 8 minutes 43 seconds East a distance of 315.27 feet from the intersection of said right of way line of Peachtree Parkway with the southeasterly right of way line of Georgia State Route

No. 74 (right of way varies), and run thence along said right of way line of Peachtree Parkway South 84 degrees 8 minutes 43 seconds East a distance of 347.80 feet to an iron pin found; run thence South 39 degrees 8 minutes 43 seconds East a distance of 70.71 feet to an iron pin found; run thence South 5 degrees 51 minutes 17 seconds West a distance of 180 feet to an iron pin found; run thence North 84 degrees 8 minutes 43 seconds West a distance of 397.80 feet to an iron pin found; run thence North 5 degrees 51 minutes 17 seconds East a distance of 230 feet to an iron pin found at the POINT OF BEGINNING as established above; being shown and described as Outlot #4 and Outlot #5, a total of 2.072 acres, containing 90, 244 square feet, on that certain boundary and topographic survey prepared for Outback Steakhouse of Florida, Inc., and First American Title Insurance Company, by Armstrong Land Surveying, Inc., Robert T. Armstrong, Georgia Registered Land Surveyor #1901, dated October 31, 1996, last revised January 6, 1997.

TOGETHER WITH the easement rights applicable to said property and SUBJECT TO those matters contained in that certain Restriction, Operating and Easement Agreement by and between Sofran Peachtree City, L.L.C., and Peachtree City Holdings, L.L.C., dated December 1, 1995, recorded in Deed Book 1028, Page 145, Fayette County, Georgia Records; as amended by that certain First Amendment to Restriction, Operating and Easement Agreement, dated March 14, 1996, recorded in Deed Book 1052, Page 491, aforesaid records; as further amended by that certain Second Amendment to Restriction, Operating and easement Agreement, dated September 4, 1996, recorded in Deed Book 1106, Page 378, aforesaid records; as further amended by that certain Third Amendment to Restriction, Operating and Easement Agreement, dated January 22, 1997, recorded in Deed Book 1122, Page 399, aforesaid records; as further amended by that certain Fourth Amendment to Restriction, Operating and Easement Agreement, dated January 24, 1997, recorded in Deed Book 1122, Page 403, aforesaid records; as further amended by that certain Fifth Amendment to Restriction, Operating and Easement Agreement, dated December 30, 1999, and recorded December 30, 1999, at Deed Book 1461, Page 399, aforesaid records; and as further amended by Sixth Amendment to Restriction, Operating and Easement Agreement, dated January 20, 2005, and recorded January 21, 2005, in Deed Book 2693, Page 1, aforesaid records; and as further amended by Seventh Amendment to Restriction, Operating and Easement Agreement, dated March 15, 2006, and recorded March 15, 2006, in Deed Book 2974, Page 469, aforesaid records.

Tax Map Reference Number 0736 078

55.FEE PARCEL DESCRIPTION: UNIT 1125

ALL THAT TRACT or parcel of land lying and being in Land Lots 193 and 204 of the 14th District, 2nd Section, Cherokee County, Georgia and being more particularly described as follows:

TO FIND THE POINT OF BEGINNING, commence at the intersection of Land Lots 192, 193, 204 and 205; thence travel along the land lot line common to Land Lots 193 and 204, South 01 degree 29 minutes 17 seconds West for a distance of 130.00 feet to a point, said point being the intersection of said land lot line and the westerly right-of-way of State Route 140; thence leaving said land lot line and traveling along said right-of-way along a curve to the left having a radius of 800.00 feet and an arc length of 30.94 feet, being subtended by a chord of South 34 degrees 14 minute 53 seconds East for a distance or 30.94 feet to a point, said point marked by a 1/2 inch rebar pin set, said point being the TRUE POINT OF BEGINNING. Thence along a curve to the left having a radius of 800.00 feet and an arc length of 19.30 feet, being subtended by a chord of South 36 degrees 02 minutes 50 seconds East for a distance of 19.30 feet to a 1/2 inch rebar set; thence South 36 degrees 10 minutes 36 seconds East for a distance of 197.53 feet to a 1/2 inch rebar set; thence South 17 degrees 26 minutes 20 seconds West for a distance of 47.20 feet to a 1/2 inch rebar set; thence South 36 degrees 10 minutes 35 seconds East for a distance of 29.79 feet to a 1/2 inch rebar set; thence leaving said right-of-way South 54 degrees 05 minutes 45 seconds West for a distance of 222.32 feet to a

1/2 inch rebar set; thence North 35 degrees 53 minutes 15 seconds West for a distance of 273.49 feet to a 1/2 inch rebar set; thence North 53 degrees 49 minutes 24 seconds East for a distance of 258.98 feet to a 1/2 inch rebar set; said point being the TRUE POINT OF BEGINNING. Said property contains 1.596 acres, more or less.

TOGETHER WITH the rights, privileges, easements and burdens granted under that certain Declaration of Restrictions, Covenants and Conditions and Grant of Easements by Bright-Sasser Canton, L.L.C, a Georgia limited liability company dated December 19, 1997, filed for record December 31, 1997, recorded in Deed Book 2939, Page 168, Cherokee County, Georgia records; as amended by that certain First Amendment to Declaration of Restrictions, Covenants and Grant of Easement dated July XX, 1998, filed for record August 14, 1998, recorded in Deed Book 3242, Page 255, aforesaid county records.

56.FEE PARCEL DESCRIPTION: UNIT 1133

Parcel 1 according to the plat of subdivision for Home Depot U.S.A., Inc., being the eastern one-half of Lot 4 of the Estate of Dorothy Salfner, 6th G.M. District, Savannah, Chatham County, Georgia, certified by William H. Saussy, Jr., GA. Reg. L.S. No 1216, dated November 23, 1993, and recorded in Subdivision Map Book 13-S, Folio 98, Chatham County, Georgia records.

TOGETHER WITH the perpetual easements granted under that certain Declaration of Joint Reciprocal Easement dated July 2, 1993 at Record Book 160-W, Folio 495, Chatham County, Georgia Records.

TOGETHER WITH the perpetual easements granted under that certain Reciprocal Easement and Operation Agreement, dated April 15, 1994 at Record Book 166-S, Folio 256, Chatham County, Georgia Records.

TOGETHER WITH and subject to (1) Easements with Covenants and Restrictions affecting Land, by and between SS Partnership and Lowe’s Home Centers, Inc., dated April 3, 1992, and recorded April 8, 1992, in Deed Book 153-P, page 448, Chatham County, Georgia Records; and (2) Declaration of Covenants, Conditions and Restrictions for Southcase Shopping Center, by SS Partnership (and affirmed by Gladys B. Boykin and Paula B. Dewitt, Trustee under the Will of Paul R. Boykin, as Lessors), dated April 3, 1992, and recorded in Deed Book 153-P, page 483, Chatham County, Georgia Records.

Tax Map Reference Number 2-0695-01-021

LESS AND EXCEPT the property conveyed to the Georgia Department of Transportation by Quit Claim Deed at Deed Book 339-B, Page 324, and by Right of Way Deed from Private Restaurants Properties, LLC to the Department of Transportation, dated March 7, 2008, and recorded March 27, 2008, in Deed Book 339-B, Page 319, aforesaid records.

57.FEE PARCEL DESCRIPTION: UNIT 1134

All that tract or parcel of land lying and being in Land Lot 2 of the Second Land District in the City of Albany, Dougherty County, Georgia, and being Lot 4-A, Albany Square Subdivision and being a re-combination of Lot 4 and Lot 5, Albany Square Subdivision, as more fully shown on plant of survey of the property of Owen Aronov, Jake Aronov, Frank M. Johnston, Rand Warren Aronov, Jane Aronov Nafel, Freddi Lynn Aronov, and the Thelma A. Mendel Lifetime Trust, dated August 8, 1995 by Ritchey Marbury, III, Registered Land Surveyor No. 1495, and a copy of which is recorded in Plat Cabinet No. 1, Slide No. C-20, in the Office of the Clerk of the Superior Court of Dougherty County, Georgia, which plat and the recorded copy thereof is incorporated herein by reference for all purposes, and being more particularly described as follows:

COMMENCE at a point where the extension of the north right of way of Dawson Road intersects the extension of the west right of way of Westover Boulevard, which point would be the extended northwest corner of Dawson Road and Westover Boulevard; from this point run north 36 degrees 36 minutes 56 seconds east along the west right of way of Westover Boulevard for a distance of 386.54 feet to a point, continue along the west right-of-way of Westover Blvd., around a curve to the left which has an arc of 263.64 feet and a radius of 495.00 feet, the chord being north 21 degrees 21 minutes 28 seconds east for a distance of 260.54 feet to a point, thence continue along the west right of way of Westover Boulevard north 06 degrees 06 minutes 00 seconds east for a distance of 42.68 feet to a point, thence continue along the west right of way of Westover Boulevard north 52 degrees 45 minutes 00 seconds west for a distance of 8.19 feet to a point; thence continue along the west right of way of Westover Boulevard north 06 degrees 06 minutes 00 seconds east for a distance of 103.41 feet to the POINT OF BEGINNING; from the POINT OF BEGINNING run south 71 degrees 00 minutes 34 seconds west for a distance of 28.26 feet to a point; thence run north 52 degrees 45 minutes 00 seconds west for a distance of 143.33 feet to a point; thence run north 10 degrees 11 minutes 55 seconds west for a distance of 144.52 feet to a point; thence run 37 degrees 15 minutes 00 seconds east for a distance of 299.91 feet to a point; thence run south 72 degrees 05 minutes 15 seconds east for a distance of 203.39 feet to a point which is on the west right of way of Westover Boulevard; thence run along the west right of way of Westover Boulevard around a curve to the left which has an arc of 282.74 feet and a radius of 580.00 feet, the chord being south 34 degrees 47 minutes 00 seconds west for a distance of 279.95 feet to a point; thence continue along the west right of way of Westover Boulevard north 69 degrees 10 minutes 56 seconds west for a distance of 12.00 feet to a point; thence continue along the west right of way Westover Boulevard around a curve to the left which has an arc of 152.07 feet and a radius of 592.00 feet, the chord being south 13 degrees 27 minutes 32 seconds west for a distance of 151.65 feet to a point; thence continue along the west right of way of Westover Boulevard south 06 degrees 06 minutes 00 seconds west for a distance of 22.95 feet to the POINT OF BEGINNING.

SAID plat is further shown and included on a plat of the property of Albany Square Subdivision by Ritchey M. Barbury, Registered Land Surveyor No. 1495, dated December 24, 1991, and recorded in Plat Cabinet No. 1, Slide No. B-100, aforesaid records.

TOGETHER with and subject to (1) Easements with Covenants and Restrictions Affecting Land dated April 29, 1992, filed for record May 29, 1992 and recorded in Deed Book 1203, Page 161, aforesaid records, and ratified pursuant to Ratification of Easements with Covenants and Restrictions Affecting Land filed for record August 20, 1993 and recorded in Deed Book 1314, Page 308; as modified by Modification Agreement dated September 22, 1995, recorded in Deed Book 1527, Page 282, permitting Lots 4 and 5 to be replatted as one lot; aforesaid records; (2) that certain Cross-Easement Agreement among Sears, Roebuck & Company; Belk's Department Store of Albany, Georgia; Monumental-Albany, Inc.; Aaron Aronov; Perry Mendel; Aaron Aronov, as Executor and Trustee under the Will of Herman Aronov, deceased; C. N. Spence, as Administrator of Will Annexed of Last Will and Testament of Herman Aronov, deceased, under Ancillary Probate Proceedings in Dougherty County, Georgia; John N. Beisel; Jake Aronov; and David R. Stambaugh, dated December 3, 1976, recorded in Deed Book 574, beginning at Page 8, Dougherty County Land Records, as amended by Amendment to Cross-Easement Agreement, dated April 24, 1981, recorded in Deed Book 678, beginning at Page 364, Dougherty County Land Records, as amended by Second Amendment to Cross-Easement Agreement, executed in two counterparts, dated June 1, 1987, recorded in Deed Book 885, beginning at Page 100 and ending at Page 142, Dougherty County Land Records, and as further amended by Third Amendment to Cross-Easement Agreement, dated May 9, 1988, recorded in Deed Book 922, Page 153, Dougherty County Land Records; and (3) that certain Cross-Easement Agreement for ingress and egress among Sears, Roebuck and Company; Belk's Department Store of Albany, Georgia; The Equitable Life Assurance Society of the United States; McDonald's Corporation; Rex Radio and Television, Inc., Aaron

Aronov, Perry Mendel, Aaron Aronov as Trustee of Trust B and Trust E under Item 4 of the Last Will and Testament of Herman Aronov, deceased, John N. Beisel, Jake Aronov and David R. Stambaugh, dated April 24, 1981, recorded in Deed Book 678, beginning at Page 364, Dougherty County Land Records, as amended by Agreements amending Easements for Ingress and Egress executed in two counterparts, dated June 1, 1987, and June 21, 1987, recorded in Deed Book 885, Page 143, and Deed Book 885, Page 171, Dougherty County Land Records, and as further amended by Second Amendment to Easement for Ingress and Egress, dated May 9, 1988, recorded in Deed Book 922, Page 168, Dougherty County Land Records, from Aaron Aronov, Perry Mendel, Jake Aronov, David R. Stambaugh, Rand Warren Aronov, Jane A. Naftel, Freddi Lynn Aronov, Owen Aronov, and Teri A. Diamond, to The Equitable Life Assurance Society of the United States, Aaron Aronov, as Trustee of the trust under Item IV of the Last Will and Testament of Herman Aronov, deceased, Aaron Aronov, Perry Mendel, Jake Aronov, David R. Stambaugh, Rand Warren Aronov, Jane A. Naftel, Freddi Lynn Aronov, Owen Aronov and Teri A. Diamond, Sears, Roebuck & Co., Belk's Department Store of Albany, Georgia, J.C. Penny Properties, Inc., and J.C. Penny Company, Inc., McDonald's Corporation and Rex Radio and Television, Inc., dated October 31, 1989, recorded in Deed Book 1020, beginning on Page 159, aforesaid Dougherty County, Georgia, Records.

Parcel 2-6J on tax Map 352

58.FEE PARCEL DESCRIPTION: UNIT 1135

All that tract or parcel of land situate, lying and being in Land Lot 15 of the 12th District of Lowndes County, Georgia, containing 1.710 acres, designated as Tract No. 2 on a map or play of survey prepared by Transportation Systems Design, Inc. Engineers & Surveyors, dated December 11, 1996, and being more particularly described as follows: To find the TRUE POINT OF BEGINNING, commence at the intersection of southerly right of way of Georgia Highway No. 94 (84 foot right of way) and the westerly right of way of Club House Drive (60 foot right of way), said point being a concrete monument; thence south 25 degrees 56 minutes 06 seconds west for a distance of 189.22 feet along said right of way of Club House Drive to a ½ inch rebar; thence south 26 degrees 48 minutes 27 seconds west for a distance of 99.17 feet along said right of way to a ½ inch rebar; thence south 25 degrees 16 minutes 24 seconds west for a distance of 140.91 feet along said right of way to a ½ inch rebar; thence south 25 degrees 17 minutes 56 seconds west for a distance of 60.02 feet along said right of way to a ½ inch rebar, said point being the TRUE POINT OF BEGINNING; thence south 25 degrees 16 minutes 16 seconds west for a distance of 256.76 feet along said right of way to a ½ inch rebar; thence, leaving said right of way north 64 degrees 44 minutes 04 seconds west for a distance of 259.93 feet to a ½ inch rebar; thence north 87 degrees 54 minutes 48 seconds west for a distance of 197.51 feet to a concrete monument; thence north 65 degrees 06 minutes 53 seconds west for a distance of 98.87 feet to a ½ inch rebar; thence north 07 degrees 20 minutes 03 seconds east for a distance of 32.57 feet to a ½ inch rebar; thence north 82 degrees 39 minutes 57 seconds east for a distance of 35.30 feet to a ½ inch rebar; thence south 07 degrees 20 minutes 03 seconds east for a distance of 30.00 feet to a ½ inch rebar; thence south 82 degrees 39 minutes 57 seconds west for a distance of 30.00 feet to a ½ inch rebar; thence 65 degrees 06 minutes 53 seconds east for a distance of 95.05 feet to a ½ inch rebar; thence north 78 degrees 09 minutes 30 seconds east for a distance of 145.15 feet to a ½ inch rebar; thence 56 degrees 31 minutes 16 seconds east for a distance of 88.95 feet to a ½ inch rebar; thence north 55 degrees 20 minutes 53 seconds east for a distance of 79.82 feet to a ½ inch rebar; thence north 25 degrees 16 minutes 16 seconds east for a distance of 96.85 feet to a ½ inch rebar; thence 64 degrees 43 minutes 44 seconds east for a distance of 240.33 feet to the TRUE POINT OF BEGINNING. Said property is the same as that designated at TRACT 2 on map or play of survey entitled “Jenkins & Roberts Property Subdivision” recorded in Plat Cabinet A, Page/Folio 151, in the Lowndes County, Georgia deed records.

TOGETHER with and subject to (1) Reciprocal Easement Agreement by and between JDN Acquisitions,

Inc. and James F. Roberts and R.F. Jenkins, dated July 10, 1984, recorded at Deed Book 442, page 655, Lowndes County, Georgia Records; (2) Cross Easement Agreement by and between Robert D. Jenkins and James D. Roberts and Outback Steakhouse of Florida, Inc, dated February 12, 1997, recorded at Deed Book 1385, page 314, Lowndes County, Georgia Records; and (3) Reciprocal Easement by and between Robert D. Jenkins and James D. Roberts, and Outback Steakhouse of Florida, Inc., dated February 12, 1977, recorded at Deed Book 1385, page 321, and re-recorded at Deed Book 1397, page 42, Lowndes County, Georgia Records.

Parcel 0009 on Tax Map 083B

59.FEE PARCEL DESCRIPTION: UNIT 1137

ALL that tract of land situate lying and being in Land Lot 95 of the Fifth District, Houston County, Warner Robins, Georgia being more particularly described as follows:

FROM an iron pin at the corner common to the easterly right of way of Willie Lee Parkway and the northerly right of way of State Route No. 247 Connector, proceed north 75 degrees 30 minutes 20 seconds east, along the northerly right of way of State Route 247 Connector for 300.00 ft. to the point of beginning.

FROM the point of beginning, proceed north 14 degrees 29 minutes 40 seconds west for 250.00 ft. to an iron pin; thence north 75 degrees 30 minutes 20 seconds east for 340.03 ft. to an iron pin on the westerly right of way of a proposed public street having a 70 ft. right of way; thence along the westerly right of way of the proposed public street south 14 degrees 29 minutes 40 seconds east for 250.00 ft. to an iron pin on the northerly right of way of State Route 247 Connector thence south 75 degrees 30 minutes 20 seconds west, along the northerly right of way of the 247 Connector, 340.03 ft. to an iron pin at the point of beginning.

SAID property contains 1.951 acres and is more particularly described as 1.951 acres on that ALTA/ACSM Land Title Survey for First American Title Insurance Company, Outback Steakhouse of Florida, Inc., a Florida corporation and Blymen Corporation, Inc., a Delaware Corporation, dated 6-18-2001 prepared by Scarborough Land Surveys, Inc., bearing the stamp and seal of Terry M. Scarborough, Georgia Registered Land Surveyor No. 2223, said survey being incorporated herein by reference.

TOGETHER with as an appurtenance: all those real property rights which benefit the property as contained in that ingress and egress easement agreement by and between Blymen Corporation, Inc. and Outback Steakhouse of Florida, Inc., dated 6-22-2001, filed 6-27-2001 and recorded at Deed Book 1796, page 212, aforesaid records.

Tax Account Numbers 24532R and 1393IP

60.FEE PARCEL DESCRIPTION: UNIT 1201

Parcel 1 of Certified Survey Map No. 1925, recorded on August 21, 1973 in Volume 13 of Certified Survey Maps, at Pages 191, 192 and 193, as Document No. 860635, being a part of the Southwest ¼ of Section 28, Township 7 North, Range 20 East, in the City of Brookfield, County of Waukesha, State of Wisconsin;

AND a parcel of land in said Southwest ¼, both of which are bounded and described as follows:

COMMENCING at the West 1/4 corner of said Section 28; thence South 00°34'51" East a distance of

1203.12 feet along the West line of said Section 28; thence North 83°56' 09" East, a distance of 1147.58 feet; thence South 00° 02' 25" East, a distance of 85.48 feet; thence North 83° 56' 09" East, a distance of 190.07 feet along the South right-of-way line of Bluemound Road, 170 feet wide, to THE POINT OF BEGINNING of this description, said point being the Northwest corner of Parcel 1 of the aforementioned Certified Survey Map; thence North 83° 56' 09" East, a distance of 380.23 feet along the South right-of-way line of Bluemound Road; thence South 87°49'18" East, a distance of 34.85 feet; thence South 00° 02' 25" East, a distance of 383.47 feet; thence South 83° 56' 09" West, a distance of 415.24 feet; thence North 00° 02' 25" West a distance 388.49 feet to the POINT OF BEGINNING.

61.FEE PARCEL DESCRIPTION: UNIT 1264

All that tract or parcel of land lying and being in the Houston County, Alabama, and being more particularly described as follows:

One lot or parcel of land in the City of Dothan, Houston County, Alabama as surveyed by Branton Land Surveyors as per plat dated May 2, 1997 and being more particularly described as follows: Commencing at the Southwest corner of Section 22, T3N, R26E and from said point run North 00 degrees 01 minutes East along the West line of said section a distance of 780.27 feet to the Easterly R/W of Honeysuckle Road (80' R/W); thence run in a Northerly direction along the East R/W of said Honeysuckle Road a distance of 371.43 feet; thence North 87 degrees 56 minutes 47 seconds East a distance of 342.25 feet; thence North 01 decrees 52 minutes 35 seconds West a distance of 471.28 feet; thence North 87 degrees 50 minutes 16 seconds East a distance of 49.56 feet to a set iron pipe and the POINT OF BEGINNING; thence continue North 87 degrees 50 minutes 16 seconds East a distance of 474.44 feet to an existing nail in pavement on the West R/W of Ross Clark Traffic Circle {250' R/W); thence South 16 degrees 38 minutes 54 seconds East along said R/W a distance of 199.18 feet to an existing iron pipe and the Northeast comer of the Big 10 Tire Store; thence South 87 degrees 53 minutes 46 seconds West along the North line of said Big 10 Tire Store a distance of 524.97 feet to an existing iron pipe and the Northwest comer thereof; thence North 01 degrees 57 minutes 01 seconds West a distance of 192.31 feet to the POINT OF BEGINNING.

Said land being located in the NW 1/4 of the SW 1/4 of the above mentioned section and containing 2.20 acres.

Being the same property conveyed to Private Restaurant Properties, LLC, a Delaware limited liability company by Quit Claim Deed from Outback Steakhouse of Florida, Inc., a Florida corporation, dated June 14, 2007, recorded July 06, 2007, in Deed Book 656, Page 171, Houston County, Alabama Records.

62.FEE PARCEL DESCRIPTION: UNIT 1410

PARCEL 1:

That part of Lot 1 in River Oaks West Unit Number 1, being a subdivision of part of the Northwest 1/4 of Section 24 and that part of Lot 1 lying north of the center of the Little Calumet River in the subdivision of the Southwest 1/4 of said Section 24, Township 36 North, Range 14, East of the Third Principal Meridian, described as follows:

BEGINNING at the intersection of the new south right-of-way line of 159th street, as dedicated by document no. 25546780, and the west line of Park Avenue, as dedicated by document no. 24296287; thence due south 205 feet along last said west line; thence due West 400 feet; thence north 11 degrees 33 minutes 37 seconds west 203.08 feet to said new south right-of-way line; thence north 87 degrees 08 minutes 15 seconds east 120.99 feet along said right-of-way line; thence continuing due east 319.82 feet along last said line to THE PLACE OF BEGINNING, all in Cook County, Illinois.

PARCEL 2:

Easements for benefit of Parcel 1 pursuant to Declaration of Easements and Maintenance dated December 21, 1964 and recorded November 15, 1971 as document # 21721313.

PARCEL 3:

Easements for Storm Sewer and Flood Control for the benefit of Parcel 1 pursuant to Grant of Easement recorded December 13, 1982 as document # 26437720.

63.FEE PARCEL DESCRIPTION: UNIT 1411

PARCEL 1:

Lot 1 in Buffalo Grove Business Park Unit 8, being a Subdivision in the North ½ of Section 5, Township 42 North, Range 11, East of the Third Principal Meridian, In Cook County, Illinois.

PARCEL 2:

Easement for the Benefit of Parcel 1 for Ingress, Egress and Driveway Purposes through Lot 2 in Buffalo Grove Business Park Unit 9 as created by Second Amendment to Buffalo Grove Business Park Declaration of Road Easement dated January 27, 1994 and recorded February 2, 1994 as Document 94110519 by and among The Riggs National Bank of Washington D.C.; Freedom I Limited Partnership, an Illinois Limited Partnership; Freedom Two Limited Partnership, an Illinois Limited Partnership; and American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated February 15, 1992 and known as Trust No. 115180-08 and State Street Bank And Trust Company, a Massachusetts Banking Corporation, as Trustee under that certain Pooling And Servicing Agreement dated as Of December 1, 1993 for CBA Mortgage Pass-Through Certificate Series 1993-C1 as Assignee of CBA Conduit, Inc., a Delaware Corporation (such Document amending the Buffalo Grove Business Park Declaration of Road Easement, dated August 8, 1989 and recorded December 4, 1989 as Document 89576281 as amended by Amendment to Buffalo Grove Business Park Declaration of Road Easement, dated November 12, 1992 and recorded as Document 93797080).

PARCEL 3:

Exclusive Easement (subject only to equal rights of usage for Grantor) for the benefit of Parcel 1 for the sole purpose of constructing and maintaining 30 parking spaces for restaurant patrons of Grantee's successor to park their automobiles and a Non-Exclusive Easement for the sole purpose of permitting restaurant patrons to park their automobiles in not more than 11 parking spaces as created by Easement Agreement dated January 27, 1994 and recorded February 2, 1994 as Document 94110518 by and between Riggs National Bank of Washington D.C. and Freedom I Limited Partnership, an Illinois Limited Partnership.

PARCEL 4:

Non-Exclusive Easement for the benefit of Parcel 1 to use 9 parking spaces as created by Easement

Agreement made by and between Freedom Two Limited Partnership, an Illinois Limited Partnership, and Outback Steakhouse of Florida, Inc. a Florida Corporation dated January 27, 1994 and Recorded February 2, 1994 as Document 94110521, over Lot 1 in Buffalo Grove Business Park Unit 10, being a
Subdivision in The North ½ of Section 5, Township 42 North, Range 11, East of the Third Principal Meridian, in Cook County, Illinois.

PARCEL 5:

Non-Exclusive Easement for the benefit of Parcel 1 as created by Declaration of Easements, Covenants and Restrictions for the Buffalo Grove Business Park, as Amended by First Amendment to Declaration of Easements, Covenants and Restrictions for the Buffalo Grove Business Park, Second Amendment to
Declaration of Easements, Covenants and Restrictions for the Buffalo Grove Business Park and Third Amendment to Declaration of Easements, Covenants and Restrictions for the Buffalo Grove Business Park, which Declaration and Amendments were recorded in Cook County, Illinois as Document Number 89576281, and in Lake County, Illinois as Document Numbers 2251413, 2268766, 2286521 and 2856803, for ingress, egress and driveway purposes, over the following described Land:

(a)

That portion of Lot 2 in Buffalo Grove Business Park Unit 9 recorded as Document Number 88504177 described in said Third Amendment to Declaration as Easement Premises "A."

(b)

That portion of Lot 1 in Buffalo Grove Business Park Unit 10 recorded as Document Number 88504178 described in said Third Amendment to Declaration as Easement Premises "B."

64.FEE PARCEL DESCRIPTION: UNIT 1412

PARCEL 1:

Lot 11 in Golf-Roselle Development Unit 4, being a Subdivision of Lot 1 in Golf-Roselle Development Unit 1, being A resubdivision of Lots 11 and 12 in Golf-Roselle Development in the Southeast ¼ of Section 10, Township 41 North, Range 10, East of the Third Principal Meridian, in Cook County, Illinois.

PARCEL 2:

Non-Exclusive, Perpetual Easement for Pedestrian and Vehicular Traffic for the benefit of Parcel 1, as created in the Reciprocal Easement Agreement made March 15, 1994 by and between Chicago Title and Trust Company as Trustee under Trust Agreement dated February 21, 1989 and known as Trust Number 1092773 and Outback Steakhouse of Florida, Inc., recorded March 16, 1994 as Document 94236803.

PARCEL 3:

Non-Exclusive Easement to share driveway access to Golf Road as created in that Agreement for Reciprocal Easement of Ingress and Egress dated November 22, 1988 and recorded March 22, 1989 as Document 89125394 made by and between Berkshire Life Insurance Company, LaSalle National Bank, as trustee under Trust Agreement dated May 13, 1987 and known as Trust Number 112307 and Chicago Title and Trust Company, as Trustee under Trust Agreement dated June 19, 1968 and known as Trust Number

52271.

65.FEE PARCEL DESCRIPTION: UNIT 1414

PARCEL 1:

That portion of Lot 1 in Fox River Commons, being a subdivision of those parts of Sections 22 and 27, Township 38 North, Range 9, East of the Third Principal Meridian, recorded January 29, 1990 as Document R90-012324, In DuPage County, Illinois, described as follows:

COMMENCING at the Southernmost Corner of said Lot 1; thence North 67 Degrees, 07Minutes, 55 Seconds East along the Southeasterly Line of said Lot 1, a distance of 441.70 Feet; thence North 69 Degrees, 28 Minutes, 36 Seconds East along said Southeasterly Line of Lot 1, a distance of 49.82 Feet; thence North 20 Degrees, 31 Minutes, 24 Seconds West, perpendicular to said Southeasterly Line of said Lot 1, a distance of 74.10 Feet to THE POINT OF BEGINNING;

Thence North 22 Degrees, 52 Minutes, 05 Seconds West, a distance of 111.50 Feet; thence North 67 Degrees, 07 Minutes, 55 Seconds East, a distance of 64.00 Feet; thence North 22 Degrees, 52 Minutes, 05 Seconds West, a distance of 11.50 Feet; thence North 67 Degrees 07 Minutes, 55 Seconds East, a distance of 19.00 Feet; thence South 22 Degrees, 52 Minutes, 05 Seconds East, a distance of 11.50 Feet; thence North 67 Degrees, 07 Minutes 55 Seconds East, a distance of 12.00 Feet; thence South 22 Degrees, 52 Minutes, 05 Seconds East, a distance of 111.50 Feet; thence South 67 Degrees, 07 Minutes, 55 Seconds West, a distance of 95.00 Feet to THE POINT OF BEGINNING;

ALSO KNOWN AS:

Lot 2 in Fox River Commons Assessment Plat No. 2, being a subdivision of those parts of Sections 22 and 27, Township 38 North, Range 9, East of the Third Principal Meridian, according to the Plat thereof recorded December 11, 1996 as Document R96-198444, all In Dupage County, Illinois.

PARCEL 2:

Non-Exclusive Easement rights for the benefit of Parcel 1 as created by Easements with Covenants and Restriction Affecting Land (“ECR”) recorded May 16, 1989 as Document R89-057392; First Amendment recorded September 22, 1994 as Document R94-192656; Second Amendment recorded May 30, 2002 as Document R2002-142271.

PARCEL 3:

Non-Exclusive Easement rights for the benefit of Parcel 1 as created by Access and Parking Easement Agreement dated September 8, 1994 and recorded September 22, 1994 as Document R94-192657, made by and between American National Bank and Trust Company of Chicago, as trustee under Trust Agreement dated May 10, 1988 and known as Trust Number 10093 and Outback Steakhouse of Florida, Inc.

66.FEE PARCEL DESCRIPTION: UNIT 1416

PARCEL 1:

The East 370.66 Feet of Lot 2 in Metidiero's Subdivision of Lot 1 in Clearview Gardens, a subdivision of part of the Northeast ¼ of the Southeast ¼ of Section 13, Township 36 North, Range 12, East of the Third Principal Meridian, in Cook County, Illinois.

PARCEL 2:

The West 35 Feet and the South 20 Feet of Lot 1 in Silver Lake Gardens Unit 9 of part of the North ½ of the Northeast ¼ of the Southeast ¼ of Section 13, Township 36 North, Range 12 East of the Third Principal Meridian in Cook County, Illinois.

PARCEL 3:

Easement for Ingress, Egress, Parking, Construction and Maintenance created in the Declaration recorded October 10, 1995 as Document 95687034 made by and between Outback Steakhouse of Florida, Inc., a Florida Corporation and Gordon Food Service, Inc., a Michigan Corporation over, upon, and across the land described in Exhibits B-1 and B-2 attached thereto.

PARCEL 4:

Non-Exclusive Easement for Ingress and Egress created in the Declaration of Easements, Covenants and Restrictions recorded October 14, 1988 as Document 88473551 and Certificate of Correction recorded February 21, 1989 as Document 89077237 made by South Holland Trust and Savings Bank as Trustee under Trust Agreement dated September 1, 1987 known As Trust Number 8704.

67.FEE PARCEL DESCRIPTION: UNIT 1418

PARCEL 1:

Lot One (1) as designated upon Plat No. 4 of Forest Plaza, being a Re-subdivision of Lot One (1) of Plat
No. 1 of Forest Plaza, part of Section 27, Township 44 North, Range 2 East of the Third Principal Meridian, the Plat of which first named Subdivision is recorded in Book 40 of Plats on Page 199B in the
Recorder's Office of Winnebago County, Illinois; situated in the County of Winnebago and State of Illinois.

PARCEL 2:

Easements created in that Declaration of Easement recorded November 24, 1987 on Microfilm No. 8741-1335 as Document No. 1776878

PARCEL 3:

Easements created in Section 4(b) and (c) in that certain Covenants, Conditions and Restrictions Agreement dated October 9, 1996 by and between Simon Property Group (Illinois), L.P., an Illinois limited partnership and Outback Steakhouse of Florida, Inc., a Florida Corporation recorded October 17, 1996 as Document No. 9652496

68.FEE PARCEL DESCRIPTION: UNIT 1419

PARCEL 1:

Lot 5 in Northridge Plaza, being a subdivision of part of Sections 15 and 16, both in Township 45 North, Range 11, East of the Third Principal Meridian, according to the plat thereof recorded September 9, 1992 as Document No. 3209739, In Lake County, Illinois.

PARCEL 2:

Non-Exclusive Easements created by that certain Declaration of Covenants, Easements and Restrictions for Northridge Plaza dated September 4, 1992 and recorded September 9, 1992 as Document 3209740, and the Addendum thereto recorded as Document 3209741 and amended by Instrument recorded as Document 3352623 and Addendum recorded June 22, 1993 as Document 3352624, by MidTown Bank And Trust Company of Chicago, as Trustee Under Trust Agreement dated July 10, 1989 and known as Trust Number 1719.

69.FEE PARCEL DESCRIPTION: UNIT 1424

PARCEL 1:

Lot 5 and the Southwesterly 54.00 Feet of Lot 8 running parallel with and measured perpendicular to the Southerly Line of said Lot 8 in ChicagoLand Center, being a subdivision of part of the East half of the Southeast Quarter of Section 23, Township 36 North, Range 9 East of the Third Principal Meridian, according to the Plat thereof recorded March 25, 2003 as Document No. R2003068026, in Will County, Illinois.

PARCEL 2:

Non-Exclusive Drainage easement created by Paragraph 4(b) of that certain Declaration of Covenants, Restrictions and Easements for Chicagoland Center Association dated March 12, 2004 and recorded March 22, 2004 as Document No. R2004-047069; First Amendment dated April 21, 2005 and recorded April 26, 2005 as Document Number R-2005-068371.

70.FEE PARCEL DESCRIPTION: UNIT 1450

PARCEL 1:

Lot No. 4 of “1st Addition to 159 Commerce Center, being a part of Lot 4 of U.S. Survey 368; also part of Lots 1 and 2 of Garden Forest; also Part Of Lot 6 in the Northwest Quarter of Section 3, T. 1 N. R. 8 W. of 3rd P.M.; Also part of the Northeast Quarter Section 3, T. 1 N. R. 8 W. of 3rd P.M., all situated in St. Clair County, Illinois”; reference being had to the Plat thereof recorded in the Recorder's Office of St. Clair County, Illinois, in Book of Plats "92" On Page 97.

Except the Coal, Oil, Gas and Other Minerals underlying the surface of said Land and all rights and easements in favor of the Estate of said Coal, Oil, Gas and Other Minerals.

PARCEL 2:

Easement for the benefit of Parcel 1 as contained in Detention Easement and Maintenance Agreement made by and between Daniel A. Grimmig, As Trustee of the Daniel A. Grimmig Revocable trust dated February 22, 2001 and Outback Steakhouse of Florida, Inc., recorded September 26, 2005 as Document

No. A01936334 in book 4240 on page 913.

71.FEE PARCEL DESCRIPTION: UNIT 1452

Tract 1:

Lot 408 in Champaign Town Center Fourth Subdivision, as per plat recorded July 16, 1997 as Document Number 97R 16313, in Champaign County, Illinois.

Tract 2:

A non-exclusive easement for the benefit of Tract 1 as created by the Easement Agreement dated July 15, 1997 and recorded July 17, 1997 as Document Number 97R 16545 from Champaign-Prospect Limited Partnership, an Illinois limited partnership, and Outback Steakhouse of Florida, Inc., a Florida corporation, (as amended by instrument recorded October 8, 1999 as Document NO. 99R 30073) for the purpose of parking of automobiles over the following described land:

Lot 407 of Champaign Town Center Fourth Subdivision as per plat recorded July 16, 1997 as Document Number 97R 16313, in Champaign County, Illinois.

Tract 3:

A non-exclusive easement for the benefit of Tract 1 as created by Covenants, Conditions, Restrictions, Easements and Reciprocal Rights Agreement dated August 15, 1996 and recorded August 15, 1996 as Document Number 96R 20422, as modified by an Amendment recorded July 16, 1997 as Document Number 97R 16316, and further modified by an Amendment recorded November 21, 2003 as Document Number 2003R 51895.

72.FEE PARCEL DESCRIPTION: UNIT 1453

Lot 2 and Lot 3 of BI-PETRO OFFICE PARK SUBDIVISION, PLAT 2, to the City of Springfield, Illinois, recorded July 24, 1998 as Document Number 98-38113 in the Office of the Recorder of Sangamon County, Illinois.

Except all coal, minerals and mining rights heretofore conveyed or reserved of record.

73.FEE PARCEL DESCRIPTION: UNIT 1516

TRACT I:

A part of the Northeast quarter of Section 1, Township 8 North, Range 2 West, Monroe County, Indiana, being more particularly described as follows:

Commencing at the Northeast corner of said Northeast quarter; thence North 89 degrees 27 minutes 38 seconds West on and along the North line of said Section 366.36 feet; thence leaving said Section line South 00 degrees 23 minutes 08 seconds East 100.00 feet to the Point of Beginning; thence continuing South 00 degrees 23 minutes 08 seconds East along the West line of a tract of land owned by Whitehall Associates 205.15 feet; thence North 89 degrees 27 minutes 38 seconds West along the North line of Whitehall Associates 136.37 feet; thence North 00 degrees 23 minutes 08 seconds West along the East line of Bob Evans Farms, Inc., 217.37 feet to a point on the South right of way of State Road 48; thence South 79 degrees 44 minutes 19 seconds East, along the South right of way line of State Road 48, 72.35 feet; thence South 89 degrees 27 minutes 38 seconds East, along the South right of way line of State Road 48, 65.25 feet and to the Point of Beginning.

TRACT II:

Easement rights limited to utilities as set forth in Roadway and Utility Easement dated May 22, 1979 and recorded August 21, 1979 in Deed Record 270, pages 89-92, in the Office of the Recorder of Monroe County, Indiana.

TRACT III:

Easement rights and privileges as set forth in Covenants For Operation, Maintenance and Reciprocal Easements dated May 27, 1980 and recorded September 11, 1980 in Miscellaneous Record 117, pages 439-463, and Modification of Covenants For Operation, Maintenance and Reciprocal Easements recorded June 19, 1990 in Miscellaneous Record 200, pages 350-361, in the Office of the Recorder of Monroe County, Indiana.

TRACT IV:

Easement rights and privileges as set forth in Easement Agreement dated August 23, 1979 and recorded August 28, 1979 in Deed Record 270, pages 245-248, in the Office of the Recorder of Monroe County, Indiana.

74.FEE PARCEL DESCRIPTION: UNIT 1518

Lot 1 in Commerce Place Subdivision, Phase 1, an Addition in Fairfield Township, Tippecanoe County, Indiana, the plat of which was recorded February 6, 1995 as Instrument No. 9501895 in Plat Cabinet E, Slide E-44, in the Office of the Recorder of Tippecanoe County, Indiana.

75.FEE PARCEL DESCRIPTION: UNIT 1519

Lot A2 and the adjoining West 38.28 feet of Lot A4 in Cross Pointe, Section 1, Subdivision of part of the Southwest quarter of Fractional Section 19, Township 6 South, Range 9 West in Vanderburgh County, Indiana, as per plat thereof as recorded in Plat Book O, Page 17, in the Office of the Recorder of Vanderburgh County, Indiana, and being more particularly described as follows:

Beginning at the Southwest corner of Lot A2; thence along the West line thereof North 00 degrees 32 minutes 33 seconds East 258.89 feet to the Northwest corner; thence along the North line of said Lot A2 and Lot A4, North 89 degrees 27 minutes 55 seconds East 228.28 feet; thence South 00 degrees 32 minutes 33 seconds West, parallel with the West line of said Lot A2, 258.86 feet to a point on the South line of Lot A4; thence along the South line of said Lot A4 and A2, South 89 degrees 27 minutes 24 seconds West 228.28 feet to the POINT OF BEGINNING.

ALSO,

An easement for parking and other rights over the following described real estate located in Vanderburgh County, Indiana, and pursuant to Access and Parking Easement Agreement dated July 7, 1995 and recorded July 13, 1995 in Deed Drawer 9, Card 5652, in the Office of the Recorder of Vanderburgh County, Indiana:

Part of the Southwest quarter of Section 19, Township 6 South, Range 9 West, in Vanderburgh County, Indiana, more particularly described as follows:

Commencing at the Southwest corner of said quarter section; thence along the South line of said quarter section, North 89 degrees 26 minutes 35 seconds East 2154.38 feet to the extended West line of Cross Pointe Section 1, as recorded in Plat Book O, page 17, in the Office of the Recorder of Vanderburgh County, Indiana; thence along said extended West line, North 00 degrees 32 minutes 33 seconds East,
110.48 feet to the Southwest corner of said Cross Pointe Section 1 and also the North right of way line of SR 66 (Lloyd Expressway), said point being the POINT OF BEGINNING;

thence along said North right of way line, South 89 degrees 27 minutes 24 seconds West, 73.00 feet; thence North 00 degrees 32 minutes 31 seconds West, 258.86 feet to the extended South right of way line of Indiana Street as platted in said Cross Pointe Section 1; thence along said extended South right of way line, North 89 degrees 27 minutes 55 seconds East, 77.90 feet to the West line of said Cross Pointe, Section 1; thence along said West line, South 00 degrees 32 minutes 33 seconds West, 258.89 feet to the POINT OF BEGINNING.

76.FEE PARCEL DESCRIPTION: UNIT 1520

Part of the East Half of the Southeast Quarter of Section 30, Township 16 North, Range 5 East of the Second Principal Meridian in Marion County, Indiana described as follows:

COMMENCING at the Northeast corner of said Half-Quarter Section; thence on an assumed bearing of South 89 degrees 52 minutes 44 seconds West along the North line of said Half-Quarter Section a distance of 1336.21 feet to the Northwest corner of said Half-Quarter Section; thence South 00 degrees 09 minutes 54 seconds East along the West line of said Half-Quarter Section a distance of 846.93 feet to the Point of Beginning; thence North 89 degrees 52 minutes 44 seconds East a distance of 189.47 feet; thence South 00 degrees 07 minutes 16 seconds East a distance of 19.01 feet; thence South 25 degrees 43 minutes 37 seconds East a distance of 296.71 feet to the North limited access right of way line of Interstate 70 per Indiana State Highway plans for Project #I-70-3(47)86, 1964 (sheet 34 of 218); thence South 69 degrees 31 minutes 59 seconds West along said North limited access right of way line a distance of 141.49 feet; thence South 85 degrees 45 minutes 29 seconds West along said North limited access right of way line a distance of 185.25 feet to the West line of said Half-Quarter Section; thence North 00 degrees 09 minutes 54 seconds West along said West line a distance of 349.08 feet to the POINT OF BEGINNING.

TOGETHER WITH

All rights and non-exclusive easements for ingress, egress, utilities and access granted in that certain Declaration of Covenants and Restrictions for Post 70 Commerce Park recorded August 28, 1992 as Instrument No. 92-113250. Amended by First Addendum to Declaration of Covenants and Restrictions for Post 70 Commerce Park recorded August 28, 1992 as Instrument No. 92-113251. Further amended by Second Addendum to Declaration of Covenants and Restrictions for Post 70 Commerce Park recorded August 28, 1992 as Instrument No. 92-993256, further amended by Third Addendum to Declaration of Covenants and Restrictions for Post 70 Commerce Park recorded October 8, 1992 as Instrument No. 92-134042 and lastly amended by Fourth Addendum to Declaration of Covenants and Restrictions for Post 70 Commerce Park recorded February 13, 1995 as Instrument No. 95-16369.

77.FEE PARCEL DESCRIPTION: UNIT 1521

TRACT I:

Part of Lot number 3, Section 1 in Terrace Meadows Subdivision, City of Kokomo, Center Township, Howard County, Indiana, and part of vacated Garden Place, West of and adjacent to said Lot 3 as recorded in Recorder's Plat Book 5, page 207, being part of the Northwest quarter of Section 18, Township 23 North, Range 4 East, Center Township, Howard County, Indiana, described as follows, to-wit:

COMMENCING at the Southwest corner of said quarter; thence North 89 degrees 49 minutes 00 seconds East (assumed bearing) 414.12 feet; thence North 18 degrees 24 minutes 00 seconds East 37.92 feet; thence North 51 degrees 33 minutes 00 seconds West 64.00 feet to a concrete right of way marker (found 0.55' South 0.30' East); thence Northeast 606.81 feet along the East right of way of US 31 and a 6052.83 foot radius curve to the right, the radius point of which bears South 70 degrees 39 minutes 02 seconds East 6052.83 feet through a clockwise central angle of 5 degrees 44 minutes 38 seconds; thence South 64 degrees 30 minutes 43 seconds East 28.48 feet to the Point of Beginning marked by a railroad spike; thence Northeast 46.94 feet along a non tangent 135.00 foot radius curve to the right, the radius point of which bears South 84 degrees 26 minutes 02 seconds East 135.00 feet, through a clockwise central angle of 19 degrees 55 minutes 13 seconds; thence North 25 degrees 29 minutes 17 seconds East 47.00 feet; thence South 64 degrees 30 minutes 43 seconds East 136.00 feet; thence South 25 degrees 29 minutes 17 seconds West 93.00 feet; thence North 64 degrees 30 minutes 43 seconds West 127.92 feet to the POINT OF BEGINNING.

TRACT II:

A non-exclusive easement described in Grant of Easement Agreement dated August 13, 1987, recorded August 18, 1987 in Deed Record 251, Page 2517.

78.FEE PARCEL DESCRIPTION: UNIT 1522

TRACT I:

A part of the Southeast Quarter of Section 34, Township 21 North, Range 10 East, more particularly described as follows, to-wit:

Commencing at the Southwest corner of the Southeast Quarter of Section 34, Township 21 North, Range 10 East; thence North 00 degrees 00 minutes 21 seconds West and on the West line of the said Southeast Quarter 50.0 feet to the North right-of-way line of McGalliard Road; thence North 89 degrees 50 minutes 51 seconds East and on said North right-of-way line 805.48 feet to its intersection with the Westerly right-of-way line of Granville Avenue; thence North 33 degrees 17 minutes 11 seconds East and on said Westerly right-of-way line 508.86 feet; thence continuing North 20 degrees 40 minutes 15 seconds East and on said right-of-way line 65.99 feet; thence North 69 degrees 19 minutes 45 seconds West 42.94 feet to a point, which point, is the point of beginning for the land herein described; thence continuing North 69 degrees 19 minutes 45 seconds West 23.48 feet; thence South 20 degrees 40 minutes 18 seconds West 22.15 feet; thence North 69 degrees 22 minutes 37 seconds West 20.06 feet; thence North 20 degrees 47 minutes 35 seconds East 18.62 feet; thence North 69 degrees 19 minutes 35 seconds West 59.46 feet; thence North 20 degrees 32 minutes 59 seconds East 93.76 feet; thence South 69 degrees 23 minutes 30 seconds East 104.96 feet; thence South 20 degrees 30 minutes 27 seconds West 29.85 feet; thence North

69 degrees 29 minutes 33 seconds West 1.89 feet; thence South 20 degrees 40 minutes 15 seconds West 60.48 feet to the point of beginning.

TRACT II:

Non-exclusive Easement rights for parking and ingress and egress for the benefit of TRACT I as set forth in that certain Covenants, Conditions and Restrictions Agreement by and between Simon Property Group, L.P. and Outback Steakhouse of Florida, Inc., dated April 29, 1997 and recorded May 7, 1997 in Miscellaneous Record 1997, pages 1717-1740.

79.FEE PARCEL DESCRIPTION: UNIT 1550

TRACT I:

Part of parcel described to Whiteco Industries, Inc., in a Trustee's Deed recorded on January 14, 1991 as Document No. 91002056, said part described as follows: Part of Block "D", Lincoln Square, Merrillville, Indiana, as shown in Plat Book 43 Page 137 in Lake County, Indiana, more particularly described as follows:

COMMENCING at a point on the Southwesterly line of said Block "D" and 386.09 feet Southeasterly from the Northwest corner thereof; thence South 30 degrees 48 minutes 05 seconds East 233.70 feet; thence North 59 degrees 11 minutes 55 seconds West 364.00 feet, more or less, to the Northeasterly line of said Block "D"; thence Northwesterly along a curve to the left with a radius of 666.2 feet for a distance of 253.00 feet; thence South 59 degrees 11 minutes 55 seconds West 271.15 feet to the POINT OF BEGINNING, in Lake County, Indiana.

TRACT II:

A Non-Exclusive Easement for the construction, operation and maintenance of a goal-post type Pylon Sign, created in Sign Easement Agreement dated July 19, 2002 and recorded October 7, 2002 as Document No. 2002-090345, made by and between Whiteco Industries, Inc. and Outback Steakhouse of Florida, Inc., a Florida corporation, described as follows:

A parcel of land being a part of the land described to Whiteco Industries, Inc., in a Trustee's Deed recorded on January 14, 1991 as Document No. 91002056, in the Office of the Recorder of Lake County, Indiana, said parcel also being part of Lot 1, Resubdivision of Part of Block "D", Lincoln Square, as shown in Plat Book 65 Page 8, in said Recorder's Office, said parcel also being Part of Lot 1, Final Plat C. S. Subdivision, as shown in Plat Book 93 Page 86, in said Recorder's Office, said parcel being more particularly described as follows:

COMMENCING at a point on the Southwesterly line of Block "D" (as shown in Plat Book 43 Page 137 in said Recorder's Office) and 386.09 feet Southeasterly from the Northwest corner thereof; thence South 30 degrees 48 minutes 05 seconds East, 233.70 feet along the Westerly line of said Block "D"; thence North 59 degrees 11 minutes 55 seconds East 313.03 feet to a point that is 50.00 feet by radial measurement from the Northeasterly line of said Block "D" and being the point of beginning; thence continuing North 59 degrees 11 minutes 55 seconds East 35.00 feet; thence South 30 degrees 48 minutes 05 seconds East, 35 feet; thence South 59 degrees 11 minutes 55 seconds West, 70 feet; thence North 30 degrees 48 minutes 05 seconds West, 35.00 feet; thence North 59 degrees 11 minutes 55 seconds East, 35.00 feet to the POINT OF BEGINNING, all in Lake County, Indiana.

80.FEE PARCEL DESCRIPTION: UNIT 1611

All that part of Lot Sixteen (16), Irregular Survey of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section Eleven (11), lying Southeasterly of the Southeasterly line of First Avenue, Kenwood Road, now known as First Avenue East in the City of Cedar Rapids, Iowa, said line being parallel with and Sixty (60) feet Southeasterly from the center line of said First Avenue East, as now used and monumented, and Northeasterly of the following described line: Beginning at a point on the Southeasterly line of said First Avenue East, and Seven Hundred Thirty-five and Three Tenths (735.3) feet Southwesterly from the intersection of the North line of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of said Section Eleven (11) with the Southeasterly line of said First Avenue East and measured along the Southeasterly line of said First Avenue East; thence Southeasterly Three Hundred Seventy-four and Seven Tenths (374.7) feet along a line drawn at right angles to the Southeasterly line of said First Avenue East to its intersection with the Northwesterly line of the right-of-way of the Chicago, Milwaukee, St. Paul and Pacific Railroad Company, excepting therefrom the premises described in Warranty Deed recorded in Volume 890 at Page 244 of the Records of the County Recorder, Linn County, Iowa, and also excepting therefrom the premises described in Quit Claim Deed recorded in Volume 1143 at Page 141 of the Records of the County Recorder of Linn County, Iowa, all in Township Eighty-three (83) North, Range Seven (7) West of the 5th P.M., Linn County, Iowa.

ALSO DESCRIBED AS:

Part of Lot 16, Irregular Survey in the Northeast Quarter of the Northwest Quarter of Section II, Township 83 North, Range 7 West of the 5th Princiapl Meridian, City of Cedar Rapids, Linn County, Iowa, as recorded in Irregular Plat Book Volume 3 at Page 90, more particularly described as follows:

Commencing at the intersection of the southeasterly right of way line of First Avenue East and the north line of said Northeast Quarter of the Northwest Quarter; thence South 32 degrees 00 minutes 00 seconds West along said southeasterly right of way line, a distance of 735.30 feet to the POINT OF BEGINNING as marked by a found “PK” nail; thence South 58 degrees 00 minutes 000 seconds East, a distance of 374.68 feet to a found #5 rebar on the northwesterly right of way line of a former railroad; thence North 41 degrees 47 minutes 58 seconds East along said northwesterly line, a distance of 177.67 feet to a set #4 rebar at the most southerly corner of the property formerly owned by the Iowa Electric Light and Power Company; thence North 48 degrees 12 minutes 02 seconds West, a distance of 50 feet to a set #4 rebar; thence North 41 degrees 47 minutes 58 seconds East, a distance of 42.34 feet to a sawed “X’ on a concrete sidewalk at the intersection with the southwesterly right of way line of 40th Street Drive SE; thence North 67 degrees 40 minutes 00 seconds West along said southwesterly right of way line, a distance of 368.08 feet to a sawed “X” on a concrete sidewalk at the intersection with said southeasterly right of way line of First Avenue East; thence South 32 degrees 00 minutes 00 seconds West, a distance of 163. 50 feet to the POINT OF BEGINNING; said described tract containing 75, 254 square feet (1.73 acres), more or less.

81.FEE PARCEL DESCRIPTION: UNIT 1614

A parcel of land described as Lot Two (2) and the Northwesterly Thirty-seven and Eighty Hundredths feet (37.80') of Lot Three (3) along with the Westerly portion of the Northerly 20 feet of Lot 1, lying immediately adjacent to and South of Lot 2 and the Northwesterly 37.80 feet of said Lot 3 of Lakeport Park 1st Filing, Replat 1, being a replat of Lot One (1) and Lot Two (2), Lakeport Park 1st Filing, a subdivision located in the Northwest Quarter (NW 1/4) Northwest Quarter (NW 1/4) and the Southwest Quarter (SW 1/4) Northwest Quarter (NW 1/4) of Section Seventeen (17), Township Eighty-eight (88)

North, Range Forty-seven (47) West of the Fifth Principal Meridian, City of Sioux City, Woodbury County, Iowa.

Said parcel being more particularly described as follows:

Commencing at the Southwest corner of the Northwest Quarter (NW 1/4 ) Northwest Quarter (NW 1/4): thence Northerly along the West line of said Quarter-Quarter (1/4 1/4) on an assumed bearing of North one degree fifty-three minutes twelve seconds (N 01 53 12) East (with all subsequent bearings referenced therefrom) for a distance of Two Hundred and Ninety-two Hundredths feet (200.92') to a point on the Southerly right-of-way of Southern Hills Drive; thence Easterly along said right-of-way line and along a cure concave Northeasterly, with a radius of One Thousand Eighty-one and Thirty Hundredths feet
(1081.30') and a central angle of ten degrees thirty-two minutes nine seconds (10 32 09) for a distance along said curve of One Hundred Ninety-eight and Eighty-two hundredths feet (198.82') to the Northwest corner of said Lot Two (2) and the POINT OF BEGINNING; thence continuing Easterly along said street right-of-way and along said curve, having a radius of One Thousand Eighty-one and Thirty Hundredths feet (1081.30') and a central angle of ten degrees twenty minutes thirty-four seconds (10 20 34) for a distance along the curve of One Hundred Ninety-five and Nineteen Hundredths feet (195.19') to the Northeast corner of the Northwesterly Thirty-seven and Eighty Hundredths feet (37.80') of Lot three (3); thence South Sixteen degrees six minutes eight seconds (S 16 06 08) West along a line parallel with and Thirty-seven and Eighty Hundredths feet (37.80') equal distance to the Southeasterly line of Lot Two (2) for a distance of 316.23 feet to a point on the South line of the Northerly 20 feet of said Lot 1; thence North seventy-five degrees forty-two minutes thirty-seven seconds (N75 42 37) West along a line parallel with and 20 feet equal-distance to the Northerly line of Lot 1 for a distance of Two Hundred Twenty-nine and Twenty-seven Hundredths feet (229.27') to a point on the East right-of-way line of South Lancelot Lane; thence North one degree fifty-one minutes thirty seconds (01 51 30) East along said right-a -way for a distance of 61.30 feet; thence continuing Northerly along said right-of-way line and along a curve, concave Easterly with a radius of 150.00 feet and a central angle of forty degrees 42 minutes 25 seconds (40 42 25) for a distance along said curve of 106.57 feet; thence North forty-two degrees 33 minutes 55 seconds (42 33 55) East along said right-of-way line for a distance of 26.83 feet; thence continuing Northerly along said right-or-way line and along a curve, concave Northwesterly, having a radius of 261.55 feel and a central angle of twenty-eight degrees 20 minutes 00 seconds (28 20 00) for a distance along said curve of 129.34 feet; thence North fourteen degrees 13 minutes 55 seconds (N 14 13 55) East along said right-of way line for a distance of 21.99 feet to the Northwest corner of said Lot 2 and the POINT OF BEGINNING. Woodbury County. Iowa.

82.FEE PARCEL DESCRIPTION: UNIT 1715

Lot 1, Westview 3rd Addition, Wichita, Sedgwick County, Kansas,

EXCEPT that part described as BEGINNING at the Southwest corner of said Lot 1; thence North 00° East along the West line of said Lot 1 a distance of 188 feet; thence N 89°19'30" East, parallel with the West 62 feet of the South line of said Lot 1, 137 feet; thence North 00° East, 22 feet; thence North 89°19'30" East 49 feet; thence South 00° West 10 feet to a point on the North line of Lot 2 in said Addition; thence South 89°19'30" West along the North line of said Lot 2, 24 feet to the Northwest corner of said Lot 2; thence South 00° West 175 feet to the Southerly most corner common to said Lots 1 and 2; thence South 75°19'45" West along the Southerly line of said Lot 1 103.36 feet to the point of intersection in the South line of said Lot 1; thence South 89°19'30" West along the South line of said Lot 1, 62 feet to the PLACE OF BEGINNING.

83.FEE PARCEL DESCRIPTION: UNIT 1716

TRACT 1:

Lot 7, Southgate Retail Center, a subdivision in the City of Olathe, Johnson County, Kansas, as recorded in Plat Book 125, Page 28, except that part of said Lot 7 replated as part of Lot 6, Southgate Retail Center, Second Plat, as recorded in Plat Book 200605, Page 001353, a subdivision in the City Of Olathe, Johnson County, Kansas.

TRACT 2:

Non-Exclusive Appurtenant Easements for Access, Utilities, Storm Drainage and Detention as established by the Reciprocal Easement and Operating Agreement recorded in Book 7882, Page 54 (Supplemental Agreement filed in Book 200607, Page 009204).

TRACT 3:

Non-Exclusive Appurtenant Easement for Signage, as established by Signage Easement Agreement recorded in Book 200607, Page 009204.

84.FEE PARCEL DESCRIPTION: UNIT 1813

BEING Lot 3, as shown on plat of Signature Inn. of record in Plat and Subdivision Book 36, Page 18, in the Office of the Clerk of Jefferson County, Kentucky.

BEING the same property conveyed to Insured by Quit Claim Deed from Outback Steakhouse of Florida, Inc., dated June 14, 2007, recorded June 28, 2007, in Deed Book 9061, Page 401, Jefferson County, Kentucky, Records.

85.FEE PARCEL DESCRIPTION: UNIT 1851

Lot No. 2-1 of the Amendment No. 1 of the Major Subdivision- Drury Inn Subdivision as shown on a plat as said Amendment No. 1 of said subdivision of record in Plat Book 29, Page 78, in the Warren County Court of Clerk’s Office.

Being the same property conveyed to Private Restaurant Properties, LLC, a Delaware limited liability company by Quit Claim Deed from Outback Steakhouse of Florida, Inc., a Florida corporation, dated June 14, 2007, recorded July 19, 2007, in Book 954, Page 241, Warren County, Kentucky Records.

Together with the non-exclusive access rights, and subject to the terms, conditions and provisions and limitations of the following:

Easement and Restriction Agreement by and between Outback Steakhouse of Florida, Inc., a Florida corporation, and Druco, Inc., a Missouri corporation, dated September 4, 1997, and recorded in Deed Book 749, Page 741, aforesaid records.

Statement of Binding Elements, dated August 3, 1995, and recorded September 21, 1995, in Book 713, Page 264, aforesaid records.

86.FEE PARCEL DESCRIPTION: UNIT 1901

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE PARISH OF EAST BATON ROUGE, STATE OF LOUISIANA, AND IS DESCRIBED AS FOLLOWS:

FEE PARCEL

A CERTAIN TRACT OR PARCEL OF GROUND, situated in the Parish of East Baton Rouge, State of Louisiana, in Section 94, Township 7 South, Range 1 East, and being designated as TRACT A-1 on a survey by Ferris & Associates Engineering, Inc., entitled "Map Showing Subdivision of Tract A of a Portion of Lot 38, Richland Plantation, Located in Section 94, T7S, R1E, Greensburg Land District, East Baton Rouge Parish, Louisiana, into Tract A-1 and A-2, . . .", a copy of which is on file and of record in Original 927, Bundle 10224 of the official records of this Parish and State, said tract having such size, shape and dimensions and being subject to such servitudes as are shown on said map.

SERVITUDE PARCEL I

THAT CERTAIN SERVITUDE created in Agreement by The City of Baton Rouge, The Parish of East Baton Rouge and Acadian Place, Ltd., dated June 7, 1978, recorded as Original 242, Bundle 9265, COB 2656, folio 410 on June 9, 1978; as amended by Agreement by The City of Baton Rouge, The Parish of East Baton Rouge and Joseph T. Spinosa, Jr. dated April 26, 1979, recorded as Original 189, Bundle 9318, COB 2720, folio 876, MOB 3061, folio 352 on May 3, 1979; as supplemented by Supplemental Agreement by The City of Baton Rouge, The Parish of East Baton Rouge and Joseph T. Spinosa, Jr., dated June 1, 1983, recorded as Original 269, Bundle 9577, on June 2, 1983 of the conveyance records; as further supplemented and amended by Servitude Agreement by Joseph T. Spinosa, Jr., Chanda Jan Covington Spinosa, The City of Baton Rouge, The Parish of East Baton Rouge, and Acadian Centre Partnership in Commendam, dated June 16, 1986, recorded as Original 961, Bundle 9852, on July 29, 1986 of the conveyance records; and as corrected by Notarial Act of Correction dated August 5, 1986, recorded as Original 29, Bundle 9855, on August 6, 1986 of the conveyance records; which servitude area is more fully described as follows:

A CERTAIN PARCEL OF LAND containing .0708 acres (3,083 square feet) being a portion of property located in Section 94, Township 7 South, Range 1 East, Greensburg Land District, Baton Rouge, Louisiana, formerly being a portion of Lot 36 of the Richland Plantation:

Commencing at a point being the intersection of the Eastern right of way line of Acadian Thruway and the Northern right of way line of the Kansas City Southern Railroad Right of way; thence proceed along the Eastern right of way of Acadian Thruway North 28 degrees, 06 minutes, 38 seconds East along a line a distance of 100.37 feet to the point of beginning. Thence proceed North 28 degrees, 06 minutes, 38 seconds East a distance of 56.91 feet to a point; thence proceed South 44 degrees, 02 minutes, 35 seconds East a distance of 88.13 feet to a point; thence proceed South 28 degrees 37 minutes, 44 seconds West a distance of 31.43 feet to a point; thence proceed North 44 degrees, 02 minutes, 35 seconds West a distance of 31.92 feet to a point; thence proceed along the arc of a curve to the left having a radius of 60.00 feet a distance of 55.85 feet to the point of beginning.

SERVITUDE PARCEL II

THAT CERTAIN SERVITUDE created in Servitude Agreement by Joseph T. Spinosa, Jr., Chanda Jan Covington Spinosa and Acadian Centre Partnership in Commendam, dated August 6, 1986, recorded as

Original 30, Bundle 9855, on August 6, 1986 of the conveyance records, which servitude area is more fully described as follows:

A CERTAIN PARCEL OF LAND containing .0978 acres (4,258 square feet) being a portion of Tract B located in Section 94, Township 7 South, Range 1 East, Greensburg Land District, Baton Rouge, Louisiana, formerly being a portion of Lot 38 of the Richland Plantation:

Commencing at a point being the intersection of the Eastern right of way line of Acadian Thruway and the Northern right of way line of the Kansas City Southern Railroad right of way; thence proceed along the Northerly right of way line of Kansas City Southern Railroad South 56 degrees, 29 minutes, 22 seconds East a distance of 83.01 feet to a point; thence proceed along a line North 28 degrees, 37 minutes, 44 seconds East a distance of 106.66 feet to the point of beginning. Thence proceed North 28 degrees, 37 minutes, 44 seconds East a distance of 31.43 feet to a point; thence proceed South 44 degrees, 02 minutes, 35 seconds East a distance of 13.57 feet to a point; thence proceed North 82 degrees, 17 minutes, 35 seconds East a distance of 11.85 feet to a point; thence proceed North 28 degrees, 37 minutes 44 seconds East a distance of 62.28 feet to a point; thence proceed South 34 degrees, 00 minutes, 00 seconds East a distance of 39.41 feet to a point; thence proceed South 28 degrees, 37 minutes, 44 seconds West a distance of 96.50 feet to a point; thence proceed North 44 degrees, 02 minutes 35 seconds West a distance of 60.23 feet to the point of beginning.

87.FEE PARCEL DESCRIPTION: UNIT 1912

THE LAND REFERRED TO HEREINBELOWIS SITUATED IN THE PARISH OF ST. TAMMANY, STATE OF LOUISIANA, AND IS DESCRIBED AS FOLLOWS:

FEE PARCEL

A certain tract or parcel of land containing 1.99 acres located in Section 1, T-9-S, R-14-E, Greensburg Land District, St. Tammany Parish, Louisiana, and being more particularly described as follows:

Commence at the southeast corner of the southeast quarter of the southwest quarter of Section 1, T-9-S, R-14-E, thence proceed N 01°08'00" W, a distance of 96.15 feet to a point and corner; thence S 89°05'56" W, a distance of 333.46 feet to a point and a corner; thence proceed S 87°37'52" W, a distance of 90.42 feet to a point and a corner; thence proceed N 22°22'18" W, a distance of 99.83 feet to the POINT OF BEGINNING;

THENCE from the POINT OF BEGINNING PROCEED S 85°43'06' W, a distance of 141.78 feet to a point and a corner; THENCE PROCEED N 01°08'00" W, a distance of 305.34 feet to a point and a corner; THENCE PROCEED N 88°52'00" E, a distance of 396.70 feet to a point and a corner; THENCE PROCEED S 01°08'00" E, a distance of 173.17 feet to a point and a corner; THENCE PROCEED S 89°05'56" W, a distance of 252.65 feet to a point and a corner; THENCE PROCEED S 00°00'00" W, a distance of 125.43 feet to the POINT OF BEGINNING.

Said tract of land contains 86,878.68 square feet and is designated as "Parcel 2" on the "Map showing Subdivision of the Racetrac Petroleum, Inc. Property" by Ferris Engineering & Surveying, Inc., dated September 7, 1993, approved by the Slidell Planning Commission on October 18, 1993, recorded as Map File No. 1170 in the records of St. Tammany Parish, and according to a plat of survey by Ronald K. Ferris, Land Surveyor, dated October 28, 1993, recorded as Map File No. E1571, said parcel has the same dimensions and measurements.

LESS AND EXCEPT

A certain tract or parcel of land containing 0.53 acres located in Section 1, T-9-S, R-14-E, Greensburg Land District, St. Tammany Parish, Louisiana, and being more particularly described as follows:

Commence at the southeast corner of the southeast quarter of the southwest quarter of Section 1, T-9-S,R-14-E, then proceed N 01°08'00" W, a distance of 96.15 feet to a point and corner, thence S 89°05'58" W, a distance of 204.89 feet to a point and corner, thence N 01°08'00" W, a distance of 216.00 feet to the POINT OF BEGINNING. THENCE, from the POINT OF BEGINNING, PROCEED S 89°05'56" W, a distance of 132.50 feet to a point and a corner; THENCE PROCEED N 01°06'00" W, a distance of 172.63 feet to a point and a corner; THENCE PROCEED N 88°52'00" E, a distance of 132.50 feet to a point and a corner; THENCE PROCEED S 01°06'00" E, a distance of 173.17 feet to the POINT OF BEGINNING.

SERVITUDE PARCEL

A non-exclusive perpetual servitude of ingress and egress over and across a portion of property which is more particularly described as the "Access Road" in Act Establishing Servitudes, recorded November 28, 1990, under Instrument No. 767690, COB 1443, folio 838, MOB 1407, folio 80.

88.FEE PARCEL DESCRIPTION: UNIT 1914

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE PARISH OF ST. TAMMANY, STATE OF LOUISIANA, AND IS DESCRIBED AS FOLLOWS:

FEE PARCEL

ALL THAT CERTAIN PIECE OR PORTION OF GROUND, together with all buildings and improvements thereon, situated in Section 15, Township 7 South, Range 11 East, ST. TAMMANY Parish, Louisiana, being LOT 3, ST. TAMMANY OAKS SUBDIVISION, St. Tammany Parish, Louisiana which lot is created by the official subdivision plat of Dufrene Surveying & Engineering, Inc., Tildon J. Dufrene, Jr. Professional Land Surveyor dated November 16, 1994 revised on various dates through March 21, 1995, approved by the necessary parish authorities and recorded with the Clerk of Court, St. Tammany Parish as Map File No. 1313.

SERVITUDE PARCEL I

Non-exclusive servitude created pursuant to that certain Declaration of Restrictive Use by St. Tammany Oaks, L.L.C. and BVI St. Tammany Oaks, L.L.C., dated March 19, 1997, recorded under Instrument No. 1045645 on May 8, 1997 in the conveyance records.

SERVITUDE PARCEL II

Non-exclusive servitude created pursuant to that certain Agreement for Water and Service by and between St. Tammany Oaks, L.L.C. and Utilities Inc. of Louisiana, dated March 30, 1995, recorded under Instrument No. 944791 on April 7, 1995 in the conveyance records.

89.FEE PARCEL DESCRIPTION: UNIT 1921

THAT CERTAIN TRACT OR PARCEL OF GROUND containing approximately 72,650 square feet and designated as "Lot 1" on the Plat of Survey dated February 19, 1993, prepared by Domingue, Szabo & Associates, Inc., located in Section 46, Township 10 South, Range 4 East, City of Lafayette, Louisiana, more particularly described as follows:

Commencing at an "x" in concrete, being the northeast corner of Lot 1 - Building "A," 1602 West Pinhook Road, shown as Point "H" on plat prepared by Roland W. Laurent titled "A Map of Survey Showing Property and Improvements of Building Site 'A' and Building Site 'B' Number of Lots '2' belonging to PNB Securities Corp" dated May 21, 1992, which Map of Survey is recorded as part of File No. 9241346 of the records of the Clerk of Court for Lafayette Parish, Louisiana, said point being the Point of Beginning; thence South 75 degrees 59 minutes 50 seconds West a distance of 185.54 feet to a nail in asphalt; thence South 75 degrees 59 minutes 50 seconds West a distance of 30.80 feet to an iron rod; thence North 14 degrees 19 minutes 21 seconds West a distance of 314.35 feet to the approximate Mean Low Water Line of the Vermilion River; thence along the Mean Low Water Line of the Vermilion River approximated by the following courses:

North 56 degrees 52 minutes 06 seconds East a distance of 54.43 feet; thence North 76 degrees 49 minutes 04 seconds East a distance of 63.14 feet; thence North 57 degrees 39 minutes 45 seconds East a distance of 43.71 feet; thence North 68 degrees 00 minutes 50 seconds East a distance of 56.41 feet thence North 69 degrees 17 minutes 13 seconds East a distance of 4.24 feet; thence South 14 degrees 19 minutes 22 seconds East along the westerly right-of-way of La. Highway 182 (Pinhook Road) a distance of 66.35 feet to an iron rod; thence South 14 degrees 19 minutes 22 seconds East along the westerly right-of-way of La. Highway 182 (Pinhook Road) a distance of 287.01 feet to an "x" in concrete, the Point of Beginning; said property containing approximately 1.668 acres.

Said property is bounded to the North by the Vermillion River, to the South by property owned, now or formerly, by William Mills, et ux, to the East by the right of way Pinhook Road, and to the West by property owned now or formerly by The Becnel Company, et al.

90.FEE PARCEL DESCRIPTION: UNIT 1941

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE PARISH OF CALCASIEU, STATE OF LOUISIANA, AND IS DESCRIBED AS FOLLOWS:

A CERTAIN TRACT OF LAND containing 1.306 acres, located in the Northwest Quarter of Section 15, Township 10 South, Range 8 West, City of Lake Charles, Calcasieu Parish, Louisiana, being more fully described as follows:

Commencing at the Southwest corner of the Northwest Quarter of Section 15, Township 10 South, Range 8 East, proceed along the southern line of said Northwest Quarter a bearing of South 89° 20’ 36” East a distance of 55.00 feet to a point on the easterly right of way of Louisiana Highway No. 14, said right of way established for State Project No. 193-06-15; thence proceed along said right of way of Louisiana Highway No. 14 a bearing of North 00° 14’ 31” East a distance of 350.00 feet to a point; thence continue along said right of way of Louisiana Highway No. 14 a bearing of South 89° 20’ 36” East a distance of 10.00 feet to a point; thence continue along said right of way of Louisiana Highway No. 14 a bearing of North 00° 14’ 31” East a distance of 596.80 feet to a point; thence continue along said right of way of Louisiana Highway No. 14 a bearing of North 89° 12’ 33” West a distance of 10.00 feet to a point; thence continue along said right of way of Louisiana Highway No. 14 a bearing of North 00° 14’ 31” East a distance of 393.50 feet to a point; thence continue along said right of way of Louisiana Highway No. 14 a bearing of South 89° 12’ 33” East a distance of 15.00 feet to a point; thence continue along said right of way of Louisiana Highway No. 14 a bearing of North 00° 14’ 31” East a distance of 50.00 feet to a point; thence proceed along a bearing of South 89° 12’ 33” East a distance of 185.00 feet to a point; said point hereinafter to be known as the Point of Beginning; thence proceed along a bearing of South 89° 12’ 33” East a distance of 210.00 feet to a point; thence proceed along a bearing of South 00° 14’ 31” West a distance of 257.80 feet to a point on the northerly right of way of the proposed Derek Drive; thence proceed along said right of way of the proposed Derek Drive along a curve to the left having a radius of 460.81 feet, an arc length of 20.66 feet, a delta angle of 03° 48’ 46”, a chord bearing of South 85° 01’ 57” West and a chord distance of 30.66 feet to a point; thence continue along said right of way of the proposed Derek Drive a bearing of South 83° 07’ 34” West a distance of 150.00 feet to a point; thence continue along said right of way of the proposed Derek Drive along a curve to the right having a radius of 496.36 feet, an arc length of 30.76 feet, a delta angle of 03° 33’ 05”, a chord bearing of South 84° 54’ 07” West and a chord distance of 30.76 feet to a point; thence proceed along a bearing of North 00° 14’ 31” East a distance of 284.04 feet to the Point of Beginning.

91.FEE PARCEL DESCRIPTION: UNIT 1951

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE PARISH OF OUACHITA, STATE OF LOUISIANA, AND IS DESCRIBED AS FOLLOWS:

A certain tract or parcel of land situated in Lot 2, Unit No. 1, Constitution Centre, SE ¼ of the NE ¼ of Section 33, T18N, R3E, District North of the Red River, Ouachita Parish, Louisiana, being more particularly described as follows:

Commence at the intersection of the Southerly right-of-way Line of Interstate 20 Highway with the West line of the NE ¼ of the NE ¼ of Section 33, TI8N, R3E, and run South 00°18'29.7" East along the West line of the NE ¼ of the NE ¼ of Section 33, TI8N, R3E, for a distance of 72.96 feet to the Southerly right-of-way line of the service road known as Constitution Drive; thence continue South 00°18'29.7" East along said West line for a distance of 597.85 feet to the NW corner of the SE ¼ of NE ¼ of Section 33; thence run South 00°18'29.7" East along the West line of the SE ¼ of the NE ¼ of Section 33, TI8N, R3E, for a distance of 62.02 feet; thence run South 89°50'39.6" East for a distance of 188.22 feet to the POINT OF BEGINNING; thence run North 00°18'29.7" West for a distance of 255.37 feet; thence run North 36°30'21.0" East for a distance of 224.88 feet to the Southerly right-of-way line of the service road known as Constitution Drive; thence run South 53°29'39.0" East along said right-of-way line for a distance of 190.00 feet; thence run South 36°30'21.0" West for a distance of 324.21 feet; thence run South 00°00'31.6" West for a distance of 62.74 feet; thence run North 89°50'39.6" West for a distance of 92.24 feet to the POINT OF BEGINNING containing 66,878.91 square feet or 1.535 acres.

92.FEE PARCEL DESCRIPTION: UNIT 1961

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE PARISH OF BOSSIER, STATE OF LOUISIANA, AND IS DESCRIBED AS FOLLOWS:

A tract located in the Northwest Quarter (NW/4) of Section 27, Township 18 North, Range 13 West, Bossier City, Bossier Parish, Louisiana, being more particularly described as follows:

From the Southwest corner of the Northwest Quarter (NW/4) of said Section 27, run North 0°08' East along the West line thereof, a distance of 477.10 feet, thence South 83°41' East, a distance of 543.73 feet, thence South 83°17' East, a distance of 299.20 feet, to a point on the West right-of-way line of Village

Lane; thence run North 0°11' East along said right-of-way line a distance of 272.70 feet; thence run North 85°34' East, with the North right-of-way line of Village Lane, a distance of 462.01 feet, to the point of beginning of the tract herein described; thence run North 4°26' West a distance of 360.46 feet to a point on the South right-of-way line of the Illinois Central Railroad; thence run North 85°05'40" East along said right-of-way line a distance of 361.05 feet; thence run South 4°26' East a distance of 363.44 feet to a point on the North right-of-way line of Village Lane; thence run South 85°34' West along said right-of-way line, a distance of 361.04 feet, to the point of beginning.

LESS AND EXCEPT:

A TRACT OF LAND in the NW/4 of said Section 27, Township 18 North, Range 13 West, Bossier Parish, Louisiana. Said tract more fully described as follows:

From the Southwest corner of the NW/4 of said Section 27, Run North 0 degrees 8' East along the West line thereof, a distance of 477.10 feet, thence run South 83 degrees 41' East, a distance of 543.73 feet, thence run South 83 degrees 17' East a distance of 299.20 feet to a point on the West right-of-way line of Village Lane. Thence run North 0 degrees 11' East along said right-of-way line a distance of 272.70 feet. Thence run North 85 degrees 34' East with the North right-of-way line of Village Lane a distance of 462.01 feet to the point of beginning. From the point of beginning, run North 4 degrees 26' West a distance of 360.70 feet to a found iron pipe, thence run North 85 degrees 5'45" East a distance of 173.32 feet to a found iron pipe. Thence run South 4 degrees 23'22" East a distance of 362.12 feet to a found iron pipe. Thence run South 85 degrees 33'55" West a distance of 173.04 feet to the point of beginning.

Said Tract containing 1.44 acres more or less.

93.FEE PARCEL DESCRIPTION: UNIT 1971

A CERTAIN PARCEL OF GROUND known as the Easterly 144.61 feet of Lot 4 and all of Lot 5, formerly being a portion of Lot 2 of eight subdivision; and also, formerly being a portion of Lots 13 & 14 of Evergreen Plantation. Located in the City of Alexandria, Rapides Parish, Louisiana, Section 47, Township 3 North, Range 1 West, being more particularly described as follows:

Commencing at the intersection of the westerly right-of-way line of Sterkx Road and the northerly right-of-way line of MacArthur Drive; thence, along the northerly right-of-way of MacArthur Drive; N51°41'00" W - 159.15 feet to a point, said point being the Point-of-Beginning.

Thence, along the Northerly right-of-way of MacArthur Drive, N51°41'00" W - 144.61 feet to a point; thence, departing said right-of-way, N38°19'12" E - 329.45 feet to a point; thence S60°49'00"E - 262.38 feet to a point and corner, said point being on the Westerly right-of-way of Sterkx Road; thence, along the Westerly right-of-way of Sterkx Road, S16°55'00" W - 92.35 feet to a point and corner; thence, S36°04'00"W - 52.92 feet to a point and corner; thence, departing said right-of-way, N51°41'00" W - 151.38 feet to a point and corner; thence S38°02'00" W - 232.24 feet to the Point-of-Beginning. Being more particularly described as Lot 4-A and Lot 5 of a plat of survey by David L. Patterson, Registered Land Surveyor, dated June 6, 1997, a copy of which is recorded in conveyance Book 1508, Page 632.

94.FEE PARCEL DESCRIPTION: UNIT 2001

Lot 2 of CORNERSTONE PLAZA, according to the map or plat thereof as recorded in Plat Book 88, Page 22 of the Public Records of Hillsborough County, Florida.

TOGETHER WITH those certain easements as set forth in Declaration of Covenants, Restrictions and
Easements recorded in Official Records Book 10225, Page 596, of the Public Records of Hillsborough
County, Florida.

95.FEE PARCEL DESCRIPTION: UNIT 2014

PARCEL 1:

Lot 1, TOWNSGATE WEST, according to map or plat thereof recorded in Plat Book 73, page 44, of the public records of Hillsborough County, Florida; LESS that portion as taken by the State of Florida Department of Transportation in Stipulated Final Judgment in Official Records Book 8159, page 512.

PARCEL 2:

TOGETHER WITH those certain non-exclusive easements for drainage and retention areas for the benefit of the above described parcel as created by and set forth in Exhibit D of that certain Easement Agreement executed by and between Whitestone Plant City Partners, a Florida general partnership, Inland Southern Development Corporation, a Florida corporation, and Inland Townsgate Limited Partnership, a Florida limited partnership recorded in Official Records Book 5295, page 1857, of the public records of Hillsborough County, Florida, LESS AND EXCEPT that part described in Order of Taking recorded in Official Records Book 7936, page 234, public records of Hillsborough County, Florida; ALSO LESS AND EXCEPT that part described in Stipulated Order of Taking recorded in Official Records Book 7917, page 491, public records of Hillsborough County, Florida, ALSO LESS AND EXCEPT that part described in Final Judgment recorded in Official Records Book 8159, page 512, public records of Hillsborough County, Florida.

PARCEL 3:

TOGETHER with those certain non-exclusive easements for drainage, ingress/egress and utilities for the benefit of Parcel 1 above as created by and set forth in that certain Declaration of Easements and Maintenance Agreement executed by and between Northlake Development, Inc., a Florida corporation and Northlake Drainage Association, Inc., a Florida not-for-profit corporation recorded in Official Records Book 7371, page 670, public records of Hillsborough County, Florida; LESS AND EXCEPT that part described in Stipulated Order of Taking recorded in Official Records Book 7917, page 491, public records of Hillsborough County, Florida and Stipulated Final Judgment recorded in Official Records Book 8159, page 512, public records of Hillsborough County, Florida.

96.CONDOMINIUM PARCEL DESCRIPTION: UNIT 2015

All that part of Lot 39 lying East of the Seaboard Airline Railroad right-of-way of FLETCHER HEIGHTS, according to the plat thereof, as recorded in Plat Book 1, Page 41, of the Public Records of Citrus County, Florida.

LESS and EXCEPT right-of-way for State Road Number 44, as described in Deed Book 96, Page 326, and Order of Taking recorded in Official Records Book 1028, Page 1388, of the Public Records of Citrus County, Florida.

LESS Limric Unit of OS Inverness Land Condominium, recorded August 16, 2006, in Official Records

Book 2039, Page 2443, of the Public Records of Citrus County, Florida, as amended and/or supplemented from time to time, being more particularly described as follows:

A parcel of land lying in and being a part of Section 13, Township 19 South, Range 19 East, Citrus County, Florida being further described as follows:

Begin at the Southeast corner of Lot 39 of FLETCHER HEIGHTS SUBDIVISION as recorded in Plat Book 1, Page 41 of the Public Records of Citrus County, Florida; thence North 87°28'43" West, a distance of 213.00 feet; thence North 01°47'52" East, a distance of 233.81 feet; thence South 83°07'02" East, a distance of 159.33 feet; thence South 87°28'43" East, a distance of 68.50 feet; thence South 01°47'52" West, a distance of 168.00 feet to the POINT OF BEGINNING.

All of the above described lands being also described as follows:

OS Unit of the OS Inverness Land Condominium, recorded August 16, 2006, in Official Records Book 2039, Page 2443, of the Public Records of Citrus County, Florida, as amended and/or supplemented from time to time, being more particularly described as follows:

A parcel of land lying in and being a part of Section 13, Township 19 South, Range 19 South, Citrus County, Florida being further described as follows:

Commence at the Southeast corner of Lot 39 of FLETCHER HEIGHTS SUBDIVISION as recorded in Plat Book 1, Page 41 of the Public Records of Citrus County, Florida; thence North 87°28'43" West, a distance of 213.00 feet to the POINT OF BEGINNING; thence North 87°28'43" West, a distance of 281.15 feet; thence North 34°13'49" East, a distance of 760.07 feet to a point on the Southwesterly right-of-way line of S.R. 44; thence South 54°58'00" East, a distance of 103.40 feet; thence South 01°47'52" West, a distance of 423.09 feet; thence North 87°28'43" West, a distance of 68.50 feet; thence North 63°07'02" West, a distance of 159.53 feet; thence South 01°47'52" West, a distance of 233.81 feet to the POINT OF BEGINNING.

TOGETHER with the non-exclusive easements set forth in that certain Declaration of Land Condominium of OS Inverness Land Condominium, recorded in Official Records Book 2039, Page 2443, of the Public Records of Citrus County, Florida.

97.FEE PARCEL DESCRIPTION: UNIT 2017

PARCEL I: (Fee Simple)

A portion of the Southeast 1/4 of Section 10, Township 28 South, Range 17 East, including a portion of Tract F shown on the Condominium Plat of SHELDON WEST, a condominium filed in Condominium Plat Book 2, Page 25, Public Records of Hillsborough County, Florida, and all of said land being more particularly described as follows:

From the Southeast corner of Section 10, Township 28 South, Range 17 East, Hillsborough County, Florida; run thence North 00°21'33" East, 535.61 feet along the East boundary of said Section 10; thence North 89°40'49" West, 88.00 feet to the West right-of-way line of Sheldon Road for a POINT OF BEGINNING; thence North 89°40'49" West, 2.00 feet to the Northeast corner of Lot 1, of SHELDON WEST, a condominium filed in Condominium Plat Book 2, Page 25, Public Records of Hillsborough County, Florida; thence North 89°40'49" West, 274.96 feet along the North boundary of Lots 1 through 6 inclusive of said SHELDON WEST; thence South 84°52'59" West, 155.06 feet along the North boundary of Lots 6, 7 and 8 of SHELDON WEST; thence North 89°54'05" West, 110.68 feet along the North boundary of Lots 8, 9 and 10 of said SHELDON WEST; thence North 00°21'33" East, 506.79 feet along the West boundary of the East 630.00 feet of the Southeast 1/4 of said Section 10, (also being along the East boundary of CYPRESS PARK GARDEN HOMES, a Condominium filed in Condominium Plat Book 5, Page 33, Public Records of Hillsborough County, Florida) to the South boundary of an access easement as recorded in Official Records Book 9135, Page 931, Public Records of Hillsborough County, Florida; thence South 89°10'19" East, 542.01 feet along the South boundary of said easement to the West right-of-way line of Sheldon Road; thence South 00°21'33" West, 486.87 feet along said West right-of-way line to the Point of Beginning;

LESS AND EXCEPT the following parcel described as a portion of the Southeast 1/4 of Section 10, Township 28 South, Range 17 East, including a portion of Tract F shown on the Condominium Plat of SHELDON WEST, a condominium filed in Condominium Plat Book 2, Page 25, Public Records of Hillsborough County, Florida, and all of said land being more particularly described as follows:

From the Southeast corner of Section 10, Township 28 South, Range 17 East, Hillsborough County, Florida; run thence North 00°21'33" East, 535.61 feet along the East boundary of said Section 10; thence North 89°40'49" West, 88.00 feet to the West right-of-way line of Sheldon Road for a POINT OF BEGINNING; thence North 89°40'49" West, 2.00 feet to the Northeast corner of Lot 1, of SHELDON WEST, a condominium filed in Condominium Plat Book 2, Page 25, Public Records of Hillsborough County, Florida; thence North 89°40'49" West, 219.00 feet along the North boundary of Lots 1 through 5 inclusive of said SHELDON WEST for a POINT OF BEGINNING; thence continue North 89°40'49" West, 55.96 feet along the North boundary of Lot 5 of said SHELDON WEST; thence South 84°52'59" West, 155.06 feet along the North boundary of Lots 6, 7 and 8 of SHELDON WEST; thence North 89°54'05" West, 110.68 feet along the North boundary of Lots 8, 9 and 10 of said SHELDON WEST; thence North 00°21'33" East, 506.79 feet along the West boundary of the East 630.00 feet of the Southeast 1/4 of said Section 10, (in part along the East boundary of CYPRESS PARK GARDEN HOMES, a Condominium filed in Condominium Plat Book 5, Page 33, Public Records of Hillsborough County, Florida) to the South boundary of an access easement as recorded in Official Records Book 9135, Page 931, Public Records of Hillsborough County, Florida; thence South 89°10'19" East, 294.00 feet along the South boundary of said easement; thence South 00°21'33" West, 42.54 feet to a point of curvature; thence Southerly 52.56 feet along the arc of a curve to the left having a radius of 100.00 feet, a central angle of 30°07'02" and a chord bearing and distance of South 14°41'58" East, 51.96 feet to a point of reverse curvature; thence Southerly 52.56 feet along the arc of a curve to the right having a radius of 100.00 feet, a central angle of 30°07'02" and a chord bearing and distance of South 14°41'58" East, 51.96 feet to a point of tangency; thence South 00°21'33" West, 346.15 feet to the Point of Beginning;

PARCEL II: (Easement)

Non-exclusive easement for access contained in the Access Easement Agreement recorded in Official Records Book 9135, Page 931, as amended by the Amendment thereto recorded in Official Records Book 10548, Page 1946, re-recorded in Official Records Book 10594, Page 1849, Public Records of Hillsborough County, Florida.

PARCEL III: (Easement)

Non-exclusive easement for drainage contained in Drainage Easement recorded in Official Records Book 3898, Page 559; as assigned to Outback Steakhouse of Florida, Inc., a Florida corporation, by Assignment of Drainage Easement recorded in Official Records Book 11130, Page 612, Public Records of Hillsborough County, Florida.

PARCEL IV: (Easement)

Non-exclusive easement for drainage contained in the Drainage Easement recorded in Official Records Book 11130, Page 615, Public Records of Hillsborough County, Florida.

PARCEL V: (Easement)

Non-exclusive easement for drainage contained in the following instruments: (i) Parcel 6 Drainage Easement recorded in Official Records Book 9489, Page 1554; (ii) the Amendment thereto recorded in Official Records Book 9696, Page 1946; and (iii) the Second Amendment thereto recorded in Official Records Book 10995, Page 263, all in the Public Records of Hillsborough County, Florida.

PARCEL VI: (Easement)

Non-exclusive easement for drainage contained in the Drainage Easement recorded in Official Records Book 11130, Page 623, Public Records of Hillsborough County, Florida.

PARCEL VII: (Easement)

Easements which benefit the insured property as created by and set forth in Declaration of Covenants, Restrictions and Easements for "Outback Plaza at Citrus Park" recorded in Official Records Book 13513, Page 1374, Public Records of Hillsborough County, Florida.

98.FEE PARCEL DESCRIPTION: UNIT 2134

BEING KNOWN AND DESIGNATED as Lots Numbered Thirty (30) and Thirty-One (31) in the Tidewater Subdivision situate at or near the Village of Waldorf in the Sixth Election District of Charles County, Maryland.

TOGETHER WITH rights of ingress and egress on the adjoining streets and alleys including Waldorf Avenue, Naylor Avenue and a 15 foot alley which lie adjacent to said Lots 30 and 31.

Tax ID No. 06-035043

99.FEE PARCEL DESCRIPTION: UNIT 2139

BEGINNING FOR THE SAME at a point on the southern right of way line of Maryland Route 103, where it intersects the western right of way line of Long Gate Parkway, thence running with the said western right of way line the following five courses and distances, viz:

1) South 32 degrees 22 minutes 52 seconds West 32.14 feet to a point,

2) South 09 degrees 31 minutes 44 seconds East 32.99 feet to a point,

3) South 38 degrees 16 minutes 17 seconds West 131.54 feet to a point,

4) 50.70 feet along the arc of a curve to the right, which curve is subtended by a chord bearing South 39 degrees 01 minutes 13 seconds West 50.70 feet, the curve being of radius 1940.00 feet, and

5) South 39 degrees 46 minute 08 seconds West 67.73 feet to the point, thence departing the said western right of way line and running with the line of division between Parcel K and Parcel J as shown on the Plat entitled “Long Gate Center, Parcels I, J & K” and recorded among the Land Records of Howard County, Maryland as Plat No. 12357, the following course and distances, viz:

6) North 50 degrees 13 minutes 52 seconds West 300.00 feet to a point, thence leaving said line and running for the following two courses and distances, viz:

7) North 39 degrees 46 minutes 08 seconds East 89.15 feet, thence

8) North 38 degrees 16 minutes 17 seconds East 187.53 feet to a point in the southern right of way line of the said Route 103, thence with the right of way line the following two courses and distances, viz:

9) 59.19 feet along the arc of a curve to the right, which curve is subtended by a chord bearing South 56 degrees 23 minutes 05 seconds East 59.19 feet, the curve being a radius of 2,435.00 feet and

10) South 55 degrees 41 minutes 19 seconds East 213.78 feet to the point of beginning encompassing 86,364 square feet or 1.983 acres of land, more or less.

BEING all that parcel known as Parcel K on a Plat entitled “Long Gate Center, Parcels I, J & K” and recorded among the Land Records of Howard County, Maryland as Plat No. 12357.

TOGETHER WITH EASEMENTS APPURTENANT to the above described property as defined in Article VI, Shopping Center Easements” in that certain Declaration of Covenants recorded among the Land Records of Howard County, Maryland in Liber 3645, folio 105, as amended by First Amendment to Declaration of Covenants, Conditions and Restrictions and Grant of Easement recorded among the aforesaid Land Records in Liber 3645, folio 176.

Tax ID No. 02-381710

100.FEE PARCEL DESCRIPTION: UNIT 2315

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF KENTWOOD, KENT COUNTY, STATE OF MICHIGAN, AND IS DESCRIBED AS FOLLOWS:
Part of the Northeast 1/4 of Section 14, Town 6 North, Range 11 West, City of Kentwood, Kent County,
Michigan, described as:

Beginning at a point on the North line of said Section 14 a distance of 165.00 feet South 87°04'10" East of the North 1/4 corner of said Section 14; thence continuing South 87°04'10" East on said North Section line 165.00 feet; thence South 00°17'50" West parallel with the North - South 1/4 line of said Section 14 a distance of 660.00 feet; thence North 87°04'10" West parallel with the North line of said Section 14 a distance of 165.00 feet; thence North 00°17'50" East parallel with said 1/4 line 660.00 feet to the point of beginning.
EXCEPT THEREFROM the following described property:

Part of the Northeast 1/4 of Section 14, Town 6 North, Range 11 West, City of Kentwood, Kent County,
Michigan, described as: Commencing at the North 1/4 corner of said Section 14; thence South 87°04'10" East on the North line of said Section 14 a distance of 330.00 feet; thence South 00°17'50" West parallel with the North-South 1/4 line of said Section 14 a distance of 392.97 feet to the point of beginning of the land herein described; thence continuing South 00°17'50" West parallel with said 1/4 line 267.03 feet to a point that is 660.00 feet South 00°17'50" West of the North line of said Section 14; thence North 87°04'10" West parallel with said North Section line 165.00 feet to a point that is 165.00 feet South 87°04'10" East of the North-South 1/4 line of said Section 14; thence North 00°17'50" East parallel with said 1/4 line 266.73 feet to a point that is 393.27 feet South 00°17'50" West of said North Section line; thence South 87°10'10" East (Deeded South 87°10'25" East) 164.98 feet to the point of beginning.

TOGETHER WITH the non-exclusive rights, and subject to the terms, conditions and limitations contained in the Reciprocal Parking Easement Agreement dated September 9, 1994 recorded in Liber 3451, page 26.

Parcel ID: 41-18-14-201-051
Street Address: 3650 28th St. SE, Kentwood

101.FEE PARCEL DESCRIPTION: UNIT 2319

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE TOWNSHIP OF KOCHVILLE, SAGINAW COUNTY, STATE OF MICHIGAN, AND IS DESCRIBED AS FOLLOWS:

A parcel of land in the Southeast ¼ of Section 35, Township 13 North, Range 4 East, Kochville Township, Saginaw County, Michigan, described as follows:

Commencing at a point on the North and South ¼ line of said Section 240.63 feet, North 05 degrees 19 minutes 21 seconds East, from the South ¼ corner of said Section 35; thence North 05 degrees 19 minutes 21 seconds East on said North and South ¼ line, 97.32 feet; thence South 89 degrees 22 minutes 54 seconds East, parallel with the South line of the Southwest ¼ of said Section 372.78 feet; thence South 00 degrees 37 minutes 06 seconds West, perpendicular to the South line of said Southwest ¼, 280.70 feet; thence North 88 degrees 49 minutes 29 seconds West, parallel with and 60.00 feet, measured at right angles, North of the South line of the Southeast ¼ of said Section, said line being the North right-of-way line of so-called Tittabawassee Road, 234.92 feet; thence North 05 degrees 19 minutes 21 seconds East, parallel with and 160.25 feet, measured at right angles, East of the North and South ¼ line of said Section, 180.47 feet; thence North 88 degrees 49 minutes 29 seconds West, parallel with and 240.00 feet, measured at right angles, North of the South line of said Southeast ¼, 160.67 feet to the Point of Beginning.

TOGETHER WITH the non-exclusive rights, and subject to the terms, conditions and limitations contained in the Declaration of Easements and Restrictions recorded in Liber 1749, page 249, and as further amended in Liber 1750, page 1990, Liber 1879, page 494, Liber 1898, page 1527, and Liber 1898, page 1552.

Tax Number: 18-13-4-35-3005-006
Tax Number: 18-13-4-35-3005-011
Street Address: 2468 Tittabawassee, Saginaw

102.FEE PARCEL DESCRIPTION: UNIT 2320

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF MADISON HEIGHTS, OAKLAND COUNTY, STATE OF MICHIGAN, AND IS DESCRIBED AS FOLLOWS:

A parcel of land located in the West 1/2 of the Northwest 1/4 of Section 2, Town 1 North, Range 11 East, City of Madison Heights, Oakland County, Michigan, more particularly described as:

Beginning at a point South 00 degrees 05 minutes 30 seconds West, 60.00 feet, South 89 degrees 02 minutes 50 seconds East, 60.00 feet, South 00 degrees 05 minutes 30 seconds West, 81.64 feet and South 89 degrees 02 minutes 50 seconds East, 55.32 feet from the Northwest corner of said Section 2; thence South 89 degrees 02 minutes 50 seconds East, 93.17 feet; thence South 00 degrees 57 minutes 10 seconds West, 86.00 feet; thence South 89 degrees 02 minutes 50 seconds East, 9.00 feet; thence South 00 degrees 57 minutes 10 seconds West, 24.33 feet; thence North 89 degrees 02 minutes 50 seconds West, 102.17 feet; thence North 00 degrees 57 minutes 10 seconds East, 110.33 feet to the Point of Beginning.

TOGETHER WITH the non-exclusive rights, and subject to the terms, conditions and limitations contained in the Easement Agreement by and between Campbell Corners Limited Partnership and Outback Steakhouse of Florida, In. dated September 11, 1995, recorded on September 18, 1995 in Liber 15682, page 252.

Parcel ID: 25-02-101-063
Street Address: 1515 W. Fourteen Mile, Madison Heights

103.FEE PARCEL DESCRIPTION: UNIT 2321

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE TOWNSHIP OF BLACKMAN, JACKSON COUNTY, STATE OF MICHIGAN, AND IS DESCRIBED AS FOLLOWS:

Parcel I - Fee Parcel:

Part of Section 28, Township 2 South, Range 1 West, Jackson County, Michigan, more particularly described as follows:

Commencing at the center of Section 28; thence along the North-South ¼ line of said Section 28, North
01'47'00" 275.37 feet to the Southerly right-of-way line of Boardman Road as defined by the Michigan
Department of Transportation; thence along the Southerly right-of-way line of said Boardman Road, South 70'48'00" West, 135.97 feet to the Point of Beginning; thence South 00'47'00" East, 205.05 feet; thence South 89'13'00" West, 338.92 feet; thence North 00'47'00" West, 92.20 feet to the Southerly right-of-way line of said Boardman Road; thence along the Southerly right-of-way line of said Boardman Road, North 70'48'00" East, 357.22 feet to the Point of Beginning.

Parcel II - Easement Parcels:

Together with a non-exclusive easement to be used, if at all, solely for vehicular and pedestrian access to and from the Fee Parcel described above to Wisner Street and Boardman Street over the following described parcel ("Roadway"):
Part of Section 28, Township 2 South, Range 1 West, Jackson County, Michigan, more particularly described as follows:

Commencing at the center of Section 28; thence along the North-South ¼ line of said Section 28, South
00'47'00" East, 21.39 feet to the Point of Beginning; said point being the point of intersection with a non-tangent curve, thence 8.38 feet along a curve to the right, radius 25.00 feet, central angle 19°12'03", chord bearing South 79°34'32" West, 8.34 feet to the curve's end; thence South 89'10'33" West, 49.15 feet; thence North 66°50'12" West, 74.25 feet; thence South 89°13'00" West, 347.50 feet; thence North 00°47'00" West, 112.20 feet; thence South 70°48'00" West, 37.94 feet; thence South 00'47'00" East, 130.21 feet; thence North 89'13'00" East, 377.14 feet; thence South 66°50'12" East, 74.26 feet; thence North 89°10'33" East, 55.53 feet to a curve; thence 8.35 feet along a curve to the right, radius 25.00 feet, central angle 19'08'50", chord bearing South 81°15'02" East, 8.32 feet to a non-tangent line; thence North 00°47'00" West, 32.77 feet to the Point of Beginning.

And together with a non-exclusive easement to be used, if at all, solely for vehicular parking purposes over the automobile parking spaces located upon the following described parcel:

Part of Section 28, Township 2 South, Range 1 West, Jackson County, Michigan, more particularly described as follows:

Commencing at the Center of Section 28; thence along the North-South ¼ line of said Section 28, North
01 °47'00" West, 275.37 feet to the Southerly right of way line of Boardman Road as defined by the Michigan Department of Transportation; thence along the Southerly right-of-way line of said Boardman Road, South 70'48'00" West, 135.97 feet; thence South 00°47'00" East, 205.05 feet to the Point of Beginning; thence North 89'13'00" East, 27.41 feet; thence South 00'47'00" East, 8.67 feet; thence South 66°50'12" East, 57.82 feet; thence North 89°10'34", East 30.00 feet; thence South 00°49'26" East, 18.87 feet; thence South 89'10'34" West, 34.01 feet; thence North 66°50'12" West, 73.93 feet; thence South 89°13'00" West, 347.61 feet; thence North 00°47'00" West, 21.00 feet; thence North 89°13'00" East, 338.92 feet to the Point of Beginning.

And together with a easement to be used, if at all, solely for activities associated with the construction, maintenance and repair of a paved parking area upon and for vehicular parking purposes over the automobile parking spaces located or to be constructed upon the following described parcel:

Part of Section 28, Township 2 South, Range 1 West, Jackson County, Michigan, more particularly described as follows:

Commencing at the Center of Section 28; thence along the North-South ¼ line of said Section 28, North
01 '47'00" West, 275.37 feet to the Southerly right of way line of Boardman Road as defined by the Michigan Department of Transportation; thence along the Southerly right of way line of said Boardman Road, South 70°48'00" West, 135.97 feet; thence South 00°47'00" East, 34.05 feet to the Point of Beginning; thence North 89°13'00" East, 27.41 feet; thence South 00°47'00" East, 171.00 feet; thence South 89°13'00" West, 27.41 feet; thence North 00°47'00" West, 171.00 feet to the Point of Beginning.

And together with a easement to be used, if at all, solely for activities associated with the construction, maintenance and repair of a trash corral and for the use thereof for a trash dumpster to service solely the business being conducted from the Fee Parcel described above, upon the following described parcel:

Part of Section 28, Township 2 South, Range 1 West, Jackson County, Michigan, more particularly described as follows:

Commencing at the Center of Section 28; thence along the North-South ¼ line of said Section 28, North
01 °47'00" West, 275.37 feet to the Southerly right-of-way line of Boardman Road as defined by the Michigan Department of Transportation; thence along the Southerly right-of-way line of said Boardman Road, South 70°48'00" West, 135.97 feet; thence South 00°47'00" East, 167.05 feet to the Point of Beginning; thence North 89°13'00" East, 27.41 feet; thence South 00°47'00" East, 22.00 feet; thence South 89°13'00" West, 27.41 feet; thence North 00°47'00" West 22.00 feet to the Point of Beginning.

And together with a non-exclusive easement to be used, if at all, solely for activities associated with construction, maintenance and repair of an underground storm water drainage pipe, over the following described parcel:
Part of Section 28, Township 2 South, Range 1 West, Jackson County, Michigan, more particularly described as follows:

Commencing at the Center of Section 28; thence along the North-South ¼ line of said Section 28, North
01 °47'00" West, 275.37 feet to the Southerly right-of-way line of Boardman Road as defined by the Michigan Department of Transportation; thence along the southerly right-of-way line of said Boardman Road, South 70°48'00" West, 135.97 feet; thence South 00°47'00" East, 90.05 feet to the Point of Beginning; thence North 89°13'00" East, 40.00 feet; thence South 00°47'00" East, 15.00 feet; thence South 89°13'00" West, 40.00; thence North 00°47'00" West, 15.00 feet to the Point of Beginning.

And for the use of such pipe for the drainage of storm water from the Fee Parcel described above into the storm water detention pond, together with any outfall pipe contained within such pond, located upon the following described parcel, and together with the right to use such pond and such outfall pipe on a non-exclusive basis for such storm water drainage purposes:
Part of Section 28, Township 2 South, Range 1 West, Jackson County, Michigan, more particularly described as follows:

Commencing at the Center of Section 28; thence along the North-South ¼ line of said Section 28, North
01 °47'00" West, 275.37 feet to the Southerly right-of-way line of Boardman Road as defined by the Michigan Department of Transportation; thence along the southerly right-of-way line of said Boardman Road, South 70°48'00" West, 135.97 feet; thence South 00°47'00" East, 109.29 feet to the Point of Beginning; thence North 25°09'20" East, 44.84 feet; thence East, 31.35 feet; thence South, 20.00 feet; thence West, 18.65 feet; thence South 25°09'20" West, 73.26 feet; thence North 00°47'00" West, 45.72 feet to the Point of Beginning.

And together with a non-exclusive easement to have the lines supplying electric power to the Fee Parcel described above tap into and use the electric power transformer located upon the following described parcel:

Part of Section 28, Township 2 South, Range 1 West, Jackson County, Michigan, more particularly described as follows:

Commencing at the Center of Section 28; thence along the North-South ¼ line of said Section 28, North
01 °47'00" West, 275.37 feet to the southerly right-of-way line of Boardman Road as defined by the Michigan Department of Transportation; thence along the southerly right-of-way line of said Boardman Road, South 70°48'00" West, 135.97 feet; thence South 00°47'00" East, 189.05 feet to the Point of Beginning; thence North 89°13'00" East, 10.00 feet; thence South 00°47'00" East, 16.00 feet; thence South 89°13'00" West, 10.00 feet; thence North 00°47'00" West, 16.00 feet to the Point of Beginning.

Parcel lD: 000-08-28-177-001-00
Street Address: 1501 Boardman, Jackson

104.FEE PARCEL DESCRIPTION: UNIT 2325

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE TOWNSHIP OF INDEPENDENCE, OAKLAND COUNTY, STATE OF MICHIGAN, AND IS DESCRIBED AS FOLLOWS:

Parcel 1:

Parcel (B) North:
Part of the East ½ of Section 32, Town 4 North, Range 9 East, Independence Township, Oakland County,
Michigan, described as:

Beginning at a point on the Southwesterly Right-of-Way line of Dixie Highway, located South 89 degrees 51 minutes 15 seconds East 23.97 feet and North 33 degrees 21 minutes 47 seconds West 349.89 feet and South 49 degrees 31 minutes 48 seconds West 60.46 feet and North 33 degrees 21 minutes 47 seconds West 291.96 feet from the East ¼ corner of Section 32, Town 4 North, Range 9 East; thence from said Point of Beginning South 58 degrees 05 minutes 24 seconds West 197.01 feet; thence South 83 degrees 15 minutes 05 seconds West 115.11 feet (as recorded), South 83 degrees 05 minutes 57 seconds West, 115.11 feet (as measured); thence North 33 degrees 21 minutes 47 seconds West 360.10 feet; thence East 359.19 feet to the Southwesterly Right-of-Way line of Dixie Highway; thence South 33 degrees 21 minutes 47 seconds East 218.86 feet along said Right-of-Way line to the Point of Beginning,

EXCEPT that part of the East ½ of Section 32, Town 4 North, Range 9 East, Independence Township, Oakland County, Michigan, described as:

Beginning at a point on the Southwesterly Right-of-Way line of Dixie Highway, located South 89 degrees 51 minutes 15 seconds East 23.97 feet and North 33 degrees 21 minutes 47 seconds West 349.89 feet and South 49 degrees 31 minutes 48 seconds West 60.46 feet and North 33 degrees 21 minutes 47 seconds West 291.96 feet from the East ¼ corner of Section 32, Town 4 North, Range 9 East; thence from said Point of Beginning South 58 degrees 05 minutes 24 seconds West 197.01 feet; thence South 83 degrees 15 minutes 57 seconds West 115.11 feet; thence North 33 degrees 21 minutes 47 seconds West 32.47 feet; thence on a curve to the left (Radius = 210.00 feet, Long Chord = North 85 degrees 37 seconds East 123.53) an arc distance of 125.38 feet; thence North 43 degrees 53 minutes 30 seconds East 70.58 feet; thence North 56 degrees 39 minutes 20 seconds East 123.00 feet to the Southerly Right-of-Way line of Dixie Highway; thence South 33 degrees 21 minutes 47 seconds East 45.00 feet along said Right-of-Way line to the Point of Beginning.

PARCEL 2:
TOGETHER WITH the non-exclusive rights, and subject to the terms, conditions and limitations contained in the Declaration of Easements, Covenants, Conditions and Restrictions for the Clarkston Bluffs Community, recorded in Liber 10090, page 139.

Parcel ID: PART OF 08-32-277-111
Street Address: 6435 Dixie Hwy, Clarkson

105.FEE PARCEL DESCRIPTION: UNIT 2326

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE TOWNSHIP OF GENOA, LIVINGSTON COUNTY, STATE OF MICHIGAN, AND IS DESCRIBED AS FOLLOWS:

Part of the Northeast ¼ of Section 24, Town 2 North, Range 5 East, Genoa Township, Livingston County,
Michigan, being more particularly described as follows:

Commencing at the East ¼ corner of said Section 24; thence North 00 degrees 29 minutes 54 seconds West, along the East line of said Section and the Township line, 90.27 feet to the West ¼ corner of Section 19, Town 2 North, Range 6 East; thence continuing North 00 degrees 29 minutes 54 seconds West, along the East line of said Section 24 and the Township line, 566.06 feet to the South line of "Grand Ravines" Subdivision, as recorded in Liber 25 of Plats, page 7, Livingston County Records; thence South 88 degrees 40 minutes 31 seconds West along the South line of said Subdivision, 314.16 feet to the Point of Beginning; thence South 18 degrees 18 minutes 40 seconds West, 518.24 feet to the North right of way line of I-96 Expressway (300 feet wide limited access right of way); thence along a non tangent curve to the left along said Northerly right of way line, radius of 3,061.79 feet, through a central angle of 04 degrees 12 minutes 55 seconds, arc distance of 225.26 feet, chord bearing North 74 degrees 10 minutes 04 seconds West 225.21 feet; thence North 18 degrees 18 minutes 40 seconds East 447.70 feet to the South line of said subdivision; thence North 88 degrees 40 minutes 31 seconds East, along said Subdivision line, 238.89 feet to the Point of Beginning, containing 2.488 acres.

TOGETHER WITH and subject to a 66 foot wide easement for ingress, egress, public and private utilities, being part of the Southwest ¼ of Section 19, Town 2 North, Range 6 East, Brighton Township and part of the East ½ of Section 24, Town 2 North, Range 5 East, Genoa Township, Livingston County, Michigan, more particularly described as:

Commencing at the Southeast corner of said Section 24; thence North 00 degrees 19 minutes 55 seconds West, along the East line of said Section 24 and Township line, 2,599.29 feet to the Point of Beginning; thence along a non-tangent curve to the right, radius of 533.00 feet, through a central angle of 20 degrees 44 minutes 10 seconds, an arc distance of 192.90 feet, chord bearing North 76 degrees 29 minutes 41 seconds West, 191.85 feet to the Northerly right-of-way line of I-96 expressway (300 feet wide limited access) and point of reverse curve; thence along said right-of-way line along a curve to the left, radius a 3,061.79 feet; through a central angle of 16 degrees 40 minutes 35 seconds, an arc distance of 891.16 feet, chord bearing North 74 degrees 27 minutes 53 seconds West 888.02 feet; thence North 07 degrees 11 minutes 49 seconds East 66.00 feet; thence along a non-tangent curve to the right, radius of 3,127.79 feet, through a central angle of 16 degrees 40 minutes 35 seconds, an arc distance of 910.37 feet, chord bearing South 74 degrees 27 minutes 53 seconds East 907.16 feet to a point of reverse curve; thence along a curve to the left, radius of 467.00 feet; through a central angle of 20 degrees 13 minutes 18 seconds, an arc distance of 164.82 feet, chord bearing South 76 degrees 14 minutes 15 seconds East 163.97 feet to the East line of said Section 24 and Township line; thence continuing along a curve to the left, radius of 467.00 feet, through a central angle of 14 degrees 34 minutes 37 seconds, an arc distance of 118.81 feet, chord bearing North 86 degrees 21 minutes 47 seconds East 118.49 feet to a point of reverse curve; thence along a curve to the right, radius of 533.00 feet, through a central angle of 11 degrees 28 minutes 08 seconds, an arc distance of 106.69 feet, chord bearing North 84 degrees 48 minutes 33 seconds East 106.51 feet; thence South 89 degrees 27 minutes 23 seconds East 50.00 feet to a point of curve; thence along a curve to the right, radius of 533.00 feet, through a central angle of 10 degrees 13 minutes 23 seconds, an arc distance of 95.10 feet; chord bearing South 84 degrees 20 minutes 41 seconds East 94.98 feet to a point of reverse curve; thence along a curve to the left, radius of 467.00 feet; through a central angle of 11 degrees 08 minutes 11 seconds, an arc distance of 90.77 feet, chord bearing South 84 degrees 48 minutes 05 seconds East 90.63 feet; thence North 89 degrees 37 minutes 49 seconds East 582.51 feet to the Westerly right-of-way line of Grand River Avenue (100 feet wide); thence along said right-of-way line along a non-tangent curve to the right, radius of 2,241.88 feet, through a central angle of 01 degrees 42 minutes 17 seconds, an arc distance of 66.70 feet, chord bearing South 08 degrees 39 minutes 20 seconds East 66.70 feet; thence South 89 degrees 37 minutes 49 seconds West 592.13 feet to a point of curve; thence along a curve to the right, radius of 533.00 feet, through a central angle of 11 degrees 08 minutes 11 seconds, an arc distance of 103.60 feet, chord bearing North 84 degrees 48 minutes 05 seconds West 103.44 feet to a point of reverse curve; thence along a curve to the left, radius of 467.00 feet, through a central angle of 10 degrees 13 minutes 23 seconds, an arc distance of 83.33 feet, chord bearing North 84 degrees 20 minutes 41 seconds West 83.22 feet; thence North 89 degrees 27 minutes 23 seconds West 50.00 feet to a point of curve; thence along a curve to the left, radius of 467.00 feet; through a central angle of 11 degrees 28 minutes 08 seconds, an arc distance of 93.48 feet, chord bearing South 84 degrees 48 minutes 33 seconds West, 93.32 feet to a point of reverse curve; thence along a curve to the right, radius of 533.00 feet, through a central angle of 14 degrees 03 minutes 46 seconds, an arc distance of 130.82 feet, chord bearing South 86 degrees 06 minutes 21 seconds West, 130.49 feet to the Point of Beginning.

TOGETHER WITH the non-exclusive rights, and subject to the terms, conditions and limitations contained in the Sign Easement recorded in Liber 2026, page 819.

Parcel ID: 4711-24-200-063
Street Address: 7873 Conference Center Dr., Brighton

106.FEE PARCEL DESCRIPTION: UNIT 2411

Parcel 1:
Tract A, Registered Land Survey No. 178, Anoka County, Minnesota.

Parcel 2:
Together with the benefits for a perpetual non-exclusive easement for ingress and egress purposes over that part of Tract B, Registered Land Survey No. 178, Anoka County, Minnesota, described as commencing at the Southwest corner of Tract A, said Registered Land Survey No. 178; thence east along the South line of said Tract A for a distance of 79 feet to the actual Point of Beginning of the easement to be hereby described; thence south at right angles a distance of 30.00 feet; thence east parallel with said South line of Tract A to intersect the east line of said Tract B; thence northerly along said east line of Tract B to the Southeast corner of said Tract A; thence west along said South line of Tract A to the Point of Beginning, as described in Easement and Maintenance Agreement dated April 7, 1997, filed June 11, 1997 as Document No. 297317.

107.FEE PARCEL DESCRIPTION: UNIT 2415

Parcel 1:

All of Lot 5, Block 1, Bishop Heights, Dakota County, Minnesota.

AND

That part of Lot 4, Block 1, Bishop Heights, Dakota County, Minnesota lying Southerly of the following described line: Commencing at the Northwest corner of said Lot 4; thence Southeasterly along the Westerly line of said Lot 4 on an assumed bearing of South 21 degrees 15 minutes 20 seconds East, a distance of 107.57 feet to the point of beginning of the line to be described: thence North 68 degrees 44 minutes 40 seconds East, a distance of 80.50 feet; thence South 21 degrees 15 minutes 20 seconds East, a distance of 17.04 feet; thence South 18 degrees 58 minutes 24 seconds East a distance of 65.59 feet; thence North 89 degrees 59 minutes 25 seconds East, a distance of 216.22 feet: thence North 37 degrees 12 minutes 54 seconds East, a distance of 28.52 feet: thence North 89 degrees 25 minutes 20 seconds East a distance of 47.10 feet more or less to the Easterly line of said Lot 4 and there terminating.

Parcel 2:

The benefit of easements as set forth in Declaration of Reciprocal Easements and Restrictive Covenants dated April 15, 1997 filed April 24, 1997, as Document No. 1417203, Office of County Recorder, Dakota County, Minnesota; as amended by that certain Amended and Restated Declaration of Reciprocal Easements and Restrictive Covenants, dated May 27, 1998 filed May 29, 1998, as Document No. 1503592, Office of County Recorder, Dakota County, Minnesota.

108.FEE PARCEL DESCRIPTION: UNIT 2420

Lot Five (5) and the Southerly 61.00 feet of Lot Six (6), Ronding Acre Tracts, County of St. Louis, Minnesota.

Torrens Property
Certificate of Title No. 305711

TOGETHER WITH drainage and parking easements contained in Easement Agreement recorded April 11, 2006 as Document No. 815880.

109.FEE PARCEL DESCRIPTION: UNIT 2619

All of a tract located in the Southwest Quarter (SW1/4) of the Northwest Quarter (NW1/4) of Section 19, Township 27 North, Range 32 West, further described as follows:

A tract of land in DRURY FIRST SUBDIVISION in Section 19, Township 27 North, Range 32 West, in the City of Joplin, Newton County, Missouri, designated as a future parcel on the recorded Plat thereof, being more particularly described as follows:

Beginning at a cross in a manhole lid at the Northeast comer of Parcel 2 in DRURY FIRST SUBDIVISION in Section 19, Township 27 North, Range 32 West, Newton County, Missouri, thence South 89°05'14" East 220.50 feet along the South right-of-way line of 36th Street to an iron pin set at the
Northeast corner of the tract, thence South 01°15'02" West 300.00 feet to an iron pin found at the Southeast corner of the tract, thence North 89°04'40" West 220.50 feet to an iron pin set at the Southwest corner of the tract, thence North 01°15'02" East 299.96 feet to the point of beginning.

110.FEE PARCEL DESCRIPTION: UNIT 3002

Lot 3 of CORNERSTONE PLAZA, according to the map or plat thereof as recorded in Plat Book 88, Page 22 of the Public Records of Hillsborough County, Florida.

TOGETHER WITH those certain easements as set forth in Declaration of Covenants, Restrictions and Easements recorded in Official Records Book 10225, Page 596, of the Public Records of Hillsborough County, Florida.

111.FEE PARCEL DESCRIPTION: UNIT 3101

PARCEL I:

BEGINNING at a point on the Eastern right of way line of Black Horse Pike, said point referenced as North 11 degrees 23 minutes 38 seconds East a distance of 92.53 feet east of an iron pin on the southern right of way line of Vacated Border Avenue; thence from said point of beginning, the following fourteen courses and distance

1.	North 11 degrees 23 minutes 38 seconds East a distance of 334.20 feet to a point; thence

2.	South 78 degrees 36 minutes 22 seconds East a distance of 229.00 feet to a point; thence

3.	North 11 degrees 23 minutes 38 seconds East a distance of 312.88 feet to a point; thence

4.	South 78 degrees 36 minutes 22 seconds east a distance of 171.00 feet to a point; thence

5.	South 11 degrees 23 minutes 38 seconds West a distance of 47.26 feet to a point; thence

6.	South 64 degrees 31 minutes 26 seconds West a distance of 25.00 feet to a point; thence

7.	South 11 degrees 23 minutes 38 seconds West a distance of 113.46 feet to a point; thence

8.	South 01 degrees 45 minutes 44 seconds east a distance of 87.87 feet to a point; thence

9.	South 11 degrees 23 minutes 38 seconds West a distance of 201.13 feet to a point; thence

10.	North 78 degrees 36 minutes 22 seconds West a distance 5.00 feet to a point; thence

11.	South 11 degrees 23 minutes 38 seconds West a distance of 100.00 feet to a point; thence

12.	South 78 degrees 36 minutes 22 seconds a distance of 5.00 feet to a point; thence

13.	South 11 degrees 23 minutes 38 seconds West a distance of 96.42 feet to a point; thence

14.	North 76 degrees 55 minutes 22 seconds West a distance of 400.17 feet to a point, said point being the point of BEGINNING.

PARCEL II:

Together with an easement 80.03 feet in width along the southerly side of the fourteenth course herein and further described as follows:

BEGINNING at a point in the easterly right of way line of Route 42, said point being the intersection of the Centerline of Border Avenue Vacated) with the easterly right of way line of New Jersey State Highway Route 42 shown on Sheet 21 of the official tax map of Washington Township, Gloucester County, revised October 1989; thence

Along said right of way line of said Route 42 North 11 degrees 23 minutes 38 seconds East, a distance of 80.03 feet to the point of beginning of the above described Deed; thence

Along the final course of said Deed South 76 degrees 55 minutes 22 seconds East, a distance of 400.17 feet to the point of termination of the thirteenth course of said Deed; thence

Cont……

Extending the said thirteenth course in a southerly direction South 11 degrees 23 minutes 38 seconds West, a distance of 80.03 feet to a point in the aforesaid centerline of Border Avenue; thence

Along said centerline of Border Avenue South 76 degrees 55 minutes 22 seconds West, a distance of 400.17 feet to the point of BEGINNING.

PARCEL III:

Together with a right-of-way of ingress and egress as set forth in Mutual Access Non-Exclusive Agreement in Deed Book 2647, page 67.

PARCEL IV:

Together with a right-of-way of ingress and egress as set forth in Easement Agreement in Deed Book 4304, page 5.

FOR INFORMATIONAL PURPOSES ONLY:
Premises described herein is designated as Lot 1.01 Block 118 on the Tax Map of the Township of Washington, Gloucester County, NJ

112.FEE PARCEL DESCRIPTION: UNIT 3102

BEGINNING at a point in the southerly right of way line of New Jersey State Highway Route 38, said point being 1513.13 feet easterly along said right of way line from its intersection with the easterly right o way line of Rudderow Avenue; thence

1. Along said right of way line North 84 degrees 27 minutes 00 seconds East, a distance of 98.30 feet to an angle point therein; thence

2. Along the same South 05 degrees 33 minutes 36 seconds East a distance of 3.00 feet to the beginning of an offset portion in said right of way line; thence

3. Along said Right of way offset North 845 degrees 42 minutes 24 seconds East a distance of 197.80 feet to a point therein; thence

4. Along the northwesterly line of Lot 2.05 in Block 173.01 shown on the Official Tax Map of Maple Shade Township South 21 degrees 08 minutes 00 seconds West, a distance of 726.20 feet to a point in the southwesterly bank of the Pennsauken Creek; thence

5. Partially along the said stream bank and partially along the stream roper North 58 degrees 19 minutes 00 seconds West, a distance of 116.60 feet to an angle point therein; thence

6. Along the stream proper and close to the southwesterly bank of said stream North 43 degrees 30 minutes 00 seconds West, a distance of 150.00 feet to a point in the approximate centerline of said creek, said point being the southeasterly corner of Lot 2 in Block 173.01 feet; thence

7. Along the southeasterly line of Lot 2 North 19 degrees 10 minutes 00 seconds East, a distance of 514.50 feet to the point of BEGINNING.

FOR INFORMATIONAL PURPOSES ONLY:

Premises described herein is designated as Lot 2.04 Block 173.01 on the Tax Map of the Township of Maple Shade, Burlington County, NJ

113.FEE PARCEL DESCRIPTION: UNIT 3110

PARCEL I:

BEGINNING at a point in the southerly line of New Jersey State Highway Route 38 (90.00 feet wide), where the same is intersected by the easterly line of Block 284-A, Lot 20-BB as illustrated on a plan entitled "Major Subdivision, Woodland Falls Corporation Park," prepared by Taylor, Wiseman and Taylor (DWG No. 316-17058), dated March 1985, revised to November 01, 1985 and filed in the Camden County Clerk's Office on November 14, 1985 as Map No. 398-9 (Duplicate #709-9) and from said beginning point extends; thence, along New Jersey State Highway Route 38.

1.North 84 degrees 34 minutes 40 seconds East, 39.00 feet to a point of curvature, being a connecting curve between the southerly line of New Jersey Highway Route 38 with the westerly line of Lake Drive East ( 50.00 feet wide); thence on a curve to the right, having a radius of 80.00 feet

2.Southeastwardly, an arc distance of 125.66 feet to a point of tangency; thence, along said westerly line

3.South 05 degrees 25 minutes 20 seconds East, 196.88 feet (erroneously shown as 226.88 feet on said plan) to a point of curvature; thence still along the same, on curve to the left having a radius of 175.00 feet

4.Southeastwardly, an arc distance of 106.95 feet to a point in the same; thence along Block 284-A, Lot 4

5.South 49 degrees 33 minutes 38 seconds West, 53.26 feet to a point; thence still along same

6.North 76 degrees 54 minutes 46 seconds West, 231.00 feet to a point in line of Block 284-A, Lot 20-BCA; thence , along same and further along aforementioned Lot 20-BB

7.North 13 degrees 05 minutes 14 seconds Eat, 352.78 feet to the point and place of BEGINNING.

PARCEL II:

Together with rights under Declaration of Restrictions, Covenants and Easements recorded in Deed Book 4092, page 25; and as amended by as amended by First Amendment as set forth in Deed Book 4221, page 897 and as further amended by Second Amendment as set forth in Deed Book 4392, page 539; and as further amended by Third Amendment as set forth in Deed Book 4608, page 765

FOR INFORMATIONAL PURPOSES ONLY:
Premises described herein is designated as Lot 12 (XLot: 6) Block 284.02 on the Tax Map of the Township of Cherry Hill, Camden County, NJ

114.FEE PARCEL DESCRIPTION: UNIT 3114

BEGINNING at a point and concrete monument in the westerly right of way line of New Jersey State Highway No. 34 (80 feet wide), said point being the southeasterly most corner of Lot 1 Block 10.257 as depicted on the current tax assessment map of the Township of Old Bridge and running thence,

1.    North 88 degrees 38 minutes 00 seconds West, a distance of 253.34 feet to a point: thence,

2.    North 59 degrees 05 minutes 30 seconds West, a distance of 69.75 feet to a point; thence,

3.    North 20 degrees 46 minutes 50 seconds West, a distance of 49.24 feet to a concrete monument in the easterly right of way line of New Jersey State Highway No. 9 (140 feet wide); thence,

4.    North 30 degrees 45 minutes 16 seconds East, along said easterly right of way, a distance of 43.76 feet to a concrete monument; thence,

5.    North 36 degrees 13 minutes 52 seconds East, still along said easterly right of way, a distance of 409.70 feet to a concrete monument and point of curvature; thence,

6.    Along a non-tangent curve to the right, having a radius of 30.00 feet, an arc length of 64.29 feet, chord bearing of South 57 degrees 39 minutes 03 seconds East and a chord length of 52.67 feet to a concrete monument in the westerly right of way of New Jersey State Highway No. 34; thence,

7.    South 03 degrees 44 minutes 20 seconds West, along said westerly right of way, a distance of 68.60 feet to a railroad spike and point of curvature; thence,

8.    Still along said westerly right of way line and a curve tangent to the left, having a radius of 1,313.57 feet, an arc length of 361.43 feet to the point of BEGINNING.

FOR INFORMATIONAL PURPOSES ONLY:

Premises described herein is designated as Lot 1 Block 10257 on the Tax Map of the Township of Old Bridge, Middlesex County, NJ

115.FEE PARCEL DESCRIPTION: UNIT 3116

PARCEL I:

BEGINNING at a point on the Eastern right of way line of Black Horse Pike, said point referenced as North 11 degrees 23 minutes 38 seconds East a distance of 92.53 feet east of an iron pin on the southern right of way line of Vacated Border Avenue; thence from said point of beginning, the following fourteen courses and distance

1.	North 11 degrees 23 minutes 38 seconds East a distance of 334.20 feet to a point; thence

2.	South 78 degrees 36 minutes 22 seconds East a distance of 229.00 feet to a point; thence

3.	North 11 degrees 23 minutes 38 seconds East a distance of 312.88 feet to a point; thence

4.	South 78 degrees 36 minutes 22 seconds east a distance of 171.00 feet to a point; thence

5.	South 11 degrees 23 minutes 38 seconds West a distance of 47.26 feet to a point; thence

6.	South 64 degrees 31 minutes 26 seconds West a distance of 25.00 feet to a point; thence

7.	South 11 degrees 23 minutes 38 seconds West a distance of 113.46 feet to a point; thence

8.	South 01 degrees 45 minutes 44 seconds east a distance of 87.87 feet to a point; thence

9.	South 11 degrees 23 minutes 38 seconds West a distance of 201.13 feet to a point; thence

10.	North 78 degrees 36 minutes 22 seconds West a distance 5.00 feet to a point; thence

11.	South 11 degrees 23 minutes 38 seconds West a distance of 100.00 feet to a point; thence

12.	South 78 degrees 36 minutes 22 seconds a distance of 5.00 feet to a point; thence

13.	South 11 degrees 23 minutes 38 seconds West a distance of 96.42 feet to a point; thence

14.	North 76 degrees 55 minutes 22 seconds West a distance of 400.17 feet to a point, said point being the point of BEGINNING.

PARCEL II:

Together with an easement 80.03 feet in width along the southerly side of the fourteenth course herein and further described as follows:

BEGINNING at a point in the easterly right of way line of Route 42, said point being the intersection of the Centerline of Border Avenue Vacated) with the easterly right of way line of New Jersey State Highway Route 42 shown on Sheet 21 of the official tax map of Washington Township, Gloucester County, revised October 1989; thence

Along said right of way line of said Route 42 North 11 degrees 23 minutes 38 seconds East, a distance of 80.03 feet to the point of beginning of the above described Deed; thence

Along the final course of said Deed South 76 degrees 55 minutes 22 seconds East, a distance of 400.17 feet to the point of termination of the thirteenth course of said Deed; thence

Cont……

Extending the said thirteenth course in a southerly direction South 11 degrees 23 minutes 38 seconds West, a distance of 80.03 feet to a point in the aforesaid centerline of Border Avenue; thence

Along said centerline of Border Avenue South 76 degrees 55 minutes 22 seconds West, a distance of 400.17 feet to the point of BEGINNING.

PARCEL III:

Together with a right-of-way of ingress and egress as set forth in Mutual Access Non-Exclusive Agreement in Deed Book 2647, page 67.

PARCEL IV:

Together with a right-of-way of ingress and egress as set forth in Easement Agreement in Deed Book 4304, page 5.

FOR INFORMATIONAL PURPOSES ONLY:

Premises described herein is designated as Lot 1.01 Block 118 on the Tax Map of the Township of Washington, Gloucester County, NJ

116.FEE PARCEL DESCRIPTION: UNIT 3117

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situated and lying in Green Brook Township, County of Somerset, State of New Jersey, more particularly described as follows:

BEGINNING at a monument set at the intersection of the westerly sideline of Jefferson Avenue with the northerly sideline of New Jersey State Highway Route #22 and running; thence

1.    along said northerly sideline of New Jersey State Highway Route #22, South 52 degrees 34 minutes West, a distance of 264.16 feet to a monument set at the beginning of a curve; thence

2.    along said New Jersey State Highway #22 and curving to the right on a regular radius of 11409.19 feet, an arc distance of 169.36 feet to an iron pipe and the southeasterly corner of lands now or formerly Duraladd Products Corporation; thence

3.    along the line of said lands, North 33 degrees 26 minutes West, a distance of 300.00 feet to a point; thence

4.    North 52 degrees 52 minutes East, a distance of 233.56 feet to a point and corner of lands now or formerly Samuel Garboos; thence

5.    along the line of said lands, South 33 degrees 26 minutes East, a distance of 100.23 feet to a point and corner; thence

6.    continuing along said lands, North 52 degrees 34 minutes East, a distance of 200.00 feet to a point and corner in the westerly sideline of Jefferson Avenue; thence

7.    along said line of Jefferson Avenue, South 33 degrees 26 minutes East, a distance of 200.49 feet to a monument being the point and place of BEGINNING.

The above description is drawn in accordance with a survey made by Lippincott, Jacobs and Gouda, dated June 4, 1996.

FOR INFORMATIONAL PURPOSES ONLY:

Premises described herein is designated as Lot 15.01 Block 82 on the Tax Map of the Township of Green Brook, Somerset County, NJ

117.FEE PARCEL DESCRIPTION: UNIT 3120

BEGINNING at a point in the northeasterly Right-of-Way line of Klockner Road (width varies) as located North 30 degrees 52 minutes 08 seconds West, a distance of 23.78 feet from the northerly end of a curve, with a radius of 25.00 feet connecting the said Northeasterly Right-of-Way line of Klockner Road with the Northerly Right-of-Way line of Jug Handle of U.S. Route 130; Thence

1.    North 30 degrees 52 minutes 08 seconds West, along the said Northeasterly Right-of-Way line of Klockner Road, a distance of 423.17 feet to a point for a corner; Thence

2.    North 59 degrees 07 minutes 52 seconds East, leaving the Northeasterly Right-of-Way line of Klockner, a distance of 107.00 feet to a point of curvature; Thence

3.    Along the arc of a circle curving to the right with a radius of 140.00 feet, an arc length of 219.91 feet and a central angle of 90 degrees, to a point of tangency; Thence

4.    South 30 degrees 52 minutes 08 seconds East, a distance of 283.17 feet to a point for a corner; Thence

5.    South 59 degrees 07 minutes 52 seconds West, a distance of 247.00 feet to the point of BEGINNING.

Together with the use and benefit of the non-exclusive easements and rights as set forth in Reciprocal Easement and Operation Agreement by and between Outback Steakhouse of Florida, Inc., and HD Development of Maryland, Inc., dated December 29, 2006, recorded January 1, 2007 in Deed Book 5549, page 001.

FOR INFORMATIONAL PURPOSES ONLY:

Premises described herein is designated as Lot 5.09 Block 2612 on the Tax Map of the Township of Hamilton, Mercer County, NJ

118.FEE PARCEL DESCRIPTION: UNIT 3122

PARCEL I:

ALL that certain lot, parcel or tract of land, situate and lying in the Township of Evesham, County of Burlington, State of New Jersey, and being more particularly described as follows:

BEGINNING at a point in the Westerly line of New Jersey State Highway Route 73 (126 feet wide) a distance of 618.92 feet Southwardly from a monument corner to lands now or formerly of Theodore Plaska (Block 36, Lot 4, Evesham Township Tax Map) said point also being in the division line between Lots 4.02 and 4.05, Block 36 on the Plan hereinafter mentioned and extending; thence

(1) South 89 degrees 07 minutes 43 seconds West along said division line a distance of 480.18 feet to a point said point being in the Township dividing line of the Township of Evesham (Burlington County) from the Township of Voorhees (Camden County); thence

(2) North 12 degrees 41 minutes 15 seconds West along said Township line a distance of 605.95 feet to a point in the line of lands now or formerly of Theodore Plaska (Lot 4, Block 36, Tax Map); thence

(3) North 86 degrees 42 minutes 36 seconds East along said lands of Plaska, a distance of 610.91 feet to a point in the Westerly line of New Jersey State Highway Route 73; thence

(4) South 00 degrees 18 minutes 23 seconds East along the Westerly line of New Jersey State Highway Route 73, a distance of 618.92 feet to the first mentioned point and place of beginning.

PARCEL II:

Together with rights under the Declaration of Cross Easements as set forth in Deed Book 3888 page 264; Amended & Restated Declaration of Cross Easement as set forth in Deed Book 6352, page 230; Supplement to Amended and Restated Declaration of Cross Easements as set forth in Deed Book 6352, page 259; First Amendment to Supplement to Amended and Restated Declaration of Cross Easements in Deed Book 6399, page 960 and First Amendment to Amended and Restated Declaration of Cross Easements as set forth in Deed Book 6399, page 968.

BEING shown and designated as Lot 4-BA, Block 36, on Plan of Minor Subdivision, Plate 6, Block 36, Lot 4, Evesham Township, Burlington County, prepared by Korab, McConnell & Dougherty Assoc., PA, dated 11/20/1985 and last revised 12/09/1987 and duly filed in the Burlington County Clerk’s Office on 10/12/1988 as Map #04807.

FOR INFORMATIONAL PURPOSES ONLY:

Premises described herein is designated as Lot 4.05 Block 36 on the Tax Map of the Township of Evesham, Burlington County, NJ

119.FEE PARCEL DESCRIPTION: UNIT 3211

Parcel I:

That portion of the Northeast Quarter (NE 1/4) of the Northeast Quarter (NE 1/4) of Section 24, Township 21 South, Range 61 East, M.D. B. & M., according to the official plat of said land on file in the Office of the Bureau of Land Management, Clark County, Nevada, described as follows:

Parcel Two (2) of that certain Parcel Map in File 78 of Parcel Maps, Page 91, in the Office of the County Recorder of

Clark County, Nevada, and recorded April 11, 1994 in Book 940411 as Instrument No. 00901, Official Records.

Parcel II:

A non-exclusive right for ingress, egress and access as set forth in that certain document entitled "Grant of Easement (Landscape Improvements) and Rights of Ingress and Egress", recorded November 18, 1993, Instrument No. 00656, Book 931118, Official Records and amended by that “Amended and Restated Grant of Easement and Rights of Ingress and Egress” recorded November 21, 2000, Instrument No. 00781, Book 20001121, of Official Records.

APN: 162-24-503-006

120.FEE PARCEL DESCRIPTION: UNIT 3212

That portion of the Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section 23, Township 20 South, Range 60 East, MDM, described as follows:

Lot Two (2) of that certain Parcel Map in File 71 of Parcel Maps, Page 92 in the Office of the County Recorder of Clark County, Nevada, and recorded March 18, 1992 in Book 920318 as Instrument No. 00799, Official Records.

121.FEE PARCEL DESCRIPTION: UNIT 3213

Parcel One (1):

That portion of the North Half (N ½) of the Northwest Quarter (NW ¼) of Section 5, Township 22 South, Range 62 East, MDM, described as follows:

Parcel One-Two (1-2) of that certain Parcel Map in File 79 of Parcel Maps, Page 81, in the Office of the County Recorder of Clark County, Nevada, and recorded July 28, 1994 in Book 940728 as Instrument No. 01640, Official Records.

Parcel Two (2):

Non-exclusive easements over Lot One-One (1-1) of Parcel Map in File 79 of Parcel Maps, Page 81, in the Office of the County Recorder of Clark County, Nevada, and as created by Mutual Easement Agreements recorded May 31, 1989 in Book 890531 as Instrument No's 00561 and 00564, Official Records.

122.FEE PARCEL DESCRIPTION: UNIT 3214

Parcel One (1):

That portion of Lot One (1), Block One (1) of "Lakeside Plaza", a Commercial Subdivision on file in the Office of the County Recorder, in Book 38 of Plats, at Page 09 and that portion of Common Area Lot

"AS" as shown on said plat of "Lakeside Plaza" situated in the Northeast Quarter (NE 1/4) of the Northeast Quarter (NE ¼) of Section 8, Township 21 South, Range 60 East, M.D.M., City of Las Vegas, Clark County, Nevada, more particularly described as follows:

COMMENCING at the Northeast corner of the Northeast Quarter (NE 1/4) of the Northeast Quarter (NE ¼) of said Section 8, being the centerline intersection of Sahara Avenue (150 feet wide) and Durango Drive (100 feet wide); Thence South 89°50'13" West, along the North line of said Section 8, coincident with the centerline of said Sahara Avenue, 472.00 feet; Thence South 00°09'47" East, departing said North line of said centerline, 75.00 feet to the South right-of-way of said Sahara Avenue, being the North boundary of said Common Area Lot "AS", also being the POINT OF BEGINNING;

Thence continuing South 00°09'47" East, departing the South right-of-way of said Sahara Avenue and the North boundary of said Common Area Lot "AS", 332.00 feet; Thence South 89°50'13"West, 141.06 feet to the beginning of a curve concave Northeasterly having a radius of 16.50 feet; Thence Northwesterly, 11.35 feet along said curve, through a central angle of 39°25'28" to the beginning of a reverse curve concave Southwesterly, having a radius of 70.50 feet, to which beginning a radial line bears North 39°15'41" East; Thence Northwesterly, 48.51 feet along said curve, through a central angle of 39°25"28"; Thence South 89°50'13" West, 7.19 feet; Thence North 00°09'47"West, 312.20 feet to the South right-of-way of Sahara Avenue and the North boundary of said Common Area Lot "AS"; Thence North 89°50'13" East, along said South right-of-way and said North boundary, 203.50 feet, to the POINT OF BEGINNING.

Said land further described as Lot 1-3 on Record of Survey recorded August 2, 1995 in File 77 of Surveys, Page 85, Official Records.

Parcel Two (2):

A perpetual, non-exclusive easement for vehicular and pedestrian ingress and egress, parking and deliveries as provided for in and subject to that certain Declaration of Covenants, Conditions and Restrictions recorded February 15, 1995 in Book 950215 as Instrument No. 00044, Official Records.

APN: 163-08-510-006

123.FEE PARCEL DESCRIPTION: UNIT 3215

PARCEL ONE (1):

Parcel Two (2) of Parcel Map No. 3256 filed in the office of the County Recorder of Washoe County, State of Nevada, on October 9,1997, as File No. 2143323, Official Records.

PARCEL TWO (2):

Easements as set forth and for the purposes stated therein as contained in that certain Agreement, Establishment of Restrictions and Grant of Reciprocal Easements recorded October 10, 1989 as File No. 1354798, of Official Records; Amendment recorded March 9, 1994 as File No. 1773777 of Official Records and Amendment recorded October 9,1997 as File No. 2143321, of Official Records.

124.FEE PARCEL DESCRIPTION: UNIT 3217

Parcel I:

That portion of the Northwest Quarter (NW 1/4) of the Southeast Quarter (SE 1/4) of Section 5, Township 20 South, Range 61 East, MDM, described as follows:

Parcel One-One (1-1) as shown by map thereof on file in File 115 of Parcel Maps, Page 39 in the Office of the County Recorder, Clark County, Nevada

Parcel II:

A non-exclusive right for ingress, egress and access as set forth in that certain document entitled "Declaration of Cross Easements and Restrictions" dated July 10, 2006, and recorded July 11, 2006, as Instrument No. 04204, Book 20060711, Official Records.

125.FEE PARCEL DESCRIPTION: UNIT 3220

Parcel One (1):

A description of a portion of Lot One (1) of Belz Commercial Subdivision Outlot 1, A Commercial Subdivision, file in Plat Book 80, Page 7, of Clark County, Nevada, Plat Records, situate in the Northwest Quarter of Section 9, Township 22 South, Range 61 East, M.D.M., Clark County, Nevada and being more particularly described as follows:

Commencing at the Southwest Corner of said Lot One (1), on the East line of Las Vegas Boulevard, a public right-of-way;

Thence North 00°00’22” West, along the East line of Las Vegas Boulevard and the West line of said Lot 1, 195.28 feet to the Southwest Corner and the Point of Beginning hereof;

Thence continuing North 00°00’22” West along the East line of Las Vegas Boulevard and the East line of said Lot 1, 127.71 feet to the Northwest corner hereof at the Southwest corner of Lot 1B shown on a map recorded in File 132 of Surveys at Page 54 of the Clark County, Nevada, Survey Records;

Thence North 89°49’31” East, departing said East line of Las Vegas Boulevard and along the South line of said Lot 1B, 260.00 feet to the East line of said Lot 1 for the Northeast corner hereof;

Thence South 00°00’22” East, along the East line of said Lot 1, 128.47 feet to the Southeast corner hereof;

Thence South 89°59’38” West, 260.00 feet to the Point of Beginning Also known as Lot 1C as shown on that certain Record of Survey recorded July 6, 2004 in Book 20040706, as Instrument No. 02073 of Official Records, and filed in File 139 of Surveys, Page 28, in the Office of the County Recorder, Clark County, Nevada.

Parcel Two (2):

A non-exclusive easement for vehicular and pedestrian ingress and egress as contained in and limited to that Declaration of Covenants and Covenants and Easements recorded March 2, 1994 in Book 940302 of Official Records, Instrument No. 00074.

Parcel Three (3):

A non-exclusive easement for vehicular and pedestrian ingress and egress as contained in and limited to that certain Reciprocal Shopping Center Easement Agreement recorded August 7, 1997, in Book 970807 of Official Records, as Instrument No. 01270.

Parcel Four (4):

A non-exclusive easement and right to use entrances, exits and driveways as contained in and limited to that certain Declaration of Restrictions recorded August 19, 2003, in Book 20030819, of Official Records, as Instrument No. 02854.

Together with the non-exclusive rights, and subject to the terms, conditions, provisions and limitations of the following:

Access and Parking Easement Agreement dated November 19, 2004 recorded November 22, 2004, Instrument No. 03647, Book 20041122, Official Records

126.FEE PARCEL DESCRIPTION: UNIT 3357

PARCEL I:

ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Dewitt, County of Onondaga and State of New York, being part of Military Lot No. 50 in said Town, and being more particularly described as follows:

BEGINNING at a point in the southerly boundary of Erie Boulevard East, said point being the intersection of the easterly boundary of lands conveyed by Eileen R. Clifford to James G. Clifford and Raymond V. Grimaldi, Trustees of the Eileen R. Clifford Retained Annuity Trust by deed dated July 5, 1995 and recorded in Onondaga County Clerk's Office November 20, 1995 in Book 4042 of Deeds at Page 77 with said southerly boundary of Erie Boulevard East, said point also being 329.92 feet distant easterly, measured along said southerly boundary of Erie Boulevard East and its westerly prolongation, from the centerline of Thompson Road; running thence N 87° 28' 30" E along said southerly boundary of Erie Boulevard East, a distance of 243 .98 feet to an angle point therein; thence N 88° 41' 50" E continuing along said southerly boundary of Erie Boulevard East, a distance of 14.90 feet to the westerly boundary of lands conveyed by Martin N. Berry to The Berry Third Family Limited Partnership by deed dated February 13, 1992 and recorded in Onondaga County Clerk's Office March 20, 1992 in Book 3756 of Deeds at page 147; thence S 05° 38' 20" E along said westerly boundary of lands conveyed to The Berry Third Family Limited Partnership, a distance of 119.70 feet to the northeasterly corner of lands conveyed by Richard A. Gerharz to John Herlosky by deed dated May 2, 1986 and recorded in Onondaga County Clerk's Office May 6, 1986 in Book 3254 of Deeds at page 27; thence S 78° 36' 30" W along the northerly boundary of said lands conveyed by Gerharz to Herlosky and along the northerly boundary of lands conveyed by OnBank & Trust Co., f/k/a The Merchants National Bank and Trust Company of Syracuse to Emeka C. Anumba, M.D. by deed dated March 15, 1995 and recorded in Onondaga County Clerk's Office March 17, 1995 in Book 3989 of Deeds at page 168, a distance of 441.47 feet to the easterly boundary of the aforementioned Thompson Road; thence N 31 ° 20' 30" W along said easterly boundary of Thompson Road, a distance of 17.57 feet to the southerly boundary of the aforementioned lands conveyed to Clifford and Grimaldi, Trustees; thence N 78° 36' 30" E along said southerly boundary of land conveyed to Clifford and Grimaldi, Trustees, a distance of 186.35 feet to the southeasterly corner thereof; thence N 04° 27' 10" W along the aforementioned easterly boundary of lands conveyed to Clifford and Grimaldi, Trustees, a distance of 143.85 feet to the POINT OF BEGINNING.

PARCEL II:

ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Dewitt, County of Onondaga and State of New York, being part of Military Lot No. 50 in said Town and being more particularly described as follows:

BEGINNING at the northeasterly corner of lands conveyed by OnBank & Trust Co., f/k/a The Merchants National Bank and Trust Company of Syracuse to Emeka C. Anumba, M.D. by deed dated March 15, 1995 and recorded in Onondaga County Clerk's Office March 17, 1995 in Book 3989 of Deeds at page 168, said northeasterly corner being 179.96 feet distant easterly, measured along said northerly boundary of lands conveyed to Anumba, M.D., from the easterly boundary of Thompson Road; running thence N78° 36' 30"E along the southerly boundary of lands conveyed by John Herlowski, a/k/a John Herlosky to Olga Herlowski, Frank Herloski and John Herlosky in Trust for Helen Reidor, et al by deed dated February 22, 1965 and recorded in Onondaga County Clerk's Office March 17, 1965 in Book 2239 of Deeds at page 516, a distance of 261.51 feet to the westerly boundary of lands conveyed by Martin N. Berry to The Berry Third Family Limited Partnership by deed dated February 13, 1992 and recorded in Onondaga County Clerk's Office March 20, 1992 in Book 3756 of Deeds at page 147; thence S05°38'20"E along said westerly boundary of lands conveyed to The Berry Third Family Limited Partnership, a distance of 151.95 feet to the northeasterly comer of lands conveyed by Angelo Dellomorte to Harris and Shirley Sarkin by deed dated March 17, 1966 and recorded in Onondaga County Clerk's Office March 18, 1966 in Book 2291 of Deeds at page 357; thence S 78° 36' 30" W along the northerly boundary of said lands conveyed to Sarkin, a distance of 191.40 feet to the northeasterly boundary of said lands conveyed to Anumba, M.D.; thence N 31 ° 20' 30" W along said northeasterly boundary of lands conveyed to Anumba, M.D., a distance of 160.84 feet to the POINT OF BEGINNING.

127.FEE PARCEL DESCRIPTION: UNIT 3402

COMMENCING at an existing iron rebar in the original southwest boundary of East Independence Boulevard (U.S. Highway 74), said point being the most northeasterly corner of a parcel of land acquired by the Department of Transportation for highway purposes and being more particularly described in Deed Book 7126, Page 292 recorded in the Mecklenburg County Public Registry; thence N 40-13-35 W along said southwesterly boundary, passing through an existing iron rebar at a distance of 10.05 feet, a total distance of 197.85 feet to a point of curvature; thence continuing along said southwesterly highway boundary following a curve to the right having a radius of 6711.05 feet which subtends a chord bearing N 37-38-54 W a distance of 603.81 feet, an arc distance of 604.01 feet to a set punch hold in concrete curb “THE TRUE POINT OF BEGINNING”, running thence from said “TRUE POINT OF BEGINNING” along the common boundaries between said lands of High Equity Partners L.P.-Series 86 and part of lands conveyed to CK-Charlotte Retail #2(A) Limited Partnership and described in Deed Book 5985, Page 441 the following seven (7) courses:

1.S 54-51-06 W a distance of 189.07 feet to a new iron rebar;

2.N 35-08-54 W a distance of 180.00 feet to a set P.K. nail;

3.N 54-51-06 a distance of 148.00 feet to a set P.K. nail;

4.N 35-08-54 W a distance of 29.00 feet to a new iron rebar;

5.N 50-05-17 E a distance of 24.08 feet to a new iron rebar;

6.S 35-08-54 E a distance of 31.00 feet to a new iron rebar;

7.	N 54-51-06 E a distance of 17.94 feet to a new iron rebar in the southwesterly right-of-way boundary of East Independence Boulevard

Thence along said right-of-way boundary the following two (2) courses:

1.	S 34-51-23 E a distance of 154.99 feet to a point of curvature marked by a punch hole in the concrete curb;

2.
following a curve to the left, having a radius of 6711.05 feet which subtends a chord bearing S 34-57-50 E a distance of 25.01 feet, an arc distance of 25.01 feet to the “TRUE POINT OF BEGINNING”, continuing 0.7999 acres, more or less.

TOGETHER WITH those easements appurtenant to the above-described real property contained in the Declaration of Easements and Restrictive Covenants recorded in Book 5560, Page 230, as amended by First Amendment to Declaration of Easements and Restrictive Covenants and Declaration of Additional Restrictions recorded in Book 8741, Page 140; Declaration of Easements and Restrictive Covenants recorded in Book 5653, Page 703, as amended by First Amendment to Declaration of Easements an Restrictive Covenants and Modification of Purchase Option recorded in Book 8741, Page 124; and Declaration of Easements recorded in Book 5705, Page 541, as amended by Amendment to Declaration Easements and Restrictive Covenants recorded in Book 6977, Page 641, Mecklenburg County Registry.

128.FEE PARCEL DESCRIPTION: UNIT 3403

BEING all of Lot 18-A of NORTHCROSS CORPORATE CENTER, Phase 1-Map 7, as the same is shown on a map thereof recorded in Map Book 28, at Page 979 in the Mecklenburg Public Registry; said map being a division of Lot 18 as originally shown on a map thereof recorded in Map Book 28, Page 511 in the Mecklenburg Public Registry.

Together with the non-exclusive easement, if any, and subject to the terms, conditions, provisions and limitations of the following: Declaration of Covenants, conditions and easements recorded in Book 6229, Page 610; as supplemented and amended in Book 6959, Page 250; as supplemented and amended in Book 7071, Page 803; Book 8845, Page 260; Book 7659, Page 569; Book 8325, Page 365 and Ratification and Consent in Book 8899, Page 267.

129.FEE PARCEL DESCRIPTION: UNIT 3420

BEING Lot 30 as shown on Map entitled “Survey for Home Depot” dated November 21, 1994, and recorded in Book of Maps 1994, Page 1954 and re-recorded in Book of Maps 2004, Page 1904, Wake County Registry.

TOGETHER WITH easements appurtenant to the above-described real property contained in that Declaration of Cross Access recorded in Book 7468, Page 55, and in that Restrictive Covenants and Easement Agreement recorded in Book 11338, Page 2226, Wake County Registry.

130.FEE PARCEL DESCRIPTION: UNIT 3444

Known as 302 South College Road, Wilmington, New Hanover County, North Carolina. Beginning at an iron pipe in the western right-of-way line of N.C. Highway #132 (200 foot right-of-way), said pipe being North 33-19 East 177.71 feet and North 31-31 East 180 feet (chord distance) from the intersection of the northern right-of-way line of New Centre Drive (75.0 foot right-of-way) and the western right-of-way line of said N.C. Highway 132. Running thence from said point of beginning North 55-46 West 307.40 feet to an iron pipe; thence North 34-14 East 172.50 feet to an iron pipe; thence South 55-46 East 288.50 feet to an iron pipe in the western right-of-way line of said N.C. Highway #132; thence with said western right-of-way line South 27-58-45 West 173.53 feet (chord distance) to the point of beginning and containing 1.18 acres.

Together with the non-exclusive rights, and subject to the terms, conditions, provisions and limitations of the following: Non-Exclusive Easement for parking, ingress and egress as set forth in document recorded July 26, 1977 in Book 1106, Page 734, New Hanover County Registry.

131.FEE PARCEL DESCRIPTION: UNIT 3446

BEGINNING at an existing iron pipe located in the southern right-of-way of US Highway 15-501, said iron pipe being a Control Corner having NC Grid Coordinates of N=801,559.951 and E=2,001,558.859; thence along a curve to the right having a radius of 19.30 feet and a chord bearing North 82-55-53 East, an arc distance of 14.06 feet to an existing iron pipe located in the western right-of-way of Mt. Moriah Road’ thence running with the western right-of-way of Mt. Moriah Road South 00-03-23 East 328.56 feet to an existing iron pipe; thence South 00-11-56 East 2.01 feet to an existing iron pipe; thence with a curve to the right having a radius of 25 feet and a chord bearing of South 44-48-04 West, an arc distance of 39.27 feet to an existing iron pipe in the northern right-of-way of Ladle Drive; thence continuing with the right-of-way of Ladle Drive South 89-48-04 West 16.87 feet to an existing iron pipe; thence along a curve to the right having a radius of 100 feet and a chord bearing of North 59-31-53 West, an arc distance of 107.05 feet to an existing iron pipe; thence North 28-51-49 West 183.86 feet to an existing iron pipe; thence along a curve to the right having a radius of 25 feet and a chord bearing of North 16-08-01 East, an arc distance of 39.27 feet to an existing iron pipe located in the southern right-of-way of US Highway 15-501; thence with the southern right-of-way of US Highway 15-501 North 61-07-52 East 222.28 feet to the POINT AND PLACE OF BEGINNING, and being all of Tract A, containing 1.371 acres, as shown on plat entitled “Final Plat for P&S Properties Ltd. Partnership,” prepared by Triangle Surveyors, dated May 10, 1993, recorded in Book of Maps 129, Page 175, Durham County Registry.

TOGETHER WITH all rights, title and interest in the easements created pursuant to the certain Dedication of Easement dated May 27, 1993 and recorded in Book 1852, Page 404, Durham County Registry.

132.FEE PARCEL DESCRIPTION: UNIT 3447

BEGINNING at a point in the center line of Highland Oaks Drive said point being the southeastern corner of property described in Book 1721, Page 1171, Forsyth County Registry; thence with the center line of Highland Oaks Drive North 60-07-54 East 10.44 feet to a point; thence continuing with said center line along a curve to the left having a chord bearing and distance of North 09-05-53 East 112.27 feet and a radius of 72.20 feet and an arc length of 128.62 feet to a point; thence continuing with said center line North 41-56-08 West 27.27 feet to a point; thence leaving said center line North 52-26-21 East 20.06 feet to a point in the eastern right-of-way line of Highland Oaks Drive; thence continuing North 52-26-21 East 200.00 feet to a point marked by an iron; thence South 37-33-39 East 280.00 feet to a point marked by an iron; thence South 52-26-21 West 223.54 feet to a point marked by an iron located in the northern line of property described in Book 1745, Page 4563; thence North 81-03-24 West 117.44 feet to a point marked by an iron; thence North

41-00-48 West 92.12 feet to the point and place of BEGINNING, containing 1.701 acres, more or less, as shown on survey prepared for Outback Steak House by United, LTD., dated May 17, 1993.

JOINT DRIVE
Together with the benefits as set for in that certain Joint Drive Agreement:

BEGINNING at a point in the center of Highland Oaks Drive as described in description for Highland Oaks Drive attached to this instrument, said point being the northernmost northwestern corner of the Property; running thence with the northernmost northwestern boundary line of the Property; running thence with said northernmost northwestern boundary line of the Property North 52-26-21 East 220.06 feet to a point marked by an iron at the northernmost corner of the Property. The line thus described is the center line of the Joint Drive, the northwesternmost line is 20 feet northwestwardly from the parallel to the center line; the southeasterly boundary thereof lies within the Property and is southeastwardly 20 feet from and parallel to said line; the southwestern boundary of the joint driveway is the northeastern right-of-way line of Highland Oaks Drive and the northeastern boundary of the Joint Drive is the northwesternmost 20 feet of the northeastern line of the Property and an extension of said line North 37-33-39 West 20 feet.

SIGHT EASEMENT

BEGINNING at a point in the center line of Highland Oaks Drive, said point being the intersection of the center line of Highland Oaks Drive with the southwestward extension of the northwestern line of the 40 foot easement described as the Joint Drive in this instrument, said point being located North 41-56-08 West 20.00 feet along the center line of Highland Oaks Drive from the northwestern corner of the Property; thence leaving the center line of said Highland Oaks Drive and running along a line 20 feet northwestward from and parallel to the center line of the Joint Drive North 52-26-21 East approximately 220.00 feet to a point located North 37-33-39 West 20 feet from the northeastern corner of the Property; thence from said point North 32-55-45 West 20 feet more or less to a point in the southeastern right-of-way line of Interstate 40; thence along the southeastern right-of-way line of Interstate 40 South 57-04-15 West 52.78 feet to a monument; thence continuing with said right-of-way line along a curve to the right having a chord bearing and distance of South 43-57-31 West 131.70 feet and a radius of 918.51 feet to a point in said right-of-way line; thence along a line 25 feet northwest of and parallel to the northern line of the Property South 52-26-21 West approximately 42.23 feet to a point in the center line of Highland Oaks Drive; thence with the center line of Highland Oaks Drive South 41-56-08 East 5.00 feet more or less to the point and place of BEGINNING.

DESCRIPTION FOR HIGHLAND OAKS DRIVE

BEGINNING at a point at the eastern terminus of the center line of Highland Oaks Drive as described in a deed recorded in Book 1721, Pages 1173 and 1174; thence North 65-22-39 West 6.15 feet to a point; thence North 26-52-17 West 15.01 feet to a point at the eastern terminus of the northwestern right-of-way line of Highland Oaks Drive as described in the deed referred to; thence North 60-07-54 East 13.23 feet to a point; thence along a curve to the left having a chord bearing and distance of North 09-05-53 East 81.17 feet, a radius of 52.20 feet and an arc length of 92.99 feet to a point; thence North 41-56-08 West 111.05 feet to a point in the southern right-of-way line of Hanes Mall Boulevard; thence along the southern right-of-way line of Hanes Mall Boulevard on a curve to the left having a chord bearing and distance of North 51-30-34 East 20.03 feet to a point; thence continuing along the southern right-of-way line of Hanes Mall Boulevard along a curve to the left having a chord bearing and distance of North 50-10-23 East 20.03 feet to a point; thence South 41-56-08 East 110.05 feet to a point; thence along a curve to the right having a chord bearing and distance of South 09-05-53 West 143-37 feet, a radius of 92.20 feet and arc length of 164.25 feet to a point; thence South 60-07-54 West 6.50 feet to a point; thence North 41-00-48 West 20.38 feet to the point and place of BEGINNING, Being an eastwardly and northerly extension of Highland Oaks Drive, as delineated on survey prepared for Outback Steak House by United, LTD., dated May 17, 1993.

PROPOSED PARKING EASEMENT

BEGINNING at an iron located in the easternmost corner of the Property; thence South 37-33-39 East 81.83 feet to a point; thence South 52-26-21 West 114.32 feet to a point; thence North 82-33-39 West 115.73 feet to a point in the corner line of the Property, said point being North 52-26-21 East 27.39 from an iron at the southernmost boundary line of the Property; thence North 52-26-21 East 196.15 feet to the point and place of BEGINNING, containing 12,702.90 square feet, as shown on survey prepared for Outback Steak House by United, LTD., dated May 17, 1993.

Together with the non-exclusive rights, if any, and subject to the terms, conditions, provisions and limitations of the following:

That certain storm drainage easement as set forth in Grant of Easement recorded in Book 1789, Page 240, Forsyth County Registry.

133.FEE PARCEL DESCRIPTION: UNIT 3448

Lying and being in Gaston County, North Carolina and being more particularly described as follows:

BEGINNING at an established iron pin situate on the southernmost margin of the right of way of Burt Avenue (formerly known as Goforth Avenue), a 60 foot right of way, at the northwesternmost corner of the property of Laurinburg KFC Take Home, Inc., now or formerly, as described in Deed Book 1424 at Page 842 in the Gaston County Public Registry: running thence from said point of BEGINNING with the division line of Laurinburg KFC Take Home, Inc., now or formerly, the following two courses and distances: (1) South 05°56’40” East 134.06 feet to an existing iron pin; and (2) North 84°01’25” East 183.96 feet to an existing iron pin situate on the westernmost margin of the right of way of N. New Hope Road (NC #279): thence with the westernmost margin of the right of way of N. New Hope Road the following four courses and distances: (1) South 03°43’20” West 57.80 feet to a concrete monument; (2) North 83°36’10” West 14.55 feet to an iron pin set; (3) South 03°44’48” West 35.73 feet to an iron pin set; and (4) South 51°11’40” West 109.84 feet to a concrete monument situate at the point where the westernmost margin of the right of way of N. New Hope Road intersects with the northernmost margin of the right of way for Interstate Highway #85; thence with the northernmost margin of the right of way of Interstate Highway #85, the following seven courses and distances: (1) North 74°41’32” West 61.59 Feet to an existing iron pin; (2) North 74°33’04” West 47.58 feet to an existing iron pin: (3) North 74°37’22” West 52.38 feet to an existing iron pin: (4) North 72°47’13” West 100.17 feet to an existing iron pin; (5) North 70°59’03” West 100.88 feet to an existing iron pin; (6) North 68°17’09” West 99.29 feet to an existing iron pin; and (7) North 66°17’31” West 109.55 feet to an existing iron pin; thence leaving the northernmost margin of the right of way of Interstate Highway #85, North 08°28’28” West 41.12 feet to an existing iron pin situate on the southernmost margin of the right of way of Burt Avenue (formerly known as Goforth Avenue); thence with the southernmost margin of the right of way of Burt Avenue, North 83°59’12” East 457.25 feet to the point and place of Beginning, containing 2.134 acres.

134.FEE PARCEL DESCRIPTION: UNIT 3450

All that tract designated as Lots Eleven (11) and Twelve (12) in Block “C” of that certain Subdivision known as “South Side Commercial Center”, in the City of Greenville, Pitt County, North Carolina as shown on a map of said subdivision prepared by Rivers and Associates, Inc., dated April 27, 1965, which map is recorded in Map Book 15, Page 22, in the office of the Register of Deeds of Pitt County, North Carolina, reference to which is hereby made for a more specific description.

TOGETHER with an easement for drainage as described in that certain Grant Easement dated November 16, 1966, executed by Harry H. Lowry and wife, Marion T. Lowry to Maola Properties, Inc., recorded in Book O-36, at Page 478, Pitt County Register of Deeds, said drainage easement extending from the above described property across the northern portion of Lot No. 13 and being more particularly described as follows:

The northern 5 feet only of Lot No. 13 of the South Side Commercial Center, as shown on map of same made by Rivers & Associates, Inc., dated April 27, 1965, which duly appears of record in Map Book 15, page 22, of the Pitt County Register of Deeds, and which 5 foot strip of land abuts the common boundary line between Lot Nos. 13 and 18 in the aforesaid Subdivision. The easement herein granted is limited solely to the installation and maintenance of an underground pipe or tile for the drainage of surface water only from the lands owned by the grantor to the drainage easement as shown on the aforesaid map of South Side Commercial Center and for no other purpose.

BEING all of that property conveyed to Maola Milk and Ice Cream Company from Regional Properties Co., by deed dated March 28, 1994, identified as Tract One in that certain deed recorded in Deed Book 504, Page 499 in the Pitt County Register of Deeds.

135.FEE PARCEL DESCRIPTION: UNIT 3451

New Tract Z of the Final Plat for Outback Steakhouse, a plat of which is recorded in Plat Book 117, Page 121, in the Office of the Register of Deeds, Guilford County, North Carolina.

136.FEE PARCEL DESCRIPTION: UNIT 3452

That certain parcel or tract of land lying and being in Sandhills Township, Moore County, North Carolina. Bounded on the north by W M Pinehurst Associates Limited Partnership, on the east by Southern Road, on the south by W M Pinehurst Associates Limited Partnership, on the west by Sandhills Area Land Trust conservation easement and being more particularly described as follows:

BEGINNING at a new iron rod in an east line of the 3.25 acre conservation easement area #2 as shown on a plat recorded in Plat Cabinet 6, Slide 252, Moore County Registry, said rod being located North 04-04-17 West 359.57 feet from an existing concrete monument, the most southwesterly corner of Lot #2, W M Pinehurst Associates Limited Partnership, as shown on said plat; thence continuing as said conservation East line the following courses: North 20-13-59 West 106.76 feet to a new iron rod, South 44-11-42 West 55.43 feet to a new iron rod, North 18-24-28 W. 249.94 feet to a new iron rod; thence leaving said conservation line, North 18-24-28 West 34.81 feet to a new iron rod; thence North 27-21-27 East 74.99 feet to a new iron rod; thence North 71-25-25 East 90.00 feet to a new iron rod in the west R/W (60 foot R/W) of Southern Road; thence as said R/W South 28-18-00 East 93.31 feet to an existing iron rod, the P.C. of a curve to the left having a radius of 294.00 feet, a delta angle of 55-24-07, an arc length of 284.28 feet, a chord bearing and distance of South 56-00-04 East 273.34 feet to an existing iron rod, a P.O.C. of said curve; thence leaving said R/W South 12-22-28 West 127.35 feet to a new iron rod; thence South 71-25-25 West 208.72 feet to the beginning containing 1.98 acres, more or less, as computed by coordinates and being all of Lot 2, Parcel A, of W M Pinehurst Associates Limited Partnership as shown in Plat Cabinet 6, Slide 252, Moore County Registry. Bearings herein are to above said reference and distances are horizontal ground.

TOGETHER WITH those easements appurtenant to the above-described real property provided in that Reciprocal Easement Agreement recorded in Book 1199, Page 325, Moore County Registry.

137.FEE PARCEL DESCRIPTION: UNIT 3453

Situated on the north side of Gateway Boulevard, Rocky Mount, Nash County, North Carolina.

BEGINNING at a point located by extending a line from a Concrete Monument in the northeastern property line of Curtis Ellis Drive at its intersection with the sight distance line between the northeastern property line of Curtis Ellis Drive and the southeastern property line of Winstead Avenue Extension, South 44-47-24 East 127.12 feet to a stake, North 68-27-10 East 418.22 feet to an existing pipe and South 68-00-00 East 209.76 feet to an existing iron pipe, a southeast corner with Rocky Mount Tectel I, LLC (Comfort Inn) in the northern property line of Gateway Boulevard, the point of beginning, and from such beginning point running thence along the northern property line of Gateway Boulevard, South 68-00-00 East 160.28 feet to an iron pipe set, a new corner with Harry William Hull, Jr.; thence along a new line with Hull, North 45-12-36 East 323.58 feet to an iron pipe set in the southern property line of U.S. Highway 64 Bypass; thence along the southern property line of U.S. Highway 64 Bypass, North 51-53-17 West 29.55 feet to a right of way monument and North 60-44-56 West 261.50 feet to an existing iron pipe, a northeast corner of Rocky Mount Tectel I, LLC; thence along the line of Rocky Mount Tectel I, LLC, South 22-00-00 West 338.60 feet to an existing iron pipe in the northern property line of Gateway Boulevard, the point of beginning, containing 1.68 acres according to Map of Survey for Outback Steakhouse by Mack Gay Associates, P.A., dated October 31, 1996, revised December 13, 1996, and being Lot 2, Block A of Property of Harry William Hull, Jr. and further being a portion of that property conveyed by Murveree F. Deans, et al, to Michael V. Barnhill and Harry William Hull, Jr. by deed dated August 1, 1988, recorded in Book 1259, Page 28, Nash County Registry. See also those deeds from Michael V. Barnhill to Harry William Hull, Jr. dated September 3, 1992, recorded in Book 1389, Page 66, Nash County Registry, and from Carol L. Barnhill to Harry William Hull, Jr. dated December 22, 1992, recorded in Book 1396, Page 3, Nash County Registry.

138.FEE PARCEL DESCRIPTION: UNIT 3454

BEING known and designated as Lot 18-B of NORTHCROSS CORPORATE CENTER, Phase 1-Map 7, as the same is shown on a map thereof recorded in Map Book 28, at Page 979 in the Mecklenburg Public Registry.

Together with the non-exclusive easement, if any, and subject to the terms, conditions, provisions and limitations of the following: Declaration of Covenants, conditions and easements recorded in Book 6229, page 610; as supplemented and amended in Book 6959, Page 250; Book 7071, Page 803; Book 7659, Page 569; Book 8325, Page 365; Book 8421, Page 491; Book 8845, Page 260 and Book 8899, Page 267.

139.FEE PARCEL DESCRIPTION: UNIT 3455

A tract of land in Boone Station Township, City of Burlington, Alamance County, North Carolina, adjoining Longpine Road, and BEING ALL OF LOT ONE (1), Final Plat, Re-division of property of HOLT MANUFACTURING COMPANY, INC., as the same is recorded in Plat Book 58, Page 175 of the Alamance County Registry, to which reference is hereby made for a more complete and accurate description of the same.

Together with a non-exclusive easement for underground sanitary sewer line as described in Deed Book

1106, Page 94.

140.FEE PARCEL DESCRIPTION: UNIT 3458

COMMENCING at North Carolina Geodetic Station “Ransom”, NAD 83 grid coordinates of North 874,973.5795 East 1,211,216.7508, North 11-29-25 West 556.14 feet (grid bearing and grid distance, combined factor .09998233) to the point and place of beginning, said beginning point being a new iron pipe and having NAD 83 grid coordinates of North 875,518.5736 East; 1,211,105.9668, said beginning point also being in the proposed new northern property line of (now or formerly) Northwest Construction, Inc., Tract II, said line also being the proposed new southern boundary line of (now or formerly) Northwest Construction, Inc., Tract I Deed Book 199, Page 805; thence South 83-36-48 West 158.58 feet (horizontal ground distances given from here forth) to a new iron pipe; thence continuing with proposed new property line South 83-40-42 West 155.44 feet to a new iron pipe, said iron pipe being in the western line of (now or formerly) Northwest Construction, Inc., Tract II Deed Book 199, Page 805, said point also being in the eastern line of (now or formerly) Pitts Oil Company, Inc., Deed Book 84, Page 164 further describing said point as being located North 04-32-03 East 40.73 feet of northwest corner of (now or formerly) Northwest Construction, Inc., Tract II Deed Book 199, Page 805; thence with the eastern line of (now or formerly) Pitts Oil Company, Inc. Deed Book 84, Page 164, same line being the previous western boundary of (now or formerly) Northwest Construction, Inc., Tract II Deed Book 199, Page 805, North 04-32-03 East 9.18 feet to a point, said point being the northwest corner of (now or formerly) Northwest Construction, Inc., Tract II Deed Book 199, Page 805, said point also being the southwest corner of (now or formerly) Northwest Construction, Inc., Tract I Deed Book 199, Page 805; thence continuing with the eastern line of (now or formerly) Pitts Oil Company, Inc., Deed Book 84, Page 164 and (now or formerly) Velma J. Hayes, Deed Book 95, Page 584 eastern property line North 04-32-03 East 300.00 feet to an existing iron pipe, said point being the southwest corner of (now or formerly) David G. Cox (Deed Book 204, Page 941); thence with the southern line of (now or formerly) David G. Cox North 88-16-23 East 266.53 feet to a new iron pipe, said point being the southeast corner of (now or formerly) David G. Cox; thence continuing North 88-16-23 East 50.05 feet to a point in the centerline of US Highway 321; thence with the centerline of US Highway 321 South 04-18-57 East 278.22 feet to a point; thence leaving the centerline of US Highway 321 South 83-36-48 West 50.03 feet to the point and place of beginning. The above described property contains 2.279 acres, more or less, (area including right of way, area excluding right of way is 1.957 acres, more or less, DMD.

Together with a 40 foot easement for ingress, egress and regress over the Grantors’ property located South of the above described tract consisting of 12,689 square feet, more or less, acquired under deed recorded in Book 1296, Page 190, Watauga County Registry, and more particularly described as follows:

COMMENCING at NCGS Monument Ransom which has NC grid NAD 83 coordinates of North 874,973.5795 East 1,211,216.7508 North 11-29-25 West (NC NAD 83 grid meridian) 556.14 feet (average combined grid factor is 0.9998233) to the point and place of beginning, a new iron pipe which has coordinates of North 875,518.5736 East 1,211,105.9668, said point being in the western right of way of US Highway 321, said point also being the southeast corner of proposed Tract 1; thence with the western right of way of US Highway 321 South 04-18-57 East 17.48 feet to a point; thence continuing South 05-02-06 East 22.54 feet to a point; thence with the proposed southern line of 40’ ingress, egress and regress easement South 83-36-48 West 157.46 feet to an existing iron pipe; thence continuing South 83-40-42 West 163.11 feet to an existing iron pipe, said point being a southwest corner of proposed 40’ ingress, egress and regress easement, said point also being the southeast corner of (now or formerly) Pitt Oil Company, Inc. (Deed Book 84, Page 164); thence with the eastern line of (now or formerly) Pitt Oil Company, Inc. North 04-32-03 East 40.73 feet to a new iron pipe, said point being the southwest corner of proposed Tract 1; thence with the southern line of proposed Tract 1 North 83-40-42 East 155.44 feet to a new iron pipe; thence continuing North 83-36-48

East 158.58 feet to the point and place of beginning. The above described property contains 12,289 square feet, more or less, DMD.

141.FEE PARCEL DESCRIPTION: UNIT 3460

Lying in the City of Hendersonville, in Henderson County, North Carolina and being a portion of the properties of Ken-Ken Corp. as described in Deed Book 976, Pages 96 and 99 of the Henderson County Records and being a portion of that sixty-foot wide right of way for Mitchell Drive (SR 1896) as approved for abandonment by the State of North Carolina Department of Transportation (NCDOT) on December 3, 1999 (reference: Petition No. 44091, dated October 8, 1999). Being more particularly described as follows:

BEGINNING at an iron rod with a cap set on the northern edge of the existing sixty-foot wide right of way for Mitchell Drive, said point being located South 27-58-24 East for a distance of 744.77 feet from the NCGS Monument “Hendersonville”;

THENCE along a curve to the right having a radius of 656.94 feet and an arc length of 193.12 feet, being subtended by a chord of South 56-02-35 East for a distance of 192.42 feet to an iron rod with a cap set on the edge of the controlled access right of way for Interstate Highway 26;

THENCE along a curve to the right having a radius of 205.21 feet and an arc length of 80.31 feet, being subtended by a chord of South 36-24-36 East for a distance of 79.80 feet to an iron rod with a cap set on the edge of the controlled access right of way for Interstate Highway 26;

THENCE South 05-23-48 West for a distance of 71.44 feet to an iron rod with a cap set, formerly a ¾ inch iron pipe found as shown on slide 3217 of the Henderson County Records, on the edge of the controlled access right of way for Interstate Highway 26;

THENCE South 07-45-15 West for a distance of 35.14 feet to an iron rod with a cap set on the edge of the controlled access right of way for Interstate Highway 26;

THENCE South 83-55-00 East for a distance of 28.43 feet to an iron rod with a cap set, formerly a concrete monument found as shown on slide 3217 of the Henderson County Records, on the edge of the controlled access right of way for Interstate Highway 26;

THENCE South 31-57-25 East for a distance of 99.43 feet to an iron rod with a cap set, formerly a concrete monument found as shown on slide 3217 of the Henderson County Records, on the edge of the controlled access right of way for Interstate Highway 26;

THENCE South 31-49-08 East for a distance of 36.40 feet to an iron rod with a cap set on the edge of the controlled access right of way for Interstate Highway 26;

THENCE North 83-07-38 West for a distance of 338.66 feet to an iron rod with a cap set on the eastern edge of the new fifty-foot wide right of way for Mitchell Drive;

THENCE North 06-31-13 East for a distance of 357.73 feet to an iron rod with a cap set on the eastern edge of the new fifty foot wide right of way for Mitchell Drive which intersects the existing sixty-foot wide right of way for Mitchell Drive, being the Point of Beginning, and being as shown on survey by G. Marcus Brittain, Job No. 99062R1, dated October 1999, and last revised December 18, 1999.

Appurtenant Easement:

TOGETHER WITH AN EASEMENT FOR ACCESS AND UTILITES over a portion of the right-of-way known as Mitchell Drive as described in Declaration of Restrictions recorded in Book 1013, Page 483, Henderson County Registry, said easement being more particularly described as follows:

BEGINNING at a point where the eastern edge of the new fifty-foot wide right of way for Mitchell Drive intersects the southern edge of the existing sixty-foot wide right of way for Mitchell Drive. Said point being located South 06-31-13 West for a distance of 63.86 feet from the Point of Beginning of the parcel described;

THENCE South 06-31-13 West for a distance of 293.89 feet to an iron rod with a cap set on the eastern edge of the new fifty-foot wide right of way for Mitchell Drive and at the southwest corner of the parcel shown;

THENCE South 06-31-13 West for a distance of 15.27 feet to a point on the edge of the new fifty-foot wide right of way for Mitchell Drive;

THENCE along a curve to the left having a radius of 25.00 feet and an arc length of 21.03 feet, being subtended by a chord of South 17-34-29 East for a distance of 20.41 feet to a point of the edge of the new fifty-foot wide right of way for Mitchell Drive;

THENCE along a curve to the right having a radius of 50.00 feet and an arc length of 241.19 feet, being subtended by a chord of North 83-28-47 West for a distance of 66.67 feet to a point on the edge of the new fifty-foot wide right of way for Mitchell Drive;

THENCE along a curve to the left having a radius of 25.00 feet and arc length of 21.03 feet, being subtended by a chord of North 30-36-54 East for a distance of 20.41 feet to a point of the edge of the new fifty-foot wide right of way for Mitchell Drive;

THENCE North 06-31-13 East for a distance of 256.24 feet to a point on the edge of the new fifty-foot wide right of way for Mitchell Drive;

THENCE North 83-28-47 West for a distance of 5.00 feet to a point on the edge of the new fifty-foot wide right of way for Mitchell Drive;

THENCE along a curve to the left having a radius of 90.60 feet and an arc length of 123.07 feet, being subtended by a chord of North 32-23-43 West for a distance of 113.82 feet to a point of the edge of the new fifty-foot wide right of way for Mitchell Drive where it intersects the Southern edge of the existing sixty-foot wide right of way for Mitchell Drive;

THENCE along a curve to the right having a radius of 1313.99 feet and an arc length of 72.24 feet, being subtended by a chord of South 69-44-09 East for a distance of 72.23 feet to a point on the Southern edge of the existing sixty-foot wide right of way for Mitchell Drive;

THENCE along a curve to the right having a radius of 596.94 feet and an arc length of 59.32 feet, being subtended by a chord of South 65-18-51 East for a distance of 59.29 feet to a point where the eastern edge of the new fifty-foot wide right of way for Mitchell Drive intersects the southern edge of the existing sixty-foot wide right of way for Mitchell Drive, being the Point of Beginning, and being as shown on survey by G. Marcus Brittain, Job No. 99062R1, dated October 1999, and last revised December 18, 1999.

142.FEE PARCEL DESCRIPTION: UNIT 3461

BEGINNING at a found railroad spike located North 23-26-47 West 562.72 feet from NCGS monument “Innes” (per survey for Towne Creek Commons, LP and Regency Land Corporation, GP, by Donald J. Moore,

RLS-3482, dated 1-18-96, revised 5-8-96: “Innes” x = 1,566,543.57 Y = 697,443.04 NAD 83; CG factor 0.9998692); said spike also being the southeastern corner of Quality Oil (now or formerly; Deed Book 610, Page 491); hereinafter all references to the Rowan County Registry of Deeds; thence from said point of Beginning, with the common line of Quality Oil, North 35-47-06 West 134.99 feet to a found railroad spike, the northeastern corner of Quality Oil; thence with four (4) new lines the following calls and distances: (1) North 32-37-33 East 110.76 feet to a point; (2) with the arc of circular curve to the left having a radius of 223.00 feet for an arc distance of 283.70 feet (chord: North 86-00-48 East 264.95 feet) to a point; (3) with the arc of a circular curve to the right having a radius of 235.00 feet for an arc distance of 10.70 feet (chord: North 50-52-19 East 10.70 feet) to a point; and (4) South 35-37-10 East 210.66 feet to a point on the right of way of Interstate 85; thence with the right of way of Interstate 85, South 54-22-50 West 272.57 to a found iron; thence North 35-48-16 West 172.89 feet to a found nail; thence South 54-09-13 West 65.50 feet to the POINT AND PLACE OF BEGINNING, containing 1.830 acres and being a portion of Tract A of ALTA/ASCM Land Title Survey of Towne Creek Commons by Lucas-Forman, Inc. (Matthew J. Lucas, PLS, License #L-3246) dated 9-8-98, revised 9-29-98.

Appurtenant Easement:

TOGETHER WITH an easement for access over that Roadway Easement Area described in the Declaration of Covenants, Conditions and Restrictions/Towne Creek Commons recorded in Book 837, Page 59, Rowan County Registry.

143.FEE PARCEL DESCRIPTION: UNIT 3462

BEING all of Lot 4 as same is shown and delineated on a map entitled Final Plat of Bridge Pointe Plaza, said map being recorded in Plat Cabinet G, Slide 104-H, in the Office of the Register of Deeds of Craven County, reference to said map being hereby made for a more perfect description of said property.

TOGETHER WITH a non-exclusive reciprocal easement for the purposes of ingress, egress, access and driveways, said easement being 35 feet in width, the eastern line of said easement being more particularly descried as follows:

BEGINNING at a point in the eastern line of Lot No. 4 of the western right of way line of NCSR 1004 (Madame Moore’s Lane) which said point of beginning lies South 17-17-30 West 166.20 feet from the northeastern corner of Lot No. 4; thence from this point of beginning so located North 17-17-30 East 166.20 feet to a point; thence continuing North 17-17-30 East 93.80 feet to the northern terminus of said easement.

ALSO TOGETHER WITH a non-exclusive easement for the purposes of draining storm water from the property hereinabove described and conveyed, said easement being 10 feet in width, as described in instrument recorded in Book 2618, Page 390, Craven County Registry, and being more particularly described by metes and bounds as follows:

BEGINNING at a point in the northern line of Lot No. 4, which said point of beginning lies the following courses and distances from an iron pipe marking the northwestern corner of Lot No. 4 South 89-42-10 East 100.07 feet to an iron pipe and South 72-42-30 East 46.73 feet to the point of beginning; thence from this point of beginning so located continuing along the northern line of Lot No. 4 South 72-42-30 East 20.48 feet to a point; thence North 78-3-26 East 65.80 feet to a point; thence North 11-59-0 West 10 feet to a point; thence South 78-3-26 West 83.66 feet to the POINT OF BEGINNING.

144.FEE PARCEL DESCRIPTION: UNIT 3463

BEGINNING at an existing iron pin in the North right-of-way line of Matthews-Pineville Road (N.C. Highway 51) at the Southwest corner of the land owned by CNC Centers, a Florida General Partnership (now or formerly) (see Deed Book 4925, Page 837, Mecklenburg County Registry); running thence with the North right-of-way line of the Matthews-Pineville Road, North 87-15-29 West 181.40 feet to a set iron pin; running thence on a curve to the right the radius of said curve being 2,814.79 feet, a chord call and distance of North 86-24-26 West 83.60 feet to an existing iron pin; running thence North 24-06-30 West 68.97 feet to an existing iron pin in the East right-of-way line of Kettering Drive; running thence with said right of way line, North 11-16-00 East 189.00 feet to an existing iron pin, the Southwest corner of Robert K. Lee (see Deed Book 5764, Page 535, Mecklenburg County Registry); running thence with Lee’s South line, South 87-19-30 East 267.83 feet to an existing iron pin in the West line of CNC Centers’ property; running thence with the West line of CNC Centers, South 02-40-30 West 250.00 feet to the point and place of Beginning. Containing 1.6138 acres, more or less.

TOGETHER WITH a 15’ sanitary sewer easement created by agreement recorded in Book 4732, Page 395, over property described as follows:

BEGINNING at a point in the northerly boundary of that certain 1.6227 acre tract of land conveyed by deed recorded in the Mecklenburg County Public Registry, from Park Cedar Associates, Ltd., to General Mills Restaurant Group, Inc., in Book 4731, Page 524, which point is located South 87-19-30 East 12.1 feet with said northerly boundary from the northwesterly corner of said 1.6227 acre tract; and runs thence from the Beginning North 21-00-28 East 226.95 feet to a point in the center of a manhole; thence North 15-32-40 East 409.43 feet to a point in the centerline of that certain right-of-way described in Book 4405, Page 992, Mecklenburg County Public Registry, which point in said centerline is located North 75-25-00 East 61.25 feet from the terminus of the first course described in said right-of-way described in Book 4405, Page 992, Mecklenburg County Public Registry.

145.FEE PARCEL DESCRIPTION: UNIT 3464

Being known and designated as Lot 4 as shown on the map entitled “Northwoods Subdivision, Section 3” recorded at Book of Maps 31, Page 43, Robeson County Registry.

Also being further described as follows: Lying in Lumberton Township, Robeson County, North Carolina, being all of Lot 4 of a subdivision entitled “Northwoods Subdivision, Section 3” recorded at Book of Maps 31, Page 43, Robeson County Registry, being bounded by the City of Lumberton (Deed Book 742, Page 635) to the north, Wintergreen Drive (60.00 foot right of way) to the east, Vyshamin of NC, Inc. (Deed Book 740, Page 001) to the South, and bounded to the west by Interstate 95 (right of way varies). This parcel being more particularly described to wit:

BEGINNING at an existing iron rod at the point of intersection of the western right of way of Wintergreen Drive with the northern right of way of Corporate Drive (60 foot right of way), said rod being North 54 degrees 34 minutes 43 seconds East 1095.48 feet from NCGS grid monument “Lakewood 2” (NAD 83 Coordinates Z=334740.3213 and Y=1998280.8359) and runs thence with the western margin of Wintergreen Drive South 14 degrees 24 minutes 30 seconds West 191.53 feet to a set Mag Nail in the concrete curb and gutter of the northern entrance to the lot belonging to Vyshamin of NC, Inc., thence with the most northern line of Vyshamin of NC, Inc. North 82 degrees 11 minutes 25 seconds West 536.77 feet to an existing iron rod at the controlled access fence for the eastern margin of Interstate 95; thence with the controlled access fence the following courses and distances: North 02 degrees 54 minutes 03 seconds West 101.44 feet to a set iron rod beside a power pole: thence North 01 degrees 09 minutes 36 seconds West 100.06 feet to an existing iron rod; thence North 03 degrees 41 minutes 24 seconds East 78.98 feet to an existing iron rod; thence leaving the eastern margin of Interstate 95 and with the most southern line of the City of Lumberton’s parcel South 73 degrees 55 minutes 20 seconds East 605.19 feet to the point of beginning and containing 3.06 acres more or less, by the coordinate method. The above described tract is subject to a water main easement belonging to the City of Lumberton along the western boundary. All described distances are horizontal ground distances.

Together with an easement for drainage as described in Reciprocal Easement Agreement recorded in Book 1176, Page 397, Robeson County Registry.

146.FEE PARCEL DESCRIPTION: UNIT 3621

A parcel of land being part of Lot twenty-five (25) in ARROWHEAD PLAT THREE in the City of Maumee, Lucas County, Ohio, as recorded in Volume 81 of Plats, Pages 14, 15 and 16, Lucas County Records, said parcel being bounded and described as follows:

Commencing at the Southwest corner of said Lot twenty-five (25);

Thence North 34 degrees 27' 23" West along the Southwest line of said Lot twenty-five (25), a distance of 445.84 feet, more or less, to a point on a line that is 320.00 feet, by rectangular measurement, Southeasterly of and parallel with the Northwest line of said Lot twenty-five (25);

Thence North 56 degrees 40' 38" East along said line that is 320.00 feet, by rectangular measurement, Southeasterly of and parallel with the Northwesterly line of Lot twenty-five (25), a distance of 230.55 feet to a point that is 230.50 feet, by rectangular measurement, Northeasterly of the Southwest line of said Lot twenty-five (25) and the POINT OF BEGINNING of the parcel hereinafter described;

Thence South 34 degrees 27' 23" East along a line that is 230.50 feet, by rectangular measurement, Northeasterly of and parallel with the Southwest line of said Lot twenty-five (25), a distance of 441.29 feet, more or less, to a point on the Southeast line of said Lot twenty-five (25), said Southeast line of Lot twenty-five (25) also being the Northwest right of way line of Dussel Drive;

Thence North 55 degrees 32' 37" East along the Southeast line of said Lot twenty-five (25), a distance of 125.00 feet to a point;

Thence North 10 degrees 32' 37" East and continuing along the southeast line of said Lot twenty-five (25), a distance of 84.85 feet to the most Southerly corner of a parcel of land conveyed to the City of Maumee, Lucas county, Ohio by Deed Number 84-374-E11, Lucas County Ohio Deed Records;

Thence North 34 degrees 27' 23" West along the Southwesterly line of said parcel conveyed by Deed number 84-374-E11 and its extension Northwesterly, a distance of 377.63 feet, more or less, to a point on a line that is 320.00 feet, by rectangular measurement, Southeasterly of and parallel with the Northwest line of said Lot twenty-five (25);

Thence south 56 degrees 40' 38" West along said line that is 320.00 feet, by rectangular measurement, Southeasterly of and parallel with the Northwesterly line of said Lot twenty-five (25), a distance of 185.03 feet, more or less, to the POINT OF BEGINNING.

Being the same property as conveyed to Outback Steakhouse of Florida Inc., a Florida corporation by virtue of a Special Warranty Deed from Maumee Associates, an Ohio general partnership, dated September 4, 1996, recorded September 6, 1996, by Microfiche No. 96-440-D02, as affected by that certain Declaration Regarding Merger recorded on November 23, 2011 as Instrument No. 201111230049284, Lucas County, OH Deed Records

147.FEE PARCEL DESCRIPTION: UNIT 3633

Situated in the City of Parma, County of Cuyahoga and State of Ohio and known as being Parcel 1A in the Parmatown South Parcel 1 & 4 Map of Vacation, Consolidation and Lot Split of part of Original Parma Township Lot 18, Ely Tract, as recorded in Volume 268, Page 84 of Cuyahoga County Map Records, and bounded and described as follows:

Beginning at an iron monument at an angle point in the centerline of Ridge Road, 100 feet wide, at the Northeast corner of said Original Lot No. 18;

Thence South 89 degrees 48 minutes 30 seconds West, 50.00 feet to an iron pin set at an angle point in the westerly line of Ridge Road;

Thence South 0 degrees 22 minutes 42 seconds East along the westerly line of Ridge Road, 405.87 feet to the principal place of beginning of the parcel herein described;

Thence South 0 degrees 22 minutes 42 seconds East continuing along the westerly line of Ridge Road, 183.74 feet to a point;

Thence North 80 degrees 50 minutes 43 seconds West, 89.03 feet to a point;

Thence South 89 degrees 27 minutes 18 seconds West, 80.00 feet to a point;

Thence South 0 degrees 22 minutes 42 seconds East, 32.00 feet to an angle point in the northerly line of the remainder of a parcel of land conveyed to The Parma Christian Church by deed recorded in Volume 13188, Page 789 of Cuyahoga County Records, from which point an iron pin founds bears South 0.24 feet, East 1.04 feet;

Thence South 89 degrees 27 minutes 18 seconds West along the northerly line of said land conveyed to The Parma Christian Church, 200.00 feet to an iron pin set at its intersection with the easterly line of Parmatown Estates Subdivision No. 3 as shown by the recorded plat in Volume 219, Page 23 of Cuyahoga County Map Records;

Thence North 0 degrees 22 minutes 42 seconds West along the easterly line of said Parmatown Estates Subdivision No. 3, 79.99 feet to an iron pin set at the northeasterly corner thereof Thence North 32 degrees 05 minutes 27 seconds West, 92.14 feet;

Thence northeasterly along the arc of a curve deflecting to the left, 47.90 feet to a point of reverse curvature, said arc having a radius of 335.00 feet and a chord which bears North 53 degrees 48 minutes 45 seconds East, 47.86 feet;

Thence northeasterly along the arc of a curve deflecting to the right, 130.41 feet to a point of compound curvature, said arc having a radius of 220.00 feet and a chord which bears North 66 degrees 41 minutes 50 seconds East, 128.50 feet;

Thence northeasterly along the arc of a curve deflecting to the right, 103.73 feet to a point of tangency, said arc having a radius of 1000.00 feet and a chord which bears North 86 degrees 39 minutes 00 seconds East, 103.68 feet;

Thence North 89 degrees 37 minutes 18 seconds East, 115.52 feet to a point of curvature;

Thence southeasterly along the arc of a curve deflecting to the right, 62.83 feet to the principal place of beginning, said arc having a radius of 40.00 feet and a chord which bears South 45 degrees 22 minutes 42 seconds East, 56.57 feet and containing 1.9271 acres of land as described in May, 1994, according to a survey by Donald G. Bohning & Associates, Inc., dated December, 1992.

The courses used in this description are referenced to an assumed meridian and are used to indicate angles only.

Together with the easement rights over the property more particularly described as follows:

Easement Parcel 1:

Parcel 1B

Thence South 0 degrees 22 minutes 42 seconds East continuing along the westerly line of Ridge Road, 175.00 feet to an iron pin set at its intersection with the northerly line of the remainder of a parcel of land conveyed to The Parma Christian Church by deed recorded in Volume 13188, Page 789 of Cuyahoga County Records;

Thence South 89 degrees 27 minutes 18 seconds West along the northerly line of said land conveyed to The Parma Christian Church, 167.80 feet to an angle point therein, from which point an iron pin found bears South 0.12 feet, East 0.02 feet;

Thence North 0 degrees 22 minutes 42 seconds West continuing along the northerly line of said land conveyed to The Parma Christian church, and the northerly prolongation thereof, 190.00 feet to a point;

Thence North 89 degrees 27 minutes 18 seconds East, 80.00 feet to a point;

Thence South 80 degrees 50 minutes 43 seconds East, 89.03 feet to the principal place of beginning and containing 0.7168 acres of land as described in March, 1994 according to the survey by Donald G. Bohning & Associates, Inc., dated December, 1992.

The courses used in this description are referenced to an assumed meridian and are used to indicate angles only.

Such parcel is also known as being Parcel 1B in the Parmatown South - Parcel 1 & 4 Map of Vacation, Consolidation and Lot Split of part of Original Parma Township Lot 18, Ely Tract, as recorded in Volume 268, Page 84 of Cuyahoga County Map Records.

BEING the same property conveyed to Outback Steakhouse of Florida Inc., a Florida corporation by virtue of Warranty Deed from Granite Development Partners, L.P., a Delaware limited partnership, dated July 20, 1994, recorded July 22, 1994, in Volume 94-07080, Page 52, as affected by that that certain

Declaration regarding Merger recorded November 23, 2011 in Instrument No. 201111230491, Cuyahoga County, Ohio Deed Records.

Easement Parcel 2

Easement Parcel No. TWO:

Non-Exclusive Easement for Ingress and Egress as created in Reciprocal Easement Agreement by and among Federated Department Stores, Inc., Pick-N-Pay Supermarkets, Inc., Albert B. Ratner, Trustee and Paul Lipman, Trustee, filed for record April 5, 1978 and recorded in Volume 14685, Page 341 of Cuyahoga County Records.

Note: The above Easement has been amended and restated in an Amended and Restated Cross-Easement Agreement by and among Dayton Hudson Corporation, Kohl's Department Stores, Inc., Western Reserve Restaurant Management, Inc., Outback Steakhouse of Florida, Inc., Sunrise Land Co., Parmatown South Association, Granite Development Partners, L.P. and Forest City Rental Properties, filed for record on May 8, 1995 and recorded in Volume 95-03420,Page 32 of Cuyahoga County Records and refiled on August 29, 1995 in Volume 95-07171, Page 6 of Cuyahoga County Records and further amended in a First Amendment to Amended and Restated Cross-Easement Agreement recorded on January 31, 1996 in Volume 96-00833, page 57 of Cuyahoga County Records.

Permanent Parcel Nos. 455-10-004, 005, 006, 007, 008 and 009

148.FEE PARCEL DESCRIPTION: UNIT 3635

Situated in the City of Westlake, County of Cuyahoga and State of Ohio and known as being Parcel "C" on the Map of Survey, Consolidation and Partition for William L. Lake and Patricia M. Lake of part of Original Dover Township Lot No. 78, as shown by the recorded plat in Volume 269 of Plats, Pages 46 and 47 of Cuyahoga County Records, and further bounded and described as follows:

Beginning at the intersection of the center line of Columbia Road (variable width) with the center line of Sperry Drive (variable width);

Thence South 73 deg. 23' 36" East, along said center line of Sperry Drive, a distance of 420.59 feet to a point of curvature therein;

Thence Southeasterly, continuing along said center line of Sperry Drive, along the arc of a curve deflecting to the left, a distance of 367.80 feet to the point of tangency therein, said arc having a radius of 716.20 feet and a chord which bears South 08 deg. 06' 19" East, a distance of 363.77 feet;

Thence North 77 deg. 10' 58" East, continuing along said center line of Sperry Driver a distance of 475.92 feet to the Southerly prolongation of the Easterly line of Sublot No. 4 in the Lot Split for Lakewood Manufacturing Co. as shown by the recorded plat in Volume 257 of maps, Page 48 of Cuyahoga County Records;

Thence North 1 deg. 36' 24" East, along said Southerly prolongation, a distance of 30.98 feet to the Southeasterly corner of said Sublot No. 4 and the Northerly line of said Sperry Drive;

Thence North 77 deg. 10' 58" East, along said Northerly line of Sperry Drive, a distance of 268.77 feet to the principal place of beginning of the land herein described;

Course No. 1: Thence North 1 deg. 36' 24" East, parallel with said Easterly line of Sublot No. 4, a distance of 424.36 feet to a point;

Course No. 2: Thence North 77 deg. 10' 58" East, parallel with the Northerly line of Sperry Drive, as aforesaid, a distance of 212.44 feet to the Westerly line of a parcel of land conveyed to Kane Partners, L.P. by deed recorded in Volume 92-10416, Page 48 of Cuyahoga County Records;

Course No. 3: Thence South 1 deg. 43' 38" West, along said Westerly line of land so conveyed to Kane Partners, L.P., a distance of 424.59 feet to said Northerly line of Sperry Drive;

Course No. 4: Thence South 77 deg. 10' 58" West, along said Northerly Use of Sperry Drive, a distance of 211.52 feet to the principal place of beginning, and containing 2 acres of land, according to a survey made by Thomas J. Neff, Jr., Registered Surveyor No. 7065-Ohio in June of 1994.

Permanent Parcel No. 213-08-029

149.FEE PARCEL DESCRIPTION: UNIT 3636

Fee Parcel:

Situated in the Village of Ontario, County of Richland and State of Ohio, and known as being more particularly described as follows:

Being part of the Southwest quarter of Section 13, Township 21, Range 19, and being the Garland Hunt and Brenda Hunt parcel, as recorded in Volume 124 at Page 787, and part of the Garland Hunt and Brenda Joyce Hunt parcel, as recorded in Volume 37 at Page 637, and beginning at a 1-inch iron pin in a monument box found in the centerline of Lexington-Springmill Road (C.H. 133) as recorded in Plat Book 23 at Page 57 (centerline station 360+96.92), said point marking the Northwest corner of the said Southwest quarter of Section 13;

Thence with the said centerline of Lexington-Springmill Road, South 00 deg. 51' 11" West, 557.96 feet to a point;

Thence leaving the said centerline of Lexington-Springmill Road, South 89 deg. 13' 49" East, 40.00 feet to a 5/8-inch rebar found in the East right-of-way line of said Lexington-Springmill Road said point marking the Southwest corner of the Ontario Realty LLC parcel as recorded in Volume 374 at Page 478, said point being the True Point of beginning of the herein described parcel;

Thence leaving the said right-of-way of Lexington-Springmill Road and with the South line of the said Ontario Realty LLC parcel, South 89 deg. 13' 49" East, 335.80 feet to a 1-inch o.d. iron pipe with id. cap set;

Thence South 00 deg. 51' 11" West, 205.00 feet to a 1-inch o.d. iron pipe with id. cap set;

Thence through the said Garland Hunt and Brenda Joyce Hunt parcel as recorded in Volume 37 at Page 637 and parallel with the North line of the herein described parcel, North 89 deg. 13' 49" West, 331.77 feet to 5/8-inch rebar found in the said East right-of-way line of Lexington-Springmill Road;

Thence with the said right-of-way line of Lexington-Springmill Road, North 01 deg. 03' 21" West, 121.10 feet to a 1-inch o.d. iron pipe with id. cap set;

Thence continuing with the said right-of-way of Lexington-Springmill Road, North 00 deg. 51' 11" East, 83.96 feet to the true point of beginning. Containing 1.575 acres of land.

Aforesaid references recorded among the land records of Richland County, Ohio.

Bearings oriented to the said centerline of Lexington-Springmill Road as recorded in Plat Book 23 at Page 57.

EASEMENT PARCELS

PARCEL 1:

TOGETHER WITH THOSE RIGHTS ESTABLISHED IN Joint Easement Agreement by and between Garland and Brenda Hunt, and Ontario Realty LLC, dated August 10, 1995, filed for record August 29, 1995 and recorded in Volume 384, Page 623 of Richland County Records.

PARCEL 2:

TOGETHER WITH THOSE RIGHTS ESTABLISHED IN Slope Easement to Outback Steakhouse of Florida, Inc. dated May 28, 1996 and recorded June 30, 1996 in Volume 436, page 754, of the Richland County Records.

PARCEL 3:

TOGETHER WITH THOSE RIGHTS ESTABLISHED IN Easement Agreement between POI
Associates, Inc. and Outback Steakhouse of Florida, Inc. recorded March 15, 1999 in Volume 689, Page 507, of the Richland County Records.

150.FEE PARCEL DESCRIPTION: UNIT 3640

Situated in the City of Mentor, County of Lake and State of Ohio:

And known as being a part of Original Mentor Township, Lot No.5, Tract No. 8, and is further bounded and described as follows:

Beginning in the curved Westerly line of Market Street, 60 feet wide, at the Southeasterly corner of land conveyed to M.E. Osborne Properties Corp., as recorded in Volume 469, Page 929 of Lake County Deed Records;

Thence Westerly along the Southerly line of said M.E. Osborne Properties Corp., parcel, by a line bearing North 89 deg. 43' 47" West, a distance of 670.14 feet to a point;

Thence Northerly by a line bearing North 00 deg. 15' 53" West, a distance of 189.94 feet to a point;

Thence Easterly by a line bearing South 89 deg. 44' 07" East, a distance of 708.41 feet to point in the

Westerly line of Market Street, 60 feet wide;

Thence Southerly along the Westerly line of said Market Street by a line bearing South 00 deg. 40' 41" West, a distance of 55.75 feet to a point of curvature;

Thence Southerly along the arc of a curve reflecting to the right 141.18 feet to the principal place of beginning, said curve having a radius of 263.69 feet and a chord which bears South 16 deg. 00' 59" West, 139.51 feet.

Being the same property as conveyed to Outback Steakhouse of Florida Inc., a Florida corporation by virtue of a Special Warranty Deed from Philip Pace (aka Phillip Pace) and Phyllis Pace, husband and wife, dated October 29, 1999, recorded January 4, 2000, by Instrument No. 200000383, as affected by that certain Declaration Regarding Merger recorded on November 23, 2011 as Instrument No. 2011R027360, Lucas County, OH Deed Records

151.FEE PARCEL DESCRIPTION: UNIT 3658

Situated in the Township of Butler, County of Montgomery and State of Ohio:

And known as being Lot Numbered Four (4) in York Commons, Section Three, as the same is recorded in Plat Book 167, Page 39 of the Plat Records of Montgomery County, Ohio.

LESS AND EXCEPT:

Situate in Section 34, Township 3, Range 6 East, in the Township of Butler, Montgomery County, Ohio, and being part of Lot Four of York Commons Subdivision. Section Three, as recorded in Plat Book 167, Page 39 as conveyed to Outback Steakhouse of Florida, Inc., by instrument as recorded in Microfiche Number 97-0301 C08 of the deed records of said County, and being more particularly bounded and described, per a survey performed by Lockwood, Jones and Beals, Inc. in 1998 with bearings based on State Plane Coordinates, South Zone (NAD 83), as follows:

Beginning for reference at an iron pin to be set in the existing West limited access right of way line of Interstate 75 (as acquired by Deed Book 966, Page 303 of the deed records of said County), at the Southeast corner of said lot and plat, and the Northeast corner of the York Commons Subdivision, Section Five, as recorded in Plat Book 172, Page 9 of the plat records of said County 30.596 meters left of Station 6+917.258 of the centerline of construction of Interstate 75, reference a 5/8-inch iron pipe found with cap stamped "M.L.OXNER" bearing North 87 deg. 36' 39" East a distance of 0.215 meters (0.70 feet) at 30.381 meters left of Station 6+917.268 of the centerline of construction of Interstate 75;

Parcel 16WL

Thence with the South line of the said lot and the North line of said Lot No. 7 North 89 deg. 51' 55" West a distance of 15.410 meters (50.56 feet) to an iron pin to be set on the new West limited access right of way line of Interstate 75, 46.007 meters left of Station 6+917275 of the centerline of construction of interstate 75;

Thence with the said new West limited access right of way line for the following four courses:

1) North 6 deg. 31' 29" East a distance of 2.023 meters (6.64 feet) to an iron pin to be set

45.779 meters left of Station 6+919.285 of the centerline of construction of Interstate 75;

2) Thence North 79 deg. 54' 39" East a distance of 6.887 meters (22.60 feet) to an iron pin to be set 39.000 meters left of Station 6+920.500 of the centerline of construction of Interstate 75;

3) Thence North 00 deg. 39' 17" East a distance of 39.502 meters (129.60 feet) to an iron pin to be set 38.600 meters left of Station 6+960.000 of the centerline of construction of interstate 75;

4) Thence North 33 deg. 53' 48" East a distance of 3.472 meters (I 1.39 feet) to an iron pin to be set on the North line of said lot and the South line of Lot Three of the said York Commons Subdivision, Section Three, 36.668 meters left of Station 6+962.884 of the centerline of construction of Interstate 75;

Thence with the North line of said Lot and the South line of said Lot Three South 89 deg. 51' 55" East a distance of 6.107 meters (20.04 feet) to an iron pin to be set at the Northeast corner of said lot, the Southeast corner of said Lot Three, and in the said existing West limited access right of way line 30.560 meters left of Station 6+962.878 of the centerline of construction of Interstate 75, reference a 5/8-inch iron pin with cap found bearing North 57 deg. 13' 16" East a distance of 0.151 meters (0.50 feet);

Thence with the said West limited access right of way line and the East line of said lot South 0 deg. 07' 09" West a distance of 45.620 meters (149.67 feet) to the true point of beginning containing 0.0390 hectares (0.096 acres), more or less, subject to all legal easements and restrictions of record.

The description for Parcel Number 16WL above was calculated and derived from a survey made under the supervision of John J. Beals, Registered Surveyor Number 5312.

Note: Iron pins and railroad spikes referred to as "to be set" shall be set by Lockwood, Jones and Beals, Inc. upon the completion of construction. Iron pins set in the above description are 3/4-inch by 30 inch reinforcing rod with an aluminum cap stamped "ODOT R/W LJB INC".

The above described area is contained within the Montgomery County Auditor’s Permanent Parcel Number A01-213-6-2. Within said bounds is 0.096 of an acre, more or less, inclusive of the present road which occupies 0.000 of an acre, more or less.

BEING the same property conveyed to Outback Steakhouse of Florida Inc., a Florida corporation by virtue of Warranty Deed from Harson Investments, LTD., a Florida limited partnership, dated March 10, 1997, recorded May 5, 1997, by Volume 97-0301, Page C08, as affected by that that certain Declaration regarding Merger recorded November 28, 2011 in Instrument No. 11-071137, Montgomery County, Ohio Deed Records.

PPN: A01-21306-0002

152.FEE PARCEL DESCRIPTION: UNIT 3662

Situated in the City of Findlay, County of Hancock and State of Ohio:

Lot Number Fourteen (14), a replat of Lot Number Eight (8) of Interstate Subdivision 2nd Addition of the City of Findlay, County of Hancock, State of Ohio, as set forth on the Plat of the replat of Lot Number Eight (8), Interstate Subdivision 2nd Addition, recorded on August 28, 1998, in Plat Volume 20, Page 86, Hancock County, Ohio Recorder's Office.

Being the same property as conveyed to Outback Steakhouse of Florida Inc., a Florida corporation by virtue of a Special Warranty Deed from George M. Whitson, dated September 16, 1998, recorded September 17, 1998by volume 1643, Page 30, as affected by that certain Declaration Regarding Merger recorded on November 23, 2011 in Volume 2408, Page 2037, Lucas County, OH Deed Records

153.FEE PARCEL DESCRIPTION: UNIT 3663

Being all of Lot 11 of Kings Island Commercial Center Section B-Phase III of part of Section 18, Town 4, Range 2, Deerfield Township, Warren County, Ohio, as the same is recorded in Plat Volume 44, Pages 73 and 74 of the Warren County, Ohio Records.

Being the same property as conveyed to Outback Steakhouse of Florida Inc., a Florida corporation by virtue of a Special Warranty Deed from Great American Life Insurance Company, an Ohio corporation dated May 19, 1999, recorded May 21, 1999, by Volume 1761 Page 844 ,as affected by that certain Declaration Regarding Merger recorded on November 28, 2011 as Doc. No. 845599, Warren County, OH Deed Records

154.FEE PARCEL DESCRIPTION: UNIT 3713

A tract of land lying in the Northwest Quarter (NW/4), Section Eleven (11), Township Thirteen (13) North, Range Three (3) West of the Indian Meridian, Edmond, Oklahoma County, Oklahoma, being more particularly described as follows:

COMMENCING at the Northeast Corner of said Northwest Quarter (NW/4); Thence South 00°10'37" East along the East line of said Northwest Quarter (NW/4) a distance of 1148.27 feet to the Point of Beginning; Thence continuing South 00°10'37" East along the East line of said Northwest Quarter (NW/4) a distance of 185.00 feet; Thence South 89°49'23" West a distance of 517.22 feet to the East Right-of-Way of Highway No. 77; Thence North 30°32'45" East along said Right-of-Way a distance of 215.61 feet; Thence North 89°49'23" East a distance of 407.02 feet to the POINT OF BEGINNING.

TOGETHER WITH easement rights as set out in that certain Declaration of Mutual Access Easement dated December 30, 1994, by OB-Real Estate, Inc., filed of record January 4, 1995, in Book 6695, Page 629, over and across the following described property:

A tract of land lying in the Northwest Quarter Section 11, Township 13 North, Range 3 West of the Indian Meridian, Edmond, Oklahoma County, Oklahoma, being more particularly described as follows:

COMMENCING at the Northeast corner of said Northwest Quarter; Thence South 00°10'37" East along the East line of said Northwest Quarter a distance of 1333.27 feet; Thence South 89°49'23" West a distance of 517.22 feet to the Point of Beginning, also being a point in the East right-of-way of Highway No. 77; Thence North 89°49'23" East a distance of 114.88 feet; Thence South 00°10'37" East a distance of 33.86 feet; Thence South 89°49'23" West a distance of 135.00 feet to the East right-of-way of Highway
No. 77; Thence North 30°32'45" East along said right-of-way a distance of 39.39 feet to the POINT OF BEGINNING.

155.FEE PARCEL DESCRIPTION: UNIT 3715

Lot Six (6), Block One (1) and a portion of Lot Five (5), Lot Seven (7) and Lot Eight (8), in Block One

(1), of the Replat of Lots 1 thru 8, Block 1 and Lots 1 thru 4, Block 2 of SPRING BROOK ADDITION SECTION 9, which is a part of the Northwest Quarter (NW/4) of Section Twenty-six (26), Township Nine (9) North, Range Three (3) West of the I.M., Norman, Cleveland County, Oklahoma, and said tract being more particularly described as follows:

COMMENCING at the Southeast Corner of said Northwest Quarter of Section 26, Township 9 North, Range 3 West, I.M.; Thence South 89°46'53" West, and along the South line of said Northwest Quarter, a distance of 150.00 feet to a point on the West right-of-way line of North Interstate Drive; Thence North 00°01'16" West, and along said West right-of-way line of North Interstate Drive, a distance of 1205.26 feet to the POINT OR PLACE OF BEGINNING.

Thence continuing North 00°01'16" West, and along said West right-of-way line of North Interstate Drive, a distance of 199.74 feet; Thence North 45°01'15" West a distance of 35.36 feet to a point on the South right-of-way line of Northwest Boulevard; Thence South 89°58'45" West, and along said South right-of-way line of Northwest Boulevard, a distance of 302.30 feet; Thence South 00°01'16" East a distance of 224.74 feet; Thence North 89°58'44" East a distance of 327.30 feet to the POINT OR PLACE OF BEGINNING.

156.FEE PARCEL DESCRIPTION: UNIT 3716

A tract of land located in the Northeast Quarter (NE/4) of Section Twenty-nine (29), Township Two (2) North, Range Twelve (12) West, I.M., Comanche County, Oklahoma, according to the U.S. Government survey thereof, described as follows:

COMMENCING at the Northeast Corner of said Northeast Quarter; THENCE N89°33'36"W on the North line of said Northeast Quarter a distance of 1481.27 feet for a POINT OF BEGINNING; THENCE S00°27'09"W a distance of 420 feet; THENCE N89°33'36"W and parallel with the North line of said Northeast Quarter a distance of 205 feet; THENCE N00°27'09"E a distance of 420 feet; THENCE S89°33'36"E and parallel with the North line of said Northeast Quarter a distance of 205 feet to the POINT OF BEGINNING.

157.FEE PARCEL DESCRIPTION: UNIT 3915

ALL THAT CERTAIN tract of land situate in the Susquehanna Township, Dauphin County, Pennsylvania, more particularly bounded and described as follows:

BEGINNING at a point at the intersection of the Southern right of way line of Union Deposit Road (S.R. 22008) and the Western right of way line of Powers Avenue; thence South five degrees twenty-eight minutes two seconds East (S 05° 28' 02" E) a distance of two hundred thirty-seven and ninety-two hundredths feet (237.92') to a point at the dividing line between lands now or formerly of the Upper Dauphin Industrial Development Authority and Lot No. 1 on the hereinafter mentioned Preliminary/Final Re-Subdivision Plan; thence along the dividing line between lands now or formerly of the Upper Dauphin Industrial Development Authority and Lot No. 1 South eighty-three degrees twenty-eight minutes twenty-six seconds West (S 83° 28' 26" W) a distance of two hundred ninety-three and seventy one hundredths feet (293.71') to a point at the dividing line between Lot No. 2 and Lot No. 1; thence along the dividing line between Lot No. 2 and Lot No. 1 North six degrees thirty-seven minutes thirty-one seconds West (N 06° 37' 31" W) a distance of two hundred thirty-eight and nine hundredths feet (238.09') to a point on the Southern right of way line of Union Deposit Road; thence along the Southern right of way line of Union Deposit Road North eighty-three degrees thirty minutes fifty-two seconds East (N 83° 30' 52" E) a distance of two hundred ninety-eight and fifty-two hundredths feet (298.52') to a point, the place of BEGINNING.

CONTAINING 70,653.31 square feet or 1.62 acres, more or less.

BEING Lot No. 1 in accordance with a Preliminary/Final Resubdivision Plan for Bernard I. Zeliger dated February 9, 1989, prepared by Whittock-Hartman Engineers and recorded in the Office of the Recorder of Deeds in and for Dauphin County, Pennsylvania, in Plan Book "U", Volume 4, Page 6.

TOGETHER with an easement and right of way in common with the owners of Lot No. 2, now or formerly Bruce Goodman and Barbara Goodman, their heirs, executors, administrators, and assigns, and the owners of Lot 3 and 4, formerly Grantors, their heirs, successors and assigns, over the driveway access from Union Deposit Road, along the Eastern boundary of Lot No. 2 for ingress, egress and regress to Union Deposit Road, which right of way is and shall be connected to the 34-foot driveway access easement along the Southern boundary of Lot 1.

TOGETHER with the privilege of in common use of the improved storm water drainage easement, as is, partially shown in the Preliminary/Final Subdivision Plan for Bernard I. Zeliger recorded in Plan Book "U", Volume 4, Page 6.

BEING the same premises which Bernard I. Zeliger and Sandra T. Zeliger, his wife, by Deed dated 4/5/1994 and recorded 4/11/1994 in Dauphin County in Record Book 2196 page 614 unto Outback Steakhouse of Florida, Inc., a Florida corporation, in fee; and also

BEING the same premises which Outback Steakhouse of Florida, Inc., a Florida corporation, by Deed dated 4/11/2007 and recorded 6/29/2007 in Dauphin County in Instrument No. 20070025897 conveyed unto Private Restaurant Properties, LLC, a Delaware limited liability company, in fee.

158.FEE PARCEL DESCRIPTION: UNIT 3917

ALL THAT CERTAIN lot or tract of ground being known as Lot No. 2 as shown on a Final Plan of North Pointe Center, as prepared by Rettew Associates, Inc., for High Associates, Ltd. on a drawing dated April 27, 1988, being drawing No. 87-204-03FF, said plan being recorded in the Recorder of Deeds Office in and for Lancaster County, Pennsylvania in Plan Book J-160, page 30, situate in the Township of Manheim, County of Lancaster and Commonwealth of Pennsylvania, being more fully bounded and described as follows, to wit:

BEGINNING at a point at the Southern right of way line of North Pointe Boulevard at the common property corner of Lots 2 and 3; thence, from said point of beginning the following sixteen (16) courses and distances: (1) along said right of way of North Pointe Boulevard by a curve to the left, having a radius of 175.00 feet and an arc length of 82.36 feet to a point; thence (2) along said right of way of North Pointe Boulevard South 82 degrees 19 minutes 20 seconds East, a distance of 26.05 feet to a point; thence (3) along said right of way of North Pointe Boulevard by a curve to the right; having a radius of 180.00 feet and an arc length of 85.34 feet to a point; thence, (4) along said right of way of North Pointe Boulevard South 55 degrees 09 minutes 30 seconds East, a distance of 119.33 feet to a point; thence (5) by a curve, curving to the right, having a radius of 17.00 feet and a length of 26.70 feet to a point on the Western right of way of the Oregon Pike; thence (6) along said right of way of the Oregon Pike, South 34 degrees 50 minutes 30 seconds West, a distance of 113.27 feet to a point; thence (7) along said right of way line of the Oregon Pike, North 55 degrees 09 minutes 30 seconds West, a distance of 24.00 feet to a point; thence (8)

along said right of way of the Oregon Pike, South 34 degrees 50 minutes 30 seconds West, a distance of 132.25 feet to a point; thence (9) along said right of way of the Oregon Pike, North 55 degrees 18 minutes 46 seconds West, a distance of 2.58 feet to a point; thence (10) along said right of way of the Oregon Pike on a curve, curving to the right, with a radius of 428.34 feet and a length of 360.40 feet to a point on the Northern right of way of a ramp leading to Route 30 West; thence (11) along said right of way of the ramp leading to Route 30 West, South 83 degrees 03 minutes 38 seconds West, a distance of 298.26 feet to a point; thence (12) along said right of way of the ramp leading to Route 30 West, North 76 degrees 08 minutes 03 seconds West, a distance of 268.61 feet to a point; thence (13) along the Southern boundary of Beverly Estates, North 79 degrees 31 minutes 40 seconds East, a distance of 317.39 feet to an iron pin; thence (14) along the Eastern Boundary of Beverly Estates, North 07 degrees 40 minutes 40 seconds East, a distance of 264.82 feet to a point; thence (15) South 82 degrees 19 minutes 20 seconds East, a distance of 247.66 feet to a point, thence (16) North 34 degrees 38 minutes 38 seconds East, a distance of 251.36 feet to a point, said point being the place of beginning.

CONTAINING 242,586.37 square feet or 5.5690 acres.

Together with all common use and interest in Easements as set forth in Declaration of Covenants, Easements, Conditions and Restrictions of The North Pointe Center dated November 7, 1990 by Oregon Pike Associates and recorded in Book 3033, Page 393. Together with all common use and interest in Easements as set forth in Cross Easement Agreement dated June 28, 1999 between Outback Steakhouse of Florida, Inc. and 120 North Pointe Associates recorded in Book 6308, Page 294.

Being the same premises Oregon Pike Associates and High Associates, Ltd. by Deed dated 02-23-1998 and recorded 02-25-1998 in Lancaster County in Instrument Number _______ conveyed unto Outback Steakhouse of Florida, Inc., a Florida Corporation, in fee.

Being the same premises which Outback Steakhouse of Florida, Inc., a Florida Corporation by Deed dated 4-11-2007 and recorded 7-5-2007 in Lancaster County in Instrument Number 5632567 conveyed unto Private Restaurant Properties, LLC, a Delaware limited liability company, in fee.

159.FEE PARCEL DESCRIPTION: UNIT 3951

ALL THAT CERTAIN parcel of ground being known as Parcel C-1 in the Arcadia Center Plan of Lots No. 3 as recorded in Plan Book Volume 192, pages 33 and 34, and situate in the Town of McCandless, County of Allegheny and Commonwealth of Pennsylvania, being bounded and described as follows:

BEGINNING on the westerly right of way of McKnight Road, 120-feet in width, at the northeasterly corner of Parcel A2 in the Arcadia Center Plan of Lots No. 2, as recorded in the Recorder's Office of Allegheny County, PA, in Plan Book Volume 186, pages 46 and 47; thence along the northerly line of said Parcel A2, in a westwardly direction South 63 degrees 19 minutes 00 seconds West, a distance of 24-feet to the centerline of a 45-foot private road; thence along the centerline of said 45-foot private road, the following courses and distances: North 26 degrees 41 minutes 00 seconds West 20.50 feet; thence by the arc of a circle deflecting to the left having a radius of 100-feet, an arc distance of 82.06 feet; thence North 73 degrees 42 minutes 00 seconds West, 171.15 feet; thence by a curve deflecting to the right having a radius of 130 feet, an arc distance of 109.82 feet to a point; thence North 25 degrees 18 minutes 00 seconds West, 87.93 feet; thence by a curve deflecting to the right having a radius of 150 feet, an arc distance of 104.23 feet to a point, thence North 14 degrees 30 minutes 45 seconds East, 3.64 feet, to the Southerly right of way line of West Arcadia Drive, a 50 foot public street; thence in an eastwardly direction along the southerly right of way line of West Arcadia Drive, by an arc of a circle deflecting to the left, having a radius of 205 feet, an arc distance of 147.40 feet to a point; thence continuing the Southerly right of way line of West Arcadia Drive North 63 degrees 19 minutes 03 seconds East, 20.73 feet to a point; thence by a curve deflecting to the right, having a radius of 25 feet, an arc distance of 39.27 feet to a point on the westerly right of way of McKnight Road, aforesaid; thence along the westerly right of way line of McKnight Road, in a southwardly direction, south 26 degrees 41 minutes 00 seconds East, a distance of 418.66 feet to the point at the place of BEGINNING.

CONTAINING an area of 1.61 acres, more or less.

TOGETHER WITH all common use and interest in Easements as set forth in Declaration of Development and Maintenance Obligations, Easements and Restrictive Covenants between Ralph A. Pannier, et ux., et al., dated April 7, 1994 and recorded in Deed Book Volume 9202, page 300.

TOGETHER WITH all common use and interest in Parking Easement and License Agreement between the Estate of Alfred E. Thomson, III and Outback Steakhouse of Florida, Inc. dated June 10, 1996 and recorded in Deed Book 9718, page 518.

Being the same premises which Outback Steakhouse of Florida, Inc., a Florida corporation by Deed dated as of June 14, 2007 and recorded July 2, 2007 in Allegheny County in Deed Book Volume 13289, Page 465 conveyed unto Private Restaurant Properties, LLC, a Delaware limited liability company, in fee.

160.FEE PARCEL DESCRIPTION: UNIT 3952

ALL that certain piece or parcel of land lying, being and situate in Allegheny Township, Blair County, Pennsylvania:

Beginning at a point on the westerly most legal right of way of S.R. 1001 (Old Route 0220, Plank Road), said point being 76.49 feet in a northeasterly direction from the intersection of the westerly most legal right of way line of S.R. 1001 and the southerly most property line of lands of the grantor; thence from said point running through the lands of the grantor the following six (6) courses and distances:

Along a curve deflecting to the right, having a radius of 50.00 feet, an arc length of 45.41 feet, a chord bearing of South 41 degrees 32 minutes 06 seconds West, and a chord distance of 43.87 feet to a point; thence North 72 degrees 48 minutes 48 seconds West, a distance of 195.96 feet to a point; thence North 21 degrees 15 minutes 01 second East, a distance of 326.82 feet to a point; thence North 59 degrees 22 minutes 49 seconds East, a distance of 51.85 feet to a point; thence North 52 degrees 26 minutes 39 seconds East, a distance of 71.66 feet to a point; thence South 74 degrees 29 minutes 00 seconds East, a distance of 103.48 feet to a point along the westerly most legal right of way line of S.R. 1001; thence from said point running along and with S.R. 1001 South 15 degrees 31 minutes 00 seconds West, a distance of 386.15 feet to the Point and Place of Beginning.

Together with the right unto the Grantee, its successors and assigns, to the use for access, ingress, egress, and regress to and from the said premises, as well as for general utility purposes, in common with "Grantor", and its successors and assigns, and others lawfully entitled to the use of the same, of the rights of way referred to in deed dated November 20th, 1972, recorded December 1, 1972, in D.B.V. 943, p. 57, which rights were described therein as specifically including but not limited to the:

...right to the use of a proposed roadway fifty (50) feet wide along the South and Southwesterly sides of the property here conveyed; twenty-five (25) feet of which roadway is upon the property here conveyed and twenty-five (25) feet of which is on remaining property of Grantors. This road may be used by Grantors and Grantees, their heirs, successors and assigns in common as an access road, and for general utility purposes and to be located as shown on draft of premises prepared by P. Joseph Lehman, Inc., dated November 7, 1972, Project No. 939; neither party, however, to be obligated to maintain said roadway.

Further, together with the right unto the Grantee and its successors and assigns, to the use for access, ingress, egress, and regress to and from the said premises over a 25 foot common access easement as well as access through and over Sheraton Drive, a private right of way shown on the Minor Subdivision Plan for Joseph L. Haller approved by the Allegheny Township Supervisors on September 9, 1997, and recorded in Blair County Plat Book 18, at Page 17.

Being the same premises which Outback Steakhouse of Florida Inc., a Florida corporation by Quit Claim Deed dated 6/4/2007 and recorded 6/29/2007 in Blair County in Instrument # 200712759 conveyed unto Private Restaurant Properties, LLC, a Delaware limited liability company, in fee.

161.FEE PARCEL DESCRIPTION: UNIT 4117

All that certain piece, parcel or lot of land, lying and being in Anderson County, State of South Carolina, containing 1.92 acres, more or less, and being shown and designated as Lot Nos. 1 and 2 on a survey of Anderson Surveying Associates, Inc., by Don M. Kelly, RLS 9318, entitled "BOUNDARY SURVEY AT THE REQUEST OF OUTBACK STEAKHOUSE OF FLORIDA, INC." dated August 18, 1994 of recorded in the Anderson County Records in Plat Slide 534 at page 9-B and having the following metes and bounds, to wit:

BEGINNING at a ½” rebar, old on the right of way of Interstate Boulevard that is approximately 827’ from the intersection of US hwy 76 and SC Hwy 28; thence along the right of way South 38-39-24 East 131.39’ (chord) to a ½” rebar, old; thence South 54-51-18 East 74.71 (chord) to a ½” rebar, old; thence leaving the right of way South 17-34-34 West 282.68’ to a ½ “ rebar, old on the right of way of US Hwy 76 and SC Hwy 28; thence along the right if way North 78-15-46 West 44.00 to a concrete monument, old; thence North 58-04-42 West 160.64’ (chord) to a ½” rebar, old; thence North 30-13-54 West 64.28’ (chord) to a concrete monument, old; thence North 22-33-53 West 143.46’ to a concrete monument, old; thence leaving the right of way North 67-33-51 East 149.58’ to a ½” rebar, old; thence North 42-55-53 East 103.93’ to the point of beginning.

Being bounded on the North by Interstate Boulevard; on the East by Lot 3; on the South by US Hwy 76 and SC Hwy 28; on the West by Waffle House and Detention Area No. 1.

DERIVATION: Deed of Outback Steakhouse of Florida, Inc. to OSF Real Estate, LLC, dated June 14, 2007, and recorded June 26, 2007 in Book 8096 at page 120; Affidavit Change of Corporate Name recorded on June 26, 2007 in Book 8096 at page 130, Anderson County Records.

AS MORE RECENTLY SHOWN on an ALTA/ACSM Land Title Survey of 1.92 acres prepared for Outback Steakhouse of Florida by Freeland-Clinkscales & Associates, Inc. of NC, dated October 7, 2011, the metes and bounds of which are as follows:

BEGINNING at a 5/8" rebar, old on the right of way of Interstate Boulevard that is approximately 827' from the intersection of US hwy. 76 and SC Hwy. 28; thence along the right of way South 38-25-35 East 131.46' (chord)(R=366.00; L=132.18') to a 1/2" rebar, set; thence South 54-44-12 East 74.63 (chord)(R=366.00; L=74.76') to a 1/2" rebar, old; thence leaving the right of way South 17-34-34 West 282.40' to a 1/2" rebar, old on the right of way of US Hwy. 76 and SC Hwy. 28; thence along the right of way North 78-28-25 West 44.34 to a concrete monument, old; thence North 57-54-55 West 160.67' (chord)(R=235.00; L=163.97') to a 1/2" rebar, old; thence North 30-05-59 West 64.11' (chord)(R=235.00; L=64.32') to a concrete monument, old; thence North 22-28-48 West 143.49' to a concrete monument, old; thence leaving the right of way North 67-39-11 East 149.33' to a 3/4" open top pipe, old; thence North 43-00-12 East 104.27' to the point of beginning.

Being bounded on the North by Interstate Boulevard; on the East by Lot No. 3; on the South by US Hwy. 76 and SC Hwy. 28; on the West by Waffle House and Detention Area No. 1.

Tax Map No: 093-15-01-005

162.FEE PARCEL DESCRIPTION: UNIT 4118

All that certain piece, parcel or lot of land, lying and being near the City of Columbia, County of Richland, State of South Carolina, being located on the northern side of US Highway #1, consisting of approximately 1.58 acres, designated as Outparcel 2B, as shown on a plat prepared by Landtech, Inc. for Outback Steakhouse of Florida, Inc. dated December 2, 1994, last revised on December 7, 1994 and recorded in Plat Book 55 at page 5782, Richland County Records.

DERIVATION: Deed of Outback Steakhouse of Florida, Inc. to OSF Real Estate, Inc., dated June 14, 2007 and recorded June 26, 2007 in Record Book 1328 at page 3636, Richland County Records; Affidavit Change of Corporate Name filed on June 26, 2007 in Record Book 1328 at page 3662, aforementioned records.

163.FEE PARCEL DESCRIPTION: UNIT 4119

All that certain piece, parcel or tract of land situated, lying and being in the City of Florence, County of Florence, State of South Carolina, said tract being designated as a portion of Tract V shown to contain 1.67 acres, as per plat of Outparcel Property of Florence Commons, prepared by Engineering consultants, Inc. bearing the certification of Clyde S. Bryce, Jr. PE/RLS SC 3607, dated December 18, 1990, and recorded in the Florence County Recorders in Plat Book 39 at Page 33, and being more particularly described as follows:

Point of Commencement begins at a spindle located at the intersection of the north right of way of Frontage Road (Dunbarton Drive) and the west right of way of the roadway easement leading to Magnolia Mall, said point being located approximately 220 feet westerly from the west side of the main entrance to Magnolia Mall; running thence S03°08’E, a distance of 18.7 feet to a point; running thence N83°19’E, a distance of 30.0 feet to a point; running thence N04°32’W, a distance of 39.2 feet to a point, which point marks the TRUE POINT OF BEGINNING; FROM SAID TRUE POINT OF BEGINNING AS THUS ESTABLISHED, running thence N04°32’00”W, a distance of 138.80 feet to a point running thence N05°02’00”W, a distance of 218.77 feet to a point; running thence N23°52’21”E, a distance of 42.78 feet to a point; running thence N71°58’27”E, a distance of 38.29 feet to a point ; running thence S66°01’00”E, a distance of 28.28 feet to a point; running thence S21°01’00”E, a distance of 184.06 feet to a point; running thence S51°37’00”E, a distance of 162.00 feet to a point; running thence S13°38’00”E, a distance of 43.10 feet to a point; running thence S31°34’00”W, a distance of 115.40 feet to a point on the north right of way of Frontage Road (Dunbarton Drive); running thence in a westerly direction along said right of way S83°19’00”W, a distance of 169.70 feet to a point; running thence N27°11’25”E, a distance of 36.00 feet to a point; running thence N59°44”22”W, a distance of 23.58 feet to a point; running thence

S27°11’25”W, a distance of 28.00 feet to a point, running thence N21°22’00”W, a distance of 18090 feet to a point, which point marks the TRUE POINT OF BEGINNING.

LESS AND EXCEPTING THEREFROM that certain property for the erected sign for the Florence Commons Shopping Center as shown on a plat prepared by Ervin Engineering Co., Inc. for Outback Steakhouse of Florida, Inc., dated October 24, 1995 and recorded in the Florence County Records in Plat Book 59 at page 299.

DERIVATION: Deed of Outback Steakhouse of Florida, Inc. to OSF Real Estate, LLC dated June 14, 2007 and recorded June 27, 2007 in Book B-112 at page 114; Affidavit Change of Corporate Name filed on June 27, 2007 in Book B-112 at page 125, Florence County Records.

ALL THAT CERTAIN PARCEL OF LAND CONTAINING 71,853 SQUARE FEET OR 1.65 ACRES, MORE OR LESS, THE SAME BEING SHOWN AS OF TAX PARCEL 099-01-083 IN THE OFFICE OF ASSESSOR FOR FLORENCE COUNTY, SOUTH CAROLINA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS TO WIT; BEGINNING AT A #4 REBAR ON THE EASTERN EDGE OF A 30 FOOT EASEMENT, SAID POINT BEING REACHED BY COMING FROM A COTTON SPINDLE AT THE INTERSECTION OF THE NORTH RIGHT OF WAY OF DUNBARTON DRIVE (S21-1184) AND THE WESTERN EDGE OF A 30 FOOT EASEMENT SAID POINT BEING LOCATED APPROXIMATELY 220 FEET WEST OF THE MAIN ENTRANCE TO MAGNOLIA MALL AND BEING THE POINT OF COMMENCEMENT LABELED P.O.C. ON SURVEY; THENCE, S07˚-21’-57”E A DISTANCE OF 18.70 FEET; THENCE, N79˚-05’-03”E A DISTANCE OF 30.00 FEET; THENCE, N08˚-45’-57”W A DISTANCE OF 39.20 FEET TO THE POINT OF BEGINNING LABELED P.O.B. ON SURVEY; THENCE, N08˚-46’-38”W A DISTANCE OF 138.78 FEET TO A NAIL; THENCE, N09˚-15’-53”W A DISTANCE OF 218.76 FEET TO A POINT IN A CURB; THENCE, N19˚-34’-31”E A DISTANCE OF 42.78 FEET TO A ¾” PIPE; THENCE, N67˚-46’-40”E A DISTANCE OF 38.34 FEET TO A ¾” PIPE; THENCE, S70˚-16’-25”E A DISTANCE OF 28.27 FEET; THENCE, S25˚-14’-26”E A DISTANCE OF 184.05 FEET TO A #4 REBAR; THENCE, S55˚-51’-43”E A DISTANCE OF 162.01 FEET TO A ½” PIPE; THENCE, S17˚-54’-02”E A DISTANCE OF 43.11 FEET TO A ½” PIPE; THENCE, S27˚-20’-44”W A DISTANCE OF 115.42 FEET TO A ¾” PIPE; THENCE, S 79˚-04’-46”W A DISTANCE OF 169.73 FEET TO A #5 REBAR; THENCE N23˚-00’-08”E A DISTANCE OF 36.01 FEET TO A NAIL; THENCE N63˚-58’-44”W A DISTANCE OF 23.58 FEET TO A #4 REBAR; THENCE, S22˚-59’-22”W A DISTANCE OF 27.98 FEET TO A #5 REBAR; THENCE, N25˚-34’-25”W A DISTANCE OF 18.88 FEET TO THE POINT OF BEGINNING.

Tax Map No. 00099-01-083
END OF DESCRIPTION.

164.FEE PARCEL DESCRIPTION: UNIT 4120

All that certain piece, parcel or tract of land lying and being situate in the City of Rock Hill, York County, South Carolina, bounded by the rights of way of Interstate 77, Highway 161 -Celanese By-Pass, Riverchase Boulevard, and River Point Court, and being more particularly described according to "Boundary and Topographic Survey for Outback Steakhouse of Florida, Inc.", prepared by Cardan International Ltd., dated January 5, 1996, revised January 15, 1996, and further revised January 30, 1996, recorded in Plat Book A-75 at Page 8, Office of the Clerk of Court for York County, South Carolina, the metes and bounds of which are as follows:

BEGINNING at an old concrete monument found in the northern right of way of Hwy 161, said point being at the northwestern right of way intersection of 1-77 and Hwy 161 - Celanese By-Pass; thence, from said concrete monument found in the northern right of way of Hwy 161 N 88° 05' 54" W 160.03 feet to an old concrete monument; thence, continuing with said right of way N 88° 06' 03" W 32.41 feet to a pk nail set in said right of way, also being the northeastern right of way intersection of Riverchase Blvd. and Hwy 161; thence, with a curve to the right having a radius of 20.00 feet, an arc length of 29.57 feet and a chord bearing and distance of N 45° 44' 20" W 26.95 feet to an iron pin set in the eastern right of way of Riverchase Blvd.; thence, with said right of way N 03° 22' 37" W 111.13 feet to an iron pin set; thence continuing with said right of way with a curve to the left having a radius of 542.00 feet, an arc length of 84.24 feet, and a chord bearing and distance of N 07" 49' 47" W 84.16 feet to a point at the southeastern right-of way intersection of River Point Court and Riverchase Blvd.; thence continuing with the right of way of River Point Court along a curve to the right having a radius of 20.00 feet, an arc length of 30.48 feet and a chord bearing and distance of N 31° 22' 17" E 27.61 feet; thence continuing with a curve to the right having a radius of 40 00 feet, an arc length of 32.52 feet, a chord bearing and distance of S 81° 40' 56" E 31.63 feet; thence with a curve to the left having a radius of 55.00 feet, an arc length of 131.13 feet and a chord bearing and distance of N 53° 18' 19" E 102.21 feet to an iron pin set; thence leaving said right of way S 80° 30' 29" E 60.93 feet to an existing right of way monument in the western right of way of 1-77; thence with said right of way S 09° 52' 53" W 253.14 feet to an old concrete monument; thence continuing with said right of way S 51° 06' 26" W 149.97 feet to the POINT OF BEGINNING.

Being the same property conveyed to Outback Steakhouse of Florida, Inc. by Deed of Record February 15, 1996 in Book 1452, Page 50, Registers Office of York County, South Carolina.

LESS AND EXCEPTING THEREFROM all that certain property conveyed to the South Carolina Department of Transportation by Outback Steakhouse of Florida. Inc dated September 9 1999 and recorded January 20, 2000 in Book 2997 at page 170, York County Records

DERIVATION: Deed of Outback Steakhouse of Florida, Inc. to OSF Real Estate, LLC, dated June 14, 2007 and recorded June 26, 2007 in Book 9205 at page 281; Affidavit Change of Corporate Name Change recorded on June 26. 2007 in Book 9205 at page 291, York County

165.FEE PARCEL DESCRIPTION: UNIT 4121

All that certain condominium unit lying and being on Hilton Head Island, Beaufort County, South Carolina, being known as Unit A (The Restaurant Unit), Barnes & Noble Center Horizontal Property Regime (also know as 35 Hatton Place, Suite 300) and being more particularly shown and described by reference to the Master Deed of EPIPD-lndigo Run, L.P., establishing said Barnes & Noble Center Horizontal Property Regime, said Master Deed being dated April 6, 1999 and recorded April 23, 1999 in the Beaufort County Records in Deed Book 1162 at page 2066 and Plat Book 69 at page 159, and any further Amendments thereto. For a more-detailed description as to the courses and distances, metes and bounds of the above-mentioned Unit, reference is had to the aforementioned plat of record.

TOGETHER WITH all of the rights, privileges and common elements appertaining to the above described Unit as set forth in the Master Deed and any further amendments to the Master Deed and By-Laws of the Barnes & Noble Center Horizontal Property Regime referred to hereinabove.

TOGETHER WITH the non-exclusive ingress, egress, utility and drainage easements benefiting a portion of the insured property, as granted in Declaration of Easements dated December 2, 1992, recorded in Book 613 at page 2208, Beaufort County Records.

DERIVATION: Deed of Outback Steakhouse of Florida, Inc. to OSF Real Estate, LLC, dated June 14, 2007 and recorded June 27, 2007 in Deed Book 2589 at page 1338, Beaufort County Records: and, Change of Corporate Name Affidavit filed on June 27, 2007 in Deed Book 2589 at page 1338, aforesaid records.

TAX MAP NO.: R510-008-000-0458-0001

166.FEE PARCEL DESCRIPTION: UNIT 4122

All that certain piece, parcel or tract of land, situate, lying and being in Greenwood County, State of South Carolina, and designated as Tract "B", containing 1.75 acres, as shown on plat of survey entitled "Plat Made At The Request of Outback Steakhouse of Florida, Inc." dated June 22, 1998 and recorded in the Office of the Clerk of Court for Greenwood County, SC in Plat Book 107 at Page 93, reference to said plat is herein made for the metes and bounds description as shown thereon.

Being the same property conveyed to Outback Steakhouse of Florida, Inc. by Deed of Record August 17, 1998 in Book 532, Page 333, Register’s Office of Greenwood County, South Carolina.

167.FEE PARCEL DESCRIPTION: UNIT 4123

All and singular, that certain tract of land, situate in Tilghman Estates Section, North Myrtle Beach, Horry County, South Carolina, containing 3.21 Acres of land as shown on a plat prepared by Terry M. Watson RLS Land Surveying, Inc., dated Dec. 8, 1987, and recorded in the Horry County records in Plat Book 99 at Page 38.

DERIVATION: Deed of Outback Steakhouse of Florida, Inc. to OSF Real Estate, LLC, dated April 11, 2007 and recorded June 26, 2007 in Deed Book 3255 at page 2558, Horry County Records; and Affidavit Change of Corporation Name recorded June 26, 2007 in Deed Book 3255 at page 2567, aforesaid records.

Surveyor’s Description

All that certain tract of land, situate in Tilghman Estates Section, North Myrtle Beach, Horry County, South Carolina and being more particularly described as follows:

Beginning at a found iron pin on the Northern right-of-way line of U.S. Highway 17 North (100' right-of-way); thence from said Point of Beginning with the line of now or formerly Allred Investment Company, LLC the following two (2) courses to wit: (1) N35°56'32"W for 316.51 feet to found iron pin; (2) N35°56'48"W for 226.33 feet to a found iron pin (bent) on the Southern right-of-way line of S.C. Highway 20 (75' right-of-way); thence with said Southern right-of-way line N48°16'23"E for 228.18 feet to a found iron pin; thence with the line of now or formerly Loris Community Hospital District the following three (3) courses to wit: (1) S35°58"31"E for 249.22 feet to a found iron pin; (2) S35°57'37"E for 23.69 feet to a found iron pin; (3) N53°54'00"E for 20.04 feet to a found iron pin; thence with the line of now or formerly Shiv of NMB LLC S35°59'05"E for 356.84 feet to a found iron pin on the Northern right-of-way of U.S. Highway 17 North; thence with said Northern right-of-way line S68°31'09"W for 255.64 feet to the Point of Beginning, containing 3.21 acres, more or less.

168.FEE PARCEL DESCRIPTION: UNIT 4124

All that certain piece, parcel or tract of land, together with improvements thereon, situate, lying and being in the City of Sumter, County of Sumter, State of South Carolina, and being more fully shown and designated as Parcel B Containing 1.925 acres on a plat prepared for Outback Steakhouse of Florida, Inc. by Edwards Land Surveyors, Inc., dated January 28, 1999, and recorded in the Office of the Register of Deeds for Sumter County in Plat Book 99 at Page 322 (hereinafter the “Referenced Plat”), the metes and bounds of which are as follows:

BEGINNING at the point of commencement (POC), being the centerline of the intersection of U.S. Highways 76 and 378 and Wilson Hall Road (S-43-692); thence S44°05’19”E for a distance of 621.61’ to a #4 rebar found at the northeast corner of Lot “B” on the southern right of way of U.S. Highway Nos. 76 and 378, known as the Point of Beginning (POB); thence S49° 26’ 28”E along said right of way for a distance of 25.19’ to a 1” pinch top found; thence S49° 32’ 54”E along the southern right of way of U.S. Highway Nos. 76 and 378 for a distance of 149.84 feet to a tie rod found; thence S40°54’55”W along the common line of Kelly & Kohen Appliance, Inc. for a distance of 300.32’ to a tie rod found; thence S40°51’01”W along said common line for a distance of 179.12 feet to a tie rod found: thence N49° 22’ 25”W along the common line of Sumter County School District No. 2 for a distance of 174.96 feet to a #4 rebar found; thence N40°52’57”E along the common line of Lot “A” owned by W.R. Sanford for a distance of 478.66 feet to a #4 rebar found and designated as the Point of Beginning (POB). This it contains 1.925 acres.

Derivation: Deed of Outback Steakhouse of Florida, Inc. to OSF Real Estate, LLC, dated June 14, 2007 and recorded June 26, 2007 in Deed Book 1083 at page 1288; and, Affidavit Change of Corporate Name recorded June 26, 2007 in Deed Book 1083 at page 1304, Sumter County Records.

ALL THAT CERTAIN PARCEL OF LAND CONTAINING 83,790 SQUARE FEET OR 1.924 ACRES, MORE OR LESS, THE SAME BEING SHOWN AS TAX PARCEL 2030702005 IN THE OFFICE OF ASSESSOR FOR SUMTER COUNTY, SOUTH CAROLINA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS TO WIT; BEGINNING AT A #4 REBAR ON THE WESTERN RIGHT OF WAY OF U.S. HIGHWAY NUMBERS 76 AND 378, SAID POINT BEING REACHED BY COMING FROM A #4 REBAR AT THE INTERSECTION OF THE WESTERN RIGHT OF WAY OF SAID U.S. 76 & 378 AND THE SOUTHERN RIGHT OF WAY OF WILSON HALL ROAD (S43-692); THENCE ALONG SAID WESTERN RIGHT OF WAY OF U.S. 76&378 IN A SOUTHEASTERLY DIRECTION S.53°34'00"E., A DISTANCE OF 580.19 FEET TO A #4 REBAR AT THE POINT OF BEGINNING, LABELED P.O.B. ON DRAWING; THENCE CONTINUING ALONG SAID WESTERN RIGHT OF WAY OF U.S. 76&378, S.53°45'33"E., A DISTANCE OF 25.19 FEET TO A #4 REBAR; THENCE S.53°51'59"E., A DISTANCE OF 149.79 FEET TO A TIE ROD; THENCE DEPARTING SAID WESTERN RIGHT OF WAY OF U.S. 76&378 S.36°35'50"W., A DISTANCE OF 300.02 FEET TO A #4 REBAR; THENCE S.36°35'46"W., A DISTANCE OF 179.18 FEET TO A TIE ROD; THENCE N.53°39'53"W., A DISTANCE OF 174.96 FEET TO A #4 REBAR; THENCE N.36°35'42"E., A DISTANCE OF 478.64 FEET TO THE POINT OF BEGINNING.

TAX MAP NO.: 203-07-02-005

END OF DESCRIPTION.

169.FEE PARCEL DESCRIPTION: UNIT 4127

All that certain piece, parcel or lot of land with improvements thereon, situate, lying and being in the State of South Carolina, County of Cherokee, in the City of Gaffney, and being shown on a plat entitled Outback Steakhouse, Gaffney, SC, by B.P. Barber & Associates, Inc., dated November 6, 2002, and recorded in Plat Book C-80 at page 3 & 4, said plat having the following metes and bounds, to wit: Commencing at a 5/8" rebar, being the southwestemmost comer of Parcel A of Carolina Factory Shops and proceeding in a direction of N 69° 57' 42" E for a distance of 727.58 feet to a drill hole in concrete, this being the point of beginning; thence turning and proceeding through the property of Cherokee County (Carolina Factory Shops) the following courses and distances: in a direction of N 10° 15' 05" W for a distance of 113.58 feet to a 5/8" rebar; thence in a direction of N 79° 44' 55" E for a distance of 92.33 feet to a steel spike; thence in a direction of S 10° 15' 05" E for a distance of 113.53 feet to a drill hole in concrete, and thence in a direction of S 79° 43' 09" W for a distance of 92 33 feet to a drill hole in concrete, this being the point of beginning. This parcel contains 0.241 acre (10,485 square feet).

Being the same property conveyed to Outback Steakhouse of Florida, Inc. by Deed of Record March 7, 2003 in Book 143, Page 326, Registers Office of Cherokee County, South Carolina.

170.FEE PARCEL DESCRIPTION: UNIT 4210

Lot B1 of Mott's Addition to the City of Sioux Falls, Minnehaha County, South Dakota, according to the recorded plat thereof.

171.FEE PARCEL DESCRIPTION: UNIT 4314

All that tract or parcel of land lying and being in Knox County, Tennessee, and being more particularly described as follows:

SITUATED in the Sixth Civil District of Knox County, Tennessee and within the 47th Ward of the City of Knoxville, Tennessee, and being designated as Parcel 3.00, CLT Tax Map 132 and being all of Lot 1R3R, of the Market Place Subdivision record in Plat Cabinet N, Slide 40D in the Register’s Office for Knox County, Tennessee, and being more particularly described as follows:

BEGINNING at an existing iron rod located in the Northerly right of way line of North Peters Road being South 77 deg. 31 min. 46 sec. West, 227.71 feet from the centerline intersection of North Peters Road and Market Place Boulevard;

THENCE, continuing on the Northerly right of way of Northern Peters Road 235.17 feet along a curve to the right having a radius of 1,410.00 feet and a chord bearing and distance of South 72 deg. 33 min. 53 sec. West, 234.90 feet to an existing iron spike located in the centerline of Peregrine Lane;

THENCE, leaving said right of way along the centerline of Peregrine Lane, North 12 deg. 46 min. 15 sec. West, 323.52 feet along the common line with Lot 1R2 of the Market Place Subdivision to an existing iron rod;

THENCE, leaving said centerline North 77 deg. 05 min. 05 sec. East, 233.94 feet along the common line with Lot 1R4R of the Market Place Subdivision to an existing iron rod;

THENCE, continuing along said common line North 12 deg. 37 min. 00 sec. West, 400.16 feet to an existing iron rod;

THENCE, South 76 deg. 12 min. 48 sec. West, 14.00 feet to an existing iron rod;

THENCE, North 12 deg. 37 min. 00 sec. West, 35.00 feet to an existing iron rod;

THENCE, North 76 deg. 12 min. 48 sec. East, 15.00 feet to an existing iron rod;

THENCE, South 12 deg. 37 min. 00 sec. East, 740.18 along the common line of Lots 2R2 and 2R1 of the Market Place Subdivision to the point of beginning.

CONTAINING, 75,392 square feet or 1.731 acres as shown on the map prepared by Barge Waggoner, Sumner and Cannon, Inc., bearing drawing No. 8897-63, and signed by Gary C. Clark, RLS NO. 1329.

BEING the same property conveyed to Outback Steakhouse of Florida Inc., a Florida corporation by virtue Special Warranty Deed from DFT Partners, a Tennessee general partnership, dated February 28, 1996, recorded March 12, 1996, in Book 2205, Page 264, Knox County, Tennessee Records.

Together with the non-exclusive access rights, if any, and subject to the terms, conditions, provisions and limitations of the following:

PARCEL II

Joint Permanent Access Easement by Waterwheel Development dated July 9, 1993, and recorded July 20, 1993, in Deed Book 2112, Page 111.

PARCEL III

Perpetual Easement Agreement by and between Waterwheel Development Company and DFT Partners, dated September 20, 1993 and recorded September 21, 1993, in Deed Book 2118, Page 530, aforesaid records.

Being the same property conveyed to Private Restaurant Properties, LLC, a Delaware limited liability company by Quit Claim Deed from Outback Steakhouse of Florida Inc., a Florida corporation, dated April 11, 2007, recorded June 29, 2007, in Instrument No. 200706290107258, Knox County, Tennessee Records.

172.FEE PARCEL DESCRIPTION: UNIT 4318

Being a 1.6 acre tract of land lying in the 1st Civil District of Putnam County, Tennessee, lying between Bunkerhill Road and Interstate Drive, and being more particularly identified as Lot No. 1 of the Jimmy Wright Division, as depicted on the Plat of record in Note Book 19, page 64, and in Plat Cabinet B, Slide 166, in the Register's Office for Putnam County, Tennessee.
Being the same property conveyed to Private Restaurant Properties, LLC by Quit Claim Deed of record in Book 404, Page 79, Register’s office for Putnam County, Tennessee.

173.FEE PARCEL DESCRIPTION: UNIT 4319

All that tract or parcel of land lying and being in Montgomery County, Tennessee, and being more particularly described as follows:

TRACT ONE:

Being a tract of land situated in the Sixth Civil District in Montgomery County, Tennessee, said tract being a portion of the Gary Mathews Family Limited Partnership Property and a portion of Official Record Volume

528, page 1477, as recorded in the Register’s Office of Montgomery County, Tennessee and being more fully described as follows:

BEGINNING at point in the west right of way of Wilma Rudolph Boulevard, (U.S. Highway 79), Said point also being in the south line of a private forty (40) foot casement, said point also being the northeast corner of said Tract II;

THENCE leaving said Wilma Rudolph Boulevard and with said south line of said casement and north line of said Tract II, North, 87 degrees 41 minutes 00 seconds West, 40.00 feet to a point;

THENCE continuing with said line, North 02 Degrees 19 Minutes 00 Seconds East, 5.00 feet to a point;

THENCE continuing with said line, North 87 degrees 41 minutes 00 seconds West, 386.79 feet to point, said point being the northwest corner of said Tract II and the northeast corner or Tract III;

THENCE leaving said easement and with the west line of said Tract II and the East line of Tract III, South 02 Degrees 19 Minutes 05 Seconds West, 162.79 feet to a point, said point being the new southwest corner of the said Tract II and the new southeast corner of said Tract III, said point also being the north line of a portion of Tract I;

THENCE on a now severance line and with said north line of portion of said Tract I and the south line of said Tract III, North 87 degrees 43 minutes 44 seconds west, 395.41 feet to a point, said point being the new southwest corner of said Tract III;

THENCE on a new severance line and with the new west line of said Tract II and the new east line of a portion of Tract I, North 19 degrees 01 minutes 00 seconds East, 191.26 feet to a point, said point being the northwest corner of said Tract III, said point also being in the centerline of said private casement and the south line of Tract I;

THENCE with said north line of Tract III and the south line of Tract I and the centerline of said casement, South 87 degrees 41 minutes 00 seconds East, 774.77 feet to a point, said point being in said west right of way of said Wilma Rudolph;

THENCE with said Wilma Rudolph, South 19 degrees 01 minutes 00 seconds west, 26.20 feet to the point of beginning.

Said tract containing 1.75 acres more or less.

Said tract being subject to all casements, right of ways, conveyances and restrictions of record.

Being the same property conveyed being conveyed to Outback Steakhouse of Florida, Inc., a Florida Corporation by Warranty Deed from Gary Mathews Family Limited partnership, dated March 21, 1997 and recorded March 21, 1997, in Volume 618, page 2250, Montgomery County, Tennessee Records.

TRACT TWO: A non-exclusive easement granted to Outback Steakhouse of Florida, Inc., pursuant to a Sewer Easement Agreement dated the 21st of March, 1997, of record in Official Record Book Volume 618, page 2258, Register’s Office, Montgomery County, Tennessee.

TRACT THREE: Easement granted to Outback Steakhouse of Florida, Inc., pursuant to a Drainage Easement

Agreement dated the 21st of March, 1997, of record in Official Record Book Volume 618, page 2253, Register’s Office, Montgomery County, Tennessee.

174.FEE PARCEL DESCRIPTION: UNIT 4320

Fee Parcel

All that tract or parcel of land lying and being in the District of Rutherford County, Tennessee, and being more particularly described as follows:

LAND in Rutherford County, Tennessee, being Lot No, 4, on the Plan of 3rd Resubdivision of Lot 3, Market Place Center, as shown on plat of record in Plat Book 18, page 180, the Register’s Office of Rutherford County, Tennessee, to which plat reference is hereby made for a more particular description.

BEING the same property conveyed to Private Restaurant Properties, LLC by Quitclaim Deed of Record in Book 761, page 1804, Register’s Office for Rutherford County, Tennessee.

TOGETHER with an exclusive easement for access and pedestrian and vehicle traffic as described by Deed of Record in Book 596, Page 285.

TOGETHER with those non-exclusive easement rights granted to the insured pursuant to that certain Reciprocal Easement Agreement with Covenants of record in Book 596, page 292.

Located in the 13th Civil District of Rutherford County, Tennessee, Bound on the north by the remaining property of Lot 3, Market Place Centre; on the east by proposed Lot 4, Market Place Centre; on the south by a 38’x27’ public access easement; and on the west by Walmart (Deed Book 539, Page 148).

Beginning at a point on the north right-of-way of the 38’ x 27’ public access easement, said point being in the east line of Walmart and being the southwest corner of this access easement; thence with the east line of Walmart N-07°31’40”-E 277.00 feet to a point, being the northwest corner of this easement; thence with the south line of the remaining property of Lot 3, Market Place Centre S-82°28’20”-E 27 feet to an iron pin set, being the northwest corner of proposed Lot 4, Market Place Centre and the northeast corner of this access easement; thence with the west line of proposed Lot 4, Market Place Centre S-07°31 ‘40”- W 277.03 feet to an iron pin set, being the southwest corner of proposed Lot 4, Market Place Centre and the southeast corner of this access easement; thence with the north right-of-way of a 38’ x 27’ public access easement N-82°23’50”-W27 feet to the point at the beginning; containing 0.17 acre, more or less.

Easement Parcels

1. Together with an access easement providing for ingress/egress as shown on plat recorded at Plat Book 18, Page 180, aforesaid records.

2. Together with easements contained in that Cross Access Easement Agreement dated December
13, 1995, by and between Howard D. Wall and Sally S. Wall d/b/a W & O Investments, and
Marketplace Centre Associates, L.L.C., a Tennessee limited liability company, recorded on
December 15, 1995, in Book 563, Page 168, aforesaid records.

175.FEE PARCEL DESCRIPTION: UNIT 4324

All that tract or parcel of land lying and being in the Wilson County, Tennessee, and being more particularly described as follows:

TRACT 1 (MARTIN PROPERTY)

BEGINNING AT THE NORTHWEST CORNER OF THE W.W. VANHOOK LAND; THENCE IN A WESTERLY DIRECTION WITH THE SOUTH MARGIN OF THE FRANKLIN ROAD 150 FEET, MORE OR LESS, TO AN IRON STAKE DRIVEN IN THE GROUND; THENCE IN SOUTHERLY DIRECTION 515 FEET, MORE OR LESS, TO AN IRON STAKE DRIVEN TO THE GROUND; THENCE IN AN EASTERLY DIRECTION 150 FEET, MORE OR LESS, TO AN IRON PIN DRIVEN IN THE GROUND IN W.W.VANHOOK’S SOUTHEAST CORNER’ THENCE IN A NORTHERLY DIRECTION WITH THE W.W. VANHOOK’S WEST BOUNDARY AND A WIRE FENCE, 515 FEET, MORE OR LESS TO THE POINT OF BEGINNING.

AND

TRACT 2 (CITY OF LEBANON PROPERTY)

BEGINNING ON AN IRON PIN IN THE SOUTH MARGIN OF FRANKLIN ROAD, SAID PIN BEING THE NORTHEAST CORNER OF THE REMAINING LANDS OF THE CITY OF LEBANON AND THE NORTHWEST CORNER OF THE TRACT HEREIN DESCRBIED, THENCE WITH SAID MARGIN OF SAID ROAD AS FOLLOWS: ALONG A CURVE, SAID CURVE HAVING A CENTERAL ANGLE OF 19 DEGS. 55 MINS. 02 SECS, A RADIUS OF 622.97 FEET, A CHORD OF SOUTH 78 DEGS. 42 MINS. 28 SECS, EAST 215.47 FEET, AN ARC DISTANCE OF 216.56 FEET TO A POINT, THENCE ALONG A CURVE, SAID CURVE HAVING A CENTRAL ANGLE OF 05 DEGS. 09 MINS. 33 SECS., A RADIUS OF 622.97 FEET, A CHORD OF NORTH 88 DEGS. 45 MINS. 15 SECS. EAST 56.08 FEET, AN ARC DISTANCE OF 56.10 FEET TO AN IRON PIN, THENCE SOUTH 03 DEGS. 49 MINS. 31 SECS. EAST 8.50 FEET TO AN IRON PIN IN THE NORTH BOUNDARY LINE OF THE EDDIE REED PROPERTY, THENCE LEAVING SOUTH MARGIN OF FRANKLIN ROAD AND RUNNING WITH SAID REED PROPERTY SOUTH 57 DEGS. 58 MINS. 38 SECS. WEST 54.72 FEET TO AN IRON PIN, SAID PIN BEING THE NORTHWEST CORNER OF THE REED PROEPRTY AND THE NORTHEAST CORNER OF THE PERRY MARTIN PROPERTY, THENCE WITH THE NORTH BOUNDARY LINE OF THE SAID MARTIN PROPERTY SOUTH 59 DEGS. 47 MINS. 43 SECS. WEST 178.05 FEET TO AN IRON PIN, THENCE WITH THE WEST BOUNDARY LINE OF THE PERRY MARTIN PROPERTY SOUTH 21 DEGS. 55 MINS. 50 SECS. EAST 235.36 FEET TO A CONCRETE MONUMENT IN THE NORTH MARGIN OF INTERSTATE I-40, SAID PIN BEING THE SOUTHWEST CORNER OF THE MARTIN PROPERTY, THENCE WITH INTERSTATE I-40 OFF RAMP NORTH 52 DEGS. 07 MINS. 37 SECS. WEST 261.15 FEET TO A CONCRETE MONUMENT, SAID MONUMENT BEING THE SOUTHEAST CORNER OF REMAINING LANDS OF THE CITY OF LEBANON AND THE SOUTHWEST CORNER OF THE TRACT HEREIN DESCRIBED, THENCE NORTH 12 DEGS. 36 MINS. 50 SECS. EAST 231.64 FEET TO THE POINT OF BEGINNING.

Being the same property conveyed to Private Restaurant Properties, LLC, a limited liability company by Quit Claim Deed from Outback Steakhouse of Florida, Inc., a Florida corporation, dated April 11, 2007, recorded July 06, 2007, in Book 1258, Page 207, Wilson County, Tennessee Records.

176.FEE PARCEL DESCRIPTION: UNIT 4350

All that tract or parcel of land situated in Third Civil District of Bradley County, Tennessee, more particularly described as Outparcel C. Final Subdivision Plat for Home Depot U.S.A., Inc. according to the plat thereof recorded on September 17, 2003, in Plat Book 16, Page 52, in the Register’s Office of Bradley County, Tennessee.

TOGETHER WITH rights and benefits for access as set forth in Declaration of Restrictions and Grant of Easements by Home Depot U.S.A., Inc. a Delaware corporation, recorded September 22, 2003, in Book 1370, Page 1, aforesaid records.

Being the same properties conveyed to Private Restaurant Properties, LLC, a Delaware limited liability company by Quit Claim Deed from Outback Steakhouse of Florida, Inc., a Florida corporation, dated April 11, 2007, recorded July 06, 2007, in Book 1762, Page 648, Bradley County, Tennessee Records.

Map/Parcel ID: 034 05204 000

177.FEE PARCEL DESCRIPTION: UNIT 4401

Being that certain 1.3774 acres of land out of Reserve "C" of Wilchester West, a subdivision in Harris County according to a map or plat thereof recorded in Volume 132, Page 40 of the Map Records of Harris County, Texas, said 1.3774 acres being more particularly described as following:

COMMENCING at a 5/8 inch iron rod found for the most northerly northwest corner of said Reserve "C" and being the most northerly point of a cutback corner at the southeast corner of the intersection of Interstate Highway 10 (a.k.a. Katy Freeway), 275 feet wide, and Patchester Drive, 60 feet wide;

THENCE, S 89° 57' 21" E, along the north line of said Reserve "C" and the south right-of-way line of said Interstate Highway 10, at 123.02 feet pass a 5/8 inch iron rod set for the common north corner of a 39,948 square foot tract and a 50,000 square foot tract, in all a distance of 248.02 feet to a 5/8 inch iron rod set for the northeast corner of said 50,000 square foot tract and the POINT OF BEGINNING of the herein described tract;

THENCE S 89° 57' 21" E, continuing along said north line and said south right-of-way line, a distance of 149.99 feet to a 5/8 inch iron rod set in said north line and said south right-of-way line for corner;

THENCE, S 00° 03' 32" W, parallel with the west line of said Reserve "C", a distance of 400.02 feet to a 5/8 inch iron rod set in the south line of said Reserve "C" and the north right-of-way line of Britoak Lane, 60 feet wide;

THENCE, N 89° 57' 07" W, along said south line and said north right-of-way line, a distance of 149.99 feet to a 5/8 inch iron rod set in said south line and said north right-of-way line for the southeast corner of said 50,000 square foot tract;

THENCE, N 00° 03' 32" E, along the east line of said 50,000 square foot tract and parallel with the west line of said Reserve "C", a distance of 400.01 feet to the POINT OF BEGINNING and containing 60,000 square feet or 1,3774 acre of land.

178.FEE PARCEL DESCRIPTION: UNIT 4403

All that certain lot, tract or parcel of land lying and situated in Travis County, Texas and Being Lot 2, Block A, THE OUTBACK SUBDIVISION, according to the map or plat thereof recorded in Volume 93,

Pages 27 and 28, of the Plat Records of Travis County, Texas, said Lot containing 1.883 acres of land and is more particularly described by metes and bounds as follows:

BEGINNING at a nail found on the West margin of U.S. Highway #183 (A.K.A. Research Boulevard), said nail is the common East corner of Lots 2 and 3 of the above said subdivision, and is the Southeast corner of this tract and is the PLACE OF BEGINNING hereof;

THENCE along the dividing line of Lots 2 and 3, S 79° 24' 27" W, 322.36 ft. to an iron rod found at the common West corner of said Lots, said rod is in the East margin of Jollyville Road for the Southwest corner hereof;

THENCE along the West line of said Lot 2, same being the East margin of Jollyville Road, the following two calls:

1.) N 13° 15' 41" W, 60.09 ft. to an iron rod found at a point of curvature hereof

2.) Along the above said curve, to the left, the radius of which is 1005.52 ft. the arc distance is 175.27 ft. the chord of which bears N 18° 13' 16" W, 175.05 ft., to a nail set at the common West corner of Lots 1 and 2, of the above said Subdivision for the Northwest corner hereof

THENCE along the dividing line of said Lots 1 and 2, the following four calls:

1.) N 79° 27' 04" E, 65.29 ft. to a nail set

2.) N 10° 32' 56" W, 20.00 ft. to a nail set

3.) N 79° 26' 58" E, 258.29 ft., to an "X" engraved into concrete

4.) S 27° 06' 06" E, 87.48 ft. to an iron rod found at the common East corner of said Lots 1 and 2, said rod is in the West margin of Research Boulevard, for an angle point hereof

THENCE along the East line of said Lot 2 and the West margin of Research Boulevard, S 10° 34' 24" E, 169.66 ft. to the PLACE OF BEGINNING and containing 1.883 acres or 82,023 square ft. of land, more or less.

179.FEE PARCEL DESCRIPTION: UNIT 4404

TRACT I:

Reserve "A" of Creekside At Town Center, a subdivision in Fort Bend County, Texas according to the map or plat thereof recorded under Slide No. 1281/B of the Plat Records of Fort Bend County, Texas.

TRACT II

Easement rights appurtenant to Tract I created in Reciprocal Easement Agreement by and between Sugarland Properties Incorporated, a Texas corporation and Team Bank, a federally insured banking institution, dated February 5, 1990, recorded under Fort Bend County Clerk's File No. 9052538.

TRACT III:

Easement rights appurtenant to Tract 1 created in Reciprocal Easement Agreement by and between Sugarland Properties Incorporated, a Texas corporation and Frank Liu and Lisa Liu, dated December 16, 1993, recorded under Fort Bend County Clerk's File No. 9383887.

180.FEE PARCEL DESCRIPTION: UNIT 4405

Tract 1:

A 1.617 acre tract of land situated in the corporate limits of the City of San Antonio, Bexar County, Texas, being a portion of Lot 15, New City Block 14857, I-10 NORTH OUTBACK STEAKHOUSE SUBDIVISION, as shown by plat recorded in Volume 9531, Page 52, Bexar County Deed and Plat Records, and being all that same land conveyed unto Outback/Carrabba, Inc. by special warranty deed executed July 20, 1994 and recorded in Volume 6177, Page 1467, Bexar County Real Property Records, in all said 1.617 acre tract being more particularly described as follows:

BEGINNING at a 1/2" iron rod found on the east right of way line of Interstate Highway 10, at the southwest corner of said Lot 15 for the southwest corner of this tract and being on a curve concave to the east having a radius of 5,729.65 feet;

THENCE, Northwesterly along the east right of way line of Interstate Highway 10 and with the arc of said curve, having a chord bearing and distance of North 20° 43' 05" West 140.91 feet, through a central angle of 01° 24' 33", an arc distance of 140.92 feet to a point from whence a 1/2" iron rod found bears North 81° 28' 29" West, 0.41 feet, at the southwest corner of a 1.572 acre tract conveyed unto Outback Steakhouse of Florida, Inc. by special warranty deed executed July 20, 1994 and recorded in Volume 6177, Page 1480, said Real Property Records, for the northwest corner of this tract;

THENCE, across said Lot 15, N 70° 08' 05" East, 440.15 feet (cited on plat as 440.42') to a 12" iron rod found on the common west line of a 34.299 acre tract described in Volume 10335, Page 2040, said Real Property Records, and the east line of said Lot 15, at the southeast corner of said 1.572 acre tract for the north corner of this tract;

THENCE, along said common line South 19° 56' 51" East, 179.92 feet (cited in deed as South 19° 51' 55" East, 179.81 feet) to a 1/2" iron rod found at the southeast corner of said Lot 15, same being an interior corner of said 34.299 acre tract;

THENCE, along the common south line of said Lot 15 and a north line of said 34.299 acre tract, South 75° 13' 20" West (bearing basis from Volume 9531, Page 52), 440.05 feet to the POINT OF BEGINNING.

CONTAINING in all 1.618 acres or 70,474 square feet of land, more or less.

Tract 2:

Easement Estate, for a reciprocal, mutual, non-exclusive right of access for ingress and egress, granted by Special Warranty Deed recorded in Volume 6141, Page 1080 and in Volume 6177, Page 1467, Real Property Records, Bexar County, Texas.

181.FEE PARCEL DESCRIPTION: UNIT 4406

TRACT 1

BEING 1.5083 ACRES (65,614 SQUARE FEET) OUT OF AND A PART OF RESERVE “B” OF BOROUGH PARK SUBDIVISION SITUATED IN THE CHARLES EISTERWALL SURVEY, A-191, MONTGOMERY COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN CABINET C, SHEET 116-B OF THE MAP RECORDS OF MONTGOMERY COUNTY, TEXAS, SAID PARCEL OF LAND MORE FULLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

COMMENCING AT A NORTHEAST CORNER OF A CALLED 1.6290 ACRE TRACT AT THE INTERSECTION OF THE SOUTHERLY RIGHT-OF-WAY LINE OF VALLEYWOOD ROAD (60 FOOT RIGHT-OF-WAY) AND THE WESTERLY RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY NO. 45, BEING THE SOUTHERLY NORTHEAST CORNER OF A SAVE AND EXCEPT 0.1227 OF ONE ACRE (5344 SQUARE FEET) PARCEL OF LAND CONVEYED TO THE STATE OF TEXAS FOR CONTROLLED ACCESS HIGHWAY FACILITY, DATED OCTOBER 13, 1995 FILLED UNDER COUNTY CLERK’S FILE NO. 9563157 OF THE OFFICIAL RECORDS OF MONTGOMERY COUNTY, TEXAS;

THENCE NORTH 56 DEGREES 36 MINUTES 00 SECONDS WEST WITH THE NORTH LINE OF SAID 0.1227 ACRE STATE OF TEXAS TRACT A DISTANCE OF 14.15 FEET TO A POINT IN THE SOUTH LINE OF SAID VALLEYWOOD ROAD;

THENCE IN A WESTERLY DIRECTION WITH THE NORTH LINE OF SAID 0.1227 ACRE STATE OF TEXAS TRACT ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 359.05 FEET, A CENTRAL ANGLE OF 07 DEG. 20 MIN. 45 SEC. AN ARC LENGTH OF 46.03 FEET AND HAVING A CHORD BEARING AND DISTANCE OF SOUTH 82 DEG. 05 MIN. 02 SEC. WEST, 46.03 FEET TO A 5/8 INCH CHAPPED IRON ROD SET FOR THE NORTHWEST CORNER OF SAID 0.1227 ACRE STATE OF TEXAS TRACT, AND THE NORTHEAST CORNER AND POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT;

THENCE SOUTH 53 DEGREES 42 MINUTES 42 SECONDS EAST ALONG THE WEST RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY NO. 45 (VARIABLE WIDTH), THE WEST LINE OF SAID 0.1227 ACRE STATE OF TEXAS TRACT A DISTANCE OF 29.67 FEET TO A 5/8 INCH IRON ROD SET FOR CORNER;

THENCE SOUTH 11 DEGREES 35 MINUTES 54 SECONDS EAT CONTINUING ALONG THE WEST RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY NO. 45, THE WEST LINE OF SAID 0.1227 ACRE STATE OF TEXAS TRACT A DISTANCE OF 124.97 FEET TO A 5/8 INCH IRON ROD SET FOR THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE SOUTH 78 DEGREES 22 MINUTES 55 SECONDS WEST A DISTANCE OF 415.92 FEET TO AN “X” SET IN CONCRETE FOR THE SOUTHWEST CORNER OF THE HEREIN DESCRIBED TRACT ON THE EASTERLY RIGHT-OF-WAY LINE OF BOROUGH PARK DRIVE (60 FOOT RIGHT-OF-WAY);

THENCE NORTH 06 DEGREES 38 MINUTES 56 SECONDS WEST ALONG THE EASTERLY LINE OF SAID BOROUGH PARK DRIVE (60 FOOT RIGHT-OF-WAY) A DISTANCE OF 158.98 FEET TO A 5/8 INCH IRON ROD FOUND FOR A POINT OF CURVATURE TO THE RIGHT;

THENCE IN A NORTHERLY DIRECTION FOLLOWING SAID CURVE TO THE RIGHT, HAVING A

CENTRAL ANGLE OF 94 DEGREES 28 MINUTES 47 SECONDS, A RADIUS OF 25.00 FEET, A CHORD BEARING OF NORTH 40 DEGREES 35 MINUTES 28 SECONDS EAST, A CHORD DISTANCE OF 38.71 FEET, AN ARC LENGTH OF 41.22 FEET TO A 5/8 INCH IRON ROD FOUND FOR A POINT OF REVERSE CURVATURE TO THE LEFT ON THE SOUTHERLY LINE OF SAID VALLEYWOOD ROAD (60 FOOT RIGHT-OF-WAY);

THENCE IN AN EASTERLY DIRECTION FOLLOWING SAID CURVE TO THE LEFT, HAVING A CENTRAL ANGLE OF 09 DEGREES 25 MINUTES 11 SECONDS, A RADIUS OF 1830.00 FEET, A CHORD BEARING OF NORTH 83 DEGREES 07 MINUTES 16 SECONDS EAST, A CHORD DISTANCE OF 300.52 FEET, AN ARC LENGTH OF 300.88 FEET ALONG THE SOUTHERLY LINE OF SAID VALLEYWOOD ROAD (60 FOOT RIGHT-OF-WAY) TO A 5/8 INCH CHAPPED IRON ROD SET FOR CORNER;

THENCE NORTH 78 DEGREES 24 MINUTES 40 SECONDS EAST, CONTINUING ALONG THE SOUTHERLY LINE OF SAID VALLEYWOOD ROAD (60 FOOT RIGHT-OF-WAY) 10.00 FEET TO A 5/8 INCH CHAPPED IRON ROD SET FOR A POINT OF CURVATURE TO THE RIGHT;

THENCE IN AN EASTERLY DIRECTION FOLLOWING SAID CURVE TO THE RIGHT, HAVING A CENTRAL ANGLE OF 12 DEGREES 41 MINUTES 42 SECONDS, A RADIUS OF 50.00 FEET, A CHORD BEARING OF NORTH 84 DEGREES 45 MINUTES 31 SECONDS EAST, A CHORD DISTANCE OF 11.08 FEET, AN ARC LENGTH OF 11.08 FEET ALONG THE SOUTHERLY LINE OF SAID VALLEYWOOD (60 FOOT RIGHT-OF-WAY) TO A 5/8 INCH CHAPPED IRON ROD SET FOR A POINT OF REVERSE CURVATURE TO THE LEFT;

THENCE CONTINUING IN AN EASTERLY DIRECTION FOLLOWING SAID CURVE TO THE LEFT, HAVING A CENTRAL ANGLE OF 05 DEGREES 20 MINUTES 57 SECONDS, A RADIUS OF 359.05 FEET, A CHORD BEARING OF NORTH 88 DEGREES 25 MINUTES 53 SECONDS EAST, A CHORD DISTANCE OF 33.51 FEET, AN ARC LENGTH OF 33.52 FEET ALONG THE SOUTHERLY LINE OF SAID VALLEYWOOD ROAD (60 FOOT RIGHT-OF-WAY) TO THE POINT OF BEGINNING AND CONTAINING 1.5083 ACRES (65,614 SQUARE FEET) OF LAND.

TRACT 2

EASEMENT RIGHTS CREATED BY PERPETUAL EASEMENT AND RESTRICTION DECLARATION BY OAKLEIGH INVESTMENTS, LTD AND OMERO DELPAPA DATED AUGUST 2, 1994, RECORDED AUGUST 5, 1994, RECORDED UNDER COUNTY CLERK’S FILE NO. 9444582, REAL PROPERTY RECORDS OF MONTGOMERY COUNTY, TEXAS.
TRACT I:

182.FEE PARCEL DESCRIPTION: UNIT 4407

All of Reserve "F", containing 1.855 acres more or less, Baybrook Park - Section One (1), a subdivision in Robert Wilson Survey, Abstract 88, according to the map or plat thereof recorded in Film Code 365053 Map Records of Harris County, Texas, and being the same property as being described in Special Warranty Deed R262273.

TRACT II:

Non-Exclusive Reciprocal Access Easement Agreement executed by and between BC Webster Land, L.P.

and Outback/Carrabba, Inc., as described by instrument dated February 2, 1995, and filed for record under Harris County Clerk's File Number R262274.

183.FEE PARCEL DESCRIPTION: UNIT 4416

1.4115 ACRES (61,484 SQUARE FEET) OF LAND OUT OF AND A PART OF RESTRICTED RESERVE “A” OF KATY FREEWAY OUTBACK STEAKHOUSE, A SUBDIVISION IN HARRIS COUNTY, TEXAS ACCORDING TO THE MAP OR PLAT THEREOF RECORDED UNDER FILM CODE NO. 357027 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, SAID 1.4115 OF AN ACRE BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A 5/8 INCH IRON ROD FOUND ON THE EXISTING EAST RIGHT-OF-WAY LINE OF DOMINION DRIVE (100 FEET WIDE), AS SHOWN ON LAT RECORDED IN VOLUME 219, PAGE 74 OF THE HARRIS COUNTY MAP RECORDS NAD BEING THE SOUTHWEST CORNER OF SAID RESTRICTED RESERVE “A” AND THE HEREIN DESCRIBED TRACT;

THENCE NORTH 00 DEGREES 26 MINUTES 18 SECONDS EAST, ALONG THE EAST RIGHT-OF-WAY LINE OF SAID DOMINION DRIVE, A DISTANCE OF 327.85 FEET TO A 5/8” IRON ROD WITH TXDOT ALUMINUM CAP FOUND ON THE PROPOSED SOUTH RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY 10 (IH 10), VARIABLE WIDTH) AND BEING THE SOUTH CORNER OF A 0.0199 OF AN ACRE TRACT OF LAND AWARDED TO THE STATE OF TEXAS IN JUDGMENT RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. X213228, FOR AN ANGLE POINT IN THE WEST LINE OF THE HEREIN DESCRIBED TRACT;

THENCE NORTH 18 DEGREES 04 MINUTES 51 SECONDS EAST ALONG THE EAST LINE OF SAID DOMINION DRIVE, THE WEST LINE OF SAID 0.0199 ACRE TRACT A DISTANCE OF 45.95 FEET TO A 5/8 INCH CAPPED IRON ROD SET FOR AN ANGLE POINT IN THE EAST LINE OF SAID DOMINION DRIVE, AND THE WEST LIEN OF SAID 0.0199 ACRE TRACT;

THENCE NORTH 28 DEG. 33 MIN. 55 SEC. EAST, CONTINUING ALONG THE EAST LINE OF SAID DOMINION DRIVE, THE WEST LINE OF SAID 0.0199 ACRE TRACT A DISTANCE OF 32.16 FEET TO THE NORTHEAST CORNER OF SAID 0.0199 ACRE TRACT IN THE SOUTH RIGHT-OF-WAY LINE OF SAID IH 10, (SAID RIGHT- OF-WAY DETERMINED BY OTHERS AND PROVIDED BY TXDOT);

THENCE SOUTH 89 DEGREES 33 MINUTES 42 SECONDS EAST, ALONG THE EXISTING SOUTHERLY RIGHT- OF-WAY-LINE OF SAID IH 10, A DISTANCE OF 126.91 FEET TO A 5/8 INCH CAPPED IRON ROD CAPPED SET FOR THE NORTHEAST CORNER OF THE HEREIN DESCRIBED TRACT AND SAID RESTRICTED RESERVE “A”;

THENCE SOUTH 00 DEGREES 26 MINUTES 18 SECONDS WEST ALONG THE EAST LINE OF RESTRICTED RESERVE “A” A DISTANCE OF 400.00 FEET TO A 5/8 INCH IRON ROD FOUND FOR THE SOUTHEAST CORNER OF SAID RESTRICTED RESERVE “A” AND THE HEREIN DESCRIBED TRACT;

THENCE NORTH 89 DEG. 33 MIN. 42 SEC. WEST ALONG THE SOUTH LINE OF SAID RESTRICTED RESERVE “A” AND THE HEREIN DESCRIBED TRACT A DISTANCE OF 156.00 FEET TO THE POINT OF BEGINNING AND CONTAINING 1.4115 OF ONE ACR (61,484 SQUARE FEET) OF LAND.

184.FEE PARCEL DESCRIPTION: UNIT 4417

Tract 1: A. Being all of Lot 344, New City Block 15674, OUTBACK STEAKHOUSE U. S. 281 NORTH, as shown by plat recorded in Volume 9527, Page 103, Bexar County Deed and Plat Records.

Tract 2: Easement Estate, created and granted by Article V, Section 5.1 and Section 5.2 that one certain Declaration And Reciprocal Easement Agreement-Quail Meadows, recorded in Volume 3672, Page 931, Real Property Records, Bexar County, Texas.

185.FEE PARCEL DESCRIPTION: UNIT 4418

TRACT 1

All that certain lot, tract or parcel of land lying and being situated in Brazos County, Texas, out of the Crawford Burnett League, Abstract No. 7, and being Lot Three (3) of the Replat of the Kapchinski Hill, 19.1861 acres tract, as recorded in Volume 1600, Page 221, of the Brazos County Deed Records, and more particularly described as follows:

COMMENCING at a 5/8 inch iron rod found at the east corner of the said 19.1861 acres tract, also being on the southwest right-of-way line of Texas Avenue, for a point of reference;

THENCE North 46 degrees 22 minutes 53 seconds West, a distance of 125.25 feet, along the said southwest right-of-way line of Texas Avenue, to the point of beginning, said point being marked by a "X" etched in concrete at the east corner of this tract;

THENCE 36.53 feet along the arc of a curve to the right, having a radius of 35.00 feet, a central angle of 57 degrees 46 minutes 09 seconds, a chord bearing of South 57 minutes 19 seconds West, a chord length of 35.00 feet to a nail in pavement for a point of tangency of this curve;

THENCE South 43 degrees 37 minutes 07 seconds West, a distance of 110.00 feet to a point of curvature, a "X" etched in face of curb;

THENCE 15.71 feet, along the arc of a curve to the right, having a radius of 10.00 feet, a central angle of 90 degrees 00 minutes 00 seconds, a chord bearing a of South 88 degrees 37 minutes 07 seconds West, and a chord length of 14.14 feet to a "X" etched in the face of curb at the point of tangency of this curve;

THENCE North 46 degrees 22 minutes 53 seconds West, a distance of 134.00 feet to a nail in pavement set for the west corner of this tract;

THENCE North 43 degrees 37 minutes 07 seconds East, a distance of 151.00 feet to a 5/8 inch iron rod set at the north corner of this tract, on the southwest right-of-way line of Texas Avenue;

THENCE South 46 degrees 22 minutes 53 seconds East, a distance of 127.75 feet along said right-of-way line, to the Point of Beginning, and containing 0.4954 acres (21,581 square feet) of land.

TRACT 2:

A non-exclusive easement for the passage of pedestrians and the passage and parking of vehicles over and across the Common Area Parking, Walkway and Driveway areas of Replat of Kapchinski Hill, College Station, Texas, recorded on plat Volume 1600, Page 221 of the Official Records of Brazos County, Texas, as described in Article 2.1 of the Operation and Easement Agreement recorded in Volume 1309, Page 190 of the Official Records of Brazos County, Texas; and a non-ingress and egress of vehicles to and from Texas Avenue, to and from the tracts bordering, adjoining or being a part of said easement(s), as described in Article 2.2 of the Operation and Easement Agreement recorded in Volume 1309, Page 190 of the Official Records of Brazos County, Texas, and common drive way easements being more particularly described as follows:

Common Driveway Easement

Described as all that parcel of land being situated within the "Target Tract", known as Lot Two (2) of the Replat of Kapchinski Hill plat Volume 1600, Page 221 of the Official Records of Brazos County, Texas, College Station, Brazos County, Texas, with easement boundaries further described as follows:

BEGINNING at a point within the Texas Avenue right-of-way line with such point being the most easterly property corner of the "Pad Tract",

THENCE South 49 degrees 48 minutes 34 seconds East, a distance of 75.50 feet along and on the Texas Avenue right-of-way line to an easement corner;

THENCE South 67 degrees 51 minutes 03 seconds West, a distance of 35.00 feet to an easement corner;

THENCE South 40 degrees 11 minutes 26 seconds West, a distance of 49.50 feet to an easement corner;

THENCE South 04 degrees 48 minutes 34 seconds East, a distance of 21.21 feet to an easement corner;

THENCE South 49 degrees 48 minutes 34 seconds East, a distance of 42.93 feet to intersection with the "Target Tract" property line for an easement corner;

THENCE South 45 degrees 01 minutes 04 seconds West, a distance of 26.80 feet along and on the property line to an easement corner;

THENCE North 49 degrees 48 minutes 34 seconds West, a distance of 59.18 feet to an easement corner;

THENCE South 85 degrees 11 minutes 26 seconds West, a distance of 9.90 feet to an easement corner;

THENCE South 40 degrees 11 minutes 26 seconds West, a distance of 47.00 feet to an easement corner;

THENCE North 49 degrees 48 minutes 34 seconds West, a distance of 176.50 feet to an easement corner;

THENCE North 40 degrees 11 minutes 26 seconds East, a distance of 25.20 feet to the most westerly property corner of the "Pad Tract" and an easement corner;

THENCE South 49 degrees 48 minutes 34 seconds East, a distance of 134.00 feet along and on the "Pad Tract" property line to a property corner and an easement corner;

THENCE North 85 degrees 11 minutes 26 seconds East, a distance of 14.14 feet along and on the "Pad Tract" property line chord to a property corner and an easement corner;

THENCE North 40 degrees 11 minutes 26 seconds East, a distance of 110.00 feet along and on the "Pad Tract" property line to property corner and an easement corner;

THENCE North 12 degrees 31 minutes 49 seconds East, a distance of 35.00 feet along and on the "Pad Tract" property line chord to a property corner within The Texas Avenue right-of-way line with such point being the most easterly property corner of the "Pad Tract" and the Point of Beginning

Common Drive Easement

Described as all that parcel of land being situated along and either side of the common property line between the "Developer Tract" and the "Target Tract", both of which are described as Lots One (1) and Two (2) in the Replat of Kapchinski Hill in College Station, plat Volume 1600, Page 221, of the Official Records of Brazos County, Texas, College Station, Brazos County, Texas, with easement boundaries further described as follows:

BEGINNING at a point within the southwest right-of-way line of Texas Avenue with such point being the intersection point of the common property line between the "Developer Tract" and the "Target Tract" of Kapchinski Hill;

THENCE South 49 degrees 48 minutes 34 seconds East, a distance of 47.50 feet along and on the right-of-way line to an easement corner;

THENCE South 85 degrees 48 minutes 34 seconds West, a distance of 35.36 feet to an intersection with the city building setback line, twenty-five (25) feet from the Texas Avenue right-of-way line, for an easement corner;

THENCE South 40 degrees 11 minutes 26 seconds West, a distance of 305.00 feet to an easement corner;

THENCE South 04 degrees 48 minutes 34 seconds East, a distance of 23.02 feet to an easement corner;

THENCE South 79 degrees 48 minutes 34 seconds East, a distance of 59.15 feet to an easement corner;

THENCE South 40 degrees 11 minutes 26 seconds West, a distance of 43.30 feet to a property corner;

THENCE South 40 degrees 11 minutes 26 seconds West, a distance of 307.13 feet along and a joint property line to a joint property corner;

THENCE North 39 degrees 28 minutes 57 seconds West, a distance of 26.41 feet along and on the west property line of the "Developer Tract" to an easement corner;

THENCE North 40 degrees 11 minutes 26 seconds East, a distance of 287.57 feet to an easement corner;

THENCE North 04 degrees 48 minutes 34 seconds West, a distance of 21.21 feet to an easement corner located a distance of 20.00 feet from a 90.00 foot joint property line segment;

THENCE North 49 degrees 48 minutes 34 seconds West, a distance of 90.00 feet to an easement corner;

THENCE North 40 degrees 11 minutes 26 seconds East, a distance of 30.00 feet to an easement corner;

THENCE North 85 degrees 48 minutes 34 seconds East, a distance of 28.28 feet to an easement corner located 20.00 feet from a joint property line;

THENCE North 40 degrees 11 minutes 26 seconds East, a distance of 305.00 feet to an easement corner;

THENCE North 04 degrees 48 minutes 34 seconds West, a distance of 35.36 feet to an intersection with the Texas Avenue right-of-way line for an easement corner;

THENCE South 49 degrees 48 minutes 34 seconds East, a distance of 45.00 feet to the Point of Beginning.

SAVE AND EXCEPT:

Being 0.022 hectare (0.053) acre of land, in the C. Burnett League, Abstract No. 7, Brazos County, Texas, being part of and out of that certain 0.4954 acre tract of land, conveyed from Culpepper Realty Company to Outback Steakhouse of Florida, Inc., by deed dated June 17, 1993, and recorded in the Official Records of Brazos County, in Volume 1828, Page 164, and under Clerk's File No. 524126, being all of Lot 3, Replat of Kapchinski Hill Subdivision, as shown on map thereof recorded in Volume 1600, Page 221, Official Records of Brazos County, Texas, said 0.022 hectare of land being more particularly described as follows:

COMMENCING at a P.K. nail set for the most westerly corner of said Lot 3 and an interior corner of Lot 2 of said subdivision, thence as follows:

North 43 degrees 37 minutes 07 seconds East, with a common line of said Lot 3 and Lot 2, of said Replat of Kapchinski Hill Subdivision, a distance of 41.241 meters (135.31 feet) to a 16mm (5/8 inch) iron rod with aluminum TXDOT disk set in the proposed southwesterly right of way line of BS 6-R (width varies), and being the POINT OF BEGINNING of the herein described parcel having surface coordinates of X=1085415.681 and Y=3112021.122 (all bearings and coordinates are based on the Texas State Plane Coordinate System, Central Zone, NAD 1927, coordinates are converted to metric and provided by TXDOT. All distances and coordinates shown are surface, and may be converted to grid by multiplying by a combined adjustment factor of 0.99988, having a station of 21+166.696, and an offset of 19.750 meters (64.80 feet) right of the proposed baseline of BS 6-R.

1. THENCE, North 43 degrees 37 minutes 07 seconds East, with a common line of said Lot 2 and Lot 3, a distance of 4.784 meters (15.69 feet) to the existing southwesterly right of way line of BS 6-R, bases on a width of 130.480 meters (100 feet), a prescriptive road);

2. THENCE, South 46 degrees 22 minutes 53 seconds East, with the existing southwesterly right of way line of BS 6-R, a distance of 38.938 meters (127.75 feet) to a point of curvature;

3. THENCE, in a southerly direction, with a curve to the right, having a central angle of 56 degrees 17 minutes 29 seconds", a radius of 10.668 meters (35.00 feet), and an arc length of 10.481 meters (34.39 feet), a chord bearing of South 18 degrees 14 minutes 06 seconds East, a distance of 10.065 meters (33.02 feet), to a P.K. nail set in the proposed southwesterly right of way line of BS 6-R, having a station of 21=214.509, and an offset of 19.750 meters (64.80 feet) right of the proposed baseline of BS 6-R;

4. THENCE, North 46 degrees 25 minutes 27 seconds West, with the said existing southwesterly right of way line of BS-6-R, a distance of 47.813 meters (156.86 feet) to the Point of Beginning and Containing 0.022 Hectare (0.053 acre) of land, more or less.

186.FEE PARCEL DESCRIPTION: UNIT 4422

ALL THAT CERTAIN TWO TRACTS OF LAND, THE FIRST TRACT BEING LOT 1 BLOCK A, THE OUTBACK SUBDIVISION, A SUBDIVISION IN TRAVIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN VOLUME 93, PAGES 27 AND 28, PLAT RECORDS OF TRAVIS COUNTY, TEXAS, THE SECOND TRACT BEING A PORTION OF TRACT 2, PANNELL AND GAFFIELD SUBDIVISION, A SUBDIVISION IN TRAVIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF, RECORDED IN VOLUME 12, PAGE 84, PLAT RECORDS OF TRAVIS COUNTY, TEXAS, SAID LOT 1 AND A PORTION OF TRACT 2 BEING COMBINED FOR THE PURPOSES OF THIS DESCRIPTION AND THE PERIMETER OF THE TWO TRACTS COMBINED IS MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING at an iron pipe found at the West common corner of Tracts 1 and 2 of the above said Pannell and Gaffield Subdivision, said pipe is in the North line of Lot 2, Block A, of the above said the Outback Subdivision, said pipe is an ell corner of the herein described tract and is the PLACE OF BEGINNING hereof;

THENCE over and across the above said Tract 2, N 52° 52' 41" W, 99.91 ft. to an iron rod set in the Northwest line of Tract 2, same being the Southeast line of the Amended Plat of Lots A, B and C, Duval Oaks Subdivision, a Subdivision in Travis County, Texas, according to the Map or Plat thereof recorded in Volume 89, Page 189, Plat Records of Travis County, Texas, said rod is the Northwest corner hereof;

THENCE along the dividing line of the said Pannell and Gaffield Subdivision, and the Amended Plat of Lots A, B and C, Duval Oaks Subdivision, (herein after referred to as Duval Oaks) N 37° 07' 21" E, 321.30 ft. to an iron pipe found at the Southeast corner of Lot A of said Duval Oaks, said pipe is in the South line of Lot 1, Block A, of the Jack Izard Subdivision, a Subdivision in Travis County, Texas, according to the Map or Plat thereof recorded in Book 93 Pages 3 and 4, of the Plat Records of Travis County, Texas, said pipe is in the Northeast corner hereof;

THENCE along the South line of said Lot 1, Block A, Jack Izard Subdivision, the following two calls:

1.) S 62° 43' 23" E, 101.31 ft. to an iron rod found;

2.) N 53° 46' 09" E, 16.16 ft. to an iron rod found at the Northeast corner of the above said Lot 1 Block A, the Outback Subdivision, said rod is in the West margin of Research Boulevard, and is the most Easterly Northeast corner hereof;

THENCE along the East line of said Lot 1, same being the West margin of Research Boulevard S 10° 34' 24" E, 399.80 ft. to an iron rod found at the common East corner of Lots 1 and 2, Block A, The Outback Subdivision for the Southeast corner hereof;

THENCE along the dividing line of said Lots 1 and 2, Block A, The Outback Subdivision, the following four calls:

1.) N 27° 06' 06" W, 87.48 ft. to an "X" engraved into concrete;

2.) S 79° 26' 58" W, 258.29 ft. to a nail set;

3.) S 10° 32' 56" E, 20.00 ft. to a nail set;

4.) S 79° 27' 04" W, 65.29 ft. to a nail set at the common West corner of said Lots 1 and 2, said nail is in the East margin of Jollyville Road, and is the Southwest corner hereof;

THENCE along the West line of said Lot 1 same being the East margin of Jollyville Road, along a curve to the left, which has a radius of 1005.52 ft., an arc distance of 20.92 ft. the chord of which bears N 24° 41' 56" W, 20.91 ft. to an iron rod set at the common West corner of said Lot 1 and said Tract 1 of the Pannell and Gaffield Subdivision, said rod is an ell corner hereof;

THENCE along the dividing line of the above said Lot 1 and Tract 1, N 37° 10' 08" E, 119.75 ft. to the PLACE OF BEGINNING and containing 2.118 acres (or 92,260 square feet) of land, more or less.

187.FEE PARCEL DESCRIPTION: UNIT 4423

Tract 1: A 1.572 acre tract of land in the City of San Antonio, Bexar County, Texas, being a portion of Lot 15, New City Block 14857, I-10 NORTH OUTBACK STEAKHOUSE SUBDIVISION, as shown by plat recorded in Volume 9531, Page 52, Deed and Plat Records, Bexar County, Texas, being more particularly described as follows:

BEGINNING at a 1/2" iron rod found on the east right of way line of Interstate Highway 10, at the northwest corner of said Lot 15 for the northwest corner of this tract, same being at the southwest corner of a 4.107 acre tract, conveyed unto Weingarten Realty Investors by special warranty deed recorded in Volume 10335, Page 2063, Bexar County Real Property Records.

THENCE, North 75° 13' 20" East, (bearing basis from Volume 9531, Page 52) 439.92 feet (cited on plat as 440.00 feet) to a mag nail set in he side of a curb at the northeast corner of said Lot 15 for the northeast corner of this tract same being on the northwest line of the remainder of a 34.299 acre tract described in Volume 10335, page 2040, said Real Property Records.

THENCE, along the west line of said 34.299 acre tract and with the east line of said Lot 15, South 19° 45' 24" East, 136.13 feet (cited on plat as South 19° 51' 55" East, 136.19 feet) to a 1/2 " iron rod found at the southeast corner of this tract, same being the northeast corner of a 1.617 acre tract conveyed unto Outback/Carrabba, Inc. by special warranty deed, executed July 20, 1994 and recorded in Volume 6177, Page 1467, said Real Property Records.

THENCE, across said Lot 15, South 70° 08' 05" West, 440.15 feet (cited on said plat as 440.42 feet) to a point from which a 1/2" iron rod found bears North 81° 28' 29" West, 0.41 feet, on said east right of way line of Interstate Highway 10, at the southwest corner of this tract, same being the northwest corner of said 1.617 acre tract and being on a curve whose radius point bears North 69° 59' 11" East, 5.729.65 feet.

THENCE, Northerly, along said east right of way line and with the arc of said curve, having a chord bearing and distance of North 19° 08' 16" West, 175.16 feet, through a central angle of 01° 45' 06", an arc distance of 175.16 feet (cited on said plat as 175.23 feet ) to the POINT OF BEGINNING.

CONTAINING in all 1.572 acres or 68,453 square feet of land, more or less.

TRACT 2:

EASEMENT ESTATE as created in Special Warranty Deed dated July 19, 1994, executed by Fiesta Trails Limited Partnership to Outback Steakhouse of Florida, Inc., recorded in Volume 6141, Page 1069, refiled in Volume 6177, Page 1480, Bexar County Real Property Records.

188.FEE PARCEL DESCRIPTION: UNIT 4424

BEING a 1.6363 acres (71,278 square feet) tract or parcel of land situated in the David Brown Survey, Abstract No. 5, Jefferson County, Texas and being out of and part of that certain 3.70 acre tract conveyed by Deed from The Malja Corporation to Victor J. Patrizi, dated December 17, 1974 and recorded in Volume 1865, Page 50 of the Deed Records of Jefferson County, Texas, said 1.6363 acre tract also being the same property as conveyed by Allstatr Inns Operating, L.P., a Delaware Limited Partnership, to John Calvin Modica, dated October 12, 1992, and recorded in Film Code No. 104-48-0794 of the Official Public Records of Jefferson County, Texas, said 1.6363 acre tract being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8 inch iron rod found for the southeasterly right-of-way line of the relocated Hillebrandt Bayou (a 200 foot right-of-way), and the most westerly corner of said 3.70 acre tract;

THENCE North 41 degrees 37 minutes 00 seconds East (called North 41 degrees 37 minutes 14 seconds East) along and with the southeasterly right-of-way line of the relocated Hillebrandt Bayou and the northwesterly line of said 3.70 acre tract for a distance of 263.07 feet (called 263.02 feet) to a set nail in asphalt for corner;

THENCE South 48 degrees 22 minutes 23 seconds East (called South 48 degrees 21 minutes 05 seconds East) for a distance of 286.77 feet (called 286.78 feet) to a 5/8 inch iron rod found for corner in the northwesterly right-of-way line of Interstate Highway 10 and the southeasterly line of said 3.70 acre tract;

THENCE South 48 degrees 33 minutes 00 seconds West (called South 48 degrees 31 minutes 43 seconds West) along and with the northwesterly right-of-way line of Interstate Highway 10 and the southeasterly line of said 3.70 acre tract for a distance of 265.36 feet (called 265.31 feet) to a Texas Department of Transportation concrete marker found for corner, same being the most southerly corner of said 3.70 acre tract;

THENCE North 48 degrees 17 minutes 32 seconds West (called North 48 degrees 15 minutes 54 seconds West) along and with the southwesterly line of said 3.70 acre tract for a distance of 254.74 feet (called 254.87 feet) to the Point of Beginning, and Containing 1.6363 acres (71,278 square feet) of land, more or less.

189.FEE PARCEL DESCRIPTION: UNIT 4426

A 1.435 acre tract situated in the corporate limits of the City of San Antonio, Bexar County, Texas and being all of Lot 2, Block 1, New City Block 14347, SAN ANTONIO / 410, as shown by plat recorded in Volume 9533, Page 102, Bexar County Deed and Plat Records.

190.FEE PARCEL DESCRIPTION: UNIT 4429

Tract 1:

Lot 1B, REPLAT OF LOT 1 OF TANGER FACTORY OUTLET, a subdivision in Hays County, Texas, according to the map or plat thereof recorded in Volume 8, Page 105-106, Plat Records of Hays County, Texas.

Tract 2:

Easement rights as created in Declaration and Agreement dated March 30, 1998, executed by Tanger Properties Limited Partnership to Outback Steakhouse of Florida, Inc., recorded in Volume 1398, Page 323, Official Public Records of Hays County, Texas.

191.FEE PARCEL DESCRIPTION: UNIT 4454

TRACT I: FEE SIMPLE

BEING Lot 2G, Block B, TOWN CROSSING ADDITION, an addition to the City of Mesquite, DALLAS County, Texas, according to the plat thereof recorded under CC# 201000058743, Real Property Records, Dallas County, Texas, SAVE AND EXCEPT all that portion of Lot "2G" conveyed by deed dated January 6, 2007, filed April 27, 2007, executed by Outback Steakhouse of Florida, Inc. to the State of Texas, as recorded under CC# 20070151197, Real Property Records, Dallas County, Texas.

TRACT II: EASEMENT ESTATE

Easements and appurtenant rights created in Collateral Agreement executed by and between Majestic Joint Venture IX and Flagship, Inc., dated as of November 28, 1983, filed for record on February 3, 1984 and recorded in Volume 84024, Page 0288, Deed Records, Dallas County, Texas.

TRACT III: EASEMENT ESTATE

Easements and appurtenant rights created in Collateral Agreement executed by and between Majestic Joint Venture IX and Steak & Ale of Texas, Inc., dated as of July 12, 1983, filed for record on September 21, 1983 and recorded in Volume 83186, Page 5641, Deed Records, Dallas County, Texas.

192.FEE PARCEL DESCRIPTION: UNIT 4455

Tract 1

Lot 1, Block 1, The Crossroads of D.F.W., an Addition to the City of Grapevine, Tarrant County, Texas, according to plat recorded in Cabinet A, Slide 1142, Deed Records of Tarrant County, Texas.

Tract 2

Non exclusive easement for pedestrian and vehicular access as crested in Mutual Access Easement by and between James F. Mason Trustee and Outback Steakhouse of Florida Intl. recorded in Volume 10782, Page 459, Deed Records, Tarrant County, Texas.

193.FEE PARCEL DESCRIPTION: UNIT 4456

TRACT 1:

A tract of land being a part of Lot 1, Block C/8408, of HIGH POINT CENTER III, an addition to the City of Dallas, Dallas County, Texas, according to the map or plat filed for record in Volume 93061, Page 126, of the Plat Records of Dallas County, Texas. SAVE AND EXCEPT a 0.0771 acre tract of land acquired by the State of Texas for Interstate Highway No. 635 as described in RELEASE AND DISCHARGE OF LIS PENDENS as recorded in County Clerk's File No. 20070092033 being more particularly described as follows:

BEGINNING at the most westerly corner of said Lot 1, said point being a set mag nail with RPLS 5735TX tag;

THENCE North 40°35'00" East, along the northwesterly line of said Lot 1, a distance of 339.55 feet to a found TXDOT brass cap, said point being on the southwesterly line of the area conveyed to the State of Texas in RELEASE AND DISCHARGE OF LIS PENDENS recorded in County Clerk's File No. 20070092033;

THENCE along the said south line the following two calls:

1)    South 60°49'22" East a distance of 1.43 feet to a set 1/2" iron pin with RPLS 5735TX cap;

2)    South 57°15'15" East a distance of 162.15 feet to a found TXDOT brass cap being on the east line of said Lot 1;

THENCE South 40°35'00" West, along the southeasterly line of said Lot 1, a distance of 359.45 feet to a set 1/2" iron pin with RPLS 5735TX cap, said point being the most southerly corner of said Lot 1;

THENCE North 50°18'00" West, along the southwesterly line of said Lot 1 and the northeasterly right of way line of Vantage Point Drive, a distance of 162.06 feet to the POINT OF BEGINNING.

Said described tract of land contains 56,639 square feet or 1.3003 acres more or less.

TRACT 2: ( Easement Estate)

Easement Rights as created in ACCESS EASEMENT AGREEMENT filed for record in Volume 92229, Page 3230, of the County Clerk's Official Records of Dallas County, Texas.

194.FEE PARCEL DESCRIPTION: UNIT 4457

TRACT 1 (FEE SIMPLE)

LOT 3R, BLOCK 1 OF RESTAURANTS OF SPRING CREEK ADDITION, an addition to the City of Plano, Collin County, Texas, according to the plat thereof recorded in Cabinet H, Page 584, Land Records, Collin County, Texas.

TRACT 2 (EASEMENT ESTATE)

THAT area crosshatched on "Exhibit C" of that certain Declaration of Non-Exclusive Easement for Ingress and Egress executed by Land Owners, L.P., dated May 28, 1992, filed for record June 2, 1992 and recorded under Clerk's File No. 92-0036320, Land Records, Collin County, Texas; SAVE AND EXCEPT

that portion located within the boundaries of Tract 1 above.

TRACT 3 (EASEMENT ESTATE)

Sign Easement created in Declaration of Sign Easement, Construction and Joint Maintenance Plan executed by and between Land Owners, L.P. and future owners, dated May 29, 1992, filed for record on June 2, 1992 and recorded under Clerk’s File No. 92-0036319, Land Records, Collin County, Texas.

TRACT 4 (EASEMENT ESTATE)

Sight Easement granted by Land Owners, LA’. to Outback Steakhouse of Florida, lnc., dated January 21, 1993, filed for record on February 16, 1003 and recorded under Clerk’s File No. 93-0011312, Land Records, Collin County, Texas.

195.FEE PARCEL DESCRIPTION: UNIT 4458

TRACT 1:

Lot 1 of ADDISON ROAD - QUORUM ADDITION, an addition to the Town of Addison, Dallas County, Texas, according to the plat thereof recorded in Volume 93041, Page 2824, Map Records, Dallas County, Texas.

TRACT 2:

Easement Interest over an adjacent 1,177 square foot tract of land created pursuant to that certain Easement dated March 5, 1993, recorded in Volume 93046, Page 1223, Deed Records of Dallas County, Texas, and

TRACT 3:

Mutual Access Easement over the adjacent 1.2007 acres as created pursuant to that certain Mutual
Access Easement by and between International Guaranty Corporation and Outback Steakhouse of Florida, Inc., dated March 5, 1993, recorded in Volume 93055, Page 1864, Deed Records of Dallas, County, Texas.

196.FEE PARCEL DESCRIPTION: UNIT 4459

TRACT 1:

BEING a tract of land situated in A. STEPHENS SURVEY, Abstract No. 1426 and J. W. LANE SURVEY, Abstract No. 950 and being all of Lot 2, Block A of the Parks Retail Center, an addition to the City of Arlington as recorded in Cabinet A, Slide 1410 of the Plat Records of Tarrant County, Texas (MRTCT) and being more particularly described as follows:

BEGINNING at a point found at the intersection of INTERSTATE HIGHWAY NO. 20 (ACCESS ROAD) (Variable width Right-of-Way) and a PRIVATE ACCESS ROAD;

THENCE departing the northerly line of said INTERSTATE HIGHWAY NO. 20 and along the easterly line of said PRIVATE ACCESS ROAD as follows:

North 00 deg 03 min 44 sec West a distance of 71.50 feet to a 1/2 inch iron rod with red plastic capped stamped "W.A.I." set for corner;

North 01 deg 10 min 03 sec West a distance of 56.87 feet to a 1/2 inch iron rod with red plastic capped stamped "W.A.I." set for corner;

North a distance of 305.00 feet to a 1/2 inch iron rod with red plastic capped stamped "W.A.I." set for the northwesterly corner of said Lot 2;

THENCE departing the easterly line of said PRIVATE ACCESS ROAD East a distance of 245.55 feet to a "X" found for the northeasterly corner of said Lot 2; said point being the northwesterly corner of Lot 3, Block A of the Parks Retail Center, an addition to the City of Arlington as recorded in Cabinet A, Slide 1410 of the Plat Records of Tarrant County, Texas (MRTCT);

THENCE along the westerly line of said Lot 3 as follows:

South 18 deg 20 min 14 sec West, a distance of 136.84 feet to a 1/2 inch iron rod with red plastic capped stamped "W.A.I." set for corner;

South a distance of 57.05 feet to a 1/2 inch iron rod with red plastic capped stamped "W.A.I." set for corner;

South 12 deg 33 min 00 sec East, a distance of 196.80 feet to a 1/2 inch iron rod with red plastic capped stamped "W.A.I." set for corner, said point being in the northerly line of said INTERSTATE HIGHWAY 20;

THENCE along the northerly Right-of-Way line of said INTERSTATE HIGHWAY NO. 20 South 77 deg 27 min 00 sec West, a distance of 250.00 feet to the POINT OF BEGINNING.

Containing within these metes and bounds 2.068 acres or 90,086 square feet of land more or less.

TRACT 2:

Non-exclusive easements as created in Easement Agreement dated 18th Day June 1985 by and between The Craigievar Corporation Kelton-Dimension #1, C.I. Confirming and Franchising Limited, Highpoint Professional Building #1 Associates, Kelton-Mathus Development Corporation and The City of Arlington filed for record July 15, 1985 and recorded in Volume 8244, Page 704, Page 736, Page 768, and Page 800, Deed Records of Tarrant County, Texas.

TRACT 3:

Non-exclusive easement for ingress and egress as created by Reciprocal Agreement dated September 2, 1993, recorded in Volume 11221, Page 887, Deed Records, Tarrant County, Texas, in and to the land contained within that certain 32 feet access, drainage and utility easement area as shown on the plat of Parks Retail Center, an Addition to the City of Arlington, Texas, according to the plat recorded in Cabinet A, Slide 1410, Plat Records, Tarrant County, Texas.

TRACT 4:

BEING a temporary non-exclusive easement for parking as created by Reciprocal Agreement dated September 2, 1993, recorded in Volume 11221, Page 887, Deed Records, Tarrant County Texas.

TRACT 5:

Non-exclusive easement estate dated December 3, 1986 by and between Homart Development Co. and Sears, Roebuck and Co. recorded in Volume 8866, Page 1411, Deed Records, Tarrant County, Texas.

197.FEE PARCEL DESCRIPTION: UNIT 4461

TRACT 1:

BEING a tract of land situated in the JUAN ARMENDARIS SURVEY, Abstract No. 28, and LUC BURGEOIS Survey Denton County, Texas and being all of Lot 5A, of Block A of the VISTA RIDGE VILLAGE ADDITION LOTS 4, 5A, 5B and 5C, Block A Phases Two and Four, an addition to the City of Lewisville as recorded in Cabinet I, Slide 396 of the Plat Records of Denton County, Texas (PRDCT) and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod with a red plastic cap stamped W.A.I. set for the most northerly corner of Lot 5B, of said Block A; said point being in the southerly Right-of-Way line of INTERSTATE HIGHWAY NO. 35E FRONTAGE ROAD (variable width Right-of-Way);

THENCE departing the southerly Right-of-Way line of said INTERSTATE HIGHWAY NO. 35E and along the northwesterly line of said Lot 5B as follows:

South 42 deg 52 min 08 sec West a distance of 37.88 feet to a 1/2 inch iron rod with a red plastic cap stamped W.A.I. set for corner;

North 47 deg 09 min 19 sec West a distance of 4.39 feet to a 1/2 inch iron rod with a red plastic cap stamped W.A.I. set for corner;

South 42 deg 52 min 32 sec West a distance of 193.25 feet to a 1/2 inch iron rod with a red plastic cap stamped W.A.I. set for the westerly corner of said Lot 5B; said point being the beginning of a curve to the left having a radius of 377.50 feet, a chord bearing North 54 deg 52 min 40 sec West and a chord distance of 32.17 feet;

THENCE departing the westerly line of said Lot 5B and along the northerly Right-of-Way line of OAKBEND DRIVE (variable width Right-of-Way line) as follows:

Continuing along said curve to the left through a central angle of 4° 53' 03" for an arc length of 32.18 feet to a X found in concrete for the beginning of a curve to the right having a radius of 249.50 feet, a chord bearing North 53 deg 18 min 47 sec West and a chord distance of 34.86 feet;

THENCE along said curve to the right through a central angle of 8° 00' 43" for an arc length of 34.89 feet to 5/8 inch iron rod found for the beginning of a curve to the left having a radius of 250.50 feet, a chord bearing North 54 deg 39 min 18 sec West and a chord distance of 46.70 feet;

THENCE along said curve to the left through a central angle of 10° 41' 49" for an arc length of 46.77 feet to 5/8 inch iron rod found for corner;

THENCE North 60 deg 00 min 11 sec West a distance of 38.78 feet to a 5/8 inch iron rod found for the beginning of a curve to the right having a radius of 69.50 feet, a chord bearing North 39 deg 57 min 48 sec West and a chord distance of 47.63 feet;

THENCE along said curve to the left through a central angle of 40° 04' 42" for an arc length of 48.62 feet to a 5/8 inch iron rod found for corner;

THENCE North 19 deg 55 min 27 sec West a distance of 24.47 feet to the beginning of a curve to the right having a radius of 24.50 feet, a chord bearing North 05 deg 59 min 45 sec west and a chord distance of 11.80 feet;

THENCE along said curve to the right through a central angle of 27° 52' 09" for an arc length of 11.92 feet to a 1/2 inch iron rod with a red plastic cap stamped W.A.I. set for the beginning of a curve to the left having a radius of 600.00 feet, a chord bearing North 57 deg 32 min 03 sec East and a chord distance of 195.11 feet; said point being at the intersection of the northeasterly Right-of-Way line of OAKBEND DRIVE (variable width Right-of-Way) and southwesterly Right-of-Way line OAKBEND DRIVE (60' Right-of-Way);

THENCE along the southwesterly Right-of-Way line of OAKBEND DRIVE (60' Right-of-Way line) as follows;

THENCE along said curve to the left through a central angle of 18° 42' 55" for an arc length of 195.98 feet to a 1/2 inch iron rod with a red plastic cap stamped W.A.I. set for corner;

North 48 deg 10 min 34 sec East a distance of 33.07 feet to a 1/2 inch iron rod with a red plastic cap stamped W.A.I. set for the beginning of a corner clip;

THENCE departing the southwesterly line of said OAKBEND DRIVE and along said corner clip South 89 deg 27 min 58 sec East a distance of 11.08 feet to a 1/2 inch iron rod with a red plastic cap stamped W.A.I. set for corner in the southeasterly line of said INTERSTATE HIGHWAY NO. 35E;

THENCE along the line of said INTERSTATE HIGHWAY NO. 35E South 47 deg 06 min 31 sec East a distance of 172.31 feet to the POINT OF BEGINNING;

Containing within these metes and bounds 1.102 acres or 48,017 square feet, of land more or less.

TRACT 2: (EASEMENT)

NON-EXCLUSIVE easement as created in Operation and Easement Agreement dated May 12, 1993, by and between Dayton Hudson Corporation and Dal-Mac Vista Ridge, Inc., filed May 12, 1993 under cc# 93-R0029534 of the Real Property Records of Denton county, Texas, and First Amendment to Operation and Easement Agreement dated November 4, 1993, by and among Dayton Hudson Corporation, Dal-Mac Vista Ridge, Inc. and Circuit City Stores, Inc., filed November 8, 1993 recorded under cc# 93-R0079956 of the Real Property Records of Denton County, Texas

TRACT 3: (EASEMENT)

NON-EXCLUSIVE easement as created in Declaration of Easements and Restrictions dated December

22, 1993, by Dal-Mac Vista Ridge, Inc, filed December 30, 1993, recorded under cc# 93-R0094351, of the Real Property Records, Denton County, Texas.

198.FEE PARCEL DESCRIPTION: UNIT 4462

TRACT ONE:

Being ALL OF LOT THREE (3), BLOCK TWENTY EIGHT (28), FINAL PLAT PLANTATION HILLS, SECTION 15, an addition to the City of Midland, Midland County, Texas, according to the map or plat thereof, recorded in Cabinet F, Page 57, Plat Records, Midland County, Texas.

TRACT TWO:

Reciprocal Easement dated April 4, 1994, executed by and between Office Depot, Inc., a Delaware corporation to Outback Steakhouse of Florida, Inc., a Florida Corporation recorded in Volume 1214, Page 418, Official Records, Midland County, Texas.

199.FEE PARCEL DESCRIPTION: UNIT 4463

A 49,244 SQUARE FOOT TRACT OF LAND BEING A PORTION OF LOT 20-A, BLOCK 76, BELMAR ADDITION UNIT NO. 41, AN ADDITION TO THE CITY OF AMARILLO, POTTER COUNTY, TEXAS, AS FILED OF RECORD DECEMBER 17, 1979, IN VOLUME 1200, PAGE 945 OF THE POTTER COUNTY PLAT RECORDS. SAID TRACT OF LAND BEING OUT OF SECTION 27, BLOCK 9, BS&F SURVEY, AND BEING DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 20-A, SAME BEING THE MOST NORTHERLY NORTHWEST CORNER OF LOT 21-A, BLOCK 76, BELMAR ADDITION UNIT NO. 41, ALSO BEING A POINT ON THE DIVISION LINE BETWEEN LOT 20A AND 21A OF THE AFORESAID PLAT WHERE SAID DIVISION LINE IS INTERSECTED BY THE SOUTHEASTERLY RIGHT OF WAY LINE OF INTERSTATE HIGHWAY NO. 40.

THENCE S. 10° 58' 34" E., 300.57 FEET ALONG THE EAST LINE OF SAID LOT 20-A. TO A 1/2" IRON ROD FOUND;

THENCE S. 82° 17' 36" W., 123.50 FEET ALONG THE NORTH LINE OF A 40.0 FOOT PRIVATE INGRESS/EGRESS EASEMENT TO A 1/2" IRON ROD FOUND IN THE EAST RIGHT-OF-WAY LINE OF WALDORF DRIVE;

THENCE NORTHWESTERLY ALONG SAID EAST RIGHT-OF-WAY LINE OF WALDORF DRIVE ON A CURVE TO THE LEFT, SAID CURVE HAVING A CENTRAL ANGLE OF 16° 03' 05" AND A RADIUS OF 490.02 FEET, AN ARC DISTANCE OF 137.28 FEET TO A POINT OF REVERSE CURVE;

THENCE CONTINUING ALONG THE EAST RIGHT-OF-WAY LINE OF WALDORF DRIVE ON A CURVE TO THE RIGHT, SAID CURVE HAVING A CENTRAL ANGLE OF 27° 45' 16" AND A RADIUS OF 364.36 FEEL AN ARC DISTANCE OF 176.50 FEET;

THENCE N. 06° 43' 00" W., 4.16 FEET TO A 1/2" IRON ROD FOUND AT THE INTERSECTION OF THE EAST RIGHT OF WAY LINE OF WALDORF DRIVE AND IN THE SOUTH RIGHT-OF-WAY

LINE OF INTERSTATE HIGHWAY NO. 40;

THENCE NORTHEASTERLY ALONG SAID SOUTH RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY NO. 40 ALONG A CURVE TO THE LEFT, SAID CURVE HAVING A CENTRAL ANGLE OF 1° 50' 39" AND A RADIUS OF 5879.58 FEET, AN ARC DISTANCE OF 189.26 FEET TO THE POINT AND PLACE BEGINNING AN CONTAINING 49,244 SQUARE FEET OF LAND, MORE OR LESS.

200.FEE PARCEL DESCRIPTION: UNIT 4464

Tract I:

Tract "G", West Chase, an Addition to the City of Lubbock, Lubbock County, Texas, according to the Map, Plat and/or Dedication Deed thereof recorded in Volume 4564, Page 231 of the Real Property Records of Lubbock County, Texas.

Tract II:

A portion of Tract "H", West Chase, an Addition to the City of Lubbock, Lubbock County, Texas, according to the Map, Plat and/or Dedication Deed thereof recorded in Volume 4810, Page 330, of the Real Property Records of Lubbock County, Texas, said portion of Tract "H" being described as follows:

BEGINNING at a point in the South line of a 1.380 acre tract surveyed by Hugo Reed and Associates, Inc. March 15, 1994 from which a 1/2" rod set with cap for the Southwest corner of said 1.380 acre tract bears West 106.00 feet, said beginning point bears N 00° 02' 46" E, 3097.43 feet and S 89° 58' 50" E, 1449.02 feet from the Southwest corner of Section 11, Block E-2, Lubbock County, Texas;

THENCE East, along the South line of said 1.380 acre tract, a distance of 109.00 feet to a 1/2" rod set with cap for the Southeast corner of said 1.380 acre tract;

THENCE North, along the East line of said 1.380 acre tract, a distance of 58.71 feet;

THENCE East a distance of 42.00 feet;

THENCE South a distance of 100.71 feet;

THENCE West a distance of 109.00 feet;

THENCE South a distance of 76.00 feet;

THENCE West a distance of 42.00 feet;

THENCE North a distance of 118.00 feet to the Point of Beginning.

201.FEE PARCEL DESCRIPTION: UNIT 4466

TRACT 1

LOT 1, BLOCK A, OUTBACK STEAKHOUSE NO. 1 ADDITION, an addition to the City of Denton,

Denton County, Texas, according to the plat recorded in Cabinet L, Page 153, Plat Records, Denton County, Texas.

TRACT 2 (EASEMENT ESTATE)

Easements together with appurtenant rights created in Mutual Access Easement Agreement, executed by Quinn Harris Investment Company, Inc. to Outback Steakhouse of Florida, Inc., a Florida corporation, dated June 14, 1995, filed for record on June 14, 1995 and recorded in under Clerk's File No. 95-R0034762, Real Property Records, Denton County, Texas, and being described as follows:

BEING a tract of land situated in the Alexander Hill Survey, Abstract No. 623, in the City of Denton, Denton County, Texas, and being more particularly described by metes and bounds as follows:

COMMENCING at a 1/2" iron rod found for corner in the Southerly line of Interstate Highway No. 35E at the intersection of the Easterly line of Sam Bass Boulevard (at the Easterly end of a corner radius clip);

THENCE South 76° 36' 00" East along the said Southerly line of Interstate Highway No. 35E for a distance of 197.28 feet to a 1/2" iron rod set for corner at the POINT OF BEGINNING; same point being the Northeast corner of Lot 1, Block A of Outback Steakhouse No. 1 Addition;

THENCE South 76° 36' 00" East continuing along the said Southerly line of Interstate Highway No. 35E for a distance of 35.00 feet to a point for corner;

THENCE South 13° 24' 00" West departing the said Southerly line of Interstate Highway No. 35E for a distance of 84.50 feet to a point for corner;

THENCE North 76° 36' 00" West for a distance of 35.00 feet to a point for corner in the East line of said Lot 1;

THENCE North 13° 24' 00" East along the said East line of Lot 1 for a distance of 84.50 feet to the POINT OF BEGINNING.

202.FEE PARCEL DESCRIPTION: UNIT 4467

TRACT ONE:

Lot 1, Block 1, REPLAT of Lot 1, Block 1 Ciudad Fuerte Unit 2, situated in the P.P. Rains Survey, A-258, City of Longview, Gregg County, Texas, as shown on plat recorded in Volume 2861, Page 265, Public Official Records, Gregg County, Texas.

TRACT TWO:

Easements as granted in Modification to Cross-Access Agreement and Additional Easement Agreement dated July 14, 1995, between Wal-Mart Stores, Inc., John N. Thomas, Trustee and Outback Steakhouse of Florida, Inc. filed in Volume 2844, Page 64, Public Official Records, Gregg County, Texas, granting easements over the following two tracts of land:

EASEMENT TRACT A:

Being 0.721 acre, more or less, of land in the P.P. RAINS SURVEY, A-258, Gregg County, Texas said 0.721 acre being a part of LOT 3 and LOT 4, BLOCK 1, CIUDAD FUERTE UNIT 2, a subdivision of Longview, Gregg County, Texas, recorded in Volume 2592, Page 627, Deed Records, Gregg County, Texas, said 0.721 acre being more particularly described as follows:

COMMENCING at a 1/2 inch iron rod for the most southern Southwest corner of above mentioned lot 3 of Ciudad Fuerte Unit 2, subdivision, same being the South East corner of Lot 2 of said subdivision, said point also being on the North right-of-way (ROW) line of State Highway Loop No. 281;

THENCE along said Loop 281 North ROW line, same being the South boundary line of said Lot 3, S 66 deg. 38' 40" E, 10.50 feet to the most southerly southwest corner of the herein described 0.721 acre tract;

THENCE N 23 deg. 21' 20" E, 194.50 feet to the beginning of a curve to the left;

THENCE 31.42 feet along said curve, said curve having a delta of 90 deg. 00' 00", radius of 20.00 feet, and chord N 21 deg. 38' 40" W, 28.28 feet;

THENCE N 66 deg. 38' 40" W, 202.95 feet to a point for corner;

THENCE N 05 deg. 18' 33" E, 47.33 feet to a point for corner;

THENCE N 00 deg. 25' 33" W, 306.47 feet to the beginning of a curve to the left;

THENCE 23.97 feet along said curve, said curve having a delta of 105 deg. 35' 30", radius of 13.00 feet, a chord N 51 deg. 31' 13" W, 20.72 feet;

THENCE S 75 deg. 41' 02" W, 127.89 feet to the beginning of a curve to the right;

THENCE 8.26 feet along said curve, said curve having a delta of 15 deg. 46' 27", radius of 30.00 feet, a chord S 83 deg. 34' 16" W, 8.23 feet to the beginning of a curve to the left;

THENCE 19.54 feet along said curve, said curve having a delta of 37 deg. 19' 20", radius of 30.00 feet, a chord S 72 deg. 47' 49" W, 19.20 feet to a point in the West boundary line of said Lot 3 of Ciudad Fuerte Unit 2, said point also being on the east ROW line of Fourth Street;

THENCE along said east ROW line of Fourth Street, same being the west boundary line of said Lot 3, N 00 deg. 00' W, 18.92 feet to the north west corner of Lot 3, same being the south west corner of said Lot 4, and continuing for a total of 49.00 feet to a point for the beginning of a curve to the left;

THENCE 26.08 feet along said curve, said curve having a delta of 49 deg. 48' 52", radius of 30.00 feet, and chord S 79 deg. 24' 32" E, 25.27 feet;

THENCE N 75 deg. 41' 02" E, 75.50 feet to a point in the west boundary line of said Lot 3 and continuing for a total distance of 178.91 feet to a point for corner;

THENCE S 00 deg. 25' 33" E, 384.80 feet to the beginning of a curve to the left;

THENCE 34.67 feet along said curve, said curve having a delta of 66 deg. 13' 07", radius of 30.00 feet, and chord S 33 deg. 32' 06" E, 32.77 feet;

THENCE S 66 deg. 38' 40" E, 200.71 feet to a point for corner;

THENCE S 23 deg. 21' 20" W, 240.50 feet to a point in the south boundary line of said Lot 3, same being the north ROW line of said State Highway Loop No. 281;

THENCE with said ROW line and said south boundary line of said Lot 3 N 66 deg. 38' 40" W, 26.00 feet to the PLACE OF BEGINNING and containing 0.721 acre of land, more or less.

EASEMENT TRACT B:

BEING a portion LOT 2, in BLOCK 1 of CIUDAD FUERTE UNIT 2, an Addition to the City of Longview, Gregg County, Texas, according to the Amended Plat dated July 6, 1994, and recorded in Volume 2705, Page 454, of the Public Official Records of Gregg County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at a point for corner at the Northwest corner of the above mentioned Lot 2, same point being the Northeast corner of Lot 1, Block 1 of CIUDAD FUERTE UNIT 2;

THENCE South 66 degrees 38 minutes 40 seconds East along the Northeasterly line of said Lot 2 for a distance of 18.00 feet to a point for corner;

THENCE South 23 degrees 24 minutes 13 seconds West for a distance of 157.88 feet to a point for corner;

THENCE North 66 degrees 38 minutes 40 seconds West for a distance of 17.87 feet to a point for corner in the common lot line of said Lots 1 and 2;

THENCE North 23 degrees 21 minutes 20 seconds East along said common line of Lots 1 and 2 for a distance of 157.88 feet to the POINT OF BEGINNING, CONTAINING 2,831 square feet of land, more or less.

203.FEE PARCEL DESCRIPTION: UNIT 4468

TRACT 1:

Lot Two (2), Block One (1) FRANKLIN VILLAGE ADDITION, to the City of Waco, McLennan County, Texas, (being a resubdivision of a portion of Tract No. 76 West Waco Industrial District, Part One of record in Volume 517, Page 75 and a portion of Tract A, West Waco Industrial District, Part Two of record in Volume 786, Page 588 of the McLennan County, Texas, Deed Records) according to the Final Plat of said Addition recorded in Volume 33, Page 812 of the Official Public Records of McLennan County, Texas.

TRACT 2:

Reciprocal Easements rights as created in Reciprocal Easement and Operation Agreement recorded in Volume 18, Page 46 of the Official Public Records of McLennan County, Texas.

204.FEE PARCEL DESCRIPTION: UNIT 4469

Lot Two (2), in Block One (1), of Anthony Addition, Being a Replat of Lot 1, Block 2, Fox Creek Commercial, Phase One, in the City of Killeen, Bell County, Texas, according to the plat of record in Cabinet C, Slide 153-D, Plat Records of Bell County, Texas.

205.FEE PARCEL DESCRIPTION: UNIT 4470

PARCEL 1:

A portion of Lot 1, Block 337, VISTA DEL SOL UNIT SIXTY NINE REPLAT E, an addition to the City of El Paso, El Paso County, Texas, according to the plat thereof on file in Volume 71, Pages 70 and 70A, Real Property Records, El Paso County, Texas, said portion being more particularly described as follows:

Being a 1.144 acre tract of land being a portion of Lot 1, Block 337, Vista Del Sol, Unit Sixty-Nine, Replat "E", City of El Paso, El Paso County, Texas recorded in Volume 3478, Page 75, Real Property Records, El Paso County, Texas, and being more particularly described as follows:

Beginning at a point found at the easterly property corner of herein described tract from which a city monument at the intersection of Rojas Drive and Trudy Elaine Drive bears north 46° 31' 49" for a distance of 1,335.89 feet;

THENCE South 48° 24' 59" West for a distance of 238.14 feet to a point;

THENCE North 41° 35' 091" West for a distance of 209.33 feet to an "X" found in concrete;

THENCE North 48° 24' 59" East for a distance of 238.14 feet to a 1/2-inch iron rod found;

THENCE South 41° 35' 01" East for a distance of 209.33 feet to the POINT OF BEGINNING; said property contains 49,850 square feet or 1.144 acres, more or less.

PARCEL 2:

Easement rights as created by unrecorded Agreement between the EL PASO ELECTRIC COMPANY and FRED HERVEY dated 5/21/70, further assigned to successors in title, last being conveyed by DE LA VEGA CORPORATION to OUTBACK STEAKHOUSE OF FLORIDA, INC, in Volume 3478, Page 81, Real Property Records, El Paso County, Texas.

PARCEL 3:

Easement rights as created by Reciprocal Easement Agreement dated 10-15-86, by and between A.D.D. HOLDINGS, L.P., a Texas limited partnership, as Developer and CINEMARK USA, INC., a Texas corporation, in Volume 3122, Page 12, Real Property Records, El Paso County, Texas.

PARCEL 4:

Easement rights as created by Easement Agreement by and between A.D.D. HOLDINGS, L.P., a Texas limited partnership, and OUTBACK STEAKHOUSE of FLORIDA, INC., a Florida corporation, in Volume 3478, Page 86, Real Property Records, El Paso County, Texas.

206.FEE PARCEL DESCRIPTION: UNIT 4473

Tract 1:

Lot 5, Block 1, Section 2B, Rowyer Subdivision to the City of San Angelo, Tom Green County, Texas, according to the map or plat of said subdivision of record in Plat Cabinet "E" at Slide #150 of the records of Tom Green County, Texas.

Tract 2:

Easement rights as set out in Reciprocal Parking and Operating Agreement between Best-Star Development Partners, L.P., a limited partnership, and Outback Steakhouse of Florida, Inc., a Florida corporation as described and recorded in Volume 687, Page 362 and in Volume 691, Page 110, of the Official Public Records of Real Property of Tom Green County.

207.FEE PARCEL DESCRIPTION: UNIT 4474

Tract One:

Lot 402, a Replat of part of Lot 102, a Replat of Lots 1 and 2, Block D, Section 1, CURRY PARK ADDITION to the City of Abilene, Taylor County, Texas, according to the map or plat thereof recorded in Cabinet 3, Slide 27, Plat Records of Taylor County, Texas.

Tract Two:

BEING a portion of Lot 102, Block D, of a Replat of Lots 1 and 2,Block D, Section 1, CURRY PARK ADDITION, an addition to the City of Abilene, Taylor County, Texas, according to the plat recorded in Cabinet 1, Slide 247, Plat Records of Taylor County, Texas;

BEGINNING at a point for corner at the Southwest corner of Lot 402, Block D of Lot 402, a Replat of a portion of Lot 102, a replat of Lots 1 and 2, Block D, Section 1, CURRY PARK ADDITION, an addition to the City of Abilene, Taylor County, Texas, according to the plat recorded in Cabinet 3, Slide 27, Plat Records of Taylor County, Texas;

THENCE South 89 degrees 40 minutes 35 seconds West for a distance of 91.00 feet to a 1/2 inch iron rod set for corner in the East line of Lot 201, Block D, of a Replat of Lot 101 and a portion of Lot 102, a replat of Lots 1 and 2, Block D, Section 1, CURRY PARK ADDITION, an addition to the City of Abilene, Taylor County, Texas according to the plat recorded in Cabinet 3, Slide 162 of the Plat Records of Taylor County, Texas;

THENCE North 00 degrees 19 minutes 25 seconds West along the said East line of said Lot 201, Block D for a distance of 205.00 feet to a "X" cut found for corner, same point being an interior corner of said Lot 201;

THENCE North 89 degrees 40 minutes 35 seconds East along the South line of said Lot 201, for a distance of 91.00 feet to a point for corner, same point being the Northwest corner of said Lot 402;

THENCE South 00 degrees 19 minutes 25 seconds East along the West line of said Lot 402 for a distance of 205.00 feet to the POINT OF BEGINNING, containing 18,655 square feet or 0.4283 acres of land, more or less.

208.FEE PARCEL DESCRIPTION: UNIT 4475

Being Lot 1A, of Replat of Tract One of DeSoto Plaza, an addition to the City of DeSoto, Dallas County, Texas, according to the Map thereof recorded in Volume 94135, Page 1402, Map Records, Dallas County, Texas.

209.FEE PARCEL DESCRIPTION: UNIT 4476

TRACT 1: FEE SIMPLE

Lot 2, Block 1, of REPLAT OF LOT 1, BLOCK 1, BRAND/190 ADDITION, an addition to the City of Garland, DALLAS County, Texas, according to the map or plat filed in Volume 2001025, Page 6, of the Plat Records of Dallas County, Texas.

TRACT 2: EASEMENT ESTATE

Easements and all appurtenant rights thereto as created in Declaration of Easements, Covenants and Restrictions as recorded in Volume 2001025, Page 459, and amended in Volume 2003207, Page 232, Real Property Records, Dallas County, Texas.

TRACT 3: EASEMENT ESTATE

Easements and all appurtenant rights as created in Use Restrictions and Access Easement Declaration as recorded in Volume 2003207, Page 245, Real Property Records, Dallas County, Texas.

210.FEE PARCEL DESCRIPTION: UNIT 4478

Lot 3, Block 1, PACE-ALSBURY VILLAGE, an Addition to the City of Fort Worth, Tarrant County, Texas, according to plat recorded in Cabinet A, Slide 6859, Deed Records of Tarrant County, Texas.

211.FEE PARCEL DESCRIPTION: UNIT 4510

Parcel 8, HIGH POINT SHOPPING CENTER, according to the Official Plat thereof, recorded February 3, 1994 as Entry No. 5730624 in Book 94-2 at Page 32 in the office of the County Recorder of Salt Lake County.

Together with the non-exclusive easements as described in the following documents:

a. Covenants, Conditions, Restrictions and/or Easements and the terms, conditions and limitations contained therein in instrument:
Dated:     June 25, 1991
Recorded:     July 3, 1991
Entry No:     5093223
Book/Page:     6334/65
Said Declaration was re-recorded on September 20, 1991, as Entry No. 5128886, in Book 6358, at Page 14 of Official Records.

b. Amendment to said Covenants:
Dated:    September 10, 1992

Recorded:     September 22, 1992
Entry No.:     5336121
Book/Page:     6522/1285

c. Amendment to said Covenants:
Dated:     October 2, 1992
Recorded:     October 16, 1992
Entry No.:     5352943
Book/Page:    6537/898

d. Amendment to said Covenants:
Dated:     September 10, 1992
Recorded:     May 17, 1993
Entry No.:     5504282
Book/Page:    666312588

e. Declaration of Restrictions and Grant of Easements and the terms, conditions and limitations contained therein in instrument:
Recorded:     September 22, 1992
Entry No.:     5336122
Book/Page:     652211305

212.FEE PARCEL DESCRIPTION: UNIT 4511

Lot 203, WOODLAND PARK COMMERCIAL SUBDIVISION PHASE II, in Layton City, Davis County, Utah, according to the Official Plat thereof recorded October 12, 1995 as Entry No. 1204917 in Book 1925 at Page 1084 of Official Records.

Together with a non-exclusive 26 foot Access Easement described as follows:

A part of the Northwest Quarter of Section 17, Township 4 North, Range 1 West, Salt Lake Base and Meridian, U.S. Survey; BEGINNING at a point on the East line of Interstate 15 frontage road (1200 West Street), the Northwest corner of Lot 203 said point being 2,180.74 feet West and 1,125.13 feet North of the center of said Section 17 (basis of bearing: South 00°09'50" West from the center of Section 17, along the Quarter Section line to the South Quarter Corner); North 34°49'22" West 26.00 feet along the East line of said Street; thence North 55°10'38" East 223.66 feet; thence South 34°49'22" East 26.00 feet to the North corner of Lot 203; thence South 55°10'38" West 223.66 feet to the POINT OF BEGINNING.

213.FEE PARCEL DESCRIPTION: UNIT 4716

All that certain lot, piece or parcel of land, lying and being in Henrico County, Virginia, containing 2.09 acres as more particularly shown on a plat of survey prepared by Charles C. Townes & Associates, P.C., entitled “PLAT OF 2.09 ACRES OF LAND SITUATED ON BROAD STREET ROAD – U.S. ROUTE #250, THREE CHOPT DISTRICT, HENRICO COUNTY, VIRGINIA FOR OUTBACK STEAKHOUSE, INC.” dated July 6, l993, last revised September 14, l993, a copy of which is attached to a deed recorded in among the Land Records of Henrico County, Virginia.

TOGETHER WITH perpetual, non –exclusive easements, for (i) access, (ii) parking and (iii) drainage on and across the adjoining property to the east (described as the “Retained Property”), all as more fully described as Parcel B, containing 0.367 acres in that certain Deed, Restrictive Covenants, Easements, Parking, Signage and Maintenance Agreement dated September 15, l993, between Southwest Investment Corporation and Outback Steakhouse of Florida, Inc., and recorded in the Clerk’s Office, Circuit Court, Henrico County, Virginia, in Deed Book 2459, page 1988.

TOGETHER WITH a permanent, non-exclusive sixteen (16) foot easement for drainage of surface and underground storm water and for the construction, maintenance, repair, replacement, use and operation of below-ground drainage facilities now or hereafter located within such sixteen (16) feet as more particularly described in that certain Deed of Bargain and Sale dated April 27, 1993, between Southeast Investment Corporation and Schall and Hutchings, Inc., recorded in the Clerk’s Office, Circuit Court, Henrico County, Virginia, in Deed Book 2425, page 2156 and more particularly shown as the “16’ Drainage Easement” on property designated as Parcel B on Exhibit B attached to the aforesaid deed recorded in Deed Book 2425, page 2156.

AND TOGETHER WITH perpetual, non-exclusive right, easement and privilege sixteen (16) feet in width for underground storm water service over and across a strip of land as more particularly shown and described in that certain Deed of Easement, Maintenance and Subordination Agreement from Pyramid Company, et al., dated September 13, l993, and recorded in the aforesaid Clerk’s Office in Deed Book 2459, page 2001, connecting to permanent non-exclusive Easement of right of way to construct, operate and maintain drainage facilities dedicated to the County of Henrico, Virginia, by Deed from the Southland Corporation dated December 4, l970, and duly recorded in the aforesaid clerk’s office in Deed Book 1440, page 550.

SUBJECT TO a perpetual non-exclusive right, easement and privilege reserved for the benefit of the Retained Property for parking and passage and use of driveways and passageways now or hereafter constructed on the land for vehicular and pedestrian ingress and egress between Broad Street and the Retained Property over that portion of the insured land described in Exhibit C to the Deed recorded in Deed Book 2459, page 1988. Deed Book 2459, page 1988.

SUBJECT TO a reserved perpetual non-exclusive right, easement and privilege for the benefit of the Retained Property over, under and across the area designated as “Sanitary Sewer Easement within the Variable Width Parking Area” described in Exhibit C to the Deed recorded in Deed Book 2459, page 1988.

BEING the same property conveyed to Private Restaurant Properties, LLC, a Delaware limited liability company, by virtue of Deed Dated June 14, 2007, and recorded April 2, 2008, in Deed Book 4494 at page 329.

NOTE FOR INFORMATIONAL PURPOSES ONLY:
Tax Map No. 764-751-1479

214.FEE PARCEL DESCRIPTION: UNIT 4724

All those certain tracts or parcels of land lying and being in the City of Harrisonburg, Virginia, more particularly described as Lots 1 and 2, each containing 1.000 acre, on the Final Plat Neff Properties, Section15, made by Copper & Smith, P.C., dated December 6, 1985, recorded in the Clerk's Office of the Circuit Court of Rockingham County, Virginia in Deed Book 772, Page 462. The property herein is further described according to that certain plat entitled "Plat of Combined Lots 1 and 2, Neff Properties, Section 15", dated June 25, 1998, made by David Lee Ingram, L.S., of record in Deed Book 1607, page

765.

BEING the same property conveyed to Private Restaurant Properties, LLC by deed dated June 14th, 2007 and recorded as Instrument No. 200800009892 or Deed Book 3295 at page 266 on April 3, 2008, in the Clerk's office of the Circuit Court of Rockingham County, Virginia.

Tax Map No.: 79-E-7

215.FEE PARCEL DESCRIPTION: UNIT 4728

All that certain lot, piece or parcel of land, lying, situate and being in the Matoaca District, Chesterfield County, Virginia, containing 2.128 acres or 92,677.5 square feet, more or less, as shown on a plat entitled “ALTA/ACSM Land Title Survey 2.128 Acres of Land Lying Along the East Line of Chital Drive, Matoaca District, Chesterfield County, Virginia”, prepared by Balzer and Associates, Inc., dated December 18, 2003, last revised January 23, 2004, to be recorded in the Clerk’s Office, Circuit Court, County of Chesterfield, Virginia, and being further described by metes and bounds as follows:

BEGINNING at a nail set along the east line of Chital Drive, 176.73 feet from the south line of Hull Street extended;

Thence departing the east line of Chital Drive, North 58 Degrees 50 minutes 40 seconds East, 359.23 feet to a nail set;

Thence South 31 degrees 09 minutes 20 seconds East, 259.10 feet to a rod found;

Thence South 58 degrees 50 minutes 40 seconds West, 107.91 feet to a rod found;

Thence North 31 degrees 09 minutes 20 seconds West, 23.50 feet to a rod found;

Thence South 58 degrees 50 minutes 40 seconds West, 209.69 feet to a nail set;

Thence South 31 degrees 09 minutes 20 seconds East, 23.50 feet to a nail found;

Thence South 58 degrees 50 minutes 40 seconds West, 82.61 feet to a rod found along the east line of Chital Drive;

Thence continuing along the east line of Chital Drive along a curve to the left having a radius of 1931.54 feet, an arc length of 262.52 feet, and a chord of North 22 degrees 10 minutes 05 seconds West, 262.32 feet to a nail set being the PLACE and POINT OF BEGINNING containing 2.128 acres or 92,677.5 square feet.

TOGETHER WITH a permanent non-exclusive easement for ingress and egress, parking as well as other beneficial rights, as more particularly described in the Declaration of Easements and Maintenance Agreement by Deer Run Associates Limited Partnership, dated October 30, l990, recorded November 2, l990, in Deed Book 2121, page 549, and First Amendment recorded in Deed Book 2145, page 1755, in the Clerk’s Office, Circuit Court, County of Chesterfield, Virginia.

ALSO TOGETHER WITH a permanent, exclusive easement to install and maintain a two-sided panel on the Deer Run Village Shopping Center pylon sign located at the southwest corner of U.S. Route 360 and Chital Drive to identify Grantee’s business on the property hereby conveyed subject to the following conditions: (i) Grantee’s rights shall be subject to Grantee’s compliance with all requirements of Chesterfield County, Virginia for use of such sign in connection with the property hereby conveyed; (ii) Grantee’s rights shall be subject to the rights of other tenants and owners with the Deer Run Shopping Village; (iii) Grantee’s panel shall be the fourth from the top or bottom panel, the three other panels being allocated to and use by Food Lion, Import Autohaus and Dollar General as of the date of this deed; (iv) Grantee shall be responsible for all costs associated with the installation and maintenance of the sign panels and agrees to keep the panels in good condition with repair at all times and (v) Grantee shall be responsible for twenty-five percent (25%) of costs incurred by Grantor in operating, maintaining, repairing and/or replacing the pylon sign.
BEING the same property conveyed by Special Warranty Deed to Private Restaurant Properties, LLC, from Outback Steakhouse of Florida, Inc., dated as of June 14, 2007, and recorded April 2, 2008, in Deed Book 8261 at page 856.

NOTE FOR INFORMATIONAL PURPOSES ONLY:
Tax Map No. 726-672-8603-00000

216.FEE PARCEL DESCRIPTION: UNIT 4756

TAX ID No. 282-07-00-A
PARCELS 1 AND 2:

ALL those certain lots, pieces or parcels of land and the improvements thereon and the appurtenances thereunto belonging, situate, lying and being in the City of Williamsburg, Virginia, known and designated as “PARCEL 1” and “PARCEL 2” as shown on that certain plat (the “Plat”) entitled, “PLAT OF BOUNDARY LINE ADJUSTMENT AND LOT LINE VACATION. PARCELS 1-4, CONTAINING 1.744 +/- ACRES, TO BE CONVEYED TO AUSSIES OF WILLIAMSBURG HOLDINGS, LLC, PARCEL 5 DEDICATED TO THE CITY of WILLIAMSBURG”, dated March 21, 1995, made by AES Consulting Engineers, which plat was recorded in the Office of the Clerk of the Circuit Court of the City of Williamsburg, Virginia, in M.B. 61, at Page 58.

Parcels 1 and 2 are more specifically shown on the “Plat” as follows:

Beginning at an iron pipe on the westerly right-of-way line of U.S. Route 60 where said right-of-way line intersects the southerly right-of-way line of Waltz Farm Drive (being labeled as “New Property Line” on the “Plat”); thence proceeding S. 19º 15’ 0” E. along the westerly right-of-way line of U.S. Route 60 140.24 feet to an iron pipe thence S. 75º 58’ 30” W. 269.29 feet to an iron pipe; thence N. 20º 8’ 22” W. 142.35 to the southerly right-of-way line of Waltz Farm Drive; thence along said right-of-way line N. 77º 36’ 39” E. 99.09 feet to an iron pipe; thence N. 75º 39’ 43” E. 172.65 feet to the iron pipe which marks the point of beginning.

PARCEL 3:

That certain lot, piece or parcel of land, together with the improvements thereon and the appurtenances thereunto belonging, situate, lying and being in the City of Williamsburg, Virginia, known and designated as “PARCEL 3” containing 0.458 acre, more or less, on a certain plat entitled “PLAT OF BOUNDARY LINE ADJUSTMENT AND LOT LINE VACATION, PARCELS 1-4, CONTAINING 1.744 +/- ACRES, TO BE CONVEYED TO AUSSIES OF WILLIAMSBURG HOLDINGS, L.L.C., PARCEL 5 DEDICATED TO THE CITY OF WILLIAMSBURG”, dated March 21, 1995, made by AES Consulting Engineers, which plat was recorded in the Office of the Clerk of the Circuit Court of the City of Williamsburg, Virginia in M.B. 61, at Page 58.

PARCEL 4:

That certain lot, piece or parcel of land, together with the improvements thereon and the appurtenances thereunto belonging, situate, lying and being in the City of Williamsburg, Virginia, known and designated as “PARCEL 4” containing 0.420 acre, more or less, on a certain plat entitled “PLAT OF BOUNDARY LINE ADJUSTMENT AND LOT LINE VACATION, PARCELS 1-4 CONTAINING 1.744 +/- ACRES, TO BE CONVEYED TO AUSSIES OF WILLIAMSBURG HOLDINGS, L.L.C., PARCEL 5 DEDICATED TO THE CITY OF WILLIAMSBURG”, dated March 21, 1995, made by AES Consulting Engineer, which plat was recorded in the Office of the Clerk of the Circuit Court of the City of Williamsburg, Virginia, in M.B. 61, at Page 58.

Together with that certain perpetual non-exclusive right-of-way and easement for vehicular and pedestrian ingress, egress and regress contained in II(8) and III (10) of that certain Reciprocal Easement Agreement, dated April 20, 1995, and recorded in the Clerk’s Office, in Deed Book 113, at Page 483, on April 23, 1995 and further together with that certain perpetual non-exclusive easement for pedestrian ingress and egress set out in that certain Reciprocal Easement Agreement dated April 24, 1995, recorded in the Clerk’s Office in Deed Book 113, at Page 506, on April 25, 1995.

BEING the same real estate conveyed to Private Restaurant Properties, LLC, a Delaware limited liability company, by deed from Outback Steakhouse of Florida, Inc., a Florida corporation, dated June 14, 2007, recorded April 4, 2008, in the Clerk’s Office, Circuit Court, City of Williamsburg, Virginia, as Instrument Number 080697.

217.FEE PARCEL DESCRIPTION: UNIT 4758

All that certain lot or parcel of land situate, lying and being in the Town of Christiansburg, Shawsville Magisterial District, Montgomery County, Virginia, and being Lot Number Thirty-Six (36) containing 1.6660 acres, as shown on a plat (the “Plat”) entitled “FINAL SUBDIVISION PLAT ARBOR VIEW PLANTATION, PHASE XIII”, prepared by Draper Aden Associates, dated 02, JAN 1996, revised 5 FEBRUARY 1996, designated as Plat No. T-4885-29S, a copy of which plat is of record in the Clerk’s Office of the Circuit Court of Montgomery County, Virginia (the “Clerk’s Office”), in Plat Book 16 at Page 508.

Less and except that portion of subject property conveyed to the Commonwealth of Virginia for improvements to Route 460 by deed dated November 23, 1998 and recorded in the aforesaid Clerk’s Office in Deed Book 1044 at page 117.

BEING the same real estate conveyed to Private Restaurant Properties, LLC, a Delaware limited liability company, by deed from Outback Steakhouse of Florida, Inc., a Florida corporation, dated June 14, 2007, recorded April 4, 2008 as Instrument Number 08003272 in the Clerk’s Office, Circuit Court of Montgomery County, Virginia.

And further being known as Tax Map No. 436-636.

218.FEE PARCEL DESCRIPTION: UNIT 4762

All that certain lot or parcel of land lying and being in the City of Lynchburg, Virginia, on the northwesterly side of Albert Lankford Drive, known as 2131 Albert Lankford Drive, as shown and designated as Lot 1, containing 3.083 acres, more or less, upon a plat titled “Division of the Property of Center Point, L.L.C., City of Lynchburg, Virginia” dated May 6, 1997, revised July 7, 1997, made by Hurt & Proffitt, Inc., and being described with reference to said plat as follows:
Beginning at an iron pipe found in the southeasterly line of Lynchburg, Expressway, Rte. 29, corner to property shown on said plat as “Gateway XIV” and running thence with said line of Lynchburg Expressway in a northeasterly direction along a curve having a radius of 3199.05 feet, a length of 59.18 feet to iron pipe found and north 68 degs. 06’ 40” east 219.69 feet to iron pipe set; thence with a new line south 31 degs. 33’ 15” east 435.53 feet to iron pipe set in the northwesterly line of Albert Lankford Drive; thence with said line of Albert Lankford Drive south 44 degs. 57’ 00” west 150.00 to iron pipe found and along a curve to the right having a radius of 386.00 feet, a length of 130.05 feet to an iron pipe found; thence north 31 degs. 33’ 15” west 525.49 feet to the beginning; Being the same property conveyed to Private Restaurant Properties LLC, a Delaware limited liability company by Deed from Outback Steakhouse of Florida, Inc., a Florida corporation dated June 14, 2007 and recorded April 4, 2008 as Instrument Number 080002869 in the Clerk’s Office of the Circuit Court of Lynchburg City, Virginia.
Tax Map ID No. 051-03-003

219.FEE PARCEL DESCRIPTION: UNIT 4801

ALL that certain lot, piece or parcel of land situate in White Clay Creek Hundred, New Castle County and State of Delaware, being Lot No. 3, as shown on the Record Major Land Development Plan of METRO CENTER, prepared by Edward H. Richardson Associates, Inc., Engineers of Newark, Delaware, dated March 30, 1984, and of record in the Office of the Recorder of Deeds in and for New Castle County, Delaware, in Microfilm No. 7135, and more particularly bounded and described as follows, to-wit:

Beginning at a point at the northeasterly end of a corner cut joining the easterly side of Wilmington-Christiana Turnpike (Delaware Route 7) with the southerly side of Churchmans Road; thence from the point of Beginning along the southerly side of Churchmans Road South seventy-seven degrees, twenty-five minutes, thirteen seconds East two hundred ninety-six feet to a point, a corner for Lots Nos. 2 and 3; thence along the division line for Lots Nos. 2 and 3, South twelve degrees, thirty-four minutes, thirty-two seconds West two hundred fifty-eight and forty-three one-hundredths feet to a point in the northerly side of a private right-of-way, known as Geoffrey Drive, as shown on said Plan; thence thereby by the arc of a circle curving to the left having a radius of one hundred thirty-seven and fifty-one hundredths feet, an arc distance one hundred seventeen and forty-three one-hundredths feet to a point, a corner for Lots Nos. 3 and 4; thence along the division line for Lots Nos. 3 and 4; South seventy-four degrees, thirty-nine minutes, twenty-five seconds East three hundred forty-seven and forty-five one-hundredths feet to a point in the southeasterly side of the Wilmington-Christiana Turnpike (Delaware Route7); thence thereby by the arc of a circle curving to the right having a radius of two thousand seven hundred eighty-four and seventy-nine one-hundredths feet, an arc distance of two hundred sixty and six one-hundredths feet to a point, said point being the southwesterly end of aforesaid corner cut; thence along said corner cut North sixty-three degrees, twenty minutes, five seconds East one hundred fourteen and forty-three one- hundredths feet to the point and place of Beginning. Be the contents thereof what they may.

TOGETHER with the perpetual nonexclusive easement and right of use appurtenant to and for the benefit of the herein insured premises to and from adjacent public roads in and over Geoffrey Drive shown on the above recorded Plan of Metro Center, and the Joint Parking Area for the purpose of pedestrian and vehicular ingress, egress, passage and delivery to and from the herein insured premises and parking on the Joint Parking Area, and the installation, operation, maintenance, repair, relocation and removal of sewers and sewer lines, water and gas mains, electric power lines, telephone lines and other underground utility lines and related facilities including manholes, meters,, pipelines valves, hydrants, sprinklers controls, conduits, sewage facilities, and facilities to provide for drainage into the Storm Water Detention Area all as set forth in the Reciprocal Easement and Operating Agreement, dated June 14, 1984, of record in the Recorder of Deeds in and for New Castle County, Delaware, in Deed Record M, Volume 127, Page 182; as modified by First Modification to Agreement as set forth in Document No. 200412030130466.

220.FEE PARCEL DESCRIPTION: UNIT 4810

Lot One (1) of Certified Survey Map No. 8664 recorded in the Dane County, Wisconsin Register of Deeds Office in Volume 47 of Certified Survey Maps, page 298, as Document No. 2878586, in the City of Madison, Dane County, Wisconsin.

221.FEE PARCEL DESCRIPTION: UNIT 4813

Part of Lot 3 of Certified Survey Map filed March 4, 1997 in Volume 7 of Certified Survey Maps, page 113 & 113A, as Document No. 1168757, being part of Lot 3 of Elmwood Business Center, City of Onalaska, LaCrosse County, Wisconsin, described as follows:

COMMENCING at the Northwest corner of said Lot 3 and THE POINT OF BEGINNING of this description: Thence South 87 degrees 52 minutes 11 seconds East, along the North line thereof, 214.30 feet to the Northeast corner thereof; thence South 02 degrees 07 minutes 49 seconds West, along the East line thereof, 354.18 feet to the Southeast corner thereof; thence North 89 degrees 16 minutes 00 seconds West, along the South line of said Lot 3, a distance of 219.36 feet to a line which is parallel with and 25.01 feet from the West line of said Lot 3; thence along said parallel line North 02 degrees 07 minutes 49 seconds East 258.00 feet; thence North 32 degrees 36 minutes 36 seconds West 43.87 feet to the arc of a 50 foot radius cul-de-sac curve on the right-of-way line of Hampton Court; thence 57.96 feet along the arc of said curve, the chord of which bears North 35 degrees 20 minutes 28.5 seconds East 54.77 feet to the end of said curve; thence continue along the East right-of-way line of said Hampton Court, North 02 degrees 07 minutes 49 seconds East 19.65 feet to the POINT OF BEGINNING.

222.FEE PARCEL DESCRIPTION: UNIT 4910

ALL THAT CERTAIN lot of parcel of real estate, with the improvements thereon and the appurtenance thereunto belonging, situate in Martinsburg District, Berkeley County, West Virginia, being more particularly bounded and described as follows:

BEGINNING at point on the eastern dedicated right of way line of Foxcroft Avenue, thence along with eastern right of way line of Foxcroft Avenue North with a curve to the right having a central angle of 08'
33 36, a radius of 1858.86 feet, a length of 277.72 feet and a chord bearing and distance of:

1. N 06°45'37" E 277.46 to a point, thence along Lot D-2B as shown on a Final Plat of subdivision, Parcel "D", Martinsburg Mall;
2. S 88°30'12" E 220.49' to a point, thence along Remainder Parcel D as shown on the aforesaid plat;
3. S 01 °29'48" W 275.86' to a point, thence along lands now or formerly of Supervalue, Inc.;

4. N 88°36'12" W 245.94' to the place of beginning containing 1.5000 acres of land, more or less.

Said parcel being Lot D-2A as shown on the aforesaid Final Plat of Subdivision, Parcel "D", Martinsburg Mall, which was approved by Martinsburg Planning Commission on September 14, 1995, recorded in the office of the Clerk of the County Commission of Berkeley County, West Virginia in Plat Cabinet 6, Slide 112.

TOGETHER WITH a non-exclusive right-of-way or easement of the purpose of vehicular and pedestrian access, ingress and egress and vehicle parking over, along and upon all driving lanes, common driveways and parking areas as may exist from time to time lying within Lot D-2B, Lot D-2C, Lot D-2D and Remainder Parcel D all as shown on the aforesaid Final Plat of Subdivision, Parcel "D", Martinsburg Mall recorded in the aforesaid Clerk's Office in Plat Cabinet No.6, at Slide 112.

Together with the non-exclusive rights, and subject to the terms, conditions, provisions and limitations of the following:
Reciprocal Easement Agreement between Supervalu Operations, Inc. and Leamac Development, L.C.,
dated 11128/95, and recorded in Deed Book 555, at page 528.

223.FEE PARCEL DESCRIPTION: UNIT 4961

PARCEL NO.1:

All that certain lot or parcel of real estate, with the improvements thereon and the appurtenances thereunto belonging, situate in the City of Beckley District, Raleigh County, West Virginia, being more particularly bounded and described as follows:

Beginning at a rebar (set) on the eastern R/W line of Pikeview Drive and a common corner to Tracts "D"
and "E"; thence leaving said Pikeview and with the boundary of said tracts N. 29° 32' E. 95.31 feet to a point a common corner to said tracts and on the boundary line of a 50' street designated as Tract "A"; thence leaving Tract "E" and with said Street, S. 29° 28' W. 235.00 feet to a point a common corner to Tracts "C" and "D"; thence leaving said streets and with said Tracts N. 60° 32' W. 210.32 feet to a point on said Pikeview and a common corner to said tracts thence leaving Tract "C" and with said Pikeview N. 29° 32' E. 139.69 feet to the POINT OF BEGINNING and containing 1.134 acres, more or less.

Tract "D" is shown upon a map entitled Outback Steakhouse Second Draft - Site Plan and Property Information Proposed Harper Road Location, Beckley, West Virginia, Scale: 1" = 2-' Contour Interval: l' Prepared by Engineering Services, Inc., Airport Road, Beckley, West Virginia, ESI DEG Number: 70UI0002, Date: May 23, 1997, herein referred to as the "Plat"

PARCEL NO.2:

There is also granted and conveyed an exclusive perpetual PARKING EASEMENT, more particularly described as follows:

Being that certain tract of land located in the City of Beckley, Town District, Raleigh County, West Virginia, situated along the Western side of Hylton Lane and shown on a map prepared by Engineering Services, Inc., and dated June 1, 1997, and made part of these descriptions. Being a party of the 6.197 acre property owned by CYBWV, LLC, a West Virginia Corporation, and known as "Tract E." Bounded and described as follows:

Beginning at a point, said point being 24.59 feet S. 29° 28' 00" W. from a point, said point being the north western most point of the right-of-way of Hylton Lane (Tract A) and the boundary of the 6.197 acre tract of land thence with said boundary line of the following call: S. 29° 17' 00" W. 180 feet to a point, thence leaving N. 60° 32' 00" W. 43.95 feet to a point, thence; N. 60° 32' 13" W 152.93 feet to a point, thence; N. 29° 27' 47" E. 17.56 feet to a point, thence; with a curve to the left with a chord bearing of N. 15° 32' 13'W. and a chord length of 3.42 feet and a radius of 2.42 feet to a point, thence; N. 60° 32' 13"W. 9.29 feet to a point, thence with a curve to the left with a chord bearing S. 74° 27' 47' W, and a chord length of 6.25 feet and a radius of 4.42 feet to a point, thence; S. 29° 25' 56" E. 91.16 feet to a point, thence; S, 60° 32' 13" E. 15.58 feet to a point, thence; with a curve to the left with a chord bearing N. 74° 27' 47" E. and a chord length of 6.25 feet and a radius of 4.42 feet to a point, thence; N.29° 27' 47" W. 18.58 feet to a point, thence; S. 58° 02' 37" E. 58.82 feet to a point, thence S. 29° 27" 47" W. 18.58 feet to a point, thence; S. 58° 02' 37" E. 183.39 feet to a point, thence; S. 60° 32' 00" E. 34.19 feet to a point of beginning and containing 0.270 acres, more or less.

PARCEL NO.3:

There is further granted and conveyed a STORM WATER EASEMENT, which is more particularly described as follows:

Being that certain tract of land located in the City of Beckley, Town District, Raleigh County, West Virginia, situated along the Western side of Hylton Lane and shown on a map prepared by Engineering Services, Inc., and dated June 19, 1997, and made a part of these descriptions. Being a party of the 6.197 acre property owned by CYBWV, LLC, a West Virginia Corporation, and known as "Tract E." Bounded and described as follows:

Beginning at a point being 23.09 feet N. 60° 32' 00" W. from a point, said point being the common corner of Tract A, Tract D, and Tract E, thence with the boundary of the 6.197 acre tract of land and Tract D the following call; N. 60° 32' 00" W. 10.00 feet to a point, thence leaving said boundary and with a new line through the said 6.197 acre tract of land, the following three calls: N. 29° 19' 53" E. 22.20 feet to a point, thence N. 60° 20' 06" W. 122.73 feet to a point, thence; N. 65° 43' 39" W. 131.66 feet to a point, said point being on the boundary of Tract E and the Right of Way of Pikeview Drive, thence with said boundary the following two calls; with a curve to the left with a chord bearing of N. 27° 12' 52" W. and a chord length of 15.77 feet and a radius of 270.00 feet to a point, said point being a common corner between Tract E and the Right of Way of Pikeview Drive, thence; N. 28° 54' 00" W. 0.30 feet to a point, thence leaving said boundary and with a new line through the said 6.197 acre tract of land, the following three calls: S. 65° 43' 39" E. 144.71 feet to a point, thence; S. 60° 20' 06" E. 133.14 feet to a point, thence; S. 29° 19' 53" W. 32.16 feet to the POINT OF BEGINNING containing 0.067 acres, more or less.

224.FEE PARCEL DESCRIPTION: UNIT 5010

Lot 1, "Lierd & Miracle Addition No.2" to the Town of Evansville, Natrona County, Wyoming. Being a replat of a portion of Lot 3, Block 2, Lierd & Miracle Addition to the Town of Evansville, Wyoming and a subdivision of a portion of the NW ¼ SE ¼, Section 1, T33N, R79W, 6th principal Meridian, Natrona County, Wyoming.

TOGETHER WITH easement rights contained in Pole Sign Easement Agreement recorded October 23, 1998 as Instrument No. 623411.

225.FEE PARCEL DESCRIPTION: UNIT 5113

Lot 14, as shown on plat entitled ''Lot Line Adjustment Plat prepared for Santa Fe Business Park L.L.C., Lots 13 and 14 within Santa Fe Business Park'' as shown on Plat filed in the Office of the County Clerk of Santa Fe County, New Mexico recorded on February 16, 2000, in Plat Book 435, page 048, as Document No. 1106,562.

Together with the non-exclusive Access and Easement Agreement, dated March 24, 2000, file March 28, 2000, in Book 1749, page 426, records of Santa Fe County, New Mexico.

226.FEE PARCEL DESCRIPTION: UNIT 5301

Lot 1, of Harkins Superstition Springs, according to the plat of record in the Office of the County Recorder of Maricopa County, Arizona, recorded in book 424 of Maps, page 26.

Together with the non-exclusive rights, and subject to the terms, conditions, provisions and limitations of the following:

Declaration of Cross-Easement and Restrictive covenants recorded October 3, 1996 in Instrument No. 96-0706423.

227.FEE PARCEL DESCRIPTION: UNIT 5302

Parcel No. 1:

That portion of land situated in the Southwest quarter of Section 32, Township 4 North, Range 2 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more particularly described as follows:

COMMENCING at the South quarter corner of said Section 32;

THENCE South 89 degrees, 05 minutes, 01 seconds West, along the South line of said Southwest quarter of Section 32 and the centedine of Bell Road, as distance of 1238.65 feet;

THENCE North 00 degrees, 54 minutes, 59 seconds West, a distance of 65.00 feet to a point on the North line of Bell Road;

THENCE North 89 degrees, 05 minutes, 01 seconds East, along the North lien of Bell Road, being 65.00 feet North of and parallel to South line of said Section 32, a distance of 249.03 feet to the TRUE POINT OF BEGINNING;

THENCE North 00 degrees, 54 minutes, 59 seconds West, a distance of 297.00 feet;

THENCE North 89 degrees, 05 minutes, 01 seconds East, a distance of 166.80 feet;

THENCE south 61 degrees, 53 minutes, 33 seconds East, a distance of 30.53 feet;

THENCE South 00 degrees, 54 minutes, 59 seconds East, a distance of 282.19 feet to a point on the North line of Bell Road, which is parallel with and 65.00 feet North of said South line of Section 32;

THENCE South 89 degrees, 05 minutes, 01 second West, along said North line, a distance of 193.50 feet to the TRUE POINT OF BEGINNING.

Parcel No. 2:

Together with the non-exclusive rights, and subject to the terms, conditions, provisions and limitations of the following;

Declaration of Restrictions and Grant of Easements recorded as Instrument No* 95-0589676 and amended by Instrument No. 97-0257170.

Parcel No, 3:

Easements, terms, conditions, and obligations as set forth in Grant of Easement for Ingress and Egress and Public Utilities, recorded September 27, 1995 in Instrument No. 95-0589678.

228.FEE PARCEL DESCRIPTION: UNIT 5303

Lot 2, CHANDLER GATEWAY WEST, according to Book 474 of Maps, Page 2, records of Maricopa County, Arizona.

Together with the non-exclusive rights, and subject to the terms, conditions, provisions and limitation of the following: All matters contained in Declaration of Covenants, Conditions, Restrictions and Easements recorded in Instrument No. 98-0622586A and Property Owner’s Agreement recorded in Instrument No, 00-0096265

229.FEE PARCEL DESCRIPTION: UNIT 5501

Part of the Northeast Quarter and part of the Northwest Quarter of Section 16, Township 14 North, Range 4 East of the Second Principal Meridian in Marion County, Indiana, more particularly described as follows:

COMMENCING at the Southeast corner of the Northeast Quarter of Section 16; thence North 00 degrees 37 minutes 45 seconds East (assumed bearing) (570.79 feet deed) 637.35 feet measured along the East line of said Quarter Section; thence North 89 degrees 22 minutes 15 seconds West 25.00 feet to the Westerly right of way line of Interstate Highway Number 65 as conveyed to the State of Indiana recorded as Instrument No. 70-56508, in the Office of the Recorder of Marion County, Indiana; thence North 48 degrees 01 minute 15 seconds West 1827.00 feet along the said Westerly right of way line to the POINT OF BEGINNING, which point is the Northerly most corner of a parcel of land conveyed to Edward Rose of Indiana recorded as Instrument No. 89-23352, in the said Recorder's Office;

Thence South 34 degrees 54 minutes 56 seconds West along the Northern line of said described parcel of land 532.67 feet; thence North 71 degrees 48 minutes 15 seconds West along said Northerly line 348.92 feet; thence North 00 degrees 58 minutes 57 seconds East 623.26 feet to the Westerly right of way line of Interstate Highway Number 65 as conveyed to the State of Indiana recorded as Instrument No. 70-56507 in said Recorder's Office; thence South 85 degrees 57 minutes 28 seconds East along said right of way line 166.80 feet; thence South 58 degrees 18 minutes 26 seconds East along said Westerly line 539.78 feet to the POINT OF BEGINNING.

230.FEE PARCEL DESCRIPTION: UNIT 5502

A part of the Southwest Quarter of Section 12, Township 17 North, Range 4 East, Delaware Township, Hamilton County, Indiana, being more particularly described as follows:

COMMENCING at the Southwest corner of the Southwest Quarter of Section 12, Township 17 North, Range 4 East, Hamilton County, Indiana; thence North 00 degrees 07 minutes 30 seconds West on the West line of said Southwest Quarter 175.36 feet; thence North 89 degrees 52 minutes 30 seconds East 16.50 feet to a point on the Northerly limited access right of way line of East 96th Street; thence South 78 degrees 00 minutes 13 seconds East on said right of way line 331.20 feet to a point on the Westerly limited access right of way line of Interstate Route 69; thence the following four calls on said right of way line: 1) North 34 degrees 38 minutes 31 seconds East 473.09 feet; 2) North 58 degrees 43 minutes 24 seconds East 331.66 feet to the POINT OF BEGINNING of the herein described real estate, said point also being on the Easterly line of Instrument No. 95-8541 in the Office of the Recorder of Hamilton County, Indiana;

3) continuing North 58 degrees 43 minutes 24 seconds East 329.94 feet to a curve having a radius of 1372.39 feet, the radius point of which bears North 44 degrees 24 minutes 19 seconds West; 4) Northeasterly on said curve an arc distance of 40.97 feet to a point which bears South 46 degrees 06 minutes 57 seconds East from said radius point, said point also being a corner of the real estate described in Instrument No. 98-58860 in said Recorder's Office; thence North 51 degrees 38 minutes 20 seconds West on the Southwesterly line of said real estate 432.86 feet to a point on the 35 foot Southeasterly right of way line of Crosspoint Boulevard, said point being on a non-tangent curve having a radius of 607.96 feet, the radius point of which bears North 36 degrees 44 minutes 12 seconds West; thence Southwesterly on said curve an arc distance of 134.66 feet to a point which bears South 24 degrees 02 minutes 44 seconds East from said radius point, said point also being a corner of said real estate described in Instrument No. 95-8541; thence South 19 degrees 48 minutes 54 seconds East on the Easterly line of said real estate 426.29 feet to the POINT OF BEGINNING.

Also known as Cheeseburger in Paradise Subdivision Lot One as per plat thereof recorded December 21, 2004 in Plat Cabinet 3 Slide 545, Instrument No. 200400085635.

231.FEE PARCEL DESCRIPTION: UNIT 5505

TRACT I:

A part of the Southeast Quarter of Section 4, Township 11 North, Range 9 West, Honey Creek Township, Vigo County, within the corporate limits of the City of Terre Haute, Indiana, more particularly described as follows:

BEGINNING at a found iron pin, with aluminum cap, on the East right-of-way line of U.S. Route 41 which is S 0°-08' E a distance of 1039.81 feet from the intersection of the East right-of-way line of US Route 41 with the centerline of Johnson Avenue as extended Eastward; thence N 0°-08' W, along and with the East right-of-way line of U.S. Route 41, a distance of 75.00 feet to an iron pin, with aluminum cap, set this survey; thence East a distance of 190.00 feet to an iron pin, with aluminum cap, set this survey; thence S 0°-08' E. a distance of 75.00 feet to a found iron pin, with aluminum cap; thence continuing S 0°-08' E a distance of 286.90 feet to a found iron pin, with aluminum cap, on the North right-of-way line of McCalister Lane, a public road; thence S 89°-32.2' W, along and with the North right-of-way line of

McCalister Lane, a distance of 111.28 feet to a found iron pin, with aluminum cap, on the East right-of-way line of US Route 41; thence N 58°-49' W, along and with the East right-of-way line of U.S Route 41, a distance of 92.15 feet to a found iron pin, with aluminum cap; thence N 0°-08' W, along and with the East right-of-way line of U.S. Route 41, a distance of 240.09 feet to the POINT OF BEGINNING.

TRACT II:

Also together with all rights and appurtenances appertaining in and to that certain easement between Showbiz Pizza Place, Inc. and Morris Landsbaum, dated November 23, 1983 and recorded November 28, 1983, in Deed Record 395, Page 329-1.

Also together with all rights and appurtenances appertaining in and to that certain easement between Towne South Plaza Associates, a New York Limited Partnership and Morris Landsbaum, dated February 14, 1984 and recorded April 5, 1984, in Deed Record 396, Page 461-1.

Also together with all rights and appurtenances appertaining in and to that certain easement between Towne South Plaza Associates, a New York Limited Partnership and Morris Landsbaum, dated February 14, 1984 and recorded April 5, 1984, in Deed Record 396, Page 462-1.

232.FEE PARCEL DESCRIPTION: UNIT 5506

Lot 14 and Lot 15 in Eagle Crest Subdivision, Section 2, as per plat thereof, recorded in Plat Book O, page 152, in the Office of the Recorder of Vanderburgh County, Indiana, EXCEPTING, however the following part of Lot 15:

BEGINNING at the South most corner of Lot 15; thence along the Southwesterly line of said Lot 15, North 49 degrees 35 minutes 54 seconds West a distance of 64.98 feet; thence North 47 degrees 58 minutes 06 seconds East a distance of 112.85 feet to a point; thence South 49 degrees 43 minutes 47 seconds East a distance of 65 feet to a point; thence South 47 degrees 58 minutes 06 seconds West a distance 113.00 feet to the POINT OF BEGINNING.

233.FEE PARCEL DESCRIPTION: UNIT 6006

Parcel 1 (Fee):

A parcel of land being portions of Lots 4 to 6, Block J, and Lots 27 to 29, Block K, and that certain 20-foot abandoned alley lying between said Blocks J and K as all are shown on the Plat of Coral Springs University Drive Subdivision, as recorded in Plat Book 60, Page 42, of the Public Records of Broward County, Florida, and being more particularly described as follows:

Commencing at the Southwest corner of Lot 10 of said Block J; thence North 01° 06' 25" West, along the West line of Lots 6 to 10, a distance of 238.12 feet to the POINT OF BEGINNING; thence continue along the West line of said Lots 4 to 6, North 01° 06' 25" West, 111.88 feet to the Northwest corner of said Lot 4; thence South 89° 38' 29" East along the North line and Easterly extension of said Lot 4, 457.00 feet, to a point on the East line of said Lot 29; thence South 01° 06' 25" East, along the East line of Lots 28 to 29, 149.94 feet; thence South 88° 53' 35" West, 159.95 feet; thence North 01° 06' 25" West, 49.75 feet; thence South 88° 53' 35" West, 296.90 feet to the POINT OF BEGINNING.

Parcel 2 (Easement):

Together with the uses and benefits of the ingress, egress and parking easements described at paragraph 3.1 of that certain Declaration of Restrictions and Grant of Easement, recorded March 5, 1996, in Official Records Book 24568, Page 440, of the Public Records of Broward County, Florida.

Parcel 3 (Easement):

Together with those easements which benefit the Insured property as created by and set forth in
Declaration of Easement recorded in Official Records Book 21061, Page 481, Public Records of Broward County, Florida.

Parcel 4 (Easement):

Together with those easements which benefit the insured property as created by and set forth in
Reciprocal Easement Agreement recorded in Official Records Book 13911, Page 32, Public Records of Broward County, Florida.

234.FEE PARCEL DESCRIPTION: UNIT 6007

Parcel I:

A parcel of land lying in Section 35, Township 24 South, Range 36 East, Brevard County, Florida and being more fully described as follows:

Commence at the North 1/4 corner of said Section 35; thence North 89°19'10" East, along the North line of the Northeast 1/4 of said Section 35, a distance of 63.24 feet to an intersection with the Easterly Right-of-Way line of State Road No. 3 (a 100.00 foot Right-of-Way per S.R.D. Right-of-Way Map Section 70140-2505); thence South 00°32'50" East, along said Easterly Right-of-Way Line, a distance of 1197.68 feet to a point 190.30 feet Northerly, as measured along said Easterly Right-of-Way Line, of the Northwest corner of an additional Right-of-Way Parcel as described in Official Records Book 851, Page 216, of the Public Records of Brevard County, Florida, said point being the POINT OF BEGINNING of the lands herein described; thence departing said Easterly Right-of-Way Line, North 89°27'10" East, a distance of 25.92 feet to a Point-of-Curvature of a 95.00 foot radius concave to the Northwest; thence Northeasterly, along an arc of said curve, through a central angle of 50°27'10", an arc distance of 83.65 feet to a Point-of-Reverse curvature of a 25.00 foot radius curve concave to the Southeast; thence Northeasterly, along an arc of said curve, through a central angle of 35°34'07", an arc distance of 15.52 feet to a Point-of-Tangency; thence North 74°34'08" East, a distance of 302.98 feet to a Point-of-Curvature of a 25.00 foot radius curve concave to the Southwest; thence Southeasterly along an arc of said curve, through a central angle of 66°13'33", an arc distance of 28.90 feet to a Point-of-Tangency; thence South 39°12'19" East, a distance of 38.22 feet to a point on the Northerly Right-of-Way line of Palmetto Avenue, a 50.00 foot wide Right-of-Way per the "Replat of Hopewell Farms and Merritt Park No 2" per Plat Book 8, Page 28, of said Public Records; thence South 50°47'41" West, along said Northerly Right-of-Way line, a distance of 436.21 feet to the Northeast corner of said lands per Official Records Book 851, Page 216; thence South 89°27'10" West, along the North line of said lands, a distance of 114.03 feet to a point on said Easterly Right-of-Way line of State Road No 3; thence North 00°32'50" West, along said Easterly Right-of-Way line, a distance of 190.30 feet to the POINT OF BEGINNING.

Parcel II:

Non-exclusive easements for ingress, egress, and parking as described in Reciprocal Easement and Operation Agreement, dated January 7, 1993, recorded June 22, 1993 in Official Records Book 3299, Page 4653; as affected by:

First Amendment to Reciprocal Easement and Operation Agreement dated April 13, 1994, recorded April 20, 1994 in Official Records Book 3385, Page 1303, and re-recorded June 24, 1994, in Official Records Book 3402, Page 1765, Brevard County, Florida.

235.FEE PARCEL DESCRIPTION: UNIT 6013

That part of the North 312.80 feet of the South 862.80 feet of the Southeast 1/4 of the Northeast 1/4 of Section 12, Township 29 South, Range 23 East, Polk County, Florida, lying West of State Road No. 37 (South Florida Avenue) and being further described as follows:

Commence at the Southwest corner of the Southeast 1/4 of the Northeast 1/4 of said Section 12, thence N.00°14'17"W., 718.30 feet, along the West line of the Southeast 1/4 of the Northeast 1/4 of said Section 12,; thence leaving said line, N.89°42'34"E., 37.65 feet to the POINT OF BEGINNING; thence N.00°14'l7"W., 144.50 feet; thence N 89°42'34"E., 510.53 feet to the West Right-of-Way line of State Road No. 37 (South Florida Avenue); thence, along said Right-of-Way line, S.28°24'00"W., 185.32 feet; thence, leaving said line, N.61°36'00"W., 37.63 feet; thence S.89°42'34"W., 388.68 feet to the POINT OF BEGINNING.

TOGETHER WITH Non-exclusive appurtenant easements as created by that certain Reciprocal Easement Agreement between Carrabba's Italian Grill, Inc., a Florida corporation and Casual Restaurant Concepts, Inc., a Florida corporation recorded in Official Records Book 3828, page 593.

236.FEE PARCEL DESCRIPTION: UNIT 6015

A parcel of land lying in the Southwest 1/4 of Section 28, Township 29 South, Range 20 East, Hillsborough County, Florida, explicitly described as follows:

Commence at the Southeast corner of said Section 28; thence on the East boundary thereof North 00°55'08" West, a distance of 135.00 feet; thence departing said East boundary and on the North right-of-way line of Lumsden Road the following three (3) courses: (1) South 89°07'43" West, a distance of 2635.08 feet; thence (2) South 88°36' 48" West, a distance of 1341.56 feet; thence (3) South 88°39'15" West, a distance of 44.72 feet; thence departing said right-of-way line North 01°20'45" West, a distance of 377.08 feet to the Point of Beginning; thence South 88°39'15" West, a distance of 50.00 feet; thence North 45°55'08" West, a distance of 373.70 feet to the Easterly right-of-way line of Providence Road; thence on said right-of-way line the following three (3) courses: (1) North 44°04'52" East, a distance of 242.57 feet; (2) thence North 45°55'52" West, a distance of 18.48 feet; (3) thence North 44°04'08" East, a distance of 70.02 feet; thence departing said right- of-way line, South 45°55'52" East, a distance of 215.02 feet; thence South 44°04'08" West a distance of 67.91 feet; thence South 01°20'45" East, a distance of 297.98 feet to the Point of Beginning.

Together with those easements and rights of way set forth in the Declaration of Restrictions and Easements set forth in that certain instrument, recorded in Official Records Book 8293, Page 501, amended by instrument recorded in Official Records Book 8437, Page 1514, Official Records Book 8542, Page 1868, Official Records Book 8711, Page 545 and Official Records Book 9484, Page 1804, of the public records of Hillsborough County, Florida.

Together with non-exclusive appurtenant easement as created by that certain Sign Easement recorded in Official Records Book 9651, Page 567, amended by instrument recorded in Official Records Book 9938, Page 797, of the public records of Hillsborough County, Florida.

237.FEE PARCEL DESCRIPTION: UNIT 6020

Lot 1, CARRABBA'S ITALIAN GRILL SUBDIVISION, according to the plat thereof, as recorded in Plat Book 119, page 39, of the Public Records of Pinellas County, Florida.

238.FEE PARCEL DESCRIPTION: UNIT 6021

PARCEL I:

A tract of land lying in Section 16, Township 1 North, Range 1 East, Leon County, Florida, more particularly described as follows:

Commence at a concrete monument #1254 marking the Northeast corner of the Northwest Quarter of said Section 16 and run North 89 degrees 49 minutes 06 seconds West 1025.47 feet, thence South 00 degrees 10 minutes 54 seconds West 667.88 feet to a wrench marking the Northwest corner of property described in Official Records Book 1191, Page 1785, also marking the Northeast corner of property described in Official Records Book 1569, Page 601, both of the Public Records of Leon County, Florida, thence North 89 degrees 35 minutes 41 seconds West along the North boundary of said property described in Official Records Book 1569, Page 601, a distance of 594.99 feet to a concrete monument #1254 marking the Northeast corner of property described in Official Records Book 1145, Page 2266, of the Public Records of Leon County, Florida; thence South 02 degrees 15 minutes 20 seconds East along the Easterly boundary of said property 119.00 feet to a concrete monument marking the most Northerly corner of property described in Official Records Book 1208, Page 2100, of the Public Records of Leon County, Florida; thence South 38 degrees 59 minutes 58 seconds East 104.39 feet to a concrete monument LB #732 marking the most Northerly corner of property described in Official Records Book 1208, Page 2103, of the Public Records of Leon County, Florida for the POINT OF BEGINNING. From said POINT OF BEGINNING run South 51 degrees 00 minutes 02 seconds West along the Northerly boundary of said property 194.81 feet to a concrete monument on the Easterly Right-of-Way boundary of Capital Circle N.E. (State Road No. 261), thence South 38 degrees 07 minutes 18 seconds East along said Right-of-Way boundary 69.61 feet to a Department of Transportation iron pin, thence South 38 degrees 59 minutes 58 seconds East along said Right-of-Way boundary 84.95 feet to an iron pin #LB 732, thence leaving said Right-of-Way boundary run North 51 degrees 00 minutes 02 seconds East 195.87 feet to a nail and cap #LB 732, thence North 38 degrees 59 minutes 58 seconds West 154.56 feet to the POINT OF BEGINNING.

PARCEL II:

Non-exclusive easements for parking, access and dumpster area contained in the Agreement for Access, Parking and Dumpster Easements Together with Restrictive Covenants by and between Dominic F. Esposito & Sons, Inc., a Florida corporation and Carrabba's Italian Grill, Inc., a Florida corporation recorded in Official Records Book 2368, Page 819.

239.FEE PARCEL DESCRIPTION: UNIT 6029

Lot 2, VERO MALL, PD, A PLANNED DEVELOPMENT, according to the plat recorded in Plat Book 16, Page 78, of the Public Records of Indian River County, Florida.

TOGETHER WITH easements in favor of Lot 2 as set forth in the Declaration of Restrictions, Covenants and Conditions and Grant of Easements recorded April 18, 2002, in Official Records Book 1482, Page 2696, and as affected by First Amendment recorded in Official Records Book 1519, Page 2746, and Second Amendment recorded in Official Records Book 2088, Page 1085, all in the Public Records of Indian River County, Florida.

240.FEE PARCEL DESCRIPTION: UNIT 6035

Parcel I (a/k/a Parcel "A"):

That portion of Grove No. 1 of the 2nd Replat of Blocks 9-16 inclusive, of Overstreet's Subdivision, Winter Haven, Florida, recorded in Plat Book 30, Page 5, Public Records of Polk County, Florida, being described as below:

Commence at the Southeast corner of Section 29, Township 28 South, Range 26 East, Polk County, Florida; thence North 00°16'00" West, along the East line of the Southeast 1/4 of the Southeast 1/4 of said Section 29, a distance of 30.00 feet; thence along the South and West lines of a parcel recorded in O.R. Book 4058, Page 889, Public Records of Polk County, Florida, the following six courses (1) North 89°59'41" West, along the South line of said Grove No. 1, a distance of 1221.33 feet to the point of curvature of a curve to the right having a radius of 47.00 feet, a central angle of 72°00'50" a chord bearing of North 54°00'40" West, and a chord distance of 55.26 feet; (2) Northwesterly along the arc of said curve 59.07 feet to a point of compound curvature of a curve to the right having a radius of 195.00 feet, a central angle of 17°38'10" a chord bearing of North 09°11'10" West, and a chord distance of 59.79 feet; (3) Northwesterly along the arc of said curve 60.02 feet; (4) North 00°22'05" West, 109.50 feet (5) South 89°37'55" West, 13.00 feet to the West line of aforesaid Grove No. 1; (6) North 00°22'05" West, along said West line of Grove No. 1, and the West line of a parcel recorded in O.R. Book 4191, Page 45, Public Records of Polk County, Florida, 868.28 feet to the North line of said parcel recorded in O.R. Book 4191, page 45; thence along said North line of a parcel recorded in O.R. Book 4191, Page 45; the following two courses (1) South 89°31'56" East, 4.00 feet to the Point of Beginning; (2) South 89°31'56" East, 191.00 feet; thence South 00°22'05" East, parallel with the aforesaid West line of a parcel recorded in O.R. Book 4191, Page 45, a distance of 229.25 feet; thence North 89°59'41" West, parallel with aforesaid South line of a parcel recorded in O.R. Book 4058, Page 889, a distance of 165.67 feet; thence North 54°46'37" West, 16.37 feet; thence North 00°22'05" West, parallel with aforesaid West line of a parcel recorded in O.R. Book 4191, Page 45, a distance of 15.39 feet; thence North 89°59'41" West, parallel with aforesaid South line of a parcel recorded in O.R. Book 4058, Page 889, a distance of 12.00 feet; thence North 00°22'05" West, parallel, with aforesaid West line of a parcel recorded in O.R. Book 4191, Page 45, a distance of 205.96 feet to the Point of Beginning.

Parcel II:

Non-Exclusive easements for the benefit of Parcel I a/k/a Parcel "A" as created by Declaration of Covenants, Conditions and Restrictions dated March 23, 2000, by and between Faison-Winter Haven LLC, a North Carolina limited liability company and Lowe's Home Centers, Inc., a North Carolina corporation, recorded March 24, 2000 in O.R. Book 4425, Page 1026, and Amendment to Declaration of Covenants, Conditions and Restrictions recorded in O.R. Book 4677, Page 2131, and Second Amendment to Declaration of Covenants, Conditions and Restrictions recorded in O.R. Book 5839, Page 832, Public

Records of Polk County, Florida.

241.FEE PARCEL DESCRIPTION: UNIT 6048

PARCEL I: (Fee Simple)

A portion of the Southeast 1/4 of Section 10, Township 28 South, Range 17 East, including a portion of Tract F shown on the Condominium Plat of SHELDON WEST, a condominium filed in Condominium Plat Book 2, Page 25, Public Records of Hillsborough County, Florida, and all of said land being more particularly described as follows:

From the Southeast corner of Section 10, Township 28 South, Range 17 East, Hillsborough County, Florida; run thence North 00°21'33" East, 535.61 feet along the East boundary of said Section 10; thence North 89°40'49" West, 88.00 feet to the West right-of-way line of Sheldon Road for a POINT OF BEGINNING; thence North 89°40'49" West, 2.00 feet to the Northeast corner of Lot 1, of SHELDON WEST, a condominium filed in Condominium Plat Book 2, Page 25, Public Records of Hillsborough County, Florida; thence North 89°40'49" West, 274.96 feet along the North boundary of Lots 1 through 6 inclusive of said SHELDON WEST; thence South 84°52'59" West, 155.06 feet along the North boundary of Lots 6, 7 and 8 of SHELDON WEST; thence North 89°54'05" West, 110.68 feet along the North boundary of Lots 8, 9 and 10 of said SHELDON WEST; thence North 00°21'33" East, 506.79 feet along the West boundary of the East 630.00 feet of the Southeast 1/4 of said Section 10, (also being along the East boundary of CYPRESS PARK GARDEN HOMES, a Condominium filed in Condominium Plat Book 5, Page 33, Public Records of Hillsborough County, Florida) to the South boundary of an access easement as recorded in Official Records Book 9135, Page 931, Public Records of Hillsborough County, Florida; thence South 89°10'19" East, 542.01 feet along the South boundary of said easement to the West right-of-way line of Sheldon Road; thence South 00°21'33" West, 486.87 feet along said West right-of-way line to the Point of Beginning;

LESS AND EXCEPT the following parcel described as a portion of the Southeast 1/4 of Section 10, Township 28 South, Range 17 East, including a portion of Tract F shown on the Condominium Plat of SHELDON WEST, a condominium filed in Condominium Plat Book 2, Page 25, Public Records of Hillsborough County, Florida, and all of said land being more particularly described as follows:

From the Southeast corner of Section 10, Township 28 South, Range 17 East, Hillsborough County, Florida; run thence North 00°21'33" East, 535.61 feet along the East boundary of said Section 10; thence North 89°40'49" West, 88.00 feet to the West right-of-way line of Sheldon Road for a POINT OF BEGINNING; thence North 89°40'49" West, 2.00 feet to the Northeast corner of Lot 1, of SHELDON WEST, a condominium filed in Condominium Plat Book 2, Page 25, Public Records of Hillsborough County, Florida; thence North 89°40'49" West, 219.00 feet along the North boundary of Lots 1 through 5 inclusive of said SHELDON WEST for a POINT OF BEGINNING; thence continue North 89°40'49" West, 55.96 feet along the North boundary of Lot 5 of said SHELDON WEST; thence South 84°52'59" West, 155.06 feet along the North boundary of Lots 6, 7 and 8 of SHELDON WEST; thence North 89°54'05" West, 110.68 feet along the North boundary of Lots 8, 9 and 10 of said SHELDON WEST; thence North 00°21'33" East, 506.79 feet along the West boundary of the East 630.00 feet of the Southeast 1/4 of said Section 10, (in part along the East boundary of CYPRESS PARK GARDEN HOMES, a Condominium filed in Condominium Plat Book 5, Page 33, Public Records of Hillsborough County, Florida) to the South boundary of an access easement as recorded in Official Records Book 9135, Page 931, Public Records of Hillsborough County, Florida; thence South 89°10'19" East, 294.00 feet along the South boundary of said easement; thence South 00°21'33" West, 42.54 feet to a point of curvature; thence

Southerly 52.56 feet along the arc of a curve to the left having a radius of 100.00 feet, a central angle of 30°07'02" and a chord bearing and distance of South 14°41'58" East, 51.96 feet to a point of reverse curvature; thence Southerly 52.56 feet along the arc of a curve to the right having a radius of 100.00 feet, a central angle of 30°07'02" and a chord bearing and distance of South 14°41'58" East, 51.96 feet to a point of tangency; thence South 00°21'33" West, 346.15 feet to the Point of Beginning;

PARCEL II: (Easement)

Non-exclusive easement for access contained in the Access Easement Agreement recorded in Official Records Book 9135, Page 931, as amended by the Amendment thereto recorded in Official Records Book 10548, Page 1946, re-recorded in Official Records Book 10594, Page 1849, Public Records of Hillsborough County, Florida.

PARCEL III: (Easement)

Non-exclusive easement for drainage contained in Drainage Easement recorded in Official Records Book 3898, Page 559; as assigned to Outback Steakhouse of Florida, Inc., a Florida corporation, by Assignment of Drainage Easement recorded in Official Records Book 11130, Page 612, Public Records of Hillsborough County, Florida.

PARCEL IV: (Easement)

Non-exclusive easement for drainage contained in the Drainage Easement recorded in Official Records Book 11130, Page 615, Public Records of Hillsborough County, Florida.

PARCEL V: (Easement)

Non-exclusive easement for drainage contained in the following instruments: (i) Parcel 6 Drainage Easement recorded in Official Records Book 9489, Page 1554; (ii) the Amendment thereto recorded in Official Records Book 9696, Page 1946; and (iii) the Second Amendment thereto recorded in Official Records Book 10995, Page 263, all in the Public Records of Hillsborough County, Florida.

PARCEL VI: (Easement)

Non-exclusive easement for drainage contained in the Drainage Easement recorded in Official Records Book 11130, Page 623, Public Records of Hillsborough County, Florida.

PARCEL VII: (Easement)

Easements which benefit the insured property as created by and set forth in Declaration of Covenants, Restrictions and Easements for "Outback Plaza at Citrus Park" recorded in Official Records Book 13513, Page 1374, Public Records of Hillsborough County, Florida.

242.FEE PARCEL DESCRIPTION: UNIT 6052

PARCEL 1:

Lot 1, TOWNSGATE WEST, according to map or plat thereof recorded in Plat Book 73, page 44, of the public records of Hillsborough County, Florida; LESS that portion as taken by the State of Florida

Department of Transportation in Stipulated Final Judgment in Official Records Book 8159, page 512.

PARCEL 2:

TOGETHER WITH those certain non-exclusive easements for drainage and retention areas for the benefit of the above described parcel as created by and set forth in Exhibit D of that certain Easement Agreement executed by and between Whitestone Plant City Partners, a Florida general partnership, Inland Southern Development Corporation, a Florida corporation, and Inland Townsgate Limited Partnership, a Florida limited partnership recorded in Official Records Book 5295, page 1857, of the public records of Hillsborough County, Florida, LESS AND EXCEPT that part described in Order of Taking recorded in Official Records Book 7936, page 234, public records of Hillsborough County, Florida; ALSO LESS AND EXCEPT that part described in Stipulated Order of Taking recorded in Official Records Book 7917, page 491, public records of Hillsborough County, Florida, ALSO LESS AND EXCEPT that part described in Final Judgment recorded in Official Records Book 8159, page 512, public records of Hillsborough County, Florida.

PARCEL 3:

TOGETHER with those certain non-exclusive easements for drainage, ingress/egress and utilities for the benefit of Parcel 1 above as created by and set forth in that certain Declaration of Easements and Maintenance Agreement executed by and between Northlake Development, Inc., a Florida corporation and Northlake Drainage Association, Inc., a Florida not-for-profit corporation recorded in Official Records Book 7371, page 670, public records of Hillsborough County, Florida; LESS AND EXCEPT that part described in Stipulated Order of Taking recorded in Official Records Book 7917, page 491, public records of Hillsborough County, Florida and Stipulated Final Judgment recorded in Official Records Book 8159, page 512, public records of Hillsborough County, Florida.

243.FEE PARCEL DESCRIPTION: UNIT 6116

ALL THAT TRACT or parcel of land lying and being in Land Lot 23 of the 1st District, 5th Section, City of Douglasville, Douglas County, Georgia, according to a survey for Carrabba's Italian Grill and First American Title Insurance Company, prepared by Armstrong Land Surveying, Inc. by Robert T. Armstrong (GRL 1901) dated February 7, 2006, and being more particularly described according to said survey as follows:

Commencing at a one-half inch rebar found at the northeast corner of Land Lot 23; run thence southwesterly along the southeasterly right-of-way of the I-20 east bound On-Ramp (right-of-way varies) South 52 degrees 41 minutes 44 seconds West, a distance of 297.77 feet to a one-half inch rebar found; run thence along said right-of-way line South 52 degrees 44 minutes 24 seconds West, a distance of 61.61 feet; said point being the TRUE PLACE OR POINT OF BEGINNING. FROM THE TRUE PLACE OR POINT OF BEGINNING AS THUS ESTABLISHED, run thence along said right-of-way line North 52 degrees 44 minutes 24 seconds East, a distance of 48.81 feet to a five-eights inch rebar set; leaving aforesaid right-of-way line, run thence South 87 degrees 08 minutes 54 seconds East, a distance of 69.65 feet to a five-eights inch rebar set; run thence South 03 degrees 06 minutes 43 seconds West, a distance of 10.57 feet to a five-eighths inch rebar set; run thence South 87 degrees 14 minutes 04 seconds East, a distance of 160.30 feet to a five-eighths inch rebar set; run thence South 00 degrees 57 minutes 39 seconds West, a distance of 132.02 feet to a concrete monument found; run thence South 00 degrees 11 minutes 18 seconds East, a distance of 146.85 feet to a one-half inch rebar set; run thence South 00 degrees 12 minutes 02 seconds East, a distance of 20.66 feet to a five-eighths inch rebar set; run thence South 88 degrees 55 minutes 05 seconds West, a distance of 194.85 feet to a five-eighths inch rebar set; run thence North 01 degree 05 minutes 24 seconds West, a distance of 205.91 feet to a five-eighths inch rebar set; run thence North 37 degrees 02 minutes 36 seconds West, a distance of 112.15 feet to a five-eighths inch rebar set; said point being the TRUE PLACE OR POINT OF BEGINNING. Said tract or parcel containing 65,341 square feet or 1.5 acres, more or less.

TOGETHER WITH the rights, privileges and easements granted under that certain Declaration of Restrictive Covenants, Conditions and Easements by Douglasville Day Centre (consented to by McDonald's USA, LLC), dated August 31, 2005, filed of record September 2, 2005, recorded in Deed Book 2217, Page 858, Douglas County, Georgia records; as amended by Amendment to the Declaration of Restrictive Covenants, Conditions and Easements for Douglasville Day Centre, dated May 23, 2006, filed of record May 25, 2006, recorded in Deed Book 2365, Page 21, aforesaid county records; as further amended by that certain Second Amendment to Declaration of restrictive Covenants, Conditions and easements for Douglasville Day Centre by Douglasville Day Centre, LLC, as consented to by McDonald’s USA, LLC, Carrabba’s Italian Grill, Inc. and Texas Roadhouse Holdings, LLC, dated May X, 2007, filed of record May 14, 2007, as recorded in Deed Book 2560, Page 835, aforesaid county records.

TOGETHER WITH the rights, privileges and easements granted under that certain Right of way Easement in favor of Greystone Power Corporation from Douglasville Day Centre, LLC, dated Dec. 14, 2005, filed of record Jan. 24, 2006, as recorded in Deed Book 2298, page 440, aforesaid county records.

TOGETHER WITH the rights, privileges and easements granted under that certain Access easement from Douglasville day Centre LLC and Day Retail, LLC, dated May 4, 2007, filed of record May 7, 2007, as recorded in Deed Book 2556, page 889, aforesaid county records.

244.FEE PARCEL DESCRIPTION: UNIT 6302

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF STERLING HEIGHTS, MACOMB COUNTY, STATE OF MICHIGAN, AND IS DESCRIBED AS FOLLOWS:

Parcel 1:

Part of the East 131.00 feet of Lot 44, Lakeside Subdivision No. 6, according to the recorded plat thereof, as recorded in Liber 73 of Plats, pages 15 and 16, Macomb County Records, described as that part of Lot 44:

Commencing at the Northwest corner of Lot 44; thence along the North lot line North 87°50'31" East, 49.00 feet to the Point of Beginning; thence continuing along said North lot line North 87°50'31" East, 75.00 feet; thence South 02°09'29" East, 439.50 feet to a point on the South lot line of said Lot 44; thence along said lot line South 87°50'31" West, 75.00 feet; thence North 02°09'29" West, 439.50 feet to the Point of Beginning.

Parcel 2:

All of Lot 43 and that part of Lot 44 described as follows:

Beginning at the Northwest corner of Lot 44; thence along the North lot line North 87 degrees 50 minutes 31 seconds East, 49.00 feet; thence South 02 degrees 09 minutes 29 seconds East, 439.50 feet to the Southerly line of said Lot 44; thence South 87 degrees 50 minutes 31 seconds West, 4.00 feet; thence 45.02 feet along a curve to the left, said curve having a radius of 763.34 feet and central angle of 03 degrees 22 minutes 50 seconds and a chord bearing and distance of South 86 degrees 09 minutes 06 seconds West, 45.01 feet to the Southwest corner of said Lot 44; thence North 02 degrees 09 minutes 29 seconds West, 440.83 feet to the Point of Beginning, included in the plat of Lakeside Subdivision No.
6, according to the plat thereof, as recorded in Liber 73, pages 15 and 16 of Plats, Macomb County Records.

TOGETHER WITH the non-exclusive rights, and subject to the terms, conditions, provisions and limitations contained in the Operating Agreement recorded in Liber 2507, page 550, as affected by Affidavit recorded in Liber 2614, page 845, and as amended by First Amendment to Operating Agreement recorded in Liber 2627, page 952 and Second Amendment to Operating Agreement recorded in Liber 2793, page 209 and Supplemental Agreement recorded in Liber 2861, page 346.

Parcel ID: 10-01-102-008

Street Address: 13905 Lakeside Circle, Sterling Heights

245.FEE PARCEL DESCRIPTION: UNIT 6402

Lot 8R, Block A of 2nd Replat of Lot 8R and revised conveyance of Lots 9 & 10, Block A, Parkway Hills Addition, an addition to the City of Plano, Collin County, Texas, according to the plat thereof recorded in Volume N, Page 909, Map Records, Collin County, Texas.

246.FEE PARCEL DESCRIPTION: UNIT 6502

Part of the Northeast Quarter and part of the Northwest Quarter of Section 16, Township 14 North, Range 4 East of the Second Principal Meridian in Marion County, Indiana, more particularly described as follows:

COMMENCING at the Southeast corner of the Northeast Quarter of Section 16; thence North 00 degrees 37 minutes 45 seconds East (assumed bearing) (570.79 feet deed) 637.35 feet measured along the East line of said Quarter Section; thence North 89 degrees 22 minutes 15 seconds West 25.00 feet to the Westerly right of way line of Interstate Highway Number 65 as conveyed to the State of Indiana recorded as Instrument No. 70-56508, in the Office of the Recorder of Marion County, Indiana; thence North 48 degrees 01 minute 15 seconds West 1827.00 feet along the said Westerly right of way line to the POINT OF BEGINNING, which point is the Northerly most corner of a parcel of land conveyed to Edward Rose of Indiana recorded as Instrument No. 89-23352, in the said Recorder's Office;

Thence South 34 degrees 54 minutes 56 seconds West along the Northern line of said described parcel of land 532.67 feet; thence North 71 degrees 48 minutes 15 seconds West along said Northerly line 348.92 feet; thence North 00 degrees 58 minutes 57 seconds East 623.26 feet to the Westerly right of way line of Interstate Highway Number 65 as conveyed to the State of Indiana recorded as Instrument No. 70-56507 in said Recorder's Office; thence South 85 degrees 57 minutes 28 seconds East along said right of way line 166.80 feet; thence South 58 degrees 18 minutes 26 seconds East along said Westerly line 539.78 feet to the POINT OF BEGINNING.

247.FEE PARCEL DESCRIPTION: UNIT 6903

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE PARISH OF LAFAYETTE, STATE OF LOUISIANA, AND IS DESCRIBED AS FOLLOWS:

FEE PARCEL

That certain tract of land containing 1.280 acres, located in Section 62, Township 10 South, Range 4 East, City of Lafayette, Lafayette Parish, Louisiana being more fully described as follows:

Commencing at the intersection of the northerly right of way of Kaliste Saloom Road and the westerly right of way of Camellia Boulevard (POC); thence proceed along the northerly right of way of Kaliste Saloom Road a bearing of South 40°39'03" West a distance of 153.94 feet to a point; thence continue along the northerly right of way of Kaliste Saloom Road along a curve to the right having a radius of 34,337.50 feet, an arc length of 122.30 feet, a delta angle of 00°12'15", a chord bearing of South 51°38'57" West and a chord distance of 122.30 feet to a point; thence continue along the northerly right of way of Kaliste Saloom Road a bearing of South 51°44'11" West a distance of 15.94 feet to a point, said point hereinafter to be known as the Point of Beginning (POB); thence proceed along the northerly right of way of Kaliste Saloom Road a bearing of South 51°44'11" West a distance of 172.90 feet to a point; thence proceed along a bearing of North 45°50'00" West a distance of 319.80 feet to a point, thence proceed along a bearing of North 48°00'28" East a distance of 171.78 feet to a point; thence proceed along a bearing of South 45°50'50" East a distance of 331.07 feet to the Point of Beginning.
SERVITUDE PARCEL

Together with rights granted in Non-Exclusive Access and Parking Easements pursuant to Non-Exclusive Access and Parking Easement Agreement by RR Company of America, L.L.C. to Carrabba's Italian Grill, Inc. dated October 28, 2005, recorded under File No. 2005-00049221 on November 2, 2005, in the conveyance records.

248.FEE PARCEL DESCRIPTION: UNIT 7101

BEGINNING FOR THE SAME at a point on the northwest right of way line of Long Gate Parkway, said point being on and distant 67.73 feet from the end of the North 39 degrees 46 minutes 08 seconds East 717.67 feet plat line as shown on a Plat entitled “Long Gate Center, Parcels I, J & K” and recorded among the Land Records of Howard County, Maryland as Plat No. 12357, thence running reversely with a portion of said plat line and with the right of way line of Long Gate Parkway the following course and distance, viz:

1)
South 39 degrees 46 minutes 08 seconds West 241.09 feet, thence leaving said plat line and running with the division line between Parcels J and I now shown on the above mentioned plat the following course and distance,

2)	North 50 degrees 13 minutes 52 seconds West 300.00 feet, thence leaving said division line and running with the outline of the above mentioned plat the following course and distance, viz;

3)
North 39 degrees 46 minutes 08 seconds East 241.10 feet to a point, thence running with the division line between Parcels J and K as shown on the abovementioned plat the following course and distance, viz;

4)	South 50 degrees 13 minutes 52 seconds East 300.00 feet to the point of beginning encompassing 72,329 square feet or 1.660 acres of land, more or less.

BEING all that parcel known as Parcel J on a Plat entitled “Long Gate Center, Parcels I, J & K” and recorded among the Land Records of Howard County, Maryland as Plat No. 12357.

TOGETHER WITH EASEMENTS APPURTENANT to the above described property as defined in Article VI, Shopping Center Easements” in that certain Declaration of Covenants recorded among the Land Records of Howard County, Maryland in Liber 3645, folio 105, as amended by First Amendment to Declaration of Covenants, Conditions and Restrictions and Grant of Easement recorded among the aforesaid Land Records in Liber 3645, folio 176.

TOGETHER WITH the beneficial easements set forth in the following:

(a)
Easement Agreement dated September 22, 1994 and recorded among the Land Records of Howard County in Liber 3354, folio 384 by and between 103-29 Limited Partnership, Woodberry Corporation, the Long Gate Parkway Limited Partnership; and

(b)
Declaration of Maintenance Obligation for Use-In Common Access Area dated September 27, 1995 and recorded among the Land Records of Howard County in Liber 3589, folio 161 by 103-29 Limited Partnership and The Long Gate Parkway Limited Partnership.

Tax ID No. 02-381702

249.FEE PARCEL DESCRIPTION: UNIT 8001

Lot 1 of CORNERSTONE PLAZA, according to the map or plat thereof as recorded in Plat Book 88, Page 22 of the Public Records of Hillsborough County, Florida.

TOGETHER WITH those certain easements as set forth in Declaration of Covenants, Restrictions and Easements recorded in Official Records Book 10225, Page 596, of the Public Records of Hillsborough County, Florida.

250.FEE PARCEL DESCRIPTION: UNIT 8002

Parcel "A" Fee Parcel:

Lots 2 and 3 of BIG BEAR COMMERCIAL PARK PHASE 1, according to the map or plat thereof as recorded in Plat Book 93, Page 20 of the Public Records of Hillsborough County, Florida, LESS AND EXCEPT that part of Lot 3 described as follows:

Begin at the Easternmost corner of Lot 4 of Big Bear Commercial Park Phase 1, according to a map or plat thereof, as recorded in Plat Book 93, Page 20 of the Public Records of Hillsborough County, Florida and run thence South 41°45'28" West, along the Southeasterly boundary of said Lot 4, a distance of 239.75 feet to the Southernmost corner of said Lot 4; thence departing said Southeasterly boundary, North 48°20'08" West, along the Southwesterly boundary of said Lot 4, a distance of 162.69 feet to a point of intersection with the Southerly right of way line of Dona Michelle Drive according to said map or plat of Big Bear Commercial Park Phase 1; thence departing said Southwesterly boundary, North 01°11'48" West, along said southerly right of way line, a distance of 93.30 feet to the beginning of a curve, said curve being concave to the Southeast and having a radius of 200.00 feet; thence Northerly, along the arc of said curve and said Southerly right of way line, a distance of 161.31 feet, said curve having a chord bearing of North 21°54'33" East and chord distance of 156.97 feet to a point of tangency; thence continue along said

Southerly right of way line, North 45°00'53" East, a distance of 118.15 feet to a point of intersection with a line lying and being 94.32 feet East of and parallel with the common boundary between Lots 3 and 4 according to said map or plat of Big Bear Commercial Park Phase 1; thence departing said Southerly right of way line, South 48°20'08" East, along said parallel line, a distance of 272.85 feet to a point of intersection with the Southeasterly boundary of said Lot 3; thence departing said parallel line, South 41°45'28" West, along said Southeasterly boundary of Lot 3, a distance of 94.32 feet to the point of beginning.

Parcel "B" Easement Parcel

TOGETHER WITH non-exclusive easements, rights and interests appurtenant to Parcel "A" created and described in that certain Drainage Declaration (Including Covenants, Conditions, Restrictions and Easements) recorded June 6, 2002, in Official Records Book 11691, at Page 1738 of the Public Records of Hillsborough County, Florida, over, under, and across the lands described therein, LESS AND EXCEPT any portion thereof lying within hereinabove described Parcel "A":

Parcel "C" Easement Parcel:

TOGETHER WITH all easement rights appurtenant to Parcel A as described in that Easement Agreement recorded in Official Records Book 8986, at Page 1098 as supplemented by that Supplement to Easement Agreement recorded in Official Records Book 9783, page 468 both recorded in the Public Records of Hillsborough County, Florida.

Parcel "D" Easement Parcel:

TOGETHER WITH all easement rights appurtenant to Parcel A as described in that Grant of Easement recorded in Official Records Book 11723, page 1929 of the Public Records of Hillsborough County, Florida.

Parcel "E" Easement Parcel:

TOGETHER WITH all easement rights appurtenant to Parcel A as described in that Grant of Easement recorded in Official Records Book 11723, page 1943 of the Public Records of Hillsborough County, Florida.

Parcel "F" Easement Parcel:

TOGETHER WITH all easement rights appurtenant to Parcel A as described in that Declaration of Covenants, Conditions, Restrictions and Easements recorded in Official Records Book 12033, page 1202 of the Public Records of Hillsborough County, Florida.

251.FEE PARCEL DESCRIPTION: UNIT 8109

PARCEL I:
ALL that certain lot, parcel or tract of land, situate and lying in the Township of Evesham, County of Burlington, State of New Jersey, and being more particularly described as follows:
BEG1NNNG at a point in the Westerly line of New Jersey State Highway Route 73 (126 feet wide) a distance of 618.92 feet Southwardly from a monument corner to lands now or formerly of Theodore Plaska (Block 36, Lot 4, Evesham Township Tax Map) said point also being in the division line between

Lots 4.02 and 4.05, Block 36 on the Plan hereinafter mentioned and extending; thence

(1) South 89 degrees 07 minutes 43 seconds West along said division line a distance of 480.18 feet to a point said point being in the Township dividing line of the Township of Evesham (Burlington County) from the Township of Voorhees (Camden County); thence

(2) North 12 degrees 41 minutes 15 seconds West along said Township line a distance of 605.95 feet to a point in the line of lands now or formerly of Theodore Plaska (Lot 4, Block 36, Tax Map); thence

(3) North 86 degrees 42 minutes 36 seconds East along said lands of Plaska, a distance of 610.91 feet to a point in the Westerly line of New Jersey State Highway Route 73; thence
(4) South 00 degrees 18 minutes 23 seconds East along the Westerly line of New Jersey State Highway Route 73, a distance of 618.92 feet to the first mentioned point and place of beginning.
PARCEL II:
Together with rights under the Declaration of Cross Easements as set forth in Deed Book 3888 page 264; Amended & Restated Declaration of Cross Easement as set forth in Deed Book 6352, page 230; Supplement to Amended and Restated Declaration of Cross Easements as set forth in Deed Book 6352, page 259; First Amendment to Supplement to Amended and Restated Declaration of Cross Easements in Deed Book 6399, page 960 and First Amendment to Amended and Restated Declaration of Cross Easements as set forth in Deed Book 6399, page 968.

BEING shown and designated as Lot 4-BA, Block 36, on Plan of Minor Subdivision, Plate 6, Block 36, Lot 4, Evesham Township, Burlington County, prepared by Korab, McConnell & Dougherty Assoc., PA, dated 11/20/1985 and last revised 12/09/1987 and duly filed in the Burlington County Clerk’s Office on 10/12/1988 as Map #04807.

FOR INFORMATIONAL PURPOSES ONLY:
Premises described herein is designated as Lot 4.05 Block 36 on the Tax Map of the Township of Evesham, Burlington County, NJ

252.FEE PARCEL DESCRIPTION: UNIT 8302

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF STERLING HEIGHTS, MACOMB COUNTY, STATE OF MICHIGAN, AND IS DESCRIBED AS FOLLOWS:

Parcel 1:

Part of the East 131.00 feet of Lot 44, Lakeside Subdivision No. 6, according to the recorded plat thereof, as recorded in Liber 73 of Plats, pages 15 and 16, Macomb County Records, described as that part of Lot 44:

Commencing at the Northwest corner of Lot 44; thence along the North lot line North 87°50'31" East, 49.00 feet to the Point of Beginning; thence continuing along said North lot line North 87°50'31" East, 75.00 feet; thence South 02°09'29" East, 439.50 feet to a point on the South lot line of said Lot 44; thence along said lot line South 87°50'31" West, 75.00 feet; thence North 02°09'29" West, 439.50 feet to the Point of Beginning.

Parcel 2:

All of Lot 43 and that part of Lot 44 described as follows:

Beginning at the Northwest corner of Lot 44; thence along the North lot line North 87 degrees 50 minutes 31 seconds East, 49.00 feet; thence South 02 degrees 09 minutes 29 seconds East, 439.50 feet to the Southerly line of said Lot 44; thence South 87 degrees 50 minutes 31 seconds West, 4.00 feet; thence 45.02 feet along a curve to the left, said curve having a radius of 763.34 feet and central angle of 03 degrees 22 minutes 50 seconds and a chord bearing and distance of South 86 degrees 09 minutes 06 seconds West, 45.01 feet to the Southwest corner of said Lot 44; thence North 02 degrees 09 minutes 29 seconds West, 440.83 feet to the Point of Beginning, included in the plat of Lakeside Subdivision No.
6, according to the plat thereof, as recorded in Liber 73, pages 15 and 16 of Plats, Macomb County Records.

TOGETHER WITH the non-exclusive rights, and subject to the terms, conditions, provisions and limitations contained in the Operating Agreement recorded in Liber 2507, page 550, as affected by Affidavit recorded in Liber 2614, page 845, and as amended by First Amendment to Operating Agreement recorded in Liber 2627, page 952 and Second Amendment to Operating Agreement recorded in Liber 2793, page 209 and Supplemental Agreement recorded in Liber 2861, page 346.

Parcel ID: 10-01-102-008
Street Address: 13905 Lakeside Circle, Sterling Heights

253.FEE PARCEL DESCRIPTION: UNIT 8609

Situated in the Township of Boardman, County of Mahoning and State of Ohio: And known as being Sublot No. 4, in Tiffany Plat No. 4, a subdivision of a part of original Boardman Township Great Lot No. 30 - 3rd division, as shown by the recorded plat of said subdivision in Map Volume 74, Page 249, of the Mahoning County Records; together with two perpetual non-exclusive easements of ingress and egress, granted by Deed dated August 25, 1983, and filed for record on September 6, 1983, in Deed Volume 1498, Page 649, and Volume 1498, Page 653, of the Mahoning County Records of Deeds, respectively.

Being the same property as conveyed to Outback Steakhouse of Florida Inc., a Florida corporation by virtue of a Quit Claim Deed from Chi Chi’s Inc, a corporation organized and existing under the laws of Delaware dated February 22, 2005, recorded March 1, 2005, by Instrument No. 200500006621, as affected by that certain Declaration Regarding Merger recorded on November 23, 2011 as Volume 5933, Page 2136, Mahoning County, OH Deed Records

254.FEE PARCEL DESCRIPTION: UNIT 8705

All that certain tract or parcel of land situated in the City of Charlottesville, Virginia, at the northeasterly intersection of U.S. Route 29 and Seminole Court, more particularly described as Lot 1, Block C of Seminole Square, containing 1.482 acres, more or less, as shown and described on plat of William S. Roudabush, Inc., dated April 26, 1984, last revised July 30, 1984, and recorded in the Clerk’s Office of the Circuit Court of the City of Charlottesville in Deed Book 454, Pages 678 and 679.
TOGETHER WITH an appurtenant non-exclusive easement for access and parking across and on the property shown on the aforesaid plat in the shaded area adjoining the above lot and labeled “Parking Easement”, said easement being more particularly described in deed of record in the aforesaid Clerk’s Office in Deed Book 454, Page 674.

BEING the same property conveyed to Private Restaurant Properties, LLC, by deed dated June 14, 2007 and recorded April 7, 2008 in Deed Book 1183, Page 45.
Tax Map No. 41C003200

255.FEE PARCEL DESCRIPTION: UNIT 8908

ALL THAT CERTAIN lot or tract of ground being known as Lot No. 2 as shown on a Final Plan of North Pointe Center, as prepared by Rettew Associates, Inc., for High Associates, Ltd. on a drawing dated April 27, 1988, being drawing No. 87-204-03FF, said plan being recorded in the Recorder of Deeds Office in and for Lancaster County, Pennsylvania in Plan Book J-160, page 30, situate in the Township of Manheim, County of Lancaster and Commonwealth of Pennsylvania, being more fully bounded and described as follows, to wit:

BEGINNING at a point at the Southern right of way line of North Pointe Boulevard at the common property corner of Lots 2 and 3; thence, from said point of beginning the following sixteen (16) courses and distances: (1) along said right of way of North Pointe Boulevard by a curve to the left, having a radius of 175.00 feet and an arc length of 82.36 feet to a point; thence (2) along said right of way of North Pointe Boulevard South 82 degrees 19 minutes 20 seconds East, a distance of 26.05 feet to a point; thence (3) along said right of way of North Pointe Boulevard by a curve to the right; having a radius of 180.00 feet and an arc length of 85.34 feet to a point; thence, (4) along said right of way of North Pointe Boulevard South 55 degrees 09 minutes 30 seconds East, a distance of 119.33 feet to a point; thence (5) by a curve, curving to the right, having a radius of 17.00 feet and a length of 26.70 feet to a point on the Western right of way of the Oregon Pike; thence (6) along said right of way of the Oregon Pike, South 34 degrees 50 minutes 30 seconds West, a distance of 113.27 feet to a point; thence (7) along said right of way line of the Oregon Pike, North 55 degrees 09 minutes 30 seconds West, a distance of 24.00 feet to a point; thence (8) along said right of way of the Oregon Pike, South 34 degrees 50 minutes 30 seconds West, a distance of 132.25 feet to a point; thence (9) along said right of way of the Oregon Pike, North 55 degrees 18 minutes 46 seconds West, a distance of 2.58 feet to a point; thence (10) along said right of way of the Oregon Pike on a curve, curving to the right, with a radius of 428.34 feet and a length of 360.40 feet to a point on the Northern right of way of a ramp leading to Route 30 West; thence (11) along said right of way of the ramp leading to Route 30 West, South 83 degrees 03 minutes 38 seconds West, a distance of 298.26 feet to a point; thence (12) along said right of way of the ramp leading to Route 30 West, North 76 degrees 08 minutes 03 seconds West, a distance of 268.61 feet to a point; thence (13) along the Southern boundary of Beverly Estates, North 79 degrees 31 minutes 40 seconds East, a distance of 317.39 feet to an iron pin; thence (14) along the Eastern Boundary of Beverly Estates, North 07 degrees 40 minutes 40 seconds East, a distance of 264.82 feet to a point; thence (15) South 82 degrees 19 minutes 20 seconds East, a distance of 247.66 feet to a point, thence (16) North 34 degrees 38 minutes 38 seconds East, a distance of 251.36 feet to a point, said point being the place of beginning.

CONTAINING 242,586.37 square feet or 5.5690 acres.

Together with all common use and interest in Easements as set forth in Declaration of Covenants, Easements, Conditions and Restrictions of The North Pointe Center dated November 7, 1990 by Oregon Pike Associates and recorded in Book 3033, Page 393. Together with all common use and interest in Easements as set forth in Cross Easement
Agreement dated June 28, 1999 between Outback Steakhouse of Florida, Inc. and 120 North Pointe Associates recorded in Book 6308, Page 294.

Being the same premises Oregon Pike Associates and High Associates, Ltd. by Deed dated 02-23-1998 and recorded 02-25-1998 in Lancaster County in Instrument Number _______ conveyed unto Outback Steakhouse of Florida, Inc., a Florida Corporation, in fee.

Being the same premises which Outback Steakhouse of Florida, Inc., a Florida Corporation by Deed dated 4-11-2007 and recorded 7-5-2007 in Lancaster County in Instrument Number 5632567 conveyed unto Private Restaurant Properties, LLC, a Delaware limited liability company, in fee.

256.FEE PARCEL DESCRIPTION: UNIT 9301

All that tract or parcel of land lying and being in the District of Knox County, Tennessee, and being more particularly described as follows:

SITUATED In District Six of Knox County, Tennessee, and within the 47th Ward of the City of Knoxville, Tennessee and being designated as Lot 2R1 of The Market Place Subdivision, as shown by plat titled "Resubdivision of Lot Number 2 of The Market Place Subdivision”, of record in Cabinet L, Slide 248-B, In the Office of the Register of Deeds for Knox County, Tennessee, and being more particularly described as follows:

BEGINNING at an iron rod set in the northerly right-of-way line of N. Peters Road at the point of curvature of the westerly right-of-way line of Market Place Boulevard, said point also being North 82 deg. 09 min. 35 sec. West, 81.90 feet from the centerline intersection of N. Peters Road and The Market Place Subdivision; thence along the northerly right-of-way line of N. Peters Road the following three (3) calls, 39.04 feet along a curve to the left having a radius of 2040.00 feet, a chord bearing of South 67 deg. 02 min. 49 sec. West, and a chord distance of 39.03 feet to an iron rod set; thence South 66 deg. 30 min. 00 sec. West, 80.76 feet to an Iron rod set; thence 31.67 feet along a curve to the right having a radius of 1410.00 feet, a chord bearing of South 67 deg. 08 min. 35 sec. West, and a chord distance of 31.67 feet to an Iron rod set at the common corner with Lot 1R3R of The Market Place Subdivision; thence, leaving the northerly right-of-way line of N. Peters Road along the common line with Lot 1R3R, North 12 deg, 37 min. 00 sec, West, 359.84 feet to an Iron rod set at the common line with Lot 2R2 of The Market Place Subdivision; thence leaving the common line of Lot 1R3R along the common line of Lot 2R2, said common line also being the centerline of a 25 foot wide joint permanent easement, North 76 deg. 10 min. 40 sec. East, 248.68 feet to a spike found in the westerly right-of-way line of Market Place Boulevard; thence leaving the common line with Lot 2R2 along the westerly right-of-way line of Market Place Boulevard the following six (6) calls, South 13 deg. 49 min. 20 sec. East, 12.50 feet to a spike found; thence South 58 deg. 49 min. 20 sec. East, 17.68 feet to a punch point in a concrete curb; thence 64.01 feet along a curve to the right having a radius of 170.79 feet, a chord bearing of South 02 deg. 43 min. 57 sec. West, and a chord distance of 63.64 feet to an Iron rod found; thence South 13 deg. 33 min. 12 sec, West, 50.00 feet to an iron rod found; thence 159.69 feet along a curve to the left having a radius of 317.89 feet a chord bearing of South 00 deg. 50 min. 17 sec. East, and a chord distance of 158.02 feet to an iron rod found; thence 72.28 feet along a curve to the right having a radius of 50.00 feet, a chord bearing of South 26 deg. 11 min. 01 sec. West, and a chord distance of 66.15 feet to the Point of Beginning.

BEING the same property conveyed to Private Restaurant Properties, LLC by Quit Claim Deed dated June 14, 2007, recorded in Instrument No. 200706290107530, in the Register's Office for Knox County, Tennessee.

Easement Parcel

Together with those easements contained in that Declaration of Permanent Access Easement dated April 6, 1988, of record in Deed Book 1943, page 148, corrected and restated in Deed Book 1952, page 999, in the

Register's Office for Knox County, Tennessee and as shown centered inside northern lot line.

257.FEE PARCEL DESCRIPTION: UNIT 9407

Parcel One

Being all of Lot 2-R containing 1.33 acres, more or less, as shown on a map entitled "Replat of Lots 1 & 2, Voncannon Property, Property of Barrel Boys, LLC, Sandhills Township, Moore County, North Carolina", dated July 15, 2004, prepared by Stephen R. Sheffield & Associates P.A. which map was recorded in Plat Cabinet 11 at Slide 727 of the Moore County Public Registry, to which map and its recordation reference is hereby made for a more complete, accurate and particular description of said lot.

Parcel Two

Together with the non-exclusive rights, if any, and subject to the terms, conditions, provisions and limitations of that certain Cross Parking and Access Agreement recorded September 23, 2004 in Book 2650, Page 471, Moore County Registry.

258.FEE PARCEL DESCRIPTION: UNIT 9410

BEING a 1.5872 acre tract of land, more or less out of and a part of Lot ”D”, Block Thirty-Six (36) of the CARTWRIGHT AND ROBERTS SUBDIVISION "A", being more particularly described by metes and bounds as follows:

COMMENCING at a 5/8 inch iron rod found for the northeast corner of said 3.5 acre tract of land and the northeast corner of a 0.608 of an acre tract of land conveyed to Snowden-Clark Company by Edward Snowden by deed dated July 20, 1981, and recorded in Volume 2327 at Page 238 of the Deed Records of Jefferson County, Texas, in the west right of way line of Interstate Highway No. 10, 300 foot right of way, from this corner a Texas Highway Department concrete monument found for the point of curvature in the west right of way line of Interstate Highway No. 10 bears North 00 degrees 32 minutes 46 seconds East, 22.52 feet;

THENCE South 89 degrees 29 minutes 17 seconds West with the north line of said 3.5 acre tract of land and the North line of said 0.608 of an acre tract of land, a distance of 203.93 feet to a 1/2 inch iron rod found for the northwest corner of said 3.5 acre tract of land and the northwest corner of said 0.608 of an acre tract of land and in the east right of way of Hillebrandt Bayou, 150 foot right of way;

THENCE South 07 degrees 27 minutes 25 seconds East with the west line of said 3.5 acre tract of land, the west line of said 0.608 of an acre tract of land and the east right of way line of Hillebrandt Bayou, a distance of 252.55 feet to a 5/8 inch iron rod found for the northwest corner of this tract of land and the Place of Beginning and the southwest corner of a 0.646 of an acre tract of land conveyed to Edward Snowden by Willard W. Clark Sr. by deed recorded at Film Code No. 100-13-1178 of the Official Public Records of Real Property of Jefferson County, Texas;

THENCE North 89 degrees 30 minutes 38 seconds East with the north line of this tract and with the south line of said 0.646 of an acre tract of land, a distance of 230.05 feet to a 1/2 inch iron rod set for the northeast corner of this tract of land and the southeast corner of said 0.646 of an acre tract of land in the east line of said 3.5 acre tract and in the west right of way line of Interstate Highway No. 10 and in a curve to the right in the right of way line of Interstate Highway No. 10 a radial bearing of North 86 degrees 29 minutes 13 seconds West;

THENCE in a southerly direction with the east line of this tract, the east line of said 3.5 acre tract and a curve to the right in the west right of way line of Interstate Highway No. 10, having a central angle of 04 degrees 33 minutes 45 seconds, a radius of 3694.76 feet and a length of 294.21 feet and a chord bearing and distance of South 05 degrees 47 minutes 40 seconds West, 294.13 feet to a 1/2 inch iron rod set for the southeast corner of this tract of land a radial bearing of North 81 degrees 55 minutes 28 seconds West;

THENCE South 89 degrees 30 minutes 38 seconds West with the south line of this tract of land, a distance of 238.98 feet to a 1/2 inch iron rod found for the southwest corner of this tract of land and in the west line of said 3.5 acre tract of land and in the east right of way line of Hillebrandt Bayou;

THENCE North 07 degrees 31 minutes 02 seconds East with the west line of this tract, the west line of said 3.5 acre tract and the east right of way line of Hillebrandt Bayou, a distance of 295.24 feet to the Place of Beginning containing within said boundaries, 1.5872 acres of land, more or less.

259.FEE PARCEL DESCRIPTION: UNIT 9414

TRACT I: FEE SIMPLE

Lot 6, Block A of Fairview Farm Marketplace, an addition to the City of Plano, Collin County, Texas, according to the plat thereof recorded in Cabinet N, Page 22, Map Records, Collin County, Texas.

TRACT II (EASEMENT ESTATE)

Those easement rights created in that certain Construction, Operation and Reciprocal Easement Agreement executed by and between Fairview Farm Land Company, Ltd. and Costco Wholesale Corporation, dated February 2, 2000, filed for record February 3, 2000 and recorded in Volume 4596, Page 19, Land Records, Collin County, Texas.

TRACT III (EASEMENT ESTATE)

Those easement rights created in that certain Non-Exclusive Parking Easement Agreement executed by and between Cypress/UE Plano I, L.P. and Fairview Farm Land Co., Ltd. dated September 21, 2001, filed for record September 24, 2001 and recorded in Volume 5009, Page 1449, Land Records, Collin County, Texas.

TRACT IV (EASEMENT ESTATE)

Those easement rights created in that certain Reciprocal Easement Agreement and Restrictions executed by and between Landry's Crab Shack, Inc. and Fairview Farm Development Co., Ltd. dated September 9, 1997, filed for record September 12, 1997 and recorded in Volume 3996, Page 1582, Land Records, Collin County, Texas.

260.FEE PARCEL DESCRIPTION: UNIT 9704

Being all of Parcel 1-B, Trinity Centre as recorded in Deed Book 11662 at Page 1559 among the Land Records of Fairfax County, Virginia and being more particularly described as follows:

Beginning for the same at a point on the northerly right-of-way line of Lee Highway – Route 29 (r-o-w varies), said point also being the southwesterly corner of Parcel 1-C, Trinity Centre as recorded in Deed Book 11662 at Page 1559 among the aforementioned Land Records; thence running with said northerly right-of-way line of Lee Highway the following:

1.    South 87°57’29” West, 62.21m (204.10’) to a point being the southerly corner of Parcel 13-B, Trinity Centre as recorded in Deed Book 11662 at Page 1559 among the aforementioned Land Records; thence leaving Lee Highway – Route 29 and running with said Parcel 13-B, Trinity Centre the following six (6) courses and distances;
2.    North 29°54’13” West, 6.816m (22.36’) to a point; thence
3.    North 00°42’33” West, 8.230m (27.00’) to a point; thence
4.    North 16°12’12” West, 37.231m (122.15’) to a point; thence
5.    North 29°14’29” West, 36.851m (120.90’) to a point; thence
6.    North 60°45’11” East, 31.207m (102.38’) to a point, thence
7.    North 87°57’29” East, 65.012m (213.30’) to a point being the northwesterly corner of the aforementioned Parcel 1-C Trinity Centre; thence running leaving Parcel 13-B Trinity Centre and running with Parcel 1-C the following three (3) courses and distances;
8.    South 02°02’31” East, 39.999m (131.23’) to a point; thence
9.    South 87°57’29” West, 1.600m (5.25’) to a point; thence
10.    South 02°02’31” East, 57.395m (188.30’) to the point of beginning and containing 7,318.8 square meters (78,779 sq. ft.) or 0.73188 hectares (1.80852 acres), more or less.

TOGETHER WITH AND SUBJECT TO those non-exclusive easements set forth in the Declaration of Trinity Centre as recorded in Deed Book 10489 at Page 1262, as supplemented by the Supplementary Declaration for Trinity Centre Restaurant Park and Amendment to Declaration for Trinity Centre as recorded in Deed Book 13582 at Page 716, among the aforesaid Land Records.

TOGETHER WITH those non-exclusive easements set for in the Reciprocal Easement Agreement dated June 6, 1990 and recorded among the land Records on June 7, 1990 in Deed Book 7605 at Page 808, as amended by the First Amendment to Reciprocal Easement Agreement dated August 24, 1995 and recorded among the Land Records on September 27, 1995 in Deed Book 9517 at Page 505.

TOGETHER WITH Easements as set forth in the Easement Agreement dated April 20, 1998 and recorded among the Land Records on May 18, 1995 in Deed Book 9411 at Page 1962.

NOTE FOR INFORMATIONAL PURPOSES ONLY: Tax Map No. 054-3-21-0001B

261.FEE PARCEL DESCRIPTION: UNIT 9802

Parcel 1 of Certified Survey Map No. 1925, recorded on August 21, 1973 in Volume 13 of Certified Survey Maps, at Pages 191, 192 and 193, as Document No. 860635, being a part of the Southwest ¼ of Section 28, Township 7 North, Range 20 East, in the City of Brookfield, County of Waukesha, State of Wisconsin;

AND a parcel of land in said Southwest ¼, both of which are bounded and described as follows:

COMMENCING at the West 1/4 corner of said Section 28; thence South 00°34'51" East a distance of 1203.12 feet along the West line of said Section 28; thence North 83°56' 09" East, a distance of 1147.58 feet; thence South 00° 02' 25" East, a distance of 85.48 feet; thence North 83° 56' 09" East, a distance of

190.07 feet along the South right-of-way line of Bluemound Road, 170 feet wide, to THE POINT OF BEGINNING of this description, said point being the Northwest corner of Parcel 1 of the aforementioned Certified Survey Map; thence North 83° 56' 09" East, a distance of 380.23 feet along the South right-of-way line of Bluemound Road; thence South 87°49'18" East, a distance of 34.85 feet; thence South 00° 02' 25" East, a distance of 383.47 feet; thence South 83° 56' 09" West, a distance of 415.24 feet; thence North 00° 02' 25" West a distance 388.49 feet to the POINT OF BEGINNING.

EXHIBIT B

GUARANTY

AMENDED AND RESTATED GUARANTY
This AMENDED AND RESTATED GUARANTY (this "Guaranty"), dated as of the 27th day of March, 2012, is made by OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company ("Guarantor"), to and for the benefit of NEW PRIVATE RESTAURANT PROPERTIES, LLC, a Delaware limited liability company ("Landlord").
W I T N E S S E T H :
WHEREAS, Private Restaurant Properties, LLC (“Original Landlord”), as lessor, and Private Restaurant Master Lessee, LLC, a Delaware limited liability company ("Tenant"), as lessee, entered into that certain Master Lease Agreement, dated as of June 14, 2007 (as subsequently amended pursuant to that certain First Amendment to Master Lease Agreement, dated as of September 15, 2007, and as may have been further amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the “Original Lease”), pursuant to which Original Landlord leased to Tenant the premises described therein;
WHEREAS, all of the membership interests in Tenant are owned by Guarantor;
WHEREAS, as a material inducement to Original Landlord entering into the Original Lease, Guarantor executed and delivered that certain Guaranty, dated as of June 14, 2007 (the “Original Guaranty”), guaranteeing Tenant’s obligations under the Original Lease;
WHEREAS, on the date hereof, Original Landlord has conveyed all of its right, title and interest in and to the Leased Properties (as hereinafter defined) to Landlord and Landlord and Tenant have amended the Original Lease pursuant to that certain Amended and Restated Master Lease Agreement, dated of even date herewith, a copy of which is attached hereto as Exhibit A (as the same may be further amended, assigned, supplemented or modified in accordance with the terms thereof and this Guaranty, the "Lease"), pursuant to which Landlord leases to Tenant the properties described therein (the "Leased Properties"). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Lease; and
WHEREAS, Guarantor and Landlord have agreed to amend and restate the Original Guaranty in its entirety pursuant the terms of this Guaranty, the execution and delivery by Guarantor of this Guaranty is a material inducement to Landlord entering into the Lease, and Guarantor expects to derive financial benefit from the Lease.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, and intending to be legally bound, Guarantor hereby agrees as follows:
ARTICLE I
GUARANTEE
Section 1.01.    Guaranteed Obligations. Guarantor hereby absolutely unconditionally and irrevocably guarantees to Landlord and its successors and assigns the due, punctual and full payment, performance and observance of the following (collectively, the "Guaranteed Obligations"):
(a) the full and timely payment of all Rent and all other amounts due or to become due to Landlord from Tenant under the Lease (collectively, the "Monetary Obligations"); and
(b) all covenants, agreements, terms, obligations and conditions, undertakings and duties contained in the Lease required to be observed, performed by or imposed upon Tenant under the Lease, including, but not limited to, those contained in Section 5.3 and Article XIII thereof (collectively, the "Performance Obligations"), as and when such payment, performance or observance shall become due (whether by acceleration or otherwise) in accordance with the terms of the Lease. If for any reason any Monetary Obligation shall not be paid promptly when due, Guarantor shall, within five (5) Business Days after written demand, pay the same to Landlord or the person or entity to whom such amounts are to be paid under the Lease. If for any reason Tenant shall fail to perform or observe any Performance Obligation, Guarantor shall upon written demand, perform and observe the same or cause the same to be performed or observed prior to the expiration of any applicable cure period available to Tenant under the Lease with respect thereto. The notice and cure periods afforded to Guarantor under this Guaranty may be triggered by Landlord and may run concurrently with any similar notice and cure period, if any, afforded under the terms of the Lease.
Section 1.02.    Guarantee Unconditional. The obligations of Guarantor hereunder are continuing, absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged, abated, impaired or in any way affected by:
(a) any amendment, modification, extension, renewal or supplement to the Lease or any termination of the Lease as to all or any portion of the Leased Properties either pursuant to Article I or X thereof or otherwise;
(b) any assumption by any party of Tenant's obligations under, or Tenant's assignment of any of its interest in, the Lease;
(c) any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty or the Lease or pursuant to applicable law, including, without limitation, any so-called self-help remedies, or any waiver, consent, compromise, settlement, indulgence or other action or inaction in respect thereof;
(d) any change in the financial condition of Tenant, the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or Guarantor or any of their assets or any impairment, modification, release or limitation of liability of Tenant or Guarantor or their respective estates in bankruptcy or of any remedy for the enforcement of such liability resulting from the operation of any present or future provision of the United States Bankruptcy Code or other similar statute or from the decision of any court;
(e) any extension of time for payment or performance of the Guaranteed Obligations or any part thereof;

(f) except to the extent that Tenant is released from certain obligations and liabilities under the provisions of Article I or Article X of the Lease expressly providing for such release (and then only to such extent as is provided therein with respect to the circumstances giving rise thereto), the release or discharge of or accord and satisfaction with Tenant from performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law;
(g) the failure of Landlord to keep Guarantor advised of Tenant's financial condition, regardless of the existence of any duty to do so;
(h) any assignment by Landlord of all of Landlord's right, title and interest in, to and under the Lease and/or this Guaranty as collateral security for Landlord’s Debt;
(i) any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations or any or all of the obligations, covenants or agreements of Tenant under the Lease (except by payment and performance in full of all Guaranteed Obligations) or Guarantor under this Guaranty (except by payment and performance in full of all Guaranteed Obligations);
(j) the default or failure of Guarantor fully to perform any of its obligations set forth in this Guaranty;
(k) any actual, purported or attempted sale, assignment or other transfer by Landlord of the Lease or the Leased Properties or any part thereof or of any of its rights, interests or obligations thereunder;
(l) any merger or consolidation of Tenant into or with any other entity, or any sale, lease, transfer or other disposition of any or all of Tenant’s assets or any sale, transfer or other disposition of any or all of the shares of capital stock or other securities of or ownership interests in Tenant or any affiliate of Tenant to any other person or entity; or
(m) Tenant’s failure to obtain, protect, preserve or enforce any rights in or to the Lease or the Leased Properties or any interest therein against any party or the invalidity or unenforceability of any such rights;
all of which may be given or done without notice to, or consent of, Guarantor, except as to demands upon Guarantor hereunder, as expressly provided in the portion of Section 1.01 hereof following Section 1.01(b) hereof.
No setoff, claim, reduction or diminution of any obligation, or any defense of any kind or nature (except the Tenant's performance of such obligations) which Tenant or Guarantor now has or hereafter may have against Landlord shall be available hereunder to Guarantor against Landlord.
Section 1.03. Disaffirmance of Lease. Guarantor agrees that, in the event of rejection or disaffirmance of the Lease by Tenant or Tenant's trustee in bankruptcy pursuant to the United States Bankruptcy Code or any other law affecting creditors' rights, Guarantor will, if Landlord so requests, assume all obligations and liabilities of Tenant under the Lease, to the same extent as if Guarantor had been originally named instead of Tenant as a party to the Lease and there had been no rejection or disaffirmance; and Guarantor will confirm such assumption in writing at the request of Landlord on or after such rejection or disaffirmance. Guarantor, upon such assumption, shall have all rights of Tenant under the Lease (to the extent permitted by law).
Section 1.04. Preferential Payment. Guarantor further agrees that to the extent Tenant or Guarantor makes any payment to Landlord in connection with the Guaranteed Obligations and all or any part of such payment is subsequent invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Landlord or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a “Preferential Payment”), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Landlord, Tenant’s Obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if such Preferential Payment had not been made.
Section 1.05. No Notice or Duty to Exhaust Remedies. Guarantor hereby waives notice of any default in the payment or non-performance of any of the Guaranteed Obligations (except as expressly required hereunder), diligence, presentment, demand, protest and all notices of any kind. Subject only to the notice and cure periods afforded to Guarantor as provided in the portion of Section 1.01 hereof following Section 1.01(b) hereof, Guarantor agrees that liability under this Guaranty shall be primary and hereby waives any requirement that Landlord exhaust any right or remedy, or proceed first or at any time, against Tenant or any other guarantor of, or any security for, any of the Guaranteed Obligations. Landlord may pursue its rights and remedies under this Guaranty and under the Lease in whatever order it chooses, or collectively. This Guaranty is a guaranty of payment and performance and not merely of collection.
Landlord may pursue its rights and remedies under this Guaranty notwithstanding any other guarantor of or security for the Guaranteed Obligations or any part thereof. Guarantor authorizes Landlord, at its sole option, without notice or demand and without affecting the liability of Guarantor under this Guaranty, to terminate the Lease, either in whole or in part, in accordance with its terms.
Each default with regard to any of the Guaranteed Obligations shall give rise to a separate cause of action and separate suits may be brought hereunder as each cause of action arises or, at the option of Landlord, any and all causes or action which arise prior to or after any suit is commenced hereunder may be included in such suit.
Section 1.06. Waiver of Defenses. To the fullest extent permitted by law, Guarantor waives (a) any right to require Landlord to (i) proceed against Tenant or any other person or entity; (ii) proceed against or exhaust any security held from Tenant; (iii) pursue any other remedy in Landlord’s power against Tenant which Guarantor cannot itself pursue, and which would lighten its burden; (b) all statutes of limitation as a defense to any action brought against Guarantor by Landlord to the fullest extent permitted by law; (c) any defense based upon the bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding of Tenant; and (d) presentment, demand, protest and notice of any kind (except, as to demands upon Guarantor hereunder, as expressly provided in the portion of Section 1.01 hereof following Section 1.01(b) hereof). Except as required hereunder, Guarantor waives all demand and notices, including demands for performance, notices of non-performance, notices of non-payment and notice of acceptance of this Guaranty.
Section 1.07. Subrogation. Notwithstanding any other provision of this Guaranty to the contrary, until the Guaranteed Obligations are fully performed and paid, Guarantor hereby waives any claims or other rights which Guarantor may now have or hereafter acquire against Tenant or any other guarantor of all or any of the Guaranteed Obligations, which claims or other rights arise from the existence or performance of Guarantor’s obligations under this Guaranty (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of Landlord against Tenant or any collateral which Landlord now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from Tenant, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other right. If, notwithstanding the foregoing provision, any amount shall be paid to Guarantor on account of any Guarantor’s Conditional Rights and either (i) such amount is paid to Guarantor at any time when the Guaranteed Obligations shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to Guarantor, any payment made by Tenant to Landlord is at any time determined to be a Preferential Payment, then such amount paid to Guarantor shall be held in trust for the benefit of Landlord and shall forthwith be paid to Landlord to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in such order as Landlord, in its sole and absolute discretion, shall determine.
To the extent that any of the provisions of this Section 1.07 shall not be enforceable, Guarantor agrees that until such time as the Guaranteed Obligations have been paid and performed in full and the period of time has expired during which any payment made by Tenant or Guarantor to Landlord may be determined to be a Preferential Payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to Landlord’s right to full payment and performance of the Guaranteed Obligations, and Guarantor shall not enforce Guarantor’s Conditional Rights during such period.
ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 2.01. Representations and Warranties. Guarantor hereby represents and warrants to Landlord as follows:
(a) Organization and Qualification. Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware
(b) Authority and Authorization. Guarantor has full power, authority and legal right to execute and deliver the Guaranty and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary limited liability company proceedings on its part.
(c) Execution and Binding Effect. The Guaranty has been duly and validly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights generally.
(d) Absence of Conflicts. Except as would not reasonably be expected to have a material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty, neither the execution and delivery of this Guaranty nor performance of or compliance with the terms and conditions hereof will (i) violate any law, rule or regulation, (ii) conflict with or result in a breach of or a default under the certificate of formation or limited liability company agreement of Guarantor or any agreement or instrument to which Guarantor is a party or by which it or any of its assets (now owned or hereafter acquired) may be subject or bound, or (iii) result in the creation or imposition of any lien, charge, security interest or encumbrance upon any asset (now owned or hereafter acquired) of Guarantor.
(e) Authorizations and Filings. Except as would not reasonably be expected to have a material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is required in connection with the execution and delivery of the

Guaranty or performance of or compliance with the terms hereof.
(f) Litigation. There are no actions, suits or proceedings pending or, to the best of Guarantor's knowledge, threatened against or affecting Guarantor at law or in equity by or before any court or administrative office or agency which if adversely decided would have a material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty.
Section 2.02. Notice of Certain Events. Promptly upon becoming aware thereof, Guarantor shall give Landlord notice of any downgrade in the corporate family and credit ratings from Moody’s Investor Service Inc. and Standard & Poor’s, respectively, of Guarantor; provided, that no such notice shall be required to the extent that a press release of any such downgrade is issued by Moody’s Investor Service Inc. and Standard & Poor’s, as applicable.
Section 2.03. Estoppel Certificates.
(a) Guarantor shall, at any time upon not less than ten (10) days' prior written request by Landlord or Landlord’s Lender (but not more than four (4) times in any calendar year), deliver to the party requesting the same a statement in writing, executed by a duly authorized officer of Guarantor, certifying, as of the date thereof, (i) that, except as otherwise specified, this Guaranty is unmodified and in full force in effect, (ii) that, except as otherwise specified, Guarantor is not in default hereunder and that no event has occurred or condition exists which, with the giving of notice or the passage of time or both, would constitute a default hereunder, (iii) that, except as otherwise specified, Guarantor has no knowledge of any defense, setoff or counterclaim against Landlord arising out of or in any way related to this Guaranty, and (iv) as to such other matters as Landlord or Landlord’s Lender may reasonably request.
(b) Landlord shall, at any time upon not less that ten (10) days' prior written request by Tenant or Guarantor (but not more than four (4) times in any calendar year), deliver to Guarantor a statement in writing, executed by a duly authorized officer of Landlord, certifying, as of the date thereof, (i) that, except as otherwise specified, this Guaranty is unmodified and in full force and effect, (ii) that, except as otherwise specified, Guarantor is not in default hereunder and that no event has occurred or condition exists which, with the giving of notice or the passage of time or both, would constitute a default hereunder, (iii) that, except as otherwise specified, Landlord has no knowledge of any claim against Guarantor arising out of or in any way related to this Guaranty, for the Guaranteed Obligations or otherwise, and (iv) as to such other matters as Guarantor may reasonably request.
Section 2.04. Acknowledgement of Transition Covenant. Guarantor covenants and agrees that it shall, and shall cause its Subsidiaries and Affiliates to, comply with the provisions of Section 5.3 of the Lease and perform any Transition Services that may be required from time to time under the terms of Section 13.2 of the Lease and any obligations of Tenant under Section 13.3 of the Lease, in each case as a primary and not secondary obligation and to the same extent as if Guarantor were the “Tenant” under the Lease. Guarantor acknowledges and agrees that, in accordance with the terms of Section 13.4 of the Lease, the rights of Landlord provided in Sections 5.3, 13.2 and 13.3 of the Lease may be exercised directly by Landlord’s Lender as a Superior Party, and Guarantor agrees accordingly that Landlord’s Lender shall be entitled to act on behalf of Landlord in enforcing any right, exercising any option or giving any notices or directions under Sections 5.3, 13.2 and 13.3 of the Lease and any corresponding obligation of Guarantor under this Guaranty (including this Section 2.04). Each of Landlord and Tenant agree that Guarantor shall be entitled to rely on any and all communications or acts of Landlord’s Lender, or of any party claiming to be Landlord’s Lender’s agent or representative (but shall not be required to rely if Tenant, Guarantor or any of their respective Affiliates questions in good faith the authority of the Person claiming to be the agent or representative of Landlord’s Lender), with respect to the exercise of any such rights or the giving of any such notice or direction, without the necessity of making any inquiry as to the authority of such Person with respect to such matter and notwithstanding any conflicting instructions from Landlord, and Landlord shall hold Guarantor and its Affiliates harmless for any damages suffered by Guarantor or any such Affiliate incurred because of such reliance by Guarantor or its Affiliates.
Section 2.05. Amendments/Assignments Not Effective. By execution of this Guaranty, Landlord and Tenant hereby affirm and agree that no amendment to or assignment of the Lease shall be effective unless Guarantor shall have affirmed in writing that this Guaranty continues in full force and effect notwithstanding such amendment or assignment.

ARTICLE III
EVENTS OF DEFAULT
Section 3.01. Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" under this Guaranty:
(a) a failure by Guarantor to pay when due any Monetary Obligation required to be paid by Guarantor pursuant to the terms of this Guaranty;
(b) a failure by Guarantor duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Section 3.01;
(c) any representation or warranty made by Guarantor herein proves to be untrue or incorrect when made, in any material respect;
(d) Guarantor shall (i) voluntarily be adjudicated a bankrupt or insolvent, (ii) seek or consent to the appointment of a receiver for itself or its assets, (iii) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (iv) make a general assignment for the benefit of creditors, or (v) be unable to pay its debts as they mature;
(e) a court shall enter an order, judgment or decree appointing, without the consent of Guarantor, a receiver or trustee for it or approving a petition filed against Guarantor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered; or
(f) Guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution.
ARTICLE IV
MISCELLANEOUS
Section 4.01. Further Assurances. From time to time upon the request of Landlord, Guarantor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents necessary for the continuing effectiveness of this Guaranty. In no event shall Guarantor be required to execute any such instrument or document which would modify, amend or change any term or provision hereof.
Section 4.02. Amendments, Waivers, Etc. This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.
Section 4.03. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Landlord in exercising any right, power or privilege under this Guaranty or the Lease shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Landlord under this Guaranty are cumulative and not exclusive of any rights or remedies which Landlord would otherwise have under the Lease, at law or in equity.

Section 4.04. Notices. All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Guaranty shall be in writing unless otherwise expressly permitted hereunder and shall be sent by (a) first-class or first-class express mail, (b) national overnight courier (e.g., Federal Express, UPS), or (c) for notices other than notices of the occurrence of an Event of Default or the request for payments of the Guaranteed Obligations only, facsimile with confirmation of receipt, in all cases with charges prepaid, and any such properly given notice shall be effective when received or when delivery is refused. All notices shall be sent to the applicable party addressed, if to Landlord, at the address set forth in the Lease with copies thereof to the parties designated to receive copies of notices to Landlord under the Lease, and, if to Guarantor, to the following parties:
Guarantor:        OSI Restaurant Partners, LLC
2202 North West Shore Boulevard, 5th Floor
Tampa, FL 33607
Attention: Chief Financial Officer
Telecopy No.: (813) 282-9195
Telephone No.: (813) 282-1225

With a copy to:     Bain Capital Partners, LLC
John Hancock Tower
200 Clarendon Street
Boston, MA 02116
Attention: Dave Humphrey
Telecopy No.: (617) 652-3112
Telephone No.: (617) 516-2112

With a copy to:    Sullivan & Cromwell LLP
125 Broad Street
New York, N.Y. 10004-2498
Attention: Arthur Adler, Esq.
Telecopy No.: (212) 291-9001
Telephone No.: (212) 558-3960

With a copy to:    Ropes & Gray LLP
Prudential Tower
                800 Boylston Street
                Boston, MA 02199-3600
Attention: Richard E. Gordet, Esq.
Telecopy No.: (617) 951-7050
Telephone No.: (617) 951-7491
or in accordance with the last unrevoked written direction from such party to the other party.
Section 4.05. Expenses. Guarantor agrees to pay or cause to be paid and to save Landlord harmless against liability for the payment of all reasonable out-of-pocket expenses, including fees and expenses of counsel for Landlord, incurred by Landlord from time to time arising in connection with Landlord's enforcement or preservation of rights under this Guaranty, including but not limited to, such expenses as may be incurred by Landlord in connection with any default by Guarantor of any of its obligations hereunder. Such obligation of Guarantor to indemnify Landlord shall survive the payment and performance in full of the Guaranteed Obligations.

Section 4.06. Severability. If any term or provision of this Guaranty or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.
Section 4.07. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
Section 4.08. Governing Law.
(a) This Guaranty shall be construed in accordance with, and this Guaranty and all matters arising out of or relating to this Guaranty shall be governed by, the law of the State of New York without regard to conflicts of law principles.
(b) The parties hereto each hereby consent to the exclusive jurisdiction of any state or federal court located within the County of New York, State of New York, and each irrevocably agrees that all actions or proceedings arising out of or relating to this Guaranty shall be litigated in such courts. The parties hereto each accepts, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non‑conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty.
(a)(c) EACH OF THE PARTIES HERETO, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS GUARANTY.
(c) Guarantor acknowledges that the provisions of this Section 4.08 are a material inducement to Landlord’s accepting this Guaranty and entering into the Lease.
Section 4.09. Successors and Assigns. This Guaranty shall bind Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns.
Section 4.10. Incorporation of Recitals. The recitals set forth in the WHEREAS clauses of this Guaranty are hereby specifically incorporated into the operative terms of this Guaranty as if fully set forth in the body of this Guaranty.
Section 4.11. Rights of Landlord’s Lender. Guarantor acknowledges that if the rights of Landlord under this Guaranty are assigned to Landlord’s Lender, Landlord’s Lender shall have all of the rights and benefits of Landlord hereunder; provided, however, in no event shall Guarantor be liable to Landlord’s Lender or Landlord for any payment or performance of any Guaranteed Obligation by Guarantor to the other (i.e., if Guarantor pays or performs a Guaranteed Obligation in accordance with the terms of this Guaranty to either Landlord or Landlord’s Lender, Guarantor shall not retain the obligation to pay or perform the same Guaranteed Obligation thereafter to the other such party).
Section 4.12. Termination of Original Guaranty. The parties hereto agree that, upon execution and delivery of this Guaranty, the Original Guaranty shall be superseded in its entirety by this Guaranty and be of no further force and effect and Guarantor shall not have any obligation or liability thereunder.
[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first above written.

OSI RESTAURANT PARTNERS, LLC,
a Delaware limited liability company

By:
Name:
Title:

Acceptance

NEW PRIVATE RESTAURANT PROPERTIES, LLC, a Delaware limited liability company, hereby accepts this Guaranty and agrees to the terms hereof.

NEW PRIVATE RESTAURANT PROPERTIES, LLC,
a Delaware limited liability company

By:
Name:
Title:

For purposes of Sections 2.04 and 2.05 hereof only, PRIVATE RESTAURANT MASTER LESSEE, LLC, a Delaware limited liability company, hereby accepts this Guaranty and agrees to the terms hereof.

PRIVATE RESTAURANT MASTER LESSEE, LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT C
FORM OF REMOVAL AMENDMENT
CONFIRMATORY LEASE AMENDMENT FOR REMOVED PROPERTY
This Confirmatory Lease Amendment for Removed Property (this “Amendment”), dated ___________, is entered into between NEW PRIVATE RESTAURANT PROPERTIES, LLC (“Landlord”) and PRIVATE RESTAURANT MASTER LESSEE, LLC (“Tenant”) and shall be effective as of _______ (the “Property Removal Date”).
RECITALS:
WHEREAS, Landlord and Tenant have entered into that certain Amended and Restated Master Lease Agreement dated as of March 27, 2012 [ADD amendments if/as necessary] ([as so amended,)] the “Lease”), pursuant to which Landlord leases to Tenant certain parcels of real property (the “Leased Property”); and

WHEREAS, Landlord and Tenant have terminated and released the Lease as to that certain Leased Property listed on Schedule 1 to this Amendment (the “Removed Property”), and wish to amend the Lease to confirm such termination and release.
AGREEMENT:
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms defined in the Lease that are used but not defined herein are used herein as so defined in the Lease.

2.	Removed Property.

(a)
In accordance with Section 1.8 of the Lease, effective as of the Property Removal Date, Landlord and Tenant have terminated and released the Removed Property from the Lease, and Landlord and Tenant have separated and removed the Removed Property from the Leased Property as of the Property Removal Date.

(b)	The Base Rent under the Lease has been reduced by $________, such that from and after the Property Removal Date the Base Rent due under the Lease is $________.

(c)
The amount of Additional Charges due under the Lease has been reduced by $________, such that from and after the Property Removal Date the amount of Additional Charges due under the Lease is $________.

3.	Amendments. The Lease is amended, effective as of the Property Removal Date, to:

(a)
delete and eliminate the Removed Property from the Lease and all obligations of Tenant thereunder with respect thereto (except for any such obligations that expressly survive the termination of the Lease);

(b)	exclude the Removed Property from the definition of Leased Property;

(c)	reduce the Base Rent and Additional Charges per Sections 2(b)-(c) hereof; and

(d)	remove the information relevant to such Removed Property from each of the other schedules and exhibits to the Lease.

4.
Continuing Obligations. With respect to the Removed Property, the terms of Sections 2 and 3 above shall not limit the liability of Tenant for any obligations owed by Tenant to Landlord on account of such termination and release of the Removed Property for events occurring prior to the Property Removal Date. Notwithstanding the foregoing, the parties hereto acknowledge that all sums payable by Tenant under the Lease with respect to the Removed Property, including the Rent, have been prorated through and including the Property Removal Date and such amounts have been paid by Tenant as of the Property Removal Date, in full and complete satisfaction of all monetary obligations owed by Tenant under the Lease with respect to the Removed Property.

5.	Confirmation. Except as amended hereby, the Lease remains unmodified. As amended hereby, the Lease is hereby ratified and confirmed and continues in full force and effect.

6.	Counterparts. This Amendment may be executed in one or more counterparts each of which shall constitute an original but all of which, taken together, shall constitute one instrument.
[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

LANDLORD:

NEW PRIVATE RESTAURANT PROPERTIES, LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

PRIVATE RESTAURANT MASTER LESSEE, LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT D
FORM OF NON-DISTURBANCE AGREEMENT
FORM OF SUBORDINATION,
NON-DISTURBANCE AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NON-DISTURBANCE AGREEMENT (this “Agreement”) is made as of this __ day of ____ 201_, between GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, 10th Floor, New York, New York 10005 and BANK OF AMERICA, N.A., a national banking association, having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255 (together with each of their respective successors and assigns, “Lender”), and __________, a _________________, having an address at _________________ (“Tenant”).
RECITALS:
WHEREAS, Lender has made a loan (the “Loan”) to New Private Restaurant Properties, LLC, a Delaware limited liability, having an address at 2202 North WestShore Boulevard, Suite 470C, Tampa, Florida (together with its successors or assigns, “Borrower” or “Master Lessor”), which loan is secured by, inter alia, that certain [Mortgage, Deed to Secure Debt and/or Deed of Trust with Security Agreement, Financing Statement, Fixture Filing and Assignment of Master Lease, Subleases, Rents and Security Deposits (Multistate Form)] (which mortgage or deed of trust, and all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders and consolidations thereof and all re-advances thereunder and additions thereto, is referred to as the “Security Instrument”) recorded in _________ in Reel _____, Page ___ [ADD RECORDING DATA FOR SECURITY INSTRUMENT], on the property described in Schedule “A” annexed hereto and made a part hereof (the “Property”); and
WHEREAS, Borrower and Private Restaurant Master Lessee, LLC, a Delaware limited liability company (“Master Lessee”) have entered into that certain Amended and Restated Master Lease Agreement dated as of ____________, 2012 (the “Master Lease”) [, a memorandum of which Master Lease was recorded in ________ in Reel _____, Page _____] [ADD RECORDING DATA FOR MEMO IF APPLICABLE], pursuant to which Master Lessee leases, inter alia, all or a portion of the Property; and
WHEREAS, Master Lessee and __________________ [INSERT CONCEPT SUBSIDIARY] (“Landlord”) have entered into that certain Sublease effective June 14, 2007, as amended by that certain _____________________ dated as of ______________, 2012 (as so amended, the “Concept Sublease”) [, a memorandum of which Concept Sublease was recorded in ___________in Reel ________, Page __/is being recorded immediately prior hereto/contemporaneously herewith] [ADD RECORDING DATA FOR MEMO, IF APPLICABLE], pursuant to which Landlord subleases, inter alia, a portion of the Property; and
WHEREAS, by _____________________ [INSERT TITLE OF LEASE] (the “Lease”) dated _______, 201_ between Landlord and Tenant, as tenant, [a memorandum of which Lease was recorded in ___________in Reel ________, Page __/is being recorded immediately prior hereto/contemporaneously herewith] [ADD RECORDING DATA FOR MEMO, IF APPLICABLE], Landlord has sub-subleased to Tenant certain premises located in ____________ as more particularly described in the Lease (the “Premises”), such Premises comprising all or a portion of the Property; and
WHEREAS, Lender and Tenant desire to confirm their understanding and agreement with respect to the Lease and the Security Instrument.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:
1. The Lease, and all of the terms, covenants, provisions and conditions thereof (including, without limitation, any right of first refusal, right of first offer, option or any similar right with respect to the sale or purchase of the Premises, or any portion thereof) is, shall be and shall at all times remain and continue to be subject and subordinate in all respects to the lien, terms, covenants, provisions and conditions of the Master Lease and the Security Instrument and to all advances and re-advances made thereunder and all sums secured thereby. This provision shall be self‑operative but Tenant shall execute and deliver any additional instruments which Lender may reasonably require to effect such subordination.
2. So long as (i) Tenant is not in default (after the giving of any notice required to be given under the Lease and beyond any period given in the Lease to Tenant to cure such default) in the payment of rent, percentage rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Tenant’s part to be performed or observed, (ii) Tenant is not in default under this Agreement (after the giving of any notice required to be given under this Agreement and beyond any period given in this Agreement to Tenant to cure such default) and (iii) the Lease is in full force and effect: (a) Tenant’s possession of the Premises and Tenant’s leasehold interest, rights and privileges under the Lease, including any extensions or renewals thereof which may be effected in accordance with any option therefor which is contained in the Lease, shall not be diminished or interfered with by Lender, and Tenant’s occupancy of the Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof, and (b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would cut-off, destroy, terminate or extinguish the Lease or Tenant’s interest and estate under the Lease (except to the extent required so that Tenant’s right to receive or set-off any monies or obligations owed or to be performed by any of Lender’s predecessors-in-interest shall not be enforceable thereafter against Lender or any of Lender’s successors-in-interest). Notwithstanding the foregoing provisions of this Paragraph 2, if it would be procedurally disadvantageous for Lender not to name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument, Lender may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement
3. (A)After notice is given by Lender that the Security Instrument is in default and that the rentals under the Lease should be paid to Lender (“Direct Payment Notice”), Tenant will attorn to Lender and pay to Lender, or pay in accordance with the directions of Lender, all rentals and other monies due and to become due to Landlord under the Lease or otherwise in respect of the Premises. Such payments shall be made regardless of any right of set-off, counterclaim or other defense which Tenant may have against Landlord, whether as the tenant under the Lease or otherwise. Landlord hereby irrevocably directs Tenant to comply with any Direct Payment Notice regardless of any contrary direction, instruction or assertion by Landlord. Tenant shall be entitled to full credit under the Lease for any rentals paid to Lender pursuant to a Direct Payment Notice to the same extent as if such rent was paid directly to Landlord.
(B) In addition, if Lender (or its nominee or designee) shall succeed to the rights of Master Lessor under the Master Lease and/or Landlord under the Lease, whether through possession or foreclosure action, delivery of a deed or otherwise (including after a default under the Master Lease), or another person purchases the Property or the portion thereof containing the Premises upon or following foreclosure of the Security Instrument or in connection with any bankruptcy case commenced by or against Landlord or Master Lessor, then at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, and their respective successors and assigns, each being a “Successor-

Landlord”), Tenant shall attorn to and recognize Successor-Landlord as Tenant’s landlord under the Lease and shall promptly execute and deliver any instrument that Successor-Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease. If the Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Landlord or Master Lessor or a foreclosure action or proceeding or delivery of a deed in lieu or any other event or circumstance resulting in the termination of the Master Lease, upon request of Successor-Landlord, Tenant shall promptly execute and deliver a direct lease with Successor-Landlord which direct lease shall be on substantially the same terms and conditions as the Lease (subject, however, to the provisions of clauses (i)-(v) of this Paragraph 3(B)) and shall be effective as of the day the Lease shall have terminated as aforesaid. Notwithstanding the continuation of the Lease, the attornment of Tenant thereunder or the execution of a direct lease between Successor-Landlord and Tenant as aforesaid, Successor-Landlord shall not:

(i)	be liable for any previous act or omission of Landlord under the Lease;

(ii)	be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Tenant against Landlord;

(iii)
be bound by any modification of the Lease or by any previous prepayment of rent or additional rent made more than one (1) month prior to the date same was due which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender;

(iv)	be liable for any security deposited under the Lease unless such security has been physically delivered to Lender or Successor-Landlord; and

(v)
be liable or obligated to comply with or fulfill any of the obligations of Landlord under the Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on or above the Premises (or any portion thereof), leasehold improvements, tenant work letters and/or similar items.

4. Tenant agrees that without the prior written consent of Lender (to the extent Lender’s consent is required under the terms of the Master Lease), it shall not (a) amend, modify (in any material respects), terminate or cancel the Lease or any extensions or renewals thereof, (b) tender a surrender of the Lease, (c) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof, or (d) except to the extent required by the terms of the Lease, subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument. Any such purported action without such consent shall be void as against the holder of the Security Instrument.
5. (A)Tenant shall promptly notify Lender of any default by Landlord under the Lease and of any act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease or to claim a partial or total eviction.
(B) In the event of a default by Landlord under the Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease, to claim a partial or total eviction, or entitle Tenant to an offset against rent under the Lease, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease, Tenant shall not exercise such right (i) until Tenant has given written notice of such default, act or omission to Lender and (ii) unless Lender has failed, within sixty (60) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such sixty (60) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Tenant written notice of its intention to and shall commence and continue to, remedy such default, act or omission. If Lender cannot reasonably remedy a default, act or omission of Landlord until after Lender obtains possession of the Premises, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Lender secures possession of the Premises. To the extent Lender incurs any expenses or other costs in curing or remedying such default, act or omission, including, without limitation, attorneys’ fees and disbursements, Lender shall be subrogated to Tenant’s rights against Landlord.
(C) Notwithstanding the foregoing, Lender shall have no obligation hereunder to remedy such default, act or omission.
6. To the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Lender.
7. Upon and during the continuance of a default under the Master Lease and/or the Security Instrument, which is not cured after any applicable notice and/or cure periods, Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Lender were named therein as Landlord.
8. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor-Landlord shall acquire title to the Property or the portion thereof containing the Premises, Successor-Landlord shall have no obligation, nor incur any liability, beyond Successor-Landlord’s then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor-Landlord in the Property for the payment and discharge of any obligations imposed upon Successor-Landlord hereunder or under the Lease, and Successor-Landlord is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor-Landlord, Tenant shall look solely to the estate or interest owned by Successor-Landlord in the Property (including, without limitation, the rents, issues and profits therefrom), and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor-Landlord.
9. [Intentionally Omitted]
10. If the Lease provides that Tenant is entitled to expansion space, Successor-Landlord shall have no obligation nor any liability for failure to provide such expansion space if a prior landlord (including, without limitation, Landlord), by reason of a lease or leases entered into by such prior landlord with other tenants of the Property, has precluded the availability of such expansion space.
11. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement,

the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.
12. (A)Tenant acknowledges and agrees that this Agreement satisfies and complies in all respects with the provisions of Article __ of the Lease and that this Agreement supersedes (but only to the extent inconsistent with) the provisions of such Article and any other provision of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Security Instrument.
(B) Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any lender which shall succeed Lender as lender with respect to the Property, or any portion thereof, provided such agreement is substantially similar to this Agreement.
13. (A)Any notice required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Lender, and any right to Tenant dependent upon notice shall take effect only after notice is so given. Performance by Lender shall satisfy any conditions of the Lease requiring performance by Landlord, and Lender shall have a reasonable time to complete such performance as provided in Paragraph 5 hereof.
(B) All notices or other communications required or permitted to be given to Tenant or to Lender pursuant to the provisions of this Agreement shall be in writing and shall be deemed given only if mailed by United States registered mail, postage prepaid, or if sent by nationally recognized overnight delivery service (such as Federal Express or United States Postal Service Express Mail), addressed as follows: to Tenant, at the address first set forth above, Attention: ________________; to Lender, at the address first set forth above, Attention:  ______________ and General Counsel; or to such other address or number as such party may hereafter designate by notice delivered in accordance herewith. All such notices shall be deemed given three (3) business days after delivery to the United States Post office registry clerk if given by registered mail, or on the next business day after delivery to an overnight delivery courier.
14. This Agreement may be modified only by an agreement in writing signed by the parties hereto, or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns. The term “Lender” shall mean the then holder of the Security Instrument. The term “Landlord” shall mean the then holder of the landlord’s interest in the Lease. The term “person” shall mean an individual, joint venture, corporation, partnership, trust, limited liability company, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement and to any amendments or modifications to the Lease (provided that Lender shall not be bound by any such amendment or modification if Lender’s consent thereto is required under the Master Lease and such consent of Lender has not been obtained). Any inconsistency between the Lease and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement.
15. Tenant hereby represents to Lender as follows:
(A) The Lease is in full force and effect and has not been further amended.
(B) There has been no assignment of the Lease or subletting of any portion of the Premises demised under the Lease.
(C) There are no oral or written agreements or understandings between Landlord and Tenant relating to the Premises demised under the Lease or the Lease transaction except as set forth in the Lease and this Agreement.
(D) The execution of the Lease was duly authorized and the Lease is in full force and effect and to the best of Tenant’s knowledge there exists no default (beyond any applicable grace period) on the part of either Tenant or Landlord under the Lease.
(E) There has not been filed by or against nor to the best of the knowledge and belief of Tenant is there threatened against Tenant, any petition under the bankruptcy laws of the United States.
(F) To the best of Tenant’s knowledge, there has not been any assignment, hypothecation or pledge of the Lease or rents accruing under the Lease by Landlord, other than pursuant to the terms of the Lease and the Security Instrument.
16. Whenever, from time to time, reasonably requested by Lender (but not more than three (3) times during any calendar year), Tenant shall execute and deliver to or at the direction of Lender, and without charge to Lender, one or more written certifications, in a form acceptable to Tenant, of all of the matters set forth in Paragraph 15 above, and any other information the Lender may reasonably require to confirm the current status of the Lease.
17. BOTH TENANT AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[TENANT]

By:
Name:
Title:

GERMAN AMERICAN CAPITAL CORPORATION,
a Maryland corporation

By:
Name:
Title:

By:
Name:
Title:

BANK OF AMERICA, N.A., a national
banking association

By:
Name:
Title:

AGREED AND CONSENTED TO: LANDLORD:

[LANDLORD]

By:____________________________
Name:
Title:

EXHIBIT E
MASTER LEASE SNDA
[Attached]

SCHEDULE 1.2
OUTPARCELS AND LEASABLE BUILDING PADS
1. Outparcels*

Store Number	Address	Sq. Footage/ Acreage Available	Diagram of Outparcel
3122	901 Route 73 Evesham Township, NJ 08053	19,900 Square Feet +/-	See Diagram 1
3217	2625 West Craig Road North Las Vegas, NV 89032	0.88 Acres +/-	See Diagram 2

2. Leasable Building Pads*

Store Number	Address	Sq. Footage/ Acreage Available	Diagram of Building Pad
3002	4342 West Boy Scout Boulevard Tampa, FL 33607	12,730 Sq. Ft. +/-	See Diagram 3
3464**	223 Wintergreen Dr Lumberton, NC 28358	1.3 Acres +/-	See Diagram 4
5502	9770 Crosspoint Boulevard Fisher, IN 46256	8,790 Sq. Ft. +/-	See Diagram 5
5506	8301 Eagle Lake Drive Evansville, IN 47715	6,930 Sq. Ft. +/-	See Diagram 6

*To the best of Tenant’s knowledge, the Outparcels are capable of being subdivided from the Leased Properties on which they are located and the Leasable Building Pads are not capable of being subdivided from the Leased Property on which they are located. In the event that it is later determined by Tenant as set forth in the Officer’s Certificate of Tenant that (i) any Outparcel is not capable of being subdivided from the Leased Property on which it is located, it will be treated as a Leasable Building Pad or (ii) any Leasable Building Pad is capable of being subdivided from the Leased Property on which it is located, it will be treated as an Outparcel.

**Tenant believes it may be possible to create a Condominium on the site and then sell the pad site as a Condominium.

SCHEDULE 1.3
“GO DARK” PURCHASE OPTION PROPERTIES

Store Number	Address	Name of Document and Nature of Purchase Rights
1133	11196 Abercorn Expressway Savannah, GA 31419
Reciprocal Easement and Operation Agreement, dated as of April 15, 1994: The option holder has a right to purchase the related Leased Property on the terms and conditions of a bona fide offer that the owner of such Leased Property desires to accept, excepting an offer that contains a binding provision whereby the prospective purchaser will initially open and operate a restaurant on such Leased Property.

1412	216 East Golf Road Schaumburg, IL 60173
Reciprocal Easement Agreement, dated as of March 15, 1994: The option holder has a right to purchase the related Leased Property on the same terms and conditions as a bona fide offer that the owner of such Leased Property has received and desires to accept.

1418	6007 E. State Street Rockford, IL 61108
Covenants, Conditions and Restrictions Agreement, dated as of October 9, 1996: The option holder has a right of first refusal over any sale, lease, assignment, transfer, lien, pledge, encumbrance, alienation or conveyance (or agreement to do any of the foregoing) of the related Leased Property, or any portion thereof or interest therein, whether directly, indirectly, by operation of law or otherwise (excepting affiliate transfer, any mortgage or sale/leaseback for financing purposes, or a sale to a third party acquiring one or more additional restaurants of such owner) on the same terms and conditions as contained in a bona fide third party written offer proposed to be accepted by the owner of such Leased Property.

1418	6007 E. State Street Rockford, IL 61108
Covenants, Conditions and Restrictions Agreement, dated as of October 9, 1996: The option holder has a right to purchase the related Property for a fair market value purchase price (determined in accordance with such Operating Agreement) if it “goes dark” (i.e., is vacated and no regular business is being conducted) for 120 or more consecutive days, other than for reasons beyond the control of the owner, including force majeure or closing due to alteration, remodeling or renovations.

1522	3401 N. Granville Ave. Muncie, IN 47303
Covenants, Conditions and Restrictions Agreement, dated as of April 29, 1997: The Option Holder has a right of first refusal over any sale, lease, assignment, transfer, lien, pledge, encumbrance, alienation or conveyance (or agreement to do any of the foregoing) of the related Property, or any portion thereof or interest therein, whether directly, indirectly, by operation of law or otherwise (excepting affiliate transfer, any mortgage or sale/leaseback for financing purposes, or a sale to a third party acquiring one or more additional restaurants of such owner) on the same terms and conditions as contained in a bona fide third party written offer accepted by the owner of such Property.

1522	3401 N. Granville Ave. Muncie, IN 47303
Covenants, Conditions and Restrictions Agreement, dated as of April 29, 1997: The option holder has a right to purchase the related Property for a fair market value purchase price (determined in accordance with such Operating Agreement) if it “goes dark” (i.e., is vacated and no regular business is being conducted) for 120 or more consecutive days, other than for reasons beyond the control of the owner, including force majeure or closing due to alteration, remodeling or renovations.

1813	6520 Signature Drive Louisville, KY 40213
Corporate Warranty Deed, dated November 22, 1994: The option holder has a right to purchase the related Leased Property at the price and on the terms equivalent to or better than the terms stated in a fully executed contract for a bona fide sale of such Leased Property to an unrelated third party.

1851	3260 Scottsville Rd. Bowling Green, KY 42104
Easement and Restriction Agreement, September 4, 1997: The option holder has a right to purchase the related Leased Property at the price and on the substantive and economic terms and conditions specified in an offer that the owner of such Leased Property has received and desires to accept (excepting a transfer to an affiliate of Outback Steakhouse, Inc. or a sale to a third party of three or more restaurants).

1851	3260 Scottsville Rd. Bowling Green, KY 42104
Easement and Restriction Agreement, September 4, 1997: The Option Holder has a right to purchase the related Property for a fair market value purchase price (determined in accordance with the related Option Agreement) if the restaurant fails to operate (i.e., does not serve meals to the general public for a price) a sit-down restaurant on such Property for more than 120 consecutive days, other than for remodeling, implementing renovations or reconstructing due to casualty, so long as the owner is diligently pursuing and effecting such remodeling, renovation or reconstruction.

2320	1515 W. 14 Mile Road Madison Heights, MI 48071
Covenant Deed, dated September 11, 1995: The option holder has a right to purchase the related Leased Property on the same terms and conditions as a third party offer that the owner of such Property desires to accept (excepting a transfer to an affiliate of Outback Steakhouse of Florida, Inc., a franchisee of Outback Steakhouse Florida, Inc. or Outback Steakhouse, Inc., or a purchaser contemporaneously acquiring one or more additional restaurants of the current property owner).

2320	1515 W. 14 Mile Road Madison Heights, MI 48071
Covenant Deed, dated September 11, 1995: The option holder has a right to purchase the related Leased Property for a fair market value purchase price (determined in accordance with such Operating Agreement) if the building is deemed “closed” (i.e., if less than 3,000 square feet of the building is being operated as an Outback Steakhouse restaurant as same or typically operated in the Midwestern United States or for another permitted use) for 270 consecutive days, except in the event of a casualty or condemnation so long as the owner is diligently pursuing rebuilding or reopening.

2420	4255 Haines Road Hermantown, MN 55811
Warranty Deed, dated September 23, 2005: The option holder has a right to purchase the related Leased Property for a fair market value purchase price (determined in accordance with such Operating Agreement) if the owner determines that it is going to sell such Leased Property to a third party unaffiliated purchaser (excepting a sale as part of a sale and leaseback transaction).

3110	230 Lake Drive East Cherry Hill, NJ 08002
Repurchase Agreement, dated as November 30, 1992: The option holder has a right to purchase the related Leased Property on terms no less favorable than those of a bona fide offer from a third party to acquire its interest in such Leased Property, or any portion thereof, that the owner of such Leased Property has received and wishes to accept (excepting transfer to an affiliate of Outback Steakhouse of Florida, Inc., a franchisee of Outback Steakhouse of Florida, Inc. or a third party purchaser contemporaneously acquiring one or more additional restaurant facilities of the “Outback Steakhouse” chain).

4405	12507 West IH-10 San Antonio, TX 78230
Special Warranty Deed, dated July 19, 1994: The option holder has a right to purchase the related Leased Property upon the terms of the owner’s third party sale in the event the owner elects to sell such Leased Property (excepting an affiliate transfer or sale of such Leased Property together with one or more other locations owned by the owner or its affiliates).

4423	12511 West IH-10 San Antonio, TX 78230
Special Warranty Deed, dated July 19, 1994: The option holder has a right to purchase the related Leased Property upon the terms of the owner’s third party sale in the event the owner elects to sell such Leased Property (excepting an affiliate transfer or sale of such Leased Property together with one or more other locations owned by the owner or its affiliates).

4429	4205 South IH-35 San Marcos, TX 78666
Agreement of Repurchase and Right of First Refusal, dated March 30, 1998: The option holder has a right of refusal over any sale, transfer, lease for a period in excess of 35 years or other conveyance of the related Leased Property, including any portion thereof or interest therein, for the price and on the terms and conditions of a bona fide offer from an unrelated third party that the owner of such Leased Property received and desires to accept (excepting a transfer to an affiliate of Outback Steakhouse of Florida, Inc. that expressly assumes the obligations of owner under such Operating Agreement, a bona fide mortgage or bona fide sale leaseback transaction for financing purposes, as part of a package sale of six or more stores to an unaffiliated third party, or as part of a sale of substantially all of the assets used in connection with the operation of one or more other Outback Steakhouse restaurants).

4429	4205 South IH-35 San Marcos, TX 78666
Agreement of Repurchase and Right of First Refusal, dated March 30, 1998: The option holder has a right to purchase the related Property for a fair market price (determined in accordance with such Operating Agreement) if the improvements on such Leased Property are abandoned or permanently closed or the owner fails to use the improvements for a restaurant or other use compatible with the associated shopping center for more than 30 consecutive days, unless due to fire or other casualty or condemnation, temporary closure not longer than 180 days due to expansion, alteration or remodeling, or a change in the occupancy of such Leased Property.

4910	790 Foxcroft Avenue Martinsburg, WV 25401
Right of First Refusal, dated as of January 25, 1994: If the owner proposes to lease, sell or otherwise use or operate the related Leased Property as a supermarket under the name of “County Market”, the option holder has a right to lease, purchase or otherwise use or operate such Property on the same terms and conditions set forth in such Operating Agreement.

6007	60 Palmetto Avenue Merritt Island, FL 32953
Indenture, dated July 22, 1957: The option holder has a right to purchase or lease the related Leased Property on the terms and conditions set forth in a bona fide written offer to purchase or lease such Leased Property or a portion thereof (excepting an offer received from the franchisor).

4801	40 Geoffrey Drive Newark, DE 19713
Lease, effective June 14, 2007: The tenant has an option to purchase the related Leased Property for a purchase price equal to the fair market value of such Leased Property (as determined in accordance with such lease) upon the earlier to occur of the (x) expiration of the initial term of such lease or (y) sale of the related Leased Property by the landlord.

5501	4670 Southport Crossing Drive Indianapolis, IN 43237
Lease, effective June 14, 2007: The tenant has an option to purchase the related Leased Property for a purchase price equal to the fair market value of such Leased Property (as determined in accordance with such lease) upon the earlier to occur of the (x) expiration of the initial term of such lease or (y) sale of the related Leased Property by the landlord.

5502	9770 Crosspoint Boulevard Fisher, IN 46256
Lease, effective June 14, 2007: The tenant has an option to purchase the related Leased Property for a purchase price equal to the fair market value of such Leased Property (as determined in accordance with such lease) upon the earlier to occur of the (x) expiration of the initial term of such lease or (y) sale of the related Leased Property by the landlord.

5505	3830 S US Highway 41 Terre Haute, IN 47802
Lease, effective June 14, 2007: The tenant has an option to purchase the related Leased Property for a purchase price equal to the fair market value of such Leased Property (as determined in accordance with such lease) upon the earlier to occur of the (x) expiration of the initial term of such lease or (y) sale of the related Leased Property by the landlord.

5506	8301 Eagle Lake Drive Evansville, IN 47715
Lease, effective June 14, 2007: The tenant has an option to purchase the related Leased Property for a purchase price equal to the fair market value of such Leased Property (as determined in accordance with such lease) upon the earlier to occur of the (x) expiration of the initial term of such lease or (y) sale of the related Leased Property by the landlord.

6302	13905 Lakeside Circle Sterling Heights, MI 48313
Lease, effective June 14, 2007: The tenant has an option to purchase the related Leased Property for a purchase price equal to the fair market value of such Leased Property (as determined in accordance with such lease) upon the earlier to occur of the (x) expiration of the initial term of such lease or (y) sale of the related Leased Property by the landlord.

8302	13905 Lakeside Circle Sterling Heights, MI 48313
Lease, effective June 14, 2007: The tenant has an option to purchase the related Leased Property for a purchase price equal to the fair market value of such Leased Property (as determined in accordance with such lease) upon the earlier to occur of the (x) expiration of the initial term of such lease or (y) sale of the related Leased Property by the landlord.

8705	1101 Seminole Trail Charlottesville, VA 22901
Lease, effective June 14, 2007: The tenant has an option to purchase the related Leased Property for a purchase price equal to the fair market value of such Leased Property (as determined in accordance with such lease) upon the earlier to occur of the (x) expiration of the initial term of such lease or (y) sale of the related Leased Property by the landlord.

SCHEDULE 2A
LANDLORD’S LOAN DOCUMENTS
Each of the following is dated as of the date hereof and includes all amendments, amendments and restatements, modifications or supplements made thereto from time to time:

•	Loan and Security Agreement, between Landlord and Landlord’s Lender

•	Note, made by Landlord, as maker, in favor of Landlord’s Lender, as payee, in the principal amount of $324,800,000

•
Mortgages, Deeds to Secure Debt and/or Deeds of Trust, with Security Agreement, Financing Statement, Fixture Filing and Assignment of Master Lease, Subleases, Rents and Security Deposits (and/or those certain first priority Mortgages with respect to Leased Properties located in Michigan), each executed and delivered by Landlord to Landlord’s Lender (or to a trustee for the benefit of Landlord’s Lender, as applicable)

•	Assignments of Master Lease, Subleases, Rents and Security Deposits, each dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee

•	Environmental Indemnities, one executed by PropCo, one executed by HoldCo and one executed by Guarantor and Tenant, and each in favor of Landlord’s Lender, and any Replacement Indemnity

•	Master Lease SNDA

•	Guaranty of Recourse Obligations of Landlord, by HoldCo in favor of Landlord’s Lender

•	Asset Manager’s Consent and Subordination of Asset Management Agreement, among Landlord, Landlord’s Lender and OS Management, Inc., as asset manager

•
All other documents executed and/or delivered by Landlord, Tenant or HoldCo for the benefit of Landlord’s Lender in connection with Landlord’s Loan, including any opinion certificates or other certifications or representations delivered by or on behalf of Landlord or any Affiliate of Landlord for the benefit of Landlord’s Lender, but, for the avoidance of doubt, specifically excluding that certain Indemnification Certificate and Agreement made by Landlord for the benefit of German American Capital Corporation, Bank of America, N.A, Banc of America Merrill Lynch Large Loan, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.

SCHEDULE 2B
CERTAIN DEEMED AFFILIATES
Bonefish/Carolinas, Limited Partnership, a Florida limited partnership
Carrabba’s/Rocky Top, Limited Partnership, a Florida limited partnership
Carrabba’s Designated Partner, LLC, a Florida limited liability company
Carraba’s/DC-I, Limited Partnership, a Florida limited partnership
OSF/CIGI of Evesham Partnership, a Florida general partnership
Outback/Carrabba’s Partnership, a Florida general partnership
Outback Designated Partner, LLC, a Florida limited partnership
Outback/Carraba’s Partnership, a Florida general partnership
Outback/Stone-II, Limited Partnership, a Florida limited partnership
Outback/Fleming’s, LLC, a Florida limited liability company
Outback Kansas LLC, a Kansas limited liability company
OSF Oklahoma, Inc., a Florida corporation
Roy’s/Outback Joint Venture, a Florida joint venture

SCHEDULE 2C
CLASSIFICATION OF CERTAIN FIXTURES AND TRADE FIXTURES

Furniture and Fixtures - 7 Year Depreciation	Fixture Type
Water Filtration System	Fixture
Security System - Fire	Fixture
Security System - Burglar	Fixture
Parking Lot Lights	Fixture
Flood Lights	Fixture
Hurricane or Wood Shutters (not plastic ones)	Fixture
Front Door	Fixture
Rear Door	Fixture
Ceiling Tile & Grid	Fixture
Toilet Partitions and Screens	Fixture
Restroom Accessories {mirrors & doors)	Fixture
Electrical (can lights & vanity lanterns)	Fixture
Accessory Package (grab bars, etc.)	Fixture
HVAC new grills	Fixture
New Fixtures	Fixture
Auto Flush	Fixture
Sprinklers	Fixture
Awnings	Fixture
Flag poles	Fixture
Wainscoting	Fixture
Chain Link Fences	Fixture
Window Tinting	Fixture
Thermostat’s	Fixture
Sound System	Excluded Personal Property
Marlin Control Panel	Excluded Personal Property
Dry storage shelving	Excluded Personal Property
Plexiglass (Bar Partition)	Excluded Personal Property
Solid Surface Vanity w/under counter sinks	Excluded Personal Property
Millwork (Bars)	Excluded Personal Property
Signage	Excluded Personal Property
Neon Border & Neon Signs	Excluded Personal Property
Safe	Excluded Personal Property
Office Furniture	Excluded Personal Property
Phone System	Excluded Personal Property
Phone System Upgrades - equip & install	Excluded Personal Property
Stainless Fabrication/SS Paneling	Excluded Personal Property
Cocktail/Blender/Server Stations	Excluded Personal Property

Tin Bar Plating	Excluded Personal Property
Electric Heated Air Curtain	Excluded Personal Property
Blinds	Excluded Personal Property
Kitchen Exhaust System (Fans, curbs and Hoods)	Excluded Personal Property
Outdoor Patio Furniture	Excluded Personal Property

Furniture and Fixtures - 5 Year Depreciation	Entity
Carpet	Fixture
Domestic Water Heater	Fixture
Water Softeners	Fixture
Chairs – Dining	Excluded Personal Property
Barstools	Excluded Personal Property
Projector TV (All TVs)	Excluded Personal Property
VCR’s	Excluded Personal Property

Machinery and Equipment - 7 Year Depreciation	Fixture Type
HVAC Testing/HVAC System	Fixture
A/C Compressors	Fixture
Smallwares - Opening package	Excluded Personal Property
Equipment packages (bloom fryer GRD45, Chip Fryer GRD65, App Fryer GRD35, etc.)	Excluded Personal Property
Drink Machines	Excluded Personal Property
Cooler / Freezer	Excluded Personal Property
Beer System	Excluded Personal Property
Smoker	Excluded Personal Property
Alto Shaam	Excluded Personal Property
Chill Blaster	Excluded Personal Property
Tents for Special Events	Excluded Personal Property
Walk in Shelving	Excluded Personal Property
Treat Plate for walk in	Excluded Personal Property
Fry Filter	Excluded Personal Property
Event Trailers (and all accompanying supplies)	Excluded Personal Property
Dish Washer Motor	Excluded Personal Property
Booster Heaters	Excluded Personal Property
Grip Rock Mats	Excluded Personal Property
Make Up Air Blower or Exhaust	Excluded Personal Property
Grease Traps	Excluded Personal Property
Fry Reach-In (aka – Dual Temp Refrigerator #RFA-36-S7-HD)	Excluded Personal Property
Saute Reach-In (aka – counter top refrigerator #UR-27_SST)	Excluded Personal Property
Salad Spinner (aka – Vegetable Dryer or Greens Machine)	Excluded Personal Property
Salad Make-up unit (aka – Salad Prep Refrigerator)	Excluded Personal Property

Computer - 3 Year Depreciation	Fixture Type
Posi Touch System (including Posi training books)/RDS Workstations/Aloha System	Excluded Personal Property
Handscanner	Excluded Personal Property
Office Computer	Excluded Personal Property
2 Way Radio System	Excluded Personal Property
Host Alert System	Excluded Personal Property
Pager System & Pagers	Excluded Personal Property
Fax Machines	Excluded Personal Property

Building Leasehold - 20 Year Depreciation	Fixture Type
Construction Contract	Fixture
Owner Furnished, Contractor Installed	Fixture
Architects/Engineers	Fixture
Windows	Fixture
Building Permits & Licenses	Fixture
Utilities (prior to store opening)	Fixture
Hardwood Floors	Fixture
Landscaping – new stores only	Fixture
Fuse Box	Fixture
Less Landlord Allowance	Fixture
Floor Tile	Fixture
Blue Prints	Fixture
New Floor and Wall Tile	Fixture
Dry Wall and Plastering	Fixture
Carpentry (wood trim & installation)	Fixture
Painting (stucco, trim & doors)	Fixture
Plumbing	Fixture
FRP Paneling	Fixture
Fire Suppression/Fire Ansul System	Fixture
Brick Pizza Oven	Fixture

Décor - 5 Year Depreciation	Fixture Type
Opening Décor Package	Excluded Personal Property
Landscaping for Patio addition	Fixture

SCHEDULE 2D
NON-DISTURBANCE ELIGIBLE SUBLEASES / UNAFFILIATED SUBLEASES

Store Number	Address	Sublease*
4801	40 Geoffrey Drive Newark, DE 19713	Lease, between OS Tropical, LLC and Cheeseburger of Newark, LLC (as successor-in-interest to Cheeseburger-South Eastern Pennsylvania, Limited Partnership), effective June 14, 2007.
5501	4670 Southport Crossing Drive Indianapolis, IN 43237	Lease, between OS Tropical, LLC and Cheeseburger of Southport, LLC (as successor-in-interest to Cheeseburger-Ohio, Limited Partnership), effective June 14, 2007.
5502	9770 Crosspoint Boulevard Fisher, IN 46256	Lease, between OS Tropical, LLC and Cheeseburger of Fishers, LLC (as successor-in-interest to Cheeseburger-Ohio, Limited Partnership), effective June 14, 2007.
5505	3830 S US Highway 41 Terre Haute, IN 47802	Lease, between OS Tropical, LLC and Cheeseburger of Terre Haute, LLC (as successor-in-interest to Cheeseburger-Ohio, Limited Partnership), effective June 14, 2007.
5506	8301 Eagle Lake Drive Evansville, IN 47715	Lease, between OS Tropical, LLC and Cheeseburger of Evansville, LLC (as successor-in-interest to Cheeseburger-Ohio, Limited Partnership), effective June 14, 2007.
6302	13905 Lakeside Circle Sterling Heights, MI 48313	Lease, between OS Tropical, LLC and Cheeseburger of Sterling Heights, LLC (as successor-in-interest to Cheeseburger in Paradise, LLC), effective June 14, 2007.
8001	4302 West Boy Scout Boulevard Tampa, FL 33607	Lease, between OS Southern, LLC and MVP LRS, LLC (as successor by merger to Selmon’s/Florida-I, Limited Partnership), effective June 14, 2007.
8002	17508 Dona Michelle Drive Tampa, FL 33647	Lease, between OS Southern, LLC and MVP LRS, LLC (as successor by merger to Selmon’s/Florida-I, Limited Partnership), effective June 19, 2002.
8302	13905 Lakeside Circle Sterling Heights, MI 48313	Lease, between OS Tropical, LLC and Cheeseburger of Sterling Heights, LLC (as successor-in-interest to Cheeseburger in Paradise, LLC), effective June 14, 2007.
8705	1101 Seminole Trail Charlottesville, VA 22901	Lease, between OS Tropical, LLC and Cheeseburger of Charlottesville, LLC (as successor-in-interest to Cheeseburger-Northern Virginia, Limited Partnership), effective June 14, 2007.

* Each Sublease is as from time to time amended, restated, supplemented and otherwise modified and in effect from time to time, together with any renewals, extensions, assignments or replacements thereof.

SCHEDULE 2E
PORTFOLIO FOUR-WALL EBITDAR CALCULATION EXAMPLES

	2010	2009	2008
Sales	$ [***]	$ [***]	$ [***]
COGS	[***]	[***]	[***]
Labor, Taxes & Benefits	[***]	[***]	[***]
Other Controllable Expense	[***]	[***]	[***]
Other Operating Expense	[***]	[***]	[***]
Pre-Opening Expense	[***]	[***]	[***]
Merchandise Income/ (Expense)	[***]	[***]	[***]
Misc Income	[***]	[***]	[***]
Income Before Taxes	[***]	[***]	[***]
Addbacks (All items below in captured in Other Operating Expense):
Interest Expense	[***]	[***]	[***]
Depreciation Expense	[***]	[***]	[***]
Base Rent Expense	[***]	[***]	[***]
Excess Rent Expense	[***]	[***]	[***]
Gain/Loss On Disposal Of FA 717500-0000	[***]	[***]	[***]
Gain/Loss on Disposal - Renovations 717500-0001	[***]	[***]	[***]
Impaired Asset Expense 729500-0000	[***]	[***]	[***]
Pre-Opening Expense	[***]	[***]	[***]
Advertising Expense	[***]	[***]	[***]
Insurance Expense 716000-0000	[***]	[***]	[***]
Royalty Exp - Interco. 722000-0001	[***]	[***]	[***]
Accounting Fees 723000-0000	[***]	[***]	[***]
Supervision Fees 724000-0000	[***]	[***]	[***]
4-Wall EBITDAR	$ [***]	$ [***]	$ [***]
PORTIONS OF THIS EXHIBIT MARKED BY [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 2F
RESTAURANT LOCATIONS

Unit #	Concept	Property Address	Property City	State	Zip Code
311	Outback Steakhouse	5605 West Bell Road	Glendale	AZ	85308
312	Outback Steakhouse	4871 East Grant Road	Tucson	AZ	85712
314	Outback Steakhouse	1650 South Clearview Avenue	Mesa	AZ	85208
316	Outback Steakhouse	1080 North 54th Street	Chandler	AZ	85226
317	Outback Steakhouse	2600 East Lucky Lane	Flagstaff	AZ	86004
323	Outback Steakhouse	14225 West Grand Avenue	Surprise	AZ	85374
325	Outback Steakhouse	99 South Highway 92	Sierra Vista	AZ	85635
326	Outback Steakhouse	1830 East McKellips Road	Mesa	AZ	85203
453	Outback Steakhouse	2310 Sanders Street	Conway	AR	72032
455	Outback Steakhouse	4509 West Poplar Street	Rogers	AR	72758
601	Carrabba's Italian Grill	7401 West 92nd Avenue	Westminster	CO	80021
602	Carrabba's Italian Grill	2815 Geyser Drive	Colorado Springs	CO	80906
605	Carrabba's Italian Grill	1212 Oakridge Drive East	Fort Collins	CO	80525
606	Carrabba's Italian Grill	2088 South Abilene Street	Aurora	CO	80014
611	Outback Steakhouse	9329 North Sheridan Boulevard	Westminster	CO	80031
612	Outback Steakhouse	7065 Commerce Center Drive	Colorado Springs	CO	80919
613	Outback Steakhouse	807 East Harmony Road	Fort Collins	CO	80525
614	Outback Steakhouse	15 West Springer Drive	Littleton	CO	80129
615	Outback Steakhouse	497 120th Avenue	Thornton	CO	80233
616	Outback Steakhouse	988 Dillon Road	Louisville	CO	80027
617	Outback Steakhouse	2825 Geyser Drive	Colorado Springs	CO	80906
619	Outback Steakhouse	2066 South Abilene Street	Aurora	CO	80014
628	Outback Steakhouse	1315 Dry Creek Road	Longmont	CO	80501
1001	Carrabba's Italian Grill	12990 South Cleveland Avenue	Fort Myers	FL	33907
1002	Carrabba's Italian Grill	4320 North Tamiami Trail	Naples	FL	34103
1006	Carrabba's Italian Grill	2244 Palm Beach Lakes Boulevard	West Palm Beach	FL	33409
1008	Carrabba's Italian Grill	2700 Southeast Federal Highway	Stuart	FL	34994
1022	Outback Steakhouse	3215 Southwest College Road	Ocala	FL	34474
1023	Outback Steakhouse	11308 North 56th Street	Temple Terrace	FL	33617
1024	Outback Steakhouse	6390 North Lockwood Ridge Road	Sarasota	FL	34243
1025	Outback Steakhouse	170 Cypress Gardens Boulevard	Winter Haven	FL	33880
1026	Outback Steakhouse	1481 Tamiami Trail	Port Charlotte	FL	33948
1027	Outback Steakhouse	1642 Northeast Pine Island Road	Cape Coral	FL	33903
1028	Outback Steakhouse	4902 Commercial Way	Spring Hill	FL	34608
1029	Outback Steakhouse	5710 Oakley Boulevard	Wesley Chapel	FL	33544
1030	Outback Steakhouse	9773 San Jose Boulevard	Jacksonville	FL	32257
1031	Outback Steakhouse	3760 South 3rd Street	Jacksonville Beach	FL	32250
1033	Outback Steakhouse	1775 Wells Road	Orange Park	FL	32073
1034	Outback Steakhouse	245 State Road 312	Saint Augustine	FL	32086
1035	Outback Steakhouse	1820 Raymond Diehl Road	Tallahassee	FL	32309
1036	Outback Steakhouse	861 West 23rd Street	Panama City	FL	32405
1060	Outback Steakhouse	4845 South Kirkman Road	Orlando	FL	32811
1061	Outback Steakhouse	180 Hickman Drive	Sanford	FL	32771
1063	Outback Steakhouse	9600 U.S. Highway 441	Leesburg	FL	34788
1101	Carrabba's Italian Grill	3913 River Place Drive	Macon	GA	31210
1102	Carrabba's Italian Grill	1160 Ernest Barrett Parkway	Kennesaw	GA	30144
1108	Carrabba's Italian Grill	1887 Mount Zion Road	Morrow	GA	30260

1116	Outback Steakhouse	3585 Atlanta Highway	Athens	GA	30606
1119	Outback Steakhouse	810 Ernest Barrett Parkway	Kennesaw	GA	30144
1120	Outback Steakhouse	6331 Douglas Boulevard	Douglasville	GA	30135
1121	Outback Steakhouse	1188 Dogwood Drive	Conyers	GA	30012
1122	Outback Steakhouse	145 Gwinco Boulevard	Suwanee	GA	30024
1123	Outback Steakhouse	655 Douglasville Highway	Gainesville	GA	30501
1124	Outback Steakhouse	995 North Peachtree Parkway	Peachtree City	GA	30269
1125	Outback Steakhouse	3 Reinhardt College Parkway	Canton	GA	30114
1133	Outback Steakhouse	11196 Abercorn Expressway	Savannah	GA	31419
1134	Outback Steakhouse	823 North Westover Boulevard	Albany	GA	31707
1135	Outback Steakhouse	1824 Club House Drive	Valdosta	GA	31601
1137	Outback Steakhouse	3088 Watson Boulevard	Warner Robins	GA	31093
1201	Bonefish Grill	18375 Bluemound Road	Brookfield	WI	53045
1264	Outback Steakhouse	2925 Ross Clark Circle	Dothan	AL	36301
1410	Outback Steakhouse	2005 River Oaks Drive	Calumet City	IL	60409
1411	Outback Steakhouse	720 West Lake Cook Road	Buffalo Grove	IL	60089
1412	Outback Steakhouse	216 East Golf Road	Schaumburg	IL	60173
1414	Outback Steakhouse	2855 West Ogden Avenue	Naperville	IL	60540
1416	Outback Steakhouse	15608 South Harlem Avenue	Orland Park	IL	60462
1418	Outback Steakhouse	6007 East State Street	Rockford	IL	61108
1419	Outback Steakhouse	5652 Northridge Drive	Gurnee	IL	60031
1424	Outback Steakhouse	3241 Chicagoland Circle	Joliet	IL	60431
1450	Outback Steakhouse	4390 Illinois Street	Swansea	IL	62221
1452	Outback Steakhouse	2402 North Prospect Avenue	Champaign	IL	61822
1453	Outback Steakhouse	3201 Horizon Drive	Springfield	IL	62703
1516	Outback Steakhouse	3201 West 3rd Street	Bloomington	IN	47404
1518	Outback Steakhouse	3660 State Road 26	Lafayette	IN	47905
1519	Outback Steakhouse	7201 East Indiana Street	Evansville	IN	47715
1520	Outback Steakhouse	2315 Post Road	Indianapolis	IN	46219
1521	Outback Steakhouse	3730 South Reed Road	Kokomo	IN	46902
1522	Outback Steakhouse	3401 North Granville Avenue	Muncie	IN	47303
1550	Outback Steakhouse	8110 Georgia Street	Merrillville	IN	46410
1611	Outback Steakhouse	3939 1st Avenue Southeast	Cedar Rapids	IA	52402
1614	Outback Steakhouse	4500 Southern Hills Drive	Sioux City	IA	51106
1715	Outback Steakhouse	233 South Ridge Road	Wichita	KS	67212
1716	Outback Steakhouse	15430 South Rogers Road	Olathe	KS	66062
1813	Outback Steakhouse	6520 Signature Drive	Louisville	KY	40213
1851	Outback Steakhouse	3260 Scottsville Road	Bowling Green	KY	42104
1901	Outback Steakhouse	2415 South Acadian Thruway	Baton Rouge	LA	70808
1912	Outback Steakhouse	830 East I-10 Service Road	Slidell	LA	70461
1914	Outback Steakhouse	60 Park Place Drive	Covington	LA	70433
1921	Outback Steakhouse	1600 West Pinhook Drive	Lafayette	LA	70508
1941	Outback Steakhouse	2616 Derek Drive	Lake Charles	LA	70607
1951	Outback Steakhouse	305 West Constitution	West Monroe	LA	71292
1961	Outback Steakhouse	2715 Village Lane	Bossier City	LA	71112
1971	Outback Steakhouse	3217 South MacArthur Drive	Alexandria	LA	71301
2001	Fleming's Prime Steakhouse and Wine Bar	4322 West Boy Scout Boulevard	Tampa	FL	33607
2014	Outback Steakhouse	1203 Townsgate Court	Plant City	FL	33563
2015	Outback Steakhouse	2225 Highway 44 West	Inverness	FL	34453
2017	Outback Steakhouse	11950 Sheldon Road	Tampa	FL	33626
2134	Outback Steakhouse	3020 Crain Highway	Waldorf	MD	20601
2139	Outback Steakhouse	4420 Long Gate Parkway	Ellicott City	MD	21043
2315	Outback Steakhouse	3650 28th Street Southeast	Kentwood	MI	49512

2319	Outback Steakhouse	2468 Tittabawassee Road	Saginaw	MI	48604
2320	Outback Steakhouse	1515 West 14 Mile Road	Madison Heights	MI	48071
2321	Outback Steakhouse	1501 Boardman Road	Jackson	MI	49202
2325	Outback Steakhouse	6435 Dixie Highway	Clarkston	MI	48346
2326	Outback Steakhouse	7873 Conference Center Drive	Brighton	MI	48114
2411	Outback Steakhouse	8880 Springbrook Drive Northwest	Coon Rapids	MN	55433
2415	Outback Steakhouse	5723 Bishop Avenue	Inver Grove Heights	MN	55076
2420	Outback Steakhouse	4255 Haines Road	Hermantown	MN	55811
2619	Outback Steakhouse	3110 East 36th Street	Joplin	MO	64804
3002	Roy's Restaurant	4342 West Boy Scout Boulevard	Tampa	FL	33607
3101	Carrabba's Italian Grill	4650 Route 42	Turnersville	NJ	8012
3102	Carrabba's Italian Grill	500 Route 38 East	Maple Shade	NJ	8052
3110	Outback Steakhouse	230 Lake Drive East	Cherry Hill	NJ	8002
3114	Outback Steakhouse	1397 US Route 9 North	Old Bridge	NJ	8857
3116	Outback Steakhouse	4600 Route 42	Turnersville	NJ	8012
3117	Outback Steakhouse	98 US Route 22 West	Green Brook	NJ	8812
3120	Outback Steakhouse	Klockner Road at Route 130	Hamilton	NJ	8619
3122	Outback Steakhouse	901 Route 73	Evesham Township	NJ	8053
3211	Outback Steakhouse	4141 South Pecos Road	Las Vegas	NV	89121
3212	Outback Steakhouse	1950 North Rainbow Boulevard	Las Vegas	NV	89108
3213	Outback Steakhouse	4423 East Sunset Road	Henderson	NV	89014
3214	Outback Steakhouse	8671 West Sahara Avenue	Las Vegas	NV	89117
3215	Outback Steakhouse	3645 South Virginia Street	Reno	NV	89502
3217	Outback Steakhouse	2625 West Craig Road	North Las Vegas	NV	89032
3220	Outback Steakhouse	7380 South Las Vegas Boulevard	Las Vegas	NV	89123
3357	Outback Steakhouse	3112 Erie Boulevard East	Dewitt	NY	13214
3402	Carrabba's Italian Grill	10400 East Independence Boulevard	Matthews	NC	28105
3403	Carrabba's Italian Grill	16408 Northcross Drive	Huntersville	NC	28078
3420	Carrabba's Italian Grill	4821 Capital Boulevard	Raleigh	NC	27616
3444	Outback Steakhouse	302 South College Street	Wilmington	NC	28403
3446	Outback Steakhouse	3550 Mount Moriah Road	Durham	NC	27707
3447	Outback Steakhouse	505 Highland Oaks Drive	Winston-Salem	NC	27103
3448	Outback Steakhouse	501 North New Hope Road	Gastonia	NC	28054
3450	Outback Steakhouse	606 Southwest Greenville Boulevard	Greenville	NC	27834
3451	Outback Steakhouse	256 East Parris Avenue	High Point	NC	27262
3452	Outback Steakhouse	100 Southern Road	Southern Pines	NC	28387
3453	Outback Steakhouse	210 Gateway Boulevard	Rocky Mount	NC	27804
3454	Outback Steakhouse	16400 Northcross Drive	Huntersville	NC	28078
3455	Outback Steakhouse	1235 Longpine Road	Burlington	NC	27215
3458	Outback Steakhouse	8280 Valley Boulevard	Blowing Rock	NC	28605
3460	Outback Steakhouse	250 Mitchelle Drive	Hendersonville	NC	28792
3461	Outback Steakhouse	1020 East Innes Street	Salisbury	NC	28144
3462	Outback Steakhouse	111 Howell Road	New Bern	NC	28562
3463	Outback Steakhouse	8338 Pineville-Matthews Road	Pineville	NC	28226
3464	Outback Steakhouse	223 Wintergreen Drive	Lumberton	NC	28358
3621	Outback Steakhouse	401 West Dussel Road	Maumee	OH	43537
3633	Outback Steakhouse	6950 Ridge Road	Parma	OH	44060
3635	Outback Steakhouse	24900 Sperry Drive	Westlake	OH	44145
3636	Outback Steakhouse	820 North Lexington Springmill Road	Ontario	OH	44906
3640	Outback Steakhouse	8595 Market Street	Mentor	OH	44060
3658	Outback Steakhouse	6800 Miller Lane	Butler Township	OH	45414
3662	Outback Steakhouse	930 Interstate Drive	Findlay	OH	45840
3663	Outback Steakhouse	2512 Kings Center Court	Mason	OH	45040
3713	Outback Steakhouse	3600 South Broadway	Edmond	OK	73013

3715	Outback Steakhouse	860 North Interstate Drive	Norman	OK	73013
3716	Outback Steakhouse	7206 Cache Road	Lawton	OK	73505
3915	Outback Steakhouse	3527 North Union Deposit Road	Harrisburg	PA	17109
3917	Outback Steakhouse	100 North Pointe Boulevard	Lancaster	PA	17601
3951	Outback Steakhouse	9395 McKnight Road	Pittsburgh	PA	15237
3952	Outback Steakhouse	100 Sheraton Drive	Altoona	PA	16601
4117	Outback Steakhouse	110 Interstate Boulevard	Anderson	SC	29621
4118	Outback Steakhouse	7611 Two Notch Road	Columbia	SC	29223
4119	Outback Steakhouse	110 Dunbarton Drive	Florence	SC	29501
4120	Outback Steakhouse	1319 River Point Road	Rock Hill	SC	29730
4121	Outback Steakhouse	20 Hatton Place	Hilton Head	SC	29926
4122	Outback Steakhouse	454 Bypass 72 Northwest	Greenwood	SC	29649
4123	Outback Steakhouse	1721 U.S. Highway 17 North	North Myrtle Beach	SC	29582
4124	Outback Steakhouse	2480 Broad Street	Sumter	SC	29150
4127	Outback Steakhouse	945 Factory Shops Boulevard	Gaffney	SC	29341
4210	Outback Steakhouse	2411 South Carolyn Avenue	Sioux Falls	SD	57106
4314	Outback Steakhouse	330 North Peters Road	Knoxville	TN	37922
4318	Outback Steakhouse	1390 Interstate Drive	Cookeville	TN	38501
4319	Outback Steakhouse	2790 Wilma Rudolph Boulevard	Clarksville	TN	37040
4320	Outback Steakhouse	1968 Old Fort Parkway	Murfreesboro	TN	37129
4324	Outback Steakhouse	1125 Franklin Road	Lebanon	TN	37087
4350	Outback Steakhouse	536 Paul Huff Parkway	Cleveland	TN	37312
4401	Carrabba's Italian Grill	11339 Katy Freeway	Houston	TX	77079
4403	Carrabba's Italian Grill	11590 Research Boulevard	Austin	TX	78759
4404	Carrabba's Italian Grill	2335 Highway 6	Sugar Land	TX	77478
4405	Carrabba's Italian Grill	12507 West IH-10	San Antonio	TX	78230
4406	Carrabba's Italian Grill	25665 Interstate 45 North	The Woodlands	TX	77380
4407	Carrabba's Italian Grill	502 West Bay Area Boulevard	Webster	TX	77598
4416	Outback Steakhouse	20455 Katy Freeway	Katy	TX	77450
4417	Outback Steakhouse	16080 San Pedro Avenue	San Antonio	TX	78230
4418	Outback Steakhouse	2102 South Texas Avenue	College Station	TX	77840
4422	Outback Steakhouse	11600 Research Boulevard	Austin	TX	78759
4423	Outback Steakhouse	12511 West IH-10	San Antonio	TX	78230
4424	Outback Steakhouse	2060 I-10 South	Beaumont	TX	77707
4426	Outback Steakhouse	5555 Northwest Loop 410	San Antonio	TX	78238
4429	Outback Steakhouse	4205 South IH-35	San Marcos	TX	78666
4454	Outback Steakhouse	3904 Towne Crossing Boulevard	Mesquite	TX	75150
4455	Outback Steakhouse	1031 SH 114 West	Grapevine	TX	76051
4456	Outback Steakhouse	9049 Vantage Point Drive	Dallas	TX	75243
4457	Outback Steakhouse	1509 North Central Expressway	Plano	TX	75075
4458	Outback Steakhouse	15180 Addison Road	Addison	TX	75001
4459	Outback Steakhouse	1151 West IH-20	Arlington	TX	76017
4461	Outback Steakhouse	2211 South Stemmons Freeway	Lewisville	TX	75067
4462	Outback Steakhouse	2314 West Loop 250 North	Midland	TX	79705
4463	Outback Steakhouse	7101 West Interstate Highway 40	Amarillo	TX	79106
4464	Outback Steakhouse	4015 South Loop 289	Lubbock	TX	79423
4466	Outback Steakhouse	300 South I-35 East	Denton	TX	76201
4467	Outback Steakhouse	501 East Loop 281	Longview	TX	75605
4468	Outback Steakhouse	4500 Franklin Avenue	Waco	TX	76710
4469	Outback Steakhouse	2701 East Central Texas Expressway	Killeen	TX	76543
4470	Outback Steakhouse	11875 Gateway Boulevard	El Paso	TX	79936
4473	Outback Steakhouse	4505 Sherwood Way	San Angelo	TX	76901
4474	Outback Steakhouse	4142 Ridgemont Drive	Abilene	TX	79606
4475	Outback Steakhouse	1101 North Beckley Avenue	DeSoto	TX	75115

4476	Outback Steakhouse	4902 President George Bush Turnpike	Garland	TX	75040
4478	Outback Steakhouse	13265 South Freeway	Fort Worth	TX	76028
4510	Outback Steakhouse	7770 South 1300 East	Sandy	UT	84094
4511	Outback Steakhouse	1664 North Heritage Park Boulevard	Layton	UT	84041
4716	Outback Steakhouse	7917 West Broad Street	Richmond	VA	23294
4724	Outback Steakhouse	261 University Boulevard	Harrisonburg	VA	22801
4728	Outback Steakhouse	6821 Chital Drive	Midlothian	VA	23112
4756	Outback Steakhouse	3026 Richmond Road	Williamsburg	VA	23185
4758	Outback Steakhouse	295 Peppers Ferry Road	Christiansburg	VA	24073
4762	Outback Steakhouse	3121 Albert Lankford Drive	Lynchburg	VA	24501
4801	Cheeseburger In Paradise	40 Geoffrey Drive	Newark	DE	19713
4810	Outback Steakhouse	279 Junction Road	Madison	WI	53717
4813	Outback Steakhouse	311 Hampton Court	Onalaska	WI	54650
4910	Outback Steakhouse	790 Foxcroft Avenue	Martinsburg	WV	25401
4961	Outback Steakhouse	111 Hylton Lane	Beckley	WV	25801
5010	Outback Steakhouse	229 Miracle Road	Evansville	WY	82636
5113	Outback Steakhouse	2574 Camino Entrada	Santa Fe	NM	87507
5301	Carrabba's Italian Grill	1740 South Clearview Avenue	Mesa	AZ	85208
5302	Carrabba's Italian Grill	5646 West Bell Road	Glendale	AZ	85308
5303	Carrabba's Italian Grill	1060 North 54th Street	Chandler	AZ	85226
5501	Cheeseburger In Paradise	4670 Southport Crossing Drive	Indianapolis	IN	46237
5502	Cheeseburger In Paradise	9770 Crosspoint Boulevard	Fisher	IN	46256
5505	Cheeseburger In Paradise	3830 S US Highway 41	Terre Haute	IN	47802
5506	Cheeseburger In Paradise	8301 Eagle Lake Drive	Evansville	IN	47715
6006	Carrabba's Italian Grill	2501 University Drive	Coral Springs	FL	33065
6007	Carrabba's Italian Grill	60 Palmetto Avenue	Merritt Island	FL	32953
6013	Carrabba's Italian Grill	4829 South Florida Avenue	Lakeland	FL	33813
6015	Carrabba's Italian Grill	801 Providence Road	Brandon	FL	33511
6020	Carrabba's Italian Grill	3530 Tyrone Boulevard North	Saint Petersburg	FL	33710
6021	Carrabba's Italian Grill	2752 Capital Circle Northeast	Tallahassee	FL	32405
6029	Carrabba's Italian Grill	1285 US Highway 1	Vero Beach	FL	32960
6035	Carrabba's Italian Grill	270 Citi Center Street	Winter Haven	FL	33880
6048	Carrabba's Italian Grill	11950 Sheldon Road	Citrus Park	FL	33626
6052	Carrabba's Italian Grill	1203 Townsgate Court	Plant City	FL	33563
6116	Carrabba's Italian Grill	2700 Chapel Hill Road	Douglasville	GA	30135
6302	Cheeseburger In Paradise	13905 Lakeside Circle	Sterling Heights	MI	48313
6402	Roy's Restaurant	2840 Dallas Parkway	Plano	TX	75093
6502	Carrabba's Italian Grill	4690 Southport Crossing	Indianapolis	IN	46237
6903	Carrabba's Italian Grill	2010 Kaliste Saloon Road	Lafayette	LA	70508
7101	Carrabba's Italian Grill	4430 Long Gate Parkway	Ellicott City	MD	21043
8001	Lee Roy Selmon's	4302 West Boy Scout Boulevard	Tampa	FL	33607
8002	Lee Roy Selmon's	17508 Dona Michelle Drive	Tampa	FL	33647
8109	Carrabba's Italian Grill	901 Route 73	Evesham Township	NJ	8053
8302	Bonefish Grill	13905 Lakeside Circle	Sterling Heights	MI	48313
8609	Carrabba's Italian Grill	1320 Boardman Polland Road	Boardman Township	OH	44514
8705	Cheeseburger In Paradise	1101 Seminole Trail	Charlottesville	VA	22901
8908	Carrabba's Italian Grill	100 North Pointe Boulevard	Lancaster	PA	17601
9301	Carrabba's Italian Grill	324 North Peters Road	Knoxville	TN	37922
9407	Bonefish Grill	190 Partners Circle	Southern Pines	NC	28387
9410	Carrabba's Italian Grill	1550 I-10 South	Beaumont	TX	77707
9414	Carrabba's Italian Grill	3400 North Central Expressway	Plano	TX	75074
9704	Carrabba's Italian Grill	5805 Trinity Parkway	Centreville	VA	20120
9802	Carrabba's Italian Grill	18375 Bluemound Road	Brookfield	WI	53045

SCHEDULE 2G
RLP SUBLEASES

Store Number	Address	Sublease*
9407	190 Partner Circle Southern Pines, NC 28387	Amended and Restated Lease between Bonefish Grill, LLC and Bonefish/Carolinas, Limited Partnership, dated as of June 14, 2007.
3101	4650 Route 42 Turnersville, NJ 08012
Amended and Restated Lease between Carrabba’s Italian Grill, LLC and Outback/Carrabba’s Partnership (as successor-in-interest to Carrabba’s/Mid Atlantic-I, Limited Partnership), dated as of June 14, 2007.

7101	4430 Long Gate Parkway Ellicott City, MD 21043	Lease between Carrabba’s Italian Grill, LLC and Carrabba’s/DC-I, Limited Partnership, dated as of February 3, 1997.
8109	901 Route 73 Evesham Township, NJ 08053
Amended and Restated Lease, between Carrabba’s Italian Grill, LLC and OSF/CIGI of Evesham Partnership (as successor-in-interest to Carrabba’s/Mid Atlantic-I, Limited Partnership), dated as of June 14, 2007.

9301	324 N. Peter's Road Knoxville, TN 37922	Lease, between Carrabba’s Italian Grill, LLC. and Carrabba’s/Rocky Top, Limited Partnership, dated as of April 16, 1999.
2001	4322 West Boy Scout Boulevard Tampa, FL 33607	Lease, between OS Prime, LLC and OSI/Fleming’s, LLC, effective June 14, 2007.
1715	233 S. Ridge Road Wichita, KS 67212	Lease, between Outback Steakhouse of Florida, LLC and Outback Kansas, LLC (as successor-in-interest to Heartland Outback-II, Limited Partnership), dated as of February 1, 1999.
1716	15430 South Rogers Road Olathe, KS 66062	Lease, between Outback Steakhouse of Florida, LLC and Outback Kansas, LLC (as successor-in-interest to Heartland Outback-II, Limited Partnership), dated as of December 12, 2002.
2134	3020 Crain Highway Waldorf, MD 20601	Lease, between Outback Steakhouse of Florida, LLC and Outback/Stone-II, Limited Partnership (as successor-in-interest to Outback of Waldorf, Inc.), dated as of August 31, 1994.
2139	4420 Long Gate Parkway Ellicott City, MD 21043	Lease, between Outback Steakhouse of Florida, LLC and Outback/Stone-II, Limited Partnership, dated as of February 3, 1997.
3116	4600 Route 42 Turnersville, NJ 08012
Amended and Restated Lease, between Outback Steakhouse of Florida, LLC and Outback/Carrabba’s Partnership (as successor-in-interest to Outback/Mid-Atlantic-I, Limited Partnership), dated as of June 14, 2007.

3122	901 Route 73 Evesham Township, NJ 08053
Amended and Restated Lease, between Outback Steakhouse of Florida, LLC and OSF/CIGI of Evesham Partnership (as successor-in-interest to Outback/Mid-Atlantic-I, Limited Partnership), dated as of June 14, 2007.

3713	3600 South Broadway Edmond, OK 73013	Lease, between Outback Steakhouse of Florida, Inc. and OSF Oklahoma, LLC (as successor-in-interest to Outback/Heartland Limited Partnership), dated as of January 2, 1996.
3715	860 N. Interstate Drive Norman, OK 73013	Lease, between Outback Steakhouse of Florida, Inc. and OSF Oklahoma, LLC (as successor-in-interest to Outback/Heartland-II, Limited Partnership), dated as of May 21, 1997.
3716	7206 Cache Road Lawton, OK 73505	Lease, between Outback Steakhouse of Florida, Inc. and OSF Oklahoma, LLC (as successor-in-interest to Outback/Heartland-II, Limited Partnership), dated as of January 29, 1999.
3002	4342 West Boy Scout Boulevard Tampa, FL 33607	Lease, between OS Pacific, LLC and Roy’s/Outback Joint Venture, LLC, effective June 14, 2007.
6402	2840 Dallas Parkway Plano, TX 42093	Amended and Restated Lease, between OS Pacific, LLC and Roy’s/Outback Joint Venture (as successor-in-interest to Roy’s/South Midwest-I, Limited Partnership), dated as of June 14, 2007.

* Each Sublease is as from time to time amended, restated, supplemented and otherwise modified and in effect from time to time, together with any renewals, extensions, assignments or replacements thereof.

SCHEDULE 2H
SPECIFIED PRIOR SUBLEASES

Store Number	Address	Excluded License/Specified Prior Subleases*
1028	4902 Commercial Way Spring Hill, FL 34608	Billboard leased pursuant to a Lease Renewal Agreement, dated July 22, 1999.
1036	861 W. 23rd Street Panama City, FL 32405	Billboard leased pursuant to a Renewal Lease, dated April 7, 1997.
1520	2315 Post Road Indianapolis, IN 46219	Billboard leased pursuant to a Renewal Lease Agreement, dated September 1, 1996.
3715	860 N. Interstate Drive Norman, OK 73013	Sign leased pursuant to a Sign Location Lease, dated May 1, 2007.
4801	40 Geoffrey Drive Newark, DE 19713	Space leased for use as a Dunkin Donuts retail location pursuant to a Lease, dated November 20, 2006.
8609	1320 Boardman Polland Road Boardman Township, OH 44514	Space leased for use as a Verizon Wireless telephone retail and service location pursuant to a Lease, dated May 10, 2007.
8609	1320 Boardman Polland Road Boardman Township, OH 44514	Space leased for use as an Aspen Dental office pursuant to a Lease, dated August 24, 2005.

* Each license/sublease is as from time to time amended, restated, supplemented and otherwise modified and in effect from time to time, together with any renewals, extensions, assignments or replacements thereof.

SCHEDULE 6.1(h)
REPORTING REQUIREMENTS
(1) Monthly Reports. Commencing with the month ending April 30, 2012, not later than thirty (30) days following the end of such month and each calendar month thereafter, Tenant shall deliver to Landlord and Landlord’s Lender the following with respect to such month and each subsequent calendar month:
(a) Monthly income statements (including sales) and determinations of Portfolio Four-Wall EBITDAR in respect of (i) each individual Leased Property (except that for individual Leased Properties where a Restaurant Location is being operated as a Third-Party Brand, such information will only be required to the extent it is available to Tenant or any Affiliate of Tenant), (ii) for all Leased Properties in the aggregate, and (iii) for each Concept (and, to the extent available to Tenant or any Affiliate of Tenant, each Third Party Brand), in each case, for such month, for the corresponding month of the previous Fiscal Year and for the Fiscal Year to date and for the corresponding period of the prior Fiscal Year; and
(b) internally prepared, unaudited financial statements of Guarantor for such month and the Fiscal Year to date, which financial statements shall include a comparison with the results for the corresponding month of the prior Fiscal Year and a comparison of the Fiscal Year to date results with the results for the same period of the prior Fiscal Year; and
(c) commencing with the first Annual Budget required to be delivered hereunder, monthly budget performance reports with respect to the Annual Budget showing a comparison of performance of the Leased Property to the Annual Budget for such month and the Fiscal Year to date, which budget performance reports shall include, to the extent an Annual Budget was delivered in respect of the prior Fiscal Year, a comparison with the results for the corresponding month of the prior Fiscal Year and a comparison of the Fiscal Year to date results with the results for the same period of the prior Fiscal Year; and
(d) a calculation of the Fixed Charge Coverage Ratio, Variable Additional Charges and Scheduled Additional Charges for such month or as of the end of such month, as applicable.
Such statements and reports for each month shall be accompanied by an Officer’s Certificate certifying to the best of the signer’s knowledge, that (i) such statements fairly represent the financial condition and results of operations of Guarantor and the Leased Property, as applicable, (ii) that as of the date of such Officer’s Certificate, no Event of Default exists under this Agreement or, if so, specifying the nature and status of each such Event of Default and the action then being taken or proposed to be taken to remedy such Event of Default, (iii) that as of the date of each Officer’s Certificate, no litigation exists involving Tenant or any individual Leased Property or Properties in which the amount involved not covered by insurance is greater than $500,000, or, if so, specifying such litigation and the actions being taking in relation thereto and (iv) the amount by which actual operating expenses were greater than or less than the operating expenses anticipated in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Landlord’s Lender. Notwithstanding the foregoing, Tenant shall promptly deliver to Landlord and Landlord’s Lender reports detailing any non-recurring charges of Tenant in respect of the Leased Property including, among other things, any charges assessed under any Operating Agreement.
(2) Quarterly Reports. Commencing with the Fiscal Quarter ending June 30, 2012, not later than sixty (60) days following the end of such Fiscal Quarter and not later than forty-five (45) days following the end of each subsequent Fiscal Quarter, Tenant shall deliver to Landlord and Landlord’s Lender the following:

(a) quarterly income statements (including sales) and determinations of Portfolio Four-Wall EBITDAR (i) each individual Leased Property (except that for individual Leased Properties where a Restaurant Location is being operated as a Third-Party Brand, such information will only be required to the extent it is available to Tenant or any Affiliate of Tenant), (ii) for all Leased Properties in the aggregate, and (iii) for each Concept (and, to the extent available to Tenant or any Affiliate of Tenant, each Third Party Brand), in each case, for such quarter, for the corresponding quarter of the previous Fiscal Year and for the Fiscal Year to date and for the corresponding period of the prior Fiscal Year;
(b) internally prepared, unaudited financial statements of Guarantor for such quarter and the Fiscal Year to date, which financial statements shall include a comparison with the results for the corresponding quarter of the prior Fiscal Year and a comparison of the Fiscal Year to date results with the results for the same period of the prior Fiscal Year; provided that such financial statements of Guarantor shall be required only in respect of the first three (3) Fiscal Quarters of each Fiscal Year;
(c) commencing with the first Annual Budget required to be delivered hereunder, quarterly budget performance reports with respect to the Annual Budget showing a comparison of performance of the Leased Property to the Annual Budget for such quarter and the Fiscal Year to date, which budget performance reports shall include, to the extent an Annual Budget was delivered in respect of the prior Fiscal Year, a comparison with the results for the corresponding quarter of the prior Fiscal Year and a comparison of the Fiscal Year to date results with the results for the same period of the prior Fiscal Year; and
(d) a calculation of the Fixed Charge Coverage Ratio, Variable Additional Charges and Scheduled Additional Charges Rent for such quarter or as of the end of such quarter, as applicable.
Such statements and reports for each quarter shall be accompanied by an Officer’s Certificate certifying to the best of the signer’s knowledge, that (i) such statements fairly represent the financial condition and results of operations of Guarantor or the Leased Property, as applicable, (ii) that as of the date of such Officer’s Certificate, no Event of Default exists under this Agreement or, if so, specifying the nature and status of each such Event of Default and the action then being taken or proposed to be taken to remedy such Event of Default, (iii) that as of the date of each Officer’s Certificate, no litigation exists involving Tenant or any individual Leased Property or Properties in which the amount involved not covered by insurance is greater than $500,000, or, if so, specifying such litigation and the actions being taken in relation thereto and (iv) the amount by which actual operating expenses were greater than or less than the operating expenses anticipated in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Landlord’s Lender.
(3) Annual Reports. Not later than one-hundred twenty (120) days after the end of each Fiscal Year (commencing with the Fiscal Year ending on December 31, 2012), Tenant shall deliver to Landlord and Landlord’s Lender:
(a) An income statement (including sales) and determination of Portfolio FourWall EBITDAR in respect of (i) each individual Leased Property (except that for individual Leased Properties where a Restaurant Location is being operated as a Third-Party Brand, such information will only be required to the extent it is available to Tenant or any Affiliate of Tenant), (ii) for all Leased Properties in the aggregate, and (iii) for each Concept (and, to the extent available to Tenant or any Affiliate of Tenant, each Third Party Brand), in each case, for such Fiscal Year and for the prior Fiscal Year; and
(b) audited financial statements for Guarantor for such Fiscal Year certified by an Independent

Accountant in accordance with GAAP and the requirements of Regulation AB, accompanied by an opinion of Guarantor’s auditors, which report and opinion shall be prepared in accordance with generally accepted auditing standards; and
(c) a calculation of the Fixed Charge Coverage Ratio, Variable Additional Charges and Scheduled Additional Charges for such Fiscal Year.
Such annual financial statements and reports shall also be accompanied by an Officer’s Certificate in the form required pursuant to Section (1) of this Schedule 6.1(h).
Notwithstanding the foregoing Sections (1)-(3) of this Schedule 6.1(h), the obligations to deliver Guarantor financial statements may be satisfied by furnishing (A) the applicable financial statements of Holdco (or any direct or indirect parent of Holdco) or (B) Guarantor’s or Holdco’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that with respect to each of preceding clauses (A) and (B), (i) to the extent such information relates to Holdco (or a parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdco (or such parent), on the one hand, and the information relating to Guarantor on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of audited financials of Guarantor, such materials are accompanied by a report and opinion of such Person’s auditors, which report and opinion shall be prepared in accordance with generally accepted auditing standards.
(4) Capital Expenditures Summaries. Tenant shall, within ninety (90) days after the end of each calendar year, deliver to Landlord’s Lender an annual summary of any and all capital expenditures made at the Leased Property during the prior twelve (12) month period.
(5) Annual Budget; Operating Agreement Annual Budgets.
(a) Tenant shall deliver to Landlord and Landlord’s Lender the Annual Budget for Landlord’s Lender’s review, but not approval, not more than ninety (90) days after the end of each Fiscal Year. Any proposed modifications to such Annual Budget shall be delivered to Landlord’s Lender for its review, but not approval.
(b) Tenant shall deliver to Landlord’s Lender the annual budget (if any) and any modifications thereto under any Operating Agreement for Landlord’s Lender’s review, but not approval, prior to Landlord’s or Tenant’s approval of any such annual budget or modification.
(6) Other Information. Tenant shall, promptly after written request by Landlord or Landlord’s Lender or, if a Securitization shall have occurred, the Rating Agencies, furnish or cause to be furnished to Landlord or Landlord’s Lender, in such manner and in such detail as may be reasonably requested by Landlord or Landlord’s Lender, as applicable, such reasonable additional information as may be reasonably requested with respect to the Leased Property, Tenant or Guarantor.
Without limiting the generality of the foregoing, if reasonably requested by Landlord or Landlord’s Lender, Tenant shall promptly provide Landlord or Landlord’s Lender, as applicable (or any issuer or sponsor of a Securitization) with any financial statements or financial, statistical, operating or other information as Landlord or Landlord’s Lender shall reasonably determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or any other Legal Requirements in connection with any offering circular or other disclosure document, any filing under the Exchange Act or any report required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements or as shall otherwise be reasonably requested by Lender (or any issuer or sponsor of a Securitization).
(7) Taxes and Other Charges. Tenant shall deliver to Landlord and Landlord’s Lender annually, no later than fifteen (15) Business Days after the first day of each fiscal year of Landlord, and shall update as new information is received, a schedule describing all Taxes and, as requested by Landlord and Landlord’s Lender, other Scheduled Additional Charges, payable or estimated to be payable during such fiscal year attributable to or affecting the Leased Property.
(8) Limitations on Disclosure. Notwithstanding anything to the contrary contained in this Master Lease or Landlord’s Loan Documents, unless such information is otherwise disclosed publicly by Tenant or its Affiliates, Tenant shall not be required to deliver financial information hereunder to Landlord or Landlord’s Lender to the limited extent and only during any such period that any applicable federal or state securities laws or regulations promulgated thereunder (a) expressly prohibit such delivery or (b) permit such delivery to be made to Landlord or Landlord’s Lender only when also disclosed publicly.

SCHEDULE 8.2(a)(i)
AFFILIATED SUBLEASES, UNAFFILIATED SUBLEASES
AND SPECIFIED PRIOR SUBLEASES
Affiliated Subleases:
Amended and Restated Sublease, dated as of the Commencement Date, between Tenant and Outback Steakhouse of Florida, LLC.
Amended and Restated Sublease, dated as of the Commencement Date, between Tenant and Carrabba’s Italian Grill, LLC.
Amended and Restated Sublease, dated as of the Commencement Date, between Tenant and Bonefish Grill, LLC.
Amended and Restated Sublease, dated as of the Commencement Date, between Tenant and OS Pacific, LLC.
Amended and Restated Sublease, dated as of the Commencement Date, between Tenant and OS Prime, LLC.
Amended and Restated Sublease, dated as of the Commencement Date, between Tenant and OS Tropical, LLC.
Amended and Restated Sublease, dated as of the Commencement Date, between Tenant and OS Southern, LLC.
The RLP Subleases set forth on Schedule 2G.
Unaffiliated Subleases:
As set forth on Schedule 2D.
Specified Prior Subleases:
As set forth on Schedule 2H.

SCHEDULE 8.2(a)(ii)
CURRENT SUBLEASE DEFAULTS
None.

SCHEDULE 8.2(a)(iii)
SUBLEASE PREPAYMENTS OF RENT
None.

SCHEDULE 10.1
INSURANCE REQUIREMENTS
Tenant shall, at its sole cost and expense, keep in full force and effect, or cause, to the extent within Tenant’s control, the applicable party to the Operating Agreements to keep in full force and effect, insurance coverage of the types and minimum limits as follows during the Term:
(b) Property Insurance. Insurance against loss customarily included under so called “All Risk” policies, including flood, earthquake, windstorm, vandalism, and malicious mischief, boiler and machinery, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Leased Improvements, the Building Equipment and Tenant’s Personalty in nature, use, location, height, and type of construction. Such insurance policy shall also insure (subject to normal and customary sublimits as reasonably approved by Landlord and Landlord’s Lender) the additional expense of demolition and if any of the Leased Improvements or the use of the Leased Property shall at any time constitute legal non-conforming structures or uses, provide coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction and containing “Ordinance or Law Coverage” or “Enforcement” coverage. The amount of such “All Risk” insurance shall be not less than one hundred percent (100%) of the replacement cost value of the Leased Improvements, the Building Equipment and Tenant’s Personalty. Each such insurance policy shall contain an agreed amount (coinsurance waiver) and replacement cost value endorsement and shall cover, without limitation, all tenant improvements and betterments which Tenant is required to insure in accordance with any Sublease. If the insurance required under this paragraph (a) of this Schedule 10.1 is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guaranteed building replacement cost. Landlord and Landlord’s Lender shall be named “Loss Payee” on a “Standard Mortgagee Endorsement” and be provided not less than thirty (30) days advance written notice of change in coverage, cancellation or non-renewal.
(c) Liability Insurance. “General Public Liability” insurance, including, without limitation, “Commercial General Liability” insurance; “Owned” (if any), “Liquor Liability” insurance; “Hired” and “Non Owned Auto Liability”; and “Umbrella Liability” coverage for “Personal Injury”, “Bodily Injury”, “Death, Accident and Property Damage”, providing, in combination, no less than $100,000,000 per occurrence and in the annual aggregate. The policies described in this paragraph (b) shall not exclude, without limitation: elevators, escalators, independent contractors, “Contractual Liability” (covering, to the maximum extent permitted by law, Tenant’s obligation to indemnify Landlord and Landlord’s Lender as required under this Lease, but subject to the terms and conditions of such policies) and “Products and Completed Operations Liability” coverage. All public liability insurance shall name Landlord’s Lender as “Additional Insured” either on a specific endorsement or under a blanket endorsement satisfactory to Landlord’s Lender.
(d) Workers’ Compensation Insurance. Workers compensation and disability insurance as required by law.
(e) Commercial Rents Insurance. “Commercial rents” insurance plus a 180-day extended period of indemnity endorsement and with a limit of liability sufficient to avoid any co-insurance penalty and to provide proceeds which will cover the actual loss of profits and rents sustained following the date of casualty. Such policies of insurance shall be subject only to exclusions that are reasonably acceptable to Landlord’s Lender; provided, however, that such exclusions are reasonably consistent with those required for loans similar to the Landlord’s Debt provided herein. Such insurance shall be deemed to include “loss of rental value” insurance, where applicable. The term “rental value” means the sum of (A) the total then ascertainable Rent payable under this Lease and (B) the total ascertainable amount of all other amounts to be received by Tenant from third parties which are the legal obligation of third parties, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of such Leased Property then not being occupied.
(f) Builder’s All-Risk Insurance. During any period of repair or restoration, builder’s risk insurance in an amount equal to not less than the full insurable value of the Leased Property against such risks (including so called “All Risk” perils coverage and collapse of the Leased Improvements to agreed limits as Landlord and Landlord’s Lender may reasonably request, in form and substance reasonably acceptable to Landlord and Landlord’s Lender); provided, however, that no such builder’s risk insurance shall be required if the property insurance required to be maintained as to the applicable Leased Property under paragraph (a) of this Schedule 10.1 includes coverage for the Leased Improvements located thereon while in the course of construction.
(g) Boiler and Machinery Insurance. Comprehensive boiler and machinery insurance (without exclusion for explosion) covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Tenant is required to insure pursuant to this Lease or any Sublease on a replacement cost basis. The minimum amount of limits to be provided shall be $10,000,000 per accident.
(h) Flood Insurance; Windstorm Insurance.

(1)
If any portion of the Leased Improvements is located within an area designated as “flood prone” or a “special flood hazard area” (as defined under the regulations adopted under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), flood insurance shall be provided, in an amount not less than the maximum limit of coverage available under the Federal Flood Insurance plan with respect to the relevant Leased Property. Landlord reserves the right to require flood insurance in excess of that available under the Federal Flood Insurance plan.

(2)
If any Leased Property is in an area prone to hurricanes and windstorms, as reasonably determined by Landlord or Landlord’s Lender, Tenant shall provide, to the extent commercially available, windstorm insurance (including coverage for windstorm, cyclone, hurricane or tornado (including rain or wind driven rain which enters the covered building or structure through an opening created by the force of windstorm)) in an amount equal to the lesser of (i) one hundred percent (100%) of the replacement cost value of the Leased Improvements and the Building Equipment, with a maximum deductible no greater than five percent (5%) of the insured amount (subject to a $500,000 minimum), plus business interruption coverage, (ii) the release price set forth in Landlord’s Loan Documents with respect to the subject Leased Property, and (iii) and the Probable Maximum Loss (“PML”) as identified in a Windstorm PML study with such study to be based upon a 500-year return period using current windstorm modeling software, inclusive of demand surge and storm surge, with total insurable values inclusive of building replacement cost, contents and rental value each acceptable to Landlord and Landlord’s Lender.

(i) Earthquake Insurance. If earthquake insurance limits and aggregates are shared with locations other than the Leased Properties insured on the same policy as any of the Leased Properties or, if the amount of earthquake insurance provided is less than one hundred percent (100%) of the insurable values of the building and rental income combined, then the amount of earthquake coverage shall be based on a PML study for the applicable Leased Property, which must be conducted by a seismic engineering company reasonably satisfactory to Landlord and Landlord’s Lender. The results of the PML study, on an individual Leased Property basis and for all locations insured in the same earthquake insurance policies, shall be used to determine the amount of earthquake coverage to be provided by Tenant. The amount of insurance shall be determined by adding the total expected damage to all Leased Improvements subject to a single earthquake event in a given region together along with the expected loss of rents and other income from the applicable Leased Properties. Earthquake insurance shall provide a limit inclusive of rent loss for “Very High,” “High,” and “Moderate” Hazard Earthquake Risk ratings at twice the annual rental amount. Other lower risk-rated buildings shall provide a limit inclusive of rent loss at one times the annual rental loss. The total amount of earthquake insurance in limits shall be the sum of expected property damage, reconstruction cost and rental income loss calculation. Amounts of insurance required by this paragraph (h) shall be solely for the protection of the Leased Improvements. If the amounts of earthquake coverage required by any Property Documents is greater than the amounts required herein, then Tenant shall maintain such higher amounts of insurance. If the earthquake insurance and associated aggregate limits are shared among other locations, the risks associated with other locations also insured in the same policy shall be taken into consideration in determining the amount of insurance to be provided herein.
(j) Terrorism Insurance. Tenant shall be required to carry insurance with respect to the Leased Improvements and Building Equipment covering acts of sabotage or acts by terrorist groups or individuals (“Terrorism Insurance”) throughout the Term in an amount equal to $10,000,000 and having a deductible not greater than $100,000, or such lesser coverage amount or such greater deductible, on a blanket basis, that is acceptable to Landlord and Landlord’s Lender. The Terrorism Insurance shall also include eighteen (18) months of business interruption coverage. Tenant agrees that if any property insurance policy covering any of the Leased Properties provides for any exclusions of coverage for acts of terrorism, then a separate Terrorism Insurance policy in the coverage amount required under this paragraph (i) and in form and substance acceptable to Landlord and Landlord’s Lender will be obtained by Tenant for such Leased Property. Landlord and Landlord’s Lender agree that Terrorism Insurance coverage may be provided under a blanket policy that is acceptable to Landlord and Landlord’s Lender. Notwithstanding anything to the contrary in this paragraph (i), Tenant shall not be obligated to maintain Terrorism Insurance (a) in an amount more than that which can be purchased for a sum equal to $100,000 per annum and (b) except to the extent commercially available.
(k) Other Insurance. At Landlord or Landlord’s Lender’s reasonable request, such other insurance with respect to the Leased Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally required by institutional lenders on loans of similar amounts and secured by properties comparable to, and in the general vicinity of, the Leased Property; provided, however, that Directors and Officers (D&O) Liability Insurance shall not be subject to the lien of Landlord’s Loan Documents and shall be paid directly to Persons covered thereby.
(l) Ratings of Insurers. Tenant shall maintain the insurance coverage described in paragraphs (b) through (j) above, in all cases, with one or more primary insurers reasonably acceptable to Landlord and Landlord’s Lender, having both claims-paying-ability and financial strength ratings by S&P of not less than “A” and its equivalent by the other Rating Agencies required to rate the same pursuant to Landlord’s Loan Documents. Tenant will maintain the insurance coverage described in paragraph (a) of this Schedule 10.1 with one or more primary insurers reasonably acceptable to Landlord and Landlord’s Lender, (a) having a claims‑paying‑ability and financial strength ratings by S&P of not less than “A” and its equivalent by the other Rating Agencies with respect to the first $50,000,000 of coverage and (b) having a claims‑paying‑ability and financial strength ratings by S&P of not less than “BBB” and its equivalent by the other Rating Agencies (or, if not rated by any of the Rating Agencies, an Alfred M. Best Company, Inc. rating of “A-” or better and a financial size category of not less than “VII”) with respect to the balance of coverage. All insurers providing insurance required by this Lease shall be authorized to issue insurance in the relevant State(s) or shall be an admitted or approved non-admitted insurer.
(m) Form of Insurance Policies; Endorsements. All insurance policies shall be in such form and with such endorsements as are satisfactory to Landlord and Landlord’s Lender (and Landlord and Landlord’s Lender shall have the right, subject to the provisions of this Lease, to approve amounts, form, risk coverage, deductibles, loss payees and insureds). A certificate of insurance with respect to all of the above-mentioned insurance policies has been delivered to Landlord and Landlord’s Lender and copies of all such policies shall be delivered to Landlord and Landlord’s Lender when the same are available (but no later than one hundred twenty (120) days after the Commencement Date) and shall be held by Landlord and Landlord’s Lender. All policies shall name Landlord and Landlord’s Lender as loss payees (except for general liability, liquor liability and automobile liability policies, which shall name Landlord and Landlord’s Lender as additional insureds, and workers’ compensation policies and any insurance policies to the extent exclusively covering Tenant’s Personalty, which shall not name Landlord or Landlord’s Lender as additional insureds or loss payees), shall provide that all proceeds (except with respect to proceeds of general liability, workers’ compensation, liquor liability and automobile liability insurance and proceeds of any insurance covering Tenant’s Personalty to the extent exclusively attributable to loss or damage thereof) be payable to Landlord and Landlord’s Lender as and to the extent set forth in Section 10.2 of the Lease (with respect to Landlord) and in Landlord’s Loan Documents (with respect to Landlord’s Lender) and shall contain: (i) with respect to property policies, a standard “non-contributory mortgagee” endorsement or its equivalent relating, inter alia, to recovery by Landlord and Landlord’s Lender notwithstanding the negligent or willful acts or omissions of Tenant; (ii) a waiver of subrogation endorsement in favor of Landlord and Landlord’s Lender; (iii) except with respect to general liability, workers’ compensation, liquor liability and automobile liability insurance and any insurance to the extent exclusively covering Tenant’s Personalty, an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Tenant, Landlord, Landlord’s Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of Landlord or Landlord’s Lender knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinity of the Leased Property, but in no event in excess of an amount reasonably acceptable to Landlord and Landlord’s Lender (and except as provided in paragraph (g)(2) of this Schedule 10.1, in no event shall Tenant be required to obtain deductibles lower than $500,000 on property insurance policies, $1,500,000 on worker’s compensation policies, $1,500,000 self-insured retention on liquor liability policies and $500,000 on automobile liability policies); and (v) a provision that such policies shall not be canceled, terminated or expire without at least thirty (30) days’ prior written notice to Landlord and Landlord’s Lender, in each instance. Each insurance policy shall contain a provision whereby the insurer: (i) agrees that such policy shall not be canceled or terminated and such policy shall not be canceled or fail to be renewed, without in each case, at least thirty (30) days prior written notice to Landlord and Landlord’s Lender, and (ii) provides that Landlord or Landlord’s Lender, at its option, shall be permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums. In the event any insurance policy (except for general public and other liability and workers compensation insurance and any insurance to the extent exclusively covering Tenant’s Personalty) shall contain breach of warranty provisions, such policy shall provide that, with respect to the interest of Landlord and Landlord’s Lender, such insurance policy shall not be invalidated by and shall insure Landlord and Landlord’s Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the Leased Property for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Landlord or Landlord’s Lender pursuant to any provision of this Lease or the Landlord’s Loan Documents. Landlord and Landlord’s Lender hereby confirm and acknowledge that Tenant has delivered to Landlord and Landlord’s Lender certificates of insurance with respect to Tenant’s insurance program, in amount, form and content so as to satisfy the requirements of this Schedule 10.1 in all material respects as of the Commencement Date, and that any renewals or modifications that comply with paragraph (k) of this Schedule 10.1 and are otherwise not, in substance, materially different from the approved program in place on the Commencement Date shall be deemed to be in compliance.
(n) Certificates.

(1)
Certificates of insurance with respect to all replacement policies shall be delivered to Landlord and Landlord’s Lender prior to the expiration date of any of the insurance policies required to be maintained hereunder, and upon demand by Landlord or Landlord’s Lender, replacement insurance policies shall be delivered to Landlord and Landlord’s Lender within one hundred twenty (120) days of the expiration of the insurance policies required to be maintained hereunder. If Tenant fails to maintain and deliver to Landlord and Landlord’s Lender the certificates of insurance and certified copies or originals required by this Lease, upon five (5) Business Days’ prior notice to Tenant, Landlord or Landlord’s Lender may procure such insurance, and all costs thereof (and interest thereon at the Overdue Rate) shall be added to the Base Rent. Landlord and Landlord’s Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Tenant hereby expressly assumes full responsibility therefor and all liability, if any, with respect to such matters.

(2) Concurrently with the delivery of each replacement policy or a binding commitment for the same pursuant to paragraph (m)(1) above, Tenant shall deliver to Landlord and Landlord’s Lender a letter from a reputable and experienced insurance broker or from the insurer, stating that the insurance obtained by Tenant through such broker or from such insurer pursuant to this Schedule 10.1, as applicable, meets the minimum requirements of this Schedule 10.1, that all insurance premiums then due thereon have been paid in full to the applicable insurers and that such insurance policies are in full force and effect (or if such letter shall not be available after Tenant shall have used its reasonable efforts to provide the same, Tenant will deliver to Landlord an Officer’s Certificate executed by an authorized signatory of Tenant who is familiar with the financial condition of Tenant and the operation of the Leased Property containing the information to be provided in such letter), and Tenant shall deliver to Landlord an Officer’s Certificate stating that such insurance otherwise complies in all material respects with the requirements of this Schedule 10.1.
(o) Separate Insurances. Tenant shall not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Schedule 10.1 unless such insurance complies with this Schedule 10.1.
(p) Blanket Policies. The insurance coverage required under this Schedule 10.1 may be effected under a blanket policy or policies covering the Leased Properties and other properties and assets not constituting a part of the Leased Properties (a "Blanket Policy"); provided that any such Blanket Policy shall specify, except in the case of public liability, workers’ compensation, liquor liability, automobile liability and umbrella liability insurance, the portion of the total coverage of such policy that is allocated to the Leased

Properties, and any sublimits in such Blanket Policy applicable to the Leased Properties, which amounts shall not be less than the amounts required pursuant to this Schedule 10.1 and which shall in any case comply in all other respects with the requirements of this Schedule 10.1. In addition, Tenant shall provide internal allocated premiums for the Leased Properties in a manner that is reasonably satisfactory to Landlord and Landlord’s Lender. If no such allocation is available, Landlord shall have the right to increase the amount required to be deposited into the Escrow Account in an amount sufficient to purchase a non-blanket policy covering the applicable Leased Property or Leased Properties from insurance companies which qualify under this Lease. Upon Landlord’s or Landlord’s Lender's request, Tenant shall deliver to Landlord and Landlord’s Lender an Officer's Certificate setting forth (i) the number of properties covered by any such Blanket Policy, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the average square footage of the properties (or the aggregate square footage), (iv) a brief description of the typical construction type included in the Blanket Policy and (v) such other information as Landlord and Landlord’s Lender may reasonably request.
(q) Assignment of Proceeds. Tenant hereby assigns to Landlord all proceeds of insurance required to be maintained by Tenant pursuant to paragraphs (a), (d), (e), (f), (g), (h) and (i) of this Schedule 10.1 (other than, in each case, any proceeds of any insurance covering Tenant’s Personalty to the extent exclusively attributable to loss or damage thereto), and hereby consents to the collateral assignment of such proceeds by Landlord to Landlord’s Lender pursuant to Landlord’s Loan Documents.

SCHEDULE 15.4
ARBITRATION PROCEDURES
Arbitration shall be held in the State and County of New York in accordance with the rules of the AAA then in effect. There shall be one arbitrator appointed in accordance with those rules. As part of the award, the arbitrator shall make a fair allocation between the parties of the fee and expenses of the AAA and the cost of any transcript, taking into account the merits of their claims and defenses. The arbitration shall commence within thirty (30) days after demand for arbitration is made by a party hereto. The arbitrator shall render his/her award within thirty (30) days after the completion of the arbitration and the arbitration shall be held on consecutive Business Days. Failure by either party to submit to arbitration as required under this Lease shall result in the arbitrator ruling in favor of the other party if such other party has submitted to arbitration under this Lease. Judgment may be entered on the arbitrator’s award in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of any court competent of the subject matter and sitting in the State and County of New York for that purpose. The arbitrator may grant injunctive or other equitable relief.